Exhibit 10.1

TRANSACTION AGREEMENT

by and among

HOSPITALITY PROPERTIES TRUST,

HPT TA PROPERTIES TRUST,

HPT TA PROPERTIES LLC,

HPT PSC PROPERTIES TRUST,

HPT PSC PROPERTIES LLC,

TRAVELCENTERS OF AMERICA LLC,

TRAVELCENTERS OF AMERICA HOLDING COMPANY LLC,

TA LEASING LLC,

and

TA OPERATING LLC

JUNE 1, 2015

TABLE OF CONTENTS

SECTION 1	DEFINITIONS	1

1.1	Definitions	1

SECTION 2	CONVEYANCE, EXCHANGE AND SALE OF PROPERTIES	6

2.1	COFO Properties, New Properties and Legacy TA Properties	6

2.2	Development Properties	7

2.3	Title Policies	7

2.4	Environmental Matters	7

2.5	“AS IS”	8

SECTION 3	MERGERS, AMENDMENT AND RESTATEMENT OF THE HISTORICAL TA LEASE, AMENDMENT OF THE PETRO LEASE, AMENDMENT OF THE DEFERRAL AGREEMENT, GUARANTIES AND OTHER MATTERS	9

3.1	Merger of TA Leasing	9

3.2	Merger of HPT GL Properties LLC	9

3.3	Amendment and Restatement of the Historical TA Lease	9

3.4	Amendment of the Petro Lease	9

3.5	Guaranty	9

3.6	Deferral Agreement	10

3.7	Lease of Certain New Properties and Legacy TA Properties	10

3.8	Lease of Development Properties	10

SECTION 4	REPRESENTATIONS AND WARRANTIES	10

4.1	TA Representations and Warranties	10

4.2	HPT Representations and Warranties	11

SECTION 5	MISCELLANEOUS	12

5.1	Arbitration	12

5.2	Confidentiality	14

5.3	Notices	14

5.4	Waivers, Etc.	15

5.5	Assignment, Successors and Assigns; Third Party Beneficiaries	15

5.6	Severability	16

5.7	Counterparts, Etc.	16

5.8	Governing Law	16

5.9	Expenses	16

5.10	Section and Other Headings; Interpretation	16

5.11	HPT NON-LIABILITY OF TRUSTEES	17

5.12	HPT-TA TRUST LANDLORD NON-LIABILITY OF TRUSTEES	17

5.13	HPT-PSC TRUST LANDLORD NON-LIABILITY OF TRUSTEES	17

TRANSACTION AGREEMENT

THIS TRANSACTION AGREEMENT is made June 1, 2015, by and among (a) Hospitality Properties Trust, a Maryland real estate investment trust (“HPT”), (b) HPT TA Properties Trust, a Maryland real estate investment trust (“HPT-TA Trust Landlord”), (c) HPT TA Properties LLC, a Maryland limited liability company (“HPT-TA LLC Landlord” and together with HPT-TA Trust Landlord, “HPT-TA Landlord”), (d) HPT PSC Properties Trust, a Maryland real estate investment trust (“HPT-PSC Trust Landlord”), (e) HPT PSC Properties LLC, a Maryland limited liability company (“HPT-PSC LLC Landlord” and together with HPT-PSC Trust Landlord, “HPT-PSC Landlord”), (f) TravelCenters of America LLC, a Delaware limited liability company (“TA LLC”), (g) TravelCenters of America Holding Company LLC, a Delaware limited liability company (“TA Holding”), (h) TA Leasing LLC, a Delaware limited liability company (“TA Leasing”), and (i) TA Operating LLC, a Delaware limited liability company (“TA Operating”).

PRELIMINARY STATEMENTS

HPT-TA Landlord and TA Leasing are parties to a Lease Agreement dated January 31, 2007 (as amended, the “Historical TA Lease”) which is guaranteed by TA LLC, TA Holding and TA Operating pursuant to a Guaranty Agreement dated January 31, 2007.

HPT-PSC Landlord and TA Operating (as successor to Petro Stopping Centers, L.P.) are parties to a Lease Agreement dated May 30, 2007 (as amended, the “Petro Lease”) which is guaranteed by TA LLC pursuant to a Guaranty Agreement dated May 30, 2007 (the “Petro Lease Guaranty”).

HPT, HPT-TA Landlord, TA Leasing, HPT-PSC Landlord, TA Operating (as successor to Petro Stopping Centers, L.P.) and TA LLC are parties to a Deferral Agreement dated August 11, 2008 (as amended, the “Deferral Agreement”).

The parties desire to (a) extend the term of, expand the premises demised by and otherwise modify the Historical TA Lease by amendment and restatement as four leases, (b) purchase, sell and exchange certain travel centers and certain improvements and related land and improvements, (c) provide for the purchase of certain travel centers now or to be under development, (d) amend the Petro Lease and (e) amend the Deferral Agreement, all on the terms and conditions set forth in this Agreement and the Schedules and Exhibits hereto.

NOW, THEREFORE, it is agreed:

SECTION 1
DEFINITIONS

1.1          Definitions.  Capitalized terms used in this Agreement shall have the meanings set forth below:

(1)           “AAA”:  the meaning given in Section 5.1.

(2)           “Agreement”:  this Transaction Agreement, together with the Schedules and Exhibits hereto, as amended in accordance with the terms hereof.

(3)           “Amended and Restated TA Leases”:  the meaning given in Section 3.2.

(4)           “Arbitration Award”:  the meaning given in Section 5.1.

(5)           “Business Day”:  any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.

(6)           “COFO Properties”:  collectively, the Land identified on Schedule 1 and all Improvements thereon.

(7)           “COFO Properties Price”:  $45,042,040.

(8)           “Deferral Agreement”:  the meaning given in the Preliminary Statements.

(9)           “Development Cost”:  with respect to any Development Property, the sum of the applicable TA Parties’ historical land cost plus all amounts paid to third parties for the demolition, site preparation, design, development and construction of Improvements, equipping (only with respect to “integral equipment” as defined in accounting standards codification topic 360-20 (“ASC 360-20”)) and completion of such Development Property, including fees paid to architects, consultants and counsel.

(10)         “Development Properties”:  collectively, the Land identified on Schedule 2 and all Improvements to be constructed thereon.

(11)         “Disputes”: the meaning given in Section 5.1.

(12)         “EM Properties”:  the meaning given in Section 2.4.

(13)         “Entity”:  any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, real estate investment trust, cooperative, any government or agency, authority or political subdivision thereof or any other entity.

(14)         “Environment”:  soil, surface waters, ground waters, land, biota, sediments, surface or subsurface strata and ambient air.

(15)         “Environmental Laws”:  all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits, notices and orders, from time to time in existence, of all courts of competent jurisdiction and Governmental Authorities, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to the Environment, including all valid and lawful requirements of courts and other Governmental Authorities pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including treatment or storage tanks, or water, natural gas or oil wells), or emissions, discharges, releases or threatened releases of

2

Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

(16)         “Exchange Date”:  June 9, 2015 or such other date as may be agreed upon by HPT and TA LLC.

(17)         “First Tranche Price”:  $24,414,641.

(18)         “Governmental Authority”:  any court, agency, authority, board (including environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or any State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over any of the parties or Real Property, or any portion thereof or the business conducted thereon.

(19)         “Hazardous Substances”:  any substance:

(A)                               the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; or

(B)                               which is or becomes defined as a “hazardous waste”, “hazardous material” or “hazardous substance” or “pollutant” or “contaminant” under any Environmental Law including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.) and the regulations promulgated thereunder; or

(C)                               which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Authority; or

(D)                               the presence of which on the relevant property, or any portion thereof, causes or materially threatens to cause an unlawful nuisance upon such property, or any portion thereof, or to adjacent properties or poses or materially threatens to pose a hazard to such property, or any portion thereof, or to the health or safety of persons; or

(E)                                which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

(F)                                 which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

3

(G)                               which contains or emits radioactive particles, waves or material.

(20)         “Historical TA Lease”:  the meaning given in the Preliminary Statements.

(21)         “HPT”:  the meaning given in the preamble to this Agreement.

(22)         “HPT Parties”: HPT, HPT-TA Trust Landlord, HPT-TA LLC Landlord, HPT-PSC Trust Landlord and HPT-PSC LLC Landlord.

(23)         “HPT-PSC Landlord”:  the meaning given in the preamble to this Agreement.

(24)         “HPT-PSC LLC Landlord”:  the meaning given in the preamble to this Agreement.

(25)         “HPT-PSC Trust Landlord”:  the meaning given in the preamble to this Agreement.

(26)         “HPT-TA Landlord”:  the meaning given in the preamble to this Agreement.

(27)         “HPT-TA LLC Landlord”:  the meaning given in the preamble to this Agreement.

(28)         “HPT-TA Trust Landlord”:  the meaning given in the preamble to this Agreement.

(29)         “Improvements”:  collectively, all buildings, structures and other improvements of every kind including “integral equipment”  (as defined in ASC 360-20), underground storage tanks, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures situated upon any of the Land and, in the case of the Legacy TA Properties identified on Schedule 3, on the parcels of land owned or ground leased by HPT-TA Trust Landlord or HPT-TA LLC Landlord, as applicable.

(30)         “Intangible Property”:  collectively, all transferable or assignable permits, certificates of occupancy, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character to the extent related to the ownership, and not the operation, of the New Properties, Legacy TA Properties, COFO Properties or Development Properties, as the case may be, but only to the extent the foregoing is assignable without any cost to such assignor.

(31)         “Land”:  collectively, all of TA Operating’s, HPT-TA Trust Landlord’s and HPT-TA LLC Landlord’s right, title and interest in and to the parcel or parcels of land described in Exhibit A as being owned or ground leased by each of them, together with all easements and appurtenances related thereto.

(32)         “Legacy TA Properties”:  collectively, the Improvements on the land owned or ground leased by HPT-TA Trust Landlord or HPT-TA LLC Landlord and identified on Schedule 4-A, the Land and Improvements adjacent to the land owned or ground leased by HPT-TA LLC

4

Landlord and identified on Schedule 4-B, and certain Improvements on the land ground leased by HPT-TA LLC Landlord and identified on Schedule 4-C.

(33)         “Legacy TA Properties Price”: $54,164,364.

(34)         “Net Exchange Price”: $138,357,121.

(35)         “New Properties”:  collectively, the Land identified on Schedule 5 and all Improvements thereon.

(36)         “New Properties Price”: $225,218,000.

(37)         “Permitted Encumbrances”:  in respect of any Real Property, collectively, applicable zoning, subdivision, building and other land use laws and regulations; liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent; all matters shown on or referenced in the Title Commitment for such Real Property which are reasonably acceptable to HPT (with respect to any Real Property other than a COFO Property) or TA LLC (with respect to any COFO Property); and all matters shown on the Survey for such Real Property which are reasonably acceptable to HPT (with respect to any Real Property other than a COFO Property) or TA LLC (with respect to any COFO Property).

(38)         “Person”:  any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

(39)         “Petro Lease”:  the meaning given in the Preliminary Statements.

(40)         “Petro Lease Guaranty”:  the meaning given in the Preliminary Statements.

(41)         “Real Property”:  any of the New Properties, Legacy TA Properties, COFO Properties or Development Properties.

(42)         “RMR”:  Reit Management & Research LLC.

(43)         “Rules”: the meaning given in Section 5.1.

(44)         “Second Tranche Price”:  $20,062,926.

(45)         “Substantially Complete”: with respect to each Development Property: (i) completion of all Improvements, but for punch list items, (ii) receipt of a final certificate of occupancy issued by the building department of the applicable Governmental Authority, (iii) receipt by TA Operating of any other permits or approvals necessary for the occupancy and use of such Development Property, and (iv) HPT’s receipt of a then-current as-built ALTA/ACSM land title survey showing all Improvements on such Development Property and no violations of any Permitted Encumbrances with respect to such Development Property.

(46)         “Survey”:  with respect to each Real Property, the ALTA/ACSM land title survey corresponding to such Real Property as identified on Schedule 6.

5

(47)         “TA Holding”:  the meaning given in the preamble to this Agreement.

(48)         “TA Leasing”:  the meaning given in the preamble to this Agreement.

(49)         “TA LLC”:  the meaning given in the preamble to this Agreement.

(50)         “TA Operating”:  the meaning given in the preamble to this Agreement.

(51)         “TA Parties”: TA LLC, TA Holding, TA Leasing and TA Operating.

(52)         “Third Tranche Price”:  $51,505,636.

(53)         “Title Commitment”:  with respect to each Real Property, the title commitment, the existing title insurance policy or the date down endorsement issued by the Title Company corresponding to such Real Property, all as identified in Schedule 7.

(54)         “Title Company”:  First American Title Insurance Company or Stewart Title Guaranty Company, as applicable.

(55)         “Transferee”:  the meaning given in Section 2.5.

(56)         “Transferor”:  the meaning given in Section 2.5.

SECTION 2
CONVEYANCE, EXCHANGE AND SALE OF PROPERTIES.

2.1          COFO Properties, New Properties and Legacy TA Properties.  On the terms and conditions of this Agreement and (a) the Property Exchange Agreement in the form of Exhibit B-1, on the Exchange Date, in consideration of the payment by HPT to TA Operating of the Net Exchange Price and the conveyance by HPT-TA Trust Landlord and HPT-TA LLC Landlord of the COFO Properties to TA Operating, TA Operating shall simultaneously convey those New Properties and Legacy TA Properties identified on Exhibit B-1A to HPT-TA Trust Landlord or HPT-TA LLC Landlord, at HPT’s election, (b) one or more agreements in the form of Exhibit B-2 (the “Sales Agreement”), on June 16, 2015, in consideration of the payment by HPT to TA Operating of the First Tranche Price, TA Operating will sell those New Properties and TA Legacy Properties identified on Exhibit B-2A to HPT-TA Trust Landlord or HPT-TA LLC Landlord, at HPT’s election, (c) one or more Sales Agreements, on June 23, 2015, in consideration of the payment by HPT to TA Operating of the Second Tranche Price, TA Operating will sell those New Properties and Legacy TA Properties identified on Exhibit B-2B to HPT-TA Trust Landlord or HPT-TA LLC Landlord, at HPT’s election, and (d) one or more Sales Agreements, on December 31, 2015 or such earlier date (which shall be a Business Day) as may be designated by TA LLC by written notice delivered to HPT not less than five (5) Business Days in advance thereof, in consideration of the payment by HPT to TA Operating of the Third Tranche Price, TA Operating will sell those New Properties and Legacy Properties identified on Exhibit B-2C to HPT-TA Trust Landlord or HPT-TA LLC Landlord, at HPT’s election.  Each such conveyance shall include any related Intangible Property.  Upon the conveyance of New

6

Properties and Legacy TA Properties identified on each of Exhibit B-2A, B-2B and B-2C, such New Properties and Legacy TA Properties will be leased to TA Operating under one of the Amended and Restated TA Leases, as determined by HPT, and such lease will be amended to increase minimum rent by an amount equal to 8.6% of the First Tranche Price, Second Tranche Price or Third Tranche Price allocable to such New Properties and/or Legacy TA Properties being added to such lease and set forth on Exhibit B-2A, B-2B and B-2C, as the case may be.

2.2          Development Properties.  At such time as a Development Property is Substantially Complete, TA Operating agrees to sell, and HPT agrees (or will cause HPT-TA Trust Landlord or HPT-TA LLC Landlord) to purchase, such Development Property and any related Intangible Property on the terms and conditions of this Agreement and the Development Property Agreement in the form of Exhibit B-3, in consideration of the payment by HPT of a cash purchase price in an amount equal to TA Parties’ Development Cost and for other good and valuable consideration, provided HPT shall have no obligation to purchase any Development Property that is not Substantially Complete prior to June 30, 2017, and shall have no obligation to expend more than the maximum purchase price designated on Schedule 2 for any Development Property.  Upon purchase of a Development Property it will be leased to TA Operating under one of the Amended and Restated TA Leases or the Petro Lease, as determined by HPT, and such lease will be amended to increase minimum rent by an amount equal to 8.5% of the Development Cost (or the maximum purchase price, if applicable) of such Development Property and to reflect the “base year” for calculations or determinations under such lease in respect of such Development Property as the third full calendar year after the calendar year in which such Development Property was opened for business.  TA Operating shall keep HPT informed as to the progress of development of the Development Properties and shall provide HPT with such information with respect to the Development Cost of any Development Property as HPT may, from time to time, reasonably request.

2.3          Title Policies.  It shall be a condition of each of the foregoing sales, purchases and exchanges that the Title Company shall have issued, or shall be irrevocably committed to issue upon payment of the applicable premiums therefor, title policies for each of the New Properties, the Legacy TA Properties, the COFO Properties and the Development Properties based on the Title Commitment for such property and with such endorsements as may be reasonably required by HPT (with respect to the New Properties, the Legacy TA Properties and the Development Properties) or TA (with respect to the COFO Properties), subject in each case only to the Permitted Encumbrances.  If the foregoing condition is not satisfied with respect to any of the sales, purchases or exchanges described in Section 2.1(a) as of the Exchange Date, the Exchange Date shall be delayed until such condition is satisfied and each of the other dates set forth in Section 2.1 shall be tolled on a day-for-day basis until such condition is satisfied (unless the parties agree otherwise).  All parties shall use commercially reasonable efforts to cause the foregoing condition to be satisfied.

2.4          Environmental Matters.  In respect of the New Properties, the Legacy TA Properties and the Development Properties (collectively the “EM Properties”), the TA Parties represent and warrant to HPT-TA Landlord that:

(a)           Except as set forth in Schedule 8, there has been no release of Hazardous Substances on, under or from any of the EM Properties that has resulted in or would

7

reasonably be expected to result in the creation of any material liability under any Environmental Law.  TA Operating has not received any notice that any of the EM Properties (including soil, groundwater, surface water, buildings and other structures located on any such real property) has been contaminated with any Hazardous Substances which would reasonably be expected to result in a claim against, or a violation of Environmental Law or any permit by, TA Operating.  All releases of Hazardous Substances on, under, at or from any EM Property which are known to TA Operating and are in reportable quantities, have been properly reported to the appropriate Governmental Authorities in accordance with Environmental Laws, and any remediation required has been or is being undertaken by TA Operating in accordance with Environmental Laws.

(b)           Except as set forth in Schedule 9, TA Operating’s operations on each EM Property are currently and have been in compliance, in all material respects, with all Environmental Laws during the five (5) years prior to the date of this Agreement and TA Operating has not received from any Person at any time with respect to any of the EM Properties (i) any notice or claim under Environmental Law or (ii) any written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the date hereof.

(c)           Except as set forth in Schedule 10, none of the EM Properties is listed on, or has been proposed for listing on, the National Priorities List (or the Comprehensive Environmental Response Compensation and Liability Information System) under CERCLA, or any similar state list.

(d)           Schedule 11 contains a complete and correct list of all active and abandoned aboveground and underground storage tanks located on any of the EM Properties and the quantity, capacity and location (above ground or underground) of the storage tanks.  All underground storage tanks located on any of the EM Properties are currently registered with the appropriate Governmental Authority as required by applicable Environmental Law, and all required registration fees and transfer charges and taxes or impositions therefor and voluntary fees for trust fund participation, if applicable, for such storage tanks have been paid in full.  TA Operating has taken and will take through closing of this transaction, all commercially reasonable actions necessary to establish and maintain eligibility for coverage of the storage tanks under the applicable state storage tank trust fund.

(e)           TA Operating has provided to HPT-TA Landlord complete and correct copies of all material environmental reports, studies, audits, records, sampling data, site assessments and similar documents with respect to the EM Properties which are in the possession or control of TA Operating.

2.5          “AS IS”.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, OR IN ANY DOCUMENTS TO BE DELIVERED BY ANY OF THE TA PARTIES OR HPT PARTIES, AS TRANSFEROR (EACH A “TRANSFEROR”), TO ANY OF THE HPT PARTIES OR TA PARTIES, AS TRANSFEREE (EACH, A “TRANSFEREE”), NO TRANSFEROR HAS MADE, AND NO TRANSFEREE HAS RELIED ON, ANY

8

INFORMATION, PROMISE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, REGARDING THE REAL PROPERTY (WHETHER MADE BY A TRANSFEROR, ON A TRANSFEROR’S BEHALF OR OTHERWISE) INCLUDING THE PHYSICAL CONDITION OF THE REAL PROPERTY, TITLE TO OR THE BOUNDARIES OF THE REAL PROPERTY, PEST CONTROL MATTERS, SOIL CONDITIONS, THE PRESENCE, EXISTENCE OR ABSENCE OF HAZARDOUS MATERIALS, TOXIC SUBSTANCES OR OTHER ENVIRONMENTAL MATTERS, COMPLIANCE WITH BUILDING, HEALTH, SAFETY, LAND USE AND ZONING LAWS, REGULATIONS AND ORDERS, STRUCTURAL AND OTHER ENGINEERING CHARACTERISTICS, TRAFFIC PATTERNS, MARKET DATA, ECONOMIC CONDITIONS OR PROJECTIONS, THE ADEQUACY OF THE REAL PROPERTY FOR TRANSFEREE’S INTENDED USE, AND ANY OTHER INFORMATION PERTAINING TO THE REAL PROPERTY AND PHYSICAL ENVIRONMENTS IN WHICH IT IS LOCATED.

SECTION 3
MERGERS, AMENDMENT AND RESTATEMENT OF THE HISTORICAL TA LEASE, AMENDMENT OF THE PETRO LEASE, AMENDMENT OF THE DEFERRAL AGREEMENT, GUARANTIES AND OTHER MATTERS

3.1          Merger of TA Leasing.  On or before the Exchange Date, TA Leasing will be merged with and into TA Operating.  Prior to such merger, TA Leasing will convey the Legacy TA Property located in Denmark, Tennessee to TA Operating by quitclaim deed.  Simultaneously with such merger, (a) the Lease Agreement, dated January 31, 2007, between TA Leasing and TA Operating for the Improvements on the land described in Schedule 1-A shall terminate and (b) the Sublease Agreement, dated January 31, 2007, between TA Operating and TA Leasing under the Historical TA Lease shall terminate.

3.2          Merger of HPT GL Properties LLC.  On or before the Exchange Date, HPT GL Properties LLC will be merged with and into HPT-TA LLC Landlord.  Prior to such merger, HPT GL Properties LLC will convey its right, title and interest in the COFO Property located in Knoxville, Tennessee to HPT-TA Trust Landlord by quitclaim deed.  As between  HPT-TA Landlord, on the one hand, and TA Leasing and TA Operating, on the other hand, the leases identified on Schedule 12 shall be deemed to have survived any such merger before the Exchange Date but shall terminate on the Exchange Date.

3.3          Amendment and Restatement of the Historical TA Lease.  On the Exchange Date, HPT-TA Landlord and TA Operating will enter into each of the four (4) Amended and Restated Lease Agreements in the forms of Exhibit C-1, C-2, C-3 and C-4 (collectively, the “Amended and Restated TA Leases”).

3.4          Amendment of the Petro Lease.  On the Exchange Date, HPT-PSC Landlord and TA Operating will enter into the amendment of the Petro Lease in the form of Exhibit D and TA LLC will join to reaffirm that the Petro Lease Guaranty applies to the Petro Lease as so amended.

3.5          Guaranty.  On the Exchange Date, each of TA LLC and TA Holding will enter into a Guaranty of each of the Amended and Restated TA Leases in the form of Exhibit E.

9

3.6          Deferral Agreement.  Contemporaneously with, and subject to, the execution and delivery of the Amended and Restated TA Leases, the Deferral Agreement shall be amended automatically, without further action on the part of any party, to eliminate the obligation to pay the portion of the Deferred Rent (as defined therein) due upon expiration of the term of the Historical TA Lease.

3.7          Lease of Certain New Properties and Legacy TA Properties.  Upon the purchase of the New Properties and Legacy TA Properties identified on each of Exhibit B-2A, B-2B and B-2C, such New Properties and Legacy TA Properties will be added to one of the Amended and Restated TA Leases, as determined by HPT, in its discretion.

3.8          Lease of Development Properties.  On the date of purchase of a Development Property by HPT (or a subsidiary), the Development Property will be added to one of the Amended and Restated TA Leases or to the Petro Lease (as amended), as determined by HPT, in its discretion.

SECTION 4
REPRESENTATIONS AND WARRANTIES

4.1          TA Representations and Warranties.  Each of the TA Parties represents and warrants to each of the HPT Parties that:

(a)           Organization.  It is duly organized, validly existing and in good standing under the laws of its jurisdiction or organization and has full limited liability company power and authority to conduct its business as it is now being conducted and to own, operate or lease its properties and assets.

(b)           Authorization.  It has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by it and the consummation of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary limited liability company action.  This Agreement has been duly and validly executed and delivered by it and, assuming due authorization, execution and delivery by each of the other parties, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors’ rights generally, (ii) general principles of equity (whether applied in a proceeding at law or in equity) and (iii) any implied covenant of good faith and fair dealing.

(c)           No Violation.  The execution and delivery of this Agreement by it does not, and the consummation by each such entity of the transactions contemplated by this Agreement to be performed by it will not, (i) conflict with, or result in any violation of or default under, any provision of its limited liability company agreement; (ii) conflict with or result in any violation of or default under, any law or judgment applicable to it, or to which any of its properties are subject; or (iii) conflict with, or, with or without notice or the lapse of time, result in a breach, termination (or right of termination) or violation of or

10

default under the terms of any agreement, contract, indenture or other instrument to which it is a party or subject, or to which any of its properties are subject, except, with respect to the foregoing clauses (ii) and (iii), as would not have a material adverse effect on it or impair or delay its ability to consummate the transactions contemplated by this Agreement to be performed by it.

(d)           Approvals.  The execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated by this Agreement to be performed by it do not require the consent, approval, order, or authorization of any person under any agreement, contract, indenture or other instrument or Applicable Laws to which it is a party or subject or to which any of its respective properties are subject, except for any such consent, approval, order or authorization the failure of which to receive would not have a material adverse effect on it or impair or delay its ability to consummate the transactions contemplated by this Agreement to be performed by it.  No declaration, filing or registration with any governmental entity is required by it in connection with the execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement to be performed by it, except for filings required under securities laws.

4.2          HPT Representations and Warranties.  Each of the HPT Parties represents and warrants to each of the TA Parties that:

(a)           Organization.  It is duly organized, validly existing and in good standing under the laws of its jurisdiction or organization and has full trust or limited liability company power and authority to conduct its business as it is now being conducted and to own, operate or lease its properties and assets.

(b)           Authorization.  It has all requisite trust or limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by it and the consummation by each of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary trust or limited liability company action.  This Agreement has been duly and validly executed and delivered by it and, assuming due authorization, execution and delivery by each of the other parties, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors’ rights generally, (ii) general principles of equity (whether applied in a proceeding at law or in equity) and (iii) any implied covenant of good faith and fair dealing.

(c)           No Violation.  The execution and delivery of this Agreement by it does not, and the consummation by each such entity of the transactions contemplated by this Agreement to be performed by it will not, (i) conflict with, or result in any violation of or default under, any provision of its declaration of trust or limited liability company agreement; (ii) conflict with or result in any violation of or default under, any law or judgment applicable to it or to which any of its properties are subject; or (iii) conflict with, or, with or without notice or the lapse of time, result in a breach, termination (or

11

right of termination) or violation of or default under the terms of any agreement, contract, indenture or other instrument to which it is a party or subject or to which any of its properties are subject, except, with respect to the foregoing clauses (ii) and (iii), as would not have a material adverse effect on it or impair or delay its ability to consummate the transactions contemplated by this Agreement to be performed by it.

(d)           Approvals.  The execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated by this Agreement to be performed by it do not require the consent, approval, order, or authorization of any person under any agreement, contract, indenture or other instrument or Applicable Laws to which it is a party or subject or any of their representative properties are subject, except for any such consent, approval, order or authorization the failure of which to receive would not have a material adverse effect on it or impair or delay its ability to consummate the transactions contemplated by this Agreement to be performed by it.  No declaration, filing or registration with any governmental entity is required by it in connection with the execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement to be performed by it, except for filings required under securities laws.

SECTION 5
MISCELLANEOUS

5.1          Arbitration.  Any disputes, claims or controversies between the parties (i) arising out of or relating to this Agreement, or (ii) brought by or on behalf of any shareholder of any party or a direct or indirect parent of a party (which, for purposes of this Section 5.1, shall mean any shareholder of record or any beneficial owner of shares of any party, or any former shareholder of record or beneficial owner of shares of any party), either on his, her or its own behalf, on behalf of any party or on behalf of any series or class of shares of any party or shareholders of any party against any party or any member, trustee, officer, manager (including RMR or its successor), agent or employee of any party, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration provision, or the declarations of trust, limited liability company agreements or bylaws of any party hereto (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 5.1.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of any party and class actions by a shareholder against those individuals or entities and any party.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. For purposes of this Section 5.1, the term “party” shall include any direct or indirect parent of a party.

There shall be three (3) arbitrators.  If there are only two (2) parties to the Dispute, each party shall select one arbitrator within fifteen (15) days after receipt of a demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other

12

hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator within fifteen (15) days after receipt of a demand for arbitration.  Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either a claimant (or all claimants) or a respondent (or all respondents) fail to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten days from the date the AAA provides such list to select one of the three (3) arbitrators proposed by AAA.  If such party (or parties) fail to select such arbitrator by such time, the party (or parties) who have appointed the first arbitrator shall then have ten days to select one of the three (3) arbitrators proposed by AAA to be the second arbitrator; and, if he/they should fail to select such arbitrator by such time, the AAA shall select, within fifteen (15) days thereafter, one of the three (3) arbitrators it had proposed as the second arbitrator.  The two (2) arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

In rendering an award or decision (the “Arbitration Award”), the arbitrators shall be required to follow the laws of State of Maryland.  Any arbitration proceedings or Arbitration Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Arbitration Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

An Arbitration Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims,

13

counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Arbitration Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Each party against which the Arbitration Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of the Arbitration Award or such other date as the Arbitration Award may provide.

This Section 5.1 is intended to benefit and be enforceable by the shareholders, members, direct and indirect parents, trustees, directors, officers, managers (including RMR or its successor), agents or employees of any party and the parties and shall be binding on the shareholders of any party and the parties, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

5.2          Confidentiality.  Each party hereto shall use commercially reasonable efforts to maintain the confidentiality of any information concerning the other party or any subsidiary of the other party provided to or discovered by it or its representatives and which is not otherwise available on a nonconfidential basis to such party and shall not (except as may otherwise be required by applicable law or the rules and regulations of the New York Stock Exchange or the American Stock Exchange) disclose such information, subject to the provisions of this Section, to anyone other than those people who have a need to know such information in connection with the conduct of such party’s business, including its attorneys, accountants and other representatives and agents or during the course of or in connection with any litigation or other action, arbitration, investigation or other proceeding based upon or in connection with the subject matter of this Agreement.

5.3          Notices.

(a)           Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, or by telecopy or by Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, and with all freight charges prepaid (if by Federal Express or similar carrier).

(b)           All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

14

(c)           All such notices shall be addressed:

If to any TA Party, to:

TravelCenters of America LLC
24601 Center Ridge Road
Westlake, OH  44145
Attn:  President
Telecopy no:  (440) 808-3301

If to any HPT Party, to:

Hospitality Properties Trust
255 Washington Street
Newton, Massachusetts  02458
Attn:  President
Telecopy no:  (617) 969-5730

(d)           By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address up to two other addresses within the United States of America.

5.4          Waivers, Etc.

No provision of this Agreement may be waived except by a written instrument signed by the party waiving compliance. No waiver by any party hereto of any of the requirements hereof or of any of such party’s rights hereunder shall release the other parties from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any party hereto any right, power or privilege of such party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such party. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

5.5          Assignment, Successors and Assigns; Third Party Beneficiaries.

This Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties, except to a successor to such party by merger or consolidation or an assignee of substantially all of the assets of such party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other Person.

15

5.6          Severability.

If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

5.7          Counterparts, Etc.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the parties hereto.

5.8          Governing Law.

This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts.

5.9          Expenses.  All fees and expenses (including attorneys’ fees) incurred by any of the HPT Parties in connection with this Agreement and the transactions contemplated hereby shall be paid by the TA Parties, including the costs, fees and base premium for an ALTA owner’s title insurance policy with respect to any of the Real Property in the amount of the COFO Properties Price, the Legacy TA Properties Price, the New Properties Price or the Development Cost, as the case may be, and any transfer taxes or similar impositions applicable to the recording of the deed or the transfer of any of the Real Property, fees and premium for extended or special coverage or endorsements to the title ALTA owner’s title insurance policy with respect to any of the Real Property, the costs of the Surveys and the costs of recording any closing documents, including the deeds.  The TA Parties shall each bear their own fees and expenses (including attorneys’ fees) incurred by any of them in connection with this Agreement and the transactions contemplated hereby.

5.10        Section and Other Headings; Interpretation.

The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this

16

Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references are to this Agreement, unless otherwise specified. The singular and plural use of a defined term shall have the correlative meaning.  The words “including” and “include” shall be deemed to be followed by the words “without limitation.”

5.11        HPT NON-LIABILITY OF TRUSTEES.  THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING HOSPITALITY PROPERTIES TRUST, DATED AUGUST 21, 1995, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HOSPITALITY PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HOSPITALITY PROPERTIES TRUST.  ALL PERSONS DEALING WITH HOSPITALITY PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF HOSPITALITY PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

5.12        HPT-TA TRUST LANDLORD NON-LIABILITY OF TRUSTEES.  THE DECLARATION OF TRUST ESTABLISHING HPT TA PROPERTIES TRUST, DATED NOVEMBER 29, 2006, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HPT TA PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HPT TA PROPERTIES TRUST.  ALL PERSONS DEALING WITH HPT TA PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF HPT TA PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

5.13        HPT-PSC TRUST LANDLORD NON-LIABILITY OF TRUSTEES.  THE DECLARATION OF TRUST ESTABLISHING HPT PSC PROPERTIES TRUST, DATED MAY 23, 2007, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HPT PSC PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HPT PSC PROPERTIES TRUST.  ALL PERSONS DEALING WITH HPT PSC PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF HPT PSC PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

17

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

HPT TA PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

HPT TA PROPERTIES LLC

By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

HPT PSC PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

HPT PSC PROPERTIES LLC

By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Mark R. Young
	Name:	Mark R. Young
	Title:	Executive Vice President and General Counsel

TRAVELCENTERS OF AMERICA HOLDING COMPANY LLC

By:	/s/ Mark R. Young
	Name:	Mark R. Young
	Title:	Executive Vice President and General Counsel

TA LEASING LLC

By:	/s/ Mark R. Young
	Name:	Mark R. Young
	Title:	Executive Vice President and General Counsel

TA OPERATING LLC

By:	/s/ Mark R. Young
	Name:	Mark R. Young
	Title:	Executive Vice President and General Counsel

Exhibit A

Land

Ex.	Site Name	Street Address	City	State	Owner
A-1	Petro Gadsden	1724 West Grand Ave.	Gadsden	AL	TA Operating
A-2	TA Montgomery	980 West South Blvd.	Montgomery	AL	HPT-TA Trust Landlord
A-3	TA Holbrook	3747 Express Dr.	Holbrook	AZ	TA Operating
A-4	Petro Quartzsite	Quartzsite Avenue	Quartzsite	AZ	TA Operating
A-5	TA Livingston	435 Winton Pkwy.	Livingston	CA	TA Operating
A-6	Petro Santa Nella	28991 West Gonzaga Road	Santa Nella	CA	TA Operating
A-7	TA Jackson	PO Box 967	Jackson	GA	HPT-TA LLC Landlord
A-8	TA Effingham	1702 W. Evergreen	Effingham	IL	TA Operating
A-9	Petro Monee	5915 Monee Rd.	Monee	IL	TA Operating
A-10	TA Morris	21 Romines Drive	Morris	IL	TA Operating
A-11	Petro Wilmington	Lorenzo Road	Wilmington	IL	TA Operating
A-12	Petro Gary	3001 Grant St.	Gary	IN	TA Operating
A-13	Petro Greensburg	1409 S. Country Rd #850 E.	Greensburg	IN	TA Operating
A-14	TA Porter South	1441 W. Highway 20	Porter	IN	TA Operating
A-15	TA Beto Junction	2775 U.S. Hwy 75	Lebo	KS	TA Operating
A-16	TA Greenwood	8560 Greenwood Rd.	Greenwood	LA	TA Operating
A-17	TA Battle Creek	15874 Eleven Mile Rd.	Battle Creek	MI	TA Operating
A-18	TA Columbia	Bluff Road	Columbia	SC	TA Operating
A-19	Petro Florence	3001 TV Road	Florence	SC	TA Operating
A-20	TA Knoxville	615 Watt Road	Knoxville	TN	HPT-TA Trust Landlord
A-21	TA Pioneer	289 Howard Baker Highway	Pioneer	TN	TA Operating LLC
A-22	TA Denton	6420 N I-35	Denton	TX	HPT-TA Trust Landlord
A-23	TA Edinburg	8301 N Expressway 281	Edinburg	TX	TA Operating
A-24	TA Hillsboro	US 77	Hillsboro	TX	TA Operating
A-25	TA Laredo	1010 Beltway Parkway	Laredo	TX	TA Operating
A-26	TA Sweetwater	PO Box 1578	Sweetwater	TX	HPT-TA Trust Landlord

Note:  For the avoidance of doubt, the land owned or ground leased by HPT-TA Trust Landlord or HPT-TA LLC Landlord and identified on Schedule 3, Schedule 4-A and Schedule 4-C of this Agreement in connection with certain of the TA Legacy Properties is not included in the defined term Land for purposes of this Agreement.

Ex A

EXHIBIT A-1 Petro Gadsden 1724 West Grand Avenue Gadsden, AL Parcel I: A parcel of land located in the North half of Section 14, Township 12 South, Range 5 East, Etowah County, Alabama, and being more particularly described as follows: Commence at a concrete monument found at the Northeast corner of said Section 14; thence run North 89 degrees 31 minutes, 28 seconds West and along the Section line 1049.93 feet; thence run South 00 degrees, 38 minutes 01 seconds West 1280.05 feet to a concrete monument found at the Point of Beginning; thence run North 89 degrees 20 minutes, 49 seconds West 1361.70 feet to a rebar found on the East right-of-way of Interstate 59, a variable-width right-of-way; thence run South 45 degrees, 53 minutes, 22 seconds West and along said East right-of-way 326.88 feet to a concrete monument found; thence run South 89 degrees, 20 minutes 20 seconds East 1593.90 feet to a rebar found; thence run North 00 degrees, 37 minutes, 40 seconds East 230.40 feet to the Point of Beginning; situated, lying and being in Etowah County, Alabama. Parcel II: Commence at the Southeast corner of the Southeast Y4 of the Northeast 1/4, Section 14, Township 12 South, Range 5 East, and run northerly along the East line of said Southeast 1/4 of the Northeast 1/4 a distance of 127.60 feet; thence deflect 89 deg. 35 min. 00 sec. left and run a distance of 17.70 feet; thence deflect 90 deg. 00 min. 00 sec. right and run northerly a distance of 1608,53 feet, said point being 100 feet South of and parallel to the centerline of Alabama Highway 77; thence deflect 63 deg. 56 min, 00 sec. left and run northwesterly 100 feet South of and parallel to the centerline of Alabama Highway 77 a distance of 1015,30 feet; thence deflect 90 deg. 00 min, 00 sec, left and run southwesterly a distance of 50.00 feet to a point on the southwesterly right of way line of Alabama Highway 77; thence deflect 89 deg. 47 min. 21 sec. right and run northwesterly along the southwesterly right of way line of Alabama Highway 77 a distance of 128.66 feet to the point of beginning; From said point of beginning deflect 115 deg. 49 min. 09 sec. left and run southerly along the West line of a 100 foot wide reserved road right of way a distance of 851,43 feet; thence deflect 90 deg, 01 min. 34 sec. right and run westerly a distance of 1361.76 feet to a point on the southeasterly right of way line of Interstate 59; thence deflect 135 deg. 15 min. 00 sec. right and run northeasterly along the southeasterly right of way line of Interstate 59 ramp a distance of 692,44 feet to an existing concrete monument; thence deflect 11 deg. 19 min. 40 sec. left and continue northeasterly along the southeasterly right of way line of Interstate 59 ramp a distance of 500.07 feet to an existing concrete monument; thence deflect 18 deg. 30 min. 40 sec. left and continue northeasterly along the southeasterly right of way line of Interstate 59 ramp a distance of 165.52 feet to an existing concrete monument on the South right of way line of Alabama Highway 77; thence deflect right and run southeasterly along the southwesterly right of way line of Alabama Highway 77 and along a curve to the right having a Central Angle of 12 deg, 59 min, 48 sec., Radius of 1995.80 feet, Arc = 452.72 feet, a distance of 451.75 feet, measured along the chord of said curve having a Deflection Angle of 94 deg. 15 min. 18 sec. right and from the previous course; thence deflect 6 deg. 07 min, 37 sec. right from the chord of said curve and continue southeasterly along the southwesterly right of way line of Alabama Highway 77 a distance of 134.97 feet to the point of beginning. Said parcel of land being a portion of the North 1/2 of Section 14, Township 12 South, Range 5 East, being subject to a 15 foot utility easement along the North side of the properly and a 30 foot utility easement along the West sides of the property for an existing gas main, lying and being in Gadsden, Etowah County, Alabama.

 Gadsden, AL 35904 Page 2 Parcel III: A parcel of land located in the Northeast Quarter of Section 14, Township 12 South, Range 5 East, Etowah County, Alabama, and being more particularly described as follows: Commence at the Northeast corner of said Section 14; thence run North 89 degrees, 31 minutes, 28 seconds West and along the North line of Section 14 a distance of 1049.93 feet; thence run South 00 degrees, 38 minutes, 01 seconds West a distance of 428.58 feet to a point on the South right-of-way of Alabama Highway 77, variable-width right-of-way, and the Point of Beginning; thence run South 00 degrees, 38 minutes, 01 seconds West and along the West margin of a 100 foot wide street right-of-way a distance of 851,47 feet; thence run South 00 degrees, 37 minutes, 40 seconds West and along the West margin of a 100 foot wide street right-of-way a distance of 230.40 feet; thence run North 89 degrees, 20 minutes 20 seconds East a distance of 40.00 feet; thence run North 00 degrees, 38 minutes 03 seconds East a distance of 1062.53 feet, more or less, to a point on the South right-of-way of said Highway 77; thence run North 63 degrees, 34 minutes, 10 seconds West and along said right-of-way a distance of 44.44 feet, more or less, to the Point of Beginning; situated, lying and being in Etowah County, Alabama. Less and Except from Parcels I, II & III: A parcel of land located in the Northeast quarter of Section 14, Township 12 South, Range 5 East, Etowah County, Alabama, and being more particularly described as follows: Commence at a concrete monument found at the Northeast corner of said Section 14; thence run North 89 degrees, 31 minutes, 28 seconds West and along the section line 1049.93 feet; thence run South 00 degrees, 38 minutes, 01 seconds West 428.58 feet to a concrete monument found on the South right-of way of Alabama Highway 77, a variable-width right-of-way; thence run North 63 degrees, 34 minutes, 10 seconds West and along said right-of-way 134.52 feet to a concrete monument found; thence continue northwestwardly along said right-of-way, said right-of-way curving to the left and having a radius of 2067.90 feet, a chord distance of 151.75 feet to a concrete monument found on the East right-of-way of Interstate 59, said chord bearing North 69 degrees, 40 minutes, 16 seconds West; thence run South 16 degrees, 04 minutes 41 seconds West and along said East right of way 165.52 feet to a concrete monument found; thence run South 34 degrees, 33 minutes, 56 seconds West 38.69 feet to a capped rebar set at the Point of Beginning; thence continue South 34 degrees 33 minutes, 56 seconds West along said right-of-way 247.27 feet to a capped rebar set; thence run South 58 degrees, 34 minutes, 55 seconds East 240.29 feet to a capped rebar set; thence run North 34 degrees, 34 minutes, 57 seconds East 95.02 feet to a capped rebar set; thence run northeastwardly along a curve to the left, said curve having a radius of 420.00 feet, a chord distance of 86,40 feet to a capped rebar set, said chord bearing North 28 degrees, 40 minutes 05 seconds East; thence run North 22 degrees, 46 minutes 33 seconds East 99.22 feet to a capped rebar set; thence run North 67 degrees, 13 minutes, 27 seconds West 215.37 feet to the Point of Beginning. Austin’s Seafood and Steakhouse, L.L.C. Legal
Parcel IV: A parcel of land located in the Northeast quarter of Section 14, Township 12 South, Range 5 East, Etowah County, Alabama, and being more particularly described as follows: Commence at a concrete monument found at the Northeast corner of said Section 14; thence run North 89 degrees, 31 minutes, 28 seconds West and along the section line 1049.93 feet; thence run South 00 degrees, 38 minutes, 01 seconds West 428.58 feet to a concrete monument found on the South right-of-way of Alabama Highway 77, a variable-width right-of-way; thence run North 63 degrees, 34 minutes, 10 seconds West and along said right-of-way 131.52 feet to a concrete monument found; thence continue northwestwardly along said right-of-way, said right-of-way curving to the left and having a radius of 2067.90 feet, a chord distance of 451.75 feet to a concrete monument found on the East right-of-way of

 Gadsden, AL 35904 Page 3 Interstate 59, said chord bearing North 69 degrees, 40 minutes, 16 seconds West; thence run South 16 degrees, 04 minutes 41 seconds West and along said East right of way 165,52 feet to a concrete monument found; thence run South 34 degrees, 33 minutes, 56 seconds West 38.69 feet to a capped rebar set at the Point of Beginning; thence continue South 34 degrees 33 minutes, 56 seconds West along said right-of-way 247.27 feet to a capped rebar set; thence run South 58 degrees, 34 minutes, 55 seconds East 240.29 feet to a capped rebar set; thence run North 34 degrees, 34 minutes, 57 seconds East 95,02 feet to a capped rebar set; thence run northeastwardly along a curve to the left, said curve having a radius of 420.00 feet, a chord distance of 86,40 feet to a capped rebar set, said chord bearing North 28 degrees, 40 minutes 05 seconds East; thence run North 22 degrees, 46 minutes 33 seconds East 99,22 feet to a capped rebar set; thence run North 67 degrees, 13 minutes, 27 seconds West 215.37 feet to the Point of Beginning.

 EXHIBIT A-2 Montgomery, AL 980 West South Blvd. Montgomery, AL 36105 All that certain plot, place or parcel of land located in Montgomery County, Alabama bounded and described as follows: Parcel One: Beginning at the intersection of the North right-of-way line of South Boulevard (a 00 foot right-of-way) and the East line of the NE 1/4 of the NW 1/4 of Section 35, Township 16 North, Range 17 East, Montgomery County, Alabama, the said point being the SW corner of property now owned by Pure Oil Company; thence from the point of beginning North 78 degrees 11 minutes West along the North right-of-way line of South Boulevard a distance of 169.00 feet to the point of denied access of Interstate Highway 1-65; thence North 37 degrees 23 minutes West along the Northeasterly right-of-way line of said Interstate Highway a distance of 142.55 feet to an angle in said right-of-way; thence North 09 degrees 26 minutes East along the Easterly right-of-way line of said Interstate Highway a distance of 737.50 feet to an angle in said right-of-way, the said point being in the SE 1/4 of the SW 1/4 of Section 26, Township 16 North, Range 17 East; thence North 17 degrees 09 minutes East along the Easterly right-of-way line of said Interstate Highway a distance of 493.50 feet to the East line of the SE 1/4 of the SW 1/4 of said Section 25; thence South 00 degrees 32 minutes East along the East line of the SE 1/4 of the SE 1/4 of said Section 26 a distance of 559.20 feet to the SE corner of said SE 1/4 of said SE 1/4; thence South 01 degree 26 minutes West along the East line of the NE 1/4 of the NW 1/4 of said Section 35, which said line is the West line of the property now owned by Pure Oil Company and the Northerly extension thereof a distance of 788.35 feet to the point of beginning; the said land being in the SE 1/4 of the SE 1/4 of Section 26 and in the NE 1/4 of the NW 1/4 of Section 35, Township 16 North, Range 17 East, Montgomery City and County, Alabama. Parcel Two: A parcel of land located in the NW 1/4 of the NE 1/4, Section 35, Township 16 North, Range 17 East, Montgomery County, Alabama, beginning at the point of intersection of the North-South half section line with the North right-of-way line of Southern Boulevard and point being located North 01 degree 33 minutes East 543.2 feet from a stone marking the SE corner of said NW 1/4 of NE 1/4 and running thence along said half-section line North 01 degree 33 minutes East a distance of 500.00 feet; thence South 78 degrees 00 minutes East and parallel with the North line of Southern Boulevard a distance of 500.00 feet; thence South 01 degree 33 minutes West and parallel with said half section line a distance of 500.00 feet to a point on the North right-of-way line of the Southern Boulevard; thence North 78 degrees 00 minutes West 500.00 feet along the North right-of-way line of Southern Boulevard to the point of beginning Less and Except from Parcels One and Two the following: Commencing at the NW corner of the NW 1/4 of NE 1/4 of Section 35, Township 16 North, Range 17 East; thence Southerly along the West line of said NW 1/4 of NE 1/4 a distance of 782 feet, more or less, to a point that is 100 feet Northeasterly of and at right angles to the centerline of Project No. F-352(18); thence South 81 degrees 39 minutes East parallel to the centerline of said Project a distance of 280 feet, more or less, to a point that is 100 feet Northeasterly of and at right angles to the centerline of said Project at Station 38+00 and the point of beginning of the property herein described; thence Northeasterly along a straight line a distance of 215 feet, more or less, to a point on the present West right-of-way line of Eisenhower Drive that is 130 feet Northeasterly of and at right angles to the centerline line of said Project; thence Southerly along the said present West right-of-way line a distance of 32 feet, more or less, to a point that is 100 feet Northeasterly of and at right angles to the centerline of said Project; thence North 81 degrees 39 minutes West parallel to the centerline of said Project a distance of 220 feet, more or less, to the point of beginning.

 EXHIBIT A-3 TA Holbrook 3747 Express Drive Holbrook, AZ THAT PART OF THE NORTH ONE-HALF OF SECTION 3, TOWNSHIP 17 NORTH, RANGE 20 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, NAVAJO COUNTY, ARIZONA, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWEST SECTION CORNER OF SAID SECTION 3; THENCE SOUTH TO THE SOUTHERLY RIGHT-OF-WAY LINE OF INTERSTATE 40, A DISTANCE OF 812.40 FEET; THENCE SOUTH 81 DEGREES 53 MINUTES 42 SECONDS EAST ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 365.10 FEET; THENCE ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 377.46 FEET, A CENTRAL ANGLE OF 26 DEGREES, 55 MINUTES 21 SECONDS, A CHORD BEARING OF SOUTH 68 DEGREES 20 MINUTES 43 SECONDS EAST, AND A CHORD DISTANCE OF 175.74 FEET, A DISTANCE OF 177.36 FEET; THENCE SOUTH 54 DEGREES 53 MINUTES 42 SECONDS EAST ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 237.70 FEET; THENCE ALONG SAID RIGHT-OF-WAY AND A CURVE TO THE LEFT, HAVING A RADIUS OF 577.78 FEET, A CENTRAL ANGLE OF 11 DEGREES 58 MINUTES 54 SECONDS, A CHORD BEARING OF SOUTH 60 DEGREES 53 MINUTES 27 SECONDS EAST AND A CHORD DISTANCE OF 120.61 FEET, A DISTANCE OF 120.83 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 02 DEGREES 01 MINUTES 07 SECONDS WEST A DISTANCE OF 828.41 FEET; THENCE SOUTH 87 DEGREES 59 MINUTES 06 SECONDS EAST A DISTANCE OF 1347,77 FEET; THENCE NORTH 05 DEGREES 06 MINUTES 40 SECONDS EAST A DISTANCE OF 878.07 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF INTERSTATE 40; THENCE SOUTH 86 DEGREES 00 MINUTES 01 SECONDS WEST ALONG SAID RIGHT-OF-WAY LINE A DISTANCE 253.64 FEET; THENCE SOUTH 77 DEGREES 27 MINUTES 53 SECONDS WEST ALONG SAID RIGHT-OF-WAY A DISTANCE OF 461.40 FEET; THENCE NORTH 81 DEGREES 53 MINUTES 44 SECONDS WEST ALONG SAID RIGHT-OF-WAY A DISTANCE OF 552.67 FEET; THENCE ALONG SAID RIGHT-OF-WAY LINE AND ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 577.78 FEET, A CENTRAL ANGLE OF 15 DEGREES 00 MINUTES 55 SECONDS, A CHORD BEARING OF NORTH 74 DEGREES 23 MINUTES 22 SECONDS WEST AND A CHORD LENGTH OF 150.98 FEET; A DISTANCE OF 151.42 FEET TO THE TRUE POINT OF BEGINNING. EXCEPT ALL OIL, GAS, COAL AND MINERAL AS RESERVED IN BOOK 31 OF DEEDS, PAGE 322.

EXHIBIT A-4 Petro Quartzsite  Quartzsite Avenue  Quartzsite, AZ PARCEL NO. 1 All that portion of the Southeast quarter (SE1/4) of Section 29, Township 4 North, Range 19 West of the Gila and Salt River Base and Meridian, La Paz County, Arizona, being more particularly described as follows; Commencing at the South quarter corner of said Section 29, being a found GLO Brass Cap, thence along the South line of said Section 29, South 89 degrees 52 minutes 43 seconds East a distance of 1154.48 feet; Thence North 09 degrees 40 minutes 44 seconds West a distance of 1191.91 feet to the TRUE POINT OF BEGINNING; Thence continuing North 09 degrees 40 minutes 44 seconds West a distance of 493.85 feet to a point of the South right of way of Interstate 10; Thence North 80 degrees 18 minutes 58 seconds East, along said right of way a distance of 166.10 feet; Thence North 48 degrees 01 minutes 09 seconds East, along said right of way a distance of 609.74 feet to a point of curvature to the right said curve having a central angle of 32 degrees 20 minutes 00 seconds, a radius of 1332.39 feet and length of 751.90 feet; Thence North 80 degrees 21 minutes 09 seconds East along said right of way a distance of 255.74 feet; Thence North 09 degrees 38 minutes 51 seconds West a distance of 73.00 feet; Thence North 80 degrees 24 minutes 54 seconds East a distance of 253.84 feet; Thence South 00 degrees 01 minutes 16 seconds East a distance of 1160.24 feet; Thence South 81 degrees 50 minutes 40 seconds West a distance 1709,79 feet to the TRUE POINT OF BEGINNING. RESERVING an easement 25 feet wide westerly of, parallel with and adjacent to the most easterly line of said parcel for the purpose of ingress, egress and public utilities. PARCEL NO. 2 EASEMENT FOR INGRESS AND EGRESS over all that portion of Section 29, Township 4 North, Range 19 West of the Gila and Salt River Base and Meridian, La Paz County, Arizona, described as follows; Commencing at the South quarter corner of said Section 29, being a found GLO Brass Cap, thence along the South line of said Section 29, South 89 degrees 52 minutes 43 seconds East a distance of 1154.48 feet; Thence North 09 degrees 40 minutes 44 seconds West a distance of 1191.91 feet to the TRUE POINT OF BEGINNING; Thence South 81 degrees 50 minutes 40 seconds West a distance of 100.04 feet; Thence North 09 degrees 40 minutes 44 seconds West a distance of 491.19 feet to a point on the South right of way of Interstate 10; Thence North 80 degrees 19 minutes 05 seconds East along said Southerly right of way a distance of 100.00 feet; Thence South 09 degrees 40 minutes 44 seconds East a distance of 493.85 feet to the TRUE POINT OF BEGINNING.

EXHIBIT A-5 TA Livingston 435 Winton Parkway  Livingston, CA PARCEL 1 AS SHOWN ON MAP ENTITLED, “PARCEL MAP FOR MICHAEL D. GALLO” RECORDED JULY 24, 2001 IN VOLUME 88 OF PARCEL MAPS AT PAGES 37 AND 38, MERCED COUNTY RECORDS. BEING A DIVISION OF PARCEL 3 AND THE REMAINDER PARCEL AS SHOWN ON THE “PARCEL MAP FOR JOSEPH E. GALLO” RECORDED IN VOLUME 85 OF PARCEL MAPS, AT PAGES 10 AND 11 OF SAID COUNTY RECORDS, SAID PROPERTY BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: PARCEL 1, AS SHOWN ON THE “PARCEL MAP FOR MICHAEL D. GALLO” RECORDED IN BOOK 88 OF PARCEL MAPS AT PAGES 37 AND 38, MERCED COUNTY RECORDS. SAID PARCEL BEING IN THE NORTHWEST QUARTER OF SECTION 26, TOWNSHIP 6 SOUTH, RANGE 11 EAST, MOUNT DIABLO BASE AND MERIDIAN, CITY OF LIVINGSTON, COUNTY OF MERCED, STATE OF CALIFORNIA. THE EXTERIOR BOUNDARY OF SAID PARCEL IS MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A 3/4” IRON PIPE, TAGGED L.S. 6494 MARKING THE NORTHWEST CORNER OF SAID PARCEL 1; THENCE S89°40’26”E 598.41 FEET ALONG THE SOUTH RIGHT OF WAY LINE OF JOSEPH GALLO DRIVE TO A 3/4” IRON PIPE, TAGGED L.S. 6494; THENCE ALONG A NON- TANGENT 40 FOOT RADIUS CURVE, CONCAVE TO THE SOUTHWEST WHOSE RADIUS BEARS S00°27’53”W, A DISTANCE OF 63.73 FEET, THROUGH A CENTRAL ANGLE OF 91°17’07” TO A 3/4” IRON PIPE, TAGGED L.S. 6494; THENCE ALONG A 2452.50 FOOT RADIUS CURVE, CONCAVE TO THE EAST, WHOSE RADIUS BEARS S88°15’00”E, A DISTANCE OF 53.41 FEET THROUGH A CENTRAL ANGLE OF 1°14’52” TO A 3/4” IRON PIPE, TAGGED L.S. 6494; THENCE S00°30(1)08”W 123,23 FEET ALONG THE WEST RIGHT OF WAY LINE OF SAID WINTON PARKWAY TO A 3/4” IRON PIPE, TAGGED L.S. 6494; THENCE 500°30’08”W 353.60 FEET TO THE NORTH LINE OF PARCEL 2 AS SHOWN ON SAID PARCEL MAP; THENCE S89°31’55”W 223.44 FEET ALONG SAID NORTH LINE; THENCE S00°01(1)25”W 204.16 FEET ALONG THE WEST LINE OF SAID PARCEL 2 TO THE NORTH RIGHT OF WAY LINE OF THAT CERTAIN STREET KNOWN AS “B” STREET; THENCE S89°31’55”W 424.75 FEET ALONG SAID NORTH RIGHT OF WAY LINE TO A 3/4” IRON PIPE, TAGGED L.S. 6944; THENCE N01°07’37”E 784.44 FEET TO THE POINT OF BEGINNING. APN: 022-020-005-000

EXHIBIT A-6 Petro Santa Nella 28991 West Gonzaga Road  Santa Nella, CA Parcel A, as shown on that certain map entitled “PARCEL MAP FOR SAN LUIS PARTNERSHIP”, filed August 31, 1994 in Book 77, Pages 29 thru 35 of Parcel Maps, Merced County Records. EXCEPTING all oil, oil right, minerals, mineral rights, natural gas rights and other hydrocarbons by whatsoever name known that may be within or under the parcels of land hereinabove described without, however the right ever to drill, dig or mine through the surface of said land therefrom or otherwise in such manner as to endanger the safety of any highway that may be constructed on the lands hereby conveyed, without, however, the right of ingress or egress to the above described parcels of land over and across the highway right of way line as reserved in the deed from Anna Cuiffo recorded July 1, 1954 in Volume 1162, page 195 of Official Records. APN: 078-330-004-000

EXHIBIT A-7 Atlanta South, GA  PO Box 967 Jackson, GA 30529 All that tract or parcel of land lying and being in Land Lot 235 of the 3rd Land district, Butts County, Georgia and Land Lot 234 of the 3rd Land District, Lamar County Georgia, being more particularly described as follows: Beginning at a concrete right of way monument at the intersection of the East right of way of Interstate 75 and the South right of way of State Route 36 and the West right of way of Truckstop Way; thence South 62 degrees 50 minutes 11 seconds East along the westerly right of way of Truckstop Way 177,59 feet to a point; thence continuing along the said right of way South 39 degrees 20 minutes 43 seconds East 15.26 feet to a point; thence 392.39 feet along the arc of a curve to the left, said curve having a radius of 766.20 feet and being subtended by a chord bearing South 53 degrees 34 minutes 38 seconds East and a distance of 388.11 feet to a point; thence South 68 degrees 14 minutes 57 seconds East 113.35 feet to a 1-1/2 inch open top pipe at the western most right of way of an unnamed county road; thence following the said right of way of the unnamed county road South 01 degree 01 minute 00 seconds East 601.30 feet to a point; thence South 00 degrees 34 minutes 00 seconds East 404.40 feet to a point; thence South 08 degrees 00 minutes 00 seconds East 485.30 feet to a point; thence South 05 degrees 40 minutes 00 seconds East 1055.60 feet to a point; thence North 87 degrees 05 minutes 00 seconds West 480.69 feet to a point on the eastern right of way of Interstate 75; thence following the said right of way the following courses: North 17 degrees 03 minutes 19 seconds West 34.44 feet to a concrete monument; North 05 degrees 40 minutes 00 seconds West 945.69 feet to a concrete monument; North 08 degrees 00 minutes 05 seconds West 484,73 feet to a concrete monument; North 00 degrees 01 minute 11 seconds East 339.24 feet to a concrete monument; North 01 degree 23 minutes 52 seconds West 184.22 feet to a concrete monument ; North 07 degrees 51 minutes 31 seconds East 148.60 feet to a concrete monument; thence 712.95 feet along the arc of a curve to the left, said curve having a radius of 1115.92 feet and being subtended by a chord bearing North 08 degrees 51 minutes 40 seconds West and a distance of 701.50 feet to a concrete monument; thence North 25 degrees 33 minutes 35 seconds West 66.21 feet to a concrete monument and the Point of Beginning. Less and Except Easements acquired by Condemnation, Civil Action No. 96-V-442, Department of Transportation vs. National Auto/Truckstops, Inc., dated July 23, 1996, filed for record July 23, 1996 and recorded July 25, 1996 in Deed Book 203, Page 281, Butts County Records.

EXHIBIT A-8 TA Effingham  1702 W. Evergreen  Effingham, IL TRACT #1: A PART OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 18, TOWNSHIP 8 NORTH, RANGE 6 EAST OF THE THIRD PRINCIPAL MERIDIAN SITUATED IN THE CITY OF EFFINGHAM COUNTY OF EFFINGHAM AND STATE OF ILLINOIS MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT POINT ON THE EAST LINE OF THE SAID SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 SOUTH 0° 11’ EAST 568.8 FEET FROM THE NORTHEAST CORNER OF THE SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SAID SECTION 18 (BEING THE SOUTHEAST CORNER OF THE TRACT DEEDED TO LEROY BORRIES AND MARYANN BORRIES BY RALPH KOESTER AND MARIE KOESTER ON AUGUST 16, 1968 RECORDED IN BOOK 384 PAGE 337 OF THE EFFINGHAM COUNTY RECORDS) THENCE SOUTH 0° 11’ EAST 333 FEET TO THE NORTHERLY RIGHT-OF-WAY LINE OF THE FRONTAGE ROAD CONVEYED TO THE STATE OF ILLINOIS BY WARRANTY DEED DATED JUNE 18, 1956 AND RECORDED IN BOOK 319 PAGE 482 OF THE EFFINGHAM COUNTY RECORDS; THENCE ALONG THE NORTHWESTERLY RIGHT-OF-WAY LINE OF SAID FRONTAGE ROAD SOUTH 31° 00’ WEST DISTANCE OF 139 FEET THENCE ALONG SAID FRONTAGE ROAD RIGHT-OF-WAY ALONG CURVE TO THE RIGHT HAVING RADIUS OF 471.7 FEET AND TANGENT TO THE LAST NAMED BEARING FOR DISTANCE OF 496.7 FEET THENCE DUE SOUTH 20 FEET; THENCE DUE WEST 47 FEET; THENCE NORTH 0° 11’ WEST 692 FEET THENCE NORTH 89° 49’, EAST 137 FEET TO THE SOUTHWEST CORNER OF THE AFORESAID TRACT DEEDED TO LEROY BORRIES AND MARYANN BORRIES THENCE ALONG THE SOUTH LINE OF SAID TRACT, NORTH 85° 58’ EAST DISTANCE OF 386.3 FEET TO THE PLACE OF BEGINNING; TRACT #2: A PART OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 18 TOWNSHIP 8 NORTH, RANGE 6 EAST OF THE THIRD PRINCIPAL MERIDIAN, SITUATED IN THE CITY OF EFFINGHAM COUNTY OF EFFINGHAM AND STATE OF ILLINOIS MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT POINT WEST 386.3 FEET AND SOUTH 0° 11’ EAST 500 FEET FROM THE NORTHEAST CORNER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SAID SECTION 18 THENCE SOUTH 85° 58’ WEST 451.7 FEET THENCE SOUTH 0° 11’ EAST 761 FEET TO THE NORTH RIGHT-OF-WAY LINE OF TOWNSHIP ROAD THENCE EAST 314.7 FEET THENCE NORTH 0° 11’ WEST 692 FEET THENCE NORTH 89° 49’ EAST 137.0 FEET THENCE NORTH 0° 11’ WEST 100 FEET TO THE POINT OF BEGINNING.

EXHIBIT A-9 Petro Monee 5915 Monee Road Monee, IL PARCEL 1: THE WEST 6 ACRES OF THE FOLLOWING DESCRIBED LAND TAKEN AS A TRACT: THE EAST 1/2 OF LOT 5 (EXCEPT THEREFROM THE WEST 200 FEET) AND LOT 6 IN ASSESSORS SUBDIVISION OF THE SOUTH 1/2 OF THE SOUTHEAST 1/4 OF SECTION 17, TOWNSHIP 34 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPAL MERIDIAN EXCEPTING THEREFROM THE FEE SIMPLE TITLE CONVEYED TO THE STATE OF ILLINOIS BY DEED RECORDED JANUARY 25, 1967 AS DOCUMENT NUMBER R67-1386 IN WILL COUNTY, ILLINOIS ALSO EXCEPT THAT PART HERETOFORE DEDICATED FOR PUBLIC USE TO WILL COUNTY DEPARTMENT OF HIGHWAYS RECORDED SEPTEMBER 17, 2007 AS DOCUMENT NO. R2007138624. PARCEL 2: THE EAST 689.36 FEET OF THE WEST 909.36 FEET OF THE NORTH 60 ACRES OF THE NORTHEAST 1/4 OF SECTION 20, IN TOWNSHIP 34 NORTH, AND IN RANGE 13, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN WILL COUNTY, ILLINOIS, EXCEPTING THEREFROM THAT PART CONVEYED TO THE STATE OF ILLINOIS BY DEED RECORDED APRIL 20, 1967 AS DOCUMENT NO. R67-4933. SAID PARCEL OF LAND ALSO DESCRIBED BY METES AND BOUNDS AS FOLLOWS: BEGINNING AT THE INTERSECTION OF THE SOUTH LINE OF THE NORTH 60 ACRES OF THE NORTHEAST 1/4 OF SECTION 20 AFORESAID WITH THE EAST LINE OF THE WEST 909.36 FEET OF SAID NORTH 60 ACRES; THENCE SOUTH 89 DEGREES 20 MINUTES 41 SECONDS WEST ALONG THE SOUTH LINE OF SAID NORTH 60 ACRES 689.36 FEET TO THE WEST LINE OF THE EAST 689.36 FEET OF THE WEST 909.36 FEET OF SAID NORTH 60 ACRES; THENCE NORTH 00 DEGREES 14 MINUTES 18 SECONDS WEST ALONG THE LAST DESCRIBED LINE 936.65 FEET TO THE SOUTH LINE OF PROPERTY CONVEYED TO THE STATE OF ILLINOIS PER DOCUMENT NO. R67-4933; THENCE NORTH 89 DEGREES 20 MINUTES 41 SECONDS EAST ALONG SAID SOUTH LINE 150.08 FEET TO THE SOUTHEAST CORNER OF PROPERTY CONVEYED AFORESAID; THENCE NORTH OD DEGREES 14 MINUTES 18 SECONDS WEST ALONG THE EAST LINE THEREOF 15.0 FEET TO THE SOUTHWEST CORNER OF PROPERTY CONVEYED TO THE STATE OF ILLINOIS PER DOCUMENT NO. R73-35249; THENCE NORTH 89 DEGREES 20 MINUTES 41 SECONDS EAST ALONG THE SOUTH LINE OF PROPERTY CONVEYED BY DOCUMENT R73-35429 FOR A DISTANCE OF 239.30 FEET TO THE EAST LINE OF THE WEST 909.36 FEET OF THE NORTH 60 ACRES OF THE NORTHEAST 1/4 AFORESAID; THENCE SOUTH 00 DEGREES 14 MINUTES 18 SECONDS EAST ALONG THE LAST DESCRIBED LINE 951.65 FEET TO THE POINT OF BEGINNING, IN WILL COUNTY, ILLINOIS.

EXHIBIT A-10 TA Mon(-)is 21 Romines Drive Morris, IL Parcel 1: That part of Section 27, Township 34 North, Range 7 East of the third Principal Meridian, described as follows: Commencing at the northwest corner of the Southwest Quarter of said Section 27; thence North 88 Degrees 07 Minutes 22 Seconds East along the north line of the Southwest Quarter of Section 27 for a distance of 871,33 feet for a place of beginning; thence continuing North 88 Degrees 07 Minutes 22 Seconds East along the north line of the Southwest Quarter of said Section 27 for a distance of 461.01 feet; thence South 01 Degrees 22 Minutes 46 Seconds East for a distance of 575.35 feet; thence South 52 Degrees 56 Minutes 42 Seconds West for a distance of 136.71 feet; thence South 37 Degrees 03 Minutes 18 Seconds East for a distance of 180.10 feet to a point on the northerly line of Interstate Route 80 as depicted on the Plat of Highways recorded as Document 332059; thence South 52 Degrees 56 Minutes 40 Seconds West along the said northerly right-of-way line of Interstate Route 80 for a distance of 72.12 feet; thence South 57 Degrees 50 Minutes 37 Seconds West along the said northerly right-of-way line of Interstate Route 80 for a distance of 526.93 feet; thence South 65 Degrees 37 Minutes 30 Seconds West along the said northerly right-of-way line of Interstate Route 80 for a distance of 205.00 feet; thence South 79 Degrees 49 Minutes 01 Seconds West along the said northerly right-of-way line of Interstate 80 for a distance of 287.63 feet; thence North 55 Degrees 14 Minutes 14 Seconds West along the said northerly right-of-way line of Interstate Route 80 for a distance of 193.66 feet; thence North 27 Degrees 29 Minutes 42 Seconds West along the east right-of-way line of Illinois Route 47 as depicted on said Document 386495 for a distance of 164.96 feet; thence North 07 Degrees 40 Minutes 48 Seconds West along said east right-of-way line of Illinois Route 47 for a distance of 201.26 feet; thence North 01 Degrees 15 Minutes 40 Seconds West along said east right-of-way line of Illinois Route 47 for a distance of 195.00 feet; thence North 62 Degrees 21 Minutes 27 Seconds East along said east right-of-way line of Illinois Route 47 for a distance of 69.77 feet; thence North 43 Degrees 44 Minutes 20 Seconds East along the said east right-of-way line of Illinois Route 17 for a distance of 83.44 feet; thence North 01 Degrees 15 Minutes 40 Seconds West along the said east right-of-way line of Illinois Route 47 for a distance of 35.27 feet; thence North 88 Degrees 04 Minutes 15 Seconds East for a distance of 662.51 feet; thence North 01 Degrees 55 Minutes 45 Seconds West for a distance of (4)144.44 feet to the place of beginning, in Grundy County, Illinois. Parcel 2: That part of Section 27, Township 34 North, Range 7 East of the third Principal Meridian, described as follows: Commencing at the northwest corner of the Southwest Quarter of said Section 27; thence North 88 Degrees 07 Minutes 22 Seconds East along the north line of the Southwest Quarter of Section 27 for a distance of 1332.33 for a place of beginning; thence North 01 Degrees 22 Minutes 46 Seconds West for a distance of 7.65 feet; thence North 88 Degrees 07 Minutes 21 Seconds East for a distance of 1134.66 feet to a point on the northerly right-of-way line of Interstate Route 80 as depicted on the Plat of Highways recorded as Document 386495; thence South 52 Degrees 56 Minutes 40 Seconds West along said right-of-way line for a distance of 1204.13 feet; thence North 37 Degrees 03 MInutes 18 Seconds West for a distance of 180.10 feet; thence South 52 Degrees 56 Minutes 42 Seconds West for a distance of 63.29 feet; thence North 01 Degrees 22 Minutes 46 Seconds West for a distance of 575.35 feet to the place of beginning, in Grundy County, Illinois.

Morris, IL Page 2 Parcel 3: That part of Section 27, Township 34 North, Range 7 East of the third Principal Meridian, described as follows: Commencing at the northwest corner of the Southwest Quarter of said Section 27; thence North 88 Degrees 07 Minutes 22 Seconds East along the north line of the Southwest Quarter of Section 27 for a distance of 70.00 feet to a point on the east right-of-way line of Illinois Route 47 as Depicted on the Plat of Highway recorded as document 344829 being also the place of beginning; thence continuing North 88 Degrees 07 Minutes 22 Seconds East along the north line of the Southwest Quarter of said Section 27 for a distance of 801.33 feet; thence South 01 Degrees 55 Minutes 45 Seconds for a distance of 444.44 feet; thence South 88 Degrees 04 Minutes 15 Seconds West for a distance of 721.51 feet; thence North 62 Degrees 31 Minutes 24 Seconds West 71.28 feet; thence North 01 Degrees 15 Minutes 40 Seconds West along the westerly right-of-way line of Illinois Route 47 for a distance of 226,05 feet; thence South 88 Degrees 44 Minutes 20 Seconds West along said right-of-way line for a distance of 22.50 feet; thence North 01 Degrees 15 Minutes 40 Seconds West along said right-of-way for a distance of 183.88 feet to the place of beginning, in Grundy County, Illinois.

EXHIBIT A-11 Petro Wilmington  Lorenzo Road  Wilmington, IL PARCEL 1; LOT 7 IN RIDGEPORT LOGISTICS CENTER - PHASE 2, BEING A SUBDIVISION OF PART OF SECTION 16, TOWNSHIP 33 NORTH, RANGE 9, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED MAY 2, 2014 AS DOCUMENT R2014-036536 AND AS AMENDED BY THE CERTIFICATE OF CORRECTION RECORDED AUGUST 21, 2014 AS DOCUMENT NO. R2014-074296 AND BY CERTIFICATE OF CORRECTION RECORDED DECEMBER 10, 2014 AS DOCUMENT R2014-107175, IN WILL COUNTY, ILLINOIS PARCEL 2: AN EXCLUSIVE AND PERPETUAL SIGN EASEMENT FOR THE BENEFIT OF PARCEL 1 AS CREATED BY SIGN EASEMENT DATED JANUARY 23, 2015 AND RECORDED FEBRUARY 10, 2015 AS DOCUMENT R2015-31046 FROM RIDGE LOGISTICS PARK I, LLC, A DELAWARE LIMITED LIABILITY COMPANY TO TA WILMINGTON 1L LLC, A DELAWARE LIMITED LIABILITY COMPANY, OVER THE FOLLOWING DESCRIBED LAND: THAT PART OF THE NORTHEAST QUARTER OF SECTION 16, TOWNSHIP 33 NORTH RANGE 9 EAST OF ‘1.’HE THIRD PRINCIPAL MERIDIAN IN WILL COUNTY, ILLINOIS DESCRIBED AS FOLLOWS: COMMENCING AT THE MOST EASTERLY CORNER OF LOT 7 IN RIDGEPORT LOGISTICS CENTER-PHASE 2, RECORDED MAY 2, 2014 AS DOCUMENT 82014-036536; THENCE NORTH 31 DEGREES 22 MINUTES 33 SECONDS EAST (BASED UPON THE ILLINOIS STATE PLANE COORDINATE SYSTEM OF 1983, EAST ZONE), ALONG THE NORTHERLY EXTENSION OF THE MOST EASTERLY LINE OF SAID LOT 7, 336.83 FEET TO THE SOUTHERLY LINE OF RELOCATED LORENZO ROAD HERETOFORE DEDICATED PER PLAT OF HIGHWAYS DOCUMENT R2002-10752; THENCE NORTH 59 DEGREES 3B MINUTES 49 SECONDS WEST, ALONG THE SOUTHERLY LINE OF SAID LORENZO RAOD, 45.73 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 30 DEGREES 21 MINUTES 11 SECONDS WEST, 30.00 FEET; THENCE NORTH 59 DEGREES 38 MINUTES 49 SECONDS WEST, 25,00 FEET; THENCE NORTH 30 DEGREES 21 MINUTES 11 SECONDS EAST, 30.00 FEET TO THE SOUTHERLY LINE OF SAID LORENZO ROAD; THENCE SOUTH 59 DEGREES 38 MTNUTES 49 SECONDS EAST ALONG SAID SOUTHERLY LINE, 25.00 FEET TO THE POINT OF BEGINNING. TOGETHER WITH NON-EXCLUSIVE RIGHTS TO ACCESS THERETO AND THE ABILITY TO RUN UTILITY LINES THERE TO OVER A LEGAL DESCRIPTION TO BE AGREED UPON BY THE PARTIES AND MEMORIALIZED IN A WRITING TO BE RECORDED UPON AGREEMENT BY THE PARTIES AS CONTAINED TN THE AFORESAID SIGN EASEMENT AGREEMENT PARCEL 3: A NON-EXCLUSIVE EASEMENT FOR THE BENEFIT OF PARCEL 1 AS CREATED BY THE PLAT OF RIDEPORT LOGISTICS CENTER-PHASE 2 SUBDIVISION RECORDED MAY 2, 2014 AS DOCUMENT R2011-036536 AS AMENDED BY CERTIFICATE OF CORRECTION RECORDED AUGUST 21, 2014 AS DOCUMENT R2014-074296 AND ALSO AMENDED BY CERTIFICATE OF CORRECTION RECORDED DECEMBER 10, 2014 AS DOCUMENT R2014-107175 FOR THE PURPOSE OF STORAGE AND FREE-FLOW OF STORMWATER AND THE FOREGOING RIGHT INCLUDES THE RIGHT TO DRAIN STORMWATER BENEATH ALL ROADS WITHIN RIDGEPORT LOGISTICS CENTER-PHASE 2.

Wilmington, IL Page 2 TERMS, COVENANT, CONDITIONS AND RESTRICTIONS CONTAINED IN THE MEMORANDUM OF REPURCHASE OPTION DATED - AND RECORDED - AS DOCUMENT NUMBER - MADE BY AND BETWEEN TA WI LMI NGTON I L LLC, A DELAWARE LI MI TED LI ABI LI TY COMPANY, AND RIDGE LOGI STRI CS PARK I , LLC, A DELAWARE LI MI TED LI ABILITY COMPANY.

EXHIBIT A-12 Petro Gary 3001 Grant Street Gary, IN PARCEL 1: PART OF THE NORTHWEST 1/4 OF SECTION 21, TOWNSHIP 36 NORTH, RANGE 8 WEST OF THE 2ND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE EAST LINE OF GRANT STREET (54 FEET EAST OF THE WEST LINE OF SAID NORTHWEST 1/4) WHICH IS 1899,03 FEET NORTH OF THE SOUTH LINE OF SAID NORTHWEST 1/4; THENCE EAST AT RIGHT ANGLES TO THE EAST LINE OF GRANT STREET, 120 FEET; THENCE NORTH PARALLEL TO THE EAST LINE OF GRANT STREET, 182.95 FEET MORE OR LESS, TO A LINE DRAWN PERPENDICULAR TO THE WEST LINE OF SAID NORTHWEST 1/4 THROUGH A POINT IDENTIFIED AS STATION 2 PLUS 35 ON CENTER LINE “C” AS SET OUT IN THE DESCRIPTION OF PARCEL 334 OF PROJECT NO. 265, SECTION 22, IN A RIGHT-OF-WAY GRANT TO THE STATE HIGHWAY DEPARTMENT OF INDIANA, RECORDED IN RIGHT OF WAY GRANT RECORD 1127 PAGE 273, IN THE OFFICE OF THE RECORDER OF LAKE COUNTY, INDIANA; THENCE WEST ALONG SAID PERPENDICULAR LINE 120 FEET TO THE EAST LINE OF GRANT STREET; THENCE SOUTH ALONG THE EAST LINE OF GRANT STREET 182.95 FEET, MORE OR LESS TO THE POINT OF BEGINNING. PARCEL 2: PART OF THE NORTHWEST 1/4 OF SECTION 21, TOWNSHIP 36 NORTH, RANGE 8 WEST OF THE 2ND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE EAST LINE OF GRANT STREET WHICH IS 1,799.03 FEET NORTH OF THE SOUTH LINE OF SAID NORTHWEST 1/4 OF SECTION 21, SAID POINT OF BEGINNING BEING 200 FEET NORTH OF THE NORTH LINE OF THE ENTRANCE PARCEL OF THE UNITED STATES ARMY SITE AS SAID ENTRANCE PARCEL IS DESCRIBED IN AN EASEMENT RECORDED IN MISCELLANEOUS RECORD 626 PAGE 238; THENCE EAST AT RIGHT ANGLES TO THE EAST LINE OF GRANT STREET AND 200 FEET NORTH OF A LINE PARALLEL WITH THE NORTH LINE OF SAID ENTRANCE PARCEL, 120 FEET; THENCE NORTH AND PARALLEL WITH THE EAST LINE OF GRANT STREET 100 FEET; THENCE WEST AT RIGHT ANGLES 120 FEET TO THE EAST LINE OF GRANT STREET; THENCE SOUTH ALONG THE EAST LINE OF GRANT STREET 100 FEET TO THE PLACE OF BEGINNING. PARCEL 3: A PART OF THE NORTHWEST 1/4 OF SECTION 21, TOWNSHIP 36 NORTH, RANGE 8 WEST OF THE 2ND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT A POINT ON THE EAST RIGHT-OF-WAY LINE GRANT STREET (54 FEET EAST OF THE WEST LINE OF SAID NORTHWEST 1/4) WHICH IS 1,799.03 FEET NORTH OF THE SOUTH LINE OF SAID NORTHWEST 1/4; THENCE EAST RIGHT ANGLES TO THE EAST RIGHT-OF-WAY LINE OF GRANT STREET 120.0 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING EAST ALONG SAID LAST MENTIONED COURSE 120.0 FEET; THENCE NORTH PARALLEL WITH THE EAST RIGHT-OF-WAY LINE OF GRANT STREET 283.95 FEET MORE OR LESS TO A LINE DRAWN PERPENDICULAR TO THE WEST LINE OF SAID NORTHWEST 1/4, THROUGH A POINT IDENTIFIED AS STATION 2 PLUS 35 ON CENTER LINE “C” AS SET OUT IN

Gary, N Page 2 THE DESCRIPTION OF PARCEL 331 OF PROJECT NO, 265, SECTION 22, IN A RIGHT-OF-WAY GRANT TO THE STATE HIGHWAY DEPARTMENT OF INDIANA, RECORDED IN A RIGHT-OF-WAY GRANT RECORD 1127 PAGE 273, IN THE OFFICE OF THE RECORDED OF LAKE COUNTY, INDIANA; THENCE WEST ALONG SAID PERPENDICULAR LINE 120.0 FEET THENCE SOUTH PARALLEL WITH THE EAST RIGHT-OF-WAY LINE OF GRANT STREET 282.95 FEET MORE OR LESS TO THE POINT OF BEGINNING, EXCEPT FROM THE ABOVE DESCRIBED PARCEL THAT PART DESCRIBED AS FOLLOWS: PART OF THE NORTHWEST 1/1 OF SECTION 21, TOWNSHIP 36 NORTH, RANGE 8 WEST OF THE 2ND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, DESCRIBED AS FOLLOWS: COMMENCING AT A POINT ON THE EAST LINE OF GRANT STREET WHICH IS 1,799.03 FEET NORTH OF THE SOUTH LINE OF THE NORTHWEST 1/1 OF SECTION 21, SAID POINT OF COMMENCEMENT BEING 200 FEET NORTH OF THE NORTH LINE OF THE ENTRANCE PARCEL OF THE UNITED STATES ARMY SITE AS SAID ENTRANCE IS DESCRIBED IN AN EASEMENT RECORDED IN MISCELLANEOUS RECORD 626 PAGE 238; THENCE EAST RIGHT ANGLES TO THE EAST LINE OF GRANT STREET AND 200 FEET NORTH OF AND PARALLEL WITH THE NORTH LINE OF SAID ENTRANCE PARCEL, 120 FEET TO THE POINT OF BEGINNING; THENCE NORTH PARALLEL WITH THE EAST RIGHT-OF-WAY LINE OF GRANT STREET 282.95 FEET, MORE OR LESS, TO A LINE DRAWN PERPENDICULAR TO THE WEST LINE OF SAID NORTHWEST 1/4 OF SECTION 21; THENCE EAST ON SAID PERPENDICULAR LINE, 30 FEET; THENCE SOUTH 68.97 FEET; THENCE WEST 21 FEET; THENCE SOUTH 213.95 FEET TO A POINT 6 FEET EAST OF THE POINT OF BEGINNING; THENCE WEST 6 FEET TO THE POINT OF BEGINNING. PARCEL 4: PART OF THE NORTHWEST 1/4 OF SECTION 21, TOWNSHIP 36 NORTH, RANGE 8 WEST OF THE 2ND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, DESCRIBED AS FOLLOWS: COMMENCING AT A POINT ON THE EAST LINE OF GRANT STREET WHICH IS 1,799,03 FEET NORTH OF THE SOUTH LINE OF THE NORTHWEST 1/4 OF SECTION 21, SAID POINT OF COMMENCING BEING 200 FEET NORTH OF THE NORTH LINE OF THE ENTRANCE PARCEL OF THE UNITED STATES ARMY SITE AS SAID ENTRANCE IS DESCRIBED IN AN EASEMENT RECORDED IN MISCELLANEOUS RECORD 626 PAGE 238; THENCE EAST AT RIGHT ANGLES TO THE EAST LINE OF GRANT STREET AND 200 FEET NORTH OF AND PARALLEL WITH THE NORTH LINE OF SAID ENTRANCE PARCEL 120 FEET TO THE POINT OF BEGINNING: THENCE NORTH PARALLEL WITH THE EAST RIGHT-OF-WAY LINE OF GRANT STREET 282.95 FEET, MORE OR LESS, TO A LINE DRAWN PERPENDICULAR TO THE WEST LINE OF SAID NORTHWEST 1/1 OF SECTION 21; THENCE EAST ON SAID PERPENDICULAR LINE, 30 FEET; THENCE SOUTH 68.97 FEET; THENCE WEST 29 FEET; THENCE SOUTH 213.98 FEET TO A POINT 6 FEET EAST OF THE POINT OF BEGINNING; THENCE WEST 6 FEET TO THE POINT OF BEGINNING, PARCEL 5: A PART OF THE NORTHWEST 1/4 OF SECTION 21. TOWNSHIP 36 NORTH, RANGE 8 WEST OF THE 2ND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, MORE PARTICULARLY DESCRIBE AS FOLLOWS: COMMENCING AT A POINT ON THE EAST RIGHT-OF-WAY LINE OF GRANT STREET SAID POINT BEING 54 FEET EAST OF THE WEST LINE OF SAID NORTHWEST 1/1 OF SECTION 21, AND 1,799.03 FEET NORTH OF THE SOUTH LINE OF SAID NORTHWEST 1/4 OF SECTION 21: THENCE EAST OF RIGHT ANGLES TO THE EAST RIGHT-OF-WAY LINE OF GRANT STREET 120.00 FEET TO THE POINT OF BEGINNING: THENCE CONTINUING EAST 120.00 FEET; THENCE NORTH ON PARALLEL WITH THE EAST RIGHT-OFWAY LINE OF GRANT STREET, 205.18 FEET, MORE OR LESS, TO A POINT WHICH IS 78.77 FEET SOUTH OF LINE DRAWN AT RIGHT ANGLES TO THE WEST LINE OF SAID NORTHWEST 1/4 OFSECTION 21 THROUGH A POINT IDENTIFIED AS STATION 2 PLUS 35 ON CENTER LINE “C” AS SET OUT IN THE DESCRIPTION OF PARCEL 334 OF PROJECT NO. 265, SECTION 22 IN A RIGHT-OF- WAY GRANT TO THE INDIANA DEPARTMENT OF HIGHWAYS, RECORDED IN RIGHT-OF-WAY GRANT RECORD 1127 PAGE 273, IN THE OFFICE OF THE RECORDER OF LAKE COUNTY, INDIANA: THENCE EAST PERPENDICULAR TO THE EAST RIGHT-OF-WAY LINE OF GRAND STREET 271,00 FEET; THENCE SOUTH PARALLEL WITH EAST RIGHT-OF-WAY LINE GRANT STREET 305.18 FEET; THENCE

Gary, IN Page 3 CONTINUING WEST PERPENDICULAR TO THE EAST RIGHT-OFWAY LINE OF GRAND STREET, 391.00 FEET; THENCE NORTH PERPENDICULAR TO SAID LAST MENTIONED COURSE 100.00 FEET TO THE POINT OF BEGINNING. PARCEL 6: THAT PART OF THE NORTHWEST 1/4 OF SECTION 21, TOWNSHIP 36 NORTH, RANGE 8 WEST OF THE 2ND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE EAST LINE OF GRANT STREET WHICH IS 1,434.03 FEET, NORTH OF THE SOUTH LINE OF THE SAID NORTHWEST 1/4 OF SECTION 21; THENCE EAST AT RIGHT ANGLES IN THE EAST LINE OF GRANT STREET A DISTANCE OF 120 FEET; THENCE NORTH PARALLEL TO THE EAST LINE OF GRANT STREET A DISTANCE OF 115 FEET TO THE SOUTH LINE OF THE ENTRANCE PARCEL OF THE U.S. ARMY SITE, AS THE SAID ENTRANCE PARCEL IS DESCRIBED IN RIGHT-OF-WAY EASEMENT, IN MISCELLANEOUS RECORD 626 PAGE 238 AS DOCUMENT NO, 811940, IN LAKE COUNTY, INDIANA; THENCE WEST AT RIGHT ANGLE TO THE EAST LINE OF GRANT STREET, ALONG THE SOUTH LINE OF SAID ENTRANCE PARCEL A DISTANCE OF 120 FEET TO THE EAST LINE OF GRANT STREET; THENCE SOUTH ALONG THE EAST LINE OF GRANT STREET A DISTANCE OF 115 FEET TO THE POINT OF BEGINNING. PARCEL 7: INTENTIONALLY OMITTED  PARCEL 8: INTENTIONALLY OMITTED PARCEL 8A (REMAINDER LEASEHOLD): PART OF THE WEST 1/2 OF THE NORTHWEST 1/4 OF SECTION 21, TOWNSHIP 36 NORTH, RANGE 8 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, DESCRIBED AS FOLLOWS: COMMENCING AT A POINT ON THE WEST LINE OF SAID NORTHWEST 1/4 OF SAID SECTION 21 WHICH IS 689.87 FEET NORTH OF THE SOUTH LINE OF THE NORTHWEST 1/4 OF THE NORTHWEST 1/4 OF THE SAID SECTION 21; THENCE EAST AT RIGHT ANGLES TO THE WEST LINE OF SAID NORTHWEST 1/4 OF SAID SECTION 21, A DISTANCE OF 565.00 FEET TO THE POINT OF BEGINNING, WHICH POINT OF BEGINNING IS 68.97 FEET SOUTH OF A LINE DRAWN AT RIGHT ANGLES TO THE WEST LINE OF SAID NORTHWEST 1/4 OF SAID SECTION 21 THROUGH A POINT IDENTIFIED AS STATION 2 PLUS 35 ON CENTERLINE “C” AS SET OUT IN THE DESCRIPTION OF PARCEL 334 OF PROJECT NO. 265, SECTION 22, IN A RIGHT OF WAY GRANT TO THE INDIANA D DEPARTMENT OF HIGHWAYS (NOW THE INDIANA DEPARTMENT OF TRANSPORTATION), RECORDED IN THE OFFICE OF THE RECORDER OF LAKE COUNTY INDIANA, IN RIGHT OF WAY GRANT RECORD 1127 PAGE 273; THENCE CONTINUING NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST (ALL BEARINGS IN THIS DESCRIPTION ARE ASSUMED AT RIGHT ANGLES TO THE WEST LINE OF SAID NORTHWEST 1/4 OF SAID SECTION 21 A DISTANCE OF 343.47 FEET TO A POINT WHICH IS 418 FEET, MORE OR LESS, WEST OF THE WEST LINE SAID NORTHWEST 1/4 OF THE NORTHWEST 1/4 OF SAID SECTION 21; THENCE SOUTH 0 DEGREES 01 MINUTES 15 SECONDS WEST AND PARALLEL WITH SAID EAST LINE A DISTANCE OF 1,316.60 FEET; MORE OR LESS TO A POINT ON THE NORTH RIGHT WAY LINE OF WEST 32ND AVENUE; THENCE NORTH 88 DEGREES 57 MINUTES 48 SECONDS WEST ALONG SAID NORTH RIGHT OF WAY LINE A DISTANCE OF 606.90 FEET; THENCE NORTH A DISTANCE OF 290.0 FEET; THENCE NORTH 88 DEGREES 57 MINUTES 58 SECONDS WEST A DISTANCE OF 97,28 FEET; THENCE NORTH 0 DEGREES 00 MINUTES 00 SECONDS A DISTANCE OF 193.89 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 361.00 FEET; THENCE NORTH 0 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 820.00 FEET TO THE POINT OF BEGINNING; EXCEPTING THEREFROM THAT PART THEREOF CONVEYED BY DEED RECORDED NOVEMBER 19, 2012 AS INSTRUMENT 2012081474 AND MORE PARTICULARLY DESCRIBED AS FOLLOWS: EXCEPTION TRACT 1: PART OF THE NORTHWEST QUARTER OF SECTION 21, TOWNSHIP 36 NORTH, RANGE 8 WEST OF THE 2ND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA

Gary, IN Page 4 DESCRIBED AS FOLLOWS: COMMENCING AT A POINT ON THE WEST LINE OF SAID NORTHWEST QUARTER, SAID POINT BEING IDENTIFIED AS STATION 2 PLUS 35 ON CENTERLINE “C” AS SHOWN IN THE DESCRIPTION OF PARCEL 334 OF PROJECT NO, 265, SECTION 22 IN A RIGHT-OF-WAY GRANT TO THE STATE HIGHWAY DEPARTMENT (INDIANA DEPARTMENT OF TRANSPORTATION), RECORDED IN RIGHT-OF-WAY GRANT RECORD 1127, PAGE 273, IN THE RECORDER’S OFFICE OF SAID COUNTY, THENCE EAST ALONG A LINE DRAWN PERPENDICULAR TO THE WEST LINE OF SAID NORTHWEST QUARTER (SAID WEST LINE ASSUMED TO BE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST), SOUTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, 294.00 FEET TO THE NORTHEAST CORNER OF PARCEL “C” AS DESCRIBED TO TA OPERATING LLC IN A SPECIAL WARRANTY DEED, RECORDED AS DOCUMENT NUMBER 2011-035107 ON JUNE 29, 2011 IN SAID RECORDER’S OFFICE AND THE POINT OF BEGINNING; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, 78,77 FEET ALONG THE EAST LINE OF SAID PARCEL “C” TO THE NORTHWEST CORNER OF PARCEL “E” AS DESCRIBED IN SAID TA OPERATING LLC DEED; THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, 271.00 FEET ALONG THE NORTH LINE OF SAID PARCEL ‘‘E” TO THE NORTHEAST CORNER THEREOF; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, 305.18 FEET (DEED), 304.18 FEET (CALCULATED) TO THE SOUTHEAST CORNER THEREOF; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, 385.00 FEET ALONG THE SOUTH LINE OF SAID PARCEL “E” TO THE NORTHEAST CORNER OF A PARCEL OF LAND DESCRIBED TO NORTHLAND DEVELOPMENT CORPORATION, INCORPORATED, IN A QUIT CLAIM DEED, RECORDED AS DOCUMENT NUMBER 945241 ON OCTOBER 23, 1987 IN SAID RECORDER’S OFFICE; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, 505.02 FEET ALONG THE EAST LINE OF SAID NORTHLAND PARCEL TO THE SOUTHERLY LINE OF A PARCEL OF LAND DESCRIBED TO THE CITY OF GARY IN A QUIT CLAIM DEED, RECORDED AS DOCUMENT NO, 623001 IN BOOK 1294, PAGE 225 ON JULY 1, 1965 IN SAID RECORDER’S OFFICE; THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, 23,93 FEET ALONG LAST SAID SOUTHERLY LINE TO THE EAST LINE OF SAID NORTHLAND PARCEL; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, 193,89 FEET (DEED) 194.89 FEET (CALCULATED) ALONG THE EAST LINE OF SAID NORTHLAND PARCEL TO THE NORTH LINE OF PARCEL “J” AS DESCRIBED IN SAID TA OPERATING LLC DEED; THENCE SOUTH 88 DEGREES 57 MINUTES 58 SECONDS EAST, 97.28 FEET ALONG THE NORTH LINE OF SAID PARCEL “J” TO THE NORTHEAST CORNER THEREOF; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, 290.00 FEET ALONG THE EAST LINE OF SAID PARCEL “3” TO THE NORTH RIGHT OF WAY LINE OF 32ND AVENUE (CURRENTLY BEING 100 FOOT RIGHT OF WAY WIDTH); THENCE SOUTH 88 DEGREES 57 MINUTES 58 SECONDS EAST, 1024.96 FEET ALONG SAID NORTH RIGHT OF WAY LINE TO THE EAST LINE OF THE WEST HALF OF SAID NORTHWEST QUARTER; THENCE NORTH 00 DEGREES 01 MINUTES 14 SECONDS EAST, 1148.11 FEET ALONG LAST SAID EAST LINE TO A LINE 245.00 FEET SOUTH OF AND PARALLEL WITH SAID LINE DRAWN PERPENDICULAR AND THROUGH SAID POINT IDENTIFIED AS STATION 2 PLUS 35; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, 711.40 FEET ALONG SAID PARALLEL LINE TO A LINE 50 FEET EAST OF AND PARALLEL WITH SAID EAST LINE OF PARCEL “E”; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST, 245.00 FEET ALONG LAST SAID PARALLEL LINE TO SAID LINE DRAWN PERPENDICULAR AND THROUGH SAID POINT IDENTIFIED AS STATION 2 PLUS 35; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, 321.00 FEET ALONG SAID LINE DRAWN PERPENDICULAR THROUGH SAID POINT IDENTIFIED AS STATION 2 PLUS 35 TO THE POINT OF BEGINNING, CONTAINING 28,58 ACRES MORE OR LESS. EXCEPTION TRACT 2: A PART OF THE NORTHWEST QUARTER OF SECTION 21, TOWNSHIP 36 NORTH, RANGE 8 WEST OF THE 2ND PRINCIPAL MERIDIAN IN THE CITY OF GARY, LAKE COUNTY, INDIANA, DESCRIBED AS FOLLOWS: COMMENCING AT A POINT ON THE EAST RIGHT OF WAY LINE OF GRANT STREET, SAID POINT BEING 54 FEET EAST OF THE WEST LINE OF SAID NORTHWEST QUARTER OF SECTION 21 AND 1,699.03 FEET NORTH OF THE SOUTH LINE OF SAID NORTHWEST QUARTER OF SECTION 21; THENCE EAST AT RIGHT ANGLES TO THE EAST RIGHT OF WAY LINE OF GRANT STREET 120.00 FEET TO THE TRUE POINT OF BEGINNING, SAID POINT OF BEGINNING BEING 100 FEET

Gary, IN Page 5 NORTH OF THE NORTH LINE OF THE ENTRANCE PARCEL OF THE UNITED STATES ARMY SITE AS SAID ENTRANCE PARCEL IS DESCRIBED IN AN EASEMENT RECORDED IN MISCELLANEOUS RECORD 626, PAGE 238; THENCE EAST AT RIGHT ANGLES TO THE EAST LINE OF GRANT STREET AND 100 FEET NORTH OF AND PARALLEL WITH THE NORTH LINE OF SAID ENTRANCE PARCEL 6.00 FEET; THENCE SOUTH AND PARALLEL WITH THE EAST LINE OF GRANT STREET 100 TO THE NORTHEASTERLY CORNER OF SAID ENTRANCE PARCEL; THENCE WEST AT RIGHT ANGLES TO THE EAST LINE OF GRANT STREET AND ALONG THE NORTH LINE OF SAID ENTRANCE PARCEL 6.00 FEET; THENCE NORTH AND PARALLEL WITH THE EAST LINE OF GRANT STREET 100 FEET TO THE TRUE POINT OF BEGINNING, ALSO, A PART OF THE NORTHWEST QUARTER OF SECTION 21, TOWNSHIP 36 NORTH, RANGE 8 WEST OF THE 2ND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, DESCRIBED AS FOLLOWS: COMMENCING AT THE INTERSECTION OF THE EAST RIGHT OF WAY LINE OF GRANT STREET AND THE NORTH RIGHT OF WAY LINE OF WEST 32ND AVENUE, WHICH POINT OF INTERSECTION IS 54 FEET EAST OF THE WEST LINE OF SAID NORTHWEST QUARTER OF SECTION 21 AND 710.20 FEET NORTH OF THE SOUTH LINE OF SAID NORTHWEST QUARTER OF SECTION 21; THENCE EAST AT RIGHT ANGLES TO THE EAST RIGHT OF WAY LINE OF GRANT STREET 120.00 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING NORTH AND PARALLEL WITH THE EAST RIGHT OF WAY LINE OF GRANT STREET 838.91 FEET TO A POINT ON THE SOUTH LINE OF THE ENTRANCE PARCEL OF THE UNITED STATES ARMY SITE AS SAID ENTRANCE PARCEL IS DESCRIBED IN AN EASEMENT RECORDED IN MISCELLANEOUS RECORD 626, PAGE 238; THENCE EAST AT RIGHT ANGLES TO THE EAST RIGHT OF WAY LINE OF GRANT STREET ALONG SAID SOUTH LINE OF SAID ENTRANCE PARCEL 6.00 FEET; THENCE SOUTH AND PARALLEL WITH THE EAST RIGHT OF WAY LINE OF GRANT STREET 355.02 FEET; THENCE EAST AT RIGHT ANGLES TO THE EAST RIGHT OF WAY LINE OF GRANT STREET 24.00 FEET; THENCE SOUTH AND PARALLEL WITH THE EAST RIGHT OF WAY LINE OF GRANT STREET 193.89 FEET; THENCE CONTINUING WEST AT RIGHT ANGLES TO THE EAST RIGHT OF WAY LINE OF GRANT STREET 10.00 FEET; THENCE SOUTH AND PARALLEL WITH THE EAST RIGHT OF WAY LINE OF GRANT STREET 290.00 FEET TO A POINT ON THE NORTH RIGHT OF WAY LINE OF WEST 32ND AVENUE; THENCE WEST ALONG SAID NORTH RIGHT OF WAY LINE 20.00 FEET TO THE TRUE POINT OF BEGINNING, PARCEL 9: INTENTIONALLY OMITTED PARCEL 10: EASEMENT CREATED BY INSTRUMENT DATED DECEMBER 3, 1954 AND RECORDED JANUARY 19, 1955 IN MISCELLANEOUS RECORD 626 PAGE 238 AS DOCUMENT NO. 811940, MADE BY RUSSELL H. MCBRIDE, SUCCESSOR TRUSTEE UNDER DEED MADE BY THE TOLLESTON CLUB OF CHICAGO, RECORDED DECEMBER 20, 1926 AS DOCUMENT NO. 226426, IN DEED RECORD 388 PAGE 535, PURSUANT TO ORDER ENTERED MAY 12, 1993 IN LAKE SUPERIOR COURT AS CAUSE NO, 59249, GARY TO THE UNITED STATES OF AMERICA AND ITS ASSIGNS, COVERING THE FOLLOWING DESCRIBED REAL ESTATE; A TRACT OF LAND SITUATED IN THE WEST 1/2 OF GOVERNMENT LOT 8, SECTION 21, TOWNSHIP 38 NORTH RANGE 8 WEST OF THE SECOND PRINCIPAL MERIDIAN, ACCORDING TO GOVERNMENT SURVEY OF 1872, AS RECORDED IN PLAT BOOK 14 PAGE 36 IN THE OFFICE OF THE RECORDER OF LAKE COUNTY INDIANA, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHEAST CORNER OF THE NORTH 1/2 OF THE SOUTH 1/2 OF SECTION 20, TOWNSHIP 36 NORTH, RANGE B WEST OF THE SECOND P.M. SAID CORNER BEING A POINT ON THE EAST LINE OF SECTION 20 AND THE WEST LINE OF SECTION 21, SAID TOWNSHIP AND RANGE; THENCE NORTHERLY, ALONG SAID LINE A DISTANCE OF 2,846.00 FEET TO THE TRUE POINT OF BEGINNING; THENCE FROM THE POINT OF BEGINNING NORTHERLY ALONG THE WEST LINE OF SAID SECTION 21, A DISTANCE OF 100 FEET; THENCE EASTERLY AT RIGHT ANGLES TO THE WEST LINE OF SAID SECTION 21, A DISTANCE OF 54.00 FEET TO THE EAST LINE OF GRANT STREET; THENCE SOUTHERLY, ALONG THE EAST LINE OF GRANT STREET, A DISTANCE OF 25.00 FEET; THENCE EASTERLY AT RIGHT ANGLES TO THE WEST LINE OF SAID SECTION 21, A DISTANCE OF 126.00 FEET, THENCE SOUTHERLY,

Gary, IN Page 6 PARALLEL TO THE WEST LINE OF SAID SECTION 21, A DISTANCE OF 50.00 FEET; THENCE WESTERLY AT RIGHT ANGLES TO THE WEST LINE OF SAID SECTION 21 A DISTANCE OF 126.00 FEET TO THE EAST LINE OF GRANT STREET; THENCE SOUTHERLY ALONG THE EAST LINE OF GRANT STREET, A DISTANCE OF 25.00 FEET; THENCE WESTERLY, A DISTANCE OF 54,00 FEET TO THE POINT OF BEGINNING, PARCEL 11: THAT PART OF THE NORTHWEST 1/4 OF THE NORTHWEST 1/4 OF SECTION 21, TOWNSHIP 36 NORTH, RANGE 8 WEST OF THE 2ND PRINCIPAL MERIDIAN IN THE CITY OF GARY, IN LAKE COUNTY, INDIANA, DESCRIBED AS FOLLOWS. BEGINNING AT A POINT ON THE EAST LINE OF GRANT STREET, WHICH IS 1,599.03 FEET, MORE OR LESS NORTH OF THE SOUTH LINE OF SAID NORTHWEST 1/4 OF SECTION 21, SAID POINT OF BEGINNING BEING ON THE NORTH LINE OF ENTRANCE PARCEL TO U.S. ARMY SITE, AS THE SAID ENTRANCE PARCEL IS DESCRIBED IN RIGHT OF WAY EASEMENT, IN MISCELLANEOUS RECORD 626 PAGE 238 AS DOCUMENT NO. 811940, IN LAKE COUNTY, INDIANA; THENCE EAST AT RIGHT ANGLES AS TO THE EAST LINE OF GRANT STREET, ALONG THE NORTHEAST LINE OF SAID ENTRANCE PARCEL A DISTANCE OF 120 FEET; THENCE NORTH AND PARALLEL TO THE EAST LINE OF GRANT STREET, A DISTANCE OF 100 FEET; THENCE WEST AT RIGHT ANGLES A DISTANCE OF 120 FEET TO THE EAST LINE OF GRANT STREET; THENCE SOUTH ALONE THE EAST LINE OF GRANT STREET, A DISTANCE OF 100 FEET TO THE POINT OF BEGINNING, IN LAKE COUNTY, INDIANA. PARCEL 12: THAT PART OF THE NORTHWEST 1/4 OF SECTION 21, TOWNSHIP 36 NORTH, RANGE 8 WEST OF THE 2ND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE WEST LINE OF SAID NORTHWEST 1/4 WHICH IS 2081.98 FEET NORTH OF THE SOUTH LINE OF THE SAID NORTHWEST 1/4 OF SAID SECTION, THE SAID POINT OF BEGINNING DESIGNATED AS SECTION 2 PLUS 35 AS INDICATED ON RIGHT OF WAY GRANT TO THE STATE HIGHWAY DEPARTMENT OF INDIANA, PROJECT NO. 265, SECTION 23, THENCE EAST AT RIGHT ANGLES TO THE WEST LINE OF SAID NORTHWEST 1/4 OF SAID SECTION A DISTANCE OF 204 FEET; THENCE NORTH AND PARALLEL TO THE WEST LINE OF SAID NORTHWEST 1/4 OF SAID SECTION A DISTANCE OF 381.27 FEET, MORE OR LESS, IN THE SOUTH RIGHT OF WAY LINE OF THE NORTHERN INDIANA PUBLIC SERVICE COMPANY’S PROPERTY; THENCE WEST ALONG THE SAID SOUTH RIGHT-OF-WAY LINE OF THE SAID NORTHERN INDIANA PUBLIC SERVICE COMPANY, A DISTANCE OF 204 FEET TO A POINT ON THE WEST LINE OF THE NORTHWEST 1/4 OF SAID SECTION; THENCE SOUTH ALONG THE WEST LINE OF THE SAID NORTHWEST 1/4 OF SAID SECTION TO THE PLACE OF BEGINNING. EXCEPTING THEREFROM THAT PART DEEDED TO THE STATE OF INDIANA, LITTLE CALUMET RIVER BASIN DEVELOPMENT COMMISSION BY CLERK’S DEED RECORDED APRIL 26, 1995 AS DOCUMENT NO. 95022966, DESCRIBED AS FOLLOWS: PART OF THE NORTHWEST 1/4 OF SECTION 21, TOWNSHIP 36 NORTH, RANGE 8 WEST OF THE 2ND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, MORE PRECISELY DESCRIBED AS: BEGINNING AT A POINT ON THE WEST LINE OF SAID NORTHWEST 1/4, WHICH IS 517 FEET SOUTH OF THE NORTHWEST CORNER OF SECTION 21; THENCE EAST ON A LINE PARALLEL WITH THE NORTH LINE OF SAID SECTION 21 A DISTANCE OF 204 FEET; THENCE NORTH ON A LINE PARALLEL WITH THE WEST LINE OF SAID SECTION 21 A DISTANCE OF 239.27 FEET TO THE SOUTH RIGHT-OF-WAY LINE OF THE NORTHERN INDIANA PUBLIC SERVICE COMPANY’S PROPERTY; THENCE WEST ALONG THE SAID SOUTH RIGHT OF WAY LINE OF SAID NORTHERN INDIANA PUBLIC SERVICE COMPANY A DISTANCE OF 204 FEET TO A POINT ON THE WEST LINE OF THE NORTHWEST 1/4 OF SAID SECTION; THENCE SOUTH ALONG THE WEST LINE OF SAID SECTION 21, A DISTANCE OF 239.27 FEET TO THE POINT OF BEGINNING, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, PARCEL 13: PART OF THE SOUTHWEST 1/4, NORTHWEST 1/4 OF SECTION 21, TOWNSHIP 36 NORTH, RANGE 8 WEST OF THE SECOND PRINCIPAL MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A POINT 2032,94 FEET NORTH AND 194 FEET EAST OF THE

Gary, IN Page 7 SOUTHWEST CORNER OF THE NORTHWEST 1/4, SOUTHWEST 1/4 OF SAID SECTION 21, THENCE EAST AND PARALLEL WITH THE SOUTH LINE OF THE NORTHWEST 1/4, SOUTHWEST 1/4 OF SAID SECTION 21, A DISTANCE OF 107.28 FEET; THENCE NORTH AND PARALLEL WITH THE WEST LINE OF THE SOUTHWEST 1/4, NORTHWEST 1/4 OF SAID SECTION 21, A DISTANCE OF 290 FEET; THENCE WEST AND PARALLEL WITH THE SOUTH LINE OF THE NORTHWEST 1/4, SOUTHWEST 1/4 OF SAID SECTION 21, A DISTANCE OF 107.28 FEET; THENCE SOUTH AND PARALLEL WITH THE WEST LINE OF THE SOUTHWEST 1/4, NORTHWEST 1/4 OF SAID SECTION 21, A DISTANCE OF 290 FEET TO THE POINT OF BEGINNING, ALL IN THE CITY OF GARY, LAKE COUNTY, INDIANA, PARCEL HA: PART OF THE NORTHWEST QUARTER OF SECTION 21, TOWNSHIP 36 NORTH, RANGE 8 WEST OF THE 2ND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA DESCRIBED AS FOLLOWS: COMMENCING AT A POINT ON THE WEST LINE OF SAID NORTHWEST QUARTER, SAID POINT BEING IDENTIFIED AS STATION 2 PLUS 35 ON CENTERLINE “C” AS SHOWN IN THE DESCRIPTION OF PARCEL 334 OF PROJECT NO, 265, SECTION 22 IN A RIGHT-OF-WAY GRANT TO THE STATE HIGHWAY DEPARTMENT (INDIANA DEPARTMENT OF TRANSPORTATION), RECORDED IN RIGHT-OF-WAY GRANT RECORD 1127, PAGE 273, IN THE RECORDER’S OFFICE OF SAID COUNTY, THENCE EAST ALONG A LINE DRAWN PERPENDICULAR TO THE WEST LINE OF SAID NORTHWEST QUARTER (SAID WEST LINE ASSUMED TO BE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST), SOUTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, 299,00 FEET TO THE NORTHEAST CORNER OF PARCEL “C” AS DESCRIBED TO TA OPERATING LLC IN A SPECIAL WARRANTY DEED, RECORDED AS DOCUMENT NUMBER 2011-035107 ON JUNE 29, 2011 IN SAID RECORDER’S OFFICE AND THE POINT OF BEGINNING; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, 78.77 FEET ALONG THE EAST LINE OF SAID PARCEL “C” TO THE NORTHWEST CORNER OF PARCEL “E” AS DESCRIBED IN SAID TA OPERATING LLC DEED; THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, 271.00 FEET ALONG THE NORTH LINE OF SAID PARCEL “E” TO THE NORTHEAST CORNER THEREOF; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, 305.18 FEET (DEED), 304.18 FEET (CALCULATED) TO THE SOUTHEAST CORNER THEREOF; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, 385,00 FEET ALONG THE SOUTH LINE OF SAID PARCEL “E” TO THE NORTHEAST CORNER OF A PARCEL OF LAND DESCRIBED TO NORTHLAND DEVELOPMENT CORPORATION, INCORPORATED, IN A QUIT CLAIM DEED, RECORDED AS DOCUMENT NUMBER 995241 ON OCTOBER 23, 1987 IN SAID RECORDER’S OFFICE; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, 505.02 FEET ALONG THE EAST LINE OF SAID NORTHLAND PARCEL TO THE SOUTHERLY LINE OF A PARCEL OF LAND DESCRIBED TO THE CITY OF GARY IN A QUIT CLAIM DEED, RECORDED AS DOCUMENT NO, 623001 IN BOOK 1299, PAGE 225 ON JULY 1, 1965 IN SAID RECORDER’S OFFICE; THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, 23,93 FEET ALONG LAST SAID SOUTHERLY LINE TO THE EAST LINE OF SAID NORTHLAND PARCEL; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, 193.89 FEET (DEED) 194.89 FEET (CALCULATED) ALONG THE EAST LINE OF SAID NORTHLAND PARCEL TO THE NORTH LINE OF PARCEL “3” AS DESCRIBED IN SAID TA OPERATING LLC DEED; THENCE SOUTH 88 DEGREES 57 MINUTES 58 SECONDS EAST, 97.28 FEET ALONG THE NORTH LINE OF SAID PARCEL “J” TO THE NORTHEAST CORNER THEREOF; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, 290.00 FEET ALONG THE EAST LINE OF SAID PARCEL “J” TO THE NORTH RIGHT OF WAY LINE OF 32ND AVENUE (CURRENTLY BEING 100 FOOT RIGHT OF WAY WIDTH); THENCE SOUTH 88 DEGREES 57 MINUTES 58 SECONDS EAST, 1024.96 FEET ALONG SAID NORTH RIGHT OF WAY LINE TO THE EAST LINE OF THE WEST HALF OF SAID NORTHWEST QUARTER; THENCE NORTH 00 DEGREES 01 MINUTES 14 SECONDS EAST, 1148.11 FEET ALONG LAST SAID EAST LINE TO A LINE 295,00 FEET SOUTH OF AND PARALLEL WITH SAID LINE DRAWN PERPENDICULAR AND THROUGH SAID POINT IDENTIFIED AS STATION 2 PLUS 35; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, 711.40 FEET ALONG SAID PARALLEL LINE TO A LINE 50 FEET EAST OF AND PARALLEL WITH SAID EAST LINE OF PARCEL “E”; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST, 245.00 FEET ALONG LAST SAID PARALLEL LINE TO SAID LINE DRAWN PERPENDICULAR AND THROUGH SAID POINT IDENTIFIED AS STATION 2 PLUS 35; THENCE NORTH 90 DEGREES 00

MINUTES 00 SECONDS WEST, 321.00 FEET ALONG SAID LINE DRAWN PERPENDICULAR THROUGH SAID POINT IDENTIFIED AS STATION 2 PLUS 35 TO THE POINT OF BEGINNING, CONTAINING 28.58 ACRES MORE OR LESS. Gary, [N Page 8 PARCEL 14B: A PART OF THE NORTHWEST QUARTER OF SECTION 21, TOWNSHIP 36 NORTH, RANGE 8 WEST OF THE 2ND PRINCIPAL MERIDIAN IN THE CITY OF GARY, LAKE COUNTY, INDIANA, DESCRIBED AS FOLLOWS: COMMENCING AT A POINT ON THE EAST RIGHT OF WAY LINE OF GRANT STREET, SAID POINT BEING 54 FEET EAST OF THE WEST LINE OF SAID NORTHWEST QUARTER OF SECTION 21 AND 1,699.03 FEET NORTH OF THE SOUTH LINE OF SAID NORTHWEST QUARTER OF SECTION 21; THENCE EAST AT RIGHT ANGLES TO THE EAST RIGHT OF WAY LINE OF GRANT STREET 120.00 FEET TO THE TRUE POINT OF BEGINNING, SAID POINT OF BEGINNING BEING 100 FEET NORTH OF THE NORTH LINE OF THE ENTRANCE PARCEL OF THE UNITED STATES ARMY SITE AS SAID ENTRANCE PARCEL IS DESCRIBED IN AN EASEMENT RECORDED IN MISCELLANEOUS RECORD 626, PAGE 238; THENCE EAST AT RIGHT ANGLES TO THE EAST LINE OF GRANT STREET AND 100 FEET NORTH OF AND PARALLEL WITH THE NORTH LINE OF SAID ENTRANCE PARCEL 6.00 FEET; THENCE SOUTH AND PARALLEL WITH THE EAST LINE OF GRANT STREET 100 TO THE NORTHEASTERLY CORNER OF SAID ENTRANCE PARCEL; THENCE WEST AT RIGHT ANGLES TO THE EAST LINE OF GRANT STREET AND ALONG THE NORTH LINE OF SAID ENTRANCE PARCEL 6.00 FEET; THENCE NORTH AND PARALLEL WITH THE EAST LINE OF GRANT STREET 100 FEET TO THE TRUE POINT OF BEGINNING; ALSO, A PART OF THE NORTHWEST QUARTER OF SECTION 21, TOWNSHIP 36 NORTH, RANGE 8 WEST OF THE 2ND PRINCIPAL MERIDIAN, IN THE CITY OF GARY, LAKE COUNTY, INDIANA, DESCRIBED AS FOLLOWS: COMMENCING AT THE INTERSECTION OF THE EAST RIGHT OF WAY LINE OF GRANT STREET AND THE NORTH RIGHT OF WAY LINE OF WEST 32ND AVENUE, WHICH POINT OF INTERSECTION IS 54 FEET EAST OF THE WEST LINE OF SAID NORTHWEST QUARTER OF SECTION 21 AND 710.20 FEET NORTH OF THE SOUTH LINE OF SAID NORTHWEST QUARTER OF SECTION 21; THENCE EAST AT RIGHT ANGLES TO THE EAST RIGHT OF WAY LINE OF GRANT STREET 120.00 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING NORTH AND PARALLEL WITH THE EAST RIGHT OF WAY LINE OF GRANT STREET 838.91 FEET TO A POINT ON THE SOUTH LINE OF THE ENTRANCE PARCEL OF THE UNITED STATES ARMY SITE AS SAID ENTRANCE PARCEL IS DESCRIBED IN AN EASEMENT RECORDED IN MISCELLANEOUS RECORD 626, PAGE 238; THENCE EAST AT RIGHT ANGLES TO THE EAST RIGHT OF WAY LINE OF GRANT STREET ALONG SAID SOUTH LINE OF SAID ENTRANCE PARCEL 6.00 FEET; THENCE SOUTH AND PARALLEL WITH THE EAST RIGHT OF WAY LINE OF GRANT STREET 355,02 FEET; THENCE EAST AT RIGHT ANGLES TO THE EAST RIGHT OF WAY LINE OF GRANT STREET 24.00 FEET; THENCE SOUTH AND PARALLEL WITH THE EAST RIGHT OF WAY LINE OF GRANT STREET 193.89 FEET; THENCE CONTINUING WEST AT RIGHT ANGLES TO THE EAST RIGHT OF WAY LINE OF GRANT STREET 10,00 FEET; THENCE SOUTH AND PARALLEL WITH THE EAST RIGHT OF WAY LINE OF GRANT STREET 290.00 FEET TO A POINT ON THE NORTH RIGHT OF WAY LINE OF WEST 32ND AVENUE; THENCE WEST ALONG SAID NORTH RIGHT OF WAY LINE 20.00 FEET TO THE TRUE POINT OF BEGINNING. PARCEL 14C: EASEMENT AND RIGHT OF WAY, FOR THE CONSTRUCTION, INSTALLATION, USE, OPERATION, MAINTENANCE, AND REPAIR OF AN ACCESS ROAD FOR INGRESS AND EGRESS THERETO, ALSO PUBLIC UTILITIES AND SERVICE FACILITIES ON, OVER, ALONG, UNDER, THROUGH AND ACROSS CERTAIN PROPERTY, AS DESCRIBED IN THAT CERTAIN RIGHT OF WAY EASEMENT BETWEEN RUSSELL H. MCBRIDE AND THE UNITED STATES OF AMERICA DATED DECEMBER 3, 1954, RECORDED JANUARY 19, 1955 IN BOOK 626, PAGE 238, AS ASSIGNED BY THAT CERTAIN QUITCLAIM DEED BETWEEN UNITED STATES OF AMERICA AND THE CITY OF GARY DATED APRIL 29, 1965, RECORDED AS DOCUMENT NUMBER 623001, AS ASSIGNED BY THAT CERTAIN SPECIAL WARRANTY DEED BETWEEN THE CITY OF GARY AND THE INSURED DATED OCTOBER 17, 2012, RECORDED NOVEMBER 19, 2012, AS DOCUMENT NUMBER 2012-081474.

EXHIBIT A-I3 Petro Greensburg 1409 S. Country Road #850 E. Greensburg, IN PART OF THE NORTHWEST QUARTER OF SECTION 17, TOWNSHIP 10 NORTH, RANGE 11 EAST, BEGINNING FIRST AT THE CENTER CORNER OF THE NORTHWEST QUARTER OF SAID SECTION 17; THENCE SOUTH 1°17’ WEST ON THE QUARTER QUARTER LINE 506.19 FEET TO AN IRON PIN; THENCE SOUTH 89°56’ EAST 300 FEET TO AN IRON PIN AND THE TRUE POINT OF BEGINNING OF THIS TRACT. THENCE SOUTH 1°17’ WEST 704.82 FEET TO THE CENTER LINE OF FRONT ROAD #2 OF INTERSTATE ROAD #74 OF THE NEW POINT INTERSECTION; THENCE ON SAID CENTER LINE NORTH 87°53’ EAST 28.7 FEET TO THE POINT OF TANGENT OF CURVE F-1 AT STATION 597+16.69; THENCE DEFLECTING TO THE LEFT AND FOLLOWING THE CURVING CENTER LINE OF A CURVE WITH A DELTA OF 27°23’15” A 10°00’ CURVE WITH A RADIUS OF 572,96 FEET AND TANGENT OF 139.61 FEET TO THE POINT OF TANGENT AT STATION 599+90,57, THENCE CONTINUING NORTHEAST ON SAID CENTERLINE 547.2 FEET TO STATION 605+37.77 TO THE POINT OF CURVE F-4; THENCE DEFLECTING TO THE LEFT AND FOLLOWING THE CURVING CENTERLINE OF A CURVE WITH A DELTA OF 60°00’ A 28°38’52” DEGREE OF CURVE A RADIUS OF 200 FEET AND TANGENT OF 115.47 FEET TO THE STATION 607+47,21; THENCE NORTH ON SAID CENTERLINE 91.35 FEET TO STATION 608+38.56 AND THE POINT OF CURVE; THENCE DEFLECTING TO THE RIGHT AND FOLLOWING THE CURVING CENTERLINE OF CURVE F-5 WHOSE DELTA IS 90°00’; A DEGREE OF CURVE 114°35’30” A RADIUS OF 50 FEET AND TANGENT OF 50 FEET TO THE POINT OF TANGENT AT STATION 609+17.10; THENCE EAST 112 FEET TO FRONT ROAD STATION 610+29.1 AND CENTERLINE STATION 12+59 OF ROAD S-9-F OR THE NORTH AND SOUTH CENTERLINE OF SAID SECTION 17; THENCE NORTH 00°29’15” EAST ON THE HALF SECTION LINE 78.68 FEET TO STATION 11+80.32; THENCE LEAVING SAID ROAD NORTH 89°02’ WEST 132.5 FEET TO AN IRON PIN; THENCE SOUTH 68°26’ WEST 65.49 FEET TO AN IRON PIN; THENCE NORTH 89°56’ WEST 824.11 FEET TO THE TRUE POINT OF BEGINNING AND CONTAINING 10,61 ACRES, MORE OR LESS AND SUBJECT TO ALL LEGAL HIGHWAYS. THE LAND BEING THE SAME LAND DESCRIBED AS FOLLOWS (AS-SURVEYED LEGAL): PART OF THE NORTHWEST QUARTER OF SECTION 17, TOWNSHIP 10 NORTH, RANGE 11 EAST, BEGINNING FIRST AT THE CENTER CORNER OF THE NORTHWEST QUARTER OF SAID SECTION 17; THENCE SOUTH 1°17’ WEST ON THE QUARTER QUARTER LINE 506.19 FEET TO AN IRON PIN; THENCE SOUTH 89°56’ EAST 300 FEET TO AN IRON PIN AND THE TRUE POINT OF BEGINNING OF THIS TRACT. THENCE SOUTH 1°17’ WEST 718.69 FEET TO THE CENTER LINE OF FRONT ROAD #2 OF INTERSTATE ROAD #74 OF THE NEW POINT INTERSECTION; THENCE ON SAID CENTER LINE NORTH 87°53’ EAST 28.7 FEET TO THE POINT OF TANGENT OF CURVE F-1 AT STATION 597+16.69; THENCE DEFLECTING TO THE LEFT AND FOLLOWING THE CURVING CENTER LINE OF A CURVE WITH A DELTA OF 27°23’15” A 10°00’ CURVE WITH A RADIUS OF 572,96 FEET AND TANGENT OF 139.61 FEET TO THE POINT OF TANGENT AT STATION 599+90.57, THENCE CONTINUING NORTHEAST ON SAID CENTERLINE 547.2 FEET TO STATION 605+37.77 TO THE POINT OF CURVE F-4; THENCE DEFLECTING TO THE LEFT AND FOLLOWING THE CURVING CENTERLINE OF A CURVE WITH A DELTA OF 60°00’ A 28°38’52” DEGREE OF CURVE A RADIUS OF 200 FEET AND TANGENT OF 115.47 FEET TO THE STATION 607+47.21; THENCE NORTH ON SAID CENTERLINE 91.35 FEET TO STATION 608+38.56 AND THE POINT OF CURVE; THENCE DEFLECTING TO THE RIGHT AND FOLLOWING THE CURVING CENTERLINE OF CURVE F-5 WHOSE DELTA IS 90°00’; A DEGREE OF CURVE 114°35”30’ A RADIUS OF 50 FEET AND TANGENT OF 50 FEET TO THE POINT OF TANGENT AT STATION 609+17.10; THENCE EAST 112 FEET TO FRONT ROAD STATION 610+29,1 AND CENTERLINE STATION 12+59 OF ROAD S-9-F OR THE NORTH AND SOUTH CENTERLINE OF SAID SECTION 17; THENCE NORTH 00°29”15’ EAST ON THE HALF SECTION LINE 78.68 FEET TO STATION 11+80,32; THENCE LEAVING SAID ROAD NORTH 89°02’ WEST 132.5 FEET TO AN IRON PIN; THENCE SOUTH 68°26’ WEST 65.49 FEET TO AN IRON PIN; THENCE NORTH 89°56’ WEST 824.11 FEET TO THE TRUE POINT OF BEGINNING AND CONTAINING 11.10 ACRES, MORE OR LESS AND SUBJECT TO ALL LEGAL HIGHWAYS.

EXHIBIT A-14 TA Porter South 1441 West Highway 20  Porter, IN PARCEL 1: A PART OF THE SOUTHWEST QUARTER AND SOUTHEAST QUARTER OF SECTION 34, TOWNSHIP 37 NORTH, RANGE 6 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN PORTER COUNTY, INDIANA, DESCRIBED AS FOLLOWS: COMMENCING AT A POINT 1528,4 FEET EAST OF AND 285.0 FEET NORTH OF THE SOUTHWEST CORNER OF SECTION 34, THENCE NORTH PARALLEL WITH THE WEST LINE OF THE SOUTHWEST QUARTER OF SECTION 34, 109.02 FEET, THENCE NORTHEASTERLY 1164.41 FEET ALONG AN ARC TO THE LEFT AND HAVING A RADIUS OF 5609.58 FEET AND SUBTENDED BY A LONG CHORD HAVING A BEARING OF NORTH 74 DEGREES 09 MINUTES 05 SECONDS EAST AND A LENGTH OF 1162.32 FEET TO A POINT ON THE EAST LINE OF SAID QUARTER SECTION, SAID POINT BEING 729.17 FEET NORTH OF THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF SECTION 34, THENCE NORTH ALONG THE EAST LINE OF SAID SOUTHWEST QUARTER 1070.83 FEET TO A POINT 1800.0 FEET NORTH OF THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF SECTION 34; THENCE SOUTH 89 DEGREES 13 MINUTES EAST PARALLEL WITH THE SOUTH LINE OF THE SOUTHEAST QUARTER OF SECTION 34, A DISTANCE OF 335.0 FEET; THENCE NORTH 0 DEGREES 02 MINUTES EAST, PARALLEL WITH THE WEST LINE OF THE SOUTHEAST QUARTER OF SECTION 34, A DISTANCE 233.14 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89 DEGREES 58 MINUTES WEST, A DISTANCE OF 628,56 FEET TO THE CURVED CENTERLINE OF U. S. ROUTE NO. 20; THENCE NORTHEASTERLY ALONG SAID CURVED CENTERLINE A DISTANCE OF 832.91 FEET TO THE POINT OF TANGENCY, CHORD OF SAID CURVE BEARS NORTH 46 DEGREES 08 MINUTES 00 SECONDS EAST, A DISTANCE OF 829.98 FEET; THENCE NORTH 37 DEGREES 50 MINUTES EAST, CONTINUING ALONG THE CENTERLINE OF U. S. ROUTE NO. 20, A DISTANCE OF 49,80 FEET; THENCE SOUTH 0 DEGREES 02 MINUTES WEST, PARALLEL WITH THE WEST LINE OF THE SOUTHEAST QUARTER, A DISTANCE 614.86 FEET TO THE POINT OF BEGINNING. PARCEL 2: THAT PART OF THE SOUTHWEST 1/4 AND THE SOUTHEAST 1/4 OF SECTION 34, TOWNSHIP 37 NORTH, RANGE 6 WEST OF THE SECOND PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT A POINT 1528.4 FEET EAST OF AND 285.0 FEET NORTH OF THE SOUTHWEST CORNER OF SECTION 34 AFORESAID; THENCE NORTH PARALLEL WITH THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 34, AFORESAID, 109.02 FEET FOR A POINT OF BEGINNING; THENCE NORTHEASTERLY 1164.41 FEET ALONG AN ARC TO THE LEFT AND HAVING A RADIUS OF 5609.58 FEET AND SUBTENDED BY A LONG CHORD HAVING A BEARING OF NORTH 74 DEGREES 09 MINUTES 05 SECONDS EAST AND A LENGTH OF 1162,32 FEET TO A POINT IN THE EAST LINE OF SAID 1/4 SECTION, SAID POINT BEING 729.17 FEET NORTH OF THE SOUTHEAST CORNER OF THE SOUTHWEST 1/4 OF SECTION 34, AFORESAID; THENCE NORTH ALONG THE EAST LINE OF SAID SOUTHWEST 1/4 1070.23 FEET TO A POINT 1800.00 FEET NORTH OF THE SOUTHEAST CORNER OF THE SOUTHWEST 1/4 OF SECTION 34; THENCE SOUTH 89 DEGREES 13 MINUTES EAST PARALLEL WITH THE SOUTH LINE OF THE SOUTHEAST 1/4 OF SECTION 34, A DISTANCE OF 335.00 FEET; THENCE NORTH PARALLEL WITH THE WEST LINE OF THE SOUTHEAST 1/4 OF SECTION 34, AFORESAID, 848.00 FEET TO THE CENTER LINE OF U.S. ROUTE 20; THENCE SOUTH 37 DEGREES 50 MINUTES WEST ALONG THE CENTER LINE OF SAID ROAD 49.8 FEET TO A POINT OF CURVE; THENCE CONTINUING ALONG THE CENTER LINE OF SAID ROAD BY A 2 DEGREE CURVE TO THE RIGHT 988.14 FEET TO A POINT OF TANGENCY, THENCE SOUTH 57 DEGREES 29 MINUTES WEST 832.12 FEET TO A LINE 1528.4 FEET EAST OF THE WEST LINE OF THE SOUTHWEST 1/1 OF SECTION 34 AFORESAID; THENCE SOUTH PARALLEL WITH SAID WEST LINE 1091,78 FEET TO THE POINT OF BEGINNING, IN PORTER COUNTY, INDIANA.

Porter, IN Page 2 EXCEPTING THEREFROM THAT PART DESCRIBED AS FOLLOWS: A PART OF THE SOUTHWEST 1/4 AND SOUTHEAST 1/4 OF SECTION 34, TOWNSHIP 37 NORTH, RANGE 6 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN PORTER COUNTY, INDIANA, DESCRIBED AS FOLLOWS: COMMENCING AT A POINT 1528.4 FEET EAST OF AND 285.0 FEET NORTH OF THE SOUTHWEST CORNER OF SECTION 34, THENCE NORTH PARALLEL WITH THE WEST LINE OF THE SOUTHWEST QUARTER OF SECTION 34, 109.02 FEET, THENCE NORTHEASTERLY 1164A1 FEET ALONG AN ARC TO THE LEFT AND HAVING A RADIUS OF 5609.58 FEET AND SUBTENDED BY A LONG CHORD HAVING A BEARING OF NORTH 74 DEGREES 09 MINUTES 05 SECONDS EAST AND A LENGTH OF 1162.32 FEET TO A POINT ON THE EAST LINE OF SAID QUARTER SECTION, SAID POINT BEING 729.17 FEET NORTH OF THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF SECTION 34, THENCE NORTH ALONG THE EAST LINE OF SAID SOUTHWEST QUARTER 1070.83 FEET TO A POINT 1800.0 FEET NORTH OF THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF SECTION 34; THENCE SOUTH 89 DEGREES 13 MINUTES EAST PARALLEL WITH THE SOUTH LINE OF THE SOUTHEAST QUARTER OF SECTION 34, A DISTANCE OF 335.0 FEET; THENCE NORTH 0 DEGREES 02 MINUTES EAST, PARALLEL WITH THE WEST LINE OF THE SOUTHEAST QUARTER OF SECTION 34, A DISTANCE 233.14 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89 DEGREES 58 MINUTES WEST, A DISTANCE OF 628.56 FEET TO THE CURVED CENTERLINE OF U. S. ROUTE NO. 20; THENCE NORTHEASTERLY ALONG SAID CURVED CENTERLINE A DISTANCE OF 832.91 FEET TO THE POINT OF TANGENCY, CHORD OF SAID CURVE BEARS NORTH 46 DEGREES 08 MINUTES 00 SECONDS EAST, A DISTANCE OF 829.98 FEET; THENCE NORTH 37 DEGREES 50 MINUTES EAST, CONTINUING ALONG THE CENTERLINE OF U. S. ROUTE NO. 20, A DISTANCE OF 49.80 FEET; THENCE SOUTH 0 DEGREES 02 MINUTES WEST, PARALLEL WITH THE WEST LINE OF THE SOUTHEAST QUARTER, A DISTANCE 614.86 FEET TO THE POINT OF BEGINNING.

EXHIBIT A-15 TA Beto .Junction  2775 U.S. Hwy 75  Lebo, KS A TRACT OF LAND IN THE NORTHWEST QUARTER (NW 1/4) AND THE SOUTHWEST QUARTER (1/4) OF SELI ION TWO (2), TOWNSHIP NINETEEN (19) SOUTH, RANGE FIFTEEN (15), EAST OF THE SIXTH PRINCIPAL MERIDIAN, COFFEY COUNTY, KANSAS, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF SAID NORTHWEST QUARTER SECTION; THENCE NORTH 88°12’22” EAST, COINCIDENT WITH THE SOUTH LINE OF SAID NORTHWEST QUARTER, FOR A DISTANCE OF 165.40 FEET, TO A POINT ON THE EASTERLY RIGHT-OF-WAY LINE OF U.S. HIGHWAY 75 AND THE SOUTHERLY RIGHT-OF-WAY LINE OF INTERSTATE HIGHWAY 35, AND THE POINT OF BEGINNING; THENCE NORTH 05°37’10” EAST, COINCIDENT WITH THE SOUTHERLY RIGHT-OF-WAY LINE OF SAID INTERSTATE HIGHWAY 35 FOR A DISTANCE OF 317.59 FEET; THENCE NORTH 25°17’29” EAST, COINCIDENT WITH LAST SAID RIGHT-OF-WAY LINE FOR A DISTANCE OF 157.46 FEET; THENCE NORTH 45°30’51” EAST, COINCIDENT WITH LAST SAID RIGHT-OF-WAY LINE, FOR A DISTANCE OF 691.47 FEET; THENCE NORTH 69°51’19” EAST, COINCIDENT WITH LAST SAID RIGHT-OF-WAY LINE, FOR A DISTANCE OF 898.40 FEET; THENCE LEAVING SAID RIGHT-OF-WAY OF INTERSTATE HIGHWAY 35, SOUTH 00°35’38” EAST, FOR A DISTANCE OF 690.10 FEET; THENCE NORTH 66°48’56” EAST, FOR A DISTANCE OF 168.04 FEET; THENCE SOUTH 22°21’04” EAST, FOR A DISTANCE OF 359.62 FEET; THENCE SOUTH 66°21’55” WEST, FOR A DISTANCE OF 649.02 FEET, TO A POINT ON THE SOUTH LINE OF SAID NORTHWEST QUARTER; THENCE SOUTH 88°12’22” WEST, COINCIDENT WITH THE SAID SOUTH LINE, FOR A DISTANCE OF 43.48 FEET; THENCE SOUTH 00°47’39” EAST, FOR A DISTANCE OF 59.17 FEET; THENCE SOUTH 88°03’25” WEST, FOR A DISTANCE OF 1,096.05 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY LINE OF U.S. HIGHWAY 75; THENCE NORTH 00°47’39” WEST, COINCIDENT WITH LAST SAID RIGHT-OF-WAY LINE, FOR DISTANCE OF 62.02 FEET TO A POINT ON THE SOUTH LINE OF SAID NORTHWEST QUARTER (NW1/4), AND THE POINT OF BEGINNING.

EXHIBIT A-16 TA Greenwood 8560 Greenwood Road  Greenwood, LA All that certain lot, tract or parcel of land situated in Caddo Parish, Louisiana, within the Corporate Limits of the City of Greenwood, being 17.244 acres of land, a part of the Southwest Quarter of Section 19, T 17 N - R 15 W, said 17.244 acres being more fully described as follows: Beginning at 1/2” iron rod found for corner on the West line of Section 19, same being the East line of Section 24, Township 17 North, Range 16 West, being at the Northwest corner of a 1.523 acre tract described in deed to Neel Kamal, Inc., recorded in COB 2746, Page 194 of the Conveyance Records of Caddo Parish, Louisiana, being the Westernmost Southwest corner of the herein described tract, same being on the East line of that certain called 14.395 acre tract described in Redemption of Adjudicated Property and recorded in COB 2859, Page 677 of said Conveyance Records, and being the East line of Lot 14 of the J.M. Dunn Partition as recorded in Plat Book 250, Page 104 of said Conveyance Records, said iron rod bears North 37°50’04” East 0.16 feet from a 3/8” iron rod found, and said beginning rod bears North 1°27’52” East - 1226.40 feet from the Southwest corner of said Section 19; Thence North 01°27’52” East (called North 01°15’23” East), with the East line of said Lot 14 and said 14.395 acre tract and said Section line, at 447.53 feet past the Southeast corner of a 20 x 20 tract of land described in deed to The Village of Greenwood and recorded in COB 1888, Page 605 of said Conveyance Records, and at 467.53 feet past the Northeast corner of said 20 x 20 tract, and continuing in all, 492.53 feet to a 1/2” iron rod found for corner at the Northwest corner of the herein described tract and a Northeast corner of said 14.395 acre tract, same being on the South right of way line of said Texas & Pacific Railroad (a called 150 foot wide right of way); Thence in a Southeasterly direction along a curve to the right having a radius of 5654.58 feet, an arc length of 1534.63 feet (called 1534.72 feet) and a chord bearing and distance of South 77°36’38” East (called South 77°47’20” East) - 1529.92 feet (called 1530.63 feet) to a concrete right of way monument found for corner at the Easternmost corner of the herein described tract, same being at the intersection of the Southwest right of way line of the Texas & Pacific Railroad with the North right of way line of U.S. Hwy. 80 (a variable width right of way); Thence in a Southwesterly direction with the North right of way line of said U.S. Hwy. 80, (1) South 70°03’09” West (called South 70°20’14” West) - 159,13 feet (called 158,76 feet) to a 5/8” iron rod found in concrete for angle corner, (2) South 53°56’05” West (called South 53°48’01” West) - 564.49 feet (called 565.23 feet) to a concrete right of way monument found for angle corner, (3) South 84°37’19” West (called South 84°12’43” West) - 197,92 feet (called 197.85 feet) to a concrete right of way monument found for angle corner, (4) South 76°30’55” West (called South 76°36’14” West) - 206.45 feet (called 205.63 feet) to a concrete right of way monument found for angle corner, and (5) South 81°20’46” West (called South 80°51’54” West) - 258.27 feet to a 3/B” iron rod found for corner at the Southernmost Southwest corner of the herein described tract and the Southeast corner of said called 1.523 acre tract; Thence North 10°11’46” West (called North 10°13’38” West), with the Easternmost East line of said 1.523 acre tract, 35.03 feet (called 35.65 feet) to a 1/2” iron rod found for corner at the Easternmost Northeast corner of said 1.523 acre tract; Thence South 81°00’44” West (called South 80°51’54” West), with the Easternmost North line of said 1.523 acre tract, 24.99 feet (called 25 feet) to a 1/2” iron rod found for corner at an inner ell corner of said 1.523 acre tract;

Greenwood, LA Page 2 Thence North 09°59’56” West (called North 10°13’38” West), with a middle East line of said 1.523 acre tract, 279,40 feet (called 279.42 feet) to a 1/2” iron rod found for corner at a middle Northeast corner of said 1,523 acre tract; Thence South 80°34’29” West (called South 79°40’49” West), with a middle North line of said 1.523 acre tract, 141.36 feet (called 141,47 feet) to a 1” iron pipe found for corner at an inner ell corner of said 1.523 acre tract; Thence North 01°45’28” East (called North 01°15’23” East), with the Northernmost East line of said 1.523 acre tract, 50.96 feet (called 52.60 feet) to a 1/2” iron rod found for corner at the Northernmost Northeast corner of said 1.523 acre tract; Thence South 79°50’55” West (called South 79°40’49” West), with the Northernmost North line of said 1.523 acre tract, 31.04 feet (called 31 feet) to the point of beginning. Item II - RV Park Tract - 8590 Greenwood Road, Greenwood, LA: All that part of Lot 14 of the J. M. Dunn Estate Partition as per plat recorded in Conveyance Book 250, Page 104 of the Conveyance Records of Caddo Parish, Louisiana, lying south of the south line of the T & P Railroad and north of the north line of Interstate Highway 20 containing 16.04 acres, more or less; less and except the following two (2) tracts: Tract 1: That certain tract or parcel of land containing 1.598 acres, more or less, in the southeast quarter (SE/4) of Section 24, Township 17 North, Range 16 West, Caddo Parish, Louisiana, together with all buildings and improvements located thereon and all rights thereto belonging, and being more particularly described as follows, to wit: Beginning at a 1/2” iron pin set in the north right-of-way of relocated U.S. Highway No. 80, said point of beginning being north 1°15’23” east 858.65 feet from the southeast corner of Section 24, Township 17 North, Range 16 West, and in the east line of Lot 14 of the J. M. Dunn Partition as recorded in Book 250, Page 104 of the Conveyance Records of Caddo Parish, Louisiana; thence with the north right-of-way of relocated U.S. Highway No. 80, the following course: South 82°47’36” west 245.54 feet to an iron pin;  Thence north 1°15’23” east 260.09 feet to an iron pin;  Thence south 88°44’37” east 102.68 feet to an iron pin;  Thence north 1°15’23” east 63.00 feet to an iron pin; Thence north 79°40’49” east 143.1 feet to a nail set in the east line of Lot 1.4 of said J. M. Dunn Partition; Thence south 1°15’23” west with the east line of Lot 14 of said J. M. Dunn Partition and east line of Section 24, Township 17 North, Range 16 West, 315.67 feet to a point of beginning. All bearings in this description are based on Lambert Grid, Louisiana north zone. Being the same property conveyed to Shree Sai Corporation by deed recorded in Conveyance Book 2173, Page 317, Instrument No. 01016753 of the Conveyance Records of Caddo Parish, Louisiana.

Greenwood, LA Page 3 Tract 2: A tract of land in the southeast quarter (SE/4) of Section 24, Township 17 North, Range 16 West, Caddo Parish, Louisiana, more particularly described as: From the southeast corner of Section 24, run north along the east section line of Section 24, a distance of 1,674.59 feet, thence run west 20 feet, thence run north 20 feet, thence run east 20 feet to the east line of Section 24, thence run south along the east line of Section 24, 20 feet to the point of beginning; being the same property conveyed to the Village of Greenwood by Kelly’s Truck Terminal, Inc. by deed recorded in Conveyance Book 1853, Page 34, Instrument No. B67969 of the Conveyance Records of Caddo Parish, Louisiana. All as more fully shown on that certain “ALTA Boundary and As Built Survey for Travel Centers of America Located in Part of the SW 1/4 of Section 19, Township 17 North, Range 15 West and Part of the SE 1/4 of Section 24, Township 17 North, Range 16 West, Caddo Parish”, prepared by James Latson Souter, PLS No. 04579, dated September 12, 2007. Item III - Servitude Interests (1) Easements and right of way for the maintenance and use of existing water lines reserved in Credit Sale Deed with Wraparound Mortgage Provisions between Kelly’s Truck Terminal, Inc., et al and Shree Sal Corporation dated October 16, 1984, recorded October 17, 1984 as Registry Number 01016753, official records of Caddo Parish, Louisiana. (2) Rights and restrictions set forth in Declarations, Covenants, Restrictions, Easements and Agreements between Kelly’s Truck Terminal, Inc., et al and Shree Sai Corporation dated October 16, 1984, recorded October 17, 1984 as Registry Number 01016754, official records of Caddo Parish, Louisiana.

EXHIBIT A-17 TA Battle Creek 15874 Eleven Mile Road  Battle Creek, MI Parcel I: Parcel of land situated in Emmett Township, Calhoun County, Michigan, all that part of the following described premises lying North of the Northerly Right-of-Way of Highway 1-94: Beginning 330 feet South of the Northwest corner of Section 13, Town 2 South, Range 7 West; thence East 505.75 feet; thence South to U.S. Highway #12, formerly Territorial Road and now known as Michigan Avenue; thence Northwesterly on said Highway to the West line of Section 13; thence North to the Place of Beginning. Excepting: Part of the Northwest 1/4 of Section 13, Town 2 South, Range 7 West, Emmett Township, Calhoun County, Michigan, described as: Commencing at the Northwest corner of said Section 13; thence South 00 degrees 09 minutes 47 seconds East 330,00 feet along the West line of said Section 13; thence South 89 degrees 26 minutes 17 seconds East, 505.75 feet; thence South 00 degrees 09 minutes 47 seconds East, 914.10 feet to the Point of Beginning; thence North 89 degrees 19 minutes 40 seconds West, 49.88 feet; thence South 59 degrees 50 minutes 13 seconds West, 62,49 feet; thence South 34 degrees 37 minutes 09 seconds West, 13.42 feet; thence South 60 degrees 09 minutes 47 seconds East, 74.65 feet; thence North 89 degrees 50 minutes 13 seconds East, 47.00 feet; thence North 00 degrees 09 minutes 47 seconds West, 78.86 feet to the Point of Beginning. Parcel II: Also, beginning at the Northwest corner of Section 13, Town 2 South, Range 7 West; running thence East 505.56 feet; thence South 330 feet; thence West 505.56 feet; thence North 330 feet to the Place of Beginning, Township of Emmett, Calhoun County, Michigan.

EXHIBIT A-18 TA Columbia  Bluff Road  Columbia, SC All that certain piece, parcel or lot of land, together with any improvements thereon, situate, lying and being in the City of Columbia in the County of Richland, State of South Carolina, containing approximately 29 acres, as shown on a Land Title Survey and Partial Topographical Map prepared for Travel Centers of America by Cox & Dinkins, Inc., dated January 9, 2007, last revised July 31, 2007, recorded August 3, 2007 in the Office of the Register of Deeds for Richland County in Record Book 1343 at Page 1842, and having the following boundaries and measurements shown thereon: Beginning at a Conc. mon. (o), located at the intersection of the southern right-of-way margin of South Beltline Boulevard and the eastern right-of-way margin of Bluff Road, this being the POINT OF BEGINNING (P.O.B.); thence turning and running along the southern right-of-way margin of South Beltline Boulevard for the following bearings and distances: N 68°28’14” E for a distance of 209.71 feet to a Conc. mon. (o); thence turning and running in a curved line of length 147.68’ feet, (curve of radius 1663,31 feet, chord bearing of N 66°51’12” E, chord distance of 147.63 feet) to a Conc. mon. (o); thence turning and running in a curved line of length 300.49’ feet, (curve of radius 1663.31 feet, chord bearing of N 58°56’19” E, chord distance of 300.08 feet) to a 5/8” Rebar (o); thence turning and running in a curved line of length 31.24’ feet, (curve of radius 1663.31 feet, chord bearing of N 51°35’15” E, chord distance of 31.24 feet) to a 1/2” Rebar (n); thence turning and running N 45°42’08” E for a distance of 100.45 feet to a 1/2” Rebar (n); thence turning and running N 45°42’08” E for a distance of 123.43 feet to a 5/8” Rebar (o); thence turning and running N 45°42’08” E for a distance of 46.99 feet to a 1/2” Rebar (n); thence turning and running N 45°42’08” E for a distance of 353.10 feet to a 5/8” Rebar (o); thence turning and running N 45(°)38’27” E for a distance of 60.33 feet to a 1/2” Rebar (o); thence turning and running S 57°53’27” E along property of now or formerly Commercial Credit Land Two, LLC for a distance of 540.09 feet to a 1/2” Reber (o); thence turning and running along property of now or formerly The City of Columbia for the following bearings and distances: S 13°54’23” W for a distance of 117.02 feet to a 3/4” Pipe (o); thence turning and running S 23°48’44” E for a distance of 180.09 feet to a 3/4” Pipe (o); thence turning and running S 01°09’23” W for a distance of 131.34 feet to a Railroad Rail (o); thence turning and running S 18°03’02” W fora distance of 116.37 feet to a Railroad Rail (o); thence turning and running S 39°09’20” W for a distance of 42.76 feet to a 1” Pipe (o); thence turning and running S 49°29’07” W for a distance of 188.24 feet to a Railroad Rail (o); thence turning and running S 14°42’31” W for a distance of 249.63 feet to a Railroad Rail (o); thence turning and running S 37°38’55” W for a distance of 287.86 feet to a Conc. mon. (o); thence turning and running S 29°23’07” W for a distance of 14.52 feet to a Conc. mon. (o); thence turning and running along the northern right-of-way margin of 1-77 Southeastern Beltway Exit Ramp for the following bearings and distances: in a curved line of length 89.31’ feet, (curve of radius 473.92 feet, chord bearing of N 60°04’45” W, chord distance of 89.18 feet) to a Conc. mon. (o); thence turning and running N 54°40’56” W for a distance of 256.89 feet to a 1/2” Rebar (o); thence turning and running in a curved line of length 372.23’ feet, (curve of radius 602.02 feet, chord bearing of N 72°17’23” W, chord distance of 366.32 feet) to a 1/2” Rebar (n); thence turning and running in a curved line of length 228.79 feet, (curve of radius 602.02 feet, chord bearing of S 79°06’36” W, chord distance of 227.42 feet) to a 1/2” Rebar (o); thence turning and running S 68°03’37” W for a distance of 79.77 feet to a 1/2” Rebar (o); thence turning and running N 68°31’45” W for a distance of 72.20 feet to a 1/2” Rebar (o); thence turning and running along the eastern right-of-way margin of Bluff Road for the following bearings and distances: in a curved line of length 203.89’ feet, (curve of radius 4082.00 feet, chord bearing of N 25°39’13” W, chord distance of 203.87 feet) to a 1/2” Rebar (o); thence turning and running in a curved line of length 68.85’ feet, (curve of radius 4082.00 feet, chord bearing of N 27°29’57” W, chord distance of 68.85 feet) to a 1/2” Rebar (o); thence turning and running in a curved line of length 106.88’ feet, (curve of radius 4082.00 feet, chord bearing of N 29°09’16” W, chord distance of 106.87 feet) to a Conc. mon. (o); thence turning and running N 20°56’21” E for a distance of 65.73 feet to a Conc. mon. (o); the POINT OF BEGINNING (P.O.B.). TMS#: 13605-02-01 and 13605-02-03

EXHIBIT A-19 Petro Florence  3001 TV Road  Florence, SC All that certain piece, parcel or tract of land, lying and being in Florence County, South Carolina, being more fully shown and designated on a plat of the Petro Travel Center by Heller & Associates, Inc., dated October 12, 1992 and recorded in the Office of the Clerk of Court for Florence County, where it appears in Plat Book 46 at Page 253 and having the following metes and bounds, to wit: Beginning at a new iron pin on the northern edge of frontage road (5-21-1744) at the Southwestern Corner of the property and noted as the point of beginning and running in a clockwise direction N 02°43’04” E for a distance of 505.11 feet to a new iron pin; thence continuing N 02°43’04” E for a distance of 295.00 feet to an old iron pin; thence turning N 52°16’17” E for a distance of 125.62 feet to an old iron; thence continuing N 52°16’17” E for a distance of 713,97 feet to an old iron pin; thence turning S 38°09’48” E for a distance of 345.17 feet to a new iron pin; thence turning S 38°18’42” E for a distance of 258.96 feet to an old iron pin; thence turning S 38°27’03” E for a distance of 616.25 feet to an old concrete monument at the right-of-way of TV Road (5-21-26); thence turning S 33°38’44” W for a distance of 53.17 feet along the western right-of-way of TV Road to a new iron pin; thence turning N 23°21’46” W for a distance of 89.50 feet to a new iron pin, thence turning N 75°48’08” W for a distance of 66.00 feet to a new iron pin; thence turning along a curve to the right with an arc distance of 89.03 feet, having a radius of 130.00 feet and a chord of S 05°25’20” W for a distance of 87.30 feet to a new iron pin, thence turning S 25°02’31” W for a distance of 65.58 feet to a new iron pin; thence turning S 43°15’45” W for a distance of 104,23 feet to an old concrete monument; thence turning along a curve to the right with an arc distance of 370.84 feet; having a radius of 529,18 feet and a chord of S 63°24’33” W for a distance of 363.30 feet to an old concrete monument; thence turning S 83°24’19” W for a distance of 353.63 feet to an old concrete monument; thence turning along a curve to the right with an arc distance of 357.96 feet, having a radius of 2181.23 feet and a chord of S 88°05’42” W for a distance of 357,56 feet to an old concrete monument; thence turning N 87°02’13” W for a distance of 110.42 feet to an old concrete monument on the right-of-way of frontage road (S-21-1744), thence turning N 02°53’12” E for a distance of 49.98 feet to an old concrete monument; thence turning N 87°01’23” W for a distance of 81.72 feet to a new iron pin, the point of beginning and containing a total area of 29.80 acres, more or less.

EXHIBIT A-20 Knoxville West  615 Watt Road Knoxville, TN 37922 LAND IN KNOX COUNTY AND LOUDON COUNTY, TENNESSEE, DESCRIBED AS FOLLOWS: TRACT 1 (FEE SIMPLE): BEING A PARCEL OF LAND LOCATED IN THE 6TH CIVIL DISTRICT OF KNOX COUNTY, TENNESSEE, WITHOUT THE CITY LIMITS OF KNOXVILLE, TENNESSEE, AND ALSO BEING LOCATED IN THE 5TH CIVIL DISTRICT OF LOUDON COUNTY, TENNESSEE, AND LYING ON THE WESTERLY MARGIN OF WATT ROAD, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT AN EXISTING IRON PIN LOCATED ON THE WESTERLY MARGIN OF WATT ROAD AND BEING SOUTH 12 DEGREES 09 MINUTES EAST, 249.4 FEET FROM THE INTERSECTION OF THE CENTERLINE OF HICKORY CREEK ROAD AT THE RIGHT-OF-WAY OF WATT ROAD; THENCE SOUTH 30 DEGREES 07 MINUTES 07 SECONDS EAST, 317.87 FEET ALONG THE WESTERLY MARGIN OF WATT ROAD TO AN IRON PIN SET; THENCE SOUTH 20 DEGREES 19 MINUTES 54 SECONDS EAST, 81.66 FEET TO AN IRON PIN SET IN THE WESTERLY MARGIN OF OLD WATT ROAD; THENCE, ALONG THE WESTERLY MARGIN OF OLD WATT ROAD, THE FOLLOWING CALLS; SOUTH 04 DEGREES 03 MINUTES 29 SECONDS EAST; 188.32 FEET TO AN IRON PIN SET; THENCE SOUTH 15 DEGREES 29 MINUTES 03 SECONDS EAST, 17.79 FEET TO AN EXISTING IRON PIN; THENCE LEAVING SAID RIGHT OF WAY LINE, SOUTH 54 DEGREES 34 MINUTES 59 SECONDS WEST, 526.02 FEET TO A IRON PIN SET; THENCE SOUTH 54 DEGREES 33 MINUTES 20 SECONDS, WEST, 243.44 FEET TO AN EXISTING IRON PIN; THENCE NORTH 31 DEGREES 23 MINUTES 41 SECONDS WEST, 629.79 FEET TO AN EXISTING SET STONE; THENCE NORTH 39 DEGREES 25 MINUTES 25 SECONDS WEST, 554.31 FEET TO AN EXISTING IRON PIN; THENCE NORTH 50 DEGREES 03 MINUTES 20 SECONDS EAST, 483.76 FEET TO AN EXISTING IRON PIN; THENCE SOUTH 40 DEGREES 49 MINUTES 35 SECONDS EAST, 622,37 FEET TO AN IRON PIN SET; THENCE NORTH 58 DEGREES 38 MINUTES 11 SECONDS EAST, 378.70 FEET CROSSING THE LOUDON COUNTY AND KNOX COUNTY LINE TO THE POINT OF BEGINNING. BEING THE SAME PROPERTY CONVEYED TO HPT TA PROPERTIES TRUST BY DEED OF RECORD IN INSTRUMENT NO. 200703080073084, REGISTER’S OFFICE FOR KNOX COUNTY, TENNESSEE. ALSO BEING THE SAME PROPERTY CONVEYED TO NATIONAL AUTO/TRUCKSTOPS, INC. BY DEED OF RECORD IN DEED BOOK 205, PAGE 82, AS CORRECTED IN DEED BOOK 243, PAGE 161, REGISTER’S OFFICE FOR LOUDON COUNTY, TENNESSEE. THE SAID NATIONAL AUTO/TRUCKSTOPS, INC. HAVING SINCE MERGED INTO AND BECOME KNOWN AS TA OPERATING CORPORATION AS EVIDENCED BY DOCUMENTS OF RECORD IN TRUST BOOK 560, PAGE 588, REGISTER’S OFFICE FOR LOUDON COUNTY, TENNESSEE AND INSTRUMENT NO. 200104100068398, REGISTER’S OFFICE FOR KNOX COUNTY, TENNESSEE. THE SAID TA OPERATING CORPORATION HAVING SINCE MERGED INTO AND BECOME KNOWN AS TA OPERATING LLC, AS EVIDENCED BY MERGER DOCUMENTS OF RECORD IN INSTRUMENT NO, 200703080073083 AND INSTRUMENT NO, 200703080073086, REGISTER’S OFFICE FOR KNOX COUNTY, TENNESSEE. TRACT II (LEASEHOLD): BEING A PARCEL OF LAND LOCATED IN THE 6TH CIVIL DISTRICT OF KNOX COUNTY, TENNESSEE, AND WITHOUT THE CITY LIMITS OF KNOXVILLE, TENNESSEE, AND PARCEL ALSO BEING LOCATED IN THE 5TH CIVIL DISTRICT OF LOUDON COUNTY, TENNESSEE, AND LYING ON THE WESTERLY MARGIN OF WATT AND HICKORY CREEK ROAD, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

Knoxville, TN 37922 Page 2 BEGINNING AT AN EXISTING IRON PIN LOCATED ON THE WESTERLY MARGIN OF WATT ROAD AND BEING SOUTH 12 DEGREES 09 MINUTES EAST, 249.4 FEET FROM THE INTERSECTION OF THE CENTERLINE OF HICKORY CREEK ROAD AT THE RIGHT-OF-WAY OF WATT ROAD; THENCE SOUTH 58 DEGREES 38 MINUTES 11 SECONDS WEST, 378.70 FEET CROSSING THE KNOX COUNTY AND LOUDON COUNTY LINE TO AN IRON PIN SET IN LOUDON COUNTY; THENCE NORTH 40 DEGREES 49 MINUTES 35 SECONDS WEST, 622.37 FEET TO AN EXISTING IRON PIN; THENCE, NORTH 48 DEGREES 06 MINUTES 25 SECONDS EAST, 148,10 FEET CROSSING THE LOUDON COUNTY AND KNOX COUNTY LINE TO A SET IRON PIN IN KNOX COUNTY; THENCE NORTH 41 DEGREES 42 MINUTES 35 SECONDS WEST, 108.10 FEET TO AN EXISTING IRON PIN IN THE SOUTH MARGIN OF HICKORY OF HICKORY CREEK ROAD; THENCE ALONG THE SOUTH MARGIN OF HICKORY CREEK ROAD, NORTH 19 DEGREES 36 MINUTES 18 SECONDS EAST, 359.39 FEET TO A SET IRON PIN; THENCE SOUTH 43 DEGREES 39 MINUTES 38 SECONDS EAST, 69.81 FEET ALONG THE WEST MARGIN OF HICKORY CREEK ROAD TO A SET IRON PIN; THENCE SOUTH 11 DEGREES 26 MINUTES 49 SECONDS EAST, 196.94 FEET ALONG SAID RIGHT-OF-WAY LINE TO A SET IRON PIN; THENCE, SOUTH 29 DEGREES 20 MINUTES 49 SECONDS EAST, 140.20 FEET TO A SET IRON PIN; THENCE SOUTH 39 DEGREES 16 MINUTES 49 SECONDS EAST, 414,20 FEET TO THE POINT OF BEGINNING, CONTAINING 299,378 SQUARE FEET OR 6,87 ACRES MORE OR LESS. BEING THE SAME PROPERTY CONVEYED TO HPT GL PROPERTIES LLC BY DEED OF RECORD IN INSTRUMENT NO. 200803170069081, REGISTER’S OFFICE FOR KNOX COUNTY, TENNESSEE; AND BY DEED OF RECORD IN DEED BOOK 326, PAGE 721, REGISTER’S OFFICE FOR LOUDON COUNTY, TENNESSEE. ALSO, BEING THE SAME PROPERTY LEASED TO UNION OIL COMPANY OF CALIFORNIA AS EVIDENCED BY LEASE AGREEMENT WITH MICHAEL L. PALMER, DAVID L. PALMER, INDIVIDUALLY AND AS TRUSTEE, RICHARD L. PALMER, JOHN E. PALMER, REMAINDERMEN, AND VIRGINIA JEWELL HUBBS PALMER, LIFE TENANT, OF RECORD IN TRUST BOOK 2344, PAGE 318, REGISTER’S OFFICE FOR KNOX COUNTY, TENNESSEE AND TRUST BOOK 310, PAGE 813, REGISTER’S OFFICE FOR LOUDON COUNTY, TENNESSEE; AS ASSIGNED AND ASSUMED BY TO NATIONAL AUTO/TRUCKSTOPS, INC. (NKA TA OPERATING LLC) IN TRUST BOOK 2738, PAGE 1197, REGISTER’S OFFICE FOR KNOX COUNTY, TENNESSEE AND TRUST BOOK 310, PAGE 881, REGISTER’S OFFICE FOR LOUDON COUNTY, TENNESSEE; AND AS ASSIGNED TO HPT TA PROPERTIES TRUST IN INSTR. NO. 200703080073085, REGISTER’S OFFICE FOR KNOX COUNTY, TENNESSEE AND TRUST BOOK 972, PAGE 568, REGISTER’S OFFICE FOR LOUDON COUNTY, TENNESSEE, BOTH OF THE ABOVE DESCRIBED PARCELS ALSO BEING DESCRIBED AS FOLLOWS: TRACT 1 (FEE SIMPLE): BEING A PARCEL OF LAND LOCATED IN THE 6TH CIVIL DISTRICT OF KNOX COUNTY, TENNESSEE, WITHOUT THE CITY LIMITS OF KNOXVILLE, TENNESSEE, AND ALSO BEING LOCATED IN THE 5TH CIVIL DISTRICT OF LOUDON COUNTY, TENNESSEE, AND LYING ON THE WESTERLY MARGIN OF WATT ROAD, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT AN IRON PIN SET LOCATED ON THE WESTERLY MARGIN OF WATT ROAD AND BEING SOUTH 32 DEGREES, 03 MINUTES 37 SECONDS EAST, 238.64 FEET FROM THE INTERSECTION OF THE WESTERLY RIGHT OF WAY OF WATT ROAD WITH THE SOUTHERLY RIGHT OF WAY OF HICKORY CREEK ROAD; THENCE, SOUTH 30 DEGREES 07 MINUTES EAST, 317.87 FEET ALONG THE WESTERLY MARGIN OF WATT ROAD TO AN IRON PIN SET; THENCE, SOUTH 20 DEGREES 19 MINUTES 54 SECONDS EAST, 81,66 FEET TO AN IRON PIN SET IN THE WESTERLY MARGIN OF OLD WATT ROAD; THENCE ALONG THE WESTERLY MARGIN OF OLD WATT ROAD THE FOLLOWING CALLS; SOUTH 04 DEGREES 03 MINUTES 29 SECONDS EAST, 188.32 FEET TO AN IRON PIN SET;

Knoxville, TN 37922 Page 3 THENCE, SOUTH 15 DEGREES 29 MINUTES 03 SECONDS EAST, 17.79 FEET TO AN EXISTING IRON PIN; THENCE LEAVING SAID RIGHT OF WAY LINE, SOUTH 51 DEGREES 31 MINUTES S9 SECONDS WEST, 526,02 FEET TO AN IRON PIN SET IN THE SOUTH EASEMENT LINE OF A TVA TRANSMISSION LINE; THENCE RUNNING WITH SAID LINE, SOUTH 54 DEGREES 33 MINUTES 20 SECONDS WEST, 243.14 FEET TO AN EXIS I ING IRON PIN, SAID LINE BEING 50 FEET SOUTH AT RIGHT ANGLES AND PARALLEL TO THE CENTERLINE OF SAID TVA TRANSMISSION LINE; THENCE NORTH 31 DEGREES 23 MINUTES 41 SECONDS WEST, 629.79 FEET TO AN EXISTING SET STONE; THENCE NORTH 39 DEGREES 25 MINUTES 25 SECONDS WEST, 551,31 FEET TO AN EXISTING IRON PIN; THENCE NORTH 50 DEGREES 03 MINUTES 20 SECONDS EAST, 483.76 FEET TO AN EXISTING IRON PIN; THENCE SOUTH 40 DEGREES 19 MINUTES 35 SECONDS EAST, 622.37 FEET TO AN IRON PIN SET; THENCE NORTH 58 DEGREES 38 MINUTES 11 SECONDS EAST, 378.70 FEET CROSSING THE LOUDON COUNTY AND KNOX COUNTY LINE TO THE POINT OF BEGINNING CONTAINING 806,118 SQUARE FEET OR 18.60 ACRES. TRACT 2 (LEASEHOLD): BEING A PARCEL OF LAND LOCATED IN THE 6TH CIVIL DISTRICT OF KNOX COUNTY, TENNESSEE AND WITHOUT THE CITY LIMITS OF KNOXVILLE, TENNESSEE, AND PARCEL ALSO BEING LOCATED IN THE CIVIL DISTRICT OF LOUDON COUNTY, TENNESSEE, AND LYING ON THE WESTERLY MARGIN OF WATT AND HICKORY CREEK ROAD, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT AN IRON PIN SET LOCATED ON THE WESTERLY MARGIN OF WATT ROAD AND BEING SOUTH 32 DEGREES 03 MINUTES 37 SECONDS EAST, 238.61 FEET FROM THE INTERSECTION OF THE WESTERLY RIGHT OF WAY OF WATT ROAD WITH THE SOUTHERLY RIGHT OF WAY OF HICKORY CREEK, ROAD; THENCE SOUTH 58 DEGREES 38 MINUTES 11 SECONDS WEST, 378,70 FEET CROSSING THE KNOX COUNTY AND LOUDON COUNTY LINE TO AN IRON PIN SET IN LOUDON COUNTY; THENCE NORTH 40 DEGREES 19 MINUTES 35 SECONDS WEST, 622.37 FEET TO AN EXISTING IRON PIN; THENCE NORTH 48 DEGREES 06 MINUTES 25 SECONDS EAST, 118.10 FEET CROSSING THE LOUDON COUNTY AND KNOX COUNTY LINE TO AN EXISTING IRON PIN IN KNOX COUNTY; THENCE NORTH 41 DEGREES 42 MINUTES 35 SECONDS WEST, 108.10 FEET TO AN EXISTING IRON PIN IN THE SOUTH MARGIN OF HICKORY CREEK ROAD; THENCE ALONG THE SOUTH MARGIN OF HICKORY CREEK ROAD, NORTH 49 DEGREES 36 MINUTES 18 SECONDS EAST, 359.39 FEET TO A SET IRON PIN; THENCE SOUTH 43 DEGREES 39 MINUTES 38 SECONDS EAST, 69.81 FEET ALONG THE WEST MARGIN OF HICKORY CREEK ROAD TO A SET IRON PIN; THENCE SOUTH 11 DEGREES 26 MINUTES 19 SECONDS EAST, 196.94 FEET ALONG SAID RIGHT OF WAY LINE TO A SET IRON PIN; THENCE SOUTH 29 DEGREES 20 MINUTES 19 SECONDS EAST, 140.20 FEET TO A SET IRON PIN; THENCE SOUTH 39 DEGREES 16 MINUTES 19 SECONDS EAST, 414.20 FEET TO THE POINT OF

Knoxville, TN 37922 Page 4 BEGINNING, CONTAINING 299,378 SQUARE FEET OR 6.87 ACRES, MORE OR LESS. TRACTS 1 AND 2 COMBINED BEING A PARCEL OF LAND LOCATED IN THE 6TH CIVIL DISTRICT OF KNOX COUNTY, TENNESSEE, WITHOUT THE CITY LIMITS OF KNOXVILLE; TENNESSEE AND ALSO BEING LOCATED IN THE 5TH CIVIL DISTRICT OF LOUDON COUNTY, TENNESSEE, AND LYING ON THE WESTERLY MARGI OF WATT ROAD, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AN IRON PIN SET LOCATED ON THE WESTERLY MARGIN OF WATT ROAD AND BEING SOUTH 32 DEGREES 03 MINUTES 37 SECONDS EAST, 238.64 FEET FROM THE INTERSECTION OF THE WESTERLY RIGHT OF WAY OF WATT ROAD WITH THE SOUTHERLY RIGHT OF WAY OF HICKORY CREEK ROAD; THENCE SOUTH 30 DEGREES 07 MINUTES 07 SECONDS EAST, 317.87 FEET ALONG THE WESTERLY MARGIN OF WATT ROAD TO AN IRON PIN SET; THENCE SOUTH 20 DEGREES 19 MINUTES 54 SECONDS EAST, 81.66 FEET TO AN IRON PIN SET IN THE WESTERLY MARGIN OF OLD WATT ROAD; THENCE ALONG THE WESTERLY MARGIN OF OLD WATT ROAD THE FOLLOWING CALLS; SOUTH 04 DEGREES 03 MINUTES 29 SECONDS EAST, 188.32 FEET TO AN IRON PIN SET; THENCE SOUTH 15 DEGREES 29 MINUTES 03 SECONDS EAST, 17.79 FEET TO AN EXISTING IRON PIN; THENCE LEAVING SAID RIGHT OF WAY LINE; SOUTH 54 DEGREES 34 MINUTES 59 SECONDS WEST, 526.02 FEET TO AN IRON PIN SET IN THE SOUTH EASEMENT LINE OF A TVA TRANSMISSION LINE; THENCE RUNNING WITH SAID LINE, SOUTH 54 DEGREES 33 MINUTES 20 SECONDS WEST, 243.44 FEET TO AN EXISTING IRON PIN; SAID LINE BEING 50 FEET SOUTH AT RIGHT ANGLES AND PARALLEL TO THE CENTERLINE OF SAID TVA TRANSMISSION LINE; THENCE NORTH 31 DEGREES 23 MINUTES 41 SECONDS WEST, 629.79 FEET TO AN EXISTING SET STONE; THENCE NORTH 39 DEGREES 25 MINUTES 25 SECONDS WEST, 554.31 FEET TO AN EXISTING IRON PIN; THENCE NORTH 50 DEGREES 03 MINUTES 20 SECONDS EAST, 483.76 FEET TO AN EXISTING IRON PIN; THENCE NORTH 48 DEGREES 06 MINUTES 25 SECONDS EAST, 148.10 FEET CROSSING THE LOUDON COUNTY AND KNOX COUNTY LINE TO ANY EXISTING IRON PIN IN KNOX COUNTY; THENCE NORTH 41 DEGREES 42 MINUTES 35 SECONDS WEST, 108.10 FEET TO AN EXISTING IRON PIN IN THE SOUTH MARGIN OF HICKORY CREEK ROAD; THENCE ALONG THE SOUTH MARGIN OF HICKORY CREEK ROAD, NORTH 49 DEGREES 36 MINUTES 18 SECONDS EAST, 359.39 FEET TO A SET IRON PIN; THENCE SOUTH 43 DEGREES 39 MINUTES 38 SECONDS EAST, 69.81 FEET ALONG THE WEST MARGIN OF HICKORY CREEK ROAD TO A SET IRON PIN; THENCE SOUTH 11 DEGREES 26 MINUTES 49 SECONDS EAST, 196.94 FEET ALONG SAID RIGHT OF WAY LINE TO A SET IRON PIN; THENCE SOUTH 29 DEGREES 20 MINUTES 49 SECONDS EAST, 140.20 FEET TO A SET IRON PIN; THENCE SOUTH 39 DEGREES 16 MINUTE 49 SECONDS EAST, 414.20 FEET TO THE POINT OF BEGINNING, CONTAINING 1,105,496 SQUARE FEET OR 25.37 ACRES MORE OR LESS.

EXHIBIT A-21 TA Pioneer 289 Howard Baker Highway Pioneer, TN PARCEL LAND IN CAMPBELL COUNTY, TENNESSEE, DESCRIBED AS FOLLOWS: TRACT I: INTENTIONALLY DELETED TRACT II: SITUATE IN THE THIRD (3RD) CIVIL DISTRICT OF CAMPBELL COUNTY, TENNESSEE, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING ON AN IRON PIN, THE SAME BEING LOCATED IN THE SOUTHWEST EDGE OF AN EXISTING ACCESS RIGHT OF WAY, AND THE SAME BEING A CORNER OF THE REMAINING PROPERTY OF AYERS, L.P. IN DEED BOOK 368, PAGE 286, IN THE REGISTER’S OFFICE FOR CAMPBELL COUNTY, TENNESSEE; THENCE WITH THE LINE OF THE REMAINING PROPERTY OF AYERS, L.P., THE FOLLOWING COURSES AND DISTANCES: SOUTH 31 DEG, 30 MIN. 20 SEC. WEST 315.61 FEET, MORE OR LESS, TO AN IRON PIN; SOUTH 41 DEG. 42 MIN, 03 SEC. EAST 86.38 FEET, MORE OR LESS, TO AN IRON PIN, AND THEN SOUTH 35 DEG. 32 MIN. 37 SEC. WEST 441.22 FEET, MORE OR LESS, TO AN IRON PIN THE SAME BEING A CORNER OF AN ADJACENT 3.35 ACRE TRACT (TRACT 4); THENCE WITH THE LINE OF SAID ADJACENT 3.35 ACRE TRACT (TRACT 4) NORTH 37 DEG. 31 MIN. 45 SEC. WEST 423.84 FEET, MORE OR LESS, TO AN IRON PIN, THE SAME BEING LOCATED IN THE SOUTHEAST EDGE OF AN EXISTING ACCESS RIGHT OF WAY; THENCE WITH THE SOUTHEAST EDGE OF SAID EXISTING ACCESS RIGHT OF WAY, THE FOLLOWING COURSES AND DISTANCES: NORTH 45 DEG, 26 MIN. 00 SEC. EAST 400.00 FEET, MORE OR LESS, TO AN IRON PIN, AND THEN NORTH 15 DEG. 26 MIN. 00 SEC. EAST 255,50 FEET, MORE OR LESS, TO AN IRON PIN, THE SAME BEING LOCATED IN THE SOUTHWEST EDGE OF AN EXISTING ACCESS RIGHT OF WAY; THENCE WITH THE SOUTHWEST EDGE OF SAID EXISTING ACCESS RIGHT OF WAY SOUTH 56 DEG. 17 MIN. 14 SEC. EAST 186,52 FEET, MORE OR LESS, TO AN IRON PIN, THE BEGINNING CORNER HEREOF. BEING A TRACT CONSISTING OF 5.07 ACRES, MORE OR LESS, AND BEING IDENTIFIED AS TRACT THREE (3), ACCORDING TO SURVEY OF JAMES W. PHILLIPS, R.L,S. NUMBER 321, DATED JULY 29, 2005, AND BEING THE TRACT SHOWN ON THE PLAT OF RECORD IN PLAT CABINET B, SLIDE 13, IN THE REGISTER’S OFFICE FOR CAMPBELL COUNTY, TENNESSEE. BEING THE SAME PROPERTY CONVEYED TO PIONEER TRUCK SERVICES, LLC, BY WARRANTY DEED OF RECORD IN BOOK W461, PAGE 244, REGISTER’S OFFICE FOR CAMPBELL COUNTY, TENNESSEE, TRACT III: SITUATE IN THE THIRD (3RD) CIVIL DISTRICT OF CAMPBELL COUNTY, TENNESSEE TO WIT: BEGINNING ON AN IRON PIN IN THE WEST ROW OF ROYAL DRIVE AND COMMON CORNER WITH PIONEER TRUCK SERVICES, LLC; THENCE WITH THE LINE WITH PIONEER TRUCK SERVICES S 45 DEG. 26 MIN, 00 SEC. W 655.46 FT. TO AN IRON PIN; THENCE CONTINUING 5 37 DEG. 31 MIN. 45 SEC. E

Pioneer, TN Page 2 123.84 FT. TO AN IRON PIN IN THE LINE OF AYERS, L.P.; THENCE WITH AYERS L.P. S 33 DEG. 27 MIN, 25 SEC. W 481.92 FEET TO AN IRON PIN; THENCE CONTINUING S 55 DEG. 46 MIN. 19 SEC. W 176.82 FT. TO AN IRON PIN IN THE LINE OF TWRA; THENCE THE LINE WITH TWRA N 18 DEG. 08 MIN. 50 SEC. W 540.00 FT. TO AN IRON PIN AND CORNER WITH AYERS L,P.; THENCE THE LINE WITH AYERS L.P. N 45 DEG. 26 MIN. 19 SEC. E 600.12 FT. TO AN IRON PIN; THENCE N 45 DEG, 26 MIN, 00 SEC. E 20.07 FT, TO AN IRON PIN; THENCE N 39 DEG. 58 MIN. 21 SEC. W 225.53 FT. TO AN IRON PIN; THENCE N 16 DEG. 16 MIN, 09 SEC. W 118,97 FT. TO AN IRON PIN IN THE EAST EDGE OF A 50 FT, ROW; THENCE WITH THE ROW N 28 DEG. 31 MIN, 41 SEC. W 17.55 FT.; THENCE CONTINUING WITH THE ROW N 32 DEG. 07 MIN. 59 SEC. W 75.00 FT, TO AN IRON PIN AND CORNER WITH AYERS L,P.; THENCE THE LINE WITH AYERS L.P, N 53 DEG, 20 MIN. 19 SEC. E 98.60 FT. TO AN IRON PIN IN THE LINE OF CARLOCK MYERS; THENCE THE LINE WITH MYERS S 44 DEG. 12 MIN. 45 SEC. E 434.87 FT. TO AN IRON PIN; THENCE N 15 DEG. 26 MIN. 00 SEC. E 557.05 FT. TO AN IRON PIN IN THE WEST ROW OF ROYAL DRIVE; THENCE WITH THE ROW OF ROYAL DRIVE 5 56 DEG. 24 MIN. 10 SEC. E 51.07 FT. TO THE POINT OF BEGINNING AND CONTAINING 10.76 ACRES AS SHOWN BY SURVEY OF JAMES W. PHILLIPS, RLS 321, DATED 12/12/11. BEING THE SAME PROPERTY CONVEYED TO BRANDON PROPERTIES, LLC BY WARRANTY DEED OF RECORD IN BOOK W970, PAGE 476, REGISTER’S OFFICE FOR CAMPBELL COUNTY, TENNESSEE. PARCEL 2: SITUATE IN THE FOURTH CIVIL DISTRICT OF CAMPBELL COUNTY, TENNESSEE, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT AN IRON PIN, SAID POINT OF BEGINNING AND BEING NORTH 56 DEG. 26 MIN. EAST 56,0 FEET, FROM A MONUMENT IN THE SOUTH RIGHT OF WAY OF INTERSTATE HIGHWAY 75 AT ITS INTERSECTION WITH STATE HIGHWAY 63 AT EXIT 141; THENCE SOUTH 60 DEG. 02 MIN. EAST 269.0 FEET, TO AN IRON PIN; THENCE SOUTH 67 DEG. 34 MIN. WEST 206.77 FEET, MORE OR LESS, TO AN IRON PIN; THENCE NORTH 6/ DEG. 54 MIN. 11 SEC. WEST 178.0 FEET, TO AN IRON PIN; THENCE NORTH 12 DEG. 27 MIN. 21 SEC. WEST 91.49 FEET, TO AN IRON PIN; THENCE IN A NORTHEASTERLY DIRECTION BY THE ARC OF A CIRCLE FOLLOWING THE RIGHT OF WAY OF STATE HIGHWAY 63, A CHORD BEARING OF NORTH 66 DEG. 54 MIN. EAST AND A CHORD DISTANCE OF 200.87 FEET, TO THE POINT OF BEGINNING. CONTAINING 1.05 ACRES, MORE OR LESS, ACCORDING TO SURVEY OF BOBBY R. PARKS, R.L.S. #.1230, DATED JULY, 1995. ALSO CONVEYED HEREWITH IS A NON-EXCLUSIVE (JOINT) RIGHT OF WAY FOR INGRESS AND EGRESS OVER THE APPROXIMATE FIFTY (50) FOOT STRIP OF LAND RESERVED BETWEEN INTERSTATE HIGHWAY 75 RIGHT OF WAY AND THE PREMISES HEREBY CONVEYED, AND DESCRIBED AS FOLLOWS: BEGINNING AT A MONUMEMT IN THE SOUTH RIGHT OF WAY OF INTERSTATE HIGHWAY 75 AT ITS INTERSECTION WITH STATE HIGHWAY 63, AT EXIT 141; THENCE SOUTH 60 DEG, 02 MIN. EAST 282.45 FEET TO AN IRON PIN; THENCE SOUTH 67 DEG. 34 MIN. WEST 62.95 FEET, TO AN IRON PIN; THENCE NORTH 60 DEG, 02 MIN. WEST 269,0 FEET TO AN IRON PIN AT THE RIGHT OF WAY OF STATE HIGHWAY 63; THENCE NORTH 56 DEG. 26 MIN. EAST 56.0 FEET TO THE POINT OF BEGINNING, CONTAINING 0.316 ACRES, MORE OR LESS, ACCORDING TO SURVEY OF BOBBY R. PARKS, R.L.S. #1230, DATE JULY, 1995. BEING THE SAME PROPERTY CONVEYED TO LEGACY LAND COMPANY, LLC BY TENNESSEE WARRANTY DEED OF RECORD IN BOOK W432, PAGE 167, REGISTER’S OFFICE FOR CAMPBELL COUNTY, TENNESSEE. PARCEL 3’  TRACT ONE: SITUATE IN DISTRICT NO, FOUR (4) OF CAMPBELL COUNTY, TENNESSEE, AND BEING A 3.5 ACRE TRACT AND Described as follows: Beginning at an iron pin at the right of way of State Highway 63, near its intersection with Interstate 75,

Pioneer, TN Page 3 at a corner common to a 52.5 foot right of way, thence with the right of way of Highway 63 N 83 Deg. 97’97” E 60.32 feet to an iron pin; thence still with said right of way N 78 deg. 57’39” E 111,40 feet to an iron pin; thence still with said right of way N 81 deg. 08’23” E 8.19 feet to an iron pin, a corner common to the Exxon property; thence with the Exxon line S 42 deg, 27’21” E 91.19 feet to an iron pin; thence S 67 deg. 54’11” E 178.00 feet, to an iron pin; thence N 67 deg. 31’ E 113.82 feet to an Iron pin at a 100 foot right of way; thence with said right of way S 60 deg. 02’ E 110.00 feet to an iron pin; thence 5 45 deg. 26’ W 937,36 feet to an iron pin; thence N 44 deg. 11’ W 183.12 feet to an iron pin; thence N 72 deg. 55’08” W 171.81 feet to an iron pin on a 52.5 foot right of way; thence with said right of way N 12 deg, 32’ 50” W 251,78 feet to the point of beginning. BEING THE PROPERTY CONVEYED TO CARLOCK MYERS IN WARRANTY DEED BOOK 349, PAGE 379 IN THE REGISTER’S OFFICE FOR CAMPBELL COUNTY, TENNESSEE. CARLOCK MYERS IS NOW DECEASED HAVING PASSED AWAY ON OR ABOUT MAY 19, 2011. REFERENCE IS FURTHER MADE TO THE ESTATE OF CARLOCK MYERS AS FILED IN FILE NO. P3178 IN THE CHANCERY COURT FOR CAMPBELL COUNTY, TENNESSEE, PROBATE DIVISION. TRACT TWO: SITUATE IN DISTRICT NO. FOUR (4) OF CAMPBELL COUNTY, TENNESSEE, AND BEING A 3.6 ACRE TRACT AND Described as follows: Beginning at an iron pin at a 52,5 foot right of way, thence S 72 deg. 55’08” E 171,81 feet to an Iron pin; thence S 44 deg. 11’ E 183.42 feet to an iron pin; thence N 45 deg. 26’ E 437.36 feet to an iron pin at a 100 foot right of way; with said right of way S 60 deg. 02’ E 258.41 feet to an iron pin; thence S 44 deg. 05’ E 15.0 feet to an iron pin, at a corner common to Koppers; thence with the Koppers Line S 45 deg. 26’ W 558.0 feet to an iron pin, a corner common to Ayers, thence with the Ayers line N 44 deg. 11’ W 435.01 feet to an iron pin; thence N 72 deg. 55’08” W 130.51 feet to an iron pin at a 52.5 foot right of way; thence with said right of way N 12 deg, 32’ 50” W 57.52 feet to an iron pin, the point of beginning. Tract two together with the non-exclusive right to use two (2) right of way easement for ingress and egress purposes, including the right to construct and maintain roadways for such purposes, described as follows: Easement No. 1: Beginning at an iron pin at the right of way of State Highway 63, near its intersection with Interstate 75, at a corner common with Myers; thence with said Highway S 88 deg. 13’ E 52.5 feet to an iron pin; thence leaving said Highway S 12 deg. 32’ 50” E 309.30 feet to an iron pin; thence N 72 deg. 55’08” W 52,5 feet to an iron pin; thence N 13 deg. 33’39” W 296.36 feet to the point of beginning. This right of way easement adjoins Tract Two on the West side, Easement No, 2: Beginning at an iron pin at the right of way of State Highway 63, near its intersection with Interstate 75, at a corner common to the Exxon property; thence N 56 deg. 26’ E 56.0 feet to a highway monument at the right of way of Interstate 75; thence with said right of way S 60 deg. 02’ E 681.06 feet to an iron pin; thence S 29 deg. 44’36” 104.13 feet to an iron pin; thence N 11 deg. 05’ W 15 feet to an iron pin; thence N 60 deg. 02’ W 398.41 feet to an iron pin; thence N 67 deg. 31’ E 62.95 Feet to an iron pin; thence N 60 deg. 02’ W 269.00 feet to an iron pin at the right of way of State Highway 63, the point of beginning. This right of way easement adjoins Tract Two on the East side. BEING THE PROPERTY CONVEYED TO CARLOCK MYERS IN WARRANTY DEED BOOK 359, PAGE 563 IN THE REGISTER’S OFFICE FOR CAMPBELL COUNTY, TENNESSEE. CARLOCK MYERS IS NOW DECEASED HAVING PASSED AWAY ON OR ABOUT MAY 19, 2011. REFERENCE IS FURTHER MADE TO THE ESTATE OF CARLOCK MYERS AS FILED IN FILE NO. P3178 IN THE CHANCERY COURT FOR CAMPBELL COUNTY, TENNESSEE, PROBATE DIVISION. BEING PART OF THE SAME PROPERTY (TRACTS III AND V) CONVEYED TO NELLIE M. MYERS BY QUIT CLAIM DEED OF RECORD IN DEED BOOK W974, PAGE 46, REGISTER’S OFFICE FOR CAMPBELL COUNTY,TENNESSEE.

EXHIBIT A-22 Denton, TX 6420 N 1-34 Denton, TX 76207 BEGINNING at a wooden right-of-way post in the East line of Interstate Highway 35, said post being North 89 degrees 29 minutes West, 282.56 feet, North 88 degrees 47 minutes West, 805 feet and North 03 degrees 02 minutes West, 555.6 feet from the Southeast corner of a certain 80 acre tract of land conveyed by deed dated November 4, 1926 from John Bedrick and wife, Anges Bedrick to Mrs. K. Preston as shown of record in Volume 211, Page 14 of the Deed Records of Denton County, Texas, post being on a curve to the right, said curve having a central angle of 02 degrees 12 minutes 21 seconds, a radius of 11,319.91 feet and a tangent of 217.94 feet, whose chord bears North 01 degree 50 minutes 07 seconds West, 435.80 feet; THENCE along said curve, with the East line of Interstate Highway 35, an arc distance of 435.82 feet to a set 1/2 inch iron rod; THENCE North 00 degrees 04 minutes 00 seconds East, continuing along the East line of Interstate Highway 35, 527.75 feet to a found concrete monument; THENCE North 61 degrees 00 minutes 00 seconds East, 99.55 feet to a set 1/2 inch iron rod; THENCE South 58 degrees 27 minutes 00 seconds East, along the Southwest line of U.S. Highway 77, 1,117.07 feet to a set 1/2 inch iron rod; THENCE South 00 degrees 29 minutes 00 seconds West, 448 .81 feet to a set 1/2 inch iron rod; THENCE North 88 degrees 46 minutes 59 seconds West, 1022.12 feet to the POINT OF BEGINNING and containing 17.885 acres or 779,071 square feet of land, more or less. Now known as: Lot 1, Block A, DENTON TRAVEL CENTER ADDITION, PHASE 1, an Addition to the City of Denton, Denton County, Texas, according to the Plat thereof recorded in cc# 2009-21, Real Property Records, Denton County, Texas.

EXHIBIT A-23 Edinburg, TX 8301 N Expressway 281 Edinburg, TX 78541-7060 A tract of land containing 17.2489 acres (751,362 square feet) situated in the County of Hidalgo County, Texas, consisting of 8.6235 (375,640 square feet) out of Lot 17, and 8.6254 acres (375,722 square feet) out of Lot 16, Block 47, Santa Cruz Gardens Subdivision Unit No. 2, according to the plat thereof recorded in Volume 8, Page 28, Hidalgo County Map Records, which said 8.6235 acres (375,640 square feet) was conveyed to Edinburg Auto Truck Stop, Inc by virtue of Warranty Deed recorded in Document No. 569099, Hidalgo County Official Records and said 8.6254 acres (375,722 square feet) was conveyed to Edinburg Auto Truck Stop, Inc., by virtue of Warranty Deed recorded in Volume 2656, Page 830, Hidalgo County Official Records, said 17.2489 acres also being more particularly described as follows: BEGINNING at the Northwest corner of Lot 17, Block 47, Santa Cruz Gardens Subdivision Unit No, 2, for the Northwest corner of this tract; THENCE, S 81° 20’ 00” E along the North line of Lot 17, Block 47 and within the right of way of F.M. 2812, a distance of 1252.00 feet to the Northeast corner of this tract; THENCE, S 08° 52’ 00” W along the West right of way line of U.S. Expressway 281, at a distance of 30.00 feet pass a No, 4 rebar found for the South right of way line of F.M. 2912, at a distance of 300.00 feet pass a No. 4 rebar found on the South line of Lot 17 and the North line of Lot 16, Block 47, continuing a total distance of 600.00 feet to a No, 4 rebar found on the South line of Lot 16, for the Southeast corner of this tract; THENCE, N 81° 20’ 00” W along the South line of Lot 16, Block 47, a distance of 1252.54 feet to a No. 4 rebar found at the Southwest corner of Lot 16, for the Southwest corner of this tract; THENCE, N 08° 56’ 25” E along the West line of Lot 16 and 17, Block 47 and the East line of Lake Citrus Estates Subdivision (Vol. 21, Pg. 27, H.C.M.R.), at a distance of 300.00 feet pass a No, 4 rebar found for the Northwest corner of Lot 16, and the Southwest corner of Lot 17, at a distance of 570.00 feet pass a No. 4 rebar found for the South right of way line of FM 2812, continuing a total distance of 600.00 feet to the POINT OF BEGINNING, and containing 17.2489 acres (751,362 square feet), of which 0,8623 of one acre (37,560 square feet) lies in the right of way of FM 2812, leaving a net of 16.3866 acres (713,802 square feet) of land, more or less.

EXHIBIT A-24 TA I fillsboro  US 77 I-Tillsboro, TX Field notes for the description of a 78.302 acre (3,410,830 square feet) tract of land, being situated in the Isabella Wingate Survey, Abstract No. 1004, and the Robert Montgomery Survey, Abstract No. 578, in Hill County, Texas, and being out of those same two tracts of land referenced as “First Tract” and “Second Tract”, described in a Warranty Deed with Vendor’s Lien dated September 10, 1968, and filed for record on September 26, 1968, from V. O. Rainwater and wife, Virginia C. Rainwater to L. N. Brown and wife, Lucretia M. Brown (Brown tract), as recorded in Volume 488, Page 277, of the Deed Records of Hill County, Texas (D.R.H.C.T.), with said 78.302 acre (3,410,830 square feet) tract of land being more particularly described by metes and bounds as follows: BEGINNING at an old broken concrete Highway R.O.W. monument found marking the most easterly northwest corner of the remaining portion of said Brown “First Tract”, said point being in the present or relocated southeasterly right-of-way (R.O.W.) line of U.S. Highway No. 77 (a variable width R.O.W.), at its intersection with the transitional R.O.W. line from said U.S. Highway 77 to Hill County Road 4260 (presently a monumented 60 foot wide prescriptive county road R.O.W.); THENCE North 57 degrees 50 minutes 37 seconds East, along the common northerly line of the remaining portion of said Brown “First Tract” and said present or relocated southeasterly R.O.W. line of U.S. Highway No. 77, a distance of 2,869.40 feet to a 5/8 inch iron rod found marking the present most northeasterly corner of said Brown “First Tract”, being common with the most northwesterly corner of that certain called 13.0228 acre tract of land described in a Warranty Deed to Teddy F. Stoffregen, as recorded in Volume 1434, Page 0043 of the Official Public Records of Hill County, Texas (0.P.R.H.C.T.); THENCE South 29 degrees 51 minutes 06 seconds East, departing said southeasterly R.O.W. line of U.S. Highway No. 77, along the easterly line of the remaining portion of said Brown “First Tract” and common westerly line of said Stoffregen tract, a distance of a 713.74 feet to a 1/2 inch iron rod found marking the southwesterly corner of said Stoffregen tract, being common with the most westerly corner of that certain called 12.33 acre tract of land described in a Warranty Deed with Vendor’s Lien to David Wayne Fitzgerald and wife, Belinda J. Fitzgerald, as recorded in Volume 701, Page 252 - D.R.H.C.T.; THENCE South 30 degrees 20 minutes 46 seconds East, continuing along the easterly line of the remaining portion of said Brown “First Tract” and common most westerly line of said Fitzgerald tract, a distance of 290.19 feet to a 5/8 inch iron rod set with a yellow plastic cap stamped “THE WALLACE GROUP” (“cap”) marking the southwesterly corner of said Fitzgerald tract, being in the existing northerly R.O.W. line of Hill County Road 4343, with same being the old U.S. Highway No. 77 and/or Pike Road (a 60 foot wide R.O.W., as evidenced per present TxDOT R.O.W. maps and the existing monumented R.O.W. - no TxDOT R.O.W. maps for the old U.S. Highway No. 77 were found - the estimated time period was 1920’s to late 1930’s), from which said point a 1/2 inch iron rod found bears North 44 degrees 33 minutes 35 seconds West at 2.85 feet, and from

Hillsboro, TX Page 2 said 5/8 inch iron rod set with “cap” a 60D nail found in the approximate centerline of Hill County Road 4260 bears South 30 degrees 20 minutes 46 seconds East, a distance of 2,321.22 feet marking the southwest corner of that certain remainder portion of a called 161 20 acre tract of land described in a Warranty Deed to Rodney L. Davis and wife, Nola Jean Davis, as recorded in Volume 663, Page 85 - D.R.H.C.T.; THENCE South 51 degrees 52 minutes 28 seconds West, departing the easterly line of said Brown “First Tract”, along said existing northerly R.O.W. line of Hill County Road 4343 (old U.S. Highway No. 77 - Pike Road) and crossing said Brown “First Tract”, a distance of 2,200.41 feet to a 5/8 inch iron rod set with “cap” for corner; THENCE departing said existing northerly R.O.W. line of Hill County Road 4343 (old U.S. Highway No. 77 - Pike Road) and continuing to cross said Brown “First Tract”, being approximately parallel to and a perpendicular distance of 25.0 feet north and east of the centerline of an existing Magellan pipeline the following four (4) courses and distances: 1) North 73 degrees 27 minutes 28 seconds West, a distance of 138.79 feet to a 5/8 inch iron rod set with “cap” for corner; 2) South 75 degrees 41 minutes 39 seconds West, a distance of 182.54 feet to a 5/8 inch iron rod set with “cap” for corner; 3) South 63 degrees 14 minutes 28 seconds West, a distance of 199.36 feet to a 5/B inch iron rod set with “cap” for corner 4) South 55 degrees 40 minutes 50 seconds West, a distance of 439.21 feet to a 5/8 inch iron rod set with “cap” for corner in the approximate centerline of the aforementioned Hill County Road 4260 and the existing westerly line of said Brown tracts; THENCE North 30 degrees 34 minutes 00 seconds West (Deed Call - North 30 degrees West), along the approximate centerline of said Hill County Road 4260 and the existing westerly line of said Brown tracts, a distance of 955.45 feet to a 5/8 inch iron rod set with “cap” marking the most westerly northwest corner of the remaining portion of said Brown “First Tract”, said point being at its intersection with the transitional R.O.W line from said County Road 4260 to the aforementioned present or relocated southeasterly R.O.W. line of U.S. Highway No, 77; THENCE North 31 degrees 40 minutes 37 seconds East, along a northwesterly line for said Brown “First Tract” and along said transitional R.O.W line, a distance of 259.79 feet to the POINT OF BEGINNING. CONTAINING within the metes recited 78.302 acres (3,410,830 square feet) of land, of which 0.663 acre (28,871 square feet) lies within an apparent 30 foot wide prescriptive R.O.W. for Hill County Road 4260, leaving a net of 77.639 acres (3,381,959 square feet) of land, more or less.

EXHIBIT A-25 Laredo, TX 1010 Beltway Parkway Laredo, TX 78045 Being Lot Number One (1), in Block Number (1), Travel Centers of America Plat recorded in Volume 26, Page 10, Webb County Plat Records, Texas.

EXHIBIT A-26 Sweetwater, TX  PO Box 1578 Sweetwater, TX 79566 Situated in the County of Nolan, State of Texas, being part of the West one-half (1/2) of Section Fifty Two (52) in Block Twenty Two (22) of the Texas and Pacific Railway Company Surveys and being the same land conveyed by James R. Pace and wife, Barbara P. Pace, to Union Oil Company of California, by deed dated March 4, 1970, recorded in Volume 211, Page 728, Deed Records, Nolan County, Texas, and being more particularly described by metes and bounds as follows: BEGINNING at a 3/8’ steel rod found in the West right of way line of Hopkins Road, said rod maintaining the Northeast corner of 5.0 acre tract of land conveyed by Sweetwater 76 Inc. to James L. Bates by deed dated August 7, 1985, recorded in Volume 271, Page 196, said Deed Records; THENCE North 82° 32’ 00” West a distance of 1278.71 feet to a 3/8” steel rod found; THENCE North 08° 37’ 51” East a distance of 578.47 feet to a P.K. nail set in the South right of way line of U.S. Interstate Highway No. 20, said rod maintaining the Northeast corner of a 1 acre tract of land described as Tract 1 conveyed by Edward V. Lee and wife, Nedra K. Lee to K.J. Lee and wife, Merie Lee, by deed dated September 24, 1984, recorded in Volume 267, Page 1, said Deed Records; THENCE in a Southeasterly direction with said right of way line and a curve to the left having a radius of 1006.78 feet a distance of 254.17 feet (chord bears South 84° 36’ 00” East, 253.50 feet) to a concrete monument found; THENCE South 80° 50’ 00” East continuing with the South right of way line of Highway 20 a distance of 574.71 feet to a 1/2” steel rod set at an angle point; THENCE South 42° 30’ 00” East a distance of 36.40 feet to a 1/2” steel rod set in the West right of way line of Hopkins Road; THENCE in a Southeasterly direction with said right of way line and a curve to the left having a radius of 858.64 feet a distance of 471.52 feet (chord bears South 15° 54’ 00” East, 465.62 feet) to a P.K. Nail set at the end of said curve; THENCE South 26° 45’ 53” East continuing with the West right of way line of Hopkins Road a distance of 154.40 to the place of beginning and containing 636,966 square feet or 14.622 acres of land, more or less.

Exhibit B-1

Property Exchange Agreement

(see attached)

Ex B-1

PROPERTY EXCHANGE AGREEMENT

among

HOSPITALITY PROPERTIES TRUST,

HPT TA PROPERTIES TRUST,

HPT TA PROPERTIES LLC,

TRAVELCENTERS OF AMERICA LLC

and

TA OPERATING LLC

 [•], 2015

PROPERTY EXCHANGE AGREEMENT

THIS PROPERTY EXCHANGE AGREEMENT is made and entered into as of [•], 2015 (the “Effective Date”) among Hospitality Properties Trust, a Maryland real estate investment trust (“HPT”), HPT TA Properties Trust, a Maryland real estate investment trust (“HPT TA Trust”), HPT TA Properties LLC, a Maryland limited liability company (“HPT TA LLC”), TravelCenters of America LLC, a Delaware limited liability company (“TA LLC”), and TA Operating LLC, a Delaware limited liability company, together with any of its successors and assigns as expressly permitted hereunder (“TA Operating”).

PRELIMINARY STATEMENTS

HPT, HPT TA Trust, HPT TA LLC, TA LLC and TA Operating are parties, among others, to that certain Transaction Agreement, dated as of June [1], 2015 (the “Transaction Agreement”), pursuant to which HPT TA Trust and HPT TA LLC agreed to convey to TA Operating the COFO Properties (this and other capitalized terms used and not otherwise defined herein shall have the meaning given such terms in Article 1) and TA Operating agreed to convey to HPT TA Trust or HPT TA LLC (at HPT’s election) the New Properties and the Legacy Properties, in each case subject to and in accordance with the terms and conditions in the Transaction Agreement and as hereinafter set forth.

NOW, THEREFORE, it is agreed:

ARTICLE 1
DEFINITIONS

1.1          Capitalized Terms.  Capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below and such definitions shall apply equally to the singular and plural forms of such terms.

“Agreement”:  this Property Exchange Agreement, together with all exhibits and schedules attached hereto.

“Closing”:  the closing and consummation of the conveyances and exchanges contemplated by this Agreement.

“COFO Properties”: collectively, the Land identified on Schedule 1 and all Improvements thereon.

“COFO Properties Price”: $45,042,040.

“Improvements”:  collectively, all buildings, structures and other improvements of every kind including, but not limited to, “integral equipment” (as defined in accounting standards codification topic 360-20), underground storage tanks, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures situated upon any of the Land and, in the case of the Legacy Properties identified on Schedule 2, on the parcels of land owned or ground leased by HPT TA Trust or HPT TA LLC, as indicated thereon.

“Intangible Property”:  collectively, all transferable or assignable permits, certificates of occupancy, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character to the extent related to the ownership, and not the operation, of the New Properties, Legacy Properties or COFO Properties, as the case may be.

“Internal Revenue Code”:  the Internal Revenue Code of 1986, as amended and in effect from time to time, and including the applicable Treasury Regulations thereunder.

“Land”:  collectively, all of TA Operating’s, HPT TA Trust’s and HPT TA LLC’s  right, title and interest in and to the parcel or parcels of land described in Exhibit A as being owned by any of them, together with all easements and appurtenances related thereto.

“Legacy Properties”: collectively, the Improvements on the land owned or ground leased by HPT TA Trust or HPT TA LLC, as identified on Schedule 3.

“Legacy Properties Price”: $38,571,218.

“Losses”: the meaning given in Section 3.3.

“Net Exchange Price”: the sum of the New Properties Price plus the Legacy Properties Price less the COFO Properties Price.

“New Properties”: collectively, the Land identified on Schedule 4 and all Improvements thereon.

“New Properties Price”: $144,827,943.

“Permitted Encumbrances”:  in respect of any Real Property, collectively, applicable zoning, subdivision, building and other land use laws and regulations; liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent; all matters shown on or referenced in the Title Commitment for such Real Property which are reasonably acceptable to HPT (with respect to any Real Property other than a COFO Property) or TA (with respect to any COFO Property); and all matters shown on the Survey for such Real Property which are reasonably acceptable to HPT (with respect to any Real Property other than a COFO Property) or TA (with respect to any COFO Property).

“Properties”: collectively, the Real Property and any related Intangible Property.

“Real Property”:  any of the New Properties, Legacy Properties or the COFO Properties.

“Survey”:  with respect to each Real Property, the ALTA/ACSM land title survey corresponding to such Real Property as identified on Schedule 5.

“Title Commitment”:  with respect to each Real Property, the title commitment or date down endorsement issued by the Title Company corresponding to such Real Property as identified on Schedule 6, together with copies of all exception documents referred to therein.

2

“Title Company”:  First American Title Insurance Company or Stewart Title Guaranty Company, as applicable.

ARTICLE 2
CONVEYANCE AND EXCHANGE; CLOSING

2.1          Conveyance and Exchange.  In consideration of the payment by HPT to TA Operating of the Net Exchange Price as herein provided and the conveyance by HPT TA Trust and HPT TA LLC of the COFO Properties to TA Operating, TA Operating shall simultaneously convey the New Properties and the Legacy Properties to HPT TA Trust and/or HPT TA LLC, at HPT’s election.  Each such conveyance shall include any related Intangible Property and shall be made subject to and in accordance with the terms and conditions of this Agreement.

2.2          Closing.  The conveyance and exchange of all of the Real Properties and related Intangible Property and the payment of the Net Exchange Price shall be consummated contemporaneously with the execution of this Agreement.

2.3          IRS Real Estate Sales Reporting.  TA Operating shall act as “the person responsible for closing” the transactions which are the subject of this Agreement pursuant to Section 6045(e) of the Internal Revenue Code and shall prepare and file all informational returns, including IRS Form 1099-S, and shall otherwise comply with the provisions of Section 6045(e) of the Internal Revenue Code.

ARTICLE 3
CLOSING OBLIGATIONS

3.1          Payment of the Net Exchange Price.  On the Effective Date, HPT shall pay the Net Exchange Price to TA Operating by wire transfer of immediately available funds as instructed by TA Operating.

3.2          HPT TA Trust’s, HPT TA LLC’s and HPT’s Closing Obligations in Respect of the COFO Properties.  On the Effective Date, HPT TA Trust and HPT TA LLC shall deliver to TA Operating:

(i)        Good and sufficient deed(s) with covenants against grantor’s acts, or their local equivalent, in proper statutory form for recording, duly executed and acknowledged by HPT TA Trust or HPT TA LLC, as the case may be, conveying good and marketable fee simple title to the COFO Property(ies) owned by each, free from all liens and encumbrances other than the Permitted Encumbrances;

(ii)       A certificate of non-foreign status, pursuant to Section 1445 of the Internal Revenue Code, substantially in the form of Exhibit B, duly executed by HPT; and

(iii)      Such other conveyance documents, certificates, deeds, affidavits and other instruments as TA Operating or the Title Company may reasonably require to carry out the transactions contemplated by this Agreement and as are customary in like transactions in the area in which any of the COFO Properties is located.

3

3.3          Assignment and Assumption of Intangible Property and Indemnity attributable to the COFO Properties.  HPT TA Trust and HPT TA LLC hereby assign to TA Operating all of their right, title and interest in and to the Intangible Property attributable to the COFO Properties to the extent first arising from and after the Effective Date.  TA Operating hereby assumes all of HPT TA Trust’s and HPT TA LLC’s obligations with respect to the Intangible Property attributable to the COFO Properties to the extent first arising from and after the Effective Date.  TA Operating hereby agrees to perform all of HPT TA Trust’s and HPT TA LLC’s obligations with respect to Intangible Property attributable to the COFO Properties to the extent first arising from and after the Effective Date.  In each case, subject to any lease or other agreement between HPT TA Trust and/or HPT TA LLC and TA Operating that may otherwise allocate responsibilities, TA Operating shall indemnify, defend and hold harmless HPT TA Trust and HPT TA LLC from and against any and all losses, costs, damages, demands, expenses, fees, fines, including reasonable attorneys’ fees (“Losses”) arising from the Intangible Property attributable to the COFO Properties to the extent first arising from and after the Effective Date and HPT TA Trust and HPT TA LLC shall indemnify, defend and hold harmless TA Operating from and against any and all Losses arising from the Intangible Property attributable to the COFO Properties to the extent first arising prior to the Effective Date.

3.4          TA Operating’s and TA LLC’s Closing Obligations in Respect of the New Properties and the Legacy Properties.  On the Effective Date, TA Operating shall deliver to HPT TA Trust and/or HPT TA LLC, as applicable:

(i)        Good and sufficient deeds with covenants against grantor’s acts, or its local equivalent, or assignments of ground leases, as applicable, in proper statutory form for recording, duly executed and acknowledged by TA Operating, conveying good and marketable fee simple title to each of the New Properties and the Legacy Properties, free from all liens and encumbrances other than the Permitted Encumbrances;

(ii)       A certificate of non-foreign status, pursuant to Section 1445 of the Internal Revenue Code, substantially in the form of Exhibit B, duly executed by TA LLC; and

(iii)      Such other conveyance documents, certificates, deeds, affidavits and other instruments as HPT TA Trust, HPT TA LLC, or the Title Company may reasonably require to carry out the transactions contemplated by this Agreement and as are customary in like transactions in the area in which any of the New Properties or Legacy Properties is located.

3.5          Assignment and Assumption of Intangible Property and Indemnity attributable to the New Properties and the Legacy Properties.  TA Operating hereby assigns to HPT TA Trust and/or HPT TA LLC, respectively, all of its right, title and interest in and to the Intangible Property attributable to the New Properties and the Legacy Properties being acquired by HPT TA Trust and/or HPT TA LLC, to the extent first arising from and after the Effective Date.  HPT TA Trust and/or HPT TA LLC, respectively, each hereby assumes all of TA Operating’s obligations with respect to the Intangible Property attributable to the New Properties and the Legacy Properties being acquired by it to the extent first arising from and after the Effective Date.  HPT TA Trust and/or HPT TA LLC, respectively, each hereby agrees to perform all of TA Operating’s obligations with respect to the Intangible Property attributable to the New Properties and the Legacy Properties being acquired by it to the extent first arising from and after the

4

Effective Date.  In each case, subject to any lease or other agreement between or among HPT TA Trust and/or HPT TA LLC and TA Operating that may otherwise allocate responsibilities, HPT TA Trust and/or HPT TA LLC, respectively, shall indemnify, defend and hold harmless TA Operating from and against any and all Losses arising from the Intangible Property attributable to the New Properties and the Legacy Properties being acquired by it to the extent first arising from and after the Effective Date and TA Operating shall indemnify, defend and hold harmless HPT TA Trust and/or HPT TA LLC, respectively, from and against any and all Losses arising from the Intangible Property attributable to the New Properties and the Legacy Properties to the extent first arising prior to the Effective Date.

ARTICLE 4
PRORATIONS

4.1          Proration Items.  Inasmuch as TA Operating will be leasing the New Properties and the Legacy Properties from subsidiaries of HPT on and after the Effective Date and TA Operating has leased the COFO Properties from subsidiaries of HPT prior to the Effective Date, all customary and usual prorations, including for ad valorem real estate taxes, personal property taxes, assessments or special assessments, water, gas, electric or other utilities, shall be made for the account of TA Operating as a seller or a buyer under this Agreement or as the tenant under the lease previously entered into, or being entered into, by TA Operating and subsidiaries of HPT.

4.2          Survival.  The obligations of the parties under this Article 4 shall survive the Closing.

ARTICLE 5
MISCELLANEOUS

5.1          Like-Kind Exchange.  All the parties hereto are, for federal income tax purposes, either HPT (or subsidiaries thereof disregarded for federal income tax purposes) or TA LLC (or subsidiaries thereof disregarded for federal income tax purposes).  It is the intent of the parties that the exchange of the Properties pursuant to Section 2.1 shall constitute (or be part of) for each of HPT and TA LLC, to the maximum extent possible, a simultaneous or deferred like kind exchange in accordance with Section 1031 of the Internal Revenue Code, and each party hereto shall cooperate with the reasonable requests of the other parties to further such intent.  In furtherance of the foregoing and by way of example, but not limitation, HPT and its applicable subsidiaries agree to execute an instrument acknowledging and consenting to an assignment by TA Operating of its rights under this Agreement to a “qualified intermediary” in order to facilitate a deferred like kind exchange under Section 1031 of the Internal Revenue Code, provided, however, such assignment shall not relieve TA Operating of any of its obligations hereunder.

5.2          Governing Law.  This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts.

5.3          Severability.  If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any

5

jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

5.4          No Third Party Beneficiaries.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.  This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

5.5          Entire Agreement.  This Agreement and the Transaction Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

5.6          Merger.  Except with respect to the any obligation expressly stated to survive the Closing, none of the terms or provisions of this Agreement shall survive the Closing, and the payment of the Net Exchange Price and delivery of the deeds and other closing documents at the Closing shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of each of the parties to be performed hereunder.

5.7          Counterparts.  This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any such counterparts or signatures may be delivered by facsimile or e-mail (in .pdf format), and any counterparts or signatures so delivered shall be deemed an original counterpart or signature for all purposes related to this Agreement.

5.8          Section and Other Headings.  The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

5.9          Time of Essence.  Time shall be of the essence with respect to the performance of each and every covenant and obligation, and the giving of all notices, under this Agreement.

5.10        HPT STATEMENT OF LIMITED LIABILITY.  THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING HOSPITALITY PROPERTIES TRUST, DATED AUGUST 21, 1995, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HOSPITALITY PROPERTIES TRUST SHALL BE HELD TO ANY

6

PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HOSPITALITY PROPERTIES TRUST.  ALL PERSONS DEALING WITH HOSPITALITY PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF HOSPITALITY PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

5.11        HPT-TA TRUST STATEMENT OF LIMITED LIABILITY.  THE DECLARATION OF TRUST ESTABLISHING HPT TA PROPERTIES TRUST, DATED NOVEMBER 29, 2006, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HPT TA PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HPT TA PROPERTIES TRUST.  ALL PERSONS DEALING WITH HPT TA PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF HPT TA PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

5.12        Survival.  The provisions of this Article 5 shall survive the Closing.

[Remainder of page intentionally left blank; signature page follows.]

7

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as a sealed instrument as of the date first above written.

Hospitality Properties Trust

By:
Name:
Title:

HPT TA Properties Trust

By:
Name:
Title:

HPT TA Properties LLC

By:
Name:
Title:

TravelCenters of America LLC

By:
Name:
Title:

TA Operating LLC

By:
Name:
Title:

Exhibit A

Legal Descriptions

Ex.	Site Name	Street Address	City	State	Owner
A-1	Petro Gadsden	1724 West Grand Ave.	Gadsden	AL	TA Operating
A-2	TA Montgomery	980 West South Blvd.	Montgomery	AL	HPT TA Trust
A-3	Petro Santa Nella	28991 West Gonzaga Road	Santa Nella	CA	TA Operating
A-4	TA Jackson	PO Box 967	Jackson	GA	HPT TA LLC
A-5	Petro Monee	5915 Monee Rd.	Monee	IL	TA Operating
A-6	TA Morris	21 Romines Drive	Morris	IL	TA Operating
A-7	Petro Greensburg	1409 S. Country Rd #850 E.	Greensburg	IN	TA Operating
A-8	TA Beto Junction	2775 U.S. Hwy 75	Lebo	KS	TA Operating
A-9	TA Greenwood	8560 Greenwood Rd.	Greenwood	LA	TA Operating
A-10	Petro Florence	3001 TV Road	Florence	SC	TA Operating
A-11	TA Knoxville	615 Watt Road	Knoxville	TN	HPT TA Trust
A-12	TA Denton	6420 N I-35	Denton	TX	HPT TA Trust
A-13	TA Edinburg	8301 N Expressway 281	Edinburg	TX	TA Operating
A-14	TA Laredo	1010 Beltway Parkway	Laredo	TX	TA Operating
A-15	TA Sweetwater	PO Box 1578	Sweetwater	TX	HPT TA Trust

Note:  For the avoidance of doubt, the land owned or ground leased by HPT TA Trust or HPT TA LLC and identified on Schedule 2 and Schedule 3 of this Agreement in connection with the Legacy Properties is not included in the defined term Land for purposes of this Agreement.

Ex A

EXHIBIT B

Form of FIRPTA Certificate

(See attached)

FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. federal income tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by [regarded owner of disregarded entity], a [state/type of entity]  (“Transferor”), pursuant to the Property Exchange Agreement, dated as of [•], 2015, among Hospitality Properties Trust, HPT TA Properties Trust, HPT TA Properties LLC, TravelCenters of America LLC and TA Operating LLC, Transferor hereby certifies to [transferee entity] (“Transferee”) the following:

Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and income tax regulations thereunder);

Transferor is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii);

[Disregarded entity name], which has legal title to one or more transferred U.S. real property interests under local law, is disregarded as an entity separate from Transferor for U.S. federal income tax purposes;

Transferor’s U.S. employer identification number is [•]; and

Transferor’s office address is                                               .

The undersigned and Transferor understand that this certificate may be disclosed to the Internal Revenue Service by Transferee and any transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

[Remainder of page intentionally left blank; signature page follows.]

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have the authority to sign this document on behalf of Transferor.

[TRANSFEROR]

By:
Name:
Title:

Date:  [•], 2015

Schedule 1

COFO Properties

TA Montgomery

980 West South Blvd.

Montgomery, Alabama 36105

TA Jackson

PO Box 967

Jackson, Georgia 30529

TA Knoxville

615 Watt Road

Knoxville, Tennessee 37922

TA Denton

6420 N I-34

Denton, Texas 76207

TA Sweetwater

PO Box 1578

Sweetwater, Texas 79566

Schedule 2

Legacy Properties on HPT Land

TA Commerce City

5101 Quebec St.

Commerce City, Colorado 80022

HPT Owner:  HPT TA Properties Trust

TA Vero Beach

8909 20th Street

Vero Beach, Florida 32966

HPT Owner:  HPT TA Properties Trust

TA Clayton

10346 S. State Rte 39

Clayton, Indiana 46118

HPT Owner:  HPT TA Properties LLC

TA Barkeyville

5644 SR8 - P.O. Box 333B

Harrisburg, Pennsylvania

HPT Owner:  HPT TA Properties Trust

TA Milesburg

875 N. Eagle Valley Rd. PO Box 656

Milesburg, Pennsylvania

HPT Owner:  HPT TA Properties Trust

TA Denmark

155 Hwy 138

Denmark, Tennessee

HPT Owner:  HPT TA Properties Trust

TA Wheeling

RR 1 - P.O. Box 1521

Valley Grove, West Virginia

HPT Owner:  HPT TA Properties Trust

Schedule 3

Legacy Properties

TA Commerce City

5101 Quebec St.

Commerce City, Colorado 80022

HPT Owner:  HPT TA Properties Trust

TA Vero Beach

8909 20th Street

Vero Beach, Florida 32966

HPT Owner:  HPT TA Properties Trust

TA Clayton

10346 S. State Rte 39

Clayton, Indiana 46118

HPT Owner:  HPT TA Properties LLC

TA Baltimore South

5501 O’Donnell Street Cutoff

Baltimore, Maryland

HPT Owner:  HPT TA Properties Trust

TA Barkeyville

5644 SR8 - P.O. Box 333B

Harrisburg, Pennsylvania

HPT Owner:  HPT TA Properties Trust

TA Milesburg

875 N. Eagle Valley Rd. PO Box 656

Milesburg, Pennsylvania

HPT Owner:  HPT TA Properties Trust

TA Denmark

155 Hwy 138

Denmark, Tennessee

HPT Owner:  HPT TA Properties Trust

TA Wheeling

RR 1 - P.O. Box 1521

Valley Grove, West Virginia

HPT Owner:  HPT TA Properties Trust

Schedule 4

New Properties

Petro Gadsden

1724 West Grand Ave.

Gadsden, Alabama  35904

I-59, Exit 181

Petro Santa Nella

28991 West Gonzaga Road

Santa Nella, California  95322

State Hwy 152 & State Hwy 33

Petro Monee

5915 Monee Rd.

Monee, Illinois  60449

Interstate 57-Exit 335

TA Morris

21 Romines Drive

Morris, Illinois  60450

I-80 & State Rte. 47 (Exit 112)

Petro Greensburg

1409 S. Country Road #850 East

Greensburg, Indiana  4720

Interstate 74 — Exit 143

TA Beto Junction

2775 U.S. Hwy 75

Lebo, Kansas  66856

I-35, Exit 155

TA Greenwood

8560 Greenwood Rd.

Greenwood, Louisiana  71033

Interstate 20 (Exit 5)

Petro Florence

3001 TV Road

Florence, South Carolina  29501

I-95 — Exit 169

TA Edinburg

8301 N Expressway 281

Edinburg, Texas 78541-7060

US 281 North, Exit FM-2812

TA Laredo

1010 Beltway Parkway

Laredo, Texas  78045

I-35, Exit #13

Schedule 5

Surveys

Real Property	Survey

Gadsden, AL 1724 West Grand Ave. Gadsden, AL 35904 I-59, Exit 181	ALTA/ACSM Land Title Survey, dated November 12, 2013, coordinated by Commercial Due Diligence Services (“CDDS”).

Montgomery, AL 980 W South Blvd Montgomery, AL	ALTA/ACSM Land Title Survey dated March 25, 1993, prepared by International Land Surveying (“ILC”).

Petro Santa Nella 28991 West Gonzaga Road State Hwy 152, Exit State Hwy 33 (San Luis Dr.) Santa Nella, CA 95322	ALTA/ACSM Land Title Survey, dated May 20, 2015, prepared by Slooten Consulting, Inc. and coordinated by Smith-Roberts.

Commerce City (Denver East), CO 5101 Quebec St. Commerce City, CO	ALTA/ACSM Land Title Survey, dated May 19, 2015, last revised May 26, 2015, prepared by Inter-Mountain Engineering and coordinated by Smith-Roberts.

Vero Beach, FL 8909 20th Street Vero Beach, FL	ALTA/ACSM Land Title Survey, dated May 1, 2015, prepared by Altamax Surveying and coordinated by Smith-Roberts.

Atlanta South, GA Box 967 Jackson, GA	ALTA/ACSM Land Title Survey dated January 22, 1993, last revised March 26, 1997, prepared by ILC.

Monee, IL 5915 Monee Rd. Interstate 57-Exit 335 Monee, IL 60449	ALTA/ACSM Land Title Survey, dated April 28, 2011, prepared by Dale A. Gray.

TA Morris 21 Romines Drive I-80, Exit 112 (Rt. 47) Morris, IL 60450	ALTA/ACSM Land Title Survey, dated May 18, 2015, prepared by Sarko Engineering, Inc. and coordinated by Smith-Roberts.

Real Property	Survey

Wilmington, IL Lorenzo Road Wilmington, IL 60481	ALTA/ACSM Land Title Survey, dated January 15, 2015, prepared by Manhard Consulting, LTD.

Clayton, IN 10346 S. State Rte 39 Clayton, IN	ALTA/ACSM Land Title Survey, dated May 27, 2015, prepared by Bledsoe, Riggert Guerrettaz and coordinated by Smith-Roberts.

Greensburg, IN 1409 S. Country Road #850 East Interstate 74 — Exit 143 Greensburg, IN 4720	ALTA Survey, dated February 29, 2012, prepared by Mackie Consultants, LLC, coordinated by CDDS.

Beto Junction, KS 2775 U.S. Hwy 75 I-35, Exit 155 Lebo, KS 66856	ALTA/ACSM Land Title Survey, dated February 13, 2013, coordinated by CDDS.

TA Greenwood 8560 Greenwood Rd., I-20, Exit 5 Greenwood, LA 71033	ALTA/ACSM Land Title Survey, dated May 18, 2015, prepared by Dading, Marques & Associates, LLC and coordinated by Smith-Roberts.

Barkeyville, PA 5644 SR8 P.O. Box 333B Harrisburg, PA	ALTA/ACSM Land Title Survey, dated May 30, 2015, prepared by Shaheed A. Smith Geospatial, LLC and coordinated by Smith-Roberts.

Milesburg, PA 875 N. Eagle Valley Rd P.O. Box 656 Milesburg, PA	ALTA/ACSM Land Title Survey, dated May 31, 2015, prepared by Shaheed A. Smith Geospatial, LLC and coordinated by Smith-Roberts.

Columbia, SC Bluff Road Columbia, SC 29201	ALTA/ACSM Land Title Survey, dated January 9, 2007, prepared by Cox and Dinkins.

Florence, SC 3001 TV Road I-95 — Exit 169 Florence, SC 29501	ALTA/ACSM Land Title Survey, dated December 27, 2012, prepared by Johnny Nobles & Associates.

Real Property	Survey

Denmark, TN 155 Hwy 138 Denmark (Jackson), TN	ALTA/ACSM Land Title Survey, dated May 15, 2015, prepared by Freeland-Clinkscales & Associates, Inc. of NC and coordinated by Smith-Roberts.

Knoxville West, TN 615 Watt Rd. Knoxville, TN	ALTA/ACSM Land Title Survey dated March 11, 1997, prepared by ILC.

Pioneer, TN 289 Howard Baker Highway Pioneer, TN 37847	ALTA/ACSM Land Title Survey, dated June 26, 2013, coordinated by CDDS.

Denton, TX 6420 N I-35 Denton, TX	ALTA/ACSM Land Title Survey dated March 16, 1993, prepared by ILC.

TA Edinburg 8301 N Expressway 281 HWY 281, Exit FM 2812 Edinburg, TX 78541-7060	ALTA/ACSM Land Title Survey, dated (or to be dated) on or about June 1, 2015, prepared by Melden & Hunt, Inc. and coordinated by Smith-Roberts.

Hillsboro, TX US 77 Hillsboro, TX 76645	Final Plat, dated August 3, 2007, prepared by The Wallace Group, Inc.

TA Laredo I-35, Exit 13, 1010 Beltway Parkway Laredo, TX 78045	ALTA/ACSM Land Title Survey, dated May 22, 2015, prepared by Blue Top Land Surveying and coordinated by Smith-Roberts.

Sweetwater, TX Box 1578 Sweetwater, TX	ALTA/ACSM Land Title Survey dated March 31, 1997, prepared by ILC.

Wheeling, WV RR 1 P.O. Box 1521 Valley Grove, WV 26060	ALTA/ACSM Land Title Survey, dated May 12, 2015, prepared by Freeland-Clinkscales & Associates, Inc. of NC and coordinated by Smith-Roberts.

Schedule 6

Title Commitments

Real Property	Title

Gadsden, AL 1724 West Grand Ave. Gadsden, AL 35904 I-59, Exit 181	Title Commitment File No. NCS-727478-01-BOS1, having an effective date of April 17, 2015 at 8:00 a.m., issued by First American Title Insurance Company (“First American”).

Montgomery, AL 980 W South Blvd Montgomery, AL	Title Commitment File No. NCS-727502-04-BOS1, having an effective date of April 23, 2015 at 8:00 a.m., issued by First American

Quartzsite, AZ Quartzsite Avenue Quartzsite, AZ 85346	Lawyers Title Insurance Corporation Policy, having an effective date of January 29, 2008 in the amount of $2,690,000

Petro Santa Nella 28991 West Gonzaga Road State Hwy 152, Exit State Hwy 33 (San Luis Dr.) Santa Nella, CA 95322	Title Commitment No. NCS-727478-04-BOS1, having an effective date of April 03, 2015 at 7:30 a.m., issued by First American

Commerce City (Denver East), CO 5101 Quebec St. Commerce City, CO	Date Down Endorsement having an effective date of April 28, 2015 issued by Stewart Title Guaranty Company (“Stewart Title”) to Stewart Title Policy No. 0-9701-1734180.

Vero Beach, FL 8909 20th Street Vero Beach, FL	Title Commitment NTS No. 15000140276, having an effective date of May 1, 2015 at 8:00 a.m., issued by Stewart Title.

Atlanta South, GA Box 967 Jackson, GA	Title Commitment No. NCS-727502-01-BOS, having an effective date of April 16, 2015 at 8:00 a.m., issued by First American.

Monee, IL 5915 Monee Rd. Interstate 57-Exit 335 Monee, IL 60449	Title Commitment No. NCS-727478-05-BOS1, having an effective date of April 27, 2015, issued by First American.

TA Morris 21 Romines Drive I-80, Exit 112 (Rt. 47) Morris, IL 60450	Title Commitment No. NCS-727478-06-BOS1, having an effective date of April 23, 2015, issued by First American.

Real Property	Title

Wilmington, IL Lorenzo Road Wilmington, IL 60481	Chicago Title Insurance Company Policy dated February 20, 2015 in the amount of $22,300,00

Clayton, IN 10346 S. State Rte 39 Clayton, IN	Date Down Endorsement having an effective date of April 21, 2015 at 8:00 a.m., issued by Stewart Title to Stewart Title Policy No. 0-9701-1561592.

Greensburg, IN 1409 S. Country Road #850 East Interstate 74 — Exit 143 Greensburg, IN 4720	Title Commitment No. NCS-727478-10-BOS1, having an effective date of April 24, 2015, issued by First American.

Beto Junction, KS 2775 U.S. Hwy 75 I-35, Exit 155 Lebo, KS 66856	Title Commitment No. NCS-727478-11-BOS1, having an effective date of April 28, 2015 at 8:00 a.m., issued by First American.

TA Greenwood 8560 Greenwood Rd., I-20, Exit 5 Greenwood, LA 71033	Title Commitment No. NCS-727478-12-BOS1, having an effective date of April 25, 2015, issued by First American.

Barkeyville, PA 5644 SR8 P.O. Box 333B Harrisburg, PA	Title Commitment NTS No. 15000140265, having an effective date of April 29, 2015 at 8:00 a.m., issued by Stewart Title.

Milesburg, PA 875 N. Eagle Valley Rd P.O. Box 656 Milesburg, PA	Title Commitment NTS No. 15000140264, having an effective date of April 23, 2015, issued by Stewart Title.

Columbia, SC Bluff Road Columbia, SC 29201	First American Title Policy dated August 3, 2007 in the amount of $4,800,000.

Florence, SC 3001 TV Road I-95 — Exit 169 Florence, SC 29501	Title Commitment No. NCS-727478-14-BOS1, having an effective date of April 21, 2015 at 8:00 a.m., issued by First American.

Real Property	Title

Denmark, TN 155 Hwy 138 Denmark (Jackson), TN	Title Commitment NTS No. 15000140266, having an effective date of April 20, 2015 at 8:00 a.m., revised May 21, 2015, issued by Stewart Title.

Knoxville West, TN 615 Watt Rd. Knoxville, TN	Title Commitment No. NCS-727502-03-BOS1, having an effective date of April 24, 2015 at 8:00 a.m., issued by First American.

Pioneer, TN 289 Howard Baker Highway Pioneer, TN 37847	First American Title Policy dated July 5, 2015 in the amount of $5,075,000.

Denton, TX 6420 N I-35 Denton, TX	Title Commitment No. NCS-727502-02-BOS1, having an effective date of May 1, 2015 at 8:00 a.m., issued by First American.

TA Edinburg 8301 N Expressway 281 HWY 281, Exit FM 2812 Edinburg, TX 78541-7060	Title Commitment No. NCS-727478-15-BOS1, having an effective date of May 6, 2015 at 8:00 a.m., issued by First American.

Hillsboro, TX US 77 Hillsboro, TX 76645	First American Title Commitment dated August 7, 2007 in the amount of $1,600,000.

TA Laredo I-35, Exit 13, 1010 Beltway Parkway Laredo, TX 78045	Title Commitment No. NCS-727478-16-BOS1, having an effective date of May 11, 2015 at 8:00 a.m., issued by First American.

Sweetwater, TX Box 1578 Sweetwater, TX	Title Commitment No. NCS-727502-05-BOS1, having an effective date of May 12, 2015 at 8:00 a.m., issued by First American.

Wheeling, WV RR 1 P.O. Box 1521 Valley Grove, WV 26060	Date Down Endorsement having an effective date of May 5, 2015 at 8:00 a.m., issued by Stewart Title to Stewart Title Policy No. 0-9993-3376154.

Exhibit B-1A

New Properties and Legacy TA Properties
to be Conveyed on the Exchange Date by Property Exchange Agreement

New Properties:

Petro Gadsden

1724 West Grand Ave.

Gadsden, Alabama  35904

I-59, Exit 181

Petro Santa Nella

28991 West Gonzaga Road

Santa Nella, California  95322

State Hwy 152 & State Hwy 33

Petro Monee

5915 Monee Rd.

Monee, Illinois  60449

Interstate 57-Exit 335

TA Morris

21 Romines Drive

Morris, Illinois  60450

I-80 & State Rte. 47 (Exit 112)

Petro Greensburg

1409 S. Country Road #850 East

Greensburg, Indiana  4720

Interstate 74 — Exit 143

TA Beto Junction

2775 U.S. Hwy 75

Lebo, Kansas  66856

I-35, Exit 155

TA Greenwood

8560 Greenwood Rd.

Greenwood, Louisiana  71033

Interstate 20 (Exit 5)

Petro Florence

3001 TV Road

Florence, South Carolina  29501

I-95 — Exit 169

Exhibit B-1A

TA Edinburg

8301 N Expressway 281

Edinburg, Texas 78541-7060

US 281 North, Exit FM-2812

TA Laredo

1010 Beltway Parkway

Laredo, Texas  78045

I-35, Exit #13

Legacy TA Properties:

TA Commerce City

5101 Quebec St.

Commerce City, Colorado 80022

TA Vero Beach

8909 20th Street

Vero Beach, Florida 32966

TA Clayton

10346 S. State Rte 39

Clayton, Indiana 46118

TA Baltimore South

5501 O’Donnell Street Cutoff

Baltimore, Maryland

TA Barkeyville

5644 SR8 — P.O. Box 333B

Harrisburg, Pennsylvania

TA Milesburg

875 N. Eagle Valley Rd. PO Box 656

Milesburg, Pennsylvania

TA Denmark

155 Hwy 138

Denmark, Tennessee

TA Wheeling

RR 1 — P.O. Box 1521

Valley Grove, West Virginia

Exhibit B-1A

Exhibit B-2

Sales Agreement Form

(see attached)

Ex B-2

SALES AGREEMENT

between

[HPT ENTITY]

as Purchaser,

and

TA OPERATING LLC,

as Seller

                 , 2015

SALES AGREEMENT

THIS SALES AGREEMENT is made and entered into as of [•] (the “Effective Date”) between [HPT Entity], a [•], together with any of its successors and assigns as expressly permitted hereunder, as purchaser (“Purchaser”), and TA Operating LLC, a Delaware limited liability company, as seller (“Seller”).

PRELIMINARY STATEMENTS

Purchaser and Seller are parties, among others, to that certain Transaction Agreement, dated as of [•], 2015 (the “Transaction Agreement”), pursuant to which Seller agreed to sell and Purchaser agreed to purchase the Property (this and other capitalized terms used and not otherwise defined herein shall have the meaning given such terms in Article 1), subject to and in accordance with the terms and conditions in the Transaction Agreement and as hereinafter set forth.

NOW, THEREFORE, it is agreed:

ARTICLE 1
DEFINITIONS

1.1                               Capitalized Terms.  Capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below and such definitions shall apply equally to the singular and plural forms of such terms.

“Agreement”:  this Sales Agreement, together with all exhibits attached hereto.

“Closing”:  the closing and consummation of the purchase and sale transaction contemplated by this Agreement.

“Improvements”:  collectively, all buildings, structures and other improvements of every kind including, but not limited to, underground storage tanks, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures situated upon the Land.

“Intangible Property”:  collectively, all transferable or assignable permits, certificates of occupancy, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character related to the ownership, and not the operation, of the Land and Improvements, but only to the extent the foregoing is assignable without cost to Seller.

“Internal Revenue Code”:  the Internal Revenue Code of 1986, as amended and in effect from time to time, and including the applicable Treasury Regulations thereunder.

“Land”:  collectively, all of Seller’s right, title and interest in and to the parcel or parcels of land described in Exhibit A together with all easements and appurtenances related thereto.

“Permitted Encumbrances”:  collectively, applicable zoning, subdivision, building and other land use laws and regulations; liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent; all matters shown on or referenced in the Title Commitment which are reasonably acceptable to Purchaser; and all matters shown on the Survey which are reasonably acceptable to Purchaser.

“Property”:  collectively, all of Seller’s right title and interest in and to the Real Property and/or the Intangible Property.

“Purchase Price”:                                         ($                            ).

“Purchaser”:  the meaning given such term in the preamble of this Agreement.

“Real Property”:  collectively, the Land1 and the Improvements.

“Seller”:  the meaning given such term in the preamble of this Agreement.

“Survey”:  the ALTA/ACSM land title survey of the Real Property prepared by                      and dated                        , 2015.

“Title Commitment”:  the title commitment for the Real Property issued by the Title Company and dated                    , 2015.

“Title Company”:  [•].

ARTICLE 2
PURCHASE AND SALE; CLOSING

2.1                               Purchase and Sale.  In consideration of the payment of the Purchase Price by Purchaser to Seller as herein provided and for other good and valuable consideration, Seller shall sell the Property to Purchaser, and Purchaser shall purchase the Property from Seller, subject to and in accordance with the terms and conditions of this Agreement.

2.2                               Closing.  The purchase and sale of the Property shall be consummated contemporaneously with the execution of this Agreement.

2.3                               Purchase Price.  The purchase price to be paid by Purchaser to Seller for the Property shall be the Purchase Price.

2.4                               IRS Real Estate Sales Reporting.  Seller shall act as “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Section 6045(e) of the Internal Revenue Code and shall prepare and file all informational returns, including IRS Form 1099-S, and shall otherwise comply with the provisions of Section 6045(e) of the Internal Revenue Code.

1  In the case of certain of the Legacy TA Properties, revise to cover only Improvements.

2

ARTICLE 3
CLOSING OBLIGATIONS

3.1                               Seller’s Closing Obligations.  On the Effective Date, Seller shall deliver to Purchaser:

(i)                         A good and sufficient deed with covenants against grantor’s acts, or its local equivalent, in proper statutory form for recording, duly executed and acknowledged by Seller, conveying good and marketable fee simple title to the Real Property, free from all liens and encumbrances other than the Permitted Encumbrances;

(ii)                      A certificate of non-foreign status, pursuant to Section 1445 of the Internal Revenue Code, substantially in the form of Exhibit B, duly executed by [TravelCenters of America LLC];

(iii)                   An executed counterpart amendment of [the Amended and Restated TA Lease or Petro Lease designated by Purchaser] as contemplated by the Transaction Agreement; and

(iv)                  Such other conveyance documents, certificates, deeds, affidavits and other instruments as Purchaser, Seller or the Title Company may reasonably require to carry out the transactions contemplated by this Agreement and as are customary in like transactions in the area in which the Real Property is located.

3.2                               Assignment and Assumption of Intangible Property and Indemnity.  Seller hereby assigns to Purchaser all of Seller’s right, title and interest in and to the Intangible Property to the extent first arising from and after the Effective Date.  Purchaser hereby assumes all of Seller’s obligations with respect to the Intangible Property to the extent first arising from and after the Effective Date.  Purchaser hereby agrees to perform all of Seller’s obligations with respect to the Intangible Property to the extent first arising from and after the Effective Date.  In each case, subject to any lease or other agreement between Seller and Purchaser that may otherwise allocate responsibilities, Purchaser shall indemnify, defend and hold harmless Seller from and against any and all losses, costs, damages, demands, expenses, fees, fines, including reasonable attorneys’ fees (“Losses”) arising from the Intangible Property to the extent first arising from and after the Effective Date and Seller shall indemnify, defend and hold harmless Purchaser from and against any and all Losses arising from the Intangible Property to the extent first arising prior to the Effective Date.

3.3                               Purchaser’s Closing Obligation.  On the Effective Date, Purchaser shall pay the Purchase Price to Seller by wire transfer of immediately available funds as instructed by Seller and shall deliver an executed counterpart amendment of [the Amended and Restated TA Lease or Petro Lease] as contemplated by the Transaction Agreement.

3

ARTICLE 4
PRORATIONS

4.1                               Proration Items.  Inasmuch as Seller will be leasing the Property from Purchaser on and after the Effective Date, all customary and usual prorations, including for ad valorem real estate taxes, personal property taxes, assessments or special assessments, water, gas, electric or other utilities,  shall be made for the account of Seller as seller under this Agreement or as the tenant under the lease being entered into by Seller and Purchaser.

4.2                               Survival.  The obligations of the parties under this Article 4 shall survive the Closing.

ARTICLE 5
MISCELLANEOUS

5.1                               Like-Kind Exchange.  Seller may elect to effectuate the transaction contemplated by this Agreement as part of a forward like-kind exchange in accordance with Section 1031 of the Internal Revenue Code.  In furtherance of the foregoing and notwithstanding anything contained in this Agreement to the contrary, Seller may assign its rights under this Agreement to a “qualified intermediary” in order to facilitate a forward like kind exchange under Section 1031 of the Internal Revenue Code, and Purchaser agrees to execute an instrument acknowledging and consenting to the same; provided, however, such assignment shall not relieve Seller of any of its obligations hereunder.

5.2                               Governing Law.  This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts.

5.3                               Severability.  If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

4

5.4                               No Third Party Beneficiaries.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.  This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

5.5                               Entire Agreement.  This Agreement and the Transaction Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

5.6                               Merger.  Except with respect to the any obligation expressly stated to survive the Closing, none of the terms or provisions of this Agreement shall survive the Closing, and the payment of the Purchase Price and delivery of the deed and other closing documents at the Closing shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Seller and/or Purchaser to be performed hereunder.

5.7                               Counterparts.  This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any such counterparts or signatures may be delivered by facsimile or e-mail (in .pdf format), and any counterparts or signatures so delivered shall be deemed an original counterpart or signature for all purposes related to this Agreement.

5.8                               Section and Other Headings.  The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

5.9                               Time of Essence.  Time shall be of the essence with respect to the performance of each and every covenant and obligation, and the giving of all notices, under this Agreement.

5.10                        [STATEMENT OF LIMITED LIABILITY.  THE DECLARATION OF TRUST ESTABLISHING PURCHASER, DATED NOVEMBER 29, 2006, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF PURCHASER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, PURCHASER.  ALL PERSONS DEALING WITH PURCHASER IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF PURCHASER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.]

5.11                        Survival.  The provisions of this Article 5 shall survive the Closing.

5

[Remainder of page intentionally left blank; signature page follows.]

6

IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed as a sealed instrument as of the date first above written.

PURCHASER:

[HPT Entity]

By:
Name:
Title:

SELLER:

TA OPERATING LLC

By:
Name:
Title:

Exhibit A

Legal Description

(See attached)

EXHIBIT B

Form of FIRPTA Certificate

(See attached)

FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. federal income tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by TravelCenters of America LLC, a Delaware limited liability company  (“Transferor”), pursuant to the Development Property Agreement, dated as of [•], 2015, between TA Operating LLC and [HPT entity], Transferor hereby certifies to [transferee entity] (“Transferee”) the following:

Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and income tax regulations thereunder);

Transferor is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii);

TA Operating LLC, which has legal title to one or more transferred U.S. real property interests under local law, is disregarded as an entity separate from Transferor for U.S. federal income tax purposes;

Transferor’s U.S. employer identification number is 20-5701514; and

Transferor’s office address is 24601 Center Ridge Road, Westlake, OH 44145.

The undersigned and Transferor understand that this certificate may be disclosed to the Internal Revenue Service by Transferee and any transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

[Remainder of page intentionally left blank; signature page follows.]

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have the authority to sign this document on behalf of Transferor.

TravelCenters of America LLC

By:
Name:
Title:

Date: [•], 2015

Exhibit B-2A

New Properties and Legacy TA Properties
to be Conveyed on June 16, 2015 by Sales Agreement(s)

New Properties:

TA Battle Creek

15874 Eleven Mile Rd.

Battle Creek, Michigan  49014

I-94, Exit 104

Allocated First Tranche Price:  $17,455,495

Legacy TA Properties:

TA Ashland

100 N. Carter Rd. - P.O. Box 712

Ashland, Virginia

Allocated First Tranche Price:  $6,959,146

Ex B-2A

Exhibit B-2B

New Properties and Legacy TA Properties
to be Conveyed on June 23, 2015 by Sales Agreement(s)

New Properties:

TA Livingston

435 Winton Pkwy.

Livingston, California  95334

SR 99, Exit 203

Allocated Second Tranche Price:  $12,628,926

Legacy TA Properties:

TA Porter South

1441 W. US Hgwy 20

Porter, Indiana 46304

Allocated Second Tranche Price:  $7,434,000

Ex B-2B

Exhibit B-2C

New Properties and Legacy TA Properties
to be Conveyed on or before December 31, 2015 by Sales Agreement(s)

New Properties:

TA Holbrook

3747 Express Dr.

Holbrook, Arizona  86025

I-40, Exit 283

Allocated Third Tranche Price:  $14,206,919

Petro Gary

3001 Grant St.

Gary, Indiana  46408

I-80/I-94, Exit 9

Allocated Third Tranche Price:  $36,098,717

Legacy TA Properties:

TA Effingham

1702 W. Evergreen

Effingham, Illinois

Allocated Third Tranche Price:  $1,200,000

Ex B-2C

Exhibit B-3

Development Property Agreement

(see attached)

Ex B-3

DEVELOPMENT PROPERTY AGREEMENT

between

[HPT ENTITY]

as Purchaser,

and

TA OPERATING LLC,

as Seller

                 , 20

DEVELOPMENT PROPERTY AGREEMENT

THIS DEVELOPMENT PROPERTY AGREEMENT is made and entered into as of [•] (the “Effective Date”) between [HPT Entity], a [•], together with any of its successors and assigns as expressly permitted hereunder, as purchaser (“Purchaser”), and TA Operating LLC, a Delaware limited liability company, as seller (“Seller”).

PRELIMINARY STATEMENTS

Purchaser and Seller are parties, among others, to that certain Transaction Agreement, dated as of [•] 2015 (the “Transaction Agreement”), pursuant to which Seller agreed to sell and Purchaser agreed to purchase the Property (this and other capitalized terms used and not otherwise defined herein shall have the meaning given such terms in Article 1), subject to and in accordance with the terms and conditions in the Transaction Agreement and as hereinafter set forth.

NOW, THEREFORE, it is agreed:

ARTICLE 1
DEFINITIONS

1.1                               Capitalized Terms.  Capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below and such definitions shall apply equally to the singular and plural forms of such terms.

“Agreement”:  this Development Property Agreement, together with all exhibits attached hereto.

“Closing”:  the closing and consummation of the purchase and sale transaction contemplated by this Agreement.

“Improvements”:  collectively, all buildings, structures and other improvements of every kind including, but not limited to, underground storage tanks, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures situated upon the Land.

“Intangible Property”:  collectively, all transferable or assignable permits, certificates of occupancy, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character related to the ownership, and not the operation, of the Land and Improvements, but only to the extent the foregoing is assignable without cost to Seller.

“Internal Revenue Code”:  the Internal Revenue Code of 1986, as amended and in effect from time to time, and including the applicable Treasury Regulations thereunder.

“Land”:  collectively, all of Seller’s right, title and interest in and to the parcel or parcels of land described in Exhibit A together with all easements and appurtenances related thereto.

“Permitted Encumbrances”:  collectively, applicable zoning, subdivision, building and other land use laws and regulations; liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent; all matters shown on or referenced in the Title Commitment which are reasonably acceptable to Purchaser; and all matters shown on the Survey which are reasonably acceptable to Purchaser.

“Property”:  collectively, all of Seller’s right title and interest in and to the Real Property and/or the Intangible Property.

“Purchase Price”:                                         ($                            ).

“Purchaser”:  the meaning given such term in the preamble of this Agreement.

“Real Property”:  collectively, the Land and the Improvements.

“Seller”:  the meaning given such term in the preamble of this Agreement.

“Survey”:  the ALTA/ACSM land title survey of the Real Property prepared by                      and dated                        , 20    .

“Title Commitment”:  the title commitment for the Real Property issued by the Title Company and dated                    , 20    .

“Title Company”:  [•].

ARTICLE 2
PURCHASE AND SALE; CLOSING

2.1                               Purchase and Sale.  In consideration of the payment of the Purchase Price by Purchaser to Seller as herein provided and for other good and valuable consideration, Seller shall sell the Property to Purchaser, and Purchaser shall purchase the Property from Seller, subject to and in accordance with the terms and conditions of this Agreement.

2.2                               Closing.  The purchase and sale of the Property shall be consummated contemporaneously with the execution of this Agreement.

2.3                               Purchase Price.  The purchase price to be paid by Purchaser to Seller for the Property shall be the Purchase Price.

2.4                               IRS Real Estate Sales Reporting.  Seller shall act as “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Section 6045(e) of the Internal Revenue Code and shall prepare and file all informational returns, including IRS Form 1099-S, and shall otherwise comply with the provisions of Section 6045(e) of the Internal Revenue Code.

2

ARTICLE 3
CLOSING OBLIGATIONS

3.1                               Seller’s Closing Obligations.  On the Effective Date, Seller shall deliver to Purchaser:

(i)                         A good and sufficient deed with covenants against grantor’s acts, or its local equivalent, in proper statutory form for recording, duly executed and acknowledged by Seller, conveying good and marketable fee simple title to the Real Property, free from all liens and encumbrances other than the Permitted Encumbrances;

(ii)                      A certificate of non-foreign status, pursuant to Section 1445 of the Internal Revenue Code, substantially in the form of Exhibit B, duly executed by [TravelCenters of America LLC];

(iii)                   An executed counterpart amendment of [the Amended and Restated TA Lease or Petro Lease designated by Purchaser] as contemplated by Section 2.2 of the Transaction Agreement; and

(iv)                  Such other conveyance documents, certificates, deeds, affidavits and other instruments as Purchaser, Seller or the Title Company may reasonably require to carry out the transactions contemplated by this Agreement and as are customary in like transactions in the area in which the Real Property is located.

3.2                               Assignment and Assumption of Intangible Property and Indemnity.  Seller hereby assigns to Purchaser all of Seller’s right, title and interest in and to the Intangible Property to the extent first arising from and after the Effective Date.  Purchaser hereby assumes all of Seller’s obligations with respect to the Intangible Property to the extent first arising from and after the Effective Date.  Purchaser hereby agrees to perform all of Seller’s obligations with respect to the Intangible Property to the extent first arising from and after the Effective Date.  In each case, subject to any lease or other agreement between Seller and Purchaser that may otherwise allocate responsibilities, Purchaser shall indemnify, defend and hold harmless Seller from and against any and all losses, costs, damages, demands, expenses, fees, fines, including reasonable attorneys’ fees (“Losses”) arising from the Intangible Property to the extent first arising from and after the Effective Date and Seller shall indemnify, defend and hold harmless Purchaser from and against any and all Losses arising from the Intangible Property to the extent first arising prior to the Effective Date.

3.3                               Purchaser’s Closing Obligation.  On the Effective Date, Purchaser shall pay the Purchase Price to Seller by wire transfer of immediately available funds as instructed by Seller and shall deliver an executed counterpart amendment of [the Amended and Restated TA Lease or Petro Lease] as contemplated by the Transaction Agreement.

ARTICLE 4
PRORATIONS

4.1                               Proration Items.  Inasmuch as Seller will be leasing the Property from Purchaser on and after the Effective Date, all customary and usual prorations, including for ad valorem real

3

estate taxes, personal property taxes, assessments or special assessments, water, gas, electric or other utilities, shall be made for the account of Seller as seller under this Agreement or as the tenant under the lease being amended by Seller and Purchaser.

4.2                               Survival.  The obligations of the parties under this Article 4 shall survive the Closing.

ARTICLE 5
MISCELLANEOUS

5.1                               Like-Kind Exchange.  Seller may elect to effectuate the transaction contemplated by this Agreement as part of a forward like-kind exchange in accordance with Section 1031 of the Internal Revenue Code.  In furtherance of the foregoing and notwithstanding anything contained in this Agreement to the contrary, Seller may assign its rights under this Agreement to a “qualified intermediary” in order to facilitate a forward like kind exchange under Section 1031 of the Internal Revenue Code, and Purchaser agrees to execute an instrument acknowledging and consenting to the same; provided, however, such assignment shall not relieve Seller of any of its obligations hereunder.

5.2                               Governing Law.  This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts.

5.3                               Severability.  If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

5.4                               No Third Party Beneficiaries.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.  This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

5.5                               Entire Agreement.  This Agreement and the Transaction Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

5.6                               Merger.  Except with respect to the any obligation expressly stated to survive the Closing, none of the terms or provisions of this Agreement shall survive the Closing, and the

4

payment of the Purchase Price and delivery of the deed and other closing documents at the Closing shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Seller and/or Purchaser to be performed hereunder.

5.7                               Counterparts.  This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any such counterparts or signatures may be delivered by facsimile or e-mail (in .pdf format), and any counterparts or signatures so delivered shall be deemed an original counterpart or signature for all purposes related to this Agreement.

5.8                               Section and Other Headings.  The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

5.9                               Time of Essence.  Time shall be of the essence with respect to the performance of each and every covenant and obligation, and the giving of all notices, under this Agreement.

5.10                        [STATEMENT OF LIMITED LIABILITY.  THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING PURCHASER, DATED                             ,            AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF PURCHASER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, PURCHASER.  ALL PERSONS DEALING WITH PURCHASER IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF PURCHASER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.]

5.11                        Survival.  The provisions of this Article 5 shall survive the Closing.

[Remainder of page intentionally left blank; signature page follows.]

5

IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed as a sealed instrument as of the date first above written.

PURCHASER:

[HPT Entity]

By:
Name:
Title:

SELLER:

TA OPERATING LLC

By:
Name:
Title:

Exhibit A

Legal Description

(See attached)

EXHIBIT B

Form of FIRPTA Certificate

(See attached)

FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. federal income tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by TravelCenters of America LLC, a Delaware limited liability company  (“Transferor”), pursuant to the Development Property Agreement, dated as of [•], between TA Operating LLC and [HPT entity], Transferor hereby certifies to [transferee entity] (“Transferee”) the following:

1.                                      Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and income tax regulations thereunder);

2.                                      Transferor is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii);

3.                                      TA Operating LLC, which has legal title to one or more transferred U.S. real property interests under local law, is disregarded as an entity separate from Transferor for U.S. federal income tax purposes;

4.                                      Transferor’s U.S. employer identification number is 20-5701514; and

5.                                      Transferor’s office address is 24601 Center Ridge Road, Westlake, OH 44145.

The undersigned and Transferor understand that this certificate may be disclosed to the Internal Revenue Service by Transferee and any transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

[Remainder of page intentionally left blank; signature page follows.]

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have the authority to sign this document on behalf of Transferor.

TravelCenters of America LLC

By:
Name:
Title:

Date: [•]

Exhibit C-1

Amended and Restated TA Lease No. 1

(see attached)

Ex C-1

AMENDED AND RESTATED LEASE AGREEMENT NO. 1,

dated as of [•], 2015,

by and between

HPT TA PROPERTIES TRUST and HPT TA PROPERTIES LLC,

AS LANDLORD,

AND

TA OPERATING LLC,

AS TENANT

ARTICLE 1 DEFINITIONS	1
1.1 “AAA”	1
1.2 “Additional Charges”	1
1.3 “Additional Rent”	1
1.4 “Affiliated Person”	1
1.5 “Agreement”	2
1.6 “Applicable Laws”	2
1.7 “Arbitration Award”	2
1.8 “Award”	2
1.9 “Base Gross Revenues”	2
1.10 “Base Year”	2
1.11 “Business Day”	2
1.12 “Capital Addition”	2
1.13 “Capital Expenditure”	2
1.14 “Capital Replacements Budget”	3
1.15 “Change in Control”	3
1.16 “Claim”	3
1.17 “Code”	3
1.18 “Commencement Date”	3
1.19 “Condemnation”	3
1.20 “Condemnor”	3
1.21 “Consolidated Financials”	3
1.22 “Default”	4
1.23 “Disbursement Rate”	4
1.24 “Disputes”	4
1.25 “Distribution”	4
1.26 “Easement Agreement”	4
1.27 “Encumbrance”	4
1.28 “Entity”	4
1.29 “Environment”	4
1.30 “Environmental Obligation”	4
1.31 “Environmental Notice”	4
1.32 “Environmental Report”	4
1.33 “Event of Default”	4
1.34 “Excess Gross Revenues”	4
1.35 “Existing Third Party Trade Names and Service Mark Rights”	5
1.36 “Extended Term”	5
1.37 “Fair Market Value Rent”	5
1.38 “Financial Officer’s Certificate”	5
1.39 “Fiscal Year”	5
1.40 “Fixed Term”	5
1.41 “Fixtures”	5
1.42 “GAAP”	5
1.43 “Government Agencies”	5
1.44 “Gross Revenues”	5
1.45 “Ground Leases”	6
1.46 “Guarantor”	6

1.47 “Guaranty”	6
1.48 “Hazardous Substances”	6
1.49 “Immediate Family”	7
1.50 “Impositions”	7
1.51 “Indebtedness”	8
1.52 “Insurance Requirements”	8
1.53 “Interest Rate”	8
1.54 “Land”	8
1.55 “Landlord”	8
1.56 “Landlord Default”	8
1.57 “Landlord Liens”	8
1.58 “Lease Year”	9
1.59 “Leased Improvements”	9
1.60 “Leased Intangible Property”	9
1.61 “Leased Property”	9
1.62 “Legal Requirements”	9
1.63 “Lien”	9
1.64 “Management Agreement”	9
1.65 “Manager”	9
1.66 “Minimum Rent”	9
1.67 “New Property”	10
1.68 “Notice”	10
1.69 “Offer”	10
1.70 “Officer’s Certificate”	10
1.71 “Operating Rights”	10
1.72 “Original Lease”	10
1.73 “Other Leases”	10
1.74 “Overdue Rate”	10
1.75 “Parent”	10
1.76 “Percentage Reduction”	10
1.77 “Permitted Encumbrances”	10
1.78 “Permitted Use”	10
1.79 “Person”	11
1.80 “Prior Rent”	11
1.81 “Property”	11
1.82 “Property Mortgage”	11
1.83 “Property Mortgagee”	11
1.84 “Real Property”	11
1.85 “Rent”	11
1.86 “RMR”	11
1.87 “Rules”	11
1.88 “SARA”	11
1.89 “SEC”	11
1.90 “Shell”	11
1.91 “Shell Agreement”	11
1.92 “Shell SNDA”	11
1.93 “State”	11

ii

1.94 “Subordinated Creditor”	11
1.95 “Subordination Agreement”	11
1.96 “Subsidiary”	12
1.97 “Successor Landlord”	12
1.98 “Superior Landlord”	12
1.99 “Superior Lease”	12
1.100 “Superior Mortgage”	12
1.101 “Superior Mortgagee”	12
1.102 “TA Franchise Agreement”	12
1.103 “TCA”	12
1.104 “Tenant”	12
1.105 “Tenant’s Personal Property”	12
1.106 “Term”	12
1.107 “Transferred Trademarks”	12
1.108 “Travel Center”	13
1.109 “UCC”	13
1.110 “Unsuitable for Its Permitted Use”	13
1.111 “Work”	13
ARTICLE 2 LEASED PROPERTY AND TERM	13
2.1 Leased Property	13
2.2 Condition of Leased Property	14
2.3 Term	14
2.4 Extended Terms	15
ARTICLE 3 RENT	16
3.1 Rent	16
3.1.1 Minimum Rent	16
3.1.2 Additional Rent	16
3.1.3 Additional Charges	18
3.2 Late Payment of Rent, Etc.	20
3.3 Net Lease, Etc.	20
3.4 No Termination, Abatement, Etc.	20
ARTICLE 4 USE OF THE LEASED PROPERTY	21
4.1 Permitted Use	21
4.1.1 Permitted Use	21
4.1.2 Necessary Approvals	22
4.1.3 Lawful Use, Etc.	23
4.2 Compliance with Legal/Insurance Requirements, Etc.	23
4.3 Environmental Matters	23
4.3.1 Restriction on Use, Etc.	23
4.3.2 Environmental Report	24
4.3.3 Underground Storage Tanks	24
4.3.4 Survival	24
4.4 Ground Leases	24
4.5 Shell Agreement	25
ARTICLE 5 MAINTENANCE AND REPAIRS	25
5.1 Maintenance and Repair	25
5.1.1 Tenant’s General Obligations	25

iii

5.1.2 Landlord’s Obligations	26
5.1.3 Nonresponsibility of Landlord, Etc.	26
5.2 Tenant’s Personal Property	27
5.3 Yield Up	27
5.4 Management and Franchise Agreements	28
ARTICLE 6 IMPROVEMENTS, ETC.	28
6.1 Improvements to the Leased Property	28
6.2 Salvage	29
ARTICLE 7 LIENS	29
ARTICLE 8 PERMITTED CONTESTS	29
ARTICLE 9 INSURANCE AND INDEMNIFICATION	30
9.1 General Insurance Requirements	30
9.2 Waiver of Subrogation	30
9.3 Form Satisfactory, Etc.	31
9.4 No Separate Insurance; Self-Insurance	31
9.5 Indemnification of Landlord	31
ARTICLE 10 CASUALTY	32
10.1 Insurance Proceeds	32
10.2 Damage or Destruction	32
10.2.1 Damage or Destruction of Leased Property	32
10.2.2 Partial Damage or Destruction	33
10.2.3 Insufficient Insurance Proceeds	33
10.2.4 Disbursement of Proceeds	33
10.3 Damage Near End of Term	34
10.4 Tenant’s Personal Property	34
10.5 Restoration of Tenant’s Personal Property	34
10.6 No Abatement of Rent	34
10.7 Waiver	35
ARTICLE 11 CONDEMNATION	35
11.1 Total Condemnation, Etc.	35
11.2 Partial Condemnation	35
11.3 Abatement of Rent	36
11.4 Temporary Condemnation	36
11.5 Allocation of Award	36
ARTICLE 12 DEFAULTS AND REMEDIES	37
12.1 Events of Default	37
12.2 Remedies	38
12.3 Tenant’s Waiver	40
12.4 Application of Funds	40
12.5 Landlord’s Right to Cure Tenant’s Default	40
ARTICLE 13 HOLDING OVER	40
ARTICLE 14 LANDLORD DEFAULT	41
ARTICLE 15 PURCHASE OF TENANT’S PERSONAL PROPERTY	41
ARTICLE 16 SUBLETTING AND ASSIGNMENT	42
16.1 Subletting and Assignment	42
16.2 Required Sublease Provisions	43
16.3 Permitted Sublease	44

iv

16.4 Sublease Limitation	44
ARTICLE 17 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS	44
17.1 Estoppel Certificates	44
17.2 Financial Statements	45
ARTICLE 18 LANDLORD’S RIGHT TO INSPECT, QUALITY CONTROL, USE OF TRANSFERRED TRADEMARKS AND ENFORCEMENT	46
18.1 Inspection	46
18.2 Quality Control	46
18.3 Transferred Trademarks, Registration and Maintenance	46
18.4 Enforcement	46
ARTICLE 19 EASEMENTS	46
19.1 Grant of Easements	46
19.2 Exercise of Rights by Tenant	47
19.3 Permitted Encumbrances	47
ARTICLE 20 PROPERTY MORTGAGES	47
20.1 Landlord May Grant Liens	47
20.2 Subordination of Lease	47
20.3 Notice to Mortgagee and Superior Landlord	48
ARTICLE 21 ADDITIONAL COVENANTS OF LANDLORD AND TENANT	49
21.1 Prompt Payment of Indebtedness	49
21.2 Conduct of Business	49
21.3 Maintenance of Accounts and Records	49
21.4 Notice of Litigation, Etc.	49
21.5 Indebtedness of Tenant	50
21.6 Distributions, Payments to Affiliated Persons, Etc.	50
21.7 Prohibited Transactions	50
21.8 Liens and Encumbrances	51
21.9 Merger; Sale of Assets; Etc.	51
21.10 Bankruptcy Remote Entities	51
21.11 Trade Area Restriction	51
ARTICLE 22 ARBITRATION	52
ARTICLE 23 MISCELLANEOUS	54
23.1 Limitation on Payment of Rent	54
23.2 No Waiver	54
23.3 Remedies Cumulative	54
23.4 Severability	54
23.5 Acceptance of Surrender	55
23.6 No Merger of Title	55
23.7 Conveyance by Landlord	55
23.8 Quiet Enjoyment	55
23.9 No Recordation	55
23.10 Notices	55
23.11 Construction	56
23.12 Counterparts; Headings	57
23.13 Applicable Law, Etc.	57
23.14 Right to Make Agreement	57
23.15 Attorneys’ Fees	57

v

23.16 Nonliability of Trustees	58
23.17 Original Lease	58

vi

AMENDED AND RESTATED LEASE AGREEMENT NO. 1

THIS AMENDED AND RESTATED LEASE AGREEMENT NO. 1 is entered into as of [•], 2015, by and between HPT TA PROPERTIES TRUST, a Maryland real estate investment trust, and HPT TA PROPERTIES LLC, a Maryland limited liability company (collectively, “Landlord”), and TA OPERATING LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant (as successor by merger with TA Leasing LLC) are parties to that certain Lease Agreement, dated as of January 31, 2007, as amended (as so amended, the “Original Lease”); and

WHEREAS, Landlord and Tenant wish to amend and restate the Original Lease into four (4) separate leases, add certain new properties to such four (4) separate leases and make certain other modifications thereto as herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree, effective as of the date hereof, as follows:

ARTICLE 1

DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (c) all references in this Agreement to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, and (d) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

1.1                               “AAA”  shall have the meaning given such term in Article 22.

1.2                               “Additional Charges”  shall have the meaning given such term in Section 3.1.3.

1.3                               “Additional Rent”  shall have the meaning given such term in Section 3.1.2(a).

1.4                               “Affiliated Person”  shall mean, with respect to any Person, (a)  in the case of any such Person which is a partnership, any partner in such partnership, (b) in the case of any such Person which is a limited liability company, any member of such company, (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (a) and (b), (d) any other Person who is an officer, director, trustee or employee of, or partner in or member of, such Person or any Person referred to in the preceding clauses (a), (b) and (c), and (e) any other

Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (a) through (d).

1.5                               “Agreement”  shall mean this Amended and Restated Lease Agreement No. 1, including all exhibits attached hereto, as it and they may be amended from time to time as herein provided.

1.6                               “Applicable Laws”  shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits, notices and orders, from time to time in existence, of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, conservation of, or the protection of, real or personal property, Transferred Trademarks or human health or the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, natural gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

1.7                               “Arbitration Award”  shall have the meaning given such term in Article 22.

1.8                               “Award”  shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of any Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord, in connection with obtaining any such award).

1.9                               “Base Gross Revenues”  shall mean, with respect to any Property, the amount of Gross Revenues for such Property for the Base Year.

1.10                        “Base Year”  shall mean the 2015 calendar year.

1.11                        “Business Day”  shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.

1.12                        “Capital Addition”  shall mean, with respect to any Property, any renovation, repair or improvement to such Property, the cost of which constitutes a Capital Expenditure.

1.13                        “Capital Expenditure”  shall mean any expenditure treated as capital in nature in accordance with GAAP.

2

1.14                        “Capital Replacements Budget”  shall have the meaning given such term in Section 5.1.1(b).

1.15                        “Change in Control”  shall mean (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 9.8% or more, or rights, options or warrants to acquire 9.8% or more, of the outstanding shares of voting stock or other voting interests of Tenant or any Guarantor, as the case may be, or the power to direct the management and policies of Tenant or any Guarantor, directly or indirectly, (b) the merger or consolidation of Tenant or any Guarantor with or into any other Person (other than the merger or consolidation of any Person into Tenant or any Guarantor that does not result in a Change in Control of Tenant or such Guarantor under clauses (a), (c) or (d) of this definition), (c) any one or more sales or conveyances to any Person of all or any material portion of its assets (including capital stock or other equity interests) or business of Tenant or any Guarantor, as the case may be, or (d) the cessation, for any reason, of the individuals who at the beginning of any twenty-four (24) consecutive month period (commencing on January 31, 2007) constituted the board of directors of Tenant or any Guarantor (together with any new directors whose election by such board or whose nomination for election by the shareholders of Tenant or such Guarantor, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of any such period or whose election or nomination for election was previously so approved) to constitute a majority of the board of directors of Tenant or any Guarantor then in office.

1.16                        “Claim”  shall have the meaning given such term in Article 8.

1.17                        “Code”  shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

1.18                        “Commencement Date”  shall mean the date hereof.

1.19                        “Condemnation”  shall mean, with respect to any Property, or any portion thereof, (a) the exercise of any governmental power with respect to such Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of such Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of such Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting such Property, whether or not the same shall have actually been commenced.

1.20                        “Condemnor”  shall mean any public or quasi-public Person, having the power of Condemnation.

1.21                        “Consolidated Financials”  shall mean, for any Fiscal Year or other accounting period of TCA, annual audited and quarterly unaudited financial statements of TCA prepared on a consolidated basis, including TCA’s consolidated balance sheet and the related statements of income and cash flows, all in reasonable detail, and setting forth in comparative form the

3

corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with GAAP throughout the periods reflected.

1.22                        “Default”  shall mean any event or condition which with the giving of notice and/or lapse of time would be an Event of Default.

1.23                        “Disbursement Rate”  shall mean an annual rate of interest, as of the date of determination, equal to the greater of (i) the Interest Rate and (ii) the per annum rate for ten (10) year U.S. Treasury Obligations as published in The Wall Street Journal plus three hundred fifty (350) basis points.

1.24                        “Disputes”  shall have the meaning given such term in Article 22.

1.25                        “Distribution”  shall mean (a) any declaration or payment of any dividend (except ordinary cash dividends payable in common stock or other equity interests of Tenant) on or in respect of any shares of any class of capital stock or other equity interests of Tenant, (b) any purchase, redemption, retirement or other acquisition of any shares of any class of capital stock of a corporation, (c) any other distribution on or in respect of any shares of any class of capital stock of Tenant or (d) any return of capital to shareholders.

1.26                        “Easement Agreement”  shall mean any conditions, covenants and restrictions, easements, declarations, licenses and other agreements which are Permitted Encumbrances and such other agreements as may be granted in accordance with Section 19.1.

1.27                        “Encumbrance”  shall have the meaning given such term in Section 20.1.

1.28                        “Entity”  shall mean any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, real estate investment trust, cooperative, any government or agency, authority or political subdivision thereof or any other entity.

1.29                        “Environment”  shall mean soil, surface waters, ground waters, land, biota, sediments, surface or subsurface strata and ambient air.

1.30                        “Environmental Obligation”  shall have the meaning given such term in Section 4.3.1.

1.31                        “Environmental Notice”  shall have the meaning given such term in Section 4.3.1.

1.32                        “Environmental Report”  shall have the meaning given such term in Section 4.3.2.

1.33                        “Event of Default”  shall have the meaning given such term in Section 12.1.

1.34                        “Excess Gross Revenues”  shall mean, with respect to any Property, with respect to any Lease Year, or portion thereof, the amount of Gross Revenues for such Property for such

4

Lease Year, or portion thereof, in excess of Base Gross Revenues for such Property for the equivalent period during the Base Year.

1.35                        “Existing Third Party Trade Names and Service Mark Rights”  shall mean the rights as set forth in any TA Franchise Agreement in effect as of January 31, 2007 licensed to third parties in the trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto which constitute a part of the Transferred Trademarks.

1.36                        “Extended Term”  shall have the meaning given such term in Section 2.4.

1.37                        “Fair Market Value Rent”  shall mean the per annum minimum rent which would be payable monthly in advance for the applicable Property or the Leased Property (as the case may be) in its then current condition and for its then current use, on the terms and conditions of this Agreement (including, without limitation, the obligation to pay Additional Rent).

1.38                        “Financial Officer’s Certificate”  shall mean, as to any Person, a certificate of the chief executive officer, chief financial officer or chief accounting officer (or such officers’ authorized designee) of such Person, duly authorized, accompanying the financial statements required to be delivered by such Person pursuant to Section 17.2, in which such officer shall certify (a) that such statements have been properly prepared in accordance with GAAP and are true, correct and complete in all material respects and fairly present the consolidated financial condition of such Person at and as of the dates thereof and the results of its operations for the periods covered thereby, and (b) in the event that the certifying party is an officer of Tenant and the certificate is being given in such capacity, that no Event of Default has occurred and is continuing hereunder.

1.39                        “Fiscal Year”  shall mean the calendar year or such other annual period designated by Tenant and approved by Landlord.

1.40                        “Fixed Term”  shall have the meaning given such term in Section 2.3.

1.41                        “Fixtures”  shall have the meaning given such term in Section 2.1(d).

1.42                        “GAAP”  shall mean generally accepted accounting principles consistently applied.

1.43                        “Government Agencies”  shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or any State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or any Property, or any portion thereof, or any Travel Center operated thereon.

1.44                        “Gross Revenues”  shall mean, with respect to any Property, for each Fiscal Year during the Term, all revenues and receipts (determined on an accrual basis and in all material

5

respects in accordance with GAAP) of every kind derived from renting, using and/or operating such Property and parts thereof, including, but not limited to:  all rents and revenues received or receivable for the use of or otherwise by reason of all goods sold, services performed, space or facilities subleased on such Property, or any portion thereof, including, without limitation, any other arrangements with third parties relating to the possession or use of any portion of such Property; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following:  allowances according to GAAP for uncollectible accounts, including credit card accounts and other administrative discounts; federal, state or municipal excise, sales, use, occupancy or similar taxes included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); Award proceeds (other than for a temporary Condemnation); any proceeds from any sale of such Property or from the refinancing of any debt encumbering such Property; proceeds from the disposition of furnishings, fixture and equipment no longer necessary for the operation of the Travel Center located thereon; any security deposits and other advance deposits, until and unless the same are forfeited to Tenant or applied for the purpose for which they were collected; interest income from any bank account or investment of Tenant; any revenues or receipts of every kind derived from the provision, sale or trade of motor fuel and gasoline at such Property (including, without limitation, any amounts that arise out of the Shell Agreement); any revenues or receipts derived from gaming operations (but Gross Revenues shall include any revenue or receipts derived from sales of lottery tickets without adjustment for payouts); or any amount based on the income or profits of any Person if as a consequence thereof the Rent or other amounts payable by Tenant hereunder would fail to qualify, in whole or in part, as “rents from real property” within the meaning of Section 856(d) of the Code.

1.45                        “Ground Leases”  shall mean, collectively, any and all ground leases in effect with respect to any portion of the Real Property.

1.46                        “Guarantor”  shall mean, collectively, TCA, TravelCenters of America Holding Company LLC, and each and every other guarantor of Tenant’s obligations under this Agreement, and each such guarantor’s successors and assigns, jointly and severally.

1.47                        “Guaranty”  shall mean any guaranty agreement executed by a Guarantor in favor of Landlord pursuant to which the payment or performance of Tenant’s obligations under this Agreement are guaranteed, together with all modifications, amendments and supplements thereto.

1.48                        “Hazardous Substances”  shall mean any substance:

(a)                                 the presence of which requires or may hereafter require notification, investigation or remediation under any Applicable Law; or

(b)                                 which is or becomes defined as a “hazardous waste”, “hazardous material” or “hazardous substance” or “pollutant” or “contaminant” under any Applicable Law including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and the regulations promulgated thereunder; or

6

(c)                                  which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Agencies; or

(d)                                 the presence of which on any Property, or any portion thereof, causes or materially threatens to cause an unlawful nuisance upon such Property, or any portion thereof, or to adjacent properties or poses or materially threatens to pose a hazard to such Property, or any portion thereof, or to the health or safety of persons; or

(e)                                  without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

(f)                                   without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

(g)                                  without limitation, which contains or emits radioactive particles, waves or material.

1.49                        “Immediate Family”  shall mean, with respect to any individual, such individual’s spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

1.50                        “Impositions”  shall mean, collectively, all taxes (including, without limitation, all taxes imposed under the laws of any State, as such laws may be amended from time to time, and all ad valorem, sales and use, occupancy, or similar taxes as the same relate to or are imposed upon Landlord, Tenant or the business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted upon the Leased Property by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord’s interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Tenant; provided, however, that nothing contained herein shall be construed to require Tenant to pay and the term “Impositions” shall not include (i) any tax based on net income imposed on Landlord, (ii) any net revenue tax of Landlord, (iii) any transfer fee (but excluding any mortgage or similar tax payable in connection with a Property Mortgage) or other tax imposed with respect to the sale, exchange or other disposition by Landlord of the Leased Property or the proceeds thereof, (iv) any single business, gross receipts tax, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, (v) any interest or penalties imposed on Landlord as a result of the failure of Landlord to file any return or report timely and in the form prescribed by law or to pay any tax or imposition, except to the extent such failure is a result of a breach by

7

Tenant of its obligations pursuant to Section 3.1.3, (vi) any impositions imposed on Landlord that are a result of Landlord not being considered a “United States person” as defined in Section 7701(a)(30) of the Code, (vii) any impositions that are enacted or adopted by their express terms as a substitute for any tax that would not have been payable by Tenant pursuant to the terms of this Agreement or (viii) any impositions imposed as a result of a breach of covenant or representation by Landlord in any agreement governing Landlord’s conduct or operation or as a result of the negligence or willful misconduct of Landlord.

1.51                        “Indebtedness”  shall mean (without duplication), (i) all obligations for borrowed money, (ii) the maximum amount available to be drawn under all surety bonds, letters of credit and bankers’ acceptances issued or created for the account of Tenant and, without duplication, all unreimbursed drafts drawn thereunder, (iii) all obligations to pay the deferred purchase price of property or services, excluding trade payables incurred in the ordinary course of business, but including all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by Tenant, (iv) all leases required, in accordance with GAAP, to be recorded as capital leases on Tenant’s balance sheet, (v) the principal balance outstanding and owing by Tenant under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product, and (vi) all guaranties of or other liabilities with respect to the debt of another Person.

1.52                        “Insurance Requirements”  shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Landlord, Tenant, any Manager or the Leased Property.

1.53                        “Interest Rate”  shall mean eight and one half percent (8.5%) per annum.

1.54                        “Land”  shall have the meaning given such term in Section 2.1(a).

1.55                        “Landlord”  shall have the meaning given such term in the preambles to this Agreement and shall also include their respective permitted successors and assigns.

1.56                        “Landlord Default”  shall have the meaning given such term in Article 14.

1.57                        “Landlord Liens”  shall mean liens on or against the Leased Property or any payment of Rent (a) which result from any act of, or any claim against, Landlord or any owner of a direct or indirect interest in the Leased Property (other than the lessor under any ground lease affecting any portion of the Leased Property), or which result from any violation by Landlord of any terms of this Agreement, or (b) which result from liens in favor of any taxing authority by reason of any tax owed by Landlord or any fee owner of a direct or indirect interest in the Leased Property (other than the lessor under any ground lease affecting any portion of the Leased Property); provided, however, that “Landlord Lien” shall not include any lien resulting from any tax for which Tenant is obligated to pay or indemnify Landlord against until such time as Tenant shall have already paid to or on behalf of Landlord the tax or the required indemnity with respect to the same.

8

1.58                        “Lease Year”  shall mean any Fiscal Year or portion thereof during the Term.

1.59                        “Leased Improvements”  shall have the meaning given such term in Section 2.1(b).

1.60                        “Leased Intangible Property”  shall mean all agreements, service contracts, equipment leases and other arrangements or agreements affecting the ownership, repair, maintenance, management, leasing or operation of the Leased Property, or any portion thereof, to which Landlord is a party; all books, records and files relating to the leasing, maintenance, management or operation of the Leased Property, or any portion thereof, belonging to Landlord; all transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, rights to deposits and telephone exchange numbers identified with the Leased Property; and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character belonging to Landlord with respect to the Leased Property.

1.61                        “Leased Property”  shall have the meaning given such term in Section 2.1.

1.62                        “Legal Requirements”  shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations and regulations necessary to operate any Property for its Permitted Use, and (b) all covenants, agreements, restrictions and encumbrances contained in any instruments at any time in force affecting any Property, including those which may (i) require material repairs, modifications or alterations in or to any Property or (ii) in any way materially and adversely affect the use and enjoyment thereof, but excluding any requirements arising as a result of Landlord’s status as a real estate investment trust.

1.63                        “Lien”  shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of property or assets for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of general creditors.

1.64                        “Management Agreement”  shall mean, with respect to any Property, any operating, management, franchise or branding agreement from time to time entered into by Tenant with respect to such Property in accordance with the applicable provisions of this Agreement, together with all amendments, modifications and supplements thereto, excluding, however, any TA Franchise Agreement.

1.65                        “Manager”  shall mean, with respect to any Property, the operator or manager under any Management Agreement from time to time in effect with respect to such Property, and its permitted successors and assigns.

1.66                        “Minimum Rent”  shall mean Forty-Seven Million Three Hundred Ninety-Two Thousand Three Hundred and Two Dollars ($47,392,302) per annum, subject to adjustment as provided in Section 3.1.1(b).

9

1.67                        “New Property”  shall mean each Property identified on Exhibit B attached hereto.

1.68                        “Notice”  shall mean a notice given in accordance with Section 23.10.

1.69                        “Offer”  shall have the meaning given such term in Section 4.1.1(b).

1.70                        “Officer’s Certificate”  shall mean a certificate signed by an officer or other duly authorized individual of the certifying Entity duly authorized by the board of directors or other governing body of the certifying Entity.

1.71                        “Operating Rights”  shall have the meaning given such term in Section 5.3.

1.72                        “Original Lease”  shall have the meaning given such term in the recitals to this Agreement.

1.73                        “Other Leases”  shall mean, collectively, (a) that certain Amended and Restated Lease Agreement No. 2, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto and (b) that certain Amended and Restated Lease Agreement No. 3, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto and (c) that certain Amended and Restated Lease Agreement No. 4, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto.

1.74                        “Overdue Rate”  shall mean, on any date, a per annum rate of interest equal to the lesser of the Disbursement Rate plus four percent (4%) and the maximum rate then permitted under applicable law.

1.75                        “Parent”  shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Subsidiaries or Affiliated Persons, twenty percent (20%) or more of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

1.76                        “Percentage Reduction”  shall be eight and one-half percent (8.5%) other than for any New Property, as to which the Percentage Reduction shall be eight and six tenths percent (8.6%).

1.77                        “Permitted Encumbrances”  shall mean, with respect to any Property, all rights, restrictions, and easements of record set forth on Schedule B to the applicable owner’s or leasehold title insurance policy issued to Landlord with respect to such Property, plus any other encumbrances as may have been granted or caused by Landlord or otherwise consented to in writing by Landlord from time to time.

1.78                        “Permitted Use”  shall mean, with respect to any Property, any use of such Property permitted pursuant to Section 4.1.1.

10

1.79                        “Person”  shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

1.80                        “Prior Rent”  shall have the meaning given such term in Section 2.4.

1.81                        “Property”  shall have the meaning given such term in Section 2.1.

1.82                        “Property Mortgage”  shall mean any Encumbrance placed upon the Leased Property, or any portion thereof, in accordance with Article 20.

1.83                        “Property Mortgagee”  shall mean the holder of any Property Mortgage.

1.84                        “Real Property”  shall have the meaning given such term in Section 2.1.

1.85                        “Rent”  shall mean, collectively, the Minimum Rent, Additional Rent and Additional Charges.

1.86                        “RMR”  shall have the meaning given such term in Article 22.

1.87                        “Rules”  shall have the meaning given such term in Article 22.

1.88                        “SARA”  shall mean the Superfund Amendments and Reauthorization Act of 1986, as the same has been and may be amended, restated, modified or supplemented from time to time.

1.89                        “SEC”  shall mean the Securities and Exchange Commission.

1.90                        “Shell”  shall mean Equilon Enterprises LLC (doing business as Shell Oil Products US), a Delaware limited liability company.

1.91                        “Shell Agreement”  shall mean that certain Liquefied Natural Gas Dispensing Site License and Sales Agreement, dated as of April 15, 2013, between Tenant and Shell, together with all modifications, amendments and supplements thereto.

1.92                        “Shell SNDA”  shall have the meaning given such term in Section 4.5.

1.93                        “State”  shall mean, with respect to any Property, the state, commonwealth or district in which such Property is located.

1.94                        “Subordinated Creditor”  shall mean any creditor of Tenant which is a party to a Subordination Agreement in favor of Landlord.

1.95                        “Subordination Agreement”  shall mean any agreement (and any amendments thereto) executed by a Subordinated Creditor pursuant to which the payment and performance of Tenant’s obligations to such Subordinated Creditor are subordinated to the payment and performance of Tenant’s obligations to Landlord under this Agreement.

11

1.96                        “Subsidiary”  shall mean, with respect to any Person, any Entity (a) in which such Person owns directly, or indirectly through one or more Subsidiaries, twenty percent (20%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

1.97                        “Successor Landlord”  shall have the meaning given such term in Section 20.2.

1.98                        “Superior Landlord”  shall have the meaning given such term in Section 20.2.

1.99                        “Superior Lease”  shall have the meaning given such term in Section 20.2.

1.100                 “Superior Mortgage”  shall have the meaning given such term in Section 20.2.

1.101                 “Superior Mortgagee”  shall have the meaning given such term in Section 20.2.

1.102                 “TA Franchise Agreement”  shall mean a franchise agreement and, if applicable, any network lease agreement associated with such franchise agreement, between TCA, or one of its Affiliated Persons, as franchisor, and a Person who is not an Affiliated Person of TCA, as franchisee, for the operation of a Travel Center or other hospitality, fuel and/or service facility by such Person.

1.103                 “TCA”  shall mean TravelCenters of America LLC, a Delaware limited liability company, and its permitted successors and assigns.

1.104                 “Tenant”  shall have the meaning given such term in the preambles to this Agreement and shall also include its permitted successors and assigns.

1.105                 “Tenant’s Personal Property”  shall mean all motor vehicles and consumable inventory and supplies, furniture, furnishings, equipment, movable walls and partitions, equipment and machinery and all other tangible personal property of Tenant acquired by Tenant before, on or after the Commencement Date and located at the Leased Property or used in Tenant’s business at the Leased Property and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant, other than any items included within the definition of Fixtures.

1.106                 “Term”  shall mean, collectively, the Fixed Term and each Extended Term, to the extent properly exercised pursuant to the provisions of Section 2.4, unless sooner terminated pursuant to the provisions of this Agreement.

1.107                 “Transferred Trademarks”  shall mean all trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, owned by or licensed to Landlord and used in connection with any Travel Center or any other hospitality, fuel and service facility including without limitation trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, such as “TravelCenters of America”, “TA”, “Goasis”, “Country Pride”, “Fork in the Road” and “Buckhorn Family Restaurants” whether or not used at or on the Real Property; and all other licensable intellectual property of any kind or character belonging to Landlord with respect to the Leased Property.

12

1.108                 “Travel Center”  shall mean, with respect to any Property, collectively, the hospitality, fuel and service facilities located at such Property, including, hotel, food and beverage services facilities, fuel pumps, facilities for the storage and distribution of petroleum products, retail shops and other facilities and services being operated or proposed to be operated on such Property.

1.109                 “UCC”  shall mean the Uniform Commercial Code as in effect in the State of Ohio.

1.110                 “Unsuitable for Its Permitted Use”  shall mean, with respect to any Travel Center, a state or condition such that following any damage, destruction or Condemnation, such Travel Center cannot be operated on a commercially practicable basis for its Permitted Use and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage, destruction or Condemnation, and as otherwise required by this Agreement, within twenty-four (24) months following such damage, destruction or Condemnation or such longer period of time as to which business interruption insurance or Award proceeds is available to cover Rent and other costs related to the applicable Property following such damage, destruction or Condemnation.

1.111                 “Work”  shall have the meaning given such term in Section 10.2.4.

ARTICLE 2

LEASED PROPERTY AND TERM

2.1                               Leased Property.  Upon and subject to the terms and conditions hereinafter set forth, Landlord leases and licenses to Tenant and Tenant leases and licenses from Landlord all of Landlord’s right, title and interest in and to all of the following (each of items (a) through (f) below which, as of the Commencement Date, relates to any single Travel Center, a “Property” and together with item (g) below, collectively, the “Leased Property”, and those portions of the Leased Property described in items (a) through (d) below being the “Real Property”):

(a)                                 those certain tracts, pieces and parcels of land, as more particularly described in Exhibits A-1 through A-39, attached hereto and made a part hereof (the “Land”);

(b)                                 all buildings, structures and other improvements of every kind including, but not limited to, underground storage tanks, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the “Leased Improvements”);

(c)                                  all easements, rights and appurtenances relating to the Land and the Leased Improvements;

(d)                                 all equipment, machinery and fixtures integral to the operation of the Leased Improvements, and other items of property now or hereafter permanently affixed or integral to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers,

13

heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant’s Personal Property (collectively, the “Fixtures”);

(e)                                  all of the Leased Intangible Property;

(f)                                   any and all leases of space in the Leased Improvements; and

(g)                                  all of the Transferred Trademarks whether or not used at or on any Property (such rights of Tenant in the Transferred Trademarks being nonexclusive, worldwide, non-assignable but sublicensable to the extent expressly set forth in this Agreement).

2.2                               Condition of Leased Property.  Tenant acknowledges receipt and delivery of possession of the Leased Property and Tenant accepts the Leased Property in its “as is” condition, subject to the rights of parties in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Leased Property, all applicable Legal Requirements, the lien of any financing instruments, mortgages and deeds of trust existing prior to the Commencement Date or permitted by the terms of this Agreement, and such other matters which would be disclosed by an inspection of the Leased Property and the record title thereto or by an accurate survey thereof.  TENANT REPRESENTS THAT IT HAS INSPECTED THE LEASED PROPERTY AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD’S AGENTS OR EMPLOYEES WITH RESPECT THERETO AND TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT OF THE CONDITION OF THE LEASED PROPERTY.  LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.  To the maximum extent permitted by law, however, Landlord hereby assigns to Tenant all of Landlord’s rights to proceed against any predecessor in interest or insurer for breaches of warranties or representations or for latent defects in the Leased Property.  Landlord shall fully cooperate with Tenant in the prosecution of any such claims, in Landlord’s or Tenant’s name, all at Tenant’s sole cost and expense.  Tenant shall indemnify, defend, and hold harmless Landlord from and against any loss, cost, damage or liability (including reasonable attorneys’ fees) incurred by Landlord in connection with such cooperation.

2.3                               Term.  The initial term of this Agreement (the “Fixed Term”) shall commence on the Commencement Date and shall expire on December 31, 2029.

14

The term hereof with respect to the Existing Third Party Trade Names and Service Mark Rights shall be co-terminous with the duration of the third party rights thereto as of January 31, 2007 and may extend beyond the Term, as the same may be extended pursuant to Paragraph 2.4 hereof, or any earlier termination of the Term hereof (but not later than December 31, 2027), and Tenant’s obligations hereunder to Landlord with respect to any such Existing Third Party Trade Names and Service Mark Rights shall apply throughout such additional period as if it were part of the Term; Tenant hereby representing that such extension for the period beyond what would have been the Term had it expired by passage of time does not apply to more than five (5) Travel Centers or other hospitality, fuel and service facilities in the aggregate.

2.4                               Extended Terms.  Tenant shall have the right to extend the Term for two (2) renewal terms of fifteen (15) years each (each, an “Extended Term”), provided that no Event of Default shall have occurred and be continuing at the time Tenant exercises a right to extend the Term.

If and to the extent Tenant shall exercise the foregoing options to extend the Term, the first Extended Term shall commence on January 1, 2030 and expire on December 31, 2044 and the second Extended Term shall commence on January 1, 2045 and expire on December 31, 2059.  All of the terms, covenants and provisions of this Agreement shall apply to each Extended Term, except that (x) the Minimum Rent payable during such Extended Term shall be the greater of the Prior Rent and the Fair Market Value Rent for the Leased Property (such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord) (taking into account that the Base Year shall remain unchanged) and (y) Tenant shall have no right to extend the Term beyond December 31, 2059.  For purposes of this Section 2.4, “Prior Rent” shall mean an amount equal to the per annum Minimum Rent in effect on the last day of the Fixed Term or Extended Term immediately preceding such Extended Term.  If Tenant shall elect to exercise the option to extend the Term for the first Extended Term, it shall do so by giving Landlord Notice thereof not later than December 31, 2028, and if Tenant shall elect to exercise its option to extend the Term for the second Extended Term after having elected to extend the Term for the first Extended Term, it shall do so by giving Landlord Notice not later than December 31, 2043, it being understood and agreed that time shall be of the essence with respect to the giving of any such Notice.  If Tenant shall fail to give any such Notice, this Agreement shall automatically terminate at the end of the Fixed Term or the first Extended Term as applicable and Tenant shall have no further option to extend the Term of this Agreement.  If Tenant shall give such Notice, the extension of this Agreement shall be automatically effected without the execution of any additional documents; it being understood and agreed, however, that Tenant and Landlord shall execute such documents and agreements as either party shall reasonably require to evidence the same.  Notwithstanding the provisions of the foregoing sentence, if, subsequent to the giving of such Notice, an Event of Default shall occur, at Landlord’s option, the extension of this Agreement shall cease to take effect and this Agreement shall automatically terminate at the end of the Fixed Term or the first Extended Term, as applicable, and Tenant shall have no further option to extend the Term of this Agreement.

15

ARTICLE 3

RENT

3.1                               Rent.  Tenant shall pay, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction (unless otherwise expressly provided in this Agreement), Minimum Rent and Additional Rent to Landlord and Additional Charges to the party to whom such Additional Charges are payable, during the Term.  All payments to Landlord shall be made by wire transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion.  Rent for any partial calendar month shall be prorated on a per diem basis.

3.1.1                     Minimum Rent

(a)                                 Payments.  Minimum Rent shall be paid in equal monthly installments in arrears on the first Business Day of each calendar month during the Term.

(b)                                 Adjustments of Minimum Rent Following Disbursements Under Sections 5.1.2(b), 10.2.3 and 11.2.  Effective on the date of each disbursement to pay for the cost of any repairs, maintenance, renovations or replacements pursuant to Sections 5.1.2(b), 10.2.3 or 11.2, the annual Minimum Rent shall be increased by a per annum amount equal to the Disbursement Rate times the amount so disbursed.

3.1.2                     Additional Rent

(a)                                 Amount.  Tenant shall pay additional rent (“Additional Rent”) with respect to each Lease Year during the Term subsequent to the Base Year, with respect to each Property, in an amount equal to three percent (3%) of Excess Gross Revenues at such Property.

(b)                                 Quarterly Installments.  Installments of Additional Rent for each Lease Year during the Term, or portion thereof, shall be calculated and paid quarterly in arrears, on the first Business Day of the subsequent quarter, together with an Officer’s Certificate setting forth the calculation of Additional Rent due and payable for such quarter.

(c)                                  Reconciliation of Additional Rent.  In addition, within seventy-five (75) days after the end of the Base Year and each Lease Year thereafter (or any portion thereof occurring during the Term), Tenant shall deliver, or cause to be delivered, to Landlord (i) a financial report setting forth the Gross Revenues for each Property for such preceding Lease Year, or portion thereof, together with an Officer’s Certificate, signed by an officer of Tenant, certifying that, to the best of Tenant’s knowledge, such report is true, correct and complete, and (ii) a statement showing Tenant’s calculation of Additional Rent due for such preceding Lease Year based on the Gross Revenues set forth in such financial report,

16

together with an Officer’s Certificate, signed by an officer of Tenant, certifying that, to the best of Tenant’s knowledge, such statement is true, correct and complete.

If the annual Additional Rent for such preceding Lease Year as set forth in Tenant’s statement thereof exceeds the amount previously paid with respect thereto by Tenant, Tenant shall pay such excess to Landlord at such time as the statement is delivered, together with interest at the Interest Rate, which interest shall accrue from the close of such preceding Lease Year until the date that such statement is required to be delivered and, thereafter, such interest shall accrue at the Overdue Rate, until the amount of such difference shall be paid or otherwise discharged.  If the annual Additional Rent for such preceding Lease Year as shown in such statement is less than the amount previously paid with respect thereto by Tenant, Landlord shall grant Tenant a credit against the Additional Rent next coming due in the amount of such difference, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date such credit is applied or paid, as the case may be.  If such credit cannot be made because the Term has expired prior to application in full thereof, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment by Landlord.

(d)                                 Confirmation of Additional Rent.  Tenant shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices and in all material respects in accordance with GAAP, which will accurately record all Gross Revenues and Tenant shall retain, for at least three (3) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all Gross Revenues for such Lease Year.  Landlord, at its own expense, shall have the right, exercisable by Notice to Tenant, to review Tenant’s books and records and/or to retain an independent public accounting firm of Landlord’s choice to audit the information set forth in the Officer’s Certificate referred to in subparagraph (c) above and, in connection with any such audit, to examine Tenant’s books and records with respect thereto (including supporting data and sales and excise tax returns).  Landlord shall begin any such review or audit as soon as reasonably possible following its receipt of the applicable Officer’s Certificate (or in the case of an audit after a review, promptly following completion of the review) and shall complete such review or audit as soon as reasonably possible thereafter.  Any such review or audit shall be performed at the location where such books and records are customarily kept and in such a manner so as to minimize any interference with Tenant’s business operations.  If any such review of Tenant’s books and records by Landlord discloses a deficiency in the payment of Additional Rent and Tenant agrees, or the decision of any arbitration shall have been that there shall have been a deficiency in payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of such deficiency together with interest at the Interest Rate from the date such payment should have been

17

made to the date of payment thereof.  If any such audit discloses a deficiency in the payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of the deficiency, as determined by such audit, together with interest at the Interest Rate, from the date such payment should have been made to the date of payment thereof.  If any such audit discloses a deficiency in the payment of Additional Rent of more than five percent (5%), Tenant shall forthwith pay to Landlord an amount equal to one hundred twenty-five percent (125%) of any third party costs incurred by Landlord in connection with such audit.  If any such audit discloses that Tenant paid more Additional Rent for any Lease Year than was due hereunder, and Landlord agrees with the result of such audit or such overpayment shall have been determined by arbitration if Landlord does not agree with such audit, Landlord shall, at Landlord’s option, either grant Tenant a credit or pay to Tenant an amount equal to the amount of such overpayment against Additional Rent next coming due in the amount of such difference, as finally agreed or determined, together with interest at the Interest Rate, which interest shall accrue from the time of payment by Tenant until the date such credit is applied or paid, as the case may be; provided, however, that, upon the expiration or sooner termination of the Term, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment from Landlord.  Any dispute concerning the correctness of an audit or a Landlord review shall be settled by arbitration pursuant to the provisions of Article 22.

Any proprietary information obtained by Landlord with respect to Tenant pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be disclosed or used, subject to appropriate confidentiality safeguards, pursuant to court order or in any litigation between the parties and except further that Landlord may disclose such information to its prospective lenders, provided that Landlord shall direct such lenders to maintain such information as confidential.  The obligations of Tenant and Landlord contained in this Section 3.1.2 shall survive the expiration or earlier termination of this Agreement.

3.1.3                     Additional Charges.  In addition to the Minimum Rent and Additional Rent payable hereunder, Tenant shall pay (or cause to be paid) to the appropriate parties and discharge (or cause to be discharged) as and when due and payable the following (collectively, “Additional Charges”):

(a)                                 Impositions.  Subject to Article 8 relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord copies of official receipts or other reasonably satisfactory proof evidencing such payments.  If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the

18

unpaid balance of such Imposition) in installments and, in such event, shall pay, or cause to pay, such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto.  Landlord, at its expense, shall, to the extent required or permitted by Applicable Law, prepare and file, or cause to be prepared and filed, all tax returns and pay all taxes due in respect of Landlord’s net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes and taxes on its capital stock or other equity interests, and Tenant, at its expense, shall, to the extent required or permitted by Applicable Laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Government Agencies.  If any refund shall be due from any taxing authority in respect of any Imposition paid by or on behalf of Tenant, the same shall be paid over to or retained by Tenant.  Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports.  In the event Government Agencies classify any property covered by this Agreement as personal property, Tenant shall file, or cause to be filed, all personal property tax returns in such jurisdictions where it may legally so file.  Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.  Where Landlord is legally required to file personal property tax returns for property covered by this Agreement, Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to file a protest.  All Impositions assessed against such personal property shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by Tenant not later than the last date on which the same may be made without interest or penalty, subject to the provisions of Article 8.

Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; provided, however, that Landlord’s failure to give any such notice shall in no way diminish Tenant’s obligation hereunder to pay such Impositions.

(b)                                 Utility Charges.  Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property.

(c)                                  Insurance Premiums.  Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article 9.

(d)                                 Other Charges.  Tenant shall pay or cause to be paid all other amounts, liabilities and obligations, including, without limitation, all amounts payable under any equipment leases and all agreements to indemnify Landlord under Section 9.5.

19

(e)                                  Reimbursement for Additional Charges.  If Tenant pays or causes to be paid property taxes or similar or other Additional Charges attributable to periods after the end of the Term, whether upon expiration or sooner termination of this Agreement, Tenant may, within a reasonable time after the end of the Term, provide Notice to Landlord of its estimate of such amounts.  Landlord shall promptly reimburse Tenant for all payments of such taxes and other similar Additional Charges that are attributable to any period after the Term of this Agreement.

(f)                                   Deferral Rent.  Tenant shall pay to Landlord, contemporaneously with the last installment of Minimum Rent attributable to the Fixed Term (or if earlier, on or before the termination of this Agreement), the amount of Twenty-Seven Million Four Hundred Twenty-One Thousand Two Hundred and Seven Dollars ($27,421,207).

3.2                               Late Payment of Rent, Etc.  If any installment of Minimum Rent or Additional Rent or any Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid on its due date, Tenant shall pay Landlord, on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment or amount to the date of payment thereof.  To the extent that Tenant pays any Additional Charges directly to Landlord or any Property Mortgagee pursuant to any requirement of this Agreement, Tenant shall be relieved of its obligation to pay such Additional Charges to the Entity to which they would otherwise be due.  If any payments due from Landlord to Tenant shall not be paid within ten (10) days after its due date, Landlord shall pay to Tenant, on demand, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment from the due date of such installment to the date of payment thereof.

In the event of any failure by Tenant to pay any Additional Charges when due, Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost which is added for non-payment or late payment of such items.  Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent and Additional Rent.

3.3                               Net Lease, Etc.  The Rent shall be absolutely net to Landlord so that this Agreement shall yield to Landlord the full amount of the installments or amounts of the Rent throughout the Term, subject to any other provisions of this Agreement which expressly provide otherwise, including those provisions for adjustment or abatement of such Rent.  Landlord and Tenant acknowledge and agree that none of the Rent provided for under this Agreement is allocable to any personal property included in the Leased Property.

3.4                               No Termination, Abatement, Etc.  Except as otherwise specifically provided in this Agreement, each of Landlord and Tenant, to the maximum extent permitted by law, shall remain bound by this Agreement in accordance with its terms and shall not take any action without the consent of the other to modify, surrender or terminate this Agreement.  In addition, except as otherwise expressly provided in this Agreement, Tenant shall not seek, or be entitled

20

to, any abatement, deduction, deferment or reduction of the Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to or destruction of the Leased Property, or any portion thereof, from whatever cause or any Condemnation; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, or any portion thereof, or the interference with such use by any Person or by reason of eviction by paramount title; (c) any claim which Tenant may have against Landlord by reason of any default (other than a monetary default) or breach of any warranty by Landlord under this Agreement or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (e) for any other cause whether similar or dissimilar to any of the foregoing (other than a monetary default by Landlord).  Except as otherwise specifically provided in this Agreement, Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Agreement or quit or surrender the Leased Property, or any portion thereof, or (b) which would entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable or other obligations to be performed by Tenant hereunder.  The obligations of Tenant hereunder shall be separate and independent covenants and agreements, and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Agreement.

ARTICLE 4

USE OF THE LEASED PROPERTY

4.1                               Permitted Use

4.1.1                     Permitted Use

(a)                                 Tenant shall, at all times during the Term, and at any other time that Tenant shall be in possession of any Property, continuously use and operate, or cause to be used and operated, such Property as a Travel Center, as currently operated, and any uses incidental thereto.  Tenant shall operate the Travel Centers under the name “TA”, “Travel Centers of America” or “Goasis”, or such other name as TCA shall use for all or substantially all of the travel center locations operated by it and its Affiliated Persons as of January 31, 2007, except that Tenant may operate the Travel Centers at the Properties identified on Exhibit C attached hereto under the name “Petro” or “Petro Stopping Centers”.  Tenant shall not use (and shall not permit any Person to use) any Property, or any portion thereof, for any other use without the prior written consent of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.  No use shall be made or permitted to be made of any Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering such Property or any part thereof (unless another adequate policy is available) or which would constitute a default under any ground lease affecting such Property, nor shall Tenant sell or otherwise provide, or permit to be kept, used or sold in or about any Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other

21

insurance policies required to be carried hereunder, or fire underwriter’s regulations.  Tenant shall, at its sole cost (except as expressly provided in Section 5.1.2(b)), comply or cause to be complied with all Insurance Requirements.  Tenant shall not take or omit to take, or permit to be taken or omitted to be taken, any action, the taking or omission of which materially impairs the value or the usefulness of any Property or any part thereof for its Permitted Use.

(b)                                 In the event that, in the reasonable determination of Tenant, it shall no longer be economically practical to operate any Property as currently operated, Tenant shall give Landlord Notice thereof, which Notice shall set forth in reasonable detail the reasons therefor.  Thereafter, Landlord and Tenant shall negotiate in good faith to agree on an alternative use for such Property, appropriate adjustments to the Additional Rent and other related matters; provided, however, in no event shall the Minimum Rent be reduced or abated as a result thereof.  If Landlord and Tenant fail to agree on an alternative use for such Property within sixty (60) days after commencing negotiations as aforesaid, Tenant may market such Property for sale to a third party.  If Tenant receives a bona fide offer (an “Offer”) to purchase such Property from a Person having the financial capacity to implement the terms of such Offer, Tenant shall give Landlord Notice thereof, which Notice shall include a copy of the Offer executed by such third party.  In the event that Landlord shall fail to accept or reject such Offer within thirty (30) days after receipt of such Notice, such Offer shall be deemed to be rejected by Landlord.  If Landlord shall sell the Property pursuant to such Offer, then, effective as of the date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal to, at Landlord’s option, (x) eight and one half percent (8.5%) of the net proceeds of sale received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord.  If Landlord shall reject (or be deemed to have rejected) such Offer, then, effective as of the proposed date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal to, at Landlord’s option (x) the applicable Percentage Reduction of the projected net proceeds determined by reference to such Offer or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord.  Notwithstanding the foregoing, Tenant shall not have the right to invoke the provisions of this Section 4.1.1(b) with respect to more than 15 Properties in the aggregate under this Agreement and the Other Leases during the Term.  For purposes of the preceding sentence, “Properties” shall include any Property under this Lease and any “Property” (as defined therein) under any Other Lease.

4.1.2                     Necessary Approvals.  Tenant shall proceed with all due diligence and exercise reasonable efforts to obtain and maintain, or cause to be obtained and maintained, all approvals necessary to use and operate, for its Permitted Use, each Property and the Travel Center located thereon under applicable law.

22

4.1.3                     Lawful Use, Etc.  Tenant shall not, and shall not permit any Person to, use or suffer or permit the use of any Property or Tenant’s Personal Property, if any, for any unlawful purpose.  Tenant shall not, and shall not permit any Person to, commit or suffer to be committed any waste on any Property, or in any Travel Center, nor shall Tenant cause or permit any unlawful nuisance thereon or therein.  Tenant shall not, and shall not permit any Person to, suffer nor permit any Property, or any portion thereof, to be used in such a manner as (i) may materially and adversely impair Landlord’s or Tenant’s title thereto or to any portion thereof, or (ii) may reasonably allow a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of such Property, or any portion thereof.

4.2                               Compliance with Legal/Insurance Requirements, Etc.  Subject to the provisions of Section 5.1.2(b) and Article 8, Tenant, at its sole expense, shall (i) comply with (or cause to be complied with) all material Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of any Property and with the terms and conditions of any ground lease affecting any Property, (ii) perform (or cause to be performed) in a timely fashion all of Landlord’s obligations under any ground lease affecting any Property except as provided in Section 4.4 and (iii) procure, maintain and comply with (or cause to be procured, maintained and complied with) all material licenses, permits and other authorizations and agreements required for any use of any Property and Tenant’s Personal Property, if any, then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

4.3                               Environmental Matters.

4.3.1                     Restriction on Use, Etc.  During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall not, and shall not permit any Person to, store on, release or spill upon, dispose of or transfer to or from such Property any Hazardous Substance, except in compliance with all Applicable Laws.  During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall maintain (or shall cause to be maintained) such Property at all times free of any Hazardous Substance (except in compliance with all Applicable Laws).  Tenant shall promptly (and shall direct any Manager to promptly):  (a) upon receipt of notice or knowledge, notify Landlord in writing of any material change in the nature or extent of Hazardous Substances at any Property, (b) transmit to Landlord a copy of any report which is required to be filed by Tenant or any Manager with respect to any Property pursuant to SARA Title III or any other Applicable Law, (c) transmit to Landlord copies of any citations, orders, notices or other governmental communications received by Tenant or any Manager or their respective agents or representatives with respect to Hazardous Substances or violations or alleged violations of Applicable Law (each an “Environmental Notice”), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Applicable Law and/or presents a material risk of any material cost, expense, loss or damage (an “Environmental Obligation”), (d) observe and comply with (or cause to be observed and complied with) all Applicable Laws relating to the use, storage, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use, storage or maintenance, or requiring the removal, treatment, containment or other disposition of Hazardous Substances, and (e) pay or otherwise

23

dispose (or cause to be paid or otherwise disposed) of any fine, charge or Imposition related to Hazardous Substances or violations of Applicable Law for which Tenant or any Person claiming by, through or under Tenant and/or Landlord are legally liable, unless Tenant or any Manager shall contest the same in good faith and by appropriate proceedings and the right to use and the value of any of the Leased Property is not materially and adversely affected thereby.

If, at any time prior to the termination of this Agreement, Hazardous Substances (other than those maintained in accordance with Applicable Laws) are discovered on any Property, subject to Tenant’s right to contest the same in accordance with Article 8, Tenant shall take (and shall cause to be taken) all actions and incur any and all expenses, as are required by any Government Agency and by Applicable Law, (i) to clean up and remove from and about such Property all Hazardous Substances thereon, (ii) to contain and prevent any further discharge, release or threat of discharge or release of Hazardous Substances on or about such Property and (iii) to use good faith efforts to eliminate any further discharge, release or threat of discharge or release of Hazardous Substances on or about such Property.

4.3.2                     Environmental Report.  Tenant shall, at its sole cost and expense, provide Landlord with an Environmental Report (as hereinafter defined), prepared by an environmental consultant reasonably acceptable to Landlord and dated within sixty (60) days of the expiration or sooner termination of this Agreement concluding, subject to customary limitations and standards, that Tenant shall have complied with all of its obligations under Section 4.3 of this Agreement to date and that the Leased Property does not contain any Hazardous Substances, other than in compliance with Applicable Laws, and which, at Landlord’s request, Tenant shall remove from the Leased Property on or before the expiration or sooner termination hereof.  An “Environmental Report” shall be a so-called “Phase I” report or such other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with any additional investigation and report which would be needed to make the conclusions required above or which would customarily follow any discovery contained in any initial report(s), and for which the investigation and testing on which the conclusions shall have been based shall have been performed not earlier than thirty (30) days prior to the date of such report.

4.3.3                     Underground Storage Tanks.  It is expressly understood and agreed that Tenant’s obligations under this Agreement shall include the maintenance and, if necessary, replacement of underground storage tanks at the Leased Property.  Upon the expiration or sooner termination of this Agreement, Tenant shall pay to Landlord the amount of any asset retirement obligation reserve for underground storage tanks located at the Leased Property that Tenant would be required to recognize on its books and records pursuant to GAAP if Tenant owned those underground storage tanks.  Upon such payment, Tenant’s obligations under this Agreement with respect to the maintenance and replacement of underground storage tanks shall terminate.

4.3.4                     Survival.  The provisions of this Section 4.3 shall survive the expiration or sooner termination of this Agreement.

4.4                               Ground Leases.  Tenant shall pay and perform all of Landlord’s obligations as tenant under the Ground Leases.  If Landlord has the right, under the provisions of any of the

24

Ground Leases, to elect to renew or extend the term of such Ground Leases or to purchase the ground leased property, Tenant shall so notify Landlord at least one hundred eighty (180) days (but no more than one (1) year) prior to the expiration of the period within which Landlord is obligated to notify the landlord under such Ground Leases of its election to renew, extend or purchase, as the case may be.  Such notice from Tenant shall contain all of the relevant facts about the impending election to renew, extend or purchase, including, as applicable, the length of the period of renewal, the rental rate and/or the purchase price.  In the event of the expiration or termination of any Ground Lease, this Agreement shall terminate with respect to such Property as of the date of such expiration or termination; provided, however, in such event, there shall be no reduction in the Minimum Rent.  Landlord shall provide Tenant copies of notices received by Landlord from the lessor under any Ground Lease.

4.5                               Shell Agreement.  Tenant shall comply with its obligations under the Shell Agreement and Landlord and Tenant agree that this Agreement and the Other Leases shall, for purposes of Section 2 of the Subordination, Non-Disturbance and Attornment Agreement among Landlord, HPT PSC Properties Trust, HPT PSC Properties LLC, Tenant and Shell entered into as of April 15, 2013 (“Shell SNDA”)in connection with the Shell Agreement, constitute a replacement “Lease”, as defined in the SNDA, for the Original Lease.

ARTICLE 5

MAINTENANCE AND REPAIRS

5.1                               Maintenance and Repair

5.1.1                     Tenant’s General Obligations

(a)                              Tenant shall keep (or cause to be kept), at Tenant’s sole cost and expense, the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto (and Tenant’s Personal Property) in good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant’s or any Manager’s use, any prior use, the elements or the age of the Leased Property or Tenant’s Personal Property or any portion thereof), and shall promptly make or cause to be made all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise).  All repairs shall be made in a good, workmanlike manner, consistent with industry standards for comparable Travel Centers in like locales, in accordance with all applicable federal, state and local statutes, ordinances, codes, rules and regulations relating to any such work.  Tenant shall not take or omit to take (or permit any Person to take or omit to take) any action, the taking or omission of which would materially and adversely impair the value or the usefulness of the Leased Property or any material part thereof for its Permitted Use.  Tenant’s use, occupancy and maintenance of the Leased Property shall comply with all published requirements imposed from time to time on a system-wide basis for TCA Travel Centers.  Tenant’s obligations under this Section 5.1.1 shall be limited in the event of any casualty

25

or Condemnation as set forth in Article 10 and Article 11 and Tenant’s obligations with respect to Hazardous Substances are as set forth in Section 4.3.

(b)                              Tenant shall prepare and submit to Landlord for Landlord’s approval, on or before December 1 of each Lease Year during the Term hereof and for the next following Lease Year, a detailed budget (the “Capital Replacements Budget”) for each Property, projecting all costs, expenses and expenditures expected to be incurred at such Property during the following Lease Year for Capital Additions.  Each Capital Replacements Budget shall be supplemented by such information as Landlord shall reasonably request from time to time.

5.1.2                     Landlord’s Obligations

(a)                                 Except as otherwise expressly provided in this Agreement, Landlord shall not, under any circumstances, be required to build or rebuild any improvement on the Real Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain the Leased Property in any way.  Except as otherwise expressly provided in this Agreement, Tenant hereby waives, to the maximum extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect on the Commencement Date or thereafter enacted.  Landlord shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic’s lien laws now or hereafter existing.

(b)                                 If, pursuant to the terms of this Agreement, Tenant is required to make any Capital Expenditures, including, without limitation, the Capital Expenditures identified in any Capital Replacements Budget, Tenant may, at its election, advance such funds or give Landlord Notice thereof, which Notice shall set forth, in reasonable detail, the nature of the required Capital Expenditure, the estimated cost thereof and such other information with respect thereto as Landlord may reasonably require.  Provided that no Event of Default shall have occurred and be continuing and Tenant shall otherwise comply with the applicable provisions of Article 6, Landlord shall, within ten (10) Business Days after such Notice, subject to and in accordance with the applicable provisions of Article 6, disburse such required funds to Tenant (or, if Tenant shall so elect, directly to the Manager or any other Person performing the required work) and, upon such disbursement, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  Notwithstanding the foregoing, Landlord may elect not to disburse such required funds to Tenant; provided, however, that if Landlord shall elect not to disburse such required funds as aforesaid, Tenant’s obligation to make such required Capital Expenditure shall be deemed waived by Landlord, and, notwithstanding anything contained in this Agreement to the contrary, Tenant shall have no obligation to make such Capital Expenditure.

5.1.3                     Nonresponsibility of Landlord, Etc.  All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Leased Property, or any part thereof, are hereby charged with notice that liens on the Leased

26

Property or on Landlord’s interest therein are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished to Tenant or any Manager or for any other purpose during the term of this Agreement.

Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Leased Property or any part thereof or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leased Property or any part thereof nor to subject Landlord’s estate in the Leased Property or any part thereof to liability under any mechanic’s lien law of any State in any way, it being expressly understood Landlord’s estate shall not be subject to any such liability.

5.2                               Tenant’s Personal Property.  Tenant shall provide and maintain (or cause to be provided and maintained) throughout the Term all such Tenant’s Personal Property as shall be necessary in order to operate in compliance with applicable material Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Permitted Use.  If, from and after January 31, 2007, Tenant acquires an interest in any item of tangible personal property (other than motor vehicles) on, or in connection with, the Leased Property, or any portion thereof, which belongs to anyone other than Tenant, Tenant shall require the agreements permitting such use to provide that Landlord or its designee may assume Tenant’s rights and obligations under such agreement upon Landlord’s purchase of the same in accordance with the provisions of Article 15 and the assumption of management or operation of the Travel Center by Landlord or its designee.

5.3                               Yield Up.  Upon the expiration or sooner termination of this Agreement, Tenant shall remove all of Tenant’s Personal Property (other than that purchased by Landlord pursuant to Article 15) and vacate and surrender the Leased Property to Landlord (except that Tenant shall not surrender its rights to use the trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, to the extent necessary for it to comply with its obligations with respect to the Existing Third Party Trade Names and Service Mark Rights until the various dates on which the rights thereto of such third parties expire, to the extent and as more particularly described in Section 2.3) in substantially the same condition in which the Leased Property was in on the Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement, reasonable wear and tear excepted (and casualty damage and Condemnation, in the event that this Agreement is terminated following a casualty or Condemnation in accordance with Article 10 or Article 11, excepted).

In addition, upon the expiration or earlier termination of this Agreement, Tenant shall, at Landlord’s sole cost and expense, use its good faith efforts to transfer (or cause to be transferred) to Landlord or its nominee, and cooperate with Landlord or Landlord’s nominee in connection with the processing of all applications for, licenses, operating permits and other governmental authorizations and all contracts, including contracts with Government Agencies and rights with third party franchisors which may be necessary for the use and operation of the Travel Centers as

27

then operated (all such licenses, permits, authorizations and contracts being “Operating Rights”).  Tenant hereby appoints Landlord as its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this paragraph and taking any action, including, without limitation, executing, delivering and filing applications, certificates, instruments and other documents and papers with Government Agencies, and executing any instruments, assignments, conveyances, and other transfers which are required to be taken or executed by Tenant, on its behalf and in its name, which appointment is coupled with an interest, is irrevocable and durable and shall survive the subsequent dissolution of Tenant.

If requested by Landlord, Tenant shall continue to manage one or more of the Travel Centers after the expiration of the Term for up to one hundred eighty (180) days, on such reasonable terms (including receipt by Tenant of a market management fee), as Landlord shall reasonably request.

5.4                               Management and Franchise Agreements.  Tenant shall not, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned with respect to Tenant’s Affiliated Persons), enter into, amend or modify the provisions of, or extend or renew (or allow to be entered into, amended, modified, extended or renewed) any Management Agreement or TA Franchise Agreement.  Any agreements entered into pursuant to the provisions of this Section 5.4 shall be subordinate to this Agreement and shall provide, inter alia, that all amounts due from Tenant thereunder shall be subordinate to all amounts due from Tenant to Landlord (provided that, as long as no Event of Default has occurred and is continuing, Tenant may pay all amounts due from it thereunder) and for termination thereof, at Landlord’s option, upon the termination of this Agreement.  Tenant shall not take any action, grant any consent or permit any action or consent under, any Management Agreement or TA Franchise Agreement which might have a material adverse effect on Landlord, without the prior written consent of Landlord.  Tenant shall enforce, or cause to be enforced, all rights of the franchisor under the TA Franchise Agreements.

ARTICLE 6

IMPROVEMENTS, ETC.

6.1                               Improvements to the Leased Property.  Tenant shall not make, construct or install (or permit to be made, constructed or installed) any Capital Additions without, in each instance, obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned provided that (a) construction or installation of the same would not adversely affect or violate any material Legal Requirement or Insurance Requirement applicable to any Property and (b) Landlord shall have received an Officer’s Certificate certifying as to the satisfaction of the conditions set out in clause (a) above; provided, however, that no such consent shall be required in the event immediate action is required to prevent imminent harm to person or property or with respect to any Capital Addition approved in the applicable Capital Replacements Budget and having an aggregate cost not to exceed $250,000.  Prior to commencing construction of any Capital Addition, Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any such proposed improvement and shall provide to Landlord such plans and specifications, and such permits, licenses, contracts and such other information concerning the same as Landlord may reasonably request.  Landlord shall have

28

thirty (30) days to review all materials submitted to Landlord in connection with any such proposal.  Failure of Landlord to respond to Tenant’s proposal within thirty (30) days after receipt of all information and materials requested by Landlord in connection with the proposed improvement shall be deemed to constitute approval of the same.  Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such proposed improvement and the use or uses to which it will be put.  No Capital Addition shall be made which would tie in or connect any Leased Improvements with any other improvements on property adjacent to any Property (and not part of the Land) including, without limitation, tie-ins of buildings or other structures or utilities.  Except as permitted herein, Tenant shall not finance the cost of any construction of such improvement by the granting of a lien on or security interest in the Leased Property or such improvement, or Tenant’s interest therein, without the prior written consent of Landlord, which consent may be withheld by Landlord in Landlord’s sole discretion.  Any such improvements shall, upon the expiration or sooner termination of this Agreement, remain or pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted Encumbrances.

6.2                               Salvage.  All materials which are scrapped or removed in connection with the making of either Capital Additions or non-Capital Additions or repairs required by Article 5 shall be or become the property of the party that paid for such work.

ARTICLE 7

LIENS

Subject to Article 8, Tenant shall use its best efforts not, directly or indirectly, to create or allow to remain and shall promptly discharge (or cause to be discharged), at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property, or any portion thereof, or Tenant’s leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Permitted Encumbrances, (b) restrictions, liens and other encumbrances which are consented to in writing by Landlord, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (d) subleases permitted by Article 16, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet due and payable, or (ii) are being contested in accordance with Article 8, (f) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable or are for sums that are being contested in accordance with Article 8, (g) any Property Mortgages or other liens which are the responsibility of Landlord pursuant to the provisions of Article 20 and (h) Landlord Liens and any other voluntary liens created by Landlord.

ARTICLE 8

PERMITTED CONTESTS

Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, Environmental Obligation, lien, attachment, levy, encumbrance, charge or claim (collectively, “Claims”) as to the Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the

29

foregoing shall in no way be construed as relieving, modifying or extending Tenant’s obligation to pay (or cause to be paid) any Claims as finally determined, (b) such contest shall not cause Landlord or Tenant to be in default under any ground lease, mortgage or deed of trust encumbering the Leased Property, or any portion thereof (Landlord agreeing that any such ground lease, mortgage or deed of trust shall permit Tenant to exercise the rights granted pursuant to this Article 8) or any interest therein or result in or reasonably be expected to result in a lien attaching to the Leased Property, or any portion thereof, (c) no part of the Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (d) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys’ fees, incurred by Landlord in connection therewith or as a result thereof.  Landlord agrees to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith) unless Tenant agrees by agreement in form and substance reasonably satisfactory to Landlord, to assume and indemnify Landlord with respect to the same.  Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord to the extent that Landlord has been fully reimbursed by Tenant.  If Tenant shall fail (x) to pay or cause to be paid any Claims when finally determined, (y) to provide reasonable security therefor or (z) to prosecute or cause to be prosecuted any such contest diligently and in good faith, Landlord may, upon reasonable notice to Tenant (which notice shall not be required if Landlord shall reasonably determine that the same is not practicable), pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges.

ARTICLE 9

INSURANCE AND INDEMNIFICATION

9.1                               General Insurance Requirements.  Tenant shall, at all times during the Term and at any other time Tenant shall be in possession of any Property, or any portion thereof, keep (or cause to be kept) such Property and all property located therein or thereon, insured against the risks and in such amounts as Landlord shall reasonably require and may be commercially reasonable.  Tenant shall prepare a proposal setting forth the insurance Tenant proposes to be maintained with respect to each Property during the ensuing Lease Year, and shall submit such proposal to Landlord on or before December 1st of the preceding Lease Year, for Landlord’s review and approval, which approval shall not be unreasonably withheld, delayed or conditioned.  In the event that Landlord shall fail to respond within thirty (30) days after receipt of such proposal, such proposal shall be deemed approved.

9.2                               Waiver of Subrogation.  Landlord and Tenant agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in any State) with respect to any property loss which is covered by insurance then being carried by Landlord or Tenant, the party carrying such insurance and suffering said loss releases the others of and from any and all claims with respect to such loss; and they further agree that their respective

30

insurance companies (and, if Landlord or Tenant shall self insure in accordance with the terms hereof, Landlord or Tenant, as the case may be) shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom.  In the event that any extra premium is payable by Tenant as a result of this provision, Landlord shall not be liable for reimbursement to Tenant for such extra premium.

9.3                               Form Satisfactory, Etc.  All insurance policies and endorsements required pursuant to this Article 9 shall be fully paid for, nonassessable, and issued by reputable insurance companies authorized to do business in the State and having a general policy holder’s rating of no less than A in Best’s latest rating guide.  All property, business interruption, liability and flood insurance policies with respect to each Property shall include no deductible in excess of Five Hundred Thousand Dollars ($500,000).  At all times, all property, business interruption, liability and flood insurance policies, with the exception of worker’s compensation insurance coverage, shall name Landlord and any Property Mortgagee as additional insureds, as their interests may appear.  All loss adjustments shall be payable as provided in Article 10, except that losses under liability and worker’s compensation insurance policies shall be payable directly to the party entitled thereto.  Tenant shall cause all insurance premiums to be paid and shall deliver (or cause to be delivered) policies or certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, prior to the expiration of the existing policy).  All such policies shall provide Landlord (and any Property Mortgagee if required by the same) thirty (30) days prior written notice of any material change or cancellation of such policy.  In the event Tenant shall fail to effect (or cause to be effected) such insurance as herein required, to pay (or cause to be paid) the premiums therefor or to deliver (or cause to be delivered) such policies or certificates to Landlord or any Property Mortgagee at the times required, Landlord shall have the right, upon Notice to Tenant, but not the obligation, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Landlord, upon demand, as Additional Charges, together with interest accrued thereon at the Overdue Rate from the date such payment is made until (but excluding) the date repaid.

9.4                               No Separate Insurance; Self-Insurance.  Tenant shall not take (or permit any Person to take) out separate insurance, concurrent in form or contributing in the event of loss with that required by this Article 9, or increase the amount of any existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of such insurance, including Landlord and all Property Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under this Agreement.  In the event Tenant shall take out any such separate insurance or increase any of the amounts of the then existing insurance, Tenant shall give Landlord prompt Notice thereof.  Tenant shall not self-insure (or permit any Person to self-insure).

9.5                               Indemnification of Landlord.  Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys’ fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of the following, except to the extent

31

caused by Landlord’s gross negligence or willful misconduct:  (a) any accident or injury to, or death of, persons or loss of or damage to property occurring on or about any Property or portion thereof or adjoining sidewalks or rights of way during the Term, (b) any past, present or future condition or use, misuse, non-use, management, maintenance or repair by Tenant, any Manager or anyone claiming under any of them of any Property, Tenant’s Personal Property or Transferred Trademarks, or any litigation, proceeding or claim by governmental entities (other than Condemnation proceedings) or other third parties relating to any Property or portion thereof or Tenant’s Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof, including failure to perform obligations under this Agreement, to which Landlord is made a party during the Term (limited, in the case of Environmental Obligations, to those provided in Section 4.3.1), (c) any Impositions that are the obligations of Tenant to pay pursuant to the applicable provisions of this Agreement, and (d) any failure on the part of Tenant or anyone claiming under Tenant to perform or comply with any of the terms of this Agreement.  Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord (and shall not be responsible for any duplicative attorneys’ fees incurred by Landlord) or may compromise or otherwise dispose of the same, with Landlord’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned).  The obligations of Tenant under this Section 9.5 shall survive the termination of this Agreement.

ARTICLE 10

CASUALTY

10.1                        Insurance Proceeds.  Except as provided in the last clause of this sentence, all proceeds payable by reason of any loss or damage to any Property, or any portion thereof, and insured under any policy of insurance required by Article 9 (other than the proceeds of any business interruption insurance or insurance proceeds for Tenant’s Personal Property) shall be paid directly to Landlord (subject to the provisions of Section 10.2) and all loss adjustments with respect to losses payable to Landlord shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that, so long as no Event of Default shall have occurred and be continuing, all such proceeds less than or equal to Two Hundred Fifty Thousand Dollars ($250,000) shall be paid directly to Tenant and such losses may be adjusted without Landlord’s consent.  If Tenant is required to reconstruct or repair any Property as provided herein, such proceeds shall be paid out by Landlord from time to time for the reasonable costs of reconstruction or repair of such Property necessitated by such damage or destruction, subject to and in accordance with the provisions of Section 10.2.4.  Any excess proceeds of insurance remaining after the completion of the restoration shall be paid to Tenant.  In the event that the provisions of Section 10.2.1 are applicable, the insurance proceeds shall be retained by the party entitled thereto pursuant to Section 10.2.1.

10.2                        Damage or Destruction

10.2.1              Damage or Destruction of Leased Property.  If, during the Term, any Property shall be totally or partially destroyed and the Travel Center located thereon is thereby rendered Unsuitable for Its Permitted Use, either Landlord or Tenant may, by the giving of Notice thereof to the other, terminate this Agreement with respect to such affected Property,

32

whereupon, this Agreement shall terminate with respect to such affected Property, Landlord shall be entitled to retain the insurance proceeds payable on account of such damage, Tenant shall pay to Landlord the amount of any deductible under the insurance policies covering such Travel Center, the amount of any uninsured loss and any difference between the replacement cost of the affected Property and the casualty insurance proceeds therefor, and the Minimum Rent shall be reduced by, at Landlord’s option, (x) the applicable Percentage Reduction of the total amount received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, an appraiser designated by Landlord.

10.2.2              Partial Damage or Destruction.  If, during the Term, any Property shall be totally or partially destroyed but the Travel Center located thereon is not rendered Unsuitable for Its Permitted Use, Tenant shall, subject to Section 10.2.3, promptly restore such Travel Center as provided in Section 10.2.4.

10.2.3              Insufficient Insurance Proceeds.  If the cost of the repair or restoration of the applicable Travel Center exceeds the amount of insurance proceeds received by Landlord and Tenant pursuant to Section 9.1, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that, if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement).  In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable in Landlord’s sole discretion by Notice to Tenant, given within sixty (60) days after Tenant’s notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement with respect to the affected Property by Notice to the other, whereupon, this Agreement shall so terminate and insurance proceeds shall be distributed as provided in Section 10.2.1.  It is expressly understood and agreed, however, that, notwithstanding anything in this Agreement to the contrary, Tenant shall be strictly liable and solely responsible for the amount of any deductible and shall, upon any insurable loss, pay over the amount of such deductible to Landlord at the time and in the manner herein provided for payment of the applicable proceeds to Landlord.

10.2.4              Disbursement of Proceeds.  In the event Tenant is required to restore any Property pursuant to Section 10.2 and this Agreement is not terminated as to such Property pursuant to this Article 10, Tenant shall commence (or cause to be commenced) promptly and continue diligently to perform (or cause to be performed) the repair and restoration of such Property (hereinafter called the “Work”), so as to restore (or cause to be restored) the applicable Property in material compliance with all Legal Requirements and so that such Property shall be, to the extent practicable, substantially equivalent in value and general utility to its general utility and value immediately prior to such damage or destruction.  Subject to the terms hereof, Landlord shall advance the insurance proceeds and any additional amounts payable by Landlord pursuant to Section 10.2.3 or otherwise deposited with Landlord to Tenant regularly during the

33

repair and restoration period so as to permit payment for the cost of any such restoration and repair.  Any such advances shall be made not more often than monthly within ten (10) Business Days after Tenant submits to Landlord a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Landlord).  Landlord may, at its option, condition advancement of such insurance proceeds and other amounts on (i) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (ii) general contractors’ estimates, (iii) architect’s certificates, (iv) conditional lien waivers of general contractors, if available, (v) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (vi) if Tenant has elected to advance deficiency funds pursuant to Section 10.2.3, Tenant depositing the amount thereof with Landlord and (vii) such other certificates as Landlord may, from time to time, reasonably require.

Landlord’s obligation to disburse insurance proceeds under this Article 10 shall be subject to the release of such proceeds by any Property Mortgagee to Landlord.

Tenant’s obligation to restore the applicable Property pursuant to this Article 10 shall be subject to the release of available insurance proceeds by the applicable Property Mortgagee to Landlord or directly to Tenant and, in the event such proceeds are insufficient, Landlord electing to make such deficiency available therefor (and disbursement of such deficiency).

10.3                        Damage Near End of Term.  Notwithstanding any provisions of Section 10.1 or 10.2 to the contrary, if damage to or destruction of any Property occurs during the last twelve (12) months of the Term and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is six (6) months prior to the end of the Term, the provisions of Section 10.2.1 shall apply as if such Property had been totally or partially destroyed and the Travel Center thereon rendered Unsuitable for Its Permitted Use.

10.4                        Tenant’s Personal Property.  All insurance proceeds payable by reason of any loss of or damage to any of Tenant’s Personal Property shall be paid to Tenant and, to the extent necessary to repair or replace Tenant’s Personal Property in accordance with Section 10.5, Tenant shall hold such proceeds in trust to pay the cost of repairing or replacing damaged Tenant’s Personal Property.

10.5                        Restoration of Tenant’s Personal Property.  If Tenant is required to restore any Property as hereinabove provided, Tenant shall either (a) restore all alterations and improvements made by Tenant and Tenant’s Personal Property, or (b) replace such alterations and improvements and Tenant’s Personal Property with improvements or items of the same or better quality and utility in the operation of such Property.

10.6                        No Abatement of Rent.  This Agreement shall remain in full force and effect and Tenant’s obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any damage involving the Leased Property, or any portion thereof (provided that Landlord shall credit against such payments any amounts paid to Landlord as a consequence of such damage under any business interruption insurance obtained by Tenant hereunder).  The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or

34

destruction to the Leased Property, or any portion thereof, and, to the maximum extent permitted by law, no local or State statute, laws, rules, regulation or ordinance in effect during the Term which provide for such a contingency shall have any application in such case.

10.7                        Waiver.  Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property, or any portion thereof.

ARTICLE 11

CONDEMNATION

11.1                        Total Condemnation, Etc.  If either (i) the whole of any Property shall be taken by Condemnation or (ii) a Condemnation of less than the whole of any Property renders any Property Unsuitable for Its Permitted Use, this Agreement shall terminate with respect to such Property, and Tenant and Landlord shall seek the Award for their interests in the applicable Property as provided in Section 11.5.  Upon payment to Landlord of any such Award, the Minimum Rent shall be reduced by, at Landlord’s option, (x) the applicable Percentage Reduction of the amount of such Award received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, an appraiser designated by Landlord.

11.2                        Partial Condemnation.  In the event of a Condemnation of less than the whole of any Property such that such Property is still suitable for its Permitted Use, Tenant shall, to the extent of the Award and any additional amounts disbursed by Landlord as hereinafter provided, commence (or cause to be commenced) promptly and continue diligently to restore (or cause to be restored) the untaken portion of the applicable Leased Improvements so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as such Leased Improvements existing immediately prior to such Condemnation, in material compliance with all Legal Requirements, subject to the provisions of this Section 11.2.  If the cost of the repair or restoration of the affected Property exceeds the amount of the Award, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement).  In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable at Landlord’s sole election by Notice to Tenant given within sixty (60) days after Tenant’s Notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement with respect to the affected Property and the entire Award shall be allocated as set forth in Section 11.5.

35

Subject to the terms hereof, Landlord shall contribute to the cost of restoration that part of the Award received by Landlord and necessary to complete such repair or restoration, together with severance and other damages awarded to Landlord for the taken Leased Improvements and any deficiency Landlord has agreed to disburse, to Tenant regularly during the restoration period so as to permit payment for the cost of such repair or restoration.  Landlord may, at its option, condition advancement of such portion of the Award and other amounts on (a) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (b) general contractors’ estimates, (c) architect’s certificates, (d) conditional lien waivers of general contractors, if available, (e) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (f) if Tenant has elected to advance deficiency funds pursuant to the preceding paragraph, Tenant depositing the amount thereof with Landlord and (g) such other certificates as Landlord may, from time to time, reasonably require.  Landlord’s obligation under this Section 11.2 to disburse the Award and such other amounts shall be subject to (x) the collection thereof by Landlord and (y) the satisfaction of any applicable requirements of any Property Mortgage, and the release of such Award by the applicable Property Mortgagee.  Tenant’s obligation to restore the Leased Property shall be subject to the release of any portion of the Award by the applicable Property Mortgagee to Landlord.

11.3                        Abatement of Rent.  Other than as specifically provided in this Agreement, this Agreement shall remain in full force and effect and Tenant’s obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any Condemnation involving the Leased Property, or any portion thereof.  The provisions of this Article 11 shall be considered an express agreement governing any Condemnation involving the Leased Property and, to the maximum extent permitted by law, no local or State statute, law, rule, regulation or ordinance in effect during the Term which provides for such a contingency shall have any application in such case.

11.4                        Temporary Condemnation.  In the event of any temporary Condemnation of any Property or Tenant’s interest therein, this Agreement shall continue in full force and effect and Tenant shall continue to pay (or cause to be paid), in the manner and on the terms herein specified, the full amount of the Rent.  Tenant shall continue to perform and observe (or cause to be performed and observed) all of the other terms and conditions of this Agreement on the part of the Tenant to be performed and observed.  The entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant.  Tenant shall, promptly upon the termination of any such period of temporary Condemnation, at its sole cost and expense, restore the affected Property to the condition that existed immediately prior to such Condemnation, in material compliance with all applicable Legal Requirements, unless such period of temporary Condemnation shall extend beyond the expiration of the Term, in which event Tenant shall not be required to make such restoration.

11.5                        Allocation of Award.  Except as provided in Section 11.4 and the second sentence of this Section 11.5, the total Award shall be solely the property of and payable to Landlord.  Any portion of the Award made for the taking of Tenant’s leasehold interest in the Leased Property, loss of business during the remainder of the Term, the taking of Tenant’s

36

Personal Property, the taking of Capital Additions paid for by Tenant and Tenant’s removal and relocation expenses shall be the sole property of and payable to Tenant.  In any Condemnation proceedings, Landlord and Tenant shall each seek its own Award in conformity herewith, at its own expense.

ARTICLE 12

DEFAULTS AND REMEDIES

12.1                        Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)                                 should Tenant fail to make any payment of the Rent or any other sum payable hereunder when due and should such failure continue for a period of five (5) Business Days after Notice thereof from Landlord to Tenant; or

(b)                                 should Tenant default in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clause (a) above) and should such default continue for a period of thirty (30) days after Notice thereof from Landlord to Tenant; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within thirty (30) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed an additional ninety (90) days in the aggregate) as may be necessary to cure such default with all due diligence; or

(c)                                  should any obligation of Tenant or any Guarantor in respect of any Indebtedness of Ten Million Dollars ($10,000,000) or more for money borrowed or for any material property or services, or any guaranty relating thereto, be declared to be or become due and payable prior to the stated maturity thereof, or should there occur and be continuing with respect to any such Indebtedness any event of default under any instrument or agreement evidencing or securing the same, the effect of which is to permit the holder or holders of such instrument or agreement or a trustee, agent or other representative on behalf of such holder or holders, to cause any such obligations to become due prior to its stated maturity; or

(d)                                 should an event of default occur and be continuing beyond the expiration of any applicable cure period under any Guaranty; or

(e)                                  should Tenant or any Guarantor generally not be paying its debts as they become due or should Tenant or any Guarantor make a general assignment for the benefit of creditors; or

(f)                                   should any petition be filed by or against Tenant or any Guarantor under the Federal bankruptcy laws, or should any other proceeding be instituted by or against Tenant or any Guarantor seeking to adjudicate Tenant or any Guarantor a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of Tenant’s or any Guarantor’s debts under any law relating to bankruptcy, insolvency or reorganization or relief of

37

debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or any Guarantor or for any substantial part of the property of Tenant or any Guarantor and such proceeding is not dismissed within one hundred eighty (180) days after institution thereof; or

(g)                                  should Tenant or any Guarantor cause or institute any proceeding for its dissolution or termination; or

(h)                                 should the estate or interest of Tenant in the Leased Property or any part thereof be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of (x) ninety (90) days after commencement thereof, unless the amount in dispute is less than $250,000, in which case Tenant shall give Notice to Landlord of the dispute but Tenant may defend in any suitable way, and (y) two hundred seventy (270) days after receipt by Tenant of Notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article 8); or

(i)                                     should there occur any direct or indirect Change in Control of Tenant or any Guarantor, except as otherwise permitted by Article 16; or

(j)                                    should there occur any “Event of Default” (as defined therein) under any Other Lease.

then, and in any such event, Landlord, in addition to all other remedies available to it, may terminate this Agreement with respect to any or all of the Leased Property (except with respect to any Existing Third Party Trade Names and Service Mark Rights to the extent and as more particularly described in Section 2.3) by giving Notice thereof to Tenant and upon the expiration of the time, if any, fixed in such Notice, this Agreement shall terminate with respect to all or the designated portion of the Leased Property and all rights of Tenant under this Agreement with respect thereto shall cease.  Landlord shall have and may exercise all rights and remedies available at law and in equity to Landlord as a result of Tenant’s breach of this Agreement.

Upon the termination of this Agreement in connection with any Event of Default, Landlord may, in addition to any other remedies provided herein (including the rights set forth in Section 5.3), enter upon the Real Property, or any portion thereof and take possession thereof, without liability for trespass or conversion (Tenant hereby waiving any right to notice or hearing prior to such taking of possession by Landlord).

12.2                        Remedies.  None of (a) the termination of this Agreement pursuant to Section 12.1, (b) the repossession of the Leased Property, or any portion thereof, (c) the failure of Landlord to relet the Leased Property, or any portion thereof, nor (d) the reletting of all or any of portion of the Leased Property, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting.  In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Property, or terminated portion thereof, through and including the date of such termination.  Thereafter, Tenant, until the end of what would have been the Term of this Agreement in the absence of such termination, and whether or not the Leased Property, or any

38

portion thereof, shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent (Additional Rent and Additional Charges to be reasonably calculated by Landlord) which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any reletting of the Leased Property, or any portion thereof, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting.  Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Agreement had not been so terminated with respect to such of the Leased Property.

At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages beyond the date of such termination, at Landlord’s election, Tenant shall pay to Landlord an amount equal to the present value (as reasonably determined by Landlord using a discount rate equal to five percent (5%) per annum) of the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such termination (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Additional Rent and Additional Charges would be the same as payments required for the immediately preceding twelve calendar months, or if less than twelve calendar months have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired term of this Agreement if the same remained in effect, over the fair market rental for the same period.  Nothing contained in this Agreement shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may, (a) relet the Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) may make such reasonable alterations, repairs and decorations in the Leased Property, or any portion thereof, as Landlord, in its sole and absolute discretion, considers advisable and necessary for the purpose of reletting the Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Landlord shall in no event be liable in any way whatsoever for any failure to relet all or any portion of the Leased Property, or, in the event that the Leased Property is relet, for failure to collect the rent under such reletting.  To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Leased Property, by reason of the occurrence and continuation of an Event of Default hereunder.

39

Notwithstanding anything to the contrary set forth in this Agreement, if an Event of Default shall be triggered solely with respect to any of Sections 3.1.2(c), 3.1.2(d), 5.4, 9.5(d), 12.1(c), 12.1(d), 12.1(i), 17.2(a), 17.2(b), 21.1, 21.3, 21.4 or 21.9 (and not with respect to any other Section of this Agreement), in no event shall the damages recovered by Landlord pursuant to this Agreement exceed an amount equal to the sum of (i) the present value (as reasonably determined by Landlord using a discount rate equal to ten and eight tenths percent (10.8%) per annum) of the Minimum Rent which would be payable hereunder from the date of such termination for what would be the then unexpired Term of this Agreement if the same remained in effect; and (ii) all amounts due and unpaid under this Agreement as of the date of the occurrence of the Event of Default.

12.3                        Tenant’s Waiver.  IF THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 12.1 OR 12.2, TENANT WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF SUMMARY PROCEEDINGS TO ENFORCE THE REMEDIES SET FORTH IN THIS ARTICLE 12, AND THE BENEFIT OF ANY LAWS NOW OR HEREAFTER IN FORCE EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT.

12.4                        Application of Funds.  Any payments received by Landlord under any of the provisions of this Agreement during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any Event of Default) shall be applied to Tenant’s current and past due obligations under this Agreement in such order as Landlord may determine or as may be prescribed by the laws of the State.  Any balance shall be paid to Tenant.

12.5                        Landlord’s Right to Cure Tenant’s Default.  If an Event of Default shall have occurred and be continuing, Landlord, after Notice to Tenant (which Notice shall not be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon the Real Property, or any portion thereof, for such purpose and take all such action thereon as, in Landlord’s sole and absolute discretion, may be necessary or appropriate therefor.  No such entry shall be deemed an eviction of Tenant.  All reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

ARTICLE 13

HOLDING OVER

Any holding over by Tenant after the expiration or sooner termination of this Agreement shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Minimum Rent and other charges herein provided (prorated on a daily basis).  Tenant shall also pay to Landlord all damages (direct or indirect) sustained by reason of any such holding over.

40

Otherwise, such holding over shall be on the terms and conditions set forth in this Agreement, to the extent applicable.  Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Agreement.

ARTICLE 14

LANDLORD DEFAULT

If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Agreement or any obligation of Landlord, if any, under any agreement affecting the Leased Property, the performance of which is not Tenant’s obligation pursuant to this Agreement, and any such default shall continue for a period of thirty (30) days after Notice thereof from Tenant to Landlord and any applicable Property Mortgagee, or such additional period as may be reasonably required to correct the same, Tenant may declare the occurrence of a “Landlord Default” by a second Notice to Landlord and to such Property Mortgagee.  Thereafter, Tenant may forthwith cure the same and, subject to the provisions of the following paragraph, invoice Landlord for costs and expenses (including reasonable attorneys’ fees and court costs) incurred by Tenant in curing the same, together with interest thereon (to the extent permitted by law) from the date Landlord receives Tenant’s invoice until paid, at the Overdue Rate.  Tenant shall have no right to terminate this Agreement for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder.

If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof.  If Tenant and Landlord shall fail, in good faith, to resolve any such dispute within ten (10) days after Landlord’s Notice of dispute, either may submit the matter for resolution in accordance with Article 22.

ARTICLE 15

PURCHASE OF TENANT’S PERSONAL PROPERTY

Landlord shall have the option to purchase Tenant’s Personal Property and any other property of any of Tenant’s subtenants which are Affiliated Persons of Tenant and which is used in connection with the operation of any Travel Center, at the expiration or sooner termination of this Agreement, for an amount equal to the then fair market value thereof (current replacement cost as determined by agreement of the parties or, in the absence of such agreement, appraisal), subject to, and with appropriate price adjustments for, all liabilities assumed such as equipment leases, conditional sale contracts and other encumbrances securing such liabilities to which such Personal Property or property of such subtenant is subject.  In addition, upon the expiration or sooner termination of this Agreement, Landlord shall have the right (i) to require Tenant or any Affiliated Person of Tenant to grant a perpetual license to Landlord or its nominee all software programs and similar intellectual property owned or licensed by Tenant or any such Affiliated

41

Person used at the Travel Centers for an amount equal to the then fair market value thereof (current replacement cost as determined by agreement of the parties or, in the absence of such agreement, appraisal), subject to, and with appropriate price adjustments for, all liabilities assumed, and (ii) to offer employment to any and all employees of Tenant and any Affiliated Person of Tenant employed at the Travel Centers.  Tenant shall cause each Affiliated Person of Tenant to enter into any license and sub-license necessary to effectuate the foregoing and shall not interfere with, and shall cause each such Affiliated Person to cooperate with Landlord and its nominees, and not to interfere with, the exercise of such right.

ARTICLE 16

SUBLETTING AND ASSIGNMENT

16.1                        Subletting and Assignment.  Except as provided in Section 16.3, Tenant shall not, without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole and absolute discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or sublease or permit the sublease (which term shall be deemed to include the granting of concessions, licenses, sublicenses and the like), of the Leased Property, or any portion thereof, or suffer or permit this Agreement or the leasehold estate created hereby or any other rights arising under this Agreement to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or operation of the Leased Property, or any portion thereof, by anyone other than Tenant or any Manager approved by Landlord pursuant to the applicable provisions of this Agreement, or the Leased Property, or any portion thereof, to be offered or advertised for assignment or subletting.

For purposes of this Section 16.1, an assignment of this Agreement shall be deemed to include, without limitation, any direct or indirect Change in Control of Tenant.

If this Agreement is assigned or if the Leased Property, or any portion thereof is sublet (or occupied by anybody other than Tenant or any Manager and their respective employees), after termination of this Agreement, Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 16.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Agreement.

Any assignment or transfer of Tenant’s interest under this Agreement shall be subject to such assignee’s or transferee’s delivery to Landlord of a Guaranty, which Guaranty shall be in form and substance satisfactory to Landlord in its sole discretion and which Guaranty shall constitute a Guaranty hereunder.

No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder (unless Landlord and Tenant expressly otherwise agree that Tenant shall be released from all obligations hereunder), and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Section 16.1.

42

No assignment, subletting or occupancy shall affect any Permitted Use.  Any subletting, assignment or other transfer of Tenant’s interest under this Agreement in contravention of this Section 16.1 shall be voidable at Landlord’s option.

16.2                        Required Sublease Provisions.  Except for subleases which are terminable at will by Tenant on not more than sixty (60) days’ prior notice, any sublease of all or any portion of the Leased Property entered into on or after the Commencement Date shall provide (a) that the subtenant shall, at Landlord’s or Tenant’s request pursuant to Tenant’s obligations or Landlord’s rights under Section 5.3 or Article 15, transfer as so requested any of its Operating Rights and/or other property relating to such Leased Property (and shall be deemed to have granted Landlord the power of attorney with respect to its Operating Rights and other property as Tenant has granted pursuant to the second sentence of the second paragraph of Section 5.3); (b) that it is subject and subordinate to this Agreement and to the matters to which this Agreement is or shall be subject or subordinate; (c) that in the event of termination of this Agreement or reentry or dispossession of Tenant by Landlord under this Agreement, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any Property Mortgagee, as holder of a mortgage or as Landlord under this Agreement, if such mortgagee succeeds to that position, shall (i) be liable for any act or omission of Tenant under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease not consented to in writing by Landlord or by any previous prepayment of more than one (1) month’s rent, (iv) be bound by any covenant of Tenant to undertake or complete any construction of the applicable Property, or any portion thereof, (v) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are performed after the date of such attornment, (vii) be responsible for any monies owing by Tenant to the credit of such subtenant unless actually delivered to Landlord by Tenant, or (viii) be required to remove any Person occupying any portion of the Leased Property; and (d) in the event that such subtenant receives a written Notice from Landlord or any Property Mortgagee stating that this Agreement has terminated, such subtenant shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice or as such party may direct.  Such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn.  An original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such subtenant or assignee, as the case may be, in form and substance reasonably satisfactory to Landlord, shall be delivered promptly to Landlord and (a) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Agreement on the part of Tenant to be kept and performed and shall be, and become, jointly and severally liable with Tenant for the performance thereof and (b) in case of either an assignment or subletting, Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder.

43

The provisions of this Section 16.2 shall not be deemed a waiver of the provisions set forth in the first paragraph of Section 16.1.

16.3                        Permitted Sublease.  Subject to the provisions of Section 16.2 and Section 16.4 and any other express conditions or limitations set forth herein, Tenant may, in each instance without consent, (a) enter into third party agreements or sublease space at any Property for fuel station, restaurant/food service or mechanical repair purposes or other concessions in furtherance of the Permitted Use, so long as such subleases will not violate or affect any Legal Requirement or Insurance Requirement, and Tenant shall provide such additional insurance coverage applicable to the activities to be conducted in such subleased space as Landlord and any Property Mortgagee may reasonably require, and (b) enter into one or more subleases or licenses with Affiliated Persons of Tenant with respect to the Leased Property, or any portion thereof (including but without limitation with respect to any trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, constituting part of the Transferred Trademarks), provided such subleases or licenses or sublicenses do not grant any rights beyond the Term.  Landlord and Tenant acknowledge and agree that if Tenant enters into one (1) or more subleases, licenses or sublicenses with Affiliated Persons of Tenant with respect to any Property, or any portion thereof, in accordance with the preceding clause (b), Tenant may allocate the rent and other charges with respect to the affected Property in any reasonable manner; provided, however, that such allocation shall not affect Tenant’s (nor any Guarantor’s) liability for the Rent and other obligations of Tenant under this Agreement; and, provided, further, that Tenant shall give Landlord prompt written notice of any allocation or reallocation of the rent and other charges with respect to the affected Property and, in any event, Tenant shall give Landlord written notice of the amount of such allocations at least ten (10) Business Days prior to the date that Landlord or Hospitality Properties Trust is required to file any tax returns in any State where such affected Leased Property is located.

16.4                        Sublease Limitation.  Anything contained in this Agreement to the contrary notwithstanding, Tenant shall not sublet or sublicense the Leased Property, or any portion thereof, on any basis such that the rental to be paid by any sublessee or sublicensee thereunder would be based, in whole or in part, on the net income or profits derived by the business activities of such sublessee or sublicensee, any other formula such that any portion of such sublease rental or sublicense would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or would otherwise disqualify Landlord or any Affiliated Person for treatment as a “real estate investment trust” under the Code.

ARTICLE 17

ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

17.1                        Estoppel Certificates.  At any time and from time to time, but not more than a reasonable number of times per year, upon not less than ten (10) Business Days prior Notice by either party, the party receiving such Notice shall furnish to the other an Officer’s Certificate certifying that this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, that no Default or an Event of Default has occurred and is continuing or, if a

44

Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof, and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request.  Any such certificate furnished pursuant to this Section 17.1 may be relied upon by the requesting party, its lenders and any prospective purchaser or mortgagee of the Leased Property, or any portion thereof, or the leasehold estate created hereby.

17.2                        Financial Statements.  Tenant shall furnish or cause TCA to furnish, as applicable, the following statements to Landlord:

(a)                                 within forty-five (45) days after each of the first three fiscal quarters of any Fiscal Year, the most recent Consolidated Financials, accompanied by the Financial Officer’s Certificate;

(b)                                 within ninety (90) days after the end of each Fiscal Year, the most recent Consolidated Financials and financials of Tenant for such year, certified by an independent certified public accountant reasonably satisfactory to Landlord and accompanied by a Financial Officer’s Certificate;

(c)                                  within forty-five (45) days after the end of each month, an unaudited operating statement and statement of Capital Expenditures prepared on a Property by Property basis and a combined basis, accompanied by a Financial Officer’s Certificate;

(d)                                 at any time and from time to time upon not less than twenty (20) days Notice from Landlord or such additional period as may be reasonable under the circumstances, any Consolidated Financials, Tenant financials or any other audited or unaudited financial reporting information required to be filed by Landlord with any securities and exchange commission, the SEC or any successor agency, or any other governmental authority, or required pursuant to any order issued by any court, governmental authority or arbitrator in any litigation to which Landlord is a party, for purposes of compliance therewith;

(e)                                  promptly after receipt or sending thereof, copies of all notices alleging a material default given or received by Tenant under any Management Agreement or TA Franchise Agreement; and

(f)                                   promptly upon Notice from Landlord, such other information concerning the business, financial condition and affairs of Tenant, any Guarantor, and/or any Affiliated Person of Tenant as Landlord reasonably may request from time to time.

Landlord may at any time, and from time to time, provide any Property Mortgagee with copies of any of the foregoing statements, subject to Landlord obtaining the agreement of such Property Mortgagee to maintain such statements and the information therein as confidential.

45

ARTICLE 18

LANDLORD’S RIGHT TO INSPECT, QUALITY CONTROL, USE OF TRANSFERRED TRADEMARKS AND ENFORCEMENT

18.1                        Inspection.  Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property, or any portion thereof, during usual business hours upon not less than forty-eight (48) hours’ notice and to make such repairs as Landlord is permitted or required to make pursuant to the terms of this Agreement, provided that any inspection or repair by Landlord or its representatives will not unreasonably interfere with Tenant’s use and operation of the Leased Property and further provided that in the event of an emergency, as determined by Landlord in its reasonable discretion, prior Notice shall not be necessary.

18.2                        Quality Control.  Landlord shall have the right to exercise quality control over the use made by Tenant (and any and all Affiliated Persons and permitted sublicensees) of the Transferred Trademarks to a degree reasonably necessary to maintain the validity and enforceability of the Transferred Trademarks and to protect the goodwill associated therewith.  Tenant (and any and all Affiliated Persons and permitted sublicensees) shall not combine the Transferred Trademarks with any other trademarks, service marks, trade names, logos, domain names or other brand-source indicia unless it obtains Landlord’s prior written consent.

18.3                        Transferred Trademarks, Registration and Maintenance.  Tenant shall be responsible for trademark registration and maintenance on behalf of Landlord.

18.4                        Enforcement.  In the event that Tenant (or any Affiliated Person or sublicensee) learns of any infringement or unauthorized use of any of the Transferred Trademarks, it shall promptly notify Landlord.  If requested to do so, Tenant (and any and all Affiliated Persons and sublicensees) shall cooperate with and assist Landlord in any action that Landlord may commence to protect its right, title and interest in the Transferred Trademarks, including joining the action as a party if necessary.

ARTICLE 19

EASEMENTS

19.1                        Grant of Easements.  Provided no Event of Default has occurred and is continuing, Landlord will join in granting and, if necessary, modifying or abandoning such rights-of-way, easements and other interests as may be reasonably requested by Tenant for ingress and egress, and electric, telephone, gas, water, sewer and other utilities so long as:

(a)                                 the instrument creating, modifying or abandoning any such easement, right-of-way or other interest is satisfactory to and approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned);

(b)                                 Landlord receives an Officer’s Certificate from Tenant stating (i) that such grant, modification or abandonment is not detrimental to the proper conduct of business on such Property, (ii) the consideration, if any, being paid for such grant, modification or abandonment (which consideration shall be paid by Tenant), (iii) that such grant, modification or abandonment does not impair the use or value of such Property for the Permitted Use, and (iv) that, for as long as this Agreement shall be in effect, Tenant will perform all obligations, if any, of Landlord under any such instrument; and

46

(c)                                  Landlord receives evidence satisfactory to Landlord that the Manager has granted its consent to such grant, modification or abandonment in accordance with the requirements of such Manager’s Management Agreement or that such consent is not required.

19.2                        Exercise of Rights by Tenant.  So long as no Event of Default has occurred and is continuing, Tenant shall have the right to exercise all rights of Landlord under the Easement Agreements and, in connection therewith, Landlord shall execute and promptly return to Tenant such documents as Tenant shall reasonably request.  Tenant shall perform all obligations of Landlord under the Easement Agreements.

19.3                        Permitted Encumbrances.  Any agreements entered into in accordance with this Article 19 shall be deemed a Permitted Encumbrance.

ARTICLE 20

PROPERTY MORTGAGES

20.1                        Landlord May Grant Liens.  Without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement (“Encumbrance”) upon the Leased Property, or any portion thereof, or interest therein, whether to secure any borrowing or other means of financing or refinancing.

20.2                        Subordination of Lease.  This Agreement and any and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages and deeds of trust, which may now or hereafter affect the Leased Property, or any portion thereof, or any improvements thereon and/or any of such leases, whether or not such mortgages or deeds of trust shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages and deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and deeds of trust and all consolidations of such mortgages and deeds of trust.  This section shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or the trustee or beneficiary of any deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination.  Any lease to which this Agreement is, at the time referred to, subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest at the time referred to is herein called “Superior Landlord” and any mortgage or deed of trust to which this Agreement is, at the time referred to, subject and subordinate is herein called “Superior Mortgage” and the holder, trustee or beneficiary of a Superior Mortgage is herein called “Superior Mortgagee”.  Tenant shall have no obligations under any Superior Lease or Superior Mortgage other than those expressly set forth in this Section 20.2.

If any Superior Landlord or Superior Mortgagee or the nominee or designee of any Superior Landlord or Superior Mortgagee shall succeed to the rights of Landlord under this Agreement (any such person, “Successor Landlord”), whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, at such Successor Landlord’s request,

47

Tenant shall attorn to and recognize the Successor Landlord as Tenant’s landlord under this Agreement and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment (provided that such instrument does not alter the terms of this Agreement), whereupon, this Agreement shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Agreement, except that the Successor Landlord (unless formerly the landlord under this Agreement or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of any prior Landlord under this Agreement, (b) responsible for any monies owing by or on deposit with any prior Landlord to the credit of Tenant (except to the extent actually paid or delivered to the Successor Landlord), (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against any prior Landlord, (d) bound by any modification of this Agreement subsequent to such Superior Lease or Mortgage, or by any previous prepayment of Rent for more than one (1) month in advance of the date due hereunder, which was not approved in writing by the Superior Landlord or the Superior Mortgagee thereto, (e) liable to Tenant beyond the Successor Landlord’s interest in the Leased Property and the rents, income, receipts, revenues, issues and profits issuing from the Leased Property, (f) responsible for the performance of any work to be done by the Landlord under this Agreement to render the Leased Property ready for occupancy by Tenant (subject to Landlord’s obligations under Section 5.1.2(b) or with respect to any insurance or Condemnation proceeds), or (g) required to remove any Person occupying the Leased Property or any part thereof, except if such Person claims by, through or under the Successor Landlord.  Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid, and Landlord agrees to provide Tenant with an instrument of nondisturbance and attornment from each such Superior Mortgagee and Superior Landlord (other than the lessors under any ground leases with respect to the Leased Property, or any portion thereof) in form and substance reasonably satisfactory to Tenant.  Notwithstanding the foregoing, any Successor Landlord shall be liable (a) to pay to Tenant any amounts owed under Section 5.1.2(b), and (b) to pay to Tenant any portions of insurance proceeds or Awards received by Landlord or the Successor Landlord required to be paid to Tenant pursuant to the terms of this Agreement, and, as a condition to any mortgage, lien or lease in respect of the Leased Property, or any portion thereof, and the subordination of this Agreement thereto, the mortgagee, lienholder or lessor, as applicable, shall expressly agree, for the benefit of Tenant, to make such payments, which agreement shall be embodied in an instrument in form reasonably satisfactory to Tenant.

20.3                        Notice to Mortgagee and Superior Landlord.  Subsequent to the receipt by Tenant of Notice from Landlord as to the identity of any Property Mortgagee or Superior Landlord under a lease with Landlord, as ground lessee, which includes the Leased Property, or any portion thereof, as part of the demised premises and which complies with Section 20.1 (which Notice shall be accompanied by a copy of the applicable mortgage or lease), no Notice from Tenant to Landlord as to a default by Landlord under this Agreement shall be effective with respect to a Property Mortgagee or Superior Landlord unless and until a copy of the same is given to such Property Mortgagee or Superior Landlord at the address set forth in the above described Notice, and the curing of any of Landlord’s defaults within the applicable notice and cure periods set forth in Article 14 by such Property Mortgagee or Superior Landlord shall be treated as performance by Landlord.

48

ARTICLE 21

ADDITIONAL COVENANTS OF LANDLORD AND TENANT

21.1                        Prompt Payment of Indebtedness.  Tenant shall (a) pay or cause to be paid when due all payments of principal of and premium and interest on Tenant’s Indebtedness for money borrowed and shall not permit or suffer any such Indebtedness to become or remain in default beyond any applicable grace or cure period, (b) pay or cause to be paid when due all lawful claims for labor and rents with respect to the Leased Property, (c) pay or cause to be paid when due all trade payables and (d) pay or cause to be paid when due all other of Tenant’s Indebtedness upon which it is or becomes obligated, except, in each case, other than that referred to in clause (a), to the extent payment is being contested in good faith by appropriate proceedings in accordance with Article 8 and if Tenant shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, if appropriate, or unless and until foreclosure, distraint sale or other similar proceedings shall have been commenced.

21.2                        Conduct of Business.  Tenant shall not engage in any business other than the leasing and operation of the Leased Property (including any incidental or ancillary business relating thereto) and shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and its rights and licenses necessary to conduct such business.

21.3                        Maintenance of Accounts and Records.  Tenant shall keep true records and books of account of Tenant in which full, true and correct entries will be made of dealings and transactions in relation to the business and affairs of Tenant in accordance with GAAP.  Tenant shall apply accounting principles in the preparation of the financial statements of Tenant which, in the judgment of and the opinion of its independent public accountants, are in accordance with GAAP, where applicable, except for changes approved by such independent public accountants.  Tenant shall provide to Landlord either in a footnote to the financial statements delivered under Section 17.2 which relate to the period in which such change occurs, or in separate schedules to such financial statements, information sufficient to show the effect of any such changes on such financial statements.

21.4                        Notice of Litigation, Etc.  Tenant shall give prompt Notice to Landlord of any litigation or any administrative proceeding to which it may hereafter become a party of which Tenant has notice or actual knowledge which involves a potential liability equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000) or which may otherwise result in any material adverse change in the business, operations, property, prospects, results of operation or condition, financial or other, of Tenant.  Forthwith upon Tenant obtaining knowledge of any Default, Event of Default or any default or event of default under any agreement relating to Indebtedness for money borrowed in an aggregate amount exceeding, at any one time, Two Hundred Fifty Thousand Dollars ($250,000), or any event or condition that would be required to be disclosed in a current report filed by Tenant on Form 8-K or in Part II of a quarterly report on Form 10-Q if Tenant were required to file such reports under the Securities Exchange Act of 1934, as amended, Tenant shall furnish Notice thereof to Landlord specifying the nature and period of existence thereof and what action Tenant has taken or is taking or proposes to take with respect thereto.

49

21.5                        Indebtedness of Tenant.  Tenant shall not create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any Indebtedness except the following:

(a)                                 Indebtedness of Tenant to Landlord;

(b)                                 Indebtedness of Tenant for Impositions, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Article 8;

(c)                                  Indebtedness of Tenant in respect of judgments or awards (i) which have been in force for less than the applicable appeal period and in respect of which execution thereof shall have been stayed pending such appeal or review, or (ii) which are fully covered by insurance payable to Tenant, or (iii) which are for an amount not in excess of $250,000 in the aggregate at any one time outstanding and (x) which have been in force for not longer than the applicable appeal period, so long as execution is not levied thereunder or (y) in respect of which an appeal or proceedings for review shall at the time be prosecuted in good faith in accordance with the provisions of Article 8, and in respect of which execution thereof shall have been stayed pending such appeal or review;

(d)                                 unsecured borrowings of Tenant from its Affiliated Persons which are by their terms expressly subordinate pursuant to a Subordination Agreement to the payment and performance of Tenant’s obligations under this Agreement; or

(e)                                  Indebtedness for purchase money financing in accordance with Section 21.8(a) and other operating liabilities incurred in the ordinary course of Tenant’s business;

(f)                                   Indebtedness of Tenant as guarantor or borrower secured by Liens permitted under Section 21.8(c); or

(g)                                  A guaranty of TCA’s obligations under its revolving line of credit and for any privately placed or publicly issued debt.

21.6                        Distributions, Payments to Affiliated Persons, Etc.  Tenant shall not declare, order, pay or make, directly or indirectly, any Distributions or any payment to any Affiliated Person of Tenant (including payments in the ordinary course of business) or set apart any sum or property therefor, or agree to do so, if, at the time of such proposed action, or immediately after giving effect thereto, any Event of Default shall have occurred and be continuing.  Otherwise, as long as no Event of Default shall have occurred and be continuing, Tenant may make Distributions and payments to Affiliated Persons; provided, however, that any such payments shall at all times be subordinate to Tenant’s obligations under this Agreement.

21.7                        Prohibited Transactions.  Tenant shall not permit to exist or enter into any agreement or arrangement whereby it engages in a transaction of any kind with any Affiliated Person as to Tenant or any Guarantor, except on terms and conditions which are commercially reasonable.

50

21.8                        Liens and Encumbrances.  Except as permitted by Article 7 and Section 21.5, Tenant shall not create or incur or suffer to be created or incurred or to exist any Lien on this Agreement or any of Tenant’s assets, properties, rights or income, or any of its interest therein, now or at any time hereafter owned, other than:

(a)                                 Security interests securing the purchase price of equipment or personal property whether acquired before or after the Commencement Date; provided, however, that (i) such Lien shall at all times be confined solely to the asset in question and (ii) the aggregate principal amount of Indebtedness secured by any such Lien shall not exceed the cost of acquisition or construction of the property subject thereto;

(b)                                 Permitted Encumbrances;

(c)                                  Security interests in Accounts or Chattel Paper, in Support Obligations, General Intangibles or Deposit Accounts relating to such Accounts or Chattel Paper, in any Instruments or Investment Property evidencing or arising from such Accounts or Chattel Paper, in any documents, books, records or other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to any property described in this Section 21.8(c) or in any Proceeds of any of the foregoing (capitalized terms used in this Section 21.8(c) without definition being used as defined in or for purposes of Article 9 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts); or

(d)                                 As permitted pursuant to Section 21.5.

21.9                        Merger; Sale of Assets; Etc.  Without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion), Tenant shall not (i) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, all or any material portion of its assets (including capital stock or other equity interests) or business to any Person, (ii) merge into or with or consolidate with any other Entity, or (iii) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, any personal property or fixtures or any real property; provided, however, that, notwithstanding the provisions of clause (iii) preceding, Tenant may dispose of equipment or fixtures which have become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, provided substitute equipment or fixtures having equal or greater value and utility (but not necessarily having the same function) have been provided.

21.10                 Bankruptcy Remote Entities.  At Landlord’s request, Tenant shall make such amendments, modifications or other changes to its charter documents and governing bodies (including, without limitation, Tenant’s board of directors), and take such other actions, as may from time to time be necessary to qualify Tenant as a “bankruptcy remote entity”, provided that Landlord shall reimburse Tenant for all costs and expenses reasonably incurred by Tenant in connection with the making of such amendments or modifications.

21.11                 Trade Area Restriction.  Notwithstanding anything to the contrary in this Agreement, except for Travel Centers owned by Landlord or any Affiliated Person of Landlord, neither Tenant nor any Affiliated Person of Tenant shall acquire, own, franchise, finance, lease, manage, operate or open any Travel Center or similar business (it being agreed by Landlord and

51

Tenant that convenience stores which provide services primarily to non-professional drivers shall not be a “similar business”) within seventy-five (75) miles in either direction along the primary interstate on which any Property is located without Landlord’s consent, which consent may be given or withheld in Landlord’s sole discretion.  Notwithstanding the foregoing, Landlord confirms that, subject to the other terms and conditions of this Agreement, Tenant or any Affiliated Person of Tenant may acquire, own, franchise, finance, lease, manage, operate or open the Travel Centers identified on Exhibit D attached hereto.

ARTICLE 22

ARBITRATION

Any disputes, claims or controversies arising out of or relating to this Agreement, (i) between the parties or (ii) brought by or on behalf of any shareholder of any party or a direct or indirect parent of a party (which, for purposes of this Article 22, shall mean any shareholder of record or any beneficial owner of shares of any party, or any former shareholder of record or beneficial owner of shares of any party), either on his, her or its own behalf, on behalf of any party or on behalf of any series or class of shares of any party or shareholders of any party against any party or any member, trustee, officer, manager (including Reit Management & Research LLC (“RMR”) or its successor), agent or employee of any party, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration provision, or the declarations of trust, limited liability company agreements or bylaws of any party hereto (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Article 22.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of any party and class actions by a shareholder against those individuals or entities and any party.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. For purposes of this Article 22, the term “party” shall include any direct or indirect parent of a party.

There shall be three arbitrators.  If there are only two parties to the Dispute, each party shall select one arbitrator within fifteen days after receipt by respondent of a copy of the demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If either party fails to timely select an arbitrator, the other party to the Dispute shall select the second arbitrator who shall be neutral and impartial and shall not be affiliated with or an interested person of either party.  If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator.  Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either all claimants or all respondents fail to timely select an arbitrator then such arbitrator (who shall be neutral, impartial and unaffiliated with any party) shall be appointed by the AAA.  The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen days of the appointment of the

52

second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

The place of arbitration shall be at the office of the AAA in Boston, Massachusetts unless otherwise agreed by the parties and all parties waive all questions of personal jurisdiction and venue for the purpose of carrying out this paragraph.

There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

In rendering an award or decision (the “Arbitration Award”), the arbitrators shall be required to follow the laws of the State of Maryland.  Any arbitration proceedings or Arbitration Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Arbitration Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

Except to the extent as otherwise agreed by the parties after the date of this Agreement, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

An Arbitration Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Arbitration Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Each party against which the Arbitration Award assesses a monetary obligation shall pay that obligation on or before the thirtieth day following the date of the Arbitration Award or such other date as the Arbitration Award may provide.

53

This Article 22 is intended to benefit and be enforceable by the shareholders, members, direct and indirect parents, trustees, directors, officers, managers (including RMR or its successor), agents or employees of any party and the parties and shall be binding on the shareholders of any party and the parties, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

ARTICLE 23

MISCELLANEOUS

23.1                        Limitation on Payment of Rent.  All agreements between Landlord and Tenant herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of Rent, or otherwise, shall the Rent or any other amounts payable to Landlord under this Agreement exceed the maximum permissible under applicable law, the benefit of which may be asserted by Tenant as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Landlord should ever receive as fulfillment of such provision such an excessive amount, then, ipso facto, the amount which would be excessive shall be applied to the reduction of the installment(s) of Minimum Rent next due and not to the payment of such excessive amount.  This provision shall control every other provision of this Agreement and any other agreements between Landlord and Tenant.

23.2                        No Waiver.  No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term.  To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

23.3                        Remedies Cumulative.  To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant (as applicable) of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

23.4                        Severability.  Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

54

23.5                        Acceptance of Surrender.  No surrender to Landlord of this Agreement or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

23.6                        No Merger of Title.  It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Agreement or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, this Agreement or the leasehold estate created hereby and the fee estate or ground landlord’s interest in the Leased Property.

23.7                        Conveyance by Landlord.  If Landlord or any successor owner of all or any portion of the Leased Property shall convey all or any portion of the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of such of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Agreement with respect to such of the Leased Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

23.8                        Quiet Enjoyment.  Tenant shall peaceably and quietly have, hold and enjoy the Real Property for the Term, free of hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, but subject to (a) any Encumbrance permitted under Article 20 or otherwise permitted to be created by Landlord hereunder, (b) all Permitted Encumbrances, (c) liens as to obligations of Landlord that are either not yet due or which are being contested in good faith and by proper proceedings, provided the same do not materially interfere with Tenant’s ability to operate any Travel Center and (d) liens that have been consented to in writing by Tenant.  Except as otherwise provided in this Agreement, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Agreement or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Agreement, or to fail to perform any other obligation of Tenant hereunder.

23.9                        No Recordation.  Neither Landlord nor Tenant shall record this Agreement.

23.10                 Notices.

(a)                                 Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

55

(b)                                 All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c)                                  All such notices shall be addressed,

if to Landlord:

c/o Hospitality Properties Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts  02458

Attn:  Mr. John G. Murray

[Telecopier No. (617) 969-5730]

if to Tenant:

c/o TravelCenters of America LLC

24601 Center Ridge Road

Westlake, Ohio  44145

Attn:  Mr. Thomas M. O’Brien

Telecopier No. (440) 808-3301

(d)                                 By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

23.11                 Construction.  Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Agreement with respect to the Leased Property shall survive such termination or expiration.  In no event shall Landlord be liable for any consequential damages suffered by Tenant as the result of a breach of this Agreement by Landlord.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party to be charged.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each term or provision of this Agreement to be performed by Tenant shall be construed as an independent covenant and condition.  Time is of the essence with respect to the provisions of this Agreement.  Except as otherwise set forth in this Agreement, any obligations of Tenant (including without limitation, any monetary, repair and indemnification obligations) and Landlord shall survive the expiration or sooner termination of this Agreement.  Tenant hereby acknowledges that the agreement between Landlord and Tenant to treat this Agreement as a single lease in all respects was and is of primary importance,

56

and a material inducement, to Landlord to enter into this Agreement.  Without limiting the generality of the foregoing, the parties hereto acknowledge that this Agreement constitutes a single lease of the Leased Property and is not divisible notwithstanding any references herein to any individual Property and notwithstanding the possibility that certain individual Properties may be deleted herefrom pursuant to the express provisions of this Agreement.

23.12                 Counterparts; Headings.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed.  Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

23.13                 Applicable Law, Etc.  Except as to matters regarding the internal affairs of Landlord and issues of or limitations on any personal liability of the shareholders and trustees or directors of Landlord for obligations of Landlord, as to which the laws of the State of Maryland shall govern, this Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than Massachusetts; or (vii) any combination of the foregoing.  Notwithstanding the foregoing, the laws of the State shall apply to the perfection and priority of liens upon and the disposition of any Property.

23.14                 Right to Make Agreement.  Each party warrants, with respect to itself, that neither the execution of this Agreement, nor the consummation of any transaction contemplated hereby, shall violate any provision of any law, or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; nor result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; nor require any consent, vote or approval which has not been given or taken, or at the time of the transaction involved shall not have been given or taken.  Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

23.15                 Attorneys’ Fees.  If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

57

23.16                 Nonliability of Trustees.  THE DECLARATION OF TRUST ESTABLISHING HPT TA PROPERTIES TRUST, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE “DECLARATION”), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME OF SUCH ENTITY REFERS TO THE TRUSTEES UNDER SUCH DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SUCH ENTITY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH ENTITY.  ALL PERSONS DEALING WITH SUCH ENTITY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH ENTITY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

23.17                 Original Lease.  The Original Lease shall continue to govern the rights and obligations of the parties with respect to periods prior to the Commencement Date.

[Remainder of Page Left Blank Intentionally]

58

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.

LANDLORD:

HPT TA PROPERTIES TRUST

By:
John G. Murray
President

HPT TA PROPERTIES LLC

By:
John G. Murray
President

TENANT:

TA OPERATING LLC

By:

59

EXHIBITS A-1 through A-39

Land

Exhibit	TA Site No.	Property Address
A-1	352	1724 West Grand Avenue, Gadsden, AL 35904.
A-2	226	1501 N. Fort Grant Road, Wilcox, AZ 85643.
A-3	160	27769 Lagoon Drive, Buttonwillow, CA 93206.
A-4	162	4325 Guasti Road, Ontario, CA 91761.
A-5	163	12310 S. Highway 33, Santa Nella, CA 95322.
A-6	174	12151 W. 44th Avenue, Wheat Ridge (Denver West), CO 80033.
A-7	171	3 East Industrial Road , Branford (New Haven), CT 06405.
A-8	178	2112 Highway 71 South, Marianna, FL 32448.
A-9	197	8909 20th Street, Vero Beach, FL 32966.
A-10	177	4401 Highway 17, Richmond Hill (Savannah), GA 31324.
A-11	44	19 N. 430 Route 20, Hampshire (Elgin), IL 60140.
A-12	236	21 Romines Dr., Morris, IL 60450.
A-13	379	1409 S. Country Road #850 East, Greensburg, IN 47240.
A-14	219	1201 Ripley Street, Lake Station, IN 46405.
A-15	46	224 Highway 65 South, Tallulah, LA 71284.
A-16	151	7401 Assateague Drive, Jessup, MD 20794.
A-17	89	200 Baker Road, Dexter (Ann Arbor), MI 48130.
A-18	47	2150 Russell Mt. Gilead Rd., Meridian, MS 39301.
A-19	18	102 NW 4th Street, Concordia, MO 64020.
A-20	172	200 North McCarran Blvd., Sparks, NV 89431.
A-21	211	108 Ocean Drive, Greenland, NH 03840.
A-22	8	3404 W. Highway 66, Gallup, NM 87301.
A-23	14	202 N. Motel Blvd., Las Cruces, NM 88005.
A-24	208	9616 Commerce Drive, Dansville, NY 14437.
A-25	24	940 US Rt. 42, NE, London, OH 43140.
A-26	15	8834 Lake Road, Seville, OH 44273.
A-27	58	5400 Seventy Six Drive, Youngstown, OH 44515.
A-28	212	6 Buckhorn Road, Bloomsburg, PA 17815.
A-29	3	245 Allegheny Blvd., Brookville, PA 15825.
A-30	393	3001 TV Road, Florence, SC 29501.
A-31	117	13011 Old Hickory Blvd., Antioch, TN 37013.
A-32	231	802 E. York, Highway 59, Ganado, TX 77962.
A-33	49	2105 S. Goliad Street, Rockwall, TX 75087.
A-34	60	8836 N. Highway 40, Tooele (Salt Lake City), UT 84074.
A-35	143	1025 Peppers Ferry Rd., Wytheville, VA 24382.
A-36	176	46630 North Bend Way, North Bend (Seattle East), WA 98045.
A-37	149	4195 State Rt. 34, Hurricane, WV 25526.
A-38	192	713 Highway 12, Hudson, WI 54016.
A-39	187	4000 I-80 Service Rd., Burns (Cheyenne), WY 82053.

[See attached copies.]

EXHIBIT B

New Properties1

1 Note to Draft:  Be sure that Effingham, IL and Porter South, IN are not on this list and are simply added to the existing Leased Premises as was done with Brunswick, Binghamton, Seymar and Atlanta.

EXHIBIT C

Petro Properties

EXHIBIT D

Trade Area Restriction Waivers

Exhibit C-2

Amended and Restated TA Lease No. 2

(see attached)

Ex C-2

AMENDED AND RESTATED LEASE AGREEMENT NO. 2,

dated as of [•], 2015,

by and between

HPT TA PROPERTIES TRUST and HPT TA PROPERTIES LLC,

AS LANDLORD,

AND

TA OPERATING LLC,

AS TENANT

ARTICLE 1 DEFINITIONS	1
1.1 “AAA”	1
1.2 “Additional Charges”	1
1.3 “Additional Rent”	1
1.4 “Affiliated Person”	1
1.5 “Agreement”	2
1.6 “Applicable Laws”	2
1.7 “Arbitration Award”	2
1.8 “Award”	2
1.9 “Base Gross Revenues”	2
1.10 “Base Year”	2
1.11 “Business Day”	2
1.12 “Capital Addition”	2
1.13 “Capital Expenditure”	2
1.14 “Capital Replacements Budget”	3
1.15 “Change in Control”	3
1.16 “Claim”	3
1.17 “Code”	3
1.18 “Commencement Date”	3
1.19 “Condemnation”	3
1.20 “Condemnor”	3
1.21 “Consolidated Financials”	3
1.22 “Default”	4
1.23 “Disbursement Rate”	4
1.24 “Disputes”	4
1.25 “Distribution”	4
1.26 “Easement Agreement”	4
1.27 “Encumbrance”	4
1.28 “Entity”	4
1.29 “Environment”	4
1.30 “Environmental Obligation”	4
1.31 “Environmental Notice”	4
1.32 “Environmental Report”	4
1.33 “Event of Default”	4
1.34 “Excess Gross Revenues”	5
1.35 “Existing Third Party Trade Names and Service Mark Rights”	5
1.36 “Extended Term”	5
1.37 “Fair Market Value Rent”	5
1.38 “Financial Officer’s Certificate”	5
1.39 “Fiscal Year”	5
1.40 “Fixed Term”	5
1.41 “Fixtures”	5
1.42 “GAAP”	5
1.43 “Government Agencies”	5
1.44 “Gross Revenues”	6
1.45 “Ground Leases”	6
1.46 “Guarantor”	6

1.47 “Guaranty”	6
1.48 “Hazardous Substances”	6
1.49 “Immediate Family”	7
1.50 “Impositions”	7
1.51 “Indebtedness”	8
1.52 “Insurance Requirements”	8
1.53 “Interest Rate”	8
1.54 “Land”	8
1.55 “Landlord”	8
1.56 “Landlord Default”	8
1.57 “Landlord Liens”	8
1.58 “Lease Year”	9
1.59 “Leased Improvements”	9
1.60 “Leased Intangible Property”	9
1.61 “Leased Property”	9
1.62 “Legal Requirements”	9
1.63 “Lien”	9
1.64 “Management Agreement”	9
1.65 “Manager”	10
1.66 “Minimum Rent”	10
1.67 “New Property”	10
1.68 “Notice”	10
1.69 “Offer”	10
1.70 “Officer’s Certificate”	10
1.71 “Operating Rights”	10
1.72 “Original Lease”	10
1.73 “Other Leases”	10
1.74 “Overdue Rate”	10
1.75 “Parent”	10
1.76 “Percentage Reduction”	10
1.77 “Permitted Encumbrances”	10
1.78 “Permitted Use”	11
1.79 “Person”	11
1.80 “Prior Rent”	11
1.81 “Property”	11
1.82 “Property Mortgage”	11
1.83 “Property Mortgagee”	11
1.84 “Real Property”	11
1.85 “Rent”	11
1.86 “RMR”	11
1.87 “Rules”	11
1.88 “SARA”	11
1.89 “SEC”	11
1.90 “Shell”	11
1.91 “Shell Agreement”	11
1.92 “Shell SNDA”	11
1.93 “State”	11

ii

1.94 “Subordinated Creditor”	12
1.95 “Subordination Agreement”	12
1.96 “Subsidiary”	12
1.97 “Successor Landlord”	12
1.98 “Superior Landlord”	12
1.99 “Superior Lease”	12
1.100 “Superior Mortgage”	12
1.101 “Superior Mortgagee”	12
1.102 “TA Franchise Agreement”	12
1.103 “TCA”	12
1.104 “Tenant”	12
1.105 “Tenant’s Personal Property”	12
1.106 “Term”	12
1.107 “Transferred Trademarks”	13
1.108 “Travel Center”	13
1.109 “UCC”	13
1.110 “Unsuitable for Its Permitted Use”	13
1.111 “Work”	13
ARTICLE 2 LEASED PROPERTY AND TERM	13
2.1 Leased Property	13
2.2 Condition of Leased Property	14
2.3 Term	15
2.4 Extended Terms	15
ARTICLE 3 RENT	16
3.1 Rent	16
3.1.1 Minimum Rent	16
3.1.2 Additional Rent	16
3.1.3 Additional Charges	19
3.2 Late Payment of Rent, Etc.	20
3.3 Net Lease, Etc.	21
3.4 No Termination, Abatement, Etc.	21
ARTICLE 4 USE OF THE LEASED PROPERTY	22
4.1 Permitted Use	22
4.1.1 Permitted Use	22
4.1.2 Necessary Approvals	23
4.1.3 Lawful Use, Etc.	23
4.2 Compliance with Legal/Insurance Requirements, Etc.	23
4.3 Environmental Matters	23
4.3.1 Restriction on Use, Etc.	23
4.3.2 Environmental Report	24
4.3.3 Underground Storage Tanks	25
4.3.4 Survival	25
4.4 Ground Leases	25
4.5 Shell Agreement	25
ARTICLE 5 MAINTENANCE AND REPAIRS	26
5.1 Maintenance and Repair	26
5.1.1 Tenant’s General Obligations	26

iii

5.1.2 Landlord’s Obligations	26
5.1.3 Nonresponsibility of Landlord, Etc.	27
5.2 Tenant’s Personal Property	27
5.3 Yield Up	28
5.4 Management and Franchise Agreements	28
ARTICLE 6 IMPROVEMENTS, ETC.	29
6.1 Improvements to the Leased Property	29
6.2 Salvage	29
ARTICLE 7 LIENS	30
ARTICLE 8 PERMITTED CONTESTS	30
ARTICLE 9 INSURANCE AND INDEMNIFICATION	31
9.1 General Insurance Requirements	31
9.2 Waiver of Subrogation	31
9.3 Form Satisfactory, Etc.	31
9.4 No Separate Insurance; Self-Insurance	32
9.5 Indemnification of Landlord	32
ARTICLE 10 CASUALTY	33
10.1 Insurance Proceeds	33
10.2 Damage or Destruction	33
10.2.1 Damage or Destruction of Leased Property	33
10.2.2 Partial Damage or Destruction	33
10.2.3 Insufficient Insurance Proceeds	34
10.2.4 Disbursement of Proceeds	34
10.3 Damage Near End of Term	35
10.4 Tenant’s Personal Property	35
10.5 Restoration of Tenant’s Personal Property	35
10.6 No Abatement of Rent	35
10.7 Waiver	35
ARTICLE 11 CONDEMNATION	36
11.1 Total Condemnation, Etc.	36
11.2 Partial Condemnation	36
11.3 Abatement of Rent	37
11.4 Temporary Condemnation	37
11.5 Allocation of Award	37
ARTICLE 12 DEFAULTS AND REMEDIES	38
12.1 Events of Default	38
12.2 Remedies	39
12.3 Tenant’s Waiver	41
12.4 Application of Funds	41
12.5 Landlord’s Right to Cure Tenant’s Default	41
ARTICLE 13 HOLDING OVER	41
ARTICLE 14 LANDLORD DEFAULT	42
ARTICLE 15 PURCHASE OF TENANT’S PERSONAL PROPERTY	42
ARTICLE 16 SUBLETTING AND ASSIGNMENT	43
16.1 Subletting and Assignment	43
16.2 Required Sublease Provisions	44
16.3 Permitted Sublease	45

iv

16.4 Sublease Limitation	45
ARTICLE 17 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS	45
17.1 Estoppel Certificates	45
17.2 Financial Statements	46
ARTICLE 18 LANDLORD’S RIGHT TO INSPECT, QUALITY CONTROL, USE OF TRANSFERRED TRADEMARKS AND ENFORCEMENT	47
18.1 Inspection	47
18.2 Quality Control	47
18.3 Transferred Trademarks, Registration and Maintenance	47
18.4 Enforcement	47
ARTICLE 19 EASEMENTS	47
19.1 Grant of Easements	47
19.2 Exercise of Rights by Tenant	48
19.3 Permitted Encumbrances	48
ARTICLE 20 PROPERTY MORTGAGES	48
20.1 Landlord May Grant Liens	48
20.2 Subordination of Lease	48
20.3 Notice to Mortgagee and Superior Landlord	49
ARTICLE 21 ADDITIONAL COVENANTS OF LANDLORD AND TENANT	50
21.1 Prompt Payment of Indebtedness	50
21.2 Conduct of Business	50
21.3 Maintenance of Accounts and Records	50
21.4 Notice of Litigation, Etc.	50
21.5 Indebtedness of Tenant	51
21.6 Distributions, Payments to Affiliated Persons, Etc.	51
21.7 Prohibited Transactions	52
21.8 Liens and Encumbrances	52
21.9 Merger; Sale of Assets; Etc.	52
21.10 Bankruptcy Remote Entities	52
21.11 Trade Area Restriction	53
ARTICLE 22 ARBITRATION	53
ARTICLE 23 MISCELLANEOUS	55
23.1 Limitation on Payment of Rent	55
23.2 No Waiver	55
23.3 Remedies Cumulative	55
23.4 Severability	56
23.5 Acceptance of Surrender	56
23.6 No Merger of Title	56
23.7 Conveyance by Landlord	56
23.8 Quiet Enjoyment	56
23.9 No Recordation	56
23.10 Notices	57
23.11 Construction	57
23.12 Counterparts; Headings	58
23.13 Applicable Law, Etc.	58
23.14 Right to Make Agreement	58
23.15 Attorneys’ Fees	59

v

23.16 Nonliability of Trustees	59
23.17 Original Lease	59

vi

AMENDED AND RESTATED LEASE AGREEMENT NO. 2

THIS AMENDED AND RESTATED LEASE AGREEMENT NO. 2 is entered into as of [•], 2015, by and between HPT TA PROPERTIES TRUST, a Maryland real estate investment trust, and HPT TA PROPERTIES LLC, a Maryland limited liability company (collectively, “Landlord”), and TA OPERATING LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant (as successor by merger with TA Leasing LLC) are parties to that certain Lease Agreement, dated as of January 31, 2007, as amended (as so amended, the “Original Lease”); and

WHEREAS, Landlord and Tenant wish to amend and restate the Original Lease into four (4) separate leases, add certain new properties to such four (4) separate leases and make certain other modifications thereto as herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree, effective as of the date hereof, as follows:

ARTICLE 1

DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (c) all references in this Agreement to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, and (d) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

1.1                               “AAA”  shall have the meaning given such term in Article 22.

1.2                               “Additional Charges”  shall have the meaning given such term in Section 3.1.3.

1.3                               “Additional Rent”  shall have the meaning given such term in Section 3.1.2(a).

1.4                               “Affiliated Person”  shall mean, with respect to any Person, (a)  in the case of any such Person which is a partnership, any partner in such partnership, (b) in the case of any such Person which is a limited liability company, any member of such company, (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (a) and (b), (d) any other Person who is an officer, director, trustee or employee of, or partner in or member of, such Person or any Person referred to in the preceding clauses (a), (b) and (c), and (e) any other

Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (a) through (d).

1.5                               “Agreement”  shall mean this Amended and Restated Lease Agreement No. 2, including all exhibits attached hereto, as it and they may be amended from time to time as herein provided.

1.6                               “Applicable Laws”  shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits, notices and orders, from time to time in existence, of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, conservation of, or the protection of, real or personal property, Transferred Trademarks or human health or the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, natural gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

1.7                               “Arbitration Award”  shall have the meaning given such term in Article 22.

1.8                               “Award”  shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of any Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord, in connection with obtaining any such award).

1.9                               “Base Gross Revenues”  shall mean, with respect to any Property, the amount of Gross Revenues for such Property for the Base Year.

1.10                        “Base Year”  shall mean the 2015 calendar year.

1.11                        “Business Day”  shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.

1.12                        “Capital Addition”  shall mean, with respect to any Property, any renovation, repair or improvement to such Property, the cost of which constitutes a Capital Expenditure.

1.13                        “Capital Expenditure”  shall mean any expenditure treated as capital in nature in accordance with GAAP.

1.14                        “Capital Replacements Budget”  shall have the meaning given such term in Section 5.1.1(b).

1.15                        “Change in Control”  shall mean (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 9.8% or more, or rights, options or warrants to acquire 9.8% or more, of the outstanding shares of voting stock or other voting interests of Tenant or any Guarantor, as the case may be, or the power to direct the management and policies of Tenant or any Guarantor, directly or indirectly, (b) the merger or consolidation of Tenant or any Guarantor with or into any other Person (other than the merger or consolidation of any Person into Tenant or any Guarantor that does not result in a Change in Control of Tenant or such Guarantor under clauses (a), (c) or (d) of this definition), (c) any one or more sales or conveyances to any Person of all or any material portion of its assets (including capital stock or other equity interests) or business of Tenant or any Guarantor, as the case may be, or (d) the cessation, for any reason, of the individuals who at the beginning of any twenty-four (24) consecutive month period (commencing on January 31, 2007) constituted the board of directors of Tenant or any Guarantor (together with any new directors whose election by such board or whose nomination for election by the shareholders of Tenant or such Guarantor, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of any such period or whose election or nomination for election was previously so approved) to constitute a majority of the board of directors of Tenant or any Guarantor then in office.

1.16                        “Claim”  shall have the meaning given such term in Article 8.

1.17                        “Code”  shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

1.18                        “Commencement Date”  shall mean the date hereof.

1.19                        “Condemnation”  shall mean, with respect to any Property, or any portion thereof, (a) the exercise of any governmental power with respect to such Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of such Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of such Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting such Property, whether or not the same shall have actually been commenced.

1.20                        “Condemnor”  shall mean any public or quasi-public Person, having the power of Condemnation.

1.21                        “Consolidated Financials”  shall mean, for any Fiscal Year or other accounting period of TCA, annual audited and quarterly unaudited financial statements of TCA prepared on a consolidated basis, including TCA’s consolidated balance sheet and the related statements of income and cash flows, all in reasonable detail, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with GAAP throughout the periods reflected.

1.22                        “Default”  shall mean any event or condition which with the giving of notice and/or lapse of time would be an Event of Default.

1.23                        “Disbursement Rate”  shall mean an annual rate of interest, as of the date of determination, equal to the greater of (i) the Interest Rate and (ii) the per annum rate for ten (10) year U.S. Treasury Obligations as published in The Wall Street Journal plus three hundred fifty (350) basis points.

1.24                        “Disputes”  shall have the meaning given such term in Article 22.

1.25                        “Distribution”  shall mean (a) any declaration or payment of any dividend (except ordinary cash dividends payable in common stock or other equity interests of Tenant) on or in respect of any shares of any class of capital stock or other equity interests of Tenant, (b) any purchase, redemption, retirement or other acquisition of any shares of any class of capital stock of a corporation, (c) any other distribution on or in respect of any shares of any class of capital stock of Tenant or (d) any return of capital to shareholders.

1.26                        “Easement Agreement”  shall mean any conditions, covenants and restrictions, easements, declarations, licenses and other agreements which are Permitted Encumbrances and such other agreements as may be granted in accordance with Section 19.1.

1.27                        “Encumbrance”  shall have the meaning given such term in Section 20.1.

1.28                        “Entity”  shall mean any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, real estate investment trust, cooperative, any government or agency, authority or political subdivision thereof or any other entity.

1.29                        “Environment”  shall mean soil, surface waters, ground waters, land, biota, sediments, surface or subsurface strata and ambient air.

1.30                        “Environmental Obligation”  shall have the meaning given such term in Section 4.3.1.

1.31                        “Environmental Notice”  shall have the meaning given such term in Section 4.3.1.

1.32                        “Environmental Report”  shall have the meaning given such term in Section 4.3.2.

1.33                        “Event of Default”  shall have the meaning given such term in Section 12.1.

1.34                        “Excess Gross Revenues”  shall mean, with respect to any Property, with respect to any Lease Year, or portion thereof, the amount of Gross Revenues for such Property for such Lease Year, or portion thereof, in excess of Base Gross Revenues for such Property for the equivalent period during the Base Year.

1.35                        “Existing Third Party Trade Names and Service Mark Rights”  shall mean the rights as set forth in any TA Franchise Agreement in effect as of January 31, 2007 licensed to third parties in the trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto which constitute a part of the Transferred Trademarks.

1.36                        “Extended Term”  shall have the meaning given such term in Section 2.4.

1.37                        “Fair Market Value Rent”  shall mean the per annum minimum rent which would be payable monthly in advance for the applicable Property or the Leased Property (as the case may be) in its then current condition and for its then current use, on the terms and conditions of this Agreement (including, without limitation, the obligation to pay Additional Rent).

1.38                        “Financial Officer’s Certificate”  shall mean, as to any Person, a certificate of the chief executive officer, chief financial officer or chief accounting officer (or such officers’ authorized designee) of such Person, duly authorized, accompanying the financial statements required to be delivered by such Person pursuant to Section 17.2, in which such officer shall certify (a) that such statements have been properly prepared in accordance with GAAP and are true, correct and complete in all material respects and fairly present the consolidated financial condition of such Person at and as of the dates thereof and the results of its operations for the periods covered thereby, and (b) in the event that the certifying party is an officer of Tenant and the certificate is being given in such capacity, that no Event of Default has occurred and is continuing hereunder.

1.39                        “Fiscal Year”  shall mean the calendar year or such other annual period designated by Tenant and approved by Landlord.

1.40                        “Fixed Term”  shall have the meaning given such term in Section 2.3.

1.41                        “Fixtures”  shall have the meaning given such term in Section 2.1(d).

1.42                        “GAAP”  shall mean generally accepted accounting principles consistently applied.

1.43                        “Government Agencies”  shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or any State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or any Property, or any portion thereof, or any Travel Center operated thereon.

1.44                        “Gross Revenues”  shall mean, with respect to any Property, for each Fiscal Year during the Term, all revenues and receipts (determined on an accrual basis and in all material respects in accordance with GAAP) of every kind derived from renting, using and/or operating such Property and parts thereof, including, but not limited to:  all rents and revenues received or receivable for the use of or otherwise by reason of all goods sold, services performed, space or facilities subleased on such Property, or any portion thereof, including, without limitation, any other arrangements with third parties relating to the possession or use of any portion of such Property; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following:  allowances according to GAAP for uncollectible accounts, including credit card accounts and other administrative discounts; federal, state or municipal excise, sales, use, occupancy or similar taxes included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); Award proceeds (other than for a temporary Condemnation); any proceeds from any sale of such Property or from the refinancing of any debt encumbering such Property; proceeds from the disposition of furnishings, fixture and equipment no longer necessary for the operation of the Travel Center located thereon; any security deposits and other advance deposits, until and unless the same are forfeited to Tenant or applied for the purpose for which they were collected; interest income from any bank account or investment of Tenant; any revenues or receipts of every kind derived from the provision, sale or trade of motor fuel and gasoline at such Property (including, without limitation, any amounts that arise out of the Shell Agreement); any revenues or receipts derived from gaming operations (but Gross Revenues shall include any revenue or receipts derived from sales of lottery tickets without adjustment for payouts); or any amount based on the income or profits of any Person if as a consequence thereof the Rent or other amounts payable by Tenant hereunder would fail to qualify, in whole or in part, as “rents from real property” within the meaning of Section 856(d) of the Code.

1.45                        “Ground Leases”  shall mean, collectively, any and all ground leases in effect with respect to any portion of the Real Property.

1.46                        “Guarantor”  shall mean, collectively, TCA, TravelCenters of America Holding Company LLC, and each and every other guarantor of Tenant’s obligations under this Agreement, and each such guarantor’s successors and assigns, jointly and severally.

1.47                        “Guaranty”  shall mean any guaranty agreement executed by a Guarantor in favor of Landlord pursuant to which the payment or performance of Tenant’s obligations under this Agreement are guaranteed, together with all modifications, amendments and supplements thereto.

1.48                        “Hazardous Substances”  shall mean any substance:

(a)                                 the presence of which requires or may hereafter require notification, investigation or remediation under any Applicable Law; or

(b)                                 which is or becomes defined as a “hazardous waste”, “hazardous material” or “hazardous substance” or “pollutant” or “contaminant” under any Applicable Law including,

without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and the regulations promulgated thereunder; or

(c)                                  which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Agencies; or

(d)                                 the presence of which on any Property, or any portion thereof, causes or materially threatens to cause an unlawful nuisance upon such Property, or any portion thereof, or to adjacent properties or poses or materially threatens to pose a hazard to such Property, or any portion thereof, or to the health or safety of persons; or

(e)                                  without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

(f)                                   without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

(g)                                  without limitation, which contains or emits radioactive particles, waves or material.

1.49                        “Immediate Family”  shall mean, with respect to any individual, such individual’s spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

1.50                        “Impositions”  shall mean, collectively, all taxes (including, without limitation, all taxes imposed under the laws of any State, as such laws may be amended from time to time, and all ad valorem, sales and use, occupancy, or similar taxes as the same relate to or are imposed upon Landlord, Tenant or the business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted upon the Leased Property by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord’s interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Tenant; provided, however, that nothing contained herein shall be construed to require Tenant to pay and the term “Impositions” shall not include (i) any tax based on net income imposed on Landlord, (ii) any net revenue tax of Landlord, (iii) any transfer fee (but excluding any mortgage or similar tax payable in connection with a Property Mortgage) or other tax imposed with respect to the sale, exchange or other disposition by Landlord of the Leased Property or the proceeds thereof, (iv) any single business, gross receipts tax, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, (v) any interest or penalties imposed on Landlord as a result of the failure of Landlord to file any return or report timely and in the form prescribed by law or to pay any tax or imposition, except to the extent such failure is a result of a breach by Tenant of its obligations pursuant to Section 3.1.3, (vi) any impositions imposed on Landlord that are a result of Landlord not being considered a “United States person” as defined in Section 7701(a)(30) of the Code, (vii) any impositions that are enacted or adopted by their express terms as a substitute for any tax that would not have been payable by Tenant pursuant to the terms of this Agreement or (viii) any impositions imposed as a result of a breach of covenant or representation by Landlord in any agreement governing Landlord’s conduct or operation or as a result of the negligence or willful misconduct of Landlord.

1.51                        “Indebtedness”  shall mean (without duplication), (i) all obligations for borrowed money, (ii) the maximum amount available to be drawn under all surety bonds, letters of credit and bankers’ acceptances issued or created for the account of Tenant and, without duplication, all unreimbursed drafts drawn thereunder, (iii) all obligations to pay the deferred purchase price of property or services, excluding trade payables incurred in the ordinary course of business, but including all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by Tenant, (iv) all leases required, in accordance with GAAP, to be recorded as capital leases on Tenant’s balance sheet, (v) the principal balance outstanding and owing by Tenant under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product, and (vi) all guaranties of or other liabilities with respect to the debt of another Person.

1.52                        “Insurance Requirements”  shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Landlord, Tenant, any Manager or the Leased Property.

1.53                        “Interest Rate”  shall mean eight and one half percent (8.5%) per annum.

1.54                        “Land”  shall have the meaning given such term in Section 2.1(a).

1.55                        “Landlord”  shall have the meaning given such term in the preambles to this Agreement and shall also include their respective permitted successors and assigns.

1.56                        “Landlord Default”  shall have the meaning given such term in Article 14.

1.57                        “Landlord Liens”  shall mean liens on or against the Leased Property or any payment of Rent (a) which result from any act of, or any claim against, Landlord or any owner of a direct or indirect interest in the Leased Property (other than the lessor under any ground lease affecting any portion of the Leased Property), or which result from any violation by Landlord of any terms of this Agreement, or (b) which result from liens in favor of any taxing authority by reason of any tax owed by Landlord or any fee owner of a direct or indirect interest in the Leased

Property (other than the lessor under any ground lease affecting any portion of the Leased Property); provided, however, that “Landlord Lien” shall not include any lien resulting from any tax for which Tenant is obligated to pay or indemnify Landlord against until such time as Tenant shall have already paid to or on behalf of Landlord the tax or the required indemnity with respect to the same.

1.58                        “Lease Year”  shall mean any Fiscal Year or portion thereof during the Term.

1.59                        “Leased Improvements”  shall have the meaning given such term in Section 2.1(b).

1.60                        “Leased Intangible Property”  shall mean all agreements, service contracts, equipment leases and other arrangements or agreements affecting the ownership, repair, maintenance, management, leasing or operation of the Leased Property, or any portion thereof, to which Landlord is a party; all books, records and files relating to the leasing, maintenance, management or operation of the Leased Property, or any portion thereof, belonging to Landlord; all transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, rights to deposits and telephone exchange numbers identified with the Leased Property; and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character belonging to Landlord with respect to the Leased Property.

1.61                        “Leased Property”  shall have the meaning given such term in Section 2.1.

1.62                        “Legal Requirements”  shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations and regulations necessary to operate any Property for its Permitted Use, and (b) all covenants, agreements, restrictions and encumbrances contained in any instruments at any time in force affecting any Property, including those which may (i) require material repairs, modifications or alterations in or to any Property or (ii) in any way materially and adversely affect the use and enjoyment thereof, but excluding any requirements arising as a result of Landlord’s status as a real estate investment trust.

1.63                        “Lien”  shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of property or assets for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of general creditors.

1.64                        “Management Agreement”  shall mean, with respect to any Property, any operating, management, franchise or branding agreement from time to time entered into by Tenant with respect to such Property in accordance with the applicable provisions of this Agreement, together with all amendments, modifications and supplements thereto, excluding, however, any TA Franchise Agreement.

1.65                        “Manager”  shall mean, with respect to any Property, the operator or manager under any Management Agreement from time to time in effect with respect to such Property, and its permitted successors and assigns.

1.66                        “Minimum Rent”  shall mean Forty-One Million One Hundred Seventy-Four Thousand Five Hundred Ninety-Four Dollars ($41,174,594) per annum, subject to adjustment as provided in Section 3.1.1(b).

1.67                        “New Property”  shall mean each Property identified on Exhibit B attached hereto.

1.68                        “Notice”  shall mean a notice given in accordance with Section 23.10.

1.69                        “Offer”  shall have the meaning given such term in Section 4.1.1(b).

1.70                        “Officer’s Certificate”  shall mean a certificate signed by an officer or other duly authorized individual of the certifying Entity duly authorized by the board of directors or other governing body of the certifying Entity.

1.71                        “Operating Rights”  shall have the meaning given such term in Section 5.3.

1.72                        “Original Lease”  shall have the meaning given such term in the recitals to this Agreement.

1.73                        “Other Leases”  shall mean, collectively, (a) that certain Amended and Restated Lease Agreement No. 1, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto and (b) that certain Amended and Restated Lease Agreement No. 3, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto and (c) that certain Amended and Restated Lease Agreement No. 4, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto.

1.74                        “Overdue Rate”  shall mean, on any date, a per annum rate of interest equal to the lesser of the Disbursement Rate plus four percent (4%) and the maximum rate then permitted under applicable law.

1.75                        “Parent”  shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Subsidiaries or Affiliated Persons, twenty percent (20%) or more of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

1.76                        “Percentage Reduction”  shall be eight and one-half percent (8.5%) other than for any New Property, as to which the Percentage Reduction shall be eight and six tenths percent (8.6%).

1.77                        “Permitted Encumbrances”  shall mean, with respect to any Property, all rights, restrictions, and easements of record set forth on Schedule B to the applicable owner’s or leasehold title insurance policy issued to Landlord with respect to such Property, plus any other encumbrances as may have been granted or caused by Landlord or otherwise consented to in writing by Landlord from time to time.

1.78                        “Permitted Use”  shall mean, with respect to any Property, any use of such Property permitted pursuant to Section 4.1.1.

1.79                        “Person”  shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

1.80                        “Prior Rent”  shall have the meaning given such term in Section 2.4.

1.81                        “Property”  shall have the meaning given such term in Section 2.1.

1.82                        “Property Mortgage”  shall mean any Encumbrance placed upon the Leased Property, or any portion thereof, in accordance with Article 20.

1.83                        “Property Mortgagee”  shall mean the holder of any Property Mortgage.

1.84                        “Real Property”  shall have the meaning given such term in Section 2.1.

1.85                        “Rent”  shall mean, collectively, the Minimum Rent, Additional Rent and Additional Charges.

1.86                        “RMR”  shall have the meaning given such term in Article 22.

1.87                        “Rules”  shall have the meaning given such term in Article 22.

1.88                        “SARA”  shall mean the Superfund Amendments and Reauthorization Act of 1986, as the same has been and may be amended, restated, modified or supplemented from time to time.

1.89                        “SEC”  shall mean the Securities and Exchange Commission.

1.90                        “Shell”  shall mean Equilon Enterprises LLC (doing business as Shell Oil Products US), a Delaware limited liability company.

1.91                        “Shell Agreement”  shall mean that certain Liquefied Natural Gas Dispensing Site License and Sales Agreement, dated as of April 15, 2013, between Tenant and Shell, together with all modifications, amendments and supplements thereto.

1.92                        “Shell SNDA”  shall have the meaning given such term in Section 4.5.

1.93                        “State”  shall mean, with respect to any Property, the state, commonwealth or district in which such Property is located.

1.94                        “Subordinated Creditor”  shall mean any creditor of Tenant which is a party to a Subordination Agreement in favor of Landlord.

1.95                        “Subordination Agreement”  shall mean any agreement (and any amendments thereto) executed by a Subordinated Creditor pursuant to which the payment and performance of Tenant’s obligations to such Subordinated Creditor are subordinated to the payment and performance of Tenant’s obligations to Landlord under this Agreement.

1.96                        “Subsidiary”  shall mean, with respect to any Person, any Entity (a) in which such Person owns directly, or indirectly through one or more Subsidiaries, twenty percent (20%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

1.97                        “Successor Landlord”  shall have the meaning given such term in Section 20.2.

1.98                        “Superior Landlord”  shall have the meaning given such term in Section 20.2.

1.99                        “Superior Lease”  shall have the meaning given such term in Section 20.2.

1.100                 “Superior Mortgage”  shall have the meaning given such term in Section 20.2.

1.101                 “Superior Mortgagee”  shall have the meaning given such term in Section 20.2.

1.102                 “TA Franchise Agreement”  shall mean a franchise agreement and, if applicable, any network lease agreement associated with such franchise agreement, between TCA, or one of its Affiliated Persons, as franchisor, and a Person who is not an Affiliated Person of TCA, as franchisee, for the operation of a Travel Center or other hospitality, fuel and/or service facility by such Person.

1.103                 “TCA”  shall mean TravelCenters of America LLC, a Delaware limited liability company, and its permitted successors and assigns.

1.104                 “Tenant”  shall have the meaning given such term in the preambles to this Agreement and shall also include its permitted successors and assigns.

1.105                 “Tenant’s Personal Property”  shall mean all motor vehicles and consumable inventory and supplies, furniture, furnishings, equipment, movable walls and partitions, equipment and machinery and all other tangible personal property of Tenant acquired by Tenant before, on or after the Commencement Date and located at the Leased Property or used in Tenant’s business at the Leased Property and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant, other than any items included within the definition of Fixtures.

1.106                 “Term”  shall mean, collectively, the Fixed Term and each Extended Term, to the extent properly exercised pursuant to the provisions of Section 2.4, unless sooner terminated pursuant to the provisions of this Agreement.

1.107                 “Transferred Trademarks”  shall mean all trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, owned by or licensed to Landlord and used in connection with any Travel Center or any other hospitality, fuel and service facility including without limitation trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, such as “TravelCenters of America”, “TA”, “Goasis”, “Country Pride”, “Fork in the Road” and “Buckhorn Family Restaurants” whether or not used at or on the Real Property; and all other licensable intellectual property of any kind or character belonging to Landlord with respect to the Leased Property.

1.108                 “Travel Center”  shall mean, with respect to any Property, collectively, the hospitality, fuel and service facilities located at such Property, including, hotel, food and beverage services facilities, fuel pumps, facilities for the storage and distribution of petroleum products, retail shops and other facilities and services being operated or proposed to be operated on such Property.

1.109                 “UCC”  shall mean the Uniform Commercial Code as in effect in the State of Ohio.

1.110                 “Unsuitable for Its Permitted Use”  shall mean, with respect to any Travel Center, a state or condition such that following any damage, destruction or Condemnation, such Travel Center cannot be operated on a commercially practicable basis for its Permitted Use and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage, destruction or Condemnation, and as otherwise required by this Agreement, within twenty-four (24) months following such damage, destruction or Condemnation or such longer period of time as to which business interruption insurance or Award proceeds is available to cover Rent and other costs related to the applicable Property following such damage, destruction or Condemnation.

1.111                 “Work”  shall have the meaning given such term in Section 10.2.4.

ARTICLE 2

LEASED PROPERTY AND TERM

2.1                               Leased Property.  Upon and subject to the terms and conditions hereinafter set forth, Landlord leases and licenses to Tenant and Tenant leases and licenses from Landlord all of Landlord’s right, title and interest in and to all of the following (each of items (a) through (f) below which, as of the Commencement Date, relates to any single Travel Center, a “Property” and together with item (g) below, collectively, the “Leased Property”, and those portions of the Leased Property described in items (a) through (d) below being the “Real Property”):

(a)                                 those certain tracts, pieces and parcels of land, as more particularly described in Exhibits A-1 through A-36, attached hereto and made a part hereof (the “Land”);

(b)                                 all buildings, structures and other improvements of every kind including, but not limited to, underground storage tanks, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the “Leased Improvements”);

(c)                                  all easements, rights and appurtenances relating to the Land and the Leased Improvements;

(d)                                 all equipment, machinery and fixtures integral to the operation of the Leased Improvements, and other items of property now or hereafter permanently affixed or integral to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant’s Personal Property (collectively, the “Fixtures”);

(e)                                  all of the Leased Intangible Property;

(f)                                   any and all leases of space in the Leased Improvements; and

(g)                                  all of the Transferred Trademarks whether or not used at or on any Property (such rights of Tenant in the Transferred Trademarks being nonexclusive, worldwide, non-assignable but sublicensable to the extent expressly set forth in this Agreement).

2.2                               Condition of Leased Property.  Tenant acknowledges receipt and delivery of possession of the Leased Property and Tenant accepts the Leased Property in its “as is” condition, subject to the rights of parties in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Leased  Property, all applicable Legal Requirements, the lien of any financing instruments, mortgages and deeds of trust existing prior to the Commencement Date or permitted by the terms of this Agreement, and such other matters which would be disclosed by an inspection of the Leased Property and the record title thereto or by an accurate survey thereof.  TENANT REPRESENTS THAT IT HAS INSPECTED THE LEASED PROPERTY AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD’S AGENTS OR EMPLOYEES WITH RESPECT THERETO AND TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT OF THE CONDITION OF THE LEASED PROPERTY.  LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR

WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.  To the maximum extent permitted by law, however, Landlord hereby assigns to Tenant all of Landlord’s rights to proceed against any predecessor in interest or insurer for breaches of warranties or representations or for latent defects in the Leased Property.  Landlord shall fully cooperate with Tenant in the prosecution of any such claims, in Landlord’s or Tenant’s name, all at Tenant’s sole cost and expense.  Tenant shall indemnify, defend, and hold harmless Landlord from and against any loss, cost, damage or liability (including reasonable attorneys’ fees) incurred by Landlord in connection with such cooperation.

2.3                               Term.  The initial term of this Agreement (the “Fixed Term”) shall commence on the Commencement Date and shall expire on December 31, 2028.

The term hereof with respect to the Existing Third Party Trade Names and Service Mark Rights shall be co-terminous with the duration of the third party rights thereto as of January 31, 2007 and may extend beyond the Term, as the same may be extended pursuant to Paragraph 2.4 hereof, or any earlier termination of the Term hereof (but not later than December 31, 2027), and Tenant’s obligations hereunder to Landlord with respect to any such Existing Third Party Trade Names and Service Mark Rights shall apply throughout such additional period as if it were part of the Term; Tenant hereby representing that such extension for the period beyond what would have been the Term had it expired by passage of time does not apply to more than five (5) Travel Centers or other hospitality, fuel and service facilities in the aggregate.

2.4                               Extended Terms.  Tenant shall have the right to extend the Term for two (2) renewal terms of fifteen (15) years each (each, an “Extended Term”), provided that no Event of Default shall have occurred and be continuing at the time Tenant exercises a right to extend the Term.

If and to the extent Tenant shall exercise the foregoing options to extend the Term, the first Extended Term shall commence on January 1, 2029 and expire on December 31, 2043 and the second Extended Term shall commence on January 1, 2044 and expire on December 31, 2058.  All of the terms, covenants and provisions of this Agreement shall apply to each Extended Term, except that (x) the Minimum Rent payable during such Extended Term shall be the greater of the Prior Rent and the Fair Market Value Rent for the Leased Property (such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord) (taking into account that the Base Year shall remain unchanged) and (y) Tenant shall have no right to extend the Term beyond December 31, 2058.  For purposes of this Section 2.4, “Prior Rent” shall mean an amount equal to the per annum Minimum Rent in effect on the last day of the Fixed Term or Extended Term immediately preceding such Extended Term.  If Tenant shall elect to exercise the option to extend the Term for the first Extended Term, it shall do so by giving Landlord Notice thereof not later than December 31, 2027, and if Tenant shall elect to exercise its option to extend the Term for the second Extended Term after having elected to extend the Term for the first Extended Term, it shall do so by giving Landlord Notice not later than December 31, 2042, it being understood and agreed that time shall be of the essence with respect to the giving of any such Notice.  If Tenant shall fail to give any such Notice, this Agreement shall automatically terminate at the end of the Fixed Term or the first

Extended Term as applicable and Tenant shall have no further option to extend the Term of this Agreement.  If Tenant shall give such Notice, the extension of this Agreement shall be automatically effected without the execution of any additional documents; it being understood and agreed, however, that Tenant and Landlord shall execute such documents and agreements as either party shall reasonably require to evidence the same.  Notwithstanding the provisions of the foregoing sentence, if, subsequent to the giving of such Notice, an Event of Default shall occur, at Landlord’s option, the extension of this Agreement shall cease to take effect and this Agreement shall automatically terminate at the end of the Fixed Term or the first Extended Term, as applicable, and Tenant shall have no further option to extend the Term of this Agreement.

ARTICLE 3

RENT

3.1                               Rent.  Tenant shall pay, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction (unless otherwise expressly provided in this Agreement), Minimum Rent and Additional Rent to Landlord and Additional Charges to the party to whom such Additional Charges are payable, during the Term.  All payments to Landlord shall be made by wire transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion.  Rent for any partial calendar month shall be prorated on a per diem basis.

3.1.1                     Minimum Rent

(a)                                 Payments.  Minimum Rent shall be paid in equal monthly installments in arrears on the first Business Day of each calendar month during the Term.

(b)                                 Adjustments of Minimum Rent Following Disbursements Under Sections 5.1.2(b), 10.2.3 and 11.2.  Effective on the date of each disbursement to pay for the cost of any repairs, maintenance, renovations or replacements pursuant to Sections 5.1.2(b), 10.2.3 or 11.2, the annual Minimum Rent shall be increased by a per annum amount equal to the Disbursement Rate times the amount so disbursed.

3.1.2                     Additional Rent

(a)                                 Amount.  Tenant shall pay additional rent (“Additional Rent”) with respect to each Lease Year during the Term subsequent to the Base Year, with respect to each Property, in an amount equal to three percent (3%) of Excess Gross Revenues at such Property.

(b)                                 Quarterly Installments.  Installments of Additional Rent for each Lease Year during the Term, or portion thereof, shall be calculated and paid quarterly in arrears, on the first Business Day of the subsequent quarter, together with an Officer’s Certificate setting forth the calculation of Additional Rent due and payable for such quarter.

(c)                                  Reconciliation of Additional Rent.  In addition, within seventy-five (75) days after the end of the Base Year and each Lease Year thereafter (or any portion thereof occurring during the Term), Tenant shall deliver, or cause to be delivered, to Landlord (i) a financial report setting forth the Gross Revenues for each Property for such preceding Lease Year, or portion thereof, together with an Officer’s Certificate, signed by an officer of Tenant, certifying that, to the best of Tenant’s knowledge, such report is true, correct and complete, and (ii) a statement showing Tenant’s calculation of Additional Rent due for such preceding Lease Year based on the Gross Revenues set forth in such financial report, together with an Officer’s Certificate, signed by an officer of Tenant, certifying that, to the best of Tenant’s knowledge, such statement is true, correct and complete.

If the annual Additional Rent for such preceding Lease Year as set forth in Tenant’s statement thereof exceeds the amount previously paid with respect thereto by Tenant, Tenant shall pay such excess to Landlord at such time as the statement is delivered, together with interest at the Interest Rate, which interest shall accrue from the close of such preceding Lease Year until the date that such statement is required to be delivered and, thereafter, such interest shall accrue at the Overdue Rate, until the amount of such difference shall be paid or otherwise discharged.  If the annual Additional Rent for such preceding Lease Year as shown in such statement is less than the amount previously paid with respect thereto by Tenant, Landlord shall grant Tenant a credit against the Additional Rent next coming due in the amount of such difference, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date such credit is applied or paid, as the case may be.  If such credit cannot be made because the Term has expired prior to application in full thereof, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment by Landlord.

(d)                                 Confirmation of Additional Rent.  Tenant shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices and in all material respects in accordance with GAAP, which will accurately record all Gross Revenues and Tenant shall retain, for at least three (3) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all Gross Revenues for such Lease Year.  Landlord, at its own expense, shall have the right, exercisable by Notice to Tenant, to review Tenant’s books and records and/or to retain an independent public accounting firm of Landlord’s choice to audit the information set forth in the Officer’s Certificate referred to in subparagraph (c) above and, in connection with any such audit, to examine Tenant’s books and records with respect thereto (including supporting data and sales and excise tax returns).  Landlord shall begin any such review or audit as soon as reasonably possible following its receipt of the applicable Officer’s Certificate (or in the case of an audit after a review, promptly following completion of the review) and shall complete such review or audit as soon as reasonably possible thereafter.  Any such review or audit shall be performed at the location where such books and records are customarily kept and in such a manner so as to minimize any interference with Tenant’s business operations.  If any such review of Tenant’s books and records by Landlord discloses a deficiency in the payment of Additional Rent and Tenant agrees, or the decision of any arbitration shall have been that there shall have been a deficiency in payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of such deficiency together with interest at the Interest Rate from the date such payment should have been made to the date of payment thereof.  If any such audit discloses a deficiency in the payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of the deficiency, as determined by such audit, together with interest at the Interest Rate, from the date such payment should have been made to the date of payment thereof.  If any such audit discloses a deficiency in the payment of Additional Rent of more than five percent (5%), Tenant shall forthwith pay to Landlord an amount equal to one hundred twenty-five percent (125%) of any third party costs incurred by Landlord in connection with such audit.  If any such audit discloses that Tenant paid more Additional Rent for any Lease Year than was due hereunder, and Landlord agrees with the result of such audit or such overpayment shall have been determined by arbitration if Landlord does not agree with such audit, Landlord shall, at Landlord’s option, either grant Tenant a credit or pay to Tenant an amount equal to the amount of such overpayment against Additional Rent next coming due in the amount of such difference, as finally agreed or determined, together with interest at the Interest Rate, which interest shall accrue from the time of payment by Tenant until the date such credit is applied or paid, as the case may be; provided, however, that, upon the expiration or sooner termination of the Term, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment from Landlord.  Any dispute concerning the correctness of an audit or a Landlord review shall be settled by arbitration pursuant to the provisions of Article 22.

Any proprietary information obtained by Landlord with respect to Tenant pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be disclosed or used, subject to appropriate confidentiality safeguards, pursuant to court order or in any litigation between the parties and except further that Landlord may disclose such information to its prospective lenders, provided that Landlord shall direct such lenders to maintain such information as confidential.  The obligations of Tenant and Landlord contained in this Section 3.1.2 shall survive the expiration or earlier termination of this Agreement.

3.1.3                     Additional Charges.  In addition to the Minimum Rent and Additional Rent payable hereunder, Tenant shall pay (or cause to be paid) to the appropriate parties and discharge (or cause to be discharged) as and when due and payable the following (collectively, “Additional Charges”):

(a)                                 Impositions.  Subject to Article 8 relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord copies of official receipts or other reasonably satisfactory proof evidencing such payments.  If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay, or cause to pay, such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto.  Landlord, at its expense, shall, to the extent required or permitted by Applicable Law, prepare and file, or cause to be prepared and filed, all tax returns and pay all taxes due in respect of Landlord’s net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes and taxes on its capital stock or other equity interests, and Tenant, at its expense, shall, to the extent required or permitted by Applicable Laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Government Agencies.  If any refund shall be due from any taxing authority in respect of any Imposition paid by or on behalf of Tenant, the same shall be paid over to or retained by Tenant.  Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports.  In the event Government Agencies classify any property covered by this Agreement as personal property, Tenant shall file, or cause to be filed, all personal property tax returns in such jurisdictions where it may legally so file.  Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.  Where Landlord is legally required to file personal property tax returns for property covered by this Agreement, Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to file a protest.  All Impositions assessed against such personal property shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by Tenant not later than the last date on which the same may be made without interest or penalty, subject to the provisions of Article 8.

Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; provided,

however, that Landlord’s failure to give any such notice shall in no way diminish Tenant’s obligation hereunder to pay such Impositions.

(b)                                 Utility Charges.  Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property.

(c)                                  Insurance Premiums.  Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article 9.

(d)                                 Other Charges.  Tenant shall pay or cause to be paid all other amounts, liabilities and obligations, including, without limitation, all amounts payable under any equipment leases and all agreements to indemnify Landlord under Section 9.5.

(e)                                  Reimbursement for Additional Charges.  If Tenant pays or causes to be paid property taxes or similar or other Additional Charges attributable to periods after the end of the Term, whether upon expiration or sooner termination of this Agreement, Tenant may, within a reasonable time after the end of the Term, provide Notice to Landlord of its estimate of such amounts.  Landlord shall promptly reimburse Tenant for all payments of such taxes and other similar Additional Charges that are attributable to any period after the Term of this Agreement.

(f)                                   Deferral Rent.  Tenant shall pay to Landlord, contemporaneously with the last installment of Minimum Rent attributable to the Fixed Term (or if earlier, on or before the termination of this Agreement), the amount of Twenty-Nine Million One Hundred and Six Thousand Nine Hundred Thirty-Three Dollars ($29,106,933).

3.2                               Late Payment of Rent, Etc.  If any installment of Minimum Rent or Additional Rent or any Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid on its due date, Tenant shall pay Landlord, on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment or amount to the date of payment thereof.  To the extent that Tenant pays any Additional Charges directly to Landlord or any Property Mortgagee pursuant to any requirement of this Agreement, Tenant shall be relieved of its obligation to pay such Additional Charges to the Entity to which they would otherwise be due.  If any payments due from Landlord to Tenant shall not be paid within ten (10) days after its due date, Landlord shall pay to Tenant, on demand, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment from the due date of such installment to the date of payment thereof.

In the event of any failure by Tenant to pay any Additional Charges when due, Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost which is added for non-payment or late payment of such items.  Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent and Additional Rent.

3.3                               Net Lease, Etc.  The Rent shall be absolutely net to Landlord so that this Agreement shall yield to Landlord the full amount of the installments or amounts of the Rent throughout the Term, subject to any other provisions of this Agreement which expressly provide otherwise, including those provisions for adjustment or abatement of such Rent.  Landlord and Tenant acknowledge and agree that none of the Rent provided for under this Agreement is allocable to any personal property included in the Leased Property.

3.4                               No Termination, Abatement, Etc.  Except as otherwise specifically provided in this Agreement, each of Landlord and Tenant, to the maximum extent permitted by law, shall remain bound by this Agreement in accordance with its terms and shall not take any action without the consent of the other to modify, surrender or terminate this Agreement.  In addition, except as otherwise expressly provided in this Agreement, Tenant shall not seek, or be entitled to, any abatement, deduction, deferment or reduction of the Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to or destruction of the Leased Property, or any portion thereof, from whatever cause or any Condemnation; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, or any portion thereof, or the interference with such use by any Person or by reason of eviction by paramount title; (c) any claim which Tenant may have against Landlord by reason of any default (other than a monetary default) or breach of any warranty by Landlord under this Agreement or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (e) for any other cause whether similar or dissimilar to any of the foregoing (other than a monetary default by Landlord).  Except as otherwise specifically provided in this Agreement, Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Agreement or quit or surrender the Leased Property, or any portion thereof, or (b) which would entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable or other obligations to be performed by Tenant hereunder.  The obligations of Tenant hereunder shall be separate and independent covenants and agreements, and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Agreement.

ARTICLE 4

USE OF THE LEASED PROPERTY

4.1                               Permitted Use

4.1.1                     Permitted Use

(a)                                 Tenant shall, at all times during the Term, and at any other time that Tenant shall be in possession of any Property, continuously use and operate, or cause to be used and operated, such Property as a Travel Center, as currently operated, and any uses incidental thereto.  Tenant shall operate the Travel Centers under the name “TA”, “Travel Centers of America” or “Goasis”, or such other name as TCA shall use for all or substantially all of the travel center locations operated by it and its Affiliated Persons as of January 31, 2007, except that Tenant may operate the Travel Centers at the Properties identified on Exhibit C attached hereto under the name “Petro” or “Petro Stopping Centers”.  Tenant shall not use (and shall not permit any Person to use) any Property, or any portion thereof, for any other use without the prior written consent of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.  No use shall be made or permitted to be made of any Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering such Property or any part thereof (unless another adequate policy is available) or which would constitute a default under any ground lease affecting such Property, nor shall Tenant sell or otherwise provide, or permit to be kept, used or sold in or about any Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter’s regulations.  Tenant shall, at its sole cost (except as expressly provided in Section 5.1.2(b)), comply or cause to be complied with all Insurance Requirements.  Tenant shall not take or omit to take, or permit to be taken or omitted to be taken, any action, the taking or omission of which materially impairs the value or the usefulness of any Property or any part thereof for its Permitted Use.

(b)                                 In the event that, in the reasonable determination of Tenant, it shall no longer be economically practical to operate any Property as currently operated, Tenant shall give Landlord Notice thereof, which Notice shall set forth in reasonable detail the reasons therefor.  Thereafter, Landlord and Tenant shall negotiate in good faith to agree on an alternative use for such Property, appropriate adjustments to the Additional Rent and other related matters; provided, however, in no event shall the Minimum Rent be reduced or abated as a result thereof.  If Landlord and Tenant fail to agree on an alternative use for such Property within sixty (60) days after commencing negotiations as aforesaid, Tenant may market such Property for sale to a third party.  If Tenant receives a bona fide offer (an “Offer”) to purchase such Property from a Person having the financial capacity to implement the terms of such Offer, Tenant shall give Landlord Notice thereof, which Notice shall include a copy of the Offer executed by such third party.  In the event that Landlord shall fail to accept or reject such Offer within thirty (30) days after receipt of such Notice, such Offer shall be deemed to be rejected by Landlord.  If Landlord shall sell the Property pursuant to such Offer, then, effective as of the date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal to, at Landlord’s option, (x) eight and one half percent (8.5%) of the net proceeds of sale received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord.  If Landlord shall reject (or be deemed to have rejected) such

Offer, then, effective as of the proposed date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal to, at Landlord’s option (x) the applicable Percentage Reduction of the projected net proceeds determined by reference to such Offer or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord.  Notwithstanding the foregoing, Tenant shall not have the right to invoke the provisions of this Section 4.1.1(b) with respect to more than 15 Properties in the aggregate under this Agreement and the Other Leases during the Term.  For purposes of the preceding sentence, “Properties” shall include any Property under this Lease and any “Property” (as defined therein) under any Other Lease.

4.1.2                     Necessary Approvals.  Tenant shall proceed with all due diligence and exercise reasonable efforts to obtain and maintain, or cause to be obtained and maintained, all approvals necessary to use and operate, for its Permitted Use, each Property and the Travel Center located thereon under applicable law.

4.1.3                     Lawful Use, Etc.  Tenant shall not, and shall not permit any Person to, use or suffer or permit the use of any Property or Tenant’s Personal Property, if any, for any unlawful purpose.  Tenant shall not, and shall not permit any Person to, commit or suffer to be committed any waste on any Property, or in any Travel Center, nor shall Tenant cause or permit any unlawful nuisance thereon or therein.  Tenant shall not, and shall not permit any Person to, suffer nor permit any Property, or any portion thereof, to be used in such a manner as (i) may materially and adversely impair Landlord’s or Tenant’s title thereto or to any portion thereof, or (ii) may reasonably allow a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of such Property, or any portion thereof.

4.2                               Compliance with Legal/Insurance Requirements, Etc.  Subject to the provisions of Section 5.1.2(b) and Article 8, Tenant, at its sole expense, shall (i) comply with (or cause to be complied with) all material Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of any Property and with the terms and conditions of any ground lease affecting any Property, (ii) perform (or cause to be performed) in a timely fashion all of Landlord’s obligations under any ground lease affecting any Property except as provided in Section 4.4 and (iii) procure, maintain and comply with (or cause to be procured, maintained and complied with) all material licenses, permits and other authorizations and agreements required for any use of any Property and Tenant’s Personal Property, if any, then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

4.3                               Environmental Matters.

4.3.1                     Restriction on Use, Etc.  During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall not, and shall not permit any Person to, store on, release or spill upon, dispose of or transfer to or from such Property any Hazardous Substance, except in compliance with all Applicable Laws.  During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall maintain (or shall cause to be maintained) such Property at all times free of any Hazardous Substance (except in compliance with all Applicable Laws).  Tenant shall promptly (and shall direct any Manager to promptly):  (a) upon receipt of notice or knowledge, notify Landlord in writing of any material change in the nature or extent of Hazardous Substances at any Property, (b) transmit to Landlord a copy of any report which is required to be filed by Tenant or any Manager with respect to any Property pursuant to SARA Title III or any other Applicable Law, (c) transmit to Landlord copies of any citations, orders, notices or other governmental communications received by Tenant or any Manager or their respective agents or representatives with respect to Hazardous Substances or violations or alleged violations of Applicable Law (each an “Environmental Notice”), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Applicable Law and/or presents a material risk of any material cost, expense, loss or damage (an “Environmental Obligation”), (d) observe and comply with (or cause to be observed and complied with) all Applicable Laws relating to the use, storage, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use, storage or maintenance, or requiring the removal, treatment, containment or other disposition of Hazardous Substances, and (e) pay or otherwise dispose (or cause to be paid or otherwise disposed) of any fine, charge or Imposition related to Hazardous Substances or violations of Applicable Law for which Tenant or any Person claiming by, through or under Tenant and/or Landlord are legally liable, unless Tenant or any Manager shall contest the same in good faith and by appropriate proceedings and the right to use and the value of any of the Leased Property is not materially and adversely affected thereby.

If, at any time prior to the termination of this Agreement, Hazardous Substances (other than those maintained in accordance with Applicable Laws) are discovered on any Property, subject to Tenant’s right to contest the same in accordance with Article 8, Tenant shall take (and shall cause to be taken) all actions and incur any and all expenses, as are required by any Government Agency and by Applicable Law, (i) to clean up and remove from and about such Property all Hazardous Substances thereon, (ii) to contain and prevent any further discharge, release or threat of discharge or release of Hazardous Substances on or about such Property and (iii) to use good faith efforts to eliminate any further discharge, release or threat of discharge or release of Hazardous Substances on or about such Property.

4.3.2                     Environmental Report.  Tenant shall, at its sole cost and expense, provide Landlord with an Environmental Report (as hereinafter defined), prepared by an environmental consultant reasonably acceptable to Landlord and dated within sixty (60) days of the expiration or sooner termination of this Agreement concluding, subject to customary limitations and standards, that Tenant shall have complied with all of its obligations under Section 4.3 of this Agreement to date and that the Leased Property does not contain any Hazardous Substances, other than in compliance with Applicable Laws, and which, at Landlord’s request, Tenant shall remove from the Leased Property on or before the expiration or sooner termination hereof.  An “Environmental Report” shall be a so-called “Phase I” report or such other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with any additional investigation and report which would be needed to make the conclusions required above or which would customarily follow any discovery contained in any initial report(s), and for which the investigation and testing on which the conclusions shall have been based shall have been performed not earlier than thirty (30) days prior to the date of such report.

4.3.3                     Underground Storage Tanks.  It is expressly understood and agreed that Tenant’s obligations under this Agreement shall include the maintenance and, if necessary, replacement of underground storage tanks at the Leased Property.  Upon the expiration or sooner termination of this Agreement, Tenant shall pay to Landlord the amount of any asset retirement obligation reserve for underground storage tanks located at the Leased Property that Tenant would be required to recognize on its books and records pursuant to GAAP if Tenant owned those underground storage tanks.  Upon such payment, Tenant’s obligations under this Agreement with respect to the maintenance and replacement of underground storage tanks shall terminate.

4.3.4                     Survival.  The provisions of this Section 4.3 shall survive the expiration or sooner termination of this Agreement.

4.4                               Ground Leases.  Tenant shall pay and perform all of Landlord’s obligations as tenant under the Ground Leases.  If Landlord has the right, under the provisions of any of the Ground Leases, to elect to renew or extend the term of such Ground Leases or to purchase the ground leased property, Tenant shall so notify Landlord at least one hundred eighty (180) days (but no more than one (1) year) prior to the expiration of the period within which Landlord is obligated to notify the landlord under such Ground Leases of its election to renew, extend or purchase, as the case may be.  Such notice from Tenant shall contain all of the relevant facts about the impending election to renew, extend or purchase, including, as applicable, the length of the period of renewal, the rental rate and/or the purchase price.  In the event of the expiration or termination of any Ground Lease, this Agreement shall terminate with respect to such Property as of the date of such expiration or termination; provided, however, in such event, there shall be no reduction in the Minimum Rent.  Landlord shall provide Tenant copies of notices received by Landlord from the lessor under any Ground Lease.

4.5                               Shell Agreement.  Tenant shall comply with its obligations under the Shell Agreement and Landlord and Tenant agree that this Agreement and the Other Leases shall, for purposes of Section 2 of the Subordination, Non-Disturbance and Attornment Agreement among Landlord, HPT PSC Properties Trust, HPT PSC Properties LLC, Tenant and Shell entered into as of April 15, 2013 (“Shell SNDA”)in connection with the Shell Agreement, constitute a replacement “Lease”, as defined in the SNDA, for the Original Lease.

ARTICLE 5

MAINTENANCE AND REPAIRS

5.1                               Maintenance and Repair

5.1.1                     Tenant’s General Obligations

(a)                              Tenant shall keep (or cause to be kept), at Tenant’s sole cost and expense, the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto (and Tenant’s Personal Property) in good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant’s or any Manager’s use, any prior use, the elements or the age of the Leased Property or Tenant’s Personal Property or any portion thereof), and shall promptly make or cause to be made all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise).  All repairs shall be made in a good, workmanlike manner, consistent with industry standards for comparable Travel Centers in like locales, in accordance with all applicable federal, state and local statutes, ordinances, codes, rules and regulations relating to any such work.  Tenant shall not take or omit to take (or permit any Person to take or omit to take) any action, the taking or omission of which would materially and adversely impair the value or the usefulness of the Leased Property or any material part thereof for its Permitted Use.  Tenant’s use, occupancy and maintenance of the Leased Property shall comply with all published requirements imposed from time to time on a system-wide basis for TCA Travel Centers.  Tenant’s obligations under this Section 5.1.1 shall be limited in the event of any casualty or Condemnation as set forth in Article 10 and Article 11 and Tenant’s obligations with respect to Hazardous Substances are as set forth in Section 4.3.

(b)                              Tenant shall prepare and submit to Landlord for Landlord’s approval, on or before December 1 of each Lease Year during the Term hereof and for the next following Lease Year, a detailed budget (the “Capital Replacements Budget”) for each Property, projecting all costs, expenses and expenditures expected to be incurred at such Property during the following Lease Year for Capital Additions.  Each Capital Replacements Budget shall be supplemented by such information as Landlord shall reasonably request from time to time.

5.1.2                     Landlord’s Obligations

(a)                                 Except as otherwise expressly provided in this Agreement, Landlord shall not, under any circumstances, be required to build or rebuild any improvement on the Real Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain the Leased Property in any way.  Except as otherwise expressly provided in this Agreement, Tenant hereby waives, to the maximum extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect on the Commencement Date or thereafter enacted.  Landlord shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic’s lien laws now or hereafter existing.

(b)                                 If, pursuant to the terms of this Agreement, Tenant is required to make any Capital Expenditures, including, without limitation, the Capital Expenditures identified in any Capital Replacements Budget, Tenant may, at its election, advance such funds or give Landlord Notice thereof, which Notice shall set forth, in reasonable detail, the nature of the required Capital Expenditure, the estimated cost thereof and such other information with respect thereto as Landlord may reasonably require.  Provided that no Event of Default shall have occurred and be continuing and Tenant shall otherwise comply with the applicable provisions of Article 6, Landlord shall, within ten (10) Business Days after such Notice, subject to and in accordance with the applicable provisions of Article 6, disburse such required funds to Tenant (or, if Tenant shall so elect, directly to the Manager or any other Person performing the required work) and, upon such disbursement, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  Notwithstanding the foregoing, Landlord may elect not to disburse such required funds to Tenant; provided, however, that if Landlord shall elect not to disburse such required funds as aforesaid, Tenant’s obligation to make such required Capital Expenditure shall be deemed waived by Landlord, and, notwithstanding anything contained in this Agreement to the contrary, Tenant shall have no obligation to make such Capital Expenditure.

5.1.3                     Nonresponsibility of Landlord, Etc.  All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Leased Property, or any part thereof, are hereby charged with notice that liens on the Leased Property or on Landlord’s interest therein are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished to Tenant or any Manager or for any other purpose during the term of this Agreement.

Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Leased Property or any part thereof or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leased Property or any part thereof nor to subject Landlord’s estate in the Leased Property or any part thereof to liability under any mechanic’s lien law of any State in any way, it being expressly understood Landlord’s estate shall not be subject to any such liability.

5.2                               Tenant’s Personal Property.  Tenant shall provide and maintain (or cause to be provided and maintained) throughout the Term all such Tenant’s Personal Property as shall be necessary in order to operate in compliance with applicable material Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Permitted Use.  If, from and after January 31, 2007, Tenant acquires an interest in any item of tangible personal property (other than motor vehicles) on, or in connection with, the Leased Property, or any portion thereof, which belongs to anyone other than Tenant, Tenant shall require the agreements permitting such use to provide that Landlord or its designee may assume Tenant’s rights and obligations under such agreement upon Landlord’s purchase of the same in accordance with the provisions of Article 15 and the assumption of management or operation of the Travel Center by Landlord or its designee.

5.3                               Yield Up.  Upon the expiration or sooner termination of this Agreement, Tenant shall remove all of Tenant’s Personal Property (other than that purchased by Landlord pursuant to Article 15) and vacate and surrender the Leased Property to Landlord (except that Tenant shall not surrender its rights to use the trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, to the extent necessary for it to comply with its obligations with respect to the Existing Third Party Trade Names and Service Mark Rights until the various dates on which the rights thereto of such third parties expire, to the extent and as more particularly described in Section 2.3) in substantially the same condition in which the Leased Property was in on the Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement, reasonable wear and tear excepted (and casualty damage and Condemnation, in the event that this Agreement is terminated following a casualty or Condemnation in accordance with Article 10 or Article 11, excepted).

In addition, upon the expiration or earlier termination of this Agreement, Tenant shall, at Landlord’s sole cost and expense, use its good faith efforts to transfer (or cause to be transferred) to Landlord or its nominee, and cooperate with Landlord or Landlord’s nominee in connection with the processing of all applications for, licenses, operating permits and other governmental authorizations and all contracts, including contracts with Government Agencies and rights with third party franchisors which may be necessary for the use and operation of the Travel Centers as then operated (all such licenses, permits, authorizations and contracts being “Operating Rights”).  Tenant hereby appoints Landlord as its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this paragraph and taking any action, including, without limitation, executing, delivering and filing applications, certificates, instruments and other documents and papers with Government Agencies, and executing any instruments, assignments, conveyances, and other transfers which are required to be taken or executed by Tenant, on its behalf and in its name, which appointment is coupled with an interest, is irrevocable and durable and shall survive the subsequent dissolution of Tenant.

If requested by Landlord, Tenant shall continue to manage one or more of the Travel Centers after the expiration of the Term for up to one hundred eighty (180) days, on such reasonable terms (including receipt by Tenant of a market management fee), as Landlord shall reasonably request.

5.4                               Management and Franchise Agreements.  Tenant shall not, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned with respect to Tenant’s Affiliated Persons), enter into, amend or modify the provisions of, or extend or renew (or allow to be entered into, amended, modified, extended or renewed) any Management Agreement or TA Franchise Agreement.  Any agreements entered into pursuant to the provisions of this Section 5.4 shall be subordinate to this Agreement and shall provide, inter alia, that all amounts due from Tenant thereunder shall be subordinate to all amounts due from Tenant to Landlord (provided that, as long as no Event of Default has occurred and is continuing, Tenant may pay all amounts due from it thereunder) and for termination thereof, at Landlord’s option, upon the termination of this Agreement.  Tenant shall not take any action, grant any consent or permit any action or consent under, any Management Agreement or TA Franchise Agreement which might have a material adverse effect on Landlord, without the prior written consent of Landlord.  Tenant shall enforce, or cause to be enforced, all rights of the franchisor under the TA Franchise Agreements.

ARTICLE 6

IMPROVEMENTS, ETC.

6.1                               Improvements to the Leased Property.  Tenant shall not make, construct or install (or permit to be made, constructed or installed) any Capital Additions without, in each instance, obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned provided that (a) construction or installation of the same would not adversely affect or violate any material Legal Requirement or Insurance Requirement applicable to any Property and (b) Landlord shall have received an Officer’s Certificate certifying as to the satisfaction of the conditions set out in clause (a) above; provided, however, that no such consent shall be required in the event immediate action is required to prevent imminent harm to person or property or with respect to any Capital Addition approved in the applicable Capital Replacements Budget and having an aggregate cost not to exceed $250,000.  Prior to commencing construction of any Capital Addition, Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any such proposed improvement and shall provide to Landlord such plans and specifications, and such permits, licenses, contracts and such other information concerning the same as Landlord may reasonably request.  Landlord shall have thirty (30) days to review all materials submitted to Landlord in connection with any such proposal.  Failure of Landlord to respond to Tenant’s proposal within thirty (30) days after receipt of all information and materials requested by Landlord in connection with the proposed improvement shall be deemed to constitute approval of the same.  Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such proposed improvement and the use or uses to which it will be put.  No Capital Addition shall be made which would tie in or connect any Leased Improvements with any other improvements on property adjacent to any Property (and not part of the Land) including, without limitation, tie-ins of buildings or other structures or utilities.  Except as permitted herein, Tenant shall not finance the cost of any construction of such improvement by the granting of a lien on or security interest in the Leased Property or such improvement, or Tenant’s interest therein, without the prior written consent of Landlord, which consent may be withheld by Landlord in Landlord’s sole discretion.  Any such improvements shall, upon the expiration or sooner termination of this Agreement, remain or pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted Encumbrances.

6.2                               Salvage.  All materials which are scrapped or removed in connection with the making of either Capital Additions or non-Capital Additions or repairs required by Article 5 shall be or become the property of the party that paid for such work.

ARTICLE 7

LIENS

Subject to Article 8, Tenant shall use its best efforts not, directly or indirectly, to create or allow to remain and shall promptly discharge (or cause to be discharged), at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property, or any portion thereof, or Tenant’s leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Permitted Encumbrances, (b) restrictions, liens and other encumbrances which are consented to in writing by Landlord, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (d) subleases permitted by Article 16, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet due and payable, or (ii) are being contested in accordance with Article 8, (f) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable or are for sums that are being contested in accordance with Article 8, (g) any Property Mortgages or other liens which are the responsibility of Landlord pursuant to the provisions of Article 20 and (h) Landlord Liens and any other voluntary liens created by Landlord.

ARTICLE 8

PERMITTED CONTESTS

Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, Environmental Obligation, lien, attachment, levy, encumbrance, charge or claim (collectively, “Claims”) as to the Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Tenant’s obligation to pay (or cause to be paid) any Claims as finally determined, (b) such contest shall not cause Landlord or Tenant to be in default under any ground lease, mortgage or deed of trust encumbering the Leased Property, or any portion thereof (Landlord agreeing that any such ground lease, mortgage or deed of trust shall permit Tenant to exercise the rights granted pursuant to this Article 8) or any interest therein or result in or reasonably be expected to result in a lien attaching to the Leased Property, or any portion thereof, (c) no part of the Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (d) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys’ fees, incurred by Landlord in connection therewith or as a result thereof.  Landlord agrees to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith) unless Tenant agrees by agreement in form and substance reasonably satisfactory to Landlord, to assume and indemnify Landlord with respect to the same.  Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord to the extent that Landlord has been fully reimbursed by Tenant.  If Tenant shall fail (x) to pay or cause to be paid any

Claims when finally determined, (y) to provide reasonable security therefor or (z) to prosecute or cause to be prosecuted any such contest diligently and in good faith, Landlord may, upon reasonable notice to Tenant (which notice shall not be required if Landlord shall reasonably determine that the same is not practicable), pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges.

ARTICLE 9

INSURANCE AND INDEMNIFICATION

9.1                               General Insurance Requirements.  Tenant shall, at all times during the Term and at any other time Tenant shall be in possession of any Property, or any portion thereof, keep (or cause to be kept) such Property and all property located therein or thereon, insured against the risks and in such amounts as Landlord shall reasonably require and may be commercially reasonable.  Tenant shall prepare a proposal setting forth the insurance Tenant proposes to be maintained with respect to each Property during the ensuing Lease Year, and shall submit such proposal to Landlord on or before December 1st of the preceding Lease Year, for Landlord’s review and approval, which approval shall not be unreasonably withheld, delayed or conditioned.  In the event that Landlord shall fail to respond within thirty (30) days after receipt of such proposal, such proposal shall be deemed approved.

9.2                               Waiver of Subrogation.  Landlord and Tenant agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in any State) with respect to any property loss which is covered by insurance then being carried by Landlord or Tenant, the party carrying such insurance and suffering said loss releases the others of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies (and, if Landlord or Tenant shall self insure in accordance with the terms hereof, Landlord or Tenant, as the case may be) shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom.  In the event that any extra premium is payable by Tenant as a result of this provision, Landlord shall not be liable for reimbursement to Tenant for such extra premium.

9.3                               Form Satisfactory, Etc.  All insurance policies and endorsements required pursuant to this Article 9 shall be fully paid for, nonassessable, and issued by reputable insurance companies authorized to do business in the State and having a general policy holder’s rating of no less than A in Best’s latest rating guide.  All property, business interruption, liability and flood insurance policies with respect to each Property shall include no deductible in excess of Five Hundred Thousand Dollars ($500,000).  At all times, all property, business interruption, liability and flood insurance policies, with the exception of worker’s compensation insurance coverage, shall name Landlord and any Property Mortgagee as additional insureds, as their interests may appear.  All loss adjustments shall be payable as provided in Article 10, except that losses under liability and worker’s compensation insurance policies shall be payable directly to the party entitled thereto.  Tenant shall cause all insurance premiums to be paid and shall deliver (or cause to be delivered) policies or certificates thereof to Landlord prior to their effective date

(and, with respect to any renewal policy, prior to the expiration of the existing policy).  All such policies shall provide Landlord (and any Property Mortgagee if required by the same) thirty (30) days prior written notice of any material change or cancellation of such policy.  In the event Tenant shall fail to effect (or cause to be effected) such insurance as herein required, to pay (or cause to be paid) the premiums therefor or to deliver (or cause to be delivered) such policies or certificates to Landlord or any Property Mortgagee at the times required, Landlord shall have the right, upon Notice to Tenant, but not the obligation, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Landlord, upon demand, as Additional Charges, together with interest accrued thereon at the Overdue Rate from the date such payment is made until (but excluding) the date repaid.

9.4                               No Separate Insurance; Self-Insurance.  Tenant shall not take (or permit any Person to take) out separate insurance, concurrent in form or contributing in the event of loss with that required by this Article 9, or increase the amount of any existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of such insurance, including Landlord and all Property Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under this Agreement.  In the event Tenant shall take out any such separate insurance or increase any of the amounts of the then existing insurance, Tenant shall give Landlord prompt Notice thereof.  Tenant shall not self-insure (or permit any Person to self-insure).

9.5                               Indemnification of Landlord.  Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys’ fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of the following, except to the extent caused by Landlord’s gross negligence or willful misconduct:  (a) any accident or injury to, or death of, persons or loss of or damage to property occurring on or about any Property or portion thereof or adjoining sidewalks or rights of way during the Term, (b) any past, present or future condition or use, misuse, non-use, management, maintenance or repair by Tenant, any Manager or anyone claiming under any of them of any Property, Tenant’s Personal Property or Transferred Trademarks, or any litigation, proceeding or claim by governmental entities (other than Condemnation proceedings) or other third parties relating to any Property or portion thereof or Tenant’s Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof, including failure to perform obligations under this Agreement, to which Landlord is made a party during the Term (limited, in the case of Environmental Obligations, to those provided in Section 4.3.1), (c) any Impositions that are the obligations of Tenant to pay pursuant to the applicable provisions of this Agreement, and (d) any failure on the part of Tenant or anyone claiming under Tenant to perform or comply with any of the terms of this Agreement.  Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord (and shall not be responsible for any duplicative attorneys’ fees incurred by Landlord) or may compromise or otherwise dispose of the same, with Landlord’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned).  The obligations of Tenant under this Section 9.5 shall survive the termination of this Agreement.

ARTICLE 10

CASUALTY

10.1                        Insurance Proceeds.  Except as provided in the last clause of this sentence, all proceeds payable by reason of any loss or damage to any Property, or any portion thereof, and insured under any policy of insurance required by Article 9 (other than the proceeds of any business interruption insurance or insurance proceeds for Tenant’s Personal Property) shall be paid directly to Landlord (subject to the provisions of Section 10.2) and all loss adjustments with respect to losses payable to Landlord shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that, so long as no Event of Default shall have occurred and be continuing, all such proceeds less than or equal to Two Hundred Fifty Thousand Dollars ($250,000) shall be paid directly to Tenant and such losses may be adjusted without Landlord’s consent.  If Tenant is required to reconstruct or repair any Property as provided herein, such proceeds shall be paid out by Landlord from time to time for the reasonable costs of reconstruction or repair of such Property necessitated by such damage or destruction, subject to and in accordance with the provisions of Section 10.2.4.  Any excess proceeds of insurance remaining after the completion of the restoration shall be paid to Tenant.  In the event that the provisions of Section 10.2.1 are applicable, the insurance proceeds shall be retained by the party entitled thereto pursuant to Section 10.2.1.

10.2                        Damage or Destruction

10.2.1              Damage or Destruction of Leased Property.  If, during the Term, any Property shall be totally or partially destroyed and the Travel Center located thereon is thereby rendered Unsuitable for Its Permitted Use, either Landlord or Tenant may, by the giving of Notice thereof to the other, terminate this Agreement with respect to such affected Property, whereupon, this Agreement shall terminate with respect to such affected Property, Landlord shall be entitled to retain the insurance proceeds payable on account of such damage, Tenant shall pay to Landlord the amount of any deductible under the insurance policies covering such Travel Center, the amount of any uninsured loss and any difference between the replacement cost of the affected Property and the casualty insurance proceeds therefor, and the Minimum Rent shall be reduced by, at Landlord’s option, (x) the applicable Percentage Reduction of the total amount received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, an appraiser designated by Landlord.

10.2.2              Partial Damage or Destruction.  If, during the Term, any Property shall be totally or partially destroyed but the Travel Center located thereon is not rendered Unsuitable for Its Permitted Use, Tenant shall, subject to Section 10.2.3, promptly restore such Travel Center as provided in Section 10.2.4.

10.2.3              Insufficient Insurance Proceeds.  If the cost of the repair or restoration of the applicable Travel Center exceeds the amount of insurance proceeds received by Landlord and Tenant pursuant to Section 9.1, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that, if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement).  In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable in Landlord’s sole discretion by Notice to Tenant, given within sixty (60) days after Tenant’s notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement with respect to the affected Property by Notice to the other, whereupon, this Agreement shall so terminate and insurance proceeds shall be distributed as provided in Section 10.2.1.  It is expressly understood and agreed, however, that, notwithstanding anything in this Agreement to the contrary, Tenant shall be strictly liable and solely responsible for the amount of any deductible and shall, upon any insurable loss, pay over the amount of such deductible to Landlord at the time and in the manner herein provided for payment of the applicable proceeds to Landlord.

10.2.4              Disbursement of Proceeds.  In the event Tenant is required to restore any Property pursuant to Section 10.2 and this Agreement is not terminated as to such Property pursuant to this Article 10, Tenant shall commence (or cause to be commenced) promptly and continue diligently to perform (or cause to be performed) the repair and restoration of such Property (hereinafter called the “Work”), so as to restore (or cause to be restored) the applicable Property in material compliance with all Legal Requirements and so that such Property shall be, to the extent practicable, substantially equivalent in value and general utility to its general utility and value immediately prior to such damage or destruction.  Subject to the terms hereof, Landlord shall advance the insurance proceeds and any additional amounts payable by Landlord pursuant to Section 10.2.3 or otherwise deposited with Landlord to Tenant regularly during the repair and restoration period so as to permit payment for the cost of any such restoration and repair.  Any such advances shall be made not more often than monthly within ten (10) Business Days after Tenant submits to Landlord a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Landlord).  Landlord may, at its option, condition advancement of such insurance proceeds and other amounts on (i) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (ii) general contractors’ estimates, (iii) architect’s certificates, (iv) conditional lien waivers of general contractors, if available, (v) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (vi) if Tenant has elected to advance deficiency funds pursuant to Section 10.2.3, Tenant depositing the amount thereof with Landlord and (vii) such other certificates as Landlord may, from time to time, reasonably require.

Landlord’s obligation to disburse insurance proceeds under this Article 10 shall be subject to the release of such proceeds by any Property Mortgagee to Landlord.

Tenant’s obligation to restore the applicable Property pursuant to this Article 10 shall be subject to the release of available insurance proceeds by the applicable Property Mortgagee to Landlord or directly to Tenant and, in the event such proceeds are insufficient, Landlord electing to make such deficiency available therefor (and disbursement of such deficiency).

10.3                        Damage Near End of Term.  Notwithstanding any provisions of Section 10.1 or 10.2 to the contrary, if damage to or destruction of any Property occurs during the last twelve (12) months of the Term and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is six (6) months prior to the end of the Term, the provisions of Section 10.2.1 shall apply as if such Property had been totally or partially destroyed and the Travel Center thereon rendered Unsuitable for Its Permitted Use.

10.4                        Tenant’s Personal Property.  All insurance proceeds payable by reason of any loss of or damage to any of Tenant’s Personal Property shall be paid to Tenant and, to the extent necessary to repair or replace Tenant’s Personal Property in accordance with Section 10.5, Tenant shall hold such proceeds in trust to pay the cost of repairing or replacing damaged Tenant’s Personal Property.

10.5                        Restoration of Tenant’s Personal Property.  If Tenant is required to restore any Property as hereinabove provided, Tenant shall either (a) restore all alterations and improvements made by Tenant and Tenant’s Personal Property, or (b) replace such alterations and improvements and Tenant’s Personal Property with improvements or items of the same or better quality and utility in the operation of such Property.

10.6                        No Abatement of Rent.  This Agreement shall remain in full force and effect and Tenant’s obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any damage involving the Leased Property, or any portion thereof (provided that Landlord shall credit against such payments any amounts paid to Landlord as a consequence of such damage under any business interruption insurance obtained by Tenant hereunder).  The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction to the Leased Property, or any portion thereof, and, to the maximum extent permitted by law, no local or State statute, laws, rules, regulation or ordinance in effect during the Term which provide for such a contingency shall have any application in such case.

10.7                        Waiver.  Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property, or any portion thereof.

ARTICLE 11

CONDEMNATION

11.1                        Total Condemnation, Etc.  If either (i) the whole of any Property shall be taken by Condemnation or (ii) a Condemnation of less than the whole of any Property renders any Property Unsuitable for Its Permitted Use, this Agreement shall terminate with respect to such Property, and Tenant and Landlord shall seek the Award for their interests in the applicable Property as provided in Section 11.5.  Upon payment to Landlord of any such Award, the Minimum Rent shall be reduced by, at Landlord’s option, (x) the applicable Percentage Reduction of the amount of such Award received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, an appraiser designated by Landlord.

11.2                        Partial Condemnation.  In the event of a Condemnation of less than the whole of any Property such that such Property is still suitable for its Permitted Use, Tenant shall, to the extent of the Award and any additional amounts disbursed by Landlord as hereinafter provided, commence (or cause to be commenced) promptly and continue diligently to restore (or cause to be restored) the untaken portion of the applicable Leased Improvements so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as such Leased Improvements existing immediately prior to such Condemnation, in material compliance with all Legal Requirements, subject to the provisions of this Section 11.2.  If the cost of the repair or restoration of the affected Property exceeds the amount of the Award, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement).  In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable at Landlord’s sole election by Notice to Tenant given within sixty (60) days after Tenant’s Notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement with respect to the affected Property and the entire Award shall be allocated as set forth in Section 11.5.

Subject to the terms hereof, Landlord shall contribute to the cost of restoration that part of the Award received by Landlord and necessary to complete such repair or restoration, together with severance and other damages awarded to Landlord for the taken Leased Improvements and any deficiency Landlord has agreed to disburse, to Tenant regularly during the restoration period so as to permit payment for the cost of such repair or restoration.  Landlord may, at its option, condition advancement of such portion of the Award and other amounts on (a) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (b) general contractors’ estimates, (c) architect’s certificates, (d) conditional lien waivers of general contractors, if available, (e) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (f) if Tenant has elected to advance deficiency funds pursuant to the preceding paragraph, Tenant depositing the amount thereof with Landlord and (g) such other certificates as Landlord may, from time to time, reasonably require.  Landlord’s obligation under this Section 11.2 to disburse the Award and such other amounts shall be subject to (x) the collection thereof by Landlord and (y) the satisfaction of any applicable requirements of any Property Mortgage, and the release of such Award by the applicable Property Mortgagee.  Tenant’s obligation to restore the Leased Property shall be subject to the release of any portion of the Award by the applicable Property Mortgagee to Landlord.

11.3                        Abatement of Rent.  Other than as specifically provided in this Agreement, this Agreement shall remain in full force and effect and Tenant’s obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any Condemnation involving the Leased Property, or any portion thereof.  The provisions of this Article 11 shall be considered an express agreement governing any Condemnation involving the Leased Property and, to the maximum extent permitted by law, no local or State statute, law, rule, regulation or ordinance in effect during the Term which provides for such a contingency shall have any application in such case.

11.4                        Temporary Condemnation.  In the event of any temporary Condemnation of any Property or Tenant’s interest therein, this Agreement shall continue in full force and effect and Tenant shall continue to pay (or cause to be paid), in the manner and on the terms herein specified, the full amount of the Rent.  Tenant shall continue to perform and observe (or cause to be performed and observed) all of the other terms and conditions of this Agreement on the part of the Tenant to be performed and observed.  The entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant.  Tenant shall, promptly upon the termination of any such period of temporary Condemnation, at its sole cost and expense, restore the affected Property to the condition that existed immediately prior to such Condemnation, in material compliance with all applicable Legal Requirements, unless such period of temporary Condemnation shall extend beyond the expiration of the Term, in which event Tenant shall not be required to make such restoration.

11.5                        Allocation of Award.  Except as provided in Section 11.4 and the second sentence of this Section 11.5, the total Award shall be solely the property of and payable to Landlord.  Any portion of the Award made for the taking of Tenant’s leasehold interest in the Leased Property, loss of business during the remainder of the Term, the taking of Tenant’s Personal Property, the taking of Capital Additions paid for by Tenant and Tenant’s removal and relocation expenses shall be the sole property of and payable to Tenant.  In any Condemnation proceedings, Landlord and Tenant shall each seek its own Award in conformity herewith, at its own expense.

ARTICLE 12

DEFAULTS AND REMEDIES

12.1                        Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)                                 should Tenant fail to make any payment of the Rent or any other sum payable hereunder when due and should such failure continue for a period of five (5) Business Days after Notice thereof from Landlord to Tenant; or

(b)                                 should Tenant default in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clause (a) above) and should such default continue for a period of thirty (30) days after Notice thereof from Landlord to Tenant; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within thirty (30) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed an additional ninety (90) days in the aggregate) as may be necessary to cure such default with all due diligence; or

(c)                                  should any obligation of Tenant or any Guarantor in respect of any Indebtedness of Ten Million Dollars ($10,000,000) or more for money borrowed or for any material property or services, or any guaranty relating thereto, be declared to be or become due and payable prior to the stated maturity thereof, or should there occur and be continuing with respect to any such Indebtedness any event of default under any instrument or agreement evidencing or securing the same, the effect of which is to permit the holder or holders of such instrument or agreement or a trustee, agent or other representative on behalf of such holder or holders, to cause any such obligations to become due prior to its stated maturity; or

(d)                                 should an event of default occur and be continuing beyond the expiration of any applicable cure period under any Guaranty; or

(e)                                  should Tenant or any Guarantor generally not be paying its debts as they become due or should Tenant or any Guarantor make a general assignment for the benefit of creditors; or

(f)                                   should any petition be filed by or against Tenant or any Guarantor under the Federal bankruptcy laws, or should any other proceeding be instituted by or against Tenant or any Guarantor seeking to adjudicate Tenant or any Guarantor a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of Tenant’s or any Guarantor’s debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or any Guarantor or for any substantial part of the property of Tenant or any Guarantor and such proceeding is not dismissed within one hundred eighty (180) days after institution thereof; or

(g)                                  should Tenant or any Guarantor cause or institute any proceeding for its dissolution or termination; or

(h)                                 should the estate or interest of Tenant in the Leased Property or any part thereof be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of (x) ninety (90) days after commencement thereof, unless the amount in dispute is less than $250,000, in which case Tenant shall give Notice to Landlord of the dispute but Tenant may defend in any suitable way, and (y) two hundred seventy (270) days after receipt by Tenant of Notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article 8); or

(i)                                     should there occur any direct or indirect Change in Control of Tenant or any Guarantor, except as otherwise permitted by Article 16; or

(j)                                    should there occur any “Event of Default” (as defined therein) under any Other Lease.

then, and in any such event, Landlord, in addition to all other remedies available to it, may terminate this Agreement with respect to any or all of the Leased Property (except with respect to any Existing Third Party Trade Names and Service Mark Rights to the extent and as more particularly described in Section 2.3) by giving Notice thereof to Tenant and upon the expiration of the time, if any, fixed in such Notice, this Agreement shall terminate with respect to all or the designated portion of the Leased Property and all rights of Tenant under this Agreement with respect thereto shall cease.  Landlord shall have and may exercise all rights and remedies available at law and in equity to Landlord as a result of Tenant’s breach of this Agreement.

Upon the termination of this Agreement in connection with any Event of Default, Landlord may, in addition to any other remedies provided herein (including the rights set forth in Section 5.3), enter upon the Real Property, or any portion thereof and take possession thereof, without liability for trespass or conversion (Tenant hereby waiving any right to notice or hearing prior to such taking of possession by Landlord).

12.2                        Remedies.  None of (a) the termination of this Agreement pursuant to Section 12.1, (b) the repossession of the Leased Property, or any portion thereof, (c) the failure of Landlord to relet the Leased Property, or any portion thereof, nor (d) the reletting of all or any of portion of the Leased Property, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting.  In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Property, or terminated portion thereof, through and including the date of such termination.  Thereafter, Tenant, until the end of what would have been the Term of this Agreement in the absence of such termination, and whether or not the Leased Property, or any portion thereof, shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent (Additional Rent and Additional Charges to be reasonably calculated by Landlord) which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any reletting of the Leased

Property, or any portion thereof, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting.  Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Agreement had not been so terminated with respect to such of the Leased Property.

At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages beyond the date of such termination, at Landlord’s election, Tenant shall pay to Landlord an amount equal to the present value (as reasonably determined by Landlord using a discount rate equal to five percent (5%) per annum) of the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such termination (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Additional Rent and Additional Charges would be the same as payments required for the immediately preceding twelve calendar months, or if less than twelve calendar months have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired term of this Agreement if the same remained in effect, over the fair market rental for the same period.  Nothing contained in this Agreement shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may, (a) relet the Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) may make such reasonable alterations, repairs and decorations in the Leased Property, or any portion thereof, as Landlord, in its sole and absolute discretion, considers advisable and necessary for the purpose of reletting the Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Landlord shall in no event be liable in any way whatsoever for any failure to relet all or any portion of the Leased Property, or, in the event that the Leased Property is relet, for failure to collect the rent under such reletting.  To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Leased Property, by reason of the occurrence and continuation of an Event of Default hereunder.

Notwithstanding anything to the contrary set forth in this Agreement, if an Event of Default shall be triggered solely with respect to any of Sections 3.1.2(c), 3.1.2(d), 5.4, 9.5(d), 12.1(c), 12.1(d), 12.1(i), 17.2(a), 17.2(b), 21.1, 21.3, 21.4 or 21.9 (and not with respect to any other Section of this Agreement), in no event shall the damages recovered by Landlord pursuant to this Agreement exceed an amount equal to the sum of (i) the present value (as reasonably determined by Landlord using a discount rate equal to ten and six tenths percent (10.6%) per annum) of the Minimum Rent which would be payable hereunder from the date of such termination for what would be the then unexpired Term of this Agreement if the same remained in effect; and (ii) all amounts due and unpaid under this Agreement as of the date of the occurrence of the Event of Default.

12.3                        Tenant’s Waiver.  IF THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 12.1 OR 12.2, TENANT WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF SUMMARY PROCEEDINGS TO ENFORCE THE REMEDIES SET FORTH IN THIS ARTICLE 12, AND THE BENEFIT OF ANY LAWS NOW OR HEREAFTER IN FORCE EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT.

12.4                        Application of Funds.  Any payments received by Landlord under any of the provisions of this Agreement during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any Event of Default) shall be applied to Tenant’s current and past due obligations under this Agreement in such order as Landlord may determine or as may be prescribed by the laws of the State.  Any balance shall be paid to Tenant.

12.5                        Landlord’s Right to Cure Tenant’s Default.  If an Event of Default shall have occurred and be continuing, Landlord, after Notice to Tenant (which Notice shall not be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon the Real Property, or any portion thereof, for such purpose and take all such action thereon as, in Landlord’s sole and absolute discretion, may be necessary or appropriate therefor.  No such entry shall be deemed an eviction of Tenant.  All reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

ARTICLE 13

HOLDING OVER

Any holding over by Tenant after the expiration or sooner termination of this Agreement shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Minimum Rent and other charges herein provided (prorated on a daily basis).  Tenant shall also pay to Landlord all damages (direct or indirect) sustained by reason of any such holding over.  Otherwise, such holding over shall be on the terms and conditions set forth in this Agreement, to the extent applicable.  Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Agreement.

ARTICLE 14

LANDLORD DEFAULT

If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Agreement or any obligation of Landlord, if any, under any agreement affecting the Leased Property, the performance of which is not Tenant’s obligation pursuant to this Agreement, and any such default shall continue for a period of thirty (30) days after Notice thereof from Tenant to Landlord and any applicable Property Mortgagee, or such additional period as may be reasonably required to correct the same, Tenant may declare the occurrence of a “Landlord Default” by a second Notice to Landlord and to such Property Mortgagee.  Thereafter, Tenant may forthwith cure the same and, subject to the provisions of the following paragraph, invoice Landlord for costs and expenses (including reasonable attorneys’ fees and court costs) incurred by Tenant in curing the same, together with interest thereon (to the extent permitted by law) from the date Landlord receives Tenant’s invoice until paid, at the Overdue Rate.  Tenant shall have no right to terminate this Agreement for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder.

If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof.  If Tenant and Landlord shall fail, in good faith, to resolve any such dispute within ten (10) days after Landlord’s Notice of dispute, either may submit the matter for resolution in accordance with Article 22.

ARTICLE 15

PURCHASE OF TENANT’S PERSONAL PROPERTY

Landlord shall have the option to purchase Tenant’s Personal Property and any other property of any of Tenant’s subtenants which are Affiliated Persons of Tenant and which is used in connection with the operation of any Travel Center, at the expiration or sooner termination of this Agreement, for an amount equal to the then fair market value thereof (current replacement cost as determined by agreement of the parties or, in the absence of such agreement, appraisal), subject to, and with appropriate price adjustments for, all liabilities assumed such as equipment leases, conditional sale contracts and other encumbrances securing such liabilities to which such Personal Property or property of such subtenant is subject.  In addition, upon the expiration or sooner termination of this Agreement, Landlord shall have the right (i) to require Tenant or any Affiliated Person of Tenant to grant a perpetual license to Landlord or its nominee all software programs and similar intellectual property owned or licensed by Tenant or any such Affiliated Person used at the Travel Centers for an amount equal to the then fair market value thereof

(current replacement cost as determined by agreement of the parties or, in the absence of such agreement, appraisal), subject to, and with appropriate price adjustments for, all liabilities assumed, and (ii) to offer employment to any and all employees of Tenant and any Affiliated Person of Tenant employed at the Travel Centers.  Tenant shall cause each Affiliated Person of Tenant to enter into any license and sub-license necessary to effectuate the foregoing and shall not interfere with, and shall cause each such Affiliated Person to cooperate with Landlord and its nominees, and not to interfere with, the exercise of such right.

ARTICLE 16

SUBLETTING AND ASSIGNMENT

16.1                        Subletting and Assignment.  Except as provided in Section 16.3, Tenant shall not, without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole and absolute discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or sublease or permit the sublease (which term shall be deemed to include the granting of concessions, licenses, sublicenses and the like), of the Leased Property, or any portion thereof, or suffer or permit this Agreement or the leasehold estate created hereby or any other rights arising under this Agreement to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or operation of the Leased Property, or any portion thereof, by anyone other than Tenant or any Manager approved by Landlord pursuant to the applicable provisions of this Agreement, or the Leased Property, or any portion thereof, to be offered or advertised for assignment or subletting.

For purposes of this Section 16.1, an assignment of this Agreement shall be deemed to include, without limitation, any direct or indirect Change in Control of Tenant.

If this Agreement is assigned or if the Leased Property, or any portion thereof is sublet (or occupied by anybody other than Tenant or any Manager and their respective employees), after termination of this Agreement, Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 16.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Agreement.

Any assignment or transfer of Tenant’s interest under this Agreement shall be subject to such assignee’s or transferee’s delivery to Landlord of a Guaranty, which Guaranty shall be in form and substance satisfactory to Landlord in its sole discretion and which Guaranty shall constitute a Guaranty hereunder.

No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder (unless Landlord and Tenant expressly otherwise agree that Tenant shall be released from all obligations hereunder), and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Section 16.1.

No assignment, subletting or occupancy shall affect any Permitted Use.  Any subletting, assignment or other transfer of Tenant’s interest under this Agreement in contravention of this Section 16.1 shall be voidable at Landlord’s option.

16.2                        Required Sublease Provisions.  Except for subleases which are terminable at will by Tenant on not more than sixty (60) days’ prior notice, any sublease of all or any portion of the Leased Property entered into on or after the Commencement Date shall provide (a) that the subtenant shall, at Landlord’s or Tenant’s request pursuant to Tenant’s obligations or Landlord’s rights under Section 5.3 or Article 15, transfer as so requested any of its Operating Rights and/or other property relating to such Leased Property (and shall be deemed to have granted Landlord the power of attorney with respect to its Operating Rights and other property as Tenant has granted pursuant to the second sentence of the second paragraph of Section 5.3); (b) that it is subject and subordinate to this Agreement and to the matters to which this Agreement is or shall be subject or subordinate; (c) that in the event of termination of this Agreement or reentry or dispossession of Tenant by Landlord under this Agreement, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any Property Mortgagee, as holder of a mortgage or as Landlord under this Agreement, if such mortgagee succeeds to that position, shall (i) be liable for any act or omission of Tenant under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease not consented to in writing by Landlord or by any previous prepayment of more than one (1) month’s rent, (iv) be bound by any covenant of Tenant to undertake or complete any construction of the applicable Property, or any portion thereof, (v) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are performed after the date of such attornment, (vii) be responsible for any monies owing by Tenant to the credit of such subtenant unless actually delivered to Landlord by Tenant, or (viii) be required to remove any Person occupying any portion of the Leased Property; and (d) in the event that such subtenant receives a written Notice from Landlord or any Property Mortgagee stating that this Agreement has terminated, such subtenant shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice or as such party may direct.  Such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn.  An original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such subtenant or assignee, as the case may be, in form and substance reasonably satisfactory to Landlord, shall be delivered promptly to Landlord and (a) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Agreement on the part of Tenant to be kept and performed and shall be, and become, jointly and severally liable with Tenant for the performance thereof and (b) in case of either an assignment or subletting, Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder.

The provisions of this Section 16.2 shall not be deemed a waiver of the provisions set forth in the first paragraph of Section 16.1.

16.3                        Permitted Sublease.  Subject to the provisions of Section 16.2 and Section 16.4 and any other express conditions or limitations set forth herein, Tenant may, in each instance without consent, (a) enter into third party agreements or sublease space at any Property for fuel station, restaurant/food service or mechanical repair purposes or other concessions in furtherance of the Permitted Use, so long as such subleases will not violate or affect any Legal Requirement or Insurance Requirement, and Tenant shall provide such additional insurance coverage applicable to the activities to be conducted in such subleased space as Landlord and any Property Mortgagee may reasonably require, and (b) enter into one or more subleases or licenses with Affiliated Persons of Tenant with respect to the Leased Property, or any portion thereof (including but without limitation with respect to any trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, constituting part of the Transferred Trademarks), provided such subleases or licenses or sublicenses do not grant any rights beyond the Term.  Landlord and Tenant acknowledge and agree that if Tenant enters into one (1) or more subleases, licenses or sublicenses with Affiliated Persons of Tenant with respect to any Property, or any portion thereof, in accordance with the preceding clause (b), Tenant may allocate the rent and other charges with respect to the affected Property in any reasonable manner; provided, however, that such allocation shall not affect Tenant’s (nor any Guarantor’s) liability for the Rent and other obligations of Tenant under this Agreement; and, provided, further, that Tenant shall give Landlord prompt written notice of any allocation or reallocation of the rent and other charges with respect to the affected Property and, in any event, Tenant shall give Landlord written notice of the amount of such allocations at least ten (10) Business Days prior to the date that Landlord or Hospitality Properties Trust is required to file any tax returns in any State where such affected Leased Property is located.

16.4                        Sublease Limitation.  Anything contained in this Agreement to the contrary notwithstanding, Tenant shall not sublet or sublicense the Leased Property, or any portion thereof, on any basis such that the rental to be paid by any sublessee or sublicensee thereunder would be based, in whole or in part, on the net income or profits derived by the business activities of such sublessee or sublicensee, any other formula such that any portion of such sublease rental or sublicense would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or would otherwise disqualify Landlord or any Affiliated Person for treatment as a “real estate investment trust” under the Code.

ARTICLE 17

ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

17.1                        Estoppel Certificates.  At any time and from time to time, but not more than a reasonable number of times per year, upon not less than ten (10) Business Days prior Notice by either party, the party receiving such Notice shall furnish to the other an Officer’s Certificate certifying that this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications), the date to which the

Rent has been paid, that no Default or an Event of Default has occurred and is continuing or, if a Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof, and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request.  Any such certificate furnished pursuant to this Section 17.1 may be relied upon by the requesting party, its lenders and any prospective purchaser or mortgagee of the Leased Property, or any portion thereof, or the leasehold estate created hereby.

17.2                        Financial Statements.  Tenant shall furnish or cause TCA to furnish, as applicable, the following statements to Landlord:

(a)                                 within forty-five (45) days after each of the first three fiscal quarters of any Fiscal Year, the most recent Consolidated Financials, accompanied by the Financial Officer’s Certificate;

(b)                                 within ninety (90) days after the end of each Fiscal Year, the most recent Consolidated Financials and financials of Tenant for such year, certified by an independent certified public accountant reasonably satisfactory to Landlord and accompanied by a Financial Officer’s Certificate;

(c)                                  within forty-five (45) days after the end of each month, an unaudited operating statement and statement of Capital Expenditures prepared on a Property by Property basis and a combined basis, accompanied by a Financial Officer’s Certificate;

(d)                                 at any time and from time to time upon not less than twenty (20) days Notice from Landlord or such additional period as may be reasonable under the circumstances, any Consolidated Financials, Tenant financials or any other audited or unaudited financial reporting information required to be filed by Landlord with any securities and exchange commission, the SEC or any successor agency, or any other governmental authority, or required pursuant to any order issued by any court, governmental authority or arbitrator in any litigation to which Landlord is a party, for purposes of compliance therewith;

(e)                                  promptly after receipt or sending thereof, copies of all notices alleging a material default given or received by Tenant under any Management Agreement or TA Franchise Agreement; and

(f)                                   promptly upon Notice from Landlord, such other information concerning the business, financial condition and affairs of Tenant, any Guarantor, and/or any Affiliated Person of Tenant as Landlord reasonably may request from time to time.

Landlord may at any time, and from time to time, provide any Property Mortgagee with copies of any of the foregoing statements, subject to Landlord obtaining the agreement of such Property Mortgagee to maintain such statements and the information therein as confidential.

ARTICLE 18

LANDLORD’S RIGHT TO INSPECT, QUALITY CONTROL, USE OF TRANSFERRED TRADEMARKS AND ENFORCEMENT

18.1                        Inspection.  Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property, or any portion thereof, during usual business hours upon not less than forty-eight (48) hours’ notice and to make such repairs as Landlord is permitted or required to make pursuant to the terms of this Agreement, provided that any inspection or repair by Landlord or its representatives will not unreasonably interfere with Tenant’s use and operation of the Leased Property and further provided that in the event of an emergency, as determined by Landlord in its reasonable discretion, prior Notice shall not be necessary.

18.2                        Quality Control.  Landlord shall have the right to exercise quality control over the use made by Tenant (and any and all Affiliated Persons and permitted sublicensees) of the Transferred Trademarks to a degree reasonably necessary to maintain the validity and enforceability of the Transferred Trademarks and to protect the goodwill associated therewith.  Tenant (and any and all Affiliated Persons and permitted sublicensees) shall not combine the Transferred Trademarks with any other trademarks, service marks, trade names, logos, domain names or other brand-source indicia unless it obtains Landlord’s prior written consent.

18.3                        Transferred Trademarks, Registration and Maintenance.  Tenant shall be responsible for trademark registration and maintenance on behalf of Landlord.

18.4                        Enforcement.  In the event that Tenant (or any Affiliated Person or sublicensee) learns of any infringement or unauthorized use of any of the Transferred Trademarks, it shall promptly notify Landlord.  If requested to do so, Tenant (and any and all Affiliated Persons and sublicensees) shall cooperate with and assist Landlord in any action that Landlord may commence to protect its right, title and interest in the Transferred Trademarks, including joining the action as a party if necessary.

ARTICLE 19

EASEMENTS

19.1                        Grant of Easements.  Provided no Event of Default has occurred and is continuing, Landlord will join in granting and, if necessary, modifying or abandoning such rights-of-way, easements and other interests as may be reasonably requested by Tenant for ingress and egress, and electric, telephone, gas, water, sewer and other utilities so long as:

(a)                                 the instrument creating, modifying or abandoning any such easement, right-of-way or other interest is satisfactory to and approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned);

(b)                                 Landlord receives an Officer’s Certificate from Tenant stating (i) that such grant, modification or abandonment is not detrimental to the proper conduct of business on such Property, (ii) the consideration, if any, being paid for such grant, modification or abandonment (which consideration shall be paid by Tenant), (iii) that such grant, modification or abandonment does not impair the use or value of such Property for the Permitted Use, and (iv) that, for as long as this Agreement shall be in effect, Tenant will perform all obligations, if any, of Landlord under any such instrument; and

(c)                                  Landlord receives evidence satisfactory to Landlord that the Manager has granted its consent to such grant, modification or abandonment in accordance with the requirements of such Manager’s Management Agreement or that such consent is not required.

19.2                        Exercise of Rights by Tenant.  So long as no Event of Default has occurred and is continuing, Tenant shall have the right to exercise all rights of Landlord under the Easement Agreements and, in connection therewith, Landlord shall execute and promptly return to Tenant such documents as Tenant shall reasonably request.  Tenant shall perform all obligations of Landlord under the Easement Agreements.

19.3                        Permitted Encumbrances.  Any agreements entered into in accordance with this Article 19 shall be deemed a Permitted Encumbrance.

ARTICLE 20

PROPERTY MORTGAGES

20.1                        Landlord May Grant Liens.  Without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement (“Encumbrance”) upon the Leased Property, or any portion thereof, or interest therein, whether to secure any borrowing or other means of financing or refinancing.

20.2                        Subordination of Lease.  This Agreement and any and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages and deeds of trust, which may now or hereafter affect the Leased Property, or any portion thereof, or any improvements thereon and/or any of such leases, whether or not such mortgages or deeds of trust shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages and deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and deeds of trust and all consolidations of such mortgages and deeds of trust.  This section shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or the trustee or beneficiary of any deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination.  Any lease to which this Agreement is, at the time referred to, subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest at the time referred to is herein called “Superior Landlord” and any mortgage or deed of trust to which this Agreement is, at the time referred to, subject and subordinate is herein called “Superior Mortgage” and the holder, trustee or beneficiary of a Superior Mortgage is herein called “Superior Mortgagee”.  Tenant shall have no obligations under any Superior Lease or Superior Mortgage other than those expressly set forth in this Section 20.2.

If any Superior Landlord or Superior Mortgagee or the nominee or designee of any Superior Landlord or Superior Mortgagee shall succeed to the rights of Landlord under this Agreement (any such person, “Successor Landlord”), whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, at such Successor Landlord’s request, Tenant shall attorn to and recognize the Successor Landlord as Tenant’s landlord under this Agreement and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment (provided that such instrument does not alter the terms of this Agreement), whereupon, this Agreement shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Agreement, except that the Successor Landlord (unless formerly the landlord under this Agreement or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of any prior Landlord under this Agreement, (b) responsible for any monies owing by or on deposit with any prior Landlord to the credit of Tenant (except to the extent actually paid or delivered to the Successor Landlord), (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against any prior Landlord, (d) bound by any modification of this Agreement subsequent to such Superior Lease or Mortgage, or by any previous prepayment of Rent for more than one (1) month in advance of the date due hereunder, which was not approved in writing by the Superior Landlord or the Superior Mortgagee thereto, (e) liable to Tenant beyond the Successor Landlord’s interest in the Leased Property and the rents, income, receipts, revenues, issues and profits issuing from the Leased Property, (f) responsible for the performance of any work to be done by the Landlord under this Agreement to render the Leased Property ready for occupancy by Tenant (subject to Landlord’s obligations under Section 5.1.2(b) or with respect to any insurance or Condemnation proceeds), or (g) required to remove any Person occupying the Leased Property or any part thereof, except if such Person claims by, through or under the Successor Landlord.  Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid, and Landlord agrees to provide Tenant with an instrument of nondisturbance and attornment from each such Superior Mortgagee and Superior Landlord (other than the lessors under any ground leases with respect to the Leased Property, or any portion thereof) in form and substance reasonably satisfactory to Tenant.  Notwithstanding the foregoing, any Successor Landlord shall be liable (a) to pay to Tenant any amounts owed under Section 5.1.2(b), and (b) to pay to Tenant any portions of insurance proceeds or Awards received by Landlord or the Successor Landlord required to be paid to Tenant pursuant to the terms of this Agreement, and, as a condition to any mortgage, lien or lease in respect of the Leased Property, or any portion thereof, and the subordination of this Agreement thereto, the mortgagee, lienholder or lessor, as applicable, shall expressly agree, for the benefit of Tenant, to make such payments, which agreement shall be embodied in an instrument in form reasonably satisfactory to Tenant.

20.3                        Notice to Mortgagee and Superior Landlord.  Subsequent to the receipt by Tenant of Notice from Landlord as to the identity of any Property Mortgagee or Superior Landlord under a lease with Landlord, as ground lessee, which includes the Leased Property, or any portion thereof, as part of the demised premises and which complies with Section 20.1 (which Notice shall be accompanied by a copy of the applicable mortgage or lease), no Notice from Tenant to Landlord as to a default by Landlord under this Agreement shall be effective with respect to a Property Mortgagee or Superior Landlord unless and until a copy of the same is given to such Property Mortgagee or Superior Landlord at the address set forth in the above described Notice, and the curing of any of Landlord’s defaults within the applicable notice and cure periods set forth in Article 14 by such Property Mortgagee or Superior Landlord shall be treated as performance by Landlord.

ARTICLE 21

ADDITIONAL COVENANTS OF LANDLORD AND TENANT

21.1                        Prompt Payment of Indebtedness.  Tenant shall (a) pay or cause to be paid when due all payments of principal of and premium and interest on Tenant’s Indebtedness for money borrowed and shall not permit or suffer any such Indebtedness to become or remain in default beyond any applicable grace or cure period, (b) pay or cause to be paid when due all lawful claims for labor and rents with respect to the Leased Property, (c) pay or cause to be paid when due all trade payables and (d) pay or cause to be paid when due all other of Tenant’s Indebtedness upon which it is or becomes obligated, except, in each case, other than that referred to in clause (a), to the extent payment is being contested in good faith by appropriate proceedings in accordance with Article 8 and if Tenant shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, if appropriate, or unless and until foreclosure, distraint sale or other similar proceedings shall have been commenced.

21.2                        Conduct of Business.  Tenant shall not engage in any business other than the leasing and operation of the Leased Property (including any incidental or ancillary business relating thereto) and shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and its rights and licenses necessary to conduct such business.

21.3                        Maintenance of Accounts and Records.  Tenant shall keep true records and books of account of Tenant in which full, true and correct entries will be made of dealings and transactions in relation to the business and affairs of Tenant in accordance with GAAP.  Tenant shall apply accounting principles in the preparation of the financial statements of Tenant which, in the judgment of and the opinion of its independent public accountants, are in accordance with GAAP, where applicable, except for changes approved by such independent public accountants.  Tenant shall provide to Landlord either in a footnote to the financial statements delivered under Section 17.2 which relate to the period in which such change occurs, or in separate schedules to such financial statements, information sufficient to show the effect of any such changes on such financial statements.

21.4                        Notice of Litigation, Etc.  Tenant shall give prompt Notice to Landlord of any litigation or any administrative proceeding to which it may hereafter become a party of which Tenant has notice or actual knowledge which involves a potential liability equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000) or which may otherwise result in any material adverse change in the business, operations, property, prospects, results of operation or condition, financial or other, of Tenant.  Forthwith upon Tenant obtaining knowledge of any Default, Event of Default or any default or event of default under any agreement relating to

Indebtedness for money borrowed in an aggregate amount exceeding, at any one time, Two Hundred Fifty Thousand Dollars ($250,000), or any event or condition that would be required to be disclosed in a current report filed by Tenant on Form 8-K or in Part II of a quarterly report on Form 10-Q if Tenant were required to file such reports under the Securities Exchange Act of 1934, as amended, Tenant shall furnish Notice thereof to Landlord specifying the nature and period of existence thereof and what action Tenant has taken or is taking or proposes to take with respect thereto.

21.5                        Indebtedness of Tenant.  Tenant shall not create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any Indebtedness except the following:

(a)                                 Indebtedness of Tenant to Landlord;

(b)                                 Indebtedness of Tenant for Impositions, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Article 8;

(c)                                  Indebtedness of Tenant in respect of judgments or awards (i) which have been in force for less than the applicable appeal period and in respect of which execution thereof shall have been stayed pending such appeal or review, or (ii) which are fully covered by insurance payable to Tenant, or (iii) which are for an amount not in excess of $250,000 in the aggregate at any one time outstanding and (x) which have been in force for not longer than the applicable appeal period, so long as execution is not levied thereunder or (y) in respect of which an appeal or proceedings for review shall at the time be prosecuted in good faith in accordance with the provisions of Article 8, and in respect of which execution thereof shall have been stayed pending such appeal or review;

(d)                                 unsecured borrowings of Tenant from its Affiliated Persons which are by their terms expressly subordinate pursuant to a Subordination Agreement to the payment and performance of Tenant’s obligations under this Agreement; or

(e)                                  Indebtedness for purchase money financing in accordance with Section 21.8(a) and other operating liabilities incurred in the ordinary course of Tenant’s business;

(f)                                   Indebtedness of Tenant as guarantor or borrower secured by Liens permitted under Section 21.8(c); or

(g)                                  A guaranty of TCA’s obligations under its revolving line of credit and for any privately placed or publicly issued debt.

21.6                        Distributions, Payments to Affiliated Persons, Etc.  Tenant shall not declare, order, pay or make, directly or indirectly, any Distributions or any payment to any Affiliated Person of Tenant (including payments in the ordinary course of business) or set apart any sum or property therefor, or agree to do so, if, at the time of such proposed action, or immediately after giving effect thereto, any Event of Default shall have occurred and be continuing.  Otherwise, as long as no Event of Default shall have occurred and be continuing, Tenant may make

Distributions and payments to Affiliated Persons; provided, however, that any such payments shall at all times be subordinate to Tenant’s obligations under this Agreement.

21.7                        Prohibited Transactions.  Tenant shall not permit to exist or enter into any agreement or arrangement whereby it engages in a transaction of any kind with any Affiliated Person as to Tenant or any Guarantor, except on terms and conditions which are commercially reasonable.

21.8                        Liens and Encumbrances.  Except as permitted by Article 7 and Section 21.5, Tenant shall not create or incur or suffer to be created or incurred or to exist any Lien on this Agreement or any of Tenant’s assets, properties, rights or income, or any of its interest therein, now or at any time hereafter owned, other than:

(a)                                 Security interests securing the purchase price of equipment or personal property whether acquired before or after the Commencement Date; provided, however, that (i) such Lien shall at all times be confined solely to the asset in question and (ii) the aggregate principal amount of Indebtedness secured by any such Lien shall not exceed the cost of acquisition or construction of the property subject thereto;

(b)                                 Permitted Encumbrances;

(c)                                  Security interests in Accounts or Chattel Paper, in Support Obligations, General Intangibles or Deposit Accounts relating to such Accounts or Chattel Paper, in any Instruments or Investment Property evidencing or arising from such Accounts or Chattel Paper, in any documents, books, records or other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to any property described in this Section 21.8(c) or in any Proceeds of any of the foregoing (capitalized terms used in this Section 21.8(c) without definition being used as defined in or for purposes of Article 9 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts); or

(d)                                 As permitted pursuant to Section 21.5.

21.9                        Merger; Sale of Assets; Etc.  Without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion), Tenant shall not (i) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, all or any material portion of its assets (including capital stock or other equity interests) or business to any Person, (ii) merge into or with or consolidate with any other Entity, or (iii) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, any personal property or fixtures or any real property; provided, however, that, notwithstanding the provisions of clause (iii) preceding, Tenant may dispose of equipment or fixtures which have become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, provided substitute equipment or fixtures having equal or greater value and utility (but not necessarily having the same function) have been provided.

21.10                 Bankruptcy Remote Entities.  At Landlord’s request, Tenant shall make such amendments, modifications or other changes to its charter documents and governing bodies

(including, without limitation, Tenant’s board of directors), and take such other actions, as may from time to time be necessary to qualify Tenant as a “bankruptcy remote entity”, provided that Landlord shall reimburse Tenant for all costs and expenses reasonably incurred by Tenant in connection with the making of such amendments or modifications.

21.11                 Trade Area Restriction.  Notwithstanding anything to the contrary in this Agreement, except for Travel Centers owned by Landlord or any Affiliated Person of Landlord, neither Tenant nor any Affiliated Person of Tenant shall acquire, own, franchise, finance, lease, manage, operate or open any Travel Center or similar business (it being agreed by Landlord and Tenant that convenience stores which provide services primarily to non-professional drivers shall not be a “similar business”) within seventy-five (75) miles in either direction along the primary interstate on which any Property is located without Landlord’s consent, which consent may be given or withheld in Landlord’s sole discretion.  Notwithstanding the foregoing, Landlord confirms that, subject to the other terms and conditions of this Agreement, Tenant or any Affiliated Person of Tenant may acquire, own, franchise, finance, lease, manage, operate or open the Travel Centers identified on Exhibit D attached hereto.

ARTICLE 22

ARBITRATION

Any disputes, claims or controversies arising out of or relating to this Agreement, (i) between the parties or (ii) brought by or on behalf of any shareholder of any party or a direct or indirect parent of a party (which, for purposes of this Article 22, shall mean any shareholder of record or any beneficial owner of shares of any party, or any former shareholder of record or beneficial owner of shares of any party), either on his, her or its own behalf, on behalf of any party or on behalf of any series or class of shares of any party or shareholders of any party against any party or any member, trustee, officer, manager (including Reit Management & Research LLC (“RMR”) or its successor), agent or employee of any party, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration provision, or the declarations of trust, limited liability company agreements or bylaws of any party hereto (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Article 22.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of any party and class actions by a shareholder against those individuals or entities and any party.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. For purposes of this Article 22, the term “party” shall include any direct or indirect parent of a party.

There shall be three arbitrators.  If there are only two parties to the Dispute, each party shall select one arbitrator within fifteen days after receipt by respondent of a copy of the demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If either party fails to timely select an arbitrator, the other party to the Dispute shall select the second arbitrator who shall be neutral and impartial and shall not be affiliated with or an interested person of either party.  If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator.  Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either all claimants or all respondents fail to timely select an arbitrator then such arbitrator (who shall be neutral, impartial and unaffiliated with any party) shall be appointed by the AAA.  The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen days of the appointment of the second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

The place of arbitration shall be at the office of the AAA in Boston, Massachusetts unless otherwise agreed by the parties and all parties waive all questions of personal jurisdiction and venue for the purpose of carrying out this paragraph.

There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

In rendering an award or decision (the “Arbitration Award”), the arbitrators shall be required to follow the laws of the State of Maryland.  Any arbitration proceedings or Arbitration Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Arbitration Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

Except to the extent as otherwise agreed by the parties after the date of this Agreement, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

An Arbitration Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Arbitration Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Each party against which the Arbitration Award assesses a monetary obligation shall pay that obligation on or before the thirtieth day following the date of the Arbitration Award or such other date as the Arbitration Award may provide.

This Article 22 is intended to benefit and be enforceable by the shareholders, members, direct and indirect parents, trustees, directors, officers, managers (including RMR or its successor), agents or employees of any party and the parties and shall be binding on the shareholders of any party and the parties, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

ARTICLE 23

MISCELLANEOUS

23.1                        Limitation on Payment of Rent.  All agreements between Landlord and Tenant herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of Rent, or otherwise, shall the Rent or any other amounts payable to Landlord under this Agreement exceed the maximum permissible under applicable law, the benefit of which may be asserted by Tenant as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Landlord should ever receive as fulfillment of such provision such an excessive amount, then, ipso facto, the amount which would be excessive shall be applied to the reduction of the installment(s) of Minimum Rent next due and not to the payment of such excessive amount.  This provision shall control every other provision of this Agreement and any other agreements between Landlord and Tenant.

23.2                        No Waiver.  No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term.  To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

23.3                        Remedies Cumulative.  To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant (as applicable) of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

23.4                        Severability.  Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

23.5                        Acceptance of Surrender.  No surrender to Landlord of this Agreement or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

23.6                        No Merger of Title.  It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Agreement or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, this Agreement or the leasehold estate created hereby and the fee estate or ground landlord’s interest in the Leased Property.

23.7                        Conveyance by Landlord.  If Landlord or any successor owner of all or any portion of the Leased Property shall convey all or any portion of the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of such of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Agreement with respect to such of the Leased Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

23.8                        Quiet Enjoyment.  Tenant shall peaceably and quietly have, hold and enjoy the Real Property for the Term, free of hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, but subject to (a) any Encumbrance permitted under Article 20 or otherwise permitted to be created by Landlord hereunder, (b) all Permitted Encumbrances, (c) liens as to obligations of Landlord that are either not yet due or which are being contested in good faith and by proper proceedings, provided the same do not materially interfere with Tenant’s ability to operate any Travel Center and (d) liens that have been consented to in writing by Tenant.  Except as otherwise provided in this Agreement, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Agreement or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Agreement, or to fail to perform any other obligation of Tenant hereunder.

23.9                        No Recordation.  Neither Landlord nor Tenant shall record this Agreement.

23.10                 Notices.

(a)                                 Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)                                 All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c)                                  All such notices shall be addressed,

if to Landlord:

c/o Hospitality Properties Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts  02458

Attn:  Mr. John G. Murray

[Telecopier No. (617) 969-5730]

if to Tenant:

c/o TravelCenters of America LLC

24601 Center Ridge Road

Westlake, Ohio  44145

Attn:  Mr. Thomas M. O’Brien

Telecopier No. (440) 808-3301

(d)                                 By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

23.11                 Construction.  Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Agreement with respect to the Leased Property shall survive such termination or expiration.  In no event shall Landlord be liable for any consequential damages suffered by Tenant as the result of a breach of this Agreement by Landlord.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party to be charged.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each term or provision of this Agreement to be performed by Tenant shall be construed as an independent covenant and condition.  Time is of the essence with respect to the provisions of this Agreement.  Except as otherwise set forth in this Agreement, any obligations of Tenant (including without limitation, any monetary, repair and indemnification obligations) and Landlord shall survive the expiration or sooner termination of this Agreement.  Tenant hereby acknowledges that the agreement between Landlord and Tenant to treat this Agreement as a single lease in all respects was and is of primary importance, and a material inducement, to Landlord to enter into this Agreement.  Without limiting the generality of the foregoing, the parties hereto acknowledge that this Agreement constitutes a single lease of the Leased Property and is not divisible notwithstanding any references herein to any individual Property and notwithstanding the possibility that certain individual Properties may be deleted herefrom pursuant to the express provisions of this Agreement.

23.12                 Counterparts; Headings.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed.  Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

23.13                 Applicable Law, Etc.  Except as to matters regarding the internal affairs of Landlord and issues of or limitations on any personal liability of the shareholders and trustees or directors of Landlord for obligations of Landlord, as to which the laws of the State of Maryland shall govern, this Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than Massachusetts; or (vii) any combination of the foregoing.  Notwithstanding the foregoing, the laws of the State shall apply to the perfection and priority of liens upon and the disposition of any Property.

23.14                 Right to Make Agreement.  Each party warrants, with respect to itself, that neither the execution of this Agreement, nor the consummation of any transaction contemplated hereby, shall violate any provision of any law, or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; nor result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; nor require any consent, vote or approval which has not been given or taken, or at the time of the transaction involved shall not have been given or taken.  Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

23.15                 Attorneys’ Fees.  If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

23.16                 Nonliability of Trustees.  THE DECLARATION OF TRUST ESTABLISHING HPT TA PROPERTIES TRUST, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE “DECLARATION”), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME OF SUCH ENTITY REFERS TO THE TRUSTEES UNDER SUCH DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SUCH ENTITY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH ENTITY.  ALL PERSONS DEALING WITH SUCH ENTITY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH ENTITY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

23.17                 Original Lease.  The Original Lease shall continue to govern the rights and obligations of the parties with respect to periods prior to the Commencement Date.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.

LANDLORD:

HPT TA PROPERTIES TRUST

By:
John G. Murray
President

HPT TA PROPERTIES LLC

By:
John G. Murray
President

TENANT:

TA OPERATING LLC

By:

EXHIBITS A-1 through A-36

Land

Exhibit	TA Site No.	Property Address
A-1	54	9201 Grand Bay Wilmer Rd, Grand Bay (Mobile), AL 36541.
A-2	7	2949 S. Toltec Road, Eloy, AZ 85213.
A-3	94	946 West Beale Street, Kingman, AZ, 86401.
A-4	33	408 Highway 149 North, Earle (West Memphis), AR 72331.
A-5	227	2930 Lenwood Rd., Barstow, CA 92311.
A-6	57	19483 Knighton Rd., Redding, CA 96002.
A-7	248	1650 C.R. 210 West, Jacksonville (Jacksonville South), FL 32259.
A-8	158	11706 Tamp Gateway Blvd., Seffner (Tampa), FL 33584.
A-9	156	30732 Highway 441 South, Commerce, GA 30529.
A-10	249	6901 Bellville Road, Lake Park, GA 31636.
A-11	167	4115 Broadway, Boise, ID 83705.
A-12	30	16650 Russell Rd., Russell (Chicago North), IL 60075.
A-13	199	819 Edwardsville Road, Troy, IL 62294.
A-14	65	2636 E. Tipton Street, Seymour, IN 47274.
A-15	66	3210 South 7th Street, Council Bluffs, IA 51501.
A-16	237	8560 Greenwood Rd., Greenwood, LA 71033.
A-17	69	1255 N. Dixie Hwy, Monroe, MI 48162.
A-18	190	13400 Rogers Drive, Rogers, MN 55374.
A-19	52	100 North Broadway, Oak Grove, MO 64075.
A-20	90	103 Prospectors Drive , Ogallala, NE 69153.
A-21	108	8050 Dean Martin Drive, Las Vegas, NV 89139.
A-22	48	975 St. Rt. 173, Bloomsbury, NJ 08804.
A-23	23	HC 69 - Box 120, Santa Rosa, NM 88435.
A-24	209	40 Riverside Drive, Fultonville, NY 12072.
A-25	2	1101 NC Highway 61, Whitsett (Greensboro), NC 27377.
A-26	39	10679 Lancaster Rd., Hebron, OH 43025.
A-27	29	5551 St. Rt. 193, Kingsville, OH 44048.
A-28	59	501 South Morgan Road, Oklahoma City (West), OK 73128.
A-29	56	21856 Bents Road, NE, Aurora (Portland), OR 97002.
A-30	215	4050 Depot Road, Erie (Harborcreek), PA 16510.
A-31	12	7848 Linglestown Road, Harrisburg, PA 17112.
A-32	13	608 Lovell Road, Knoxville, TN 37932.
A-33	17	6800 Thompson Road, Baytown, TX 77522.
A-34	230	704 West Interstate 20, Big Spring, TX 79720.
A-35	147	6170 I-10 East , San Antonio, TX 78219.
A-36	1	100 N. Carter Road, Ashland (Richmond), VA 23005.

[See attached copies.]

EXHIBIT B

New Properties1

1 Note to Draft:  Be sure that Effingham, IL and Porter South, IN are not on this list and are simply added to the existing Leased Premises as was done with Brunswick, Binghamton, Seymar and Atlanta.

EXHIBIT C

Petro Properties

EXHIBIT D

Trade Area Restriction Waivers

Exhibit C-3

Amended and Restated TA Lease No. 3

(see attached)

Ex C-3

AMENDED AND RESTATED LEASE AGREEMENT NO. 3,

dated as of [•], 2015,

by and between

HPT TA PROPERTIES TRUST and HPT TA PROPERTIES LLC,

AS LANDLORD,

AND

TA OPERATING LLC,

AS TENANT

ARTICLE 1 DEFINITIONS	1
1.1 “AAA”	1
1.2 “Additional Charges”	1
1.3 “Additional Rent”	1
1.4 “Affiliated Person”	1
1.5 “Agreement”	2
1.6 “Applicable Laws”	2
1.7 “Arbitration Award”	2
1.8 “Award”	2
1.9 “Base Gross Revenues”	2
1.10 “Base Year”	2
1.11 “Business Day”	2
1.12 “Capital Addition”	2
1.13 “Capital Expenditure”	2
1.14 “Capital Replacements Budget”	3
1.15 “Change in Control”	3
1.16 “Claim”	3
1.17 “Code”	3
1.18 “Commencement Date”	3
1.19 “Condemnation”	3
1.20 “Condemnor”	3
1.21 “Consolidated Financials”	3
1.22 “Default”	4
1.23 “Disbursement Rate”	4
1.24 “Disputes”	4
1.25 “Distribution”	4
1.26 “Easement Agreement”	4
1.27 “Encumbrance”	4
1.28 “Entity”	4
1.29 “Environment”	4
1.30 “Environmental Obligation”	4
1.31 “Environmental Notice”	4
1.32 “Environmental Report”	4
1.33 “Event of Default”	4
1.34 “Excess Gross Revenues”	4
1.35 “Existing Third Party Trade Names and Service Mark Rights”	5
1.36 “Extended Term”	5
1.37 “Fair Market Value Rent”	5
1.38 “Financial Officer’s Certificate”	5
1.39 “Fiscal Year”	5
1.40 “Fixed Term”	5
1.41 “Fixtures”	5
1.42 “GAAP”	5
1.43 “Government Agencies”	5
1.44 “Gross Revenues”	5
1.45 “Ground Leases”	6
1.46 “Guarantor”	6

1.47 “Guaranty”	6
1.48 “Hazardous Substances”	6
1.49 “Immediate Family”	7
1.50 “Impositions”	7
1.51 “Indebtedness”	8
1.52 “Insurance Requirements”	8
1.53 “Interest Rate”	8
1.54 “Land”	8
1.55 “Landlord”	8
1.56 “Landlord Default”	8
1.57 “Landlord Liens”	8
1.58 “Lease Year”	8
1.59 “Leased Improvements”	8
1.60 “Leased Intangible Property”	9
1.61 “Leased Property”	9
1.62 “Legal Requirements”	9
1.63 “Lien”	9
1.64 “Management Agreement”	9
1.65 “Manager”	9
1.66 “Minimum Rent”	9
1.67 “New Property”	9
1.68 “Notice”	9
1.69 “Offer”	10
1.70 “Officer’s Certificate”	10
1.71 “Operating Rights”	10
1.72 “Original Lease”	10
1.73 “Other Leases”	10
1.74 “Overdue Rate”	10
1.75 “Parent”	10
1.76 “Percentage Reduction”	10
1.77 “Permitted Encumbrances”	10
1.78 “Permitted Use”	10
1.79 “Person”	10
1.80 “Prior Rent”	10
1.81 “Property”	10
1.82 “Property Mortgage”	11
1.83 “Property Mortgagee”	11
1.84 “Real Property”	11
1.85 “Rent”	11
1.86 “RMR”	11
1.87 “Rules”	11
1.88 “SARA”	11
1.89 “SEC”	11
1.90 “Shell”	11
1.91 “Shell Agreement”	11
1.92 “Shell SNDA”	11
1.93 “State”	11

ii

1.94 “Subordinated Creditor”	11
1.95 “Subordination Agreement”	11
1.96 “Subsidiary”	11
1.97 “Successor Landlord”	11
1.98 “Superior Landlord”	11
1.99 “Superior Lease”	12
1.100 “Superior Mortgage”	12
1.101 “Superior Mortgagee”	12
1.102 “TA Franchise Agreement”	12
1.103 “TCA”	12
1.104 “Tenant”	12
1.105 “Tenant’s Personal Property”	12
1.106 “Term”	12
1.107 “Transferred Trademarks”	12
1.108 “Travel Center”	12
1.109 “UCC”	12
1.110 “Unsuitable for Its Permitted Use”	13
1.111 “Work”	13
ARTICLE 2 LEASED PROPERTY AND TERM	13
2.1 Leased Property	13
2.2 Condition of Leased Property	14
2.3 Term	14
2.4 Extended Terms	15
ARTICLE 3 RENT	15
3.1 Rent	15
3.1.1 Minimum Rent	16
3.1.2 Additional Rent	16
3.1.3 Additional Charges	18
3.2 Late Payment of Rent, Etc.	19
3.3 Net Lease, Etc.	20
3.4 No Termination, Abatement, Etc.	20
ARTICLE 4 USE OF THE LEASED PROPERTY	21
4.1 Permitted Use	21
4.1.1 Permitted Use	21
4.1.2 Necessary Approvals	22
4.1.3 Lawful Use, Etc.	22
4.2 Compliance with Legal/Insurance Requirements, Etc.	22
4.3 Environmental Matters	23
4.3.1 Restriction on Use, Etc.	23
4.3.2 Environmental Report	23
4.3.3 Underground Storage Tanks	24
4.3.4 Survival	24
4.4 Ground Leases	24
4.5 Shell Agreement	24
ARTICLE 5 MAINTENANCE AND REPAIRS	25
5.1 Maintenance and Repair	25
5.1.1 Tenant’s General Obligations	25

iii

5.1.2 Landlord’s Obligations	25
5.1.3 Nonresponsibility of Landlord, Etc.	26
5.2 Tenant’s Personal Property	26
5.3 Yield Up	26
5.4 Management and Franchise Agreements	27
ARTICLE 6 IMPROVEMENTS, ETC.	28
6.1 Improvements to the Leased Property	28
6.2 Salvage	28
ARTICLE 7 LIENS	28
ARTICLE 8 PERMITTED CONTESTS	29
ARTICLE 9 INSURANCE AND INDEMNIFICATION	29
9.1 General Insurance Requirements	29
9.2 Waiver of Subrogation	30
9.3 Form Satisfactory, Etc.	30
9.4 No Separate Insurance; Self-Insurance	30
9.5 Indemnification of Landlord	31
ARTICLE 10 CASUALTY	31
10.1 Insurance Proceeds	31
10.2 Damage or Destruction	32
10.2.1 Damage or Destruction of Leased Property	32
10.2.2 Partial Damage or Destruction	32
10.2.3 Insufficient Insurance Proceeds	32
10.2.4 Disbursement of Proceeds	33
10.3 Damage Near End of Term	33
10.4 Tenant’s Personal Property	33
10.5 Restoration of Tenant’s Personal Property	34
10.6 No Abatement of Rent	34
10.7 Waiver	34
ARTICLE 11 CONDEMNATION	34
11.1 Total Condemnation, Etc.	34
11.2 Partial Condemnation	34
11.3 Abatement of Rent	35
11.4 Temporary Condemnation	35
11.5 Allocation of Award	36
ARTICLE 12 DEFAULTS AND REMEDIES	36
12.1 Events of Default	36
12.2 Remedies	37
12.3 Tenant’s Waiver	39
12.4 Application of Funds	39
12.5 Landlord’s Right to Cure Tenant’s Default	39
ARTICLE 13 HOLDING OVER	40
ARTICLE 14 LANDLORD DEFAULT	40
ARTICLE 15 PURCHASE OF TENANT’S PERSONAL PROPERTY	40
ARTICLE 16 SUBLETTING AND ASSIGNMENT	41
16.1 Subletting and Assignment	41
16.2 Required Sublease Provisions	42
16.3 Permitted Sublease	43

iv

16.4 Sublease Limitation	43
ARTICLE 17 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS	44
17.1 Estoppel Certificates	44
17.2 Financial Statements	44
ARTICLE 18 LANDLORD’S RIGHT TO INSPECT, QUALITY CONTROL, USE OF TRANSFERRED TRADEMARKS AND ENFORCEMENT	45
18.1 Inspection	45
18.2 Quality Control	45
18.3 Transferred Trademarks, Registration and Maintenance	45
18.4 Enforcement	45
ARTICLE 19 EASEMENTS	45
19.1 Grant of Easements	45
19.2 Exercise of Rights by Tenant	46
19.3 Permitted Encumbrances	46
ARTICLE 20 PROPERTY MORTGAGES	46
20.1 Landlord May Grant Liens	46
20.2 Subordination of Lease	46
20.3 Notice to Mortgagee and Superior Landlord	47
ARTICLE 21 ADDITIONAL COVENANTS OF LANDLORD AND TENANT	48
21.1 Prompt Payment of Indebtedness	48
21.2 Conduct of Business	48
21.3 Maintenance of Accounts and Records	48
21.4 Notice of Litigation, Etc.	48
21.5 Indebtedness of Tenant	49
21.6 Distributions, Payments to Affiliated Persons, Etc.	49
21.7 Prohibited Transactions	50
21.8 Liens and Encumbrances	50
21.9 Merger; Sale of Assets; Etc.	50
21.10 Bankruptcy Remote Entities	50
21.11 Trade Area Restriction	51
ARTICLE 22 ARBITRATION	51
ARTICLE 23 MISCELLANEOUS	53
23.1 Limitation on Payment of Rent	53
23.2 No Waiver	53
23.3 Remedies Cumulative	53
23.4 Severability	53
23.5 Acceptance of Surrender	54
23.6 No Merger of Title	54
23.7 Conveyance by Landlord	54
23.8 Quiet Enjoyment	54
23.9 No Recordation	54
23.10 Notices	54
23.11 Construction	55
23.12 Counterparts; Headings	56
23.13 Applicable Law, Etc.	56
23.14 Right to Make Agreement	56
23.15 Attorneys’ Fees	56

v

23.16 Nonliability of Trustees	56
23.17 Original Lease	57

vi

AMENDED AND RESTATED LEASE AGREEMENT NO. 3

THIS AMENDED AND RESTATED LEASE AGREEMENT NO. 3 is entered into as of [•], 2015, by and between HPT TA PROPERTIES TRUST, a Maryland real estate investment trust, and HPT TA PROPERTIES LLC, a Maryland limited liability company (collectively, “Landlord”), and TA OPERATING LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant (as successor by merger with TA Leasing LLC) are parties to that certain Lease Agreement, dated as of January 31, 2007, as amended (as so amended, the “Original Lease”); and

WHEREAS, Landlord and Tenant wish to amend and restate the Original Lease into four (4) separate leases, add certain new properties to such four (4) separate leases and make certain other modifications thereto as herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree, effective as of the date hereof, as follows:

ARTICLE 1

DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (c) all references in this Agreement to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, and (d) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

1.1          “AAA”  shall have the meaning given such term in Article 22.

1.2          “Additional Charges”  shall have the meaning given such term in Section 3.1.3.

1.3          “Additional Rent”  shall have the meaning given such term in Section 3.1.2(a).

1.4          “Affiliated Person”  shall mean, with respect to any Person, (a)  in the case of any such Person which is a partnership, any partner in such partnership, (b) in the case of any such Person which is a limited liability company, any member of such company, (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (a) and (b), (d) any other Person who is an officer, director, trustee or employee of, or partner in or member of, such Person or any Person referred to in the preceding clauses (a), (b) and (c), and (e) any other

Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (a) through (d).

1.5          “Agreement”  shall mean this Amended and Restated Lease Agreement No. 3, including all exhibits attached hereto, as it and they may be amended from time to time as herein provided.

1.6          “Applicable Laws”  shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits, notices and orders, from time to time in existence, of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, conservation of, or the protection of, real or personal property, Transferred Trademarks or human health or the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, natural gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

1.7          “Arbitration Award”  shall have the meaning given such term in Article 22.

1.8          “Award”  shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of any Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord, in connection with obtaining any such award).

1.9          “Base Gross Revenues”  shall mean, with respect to any Property, the amount of Gross Revenues for such Property for the Base Year.

1.10        “Base Year”  shall mean the 2015 calendar year.

1.11        “Business Day”  shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.

1.12        “Capital Addition”  shall mean, with respect to any Property, any renovation, repair or improvement to such Property, the cost of which constitutes a Capital Expenditure.

1.13        “Capital Expenditure”  shall mean any expenditure treated as capital in nature in accordance with GAAP.

2

1.14        “Capital Replacements Budget”  shall have the meaning given such term in Section 5.1.1(b).

1.15        “Change in Control”  shall mean (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 9.8% or more, or rights, options or warrants to acquire 9.8% or more, of the outstanding shares of voting stock or other voting interests of Tenant or any Guarantor, as the case may be, or the power to direct the management and policies of Tenant or any Guarantor, directly or indirectly, (b) the merger or consolidation of Tenant or any Guarantor with or into any other Person (other than the merger or consolidation of any Person into Tenant or any Guarantor that does not result in a Change in Control of Tenant or such Guarantor under clauses (a), (c) or (d) of this definition), (c) any one or more sales or conveyances to any Person of all or any material portion of its assets (including capital stock or other equity interests) or business of Tenant or any Guarantor, as the case may be, or (d) the cessation, for any reason, of the individuals who at the beginning of any twenty-four (24) consecutive month period (commencing on January 31, 2007) constituted the board of directors of Tenant or any Guarantor (together with any new directors whose election by such board or whose nomination for election by the shareholders of Tenant or such Guarantor, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of any such period or whose election or nomination for election was previously so approved) to constitute a majority of the board of directors of Tenant or any Guarantor then in office.

1.16        “Claim”  shall have the meaning given such term in Article 8.

1.17        “Code”  shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

1.18        “Commencement Date”  shall mean the date hereof.

1.19        “Condemnation”  shall mean, with respect to any Property, or any portion thereof, (a) the exercise of any governmental power with respect to such Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of such Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of such Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting such Property, whether or not the same shall have actually been commenced.

1.20        “Condemnor”  shall mean any public or quasi-public Person, having the power of Condemnation.

1.21        “Consolidated Financials”  shall mean, for any Fiscal Year or other accounting period of TCA, annual audited and quarterly unaudited financial statements of TCA prepared on a consolidated basis, including TCA’s consolidated balance sheet and the related statements of income and cash flows, all in reasonable detail, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with GAAP throughout the periods reflected.

3

1.22        “Default”  shall mean any event or condition which with the giving of notice and/or lapse of time would be an Event of Default.

1.23        “Disbursement Rate”  shall mean an annual rate of interest, as of the date of determination, equal to the greater of (i) the Interest Rate and (ii) the per annum rate for ten (10) year U.S. Treasury Obligations as published in The Wall Street Journal plus three hundred fifty (350) basis points.

1.24        “Disputes”  shall have the meaning given such term in Article 22.

1.25        “Distribution”  shall mean (a) any declaration or payment of any dividend (except ordinary cash dividends payable in common stock or other equity interests of Tenant) on or in respect of any shares of any class of capital stock or other equity interests of Tenant, (b) any purchase, redemption, retirement or other acquisition of any shares of any class of capital stock of a corporation, (c) any other distribution on or in respect of any shares of any class of capital stock of Tenant or (d) any return of capital to shareholders.

1.26        “Easement Agreement”  shall mean any conditions, covenants and restrictions, easements, declarations, licenses and other agreements which are Permitted Encumbrances and such other agreements as may be granted in accordance with Section 19.1.

1.27        “Encumbrance”  shall have the meaning given such term in Section 20.1.

1.28        “Entity”  shall mean any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, real estate investment trust, cooperative, any government or agency, authority or political subdivision thereof or any other entity.

1.29        “Environment”  shall mean soil, surface waters, ground waters, land, biota, sediments, surface or subsurface strata and ambient air.

1.30        “Environmental Obligation”  shall have the meaning given such term in Section 4.3.1.

1.31        “Environmental Notice”  shall have the meaning given such term in Section 4.3.1.

1.32        “Environmental Report”  shall have the meaning given such term in Section 4.3.2.

1.33        “Event of Default”  shall have the meaning given such term in Section 12.1.

1.34        “Excess Gross Revenues”  shall mean, with respect to any Property, with respect to any Lease Year, or portion thereof, the amount of Gross Revenues for such Property for such Lease Year, or portion thereof, in excess of Base Gross Revenues for such Property for the equivalent period during the Base Year.

4

1.35        “Existing Third Party Trade Names and Service Mark Rights”  shall mean the rights as set forth in any TA Franchise Agreement in effect as of January 31, 2007 licensed to third parties in the trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto which constitute a part of the Transferred Trademarks.

1.36        “Extended Term”  shall have the meaning given such term in Section 2.4.

1.37        “Fair Market Value Rent”  shall mean the per annum minimum rent which would be payable monthly in advance for the applicable Property or the Leased Property (as the case may be) in its then current condition and for its then current use, on the terms and conditions of this Agreement (including, without limitation, the obligation to pay Additional Rent).

1.38        “Financial Officer’s Certificate”  shall mean, as to any Person, a certificate of the chief executive officer, chief financial officer or chief accounting officer (or such officers’ authorized designee) of such Person, duly authorized, accompanying the financial statements required to be delivered by such Person pursuant to Section 17.2, in which such officer shall certify (a) that such statements have been properly prepared in accordance with GAAP and are true, correct and complete in all material respects and fairly present the consolidated financial condition of such Person at and as of the dates thereof and the results of its operations for the periods covered thereby, and (b) in the event that the certifying party is an officer of Tenant and the certificate is being given in such capacity, that no Event of Default has occurred and is continuing hereunder.

1.39        “Fiscal Year”  shall mean the calendar year or such other annual period designated by Tenant and approved by Landlord.

1.40        “Fixed Term”  shall have the meaning given such term in Section 2.3.

1.41        “Fixtures”  shall have the meaning given such term in Section 2.1(d).

1.42        “GAAP”  shall mean generally accepted accounting principles consistently applied.

1.43        “Government Agencies”  shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or any State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or any Property, or any portion thereof, or any Travel Center operated thereon.

1.44        “Gross Revenues”  shall mean, with respect to any Property, for each Fiscal Year during the Term, all revenues and receipts (determined on an accrual basis and in all material respects in accordance with GAAP) of every kind derived from renting, using and/or operating such Property and parts thereof, including, but not limited to:  all rents and revenues received or receivable for the use of or otherwise by reason of all goods sold, services performed, space or facilities subleased on such Property, or any portion thereof, including, without limitation, any

5

other arrangements with third parties relating to the possession or use of any portion of such Property; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following:  allowances according to GAAP for uncollectible accounts, including credit card accounts and other administrative discounts; federal, state or municipal excise, sales, use, occupancy or similar taxes included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); Award proceeds (other than for a temporary Condemnation); any proceeds from any sale of such Property or from the refinancing of any debt encumbering such Property; proceeds from the disposition of furnishings, fixture and equipment no longer necessary for the operation of the Travel Center located thereon; any security deposits and other advance deposits, until and unless the same are forfeited to Tenant or applied for the purpose for which they were collected; interest income from any bank account or investment of Tenant; any revenues or receipts of every kind derived from the provision, sale or trade of motor fuel and gasoline at such Property (including, without limitation, any amounts that arise out of the Shell Agreement); any revenues or receipts derived from gaming operations (but Gross Revenues shall include any revenue or receipts derived from sales of lottery tickets without adjustment for payouts); or any amount based on the income or profits of any Person if as a consequence thereof the Rent or other amounts payable by Tenant hereunder would fail to qualify, in whole or in part, as “rents from real property” within the meaning of Section 856(d) of the Code.

1.45        “Ground Leases”  shall mean, collectively, any and all ground leases in effect with respect to any portion of the Real Property.

1.46        “Guarantor”  shall mean, collectively, TCA, TravelCenters of America Holding Company LLC, and each and every other guarantor of Tenant’s obligations under this Agreement, and each such guarantor’s successors and assigns, jointly and severally.

1.47        “Guaranty”  shall mean any guaranty agreement executed by a Guarantor in favor of Landlord pursuant to which the payment or performance of Tenant’s obligations under this Agreement are guaranteed, together with all modifications, amendments and supplements thereto.

1.48        “Hazardous Substances”  shall mean any substance:

(a)           the presence of which requires or may hereafter require notification, investigation or remediation under any Applicable Law; or

(b)           which is or becomes defined as a “hazardous waste”, “hazardous material” or “hazardous substance” or “pollutant” or “contaminant” under any Applicable Law including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and the regulations promulgated thereunder; or

(c)           which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Agencies; or

6

(d)           the presence of which on any Property, or any portion thereof, causes or materially threatens to cause an unlawful nuisance upon such Property, or any portion thereof, or to adjacent properties or poses or materially threatens to pose a hazard to such Property, or any portion thereof, or to the health or safety of persons; or

(e)           without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

(f)            without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

(g)           without limitation, which contains or emits radioactive particles, waves or material.

1.49        “Immediate Family”  shall mean, with respect to any individual, such individual’s spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

1.50        “Impositions”  shall mean, collectively, all taxes (including, without limitation, all taxes imposed under the laws of any State, as such laws may be amended from time to time, and all ad valorem, sales and use, occupancy, or similar taxes as the same relate to or are imposed upon Landlord, Tenant or the business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted upon the Leased Property by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord’s interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Tenant; provided, however, that nothing contained herein shall be construed to require Tenant to pay and the term “Impositions” shall not include (i) any tax based on net income imposed on Landlord, (ii) any net revenue tax of Landlord, (iii) any transfer fee (but excluding any mortgage or similar tax payable in connection with a Property Mortgage) or other tax imposed with respect to the sale, exchange or other disposition by Landlord of the Leased Property or the proceeds thereof, (iv) any single business, gross receipts tax, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, (v) any interest or penalties imposed on Landlord as a result of the failure of Landlord to file any return or report timely and in the form prescribed by law or to pay any tax or imposition, except to the extent such failure is a result of a breach by Tenant of its obligations pursuant to Section 3.1.3, (vi) any impositions imposed on Landlord that are a result of Landlord not being considered a “United States person” as defined in Section 7701(a)(30) of the Code, (vii) any impositions that are enacted or adopted by their express terms as a substitute for any tax that would not have been payable by Tenant pursuant to the terms of this Agreement or (viii) any impositions imposed as a result of a breach of covenant or

7

representation by Landlord in any agreement governing Landlord’s conduct or operation or as a result of the negligence or willful misconduct of Landlord.

1.51        “Indebtedness”  shall mean (without duplication), (i) all obligations for borrowed money, (ii) the maximum amount available to be drawn under all surety bonds, letters of credit and bankers’ acceptances issued or created for the account of Tenant and, without duplication, all unreimbursed drafts drawn thereunder, (iii) all obligations to pay the deferred purchase price of property or services, excluding trade payables incurred in the ordinary course of business, but including all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by Tenant, (iv) all leases required, in accordance with GAAP, to be recorded as capital leases on Tenant’s balance sheet, (v) the principal balance outstanding and owing by Tenant under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product, and (vi) all guaranties of or other liabilities with respect to the debt of another Person.

1.52        “Insurance Requirements”  shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Landlord, Tenant, any Manager or the Leased Property.

1.53        “Interest Rate”  shall mean eight and one half percent (8.5%) per annum.

1.54        “Land”  shall have the meaning given such term in Section 2.1(a).

1.55        “Landlord”  shall have the meaning given such term in the preambles to this Agreement and shall also include their respective permitted successors and assigns.

1.56        “Landlord Default”  shall have the meaning given such term in Article 14.

1.57        “Landlord Liens”  shall mean liens on or against the Leased Property or any payment of Rent (a) which result from any act of, or any claim against, Landlord or any owner of a direct or indirect interest in the Leased Property (other than the lessor under any ground lease affecting any portion of the Leased Property), or which result from any violation by Landlord of any terms of this Agreement, or (b) which result from liens in favor of any taxing authority by reason of any tax owed by Landlord or any fee owner of a direct or indirect interest in the Leased Property (other than the lessor under any ground lease affecting any portion of the Leased Property); provided, however, that “Landlord Lien” shall not include any lien resulting from any tax for which Tenant is obligated to pay or indemnify Landlord against until such time as Tenant shall have already paid to or on behalf of Landlord the tax or the required indemnity with respect to the same.

1.58        “Lease Year”  shall mean any Fiscal Year or portion thereof during the Term.

1.59        “Leased Improvements”  shall have the meaning given such term in Section 2.1(b).

8

1.60        “Leased Intangible Property”  shall mean all agreements, service contracts, equipment leases and other arrangements or agreements affecting the ownership, repair, maintenance, management, leasing or operation of the Leased Property, or any portion thereof, to which Landlord is a party; all books, records and files relating to the leasing, maintenance, management or operation of the Leased Property, or any portion thereof, belonging to Landlord; all transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, rights to deposits and telephone exchange numbers identified with the Leased Property; and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character belonging to Landlord with respect to the Leased Property.

1.61        “Leased Property”  shall have the meaning given such term in Section 2.1.

1.62        “Legal Requirements”  shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations and regulations necessary to operate any Property for its Permitted Use, and (b) all covenants, agreements, restrictions and encumbrances contained in any instruments at any time in force affecting any Property, including those which may (i) require material repairs, modifications or alterations in or to any Property or (ii) in any way materially and adversely affect the use and enjoyment thereof, but excluding any requirements arising as a result of Landlord’s status as a real estate investment trust.

1.63        “Lien”  shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of property or assets for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of general creditors.

1.64        “Management Agreement”  shall mean, with respect to any Property, any operating, management, franchise or branding agreement from time to time entered into by Tenant with respect to such Property in accordance with the applicable provisions of this Agreement, together with all amendments, modifications and supplements thereto, excluding, however, any TA Franchise Agreement.

1.65        “Manager”  shall mean, with respect to any Property, the operator or manager under any Management Agreement from time to time in effect with respect to such Property, and its permitted successors and assigns.

1.66        “Minimum Rent”  shall mean Forty-Eight Million Seven Hundred Eight Thousand Eighty-Four Dollars ($48,708,084) per annum, subject to adjustment as provided in Section 3.1.1(b).

1.67        “New Property”  shall mean each Property identified on Exhibit B attached hereto.

1.68        “Notice”  shall mean a notice given in accordance with Section 23.10.

9

1.69        “Offer”  shall have the meaning given such term in Section 4.1.1(b).

1.70        “Officer’s Certificate”  shall mean a certificate signed by an officer or other duly authorized individual of the certifying Entity duly authorized by the board of directors or other governing body of the certifying Entity.

1.71        “Operating Rights”  shall have the meaning given such term in Section 5.3.

1.72        “Original Lease”  shall have the meaning given such term in the recitals to this Agreement.

1.73        “Other Leases”  shall mean, collectively, (a) that certain Amended and Restated Lease Agreement No. 1, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto and (b) that certain Amended and Restated Lease Agreement No. 2, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto and (c) that certain Amended and Restated Lease Agreement No. 4, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto.

1.74        “Overdue Rate”  shall mean, on any date, a per annum rate of interest equal to the lesser of the Disbursement Rate plus four percent (4%) and the maximum rate then permitted under applicable law.

1.75        “Parent”  shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Subsidiaries or Affiliated Persons, twenty percent (20%) or more of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

1.76        “Percentage Reduction”  shall be eight and one-half percent (8.5%) other than for any New Property, as to which the Percentage Reduction shall be eight and six tenths percent (8.6%).

1.77        “Permitted Encumbrances”  shall mean, with respect to any Property, all rights, restrictions, and easements of record set forth on Schedule B to the applicable owner’s or leasehold title insurance policy issued to Landlord with respect to such Property, plus any other encumbrances as may have been granted or caused by Landlord or otherwise consented to in writing by Landlord from time to time.

1.78        “Permitted Use”  shall mean, with respect to any Property, any use of such Property permitted pursuant to Section 4.1.1.

1.79        “Person”  shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

1.80        “Prior Rent”  shall have the meaning given such term in Section 2.4.

1.81        “Property”  shall have the meaning given such term in Section 2.1.

10

1.82        “Property Mortgage”  shall mean any Encumbrance placed upon the Leased Property, or any portion thereof, in accordance with Article 20.

1.83        “Property Mortgagee”  shall mean the holder of any Property Mortgage.

1.84        “Real Property”  shall have the meaning given such term in Section 2.1.

1.85        “Rent”  shall mean, collectively, the Minimum Rent, Additional Rent and Additional Charges.

1.86        “RMR”  shall have the meaning given such term in Article 22.

1.87        “Rules”  shall have the meaning given such term in Article 22.

1.88        “SARA”  shall mean the Superfund Amendments and Reauthorization Act of 1986, as the same has been and may be amended, restated, modified or supplemented from time to time.

1.89        “SEC”  shall mean the Securities and Exchange Commission.

1.90        “Shell”  shall mean Equilon Enterprises LLC (doing business as Shell Oil Products US), a Delaware limited liability company.

1.91        “Shell Agreement”  shall mean that certain Liquefied Natural Gas Dispensing Site License and Sales Agreement, dated as of April 15, 2013, between Tenant and Shell, together with all modifications, amendments and supplements thereto.

1.92        “Shell SNDA”  shall have the meaning given such term in Section 4.5.

1.93        “State”  shall mean, with respect to any Property, the state, commonwealth or district in which such Property is located.

1.94        “Subordinated Creditor”  shall mean any creditor of Tenant which is a party to a Subordination Agreement in favor of Landlord.

1.95        “Subordination Agreement”  shall mean any agreement (and any amendments thereto) executed by a Subordinated Creditor pursuant to which the payment and performance of Tenant’s obligations to such Subordinated Creditor are subordinated to the payment and performance of Tenant’s obligations to Landlord under this Agreement.

1.96        “Subsidiary”  shall mean, with respect to any Person, any Entity (a) in which such Person owns directly, or indirectly through one or more Subsidiaries, twenty percent (20%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

1.97        “Successor Landlord”  shall have the meaning given such term in Section 20.2.

1.98        “Superior Landlord”  shall have the meaning given such term in Section 20.2.

11

1.99        “Superior Lease”  shall have the meaning given such term in Section 20.2.

1.100      “Superior Mortgage”  shall have the meaning given such term in Section 20.2.

1.101      “Superior Mortgagee”  shall have the meaning given such term in Section 20.2.

1.102      “TA Franchise Agreement”  shall mean a franchise agreement and, if applicable, any network lease agreement associated with such franchise agreement, between TCA, or one of its Affiliated Persons, as franchisor, and a Person who is not an Affiliated Person of TCA, as franchisee, for the operation of a Travel Center or other hospitality, fuel and/or service facility by such Person.

1.103      “TCA”  shall mean TravelCenters of America LLC, a Delaware limited liability company, and its permitted successors and assigns.

1.104      “Tenant”  shall have the meaning given such term in the preambles to this Agreement and shall also include its permitted successors and assigns.

1.105      “Tenant’s Personal Property”  shall mean all motor vehicles and consumable inventory and supplies, furniture, furnishings, equipment, movable walls and partitions, equipment and machinery and all other tangible personal property of Tenant acquired by Tenant before, on or after the Commencement Date and located at the Leased Property or used in Tenant’s business at the Leased Property and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant, other than any items included within the definition of Fixtures.

1.106      “Term”  shall mean, collectively, the Fixed Term and each Extended Term, to the extent properly exercised pursuant to the provisions of Section 2.4, unless sooner terminated pursuant to the provisions of this Agreement.

1.107      “Transferred Trademarks”  shall mean all trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, owned by or licensed to Landlord and used in connection with any Travel Center or any other hospitality, fuel and service facility including without limitation trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, such as “TravelCenters of America”, “TA”, “Goasis”, “Country Pride”, “Fork in the Road” and “Buckhorn Family Restaurants” whether or not used at or on the Real Property; and all other licensable intellectual property of any kind or character belonging to Landlord with respect to the Leased Property.

1.108      “Travel Center”  shall mean, with respect to any Property, collectively, the hospitality, fuel and service facilities located at such Property, including, hotel, food and beverage services facilities, fuel pumps, facilities for the storage and distribution of petroleum products, retail shops and other facilities and services being operated or proposed to be operated on such Property.

1.109      “UCC”  shall mean the Uniform Commercial Code as in effect in the State of Ohio.

12

1.110      “Unsuitable for Its Permitted Use”  shall mean, with respect to any Travel Center, a state or condition such that following any damage, destruction or Condemnation, such Travel Center cannot be operated on a commercially practicable basis for its Permitted Use and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage, destruction or Condemnation, and as otherwise required by this Agreement, within twenty-four (24) months following such damage, destruction or Condemnation or such longer period of time as to which business interruption insurance or Award proceeds is available to cover Rent and other costs related to the applicable Property following such damage, destruction or Condemnation.

1.111      “Work”  shall have the meaning given such term in Section 10.2.4.

ARTICLE 2

LEASED PROPERTY AND TERM

2.1          Leased Property.  Upon and subject to the terms and conditions hereinafter set forth, Landlord leases and licenses to Tenant and Tenant leases and licenses from Landlord all of Landlord’s right, title and interest in and to all of the following (each of items (a) through (f) below which, as of the Commencement Date, relates to any single Travel Center, a “Property” and together with item (g) below, collectively, the “Leased Property”, and those portions of the Leased Property described in items (a) through (d) below being the “Real Property”):

(a)           those certain tracts, pieces and parcels of land, as more particularly described in Exhibits A-1 through A-38, attached hereto and made a part hereof (the “Land”);

(b)           all buildings, structures and other improvements of every kind including, but not limited to, underground storage tanks, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the “Leased Improvements”);

(c)           all easements, rights and appurtenances relating to the Land and the Leased Improvements;

(d)           all equipment, machinery and fixtures integral to the operation of the Leased Improvements, and other items of property now or hereafter permanently affixed or integral to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant’s Personal Property (collectively, the “Fixtures”);

(e)           all of the Leased Intangible Property;

13

(f)            any and all leases of space in the Leased Improvements; and

(g)           all of the Transferred Trademarks whether or not used at or on any Property (such rights of Tenant in the Transferred Trademarks being nonexclusive, worldwide, non-assignable but sublicensable to the extent expressly set forth in this Agreement).

2.2          Condition of Leased Property.  Tenant acknowledges receipt and delivery of possession of the Leased Property and Tenant accepts the Leased Property in its “as is” condition, subject to the rights of parties in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Leased  Property, all applicable Legal Requirements, the lien of any financing instruments, mortgages and deeds of trust existing prior to the Commencement Date or permitted by the terms of this Agreement, and such other matters which would be disclosed by an inspection of the Leased Property and the record title thereto or by an accurate survey thereof.  TENANT REPRESENTS THAT IT HAS INSPECTED THE LEASED PROPERTY AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD’S AGENTS OR EMPLOYEES WITH RESPECT THERETO AND TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT OF THE CONDITION OF THE LEASED PROPERTY.  LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.  To the maximum extent permitted by law, however, Landlord hereby assigns to Tenant all of Landlord’s rights to proceed against any predecessor in interest or insurer for breaches of warranties or representations or for latent defects in the Leased Property.  Landlord shall fully cooperate with Tenant in the prosecution of any such claims, in Landlord’s or Tenant’s name, all at Tenant’s sole cost and expense.  Tenant shall indemnify, defend, and hold harmless Landlord from and against any loss, cost, damage or liability (including reasonable attorneys’ fees) incurred by Landlord in connection with such cooperation.

2.3          Term.  The initial term of this Agreement (the “Fixed Term”) shall commence on the Commencement Date and shall expire on December 31, 2026.

The term hereof with respect to the Existing Third Party Trade Names and Service Mark Rights shall be co-terminous with the duration of the third party rights thereto as of January 31, 2007 and may extend beyond the Term, as the same may be extended pursuant to Paragraph 2.4 hereof, or any earlier termination of the Term hereof (but not later than December 31, 2027), and Tenant’s obligations hereunder to Landlord with respect to any such Existing Third Party Trade Names and Service Mark Rights shall apply throughout such additional period as if it were part of the Term; Tenant hereby representing that such extension for the period beyond what would have been the Term had it expired by passage of time does not apply to more than five (5) Travel Centers or other hospitality, fuel and service facilities in the aggregate.

14

2.4          Extended Terms.  Tenant shall have the right to extend the Term for two (2) renewal terms of fifteen (15) years each (each, an “Extended Term”), provided that no Event of Default shall have occurred and be continuing at the time Tenant exercises a right to extend the Term.

If and to the extent Tenant shall exercise the foregoing options to extend the Term, the first Extended Term shall commence on January 1, 2027 and expire on December 31, 2041 and the second Extended Term shall commence on January 1, 2042 and expire on December 31, 2056.  All of the terms, covenants and provisions of this Agreement shall apply to each Extended Term, except that (x) the Minimum Rent payable during such Extended Term shall be the greater of the Prior Rent and the Fair Market Value Rent for the Leased Property (such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord) (taking into account that the Base Year shall remain unchanged) and (y) Tenant shall have no right to extend the Term beyond December 31, 2056.  For purposes of this Section 2.4, “Prior Rent” shall mean an amount equal to the per annum Minimum Rent in effect on the last day of the Fixed Term or Extended Term immediately preceding such Extended Term.  If Tenant shall elect to exercise the option to extend the Term for the first Extended Term, it shall do so by giving Landlord Notice thereof not later than December 31, 2025, and if Tenant shall elect to exercise its option to extend the Term for the second Extended Term after having elected to extend the Term for the first Extended Term, it shall do so by giving Landlord Notice not later than December 31, 2040, it being understood and agreed that time shall be of the essence with respect to the giving of any such Notice.  If Tenant shall fail to give any such Notice, this Agreement shall automatically terminate at the end of the Fixed Term or the first Extended Term as applicable and Tenant shall have no further option to extend the Term of this Agreement.  If Tenant shall give such Notice, the extension of this Agreement shall be automatically effected without the execution of any additional documents; it being understood and agreed, however, that Tenant and Landlord shall execute such documents and agreements as either party shall reasonably require to evidence the same.  Notwithstanding the provisions of the foregoing sentence, if, subsequent to the giving of such Notice, an Event of Default shall occur, at Landlord’s option, the extension of this Agreement shall cease to take effect and this Agreement shall automatically terminate at the end of the Fixed Term or the first Extended Term, as applicable, and Tenant shall have no further option to extend the Term of this Agreement.

ARTICLE 3

RENT

3.1          Rent.  Tenant shall pay, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction (unless otherwise expressly provided in this Agreement), Minimum Rent and Additional Rent to Landlord and Additional Charges to the party to whom such Additional Charges are payable, during the Term.  All payments to Landlord shall be made by wire transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion.  Rent for any partial calendar month shall be prorated on a per diem basis.

15

3.1.1       Minimum Rent

(a)           Payments.  Minimum Rent shall be paid in equal monthly installments in arrears on the first Business Day of each calendar month during the Term.

(b)           Adjustments of Minimum Rent Following Disbursements Under Sections 5.1.2(b), 10.2.3 and 11.2.  Effective on the date of each disbursement to pay for the cost of any repairs, maintenance, renovations or replacements pursuant to Sections 5.1.2(b), 10.2.3 or 11.2, the annual Minimum Rent shall be increased by a per annum amount equal to the Disbursement Rate times the amount so disbursed.

3.1.2       Additional Rent

(a)           Amount.  Tenant shall pay additional rent (“Additional Rent”) with respect to each Lease Year during the Term subsequent to the Base Year, with respect to each Property, in an amount equal to three percent (3%) of Excess Gross Revenues at such Property.

(b)           Quarterly Installments.  Installments of Additional Rent for each Lease Year during the Term, or portion thereof, shall be calculated and paid quarterly in arrears, on the first Business Day of the subsequent quarter, together with an Officer’s Certificate setting forth the calculation of Additional Rent due and payable for such quarter.

(c)           Reconciliation of Additional Rent.  In addition, within seventy-five (75) days after the end of the Base Year and each Lease Year thereafter (or any portion thereof occurring during the Term), Tenant shall deliver, or cause to be delivered, to Landlord (i) a financial report setting forth the Gross Revenues for each Property for such preceding Lease Year, or portion thereof, together with an Officer’s Certificate, signed by an officer of Tenant, certifying that, to the best of Tenant’s knowledge, such report is true, correct and complete, and (ii) a statement showing Tenant’s calculation of Additional Rent due for such preceding Lease Year based on the Gross Revenues set forth in such financial report, together with an Officer’s Certificate, signed by an officer of Tenant, certifying that, to the best of Tenant’s knowledge, such statement is true, correct and complete.

If the annual Additional Rent for such preceding Lease Year as set forth in Tenant’s statement thereof exceeds the amount previously paid with respect thereto by Tenant, Tenant shall pay such excess to Landlord at such time as the statement is delivered, together with interest at the Interest Rate, which interest shall accrue from the close of such preceding Lease Year until the date that such statement is required to be delivered and, thereafter, such interest shall accrue at the Overdue Rate, until the amount of such difference shall be paid or otherwise discharged.  If the annual Additional Rent for such preceding Lease Year as shown in such statement is less than the amount previously paid with respect thereto by Tenant, Landlord shall grant Tenant a credit against the Additional Rent next coming due in the amount of such difference, together with interest at

16

the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date such credit is applied or paid, as the case may be.  If such credit cannot be made because the Term has expired prior to application in full thereof, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment by Landlord.

(d)           Confirmation of Additional Rent.  Tenant shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices and in all material respects in accordance with GAAP, which will accurately record all Gross Revenues and Tenant shall retain, for at least three (3) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all Gross Revenues for such Lease Year.  Landlord, at its own expense, shall have the right, exercisable by Notice to Tenant, to review Tenant’s books and records and/or to retain an independent public accounting firm of Landlord’s choice to audit the information set forth in the Officer’s Certificate referred to in subparagraph (c) above and, in connection with any such audit, to examine Tenant’s books and records with respect thereto (including supporting data and sales and excise tax returns).  Landlord shall begin any such review or audit as soon as reasonably possible following its receipt of the applicable Officer’s Certificate (or in the case of an audit after a review, promptly following completion of the review) and shall complete such review or audit as soon as reasonably possible thereafter.  Any such review or audit shall be performed at the location where such books and records are customarily kept and in such a manner so as to minimize any interference with Tenant’s business operations.  If any such review of Tenant’s books and records by Landlord discloses a deficiency in the payment of Additional Rent and Tenant agrees, or the decision of any arbitration shall have been that there shall have been a deficiency in payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of such deficiency together with interest at the Interest Rate from the date such payment should have been made to the date of payment thereof.  If any such audit discloses a deficiency in the payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of the deficiency, as determined by such audit, together with interest at the Interest Rate, from the date such payment should have been made to the date of payment thereof.  If any such audit discloses a deficiency in the payment of Additional Rent of more than five percent (5%), Tenant shall forthwith pay to Landlord an amount equal to one hundred twenty-five percent (125%) of any third party costs incurred by Landlord in connection with such audit.  If any such audit discloses that Tenant paid more Additional Rent for any Lease Year than was due hereunder, and Landlord agrees with the result of such audit or such overpayment shall have been determined by arbitration if Landlord does not agree with such audit, Landlord shall, at Landlord’s option, either grant Tenant a credit or pay to Tenant an amount equal to the amount of such overpayment against Additional Rent next coming due in the amount of such difference, as finally agreed or determined, together with interest at the Interest Rate, which interest shall accrue from the time of payment by Tenant until the date such credit is applied or paid,

17

as the case may be; provided, however, that, upon the expiration or sooner termination of the Term, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment from Landlord.  Any dispute concerning the correctness of an audit or a Landlord review shall be settled by arbitration pursuant to the provisions of Article 22.

Any proprietary information obtained by Landlord with respect to Tenant pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be disclosed or used, subject to appropriate confidentiality safeguards, pursuant to court order or in any litigation between the parties and except further that Landlord may disclose such information to its prospective lenders, provided that Landlord shall direct such lenders to maintain such information as confidential.  The obligations of Tenant and Landlord contained in this Section 3.1.2 shall survive the expiration or earlier termination of this Agreement.

3.1.3       Additional Charges.  In addition to the Minimum Rent and Additional Rent payable hereunder, Tenant shall pay (or cause to be paid) to the appropriate parties and discharge (or cause to be discharged) as and when due and payable the following (collectively, “Additional Charges”):

(a)           Impositions.  Subject to Article 8 relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord copies of official receipts or other reasonably satisfactory proof evidencing such payments.  If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay, or cause to pay, such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto.  Landlord, at its expense, shall, to the extent required or permitted by Applicable Law, prepare and file, or cause to be prepared and filed, all tax returns and pay all taxes due in respect of Landlord’s net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes and taxes on its capital stock or other equity interests, and Tenant, at its expense, shall, to the extent required or permitted by Applicable Laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Government Agencies.  If any refund shall be due from any taxing authority in respect of any Imposition paid by or on behalf of Tenant, the same shall be paid over to or retained by Tenant.  Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports.  In the event Government Agencies classify any property covered by this Agreement as personal property, Tenant shall file, or

18

cause to be filed, all personal property tax returns in such jurisdictions where it may legally so file.  Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.  Where Landlord is legally required to file personal property tax returns for property covered by this Agreement, Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to file a protest.  All Impositions assessed against such personal property shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by Tenant not later than the last date on which the same may be made without interest or penalty, subject to the provisions of Article 8.

Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; provided, however, that Landlord’s failure to give any such notice shall in no way diminish Tenant’s obligation hereunder to pay such Impositions.

(b)           Utility Charges.  Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property.

(c)           Insurance Premiums.  Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article 9.

(d)           Other Charges.  Tenant shall pay or cause to be paid all other amounts, liabilities and obligations, including, without limitation, all amounts payable under any equipment leases and all agreements to indemnify Landlord under Section 9.5.

(e)           Reimbursement for Additional Charges.  If Tenant pays or causes to be paid property taxes or similar or other Additional Charges attributable to periods after the end of the Term, whether upon expiration or sooner termination of this Agreement, Tenant may, within a reasonable time after the end of the Term, provide Notice to Landlord of its estimate of such amounts.  Landlord shall promptly reimburse Tenant for all payments of such taxes and other similar Additional Charges that are attributable to any period after the Term of this Agreement.

(f)            Deferral Rent.  Tenant shall pay to Landlord, contemporaneously with the last installment of Minimum Rent attributable to the Fixed Term (or if earlier, on or before the termination of this Agreement), the amount of Twenty-Nine Million Three Hundred Twenty-Three Thousand Nine Hundred Forty-Nine Dollars ($29,323,949).

3.2          Late Payment of Rent, Etc.  If any installment of Minimum Rent or Additional Rent or any Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid on its due date, Tenant shall pay Landlord, on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate

19

on the amount of such installment, from the due date of such installment or amount to the date of payment thereof.  To the extent that Tenant pays any Additional Charges directly to Landlord or any Property Mortgagee pursuant to any requirement of this Agreement, Tenant shall be relieved of its obligation to pay such Additional Charges to the Entity to which they would otherwise be due.  If any payments due from Landlord to Tenant shall not be paid within ten (10) days after its due date, Landlord shall pay to Tenant, on demand, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment from the due date of such installment to the date of payment thereof.

In the event of any failure by Tenant to pay any Additional Charges when due, Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost which is added for non-payment or late payment of such items.  Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent and Additional Rent.

3.3          Net Lease, Etc.  The Rent shall be absolutely net to Landlord so that this Agreement shall yield to Landlord the full amount of the installments or amounts of the Rent throughout the Term, subject to any other provisions of this Agreement which expressly provide otherwise, including those provisions for adjustment or abatement of such Rent.  Landlord and Tenant acknowledge and agree that none of the Rent provided for under this Agreement is allocable to any personal property included in the Leased Property.

3.4          No Termination, Abatement, Etc.  Except as otherwise specifically provided in this Agreement, each of Landlord and Tenant, to the maximum extent permitted by law, shall remain bound by this Agreement in accordance with its terms and shall not take any action without the consent of the other to modify, surrender or terminate this Agreement.  In addition, except as otherwise expressly provided in this Agreement, Tenant shall not seek, or be entitled to, any abatement, deduction, deferment or reduction of the Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to or destruction of the Leased Property, or any portion thereof, from whatever cause or any Condemnation; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, or any portion thereof, or the interference with such use by any Person or by reason of eviction by paramount title; (c) any claim which Tenant may have against Landlord by reason of any default (other than a monetary default) or breach of any warranty by Landlord under this Agreement or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (e) for any other cause whether similar or dissimilar to any of the foregoing (other than a monetary default by Landlord).  Except as otherwise specifically provided in this Agreement, Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Agreement or quit or surrender the Leased Property, or any portion thereof, or (b) which would entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable or other obligations to be performed by Tenant hereunder.  The obligations of Tenant hereunder shall be separate and independent covenants and agreements, and the Rent and all other sums payable by Tenant

20

hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Agreement.

ARTICLE 4

USE OF THE LEASED PROPERTY

4.1          Permitted Use

4.1.1       Permitted Use

(a)           Tenant shall, at all times during the Term, and at any other time that Tenant shall be in possession of any Property, continuously use and operate, or cause to be used and operated, such Property as a Travel Center, as currently operated, and any uses incidental thereto.  Tenant shall operate the Travel Centers under the name “TA”, “Travel Centers of America” or “Goasis”, or such other name as TCA shall use for all or substantially all of the travel center locations operated by it and its Affiliated Persons as of January 31, 2007, except that Tenant may operate the Travel Centers at the Properties identified on Exhibit C attached hereto under the name “Petro” or “Petro Stopping Centers”.  Tenant shall not use (and shall not permit any Person to use) any Property, or any portion thereof, for any other use without the prior written consent of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.  No use shall be made or permitted to be made of any Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering such Property or any part thereof (unless another adequate policy is available) or which would constitute a default under any ground lease affecting such Property, nor shall Tenant sell or otherwise provide, or permit to be kept, used or sold in or about any Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter’s regulations.  Tenant shall, at its sole cost (except as expressly provided in Section 5.1.2(b)), comply or cause to be complied with all Insurance Requirements.  Tenant shall not take or omit to take, or permit to be taken or omitted to be taken, any action, the taking or omission of which materially impairs the value or the usefulness of any Property or any part thereof for its Permitted Use.

(b)           In the event that, in the reasonable determination of Tenant, it shall no longer be economically practical to operate any Property as currently operated, Tenant shall give Landlord Notice thereof, which Notice shall set forth in reasonable detail the reasons therefor.  Thereafter, Landlord and Tenant shall negotiate in good faith to agree on an alternative use for such Property, appropriate adjustments to the Additional Rent and other related matters; provided, however, in no event shall the Minimum Rent be reduced or abated as a result thereof.  If Landlord and Tenant fail to agree on an alternative use for such Property within sixty (60) days after commencing negotiations as aforesaid, Tenant may market such Property for sale to a third party.  If Tenant receives a bona fide offer (an “Offer”) to purchase such Property from a Person having the financial capacity to implement the terms of such Offer, Tenant shall give Landlord Notice thereof, which Notice shall include a copy of the Offer executed by such third party.  In the event that Landlord shall fail to accept or reject such Offer within thirty (30) days after receipt

21

of such Notice, such Offer shall be deemed to be rejected by Landlord.  If Landlord shall sell the Property pursuant to such Offer, then, effective as of the date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal to, at Landlord’s option, (x) eight and one half percent (8.5%) of the net proceeds of sale received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord.  If Landlord shall reject (or be deemed to have rejected) such Offer, then, effective as of the proposed date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal to, at Landlord’s option (x) the applicable Percentage Reduction of the projected net proceeds determined by reference to such Offer or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord.  Notwithstanding the foregoing, Tenant shall not have the right to invoke the provisions of this Section 4.1.1(b) with respect to more than 15 Properties in the aggregate under this Agreement and the Other Leases during the Term.  For purposes of the preceding sentence, “Properties” shall include any Property under this Lease and any “Property” (as defined therein) under any Other Lease.

4.1.2       Necessary Approvals.  Tenant shall proceed with all due diligence and exercise reasonable efforts to obtain and maintain, or cause to be obtained and maintained, all approvals necessary to use and operate, for its Permitted Use, each Property and the Travel Center located thereon under applicable law.

4.1.3       Lawful Use, Etc.  Tenant shall not, and shall not permit any Person to, use or suffer or permit the use of any Property or Tenant’s Personal Property, if any, for any unlawful purpose.  Tenant shall not, and shall not permit any Person to, commit or suffer to be committed any waste on any Property, or in any Travel Center, nor shall Tenant cause or permit any unlawful nuisance thereon or therein.  Tenant shall not, and shall not permit any Person to, suffer nor permit any Property, or any portion thereof, to be used in such a manner as (i) may materially and adversely impair Landlord’s or Tenant’s title thereto or to any portion thereof, or (ii) may reasonably allow a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of such Property, or any portion thereof.

4.2          Compliance with Legal/Insurance Requirements, Etc.  Subject to the provisions of Section 5.1.2(b) and Article 8, Tenant, at its sole expense, shall (i) comply with (or cause to be complied with) all material Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of any Property and with the terms and conditions of any ground lease affecting any Property, (ii) perform (or cause to be performed) in a timely fashion all of Landlord’s obligations under any ground lease affecting any Property except as provided in Section 4.4 and (iii) procure, maintain and comply with (or cause to be procured, maintained and complied with) all material licenses, permits and other authorizations and agreements required for any use of any Property and Tenant’s Personal Property, if any, then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

22

4.3          Environmental Matters.

4.3.1       Restriction on Use, Etc.  During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall not, and shall not permit any Person to, store on, release or spill upon, dispose of or transfer to or from such Property any Hazardous Substance, except in compliance with all Applicable Laws.  During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall maintain (or shall cause to be maintained) such Property at all times free of any Hazardous Substance (except in compliance with all Applicable Laws).  Tenant shall promptly (and shall direct any Manager to promptly):  (a) upon receipt of notice or knowledge, notify Landlord in writing of any material change in the nature or extent of Hazardous Substances at any Property, (b) transmit to Landlord a copy of any report which is required to be filed by Tenant or any Manager with respect to any Property pursuant to SARA Title III or any other Applicable Law, (c) transmit to Landlord copies of any citations, orders, notices or other governmental communications received by Tenant or any Manager or their respective agents or representatives with respect to Hazardous Substances or violations or alleged violations of Applicable Law (each an “Environmental Notice”), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Applicable Law and/or presents a material risk of any material cost, expense, loss or damage (an “Environmental Obligation”), (d) observe and comply with (or cause to be observed and complied with) all Applicable Laws relating to the use, storage, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use, storage or maintenance, or requiring the removal, treatment, containment or other disposition of Hazardous Substances, and (e) pay or otherwise dispose (or cause to be paid or otherwise disposed) of any fine, charge or Imposition related to Hazardous Substances or violations of Applicable Law for which Tenant or any Person claiming by, through or under Tenant and/or Landlord are legally liable, unless Tenant or any Manager shall contest the same in good faith and by appropriate proceedings and the right to use and the value of any of the Leased Property is not materially and adversely affected thereby.

If, at any time prior to the termination of this Agreement, Hazardous Substances (other than those maintained in accordance with Applicable Laws) are discovered on any Property, subject to Tenant’s right to contest the same in accordance with Article 8, Tenant shall take (and shall cause to be taken) all actions and incur any and all expenses, as are required by any Government Agency and by Applicable Law, (i) to clean up and remove from and about such Property all Hazardous Substances thereon, (ii) to contain and prevent any further discharge, release or threat of discharge or release of Hazardous Substances on or about such Property and (iii) to use good faith efforts to eliminate any further discharge, release or threat of discharge or release of Hazardous Substances on or about such Property.

4.3.2       Environmental Report.  Tenant shall, at its sole cost and expense, provide Landlord with an Environmental Report (as hereinafter defined), prepared by an environmental consultant reasonably acceptable to Landlord and dated within sixty (60) days of the expiration or sooner termination of this Agreement concluding, subject to customary limitations and standards, that Tenant shall have complied with all of its obligations under Section 4.3 of this Agreement to date and that the Leased Property does not contain any Hazardous Substances, other than in compliance with Applicable Laws, and which, at Landlord’s request, Tenant shall remove from the Leased Property on or before the expiration or sooner termination hereof.  An “Environmental Report” shall be a so-called “Phase I” report or such

23

other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with any additional investigation and report which would be needed to make the conclusions required above or which would customarily follow any discovery contained in any initial report(s), and for which the investigation and testing on which the conclusions shall have been based shall have been performed not earlier than thirty (30) days prior to the date of such report.

4.3.3       Underground Storage Tanks.  It is expressly understood and agreed that Tenant’s obligations under this Agreement shall include the maintenance and, if necessary, replacement of underground storage tanks at the Leased Property.  Upon the expiration or sooner termination of this Agreement, Tenant shall pay to Landlord the amount of any asset retirement obligation reserve for underground storage tanks located at the Leased Property that Tenant would be required to recognize on its books and records pursuant to GAAP if Tenant owned those underground storage tanks.  Upon such payment, Tenant’s obligations under this Agreement with respect to the maintenance and replacement of underground storage tanks shall terminate.

4.3.4       Survival.  The provisions of this Section 4.3 shall survive the expiration or sooner termination of this Agreement.

4.4          Ground Leases.  Tenant shall pay and perform all of Landlord’s obligations as tenant under the Ground Leases.  If Landlord has the right, under the provisions of any of the Ground Leases, to elect to renew or extend the term of such Ground Leases or to purchase the ground leased property, Tenant shall so notify Landlord at least one hundred eighty (180) days (but no more than one (1) year) prior to the expiration of the period within which Landlord is obligated to notify the landlord under such Ground Leases of its election to renew, extend or purchase, as the case may be.  Such notice from Tenant shall contain all of the relevant facts about the impending election to renew, extend or purchase, including, as applicable, the length of the period of renewal, the rental rate and/or the purchase price.  In the event of the expiration or termination of any Ground Lease, this Agreement shall terminate with respect to such Property as of the date of such expiration or termination; provided, however, in such event, there shall be no reduction in the Minimum Rent.  Landlord shall provide Tenant copies of notices received by Landlord from the lessor under any Ground Lease.

4.5          Shell Agreement.  Tenant shall comply with its obligations under the Shell Agreement and Landlord and Tenant agree that this Agreement and the Other Leases shall, for purposes of Section 2 of the Subordination, Non-Disturbance and Attornment Agreement among Landlord, HPT PSC Properties Trust, HPT PSC Properties LLC, Tenant and Shell entered into as of April 15, 2013 (“Shell SNDA”)in connection with the Shell Agreement, constitute a replacement “Lease”, as defined in the SNDA, for the Original Lease.

24

ARTICLE 5

MAINTENANCE AND REPAIRS

5.1          Maintenance and Repair

5.1.1       Tenant’s General Obligations

(a)          Tenant shall keep (or cause to be kept), at Tenant’s sole cost and expense, the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto (and Tenant’s Personal Property) in good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant’s or any Manager’s use, any prior use, the elements or the age of the Leased Property or Tenant’s Personal Property or any portion thereof), and shall promptly make or cause to be made all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise).  All repairs shall be made in a good, workmanlike manner, consistent with industry standards for comparable Travel Centers in like locales, in accordance with all applicable federal, state and local statutes, ordinances, codes, rules and regulations relating to any such work.  Tenant shall not take or omit to take (or permit any Person to take or omit to take) any action, the taking or omission of which would materially and adversely impair the value or the usefulness of the Leased Property or any material part thereof for its Permitted Use.  Tenant’s use, occupancy and maintenance of the Leased Property shall comply with all published requirements imposed from time to time on a system-wide basis for TCA Travel Centers.  Tenant’s obligations under this Section 5.1.1 shall be limited in the event of any casualty or Condemnation as set forth in Article 10 and Article 11 and Tenant’s obligations with respect to Hazardous Substances are as set forth in Section 4.3.

(b)          Tenant shall prepare and submit to Landlord for Landlord’s approval, on or before December 1 of each Lease Year during the Term hereof and for the next following Lease Year, a detailed budget (the “Capital Replacements Budget”) for each Property, projecting all costs, expenses and expenditures expected to be incurred at such Property during the following Lease Year for Capital Additions.  Each Capital Replacements Budget shall be supplemented by such information as Landlord shall reasonably request from time to time.

5.1.2       Landlord’s Obligations

(a)           Except as otherwise expressly provided in this Agreement, Landlord shall not, under any circumstances, be required to build or rebuild any improvement on the Real Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain the Leased Property in any way.  Except as otherwise expressly provided in this Agreement, Tenant hereby waives, to the maximum extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect on the Commencement Date or thereafter enacted.  Landlord shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic’s lien laws now or hereafter existing.

(b)           If, pursuant to the terms of this Agreement, Tenant is required to make any Capital Expenditures, including, without limitation, the Capital Expenditures identified in any Capital Replacements Budget, Tenant may, at its election, advance such funds or give Landlord Notice thereof, which Notice shall set forth, in reasonable detail, the nature

25

of the required Capital Expenditure, the estimated cost thereof and such other information with respect thereto as Landlord may reasonably require.  Provided that no Event of Default shall have occurred and be continuing and Tenant shall otherwise comply with the applicable provisions of Article 6, Landlord shall, within ten (10) Business Days after such Notice, subject to and in accordance with the applicable provisions of Article 6, disburse such required funds to Tenant (or, if Tenant shall so elect, directly to the Manager or any other Person performing the required work) and, upon such disbursement, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  Notwithstanding the foregoing, Landlord may elect not to disburse such required funds to Tenant; provided, however, that if Landlord shall elect not to disburse such required funds as aforesaid, Tenant’s obligation to make such required Capital Expenditure shall be deemed waived by Landlord, and, notwithstanding anything contained in this Agreement to the contrary, Tenant shall have no obligation to make such Capital Expenditure.

5.1.3       Nonresponsibility of Landlord, Etc.  All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Leased Property, or any part thereof, are hereby charged with notice that liens on the Leased Property or on Landlord’s interest therein are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished to Tenant or any Manager or for any other purpose during the term of this Agreement.

Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Leased Property or any part thereof or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leased Property or any part thereof nor to subject Landlord’s estate in the Leased Property or any part thereof to liability under any mechanic’s lien law of any State in any way, it being expressly understood Landlord’s estate shall not be subject to any such liability.

5.2          Tenant’s Personal Property.  Tenant shall provide and maintain (or cause to be provided and maintained) throughout the Term all such Tenant’s Personal Property as shall be necessary in order to operate in compliance with applicable material Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Permitted Use.  If, from and after January 31, 2007, Tenant acquires an interest in any item of tangible personal property (other than motor vehicles) on, or in connection with, the Leased Property, or any portion thereof, which belongs to anyone other than Tenant, Tenant shall require the agreements permitting such use to provide that Landlord or its designee may assume Tenant’s rights and obligations under such agreement upon Landlord’s purchase of the same in accordance with the provisions of Article 15 and the assumption of management or operation of the Travel Center by Landlord or its designee.

5.3          Yield Up.  Upon the expiration or sooner termination of this Agreement, Tenant shall remove all of Tenant’s Personal Property (other than that purchased by Landlord pursuant to Article 15) and vacate and surrender the Leased Property to Landlord (except that Tenant shall

26

not surrender its rights to use the trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, to the extent necessary for it to comply with its obligations with respect to the Existing Third Party Trade Names and Service Mark Rights until the various dates on which the rights thereto of such third parties expire, to the extent and as more particularly described in Section 2.3) in substantially the same condition in which the Leased Property was in on the Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement, reasonable wear and tear excepted (and casualty damage and Condemnation, in the event that this Agreement is terminated following a casualty or Condemnation in accordance with Article 10 or Article 11, excepted).

In addition, upon the expiration or earlier termination of this Agreement, Tenant shall, at Landlord’s sole cost and expense, use its good faith efforts to transfer (or cause to be transferred) to Landlord or its nominee, and cooperate with Landlord or Landlord’s nominee in connection with the processing of all applications for, licenses, operating permits and other governmental authorizations and all contracts, including contracts with Government Agencies and rights with third party franchisors which may be necessary for the use and operation of the Travel Centers as then operated (all such licenses, permits, authorizations and contracts being “Operating Rights”).  Tenant hereby appoints Landlord as its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this paragraph and taking any action, including, without limitation, executing, delivering and filing applications, certificates, instruments and other documents and papers with Government Agencies, and executing any instruments, assignments, conveyances, and other transfers which are required to be taken or executed by Tenant, on its behalf and in its name, which appointment is coupled with an interest, is irrevocable and durable and shall survive the subsequent dissolution of Tenant.

If requested by Landlord, Tenant shall continue to manage one or more of the Travel Centers after the expiration of the Term for up to one hundred eighty (180) days, on such reasonable terms (including receipt by Tenant of a market management fee), as Landlord shall reasonably request.

5.4          Management and Franchise Agreements.  Tenant shall not, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned with respect to Tenant’s Affiliated Persons), enter into, amend or modify the provisions of, or extend or renew (or allow to be entered into, amended, modified, extended or renewed) any Management Agreement or TA Franchise Agreement.  Any agreements entered into pursuant to the provisions of this Section 5.4 shall be subordinate to this Agreement and shall provide, inter alia, that all amounts due from Tenant thereunder shall be subordinate to all amounts due from Tenant to Landlord (provided that, as long as no Event of Default has occurred and is continuing, Tenant may pay all amounts due from it thereunder) and for termination thereof, at Landlord’s option, upon the termination of this Agreement.  Tenant shall not take any action, grant any consent or permit any action or consent under, any Management Agreement or TA Franchise Agreement which might have a material adverse effect on Landlord, without the prior written consent of Landlord.  Tenant shall enforce, or cause to be enforced, all rights of the franchisor under the TA Franchise Agreements.

27

ARTICLE 6

IMPROVEMENTS, ETC.

6.1          Improvements to the Leased Property.  Tenant shall not make, construct or install (or permit to be made, constructed or installed) any Capital Additions without, in each instance, obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned provided that (a) construction or installation of the same would not adversely affect or violate any material Legal Requirement or Insurance Requirement applicable to any Property and (b) Landlord shall have received an Officer’s Certificate certifying as to the satisfaction of the conditions set out in clause (a) above; provided, however, that no such consent shall be required in the event immediate action is required to prevent imminent harm to person or property or with respect to any Capital Addition approved in the applicable Capital Replacements Budget and having an aggregate cost not to exceed $250,000.  Prior to commencing construction of any Capital Addition, Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any such proposed improvement and shall provide to Landlord such plans and specifications, and such permits, licenses, contracts and such other information concerning the same as Landlord may reasonably request.  Landlord shall have thirty (30) days to review all materials submitted to Landlord in connection with any such proposal.  Failure of Landlord to respond to Tenant’s proposal within thirty (30) days after receipt of all information and materials requested by Landlord in connection with the proposed improvement shall be deemed to constitute approval of the same.  Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such proposed improvement and the use or uses to which it will be put.  No Capital Addition shall be made which would tie in or connect any Leased Improvements with any other improvements on property adjacent to any Property (and not part of the Land) including, without limitation, tie-ins of buildings or other structures or utilities.  Except as permitted herein, Tenant shall not finance the cost of any construction of such improvement by the granting of a lien on or security interest in the Leased Property or such improvement, or Tenant’s interest therein, without the prior written consent of Landlord, which consent may be withheld by Landlord in Landlord’s sole discretion.  Any such improvements shall, upon the expiration or sooner termination of this Agreement, remain or pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted Encumbrances.

6.2          Salvage.  All materials which are scrapped or removed in connection with the making of either Capital Additions or non-Capital Additions or repairs required by Article 5 shall be or become the property of the party that paid for such work.

ARTICLE 7

LIENS

Subject to Article 8, Tenant shall use its best efforts not, directly or indirectly, to create or allow to remain and shall promptly discharge (or cause to be discharged), at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property, or any portion thereof, or Tenant’s leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Permitted Encumbrances, (b) restrictions, liens and other encumbrances which are consented to in writing by Landlord, (c) liens for those

28

taxes of Landlord which Tenant is not required to pay hereunder, (d) subleases permitted by Article 16, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet due and payable, or (ii) are being contested in accordance with Article 8, (f) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable or are for sums that are being contested in accordance with Article 8, (g) any Property Mortgages or other liens which are the responsibility of Landlord pursuant to the provisions of Article 20 and (h) Landlord Liens and any other voluntary liens created by Landlord.

ARTICLE 8

PERMITTED CONTESTS

Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, Environmental Obligation, lien, attachment, levy, encumbrance, charge or claim (collectively, “Claims”) as to the Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Tenant’s obligation to pay (or cause to be paid) any Claims as finally determined, (b) such contest shall not cause Landlord or Tenant to be in default under any ground lease, mortgage or deed of trust encumbering the Leased Property, or any portion thereof (Landlord agreeing that any such ground lease, mortgage or deed of trust shall permit Tenant to exercise the rights granted pursuant to this Article 8) or any interest therein or result in or reasonably be expected to result in a lien attaching to the Leased Property, or any portion thereof, (c) no part of the Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (d) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys’ fees, incurred by Landlord in connection therewith or as a result thereof.  Landlord agrees to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith) unless Tenant agrees by agreement in form and substance reasonably satisfactory to Landlord, to assume and indemnify Landlord with respect to the same.  Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord to the extent that Landlord has been fully reimbursed by Tenant.  If Tenant shall fail (x) to pay or cause to be paid any Claims when finally determined, (y) to provide reasonable security therefor or (z) to prosecute or cause to be prosecuted any such contest diligently and in good faith, Landlord may, upon reasonable notice to Tenant (which notice shall not be required if Landlord shall reasonably determine that the same is not practicable), pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges.

ARTICLE 9

INSURANCE AND INDEMNIFICATION

9.1          General Insurance Requirements.  Tenant shall, at all times during the Term and at any other time Tenant shall be in possession of any Property, or any portion thereof, keep

29

(or cause to be kept) such Property and all property located therein or thereon, insured against the risks and in such amounts as Landlord shall reasonably require and may be commercially reasonable.  Tenant shall prepare a proposal setting forth the insurance Tenant proposes to be maintained with respect to each Property during the ensuing Lease Year, and shall submit such proposal to Landlord on or before December 1st of the preceding Lease Year, for Landlord’s review and approval, which approval shall not be unreasonably withheld, delayed or conditioned.  In the event that Landlord shall fail to respond within thirty (30) days after receipt of such proposal, such proposal shall be deemed approved.

9.2          Waiver of Subrogation.  Landlord and Tenant agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in any State) with respect to any property loss which is covered by insurance then being carried by Landlord or Tenant, the party carrying such insurance and suffering said loss releases the others of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies (and, if Landlord or Tenant shall self insure in accordance with the terms hereof, Landlord or Tenant, as the case may be) shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom.  In the event that any extra premium is payable by Tenant as a result of this provision, Landlord shall not be liable for reimbursement to Tenant for such extra premium.

9.3          Form Satisfactory, Etc.  All insurance policies and endorsements required pursuant to this Article 9 shall be fully paid for, nonassessable, and issued by reputable insurance companies authorized to do business in the State and having a general policy holder’s rating of no less than A in Best’s latest rating guide.  All property, business interruption, liability and flood insurance policies with respect to each Property shall include no deductible in excess of Five Hundred Thousand Dollars ($500,000).  At all times, all property, business interruption, liability and flood insurance policies, with the exception of worker’s compensation insurance coverage, shall name Landlord and any Property Mortgagee as additional insureds, as their interests may appear.  All loss adjustments shall be payable as provided in Article 10, except that losses under liability and worker’s compensation insurance policies shall be payable directly to the party entitled thereto.  Tenant shall cause all insurance premiums to be paid and shall deliver (or cause to be delivered) policies or certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, prior to the expiration of the existing policy).  All such policies shall provide Landlord (and any Property Mortgagee if required by the same) thirty (30) days prior written notice of any material change or cancellation of such policy.  In the event Tenant shall fail to effect (or cause to be effected) such insurance as herein required, to pay (or cause to be paid) the premiums therefor or to deliver (or cause to be delivered) such policies or certificates to Landlord or any Property Mortgagee at the times required, Landlord shall have the right, upon Notice to Tenant, but not the obligation, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Landlord, upon demand, as Additional Charges, together with interest accrued thereon at the Overdue Rate from the date such payment is made until (but excluding) the date repaid.

9.4          No Separate Insurance; Self-Insurance.  Tenant shall not take (or permit any Person to take) out separate insurance, concurrent in form or contributing in the event of loss with that required by this Article 9, or increase the amount of any existing insurance by securing

30

an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of such insurance, including Landlord and all Property Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under this Agreement.  In the event Tenant shall take out any such separate insurance or increase any of the amounts of the then existing insurance, Tenant shall give Landlord prompt Notice thereof.  Tenant shall not self-insure (or permit any Person to self-insure).

9.5          Indemnification of Landlord.  Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys’ fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of the following, except to the extent caused by Landlord’s gross negligence or willful misconduct:  (a) any accident or injury to, or death of, persons or loss of or damage to property occurring on or about any Property or portion thereof or adjoining sidewalks or rights of way during the Term, (b) any past, present or future condition or use, misuse, non-use, management, maintenance or repair by Tenant, any Manager or anyone claiming under any of them of any Property, Tenant’s Personal Property or Transferred Trademarks, or any litigation, proceeding or claim by governmental entities (other than Condemnation proceedings) or other third parties relating to any Property or portion thereof or Tenant’s Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof, including failure to perform obligations under this Agreement, to which Landlord is made a party during the Term (limited, in the case of Environmental Obligations, to those provided in Section 4.3.1), (c) any Impositions that are the obligations of Tenant to pay pursuant to the applicable provisions of this Agreement, and (d) any failure on the part of Tenant or anyone claiming under Tenant to perform or comply with any of the terms of this Agreement.  Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord (and shall not be responsible for any duplicative attorneys’ fees incurred by Landlord) or may compromise or otherwise dispose of the same, with Landlord’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned).  The obligations of Tenant under this Section 9.5 shall survive the termination of this Agreement.

ARTICLE 10

CASUALTY

10.1        Insurance Proceeds.  Except as provided in the last clause of this sentence, all proceeds payable by reason of any loss or damage to any Property, or any portion thereof, and insured under any policy of insurance required by Article 9 (other than the proceeds of any business interruption insurance or insurance proceeds for Tenant’s Personal Property) shall be paid directly to Landlord (subject to the provisions of Section 10.2) and all loss adjustments with respect to losses payable to Landlord shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that, so long as no Event of Default shall have occurred and be continuing, all such proceeds less than or equal to Two Hundred Fifty Thousand Dollars ($250,000) shall be paid directly to Tenant and

31

such losses may be adjusted without Landlord’s consent.  If Tenant is required to reconstruct or repair any Property as provided herein, such proceeds shall be paid out by Landlord from time to time for the reasonable costs of reconstruction or repair of such Property necessitated by such damage or destruction, subject to and in accordance with the provisions of Section 10.2.4.  Any excess proceeds of insurance remaining after the completion of the restoration shall be paid to Tenant.  In the event that the provisions of Section 10.2.1 are applicable, the insurance proceeds shall be retained by the party entitled thereto pursuant to Section 10.2.1.

10.2        Damage or Destruction

10.2.1     Damage or Destruction of Leased Property.  If, during the Term, any Property shall be totally or partially destroyed and the Travel Center located thereon is thereby rendered Unsuitable for Its Permitted Use, either Landlord or Tenant may, by the giving of Notice thereof to the other, terminate this Agreement with respect to such affected Property, whereupon, this Agreement shall terminate with respect to such affected Property, Landlord shall be entitled to retain the insurance proceeds payable on account of such damage, Tenant shall pay to Landlord the amount of any deductible under the insurance policies covering such Travel Center, the amount of any uninsured loss and any difference between the replacement cost of the affected Property and the casualty insurance proceeds therefor, and the Minimum Rent shall be reduced by, at Landlord’s option, (x) the applicable Percentage Reduction of the total amount received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, an appraiser designated by Landlord.

10.2.2     Partial Damage or Destruction.  If, during the Term, any Property shall be totally or partially destroyed but the Travel Center located thereon is not rendered Unsuitable for Its Permitted Use, Tenant shall, subject to Section 10.2.3, promptly restore such Travel Center as provided in Section 10.2.4.

10.2.3     Insufficient Insurance Proceeds.  If the cost of the repair or restoration of the applicable Travel Center exceeds the amount of insurance proceeds received by Landlord and Tenant pursuant to Section 9.1, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that, if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement).  In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable in Landlord’s sole discretion by Notice to Tenant, given within sixty (60) days after Tenant’s notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement with respect to the affected Property by Notice to the other, whereupon, this Agreement shall so terminate and insurance proceeds shall be distributed as provided in Section 10.2.1.  It is expressly understood and agreed, however, that, notwithstanding anything in this Agreement to the contrary, Tenant shall be strictly liable and solely responsible for the amount of any deductible and shall, upon any

32

insurable loss, pay over the amount of such deductible to Landlord at the time and in the manner herein provided for payment of the applicable proceeds to Landlord.

10.2.4     Disbursement of Proceeds.  In the event Tenant is required to restore any Property pursuant to Section 10.2 and this Agreement is not terminated as to such Property pursuant to this Article 10, Tenant shall commence (or cause to be commenced) promptly and continue diligently to perform (or cause to be performed) the repair and restoration of such Property (hereinafter called the “Work”), so as to restore (or cause to be restored) the applicable Property in material compliance with all Legal Requirements and so that such Property shall be, to the extent practicable, substantially equivalent in value and general utility to its general utility and value immediately prior to such damage or destruction.  Subject to the terms hereof, Landlord shall advance the insurance proceeds and any additional amounts payable by Landlord pursuant to Section 10.2.3 or otherwise deposited with Landlord to Tenant regularly during the repair and restoration period so as to permit payment for the cost of any such restoration and repair.  Any such advances shall be made not more often than monthly within ten (10) Business Days after Tenant submits to Landlord a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Landlord).  Landlord may, at its option, condition advancement of such insurance proceeds and other amounts on (i) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (ii) general contractors’ estimates, (iii) architect’s certificates, (iv) conditional lien waivers of general contractors, if available, (v) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (vi) if Tenant has elected to advance deficiency funds pursuant to Section 10.2.3, Tenant depositing the amount thereof with Landlord and (vii) such other certificates as Landlord may, from time to time, reasonably require.

Landlord’s obligation to disburse insurance proceeds under this Article 10 shall be subject to the release of such proceeds by any Property Mortgagee to Landlord.

Tenant’s obligation to restore the applicable Property pursuant to this Article 10 shall be subject to the release of available insurance proceeds by the applicable Property Mortgagee to Landlord or directly to Tenant and, in the event such proceeds are insufficient, Landlord electing to make such deficiency available therefor (and disbursement of such deficiency).

10.3        Damage Near End of Term.  Notwithstanding any provisions of Section 10.1 or 10.2 to the contrary, if damage to or destruction of any Property occurs during the last twelve (12) months of the Term and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is six (6) months prior to the end of the Term, the provisions of Section 10.2.1 shall apply as if such Property had been totally or partially destroyed and the Travel Center thereon rendered Unsuitable for Its Permitted Use.

10.4        Tenant’s Personal Property.  All insurance proceeds payable by reason of any loss of or damage to any of Tenant’s Personal Property shall be paid to Tenant and, to the extent necessary to repair or replace Tenant’s Personal Property in accordance with Section 10.5, Tenant shall hold such proceeds in trust to pay the cost of repairing or replacing damaged Tenant’s Personal Property.

33

10.5        Restoration of Tenant’s Personal Property.  If Tenant is required to restore any Property as hereinabove provided, Tenant shall either (a) restore all alterations and improvements made by Tenant and Tenant’s Personal Property, or (b) replace such alterations and improvements and Tenant’s Personal Property with improvements or items of the same or better quality and utility in the operation of such Property.

10.6        No Abatement of Rent.  This Agreement shall remain in full force and effect and Tenant’s obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any damage involving the Leased Property, or any portion thereof (provided that Landlord shall credit against such payments any amounts paid to Landlord as a consequence of such damage under any business interruption insurance obtained by Tenant hereunder).  The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction to the Leased Property, or any portion thereof, and, to the maximum extent permitted by law, no local or State statute, laws, rules, regulation or ordinance in effect during the Term which provide for such a contingency shall have any application in such case.

10.7        Waiver.  Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property, or any portion thereof.

ARTICLE 11

CONDEMNATION

11.1        Total Condemnation, Etc.  If either (i) the whole of any Property shall be taken by Condemnation or (ii) a Condemnation of less than the whole of any Property renders any Property Unsuitable for Its Permitted Use, this Agreement shall terminate with respect to such Property, and Tenant and Landlord shall seek the Award for their interests in the applicable Property as provided in Section 11.5.  Upon payment to Landlord of any such Award, the Minimum Rent shall be reduced by, at Landlord’s option, (x) the applicable Percentage Reduction of the amount of such Award received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, an appraiser designated by Landlord.

11.2        Partial Condemnation.  In the event of a Condemnation of less than the whole of any Property such that such Property is still suitable for its Permitted Use, Tenant shall, to the extent of the Award and any additional amounts disbursed by Landlord as hereinafter provided, commence (or cause to be commenced) promptly and continue diligently to restore (or cause to be restored) the untaken portion of the applicable Leased Improvements so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as such Leased Improvements existing immediately prior to such Condemnation, in material compliance with all Legal Requirements, subject to the provisions of this Section 11.2.  If the cost of the repair or restoration of the affected Property exceeds the amount of the Award, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that if Tenant shall elect to make such funds available, the same shall

34

become an irrevocable obligation of Tenant pursuant to this Agreement).  In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable at Landlord’s sole election by Notice to Tenant given within sixty (60) days after Tenant’s Notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement with respect to the affected Property and the entire Award shall be allocated as set forth in Section 11.5.

Subject to the terms hereof, Landlord shall contribute to the cost of restoration that part of the Award received by Landlord and necessary to complete such repair or restoration, together with severance and other damages awarded to Landlord for the taken Leased Improvements and any deficiency Landlord has agreed to disburse, to Tenant regularly during the restoration period so as to permit payment for the cost of such repair or restoration.  Landlord may, at its option, condition advancement of such portion of the Award and other amounts on (a) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (b) general contractors’ estimates, (c) architect’s certificates, (d) conditional lien waivers of general contractors, if available, (e) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (f) if Tenant has elected to advance deficiency funds pursuant to the preceding paragraph, Tenant depositing the amount thereof with Landlord and (g) such other certificates as Landlord may, from time to time, reasonably require.  Landlord’s obligation under this Section 11.2 to disburse the Award and such other amounts shall be subject to (x) the collection thereof by Landlord and (y) the satisfaction of any applicable requirements of any Property Mortgage, and the release of such Award by the applicable Property Mortgagee.  Tenant’s obligation to restore the Leased Property shall be subject to the release of any portion of the Award by the applicable Property Mortgagee to Landlord.

11.3        Abatement of Rent.  Other than as specifically provided in this Agreement, this Agreement shall remain in full force and effect and Tenant’s obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any Condemnation involving the Leased Property, or any portion thereof.  The provisions of this Article 11 shall be considered an express agreement governing any Condemnation involving the Leased Property and, to the maximum extent permitted by law, no local or State statute, law, rule, regulation or ordinance in effect during the Term which provides for such a contingency shall have any application in such case.

11.4        Temporary Condemnation.  In the event of any temporary Condemnation of any Property or Tenant’s interest therein, this Agreement shall continue in full force and effect and Tenant shall continue to pay (or cause to be paid), in the manner and on the terms herein specified, the full amount of the Rent.  Tenant shall continue to perform and observe (or cause to be performed and observed) all of the other terms and conditions of this Agreement on the part of the Tenant to be performed and observed.  The entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant.  Tenant shall, promptly upon the termination of any such

35

period of temporary Condemnation, at its sole cost and expense, restore the affected Property to the condition that existed immediately prior to such Condemnation, in material compliance with all applicable Legal Requirements, unless such period of temporary Condemnation shall extend beyond the expiration of the Term, in which event Tenant shall not be required to make such restoration.

11.5        Allocation of Award.  Except as provided in Section 11.4 and the second sentence of this Section 11.5, the total Award shall be solely the property of and payable to Landlord.  Any portion of the Award made for the taking of Tenant’s leasehold interest in the Leased Property, loss of business during the remainder of the Term, the taking of Tenant’s Personal Property, the taking of Capital Additions paid for by Tenant and Tenant’s removal and relocation expenses shall be the sole property of and payable to Tenant.  In any Condemnation proceedings, Landlord and Tenant shall each seek its own Award in conformity herewith, at its own expense.

ARTICLE 12

DEFAULTS AND REMEDIES

12.1        Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)           should Tenant fail to make any payment of the Rent or any other sum payable hereunder when due and should such failure continue for a period of five (5) Business Days after Notice thereof from Landlord to Tenant; or

(b)           should Tenant default in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clause (a) above) and should such default continue for a period of thirty (30) days after Notice thereof from Landlord to Tenant; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within thirty (30) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed an additional ninety (90) days in the aggregate) as may be necessary to cure such default with all due diligence; or

(c)           should any obligation of Tenant or any Guarantor in respect of any Indebtedness of Ten Million Dollars ($10,000,000) or more for money borrowed or for any material property or services, or any guaranty relating thereto, be declared to be or become due and payable prior to the stated maturity thereof, or should there occur and be continuing with respect to any such Indebtedness any event of default under any instrument or agreement evidencing or securing the same, the effect of which is to permit the holder or holders of such instrument or agreement or a trustee, agent or other representative on behalf of such holder or holders, to cause any such obligations to become due prior to its stated maturity; or

(d)           should an event of default occur and be continuing beyond the expiration of any applicable cure period under any Guaranty; or

36

(e)           should Tenant or any Guarantor generally not be paying its debts as they become due or should Tenant or any Guarantor make a general assignment for the benefit of creditors; or

(f)            should any petition be filed by or against Tenant or any Guarantor under the Federal bankruptcy laws, or should any other proceeding be instituted by or against Tenant or any Guarantor seeking to adjudicate Tenant or any Guarantor a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of Tenant’s or any Guarantor’s debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or any Guarantor or for any substantial part of the property of Tenant or any Guarantor and such proceeding is not dismissed within one hundred eighty (180) days after institution thereof; or

(g)           should Tenant or any Guarantor cause or institute any proceeding for its dissolution or termination; or

(h)           should the estate or interest of Tenant in the Leased Property or any part thereof be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of (x) ninety (90) days after commencement thereof, unless the amount in dispute is less than $250,000, in which case Tenant shall give Notice to Landlord of the dispute but Tenant may defend in any suitable way, and (y) two hundred seventy (270) days after receipt by Tenant of Notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article 8); or

(i)            should there occur any direct or indirect Change in Control of Tenant or any Guarantor, except as otherwise permitted by Article 16; or

(j)            should there occur any “Event of Default” (as defined therein) under any Other Lease.

then, and in any such event, Landlord, in addition to all other remedies available to it, may terminate this Agreement with respect to any or all of the Leased Property (except with respect to any Existing Third Party Trade Names and Service Mark Rights to the extent and as more particularly described in Section 2.3) by giving Notice thereof to Tenant and upon the expiration of the time, if any, fixed in such Notice, this Agreement shall terminate with respect to all or the designated portion of the Leased Property and all rights of Tenant under this Agreement with respect thereto shall cease.  Landlord shall have and may exercise all rights and remedies available at law and in equity to Landlord as a result of Tenant’s breach of this Agreement.

Upon the termination of this Agreement in connection with any Event of Default, Landlord may, in addition to any other remedies provided herein (including the rights set forth in Section 5.3), enter upon the Real Property, or any portion thereof and take possession thereof, without liability for trespass or conversion (Tenant hereby waiving any right to notice or hearing prior to such taking of possession by Landlord).

12.2        Remedies.  None of (a) the termination of this Agreement pursuant to Section 12.1, (b) the repossession of the Leased Property, or any portion thereof, (c) the failure of

37

Landlord to relet the Leased Property, or any portion thereof, nor (d) the reletting of all or any of portion of the Leased Property, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting.  In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Property, or terminated portion thereof, through and including the date of such termination.  Thereafter, Tenant, until the end of what would have been the Term of this Agreement in the absence of such termination, and whether or not the Leased Property, or any portion thereof, shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent (Additional Rent and Additional Charges to be reasonably calculated by Landlord) which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any reletting of the Leased Property, or any portion thereof, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting.  Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Agreement had not been so terminated with respect to such of the Leased Property.

At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages beyond the date of such termination, at Landlord’s election, Tenant shall pay to Landlord an amount equal to the present value (as reasonably determined by Landlord using a discount rate equal to five percent (5%) per annum) of the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such termination (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Additional Rent and Additional Charges would be the same as payments required for the immediately preceding twelve calendar months, or if less than twelve calendar months have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired term of this Agreement if the same remained in effect, over the fair market rental for the same period.  Nothing contained in this Agreement shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may, (a) relet the Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) may make such reasonable alterations, repairs and decorations in the Leased Property, or any portion thereof, as Landlord, in its sole and absolute discretion, considers advisable and necessary for the purpose of reletting the Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Landlord shall in no event be liable in any way whatsoever for any failure to relet all or any portion of the Leased Property, or, in the event that the Leased Property is relet, for failure to collect the rent under such

38

reletting.  To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Leased Property, by reason of the occurrence and continuation of an Event of Default hereunder.

Notwithstanding anything to the contrary set forth in this Agreement, if an Event of Default shall be triggered solely with respect to any of Sections 3.1.2(c), 3.1.2(d), 5.4, 9.5(d), 12.1(c), 12.1(d), 12.1(i), 17.2(a), 17.2(b), 21.1, 21.3, 21.4 or 21.9 (and not with respect to any other Section of this Agreement), in no event shall the damages recovered by Landlord pursuant to this Agreement exceed an amount equal to the sum of (i) the present value (as reasonably determined by Landlord using a discount rate equal to ten and nine tenths percent (10.9%) per annum) of the Minimum Rent which would be payable hereunder from the date of such termination for what would be the then unexpired Term of this Agreement if the same remained in effect; and (ii) all amounts due and unpaid under this Agreement as of the date of the occurrence of the Event of Default.

12.3        Tenant’s Waiver.  IF THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 12.1 OR 12.2, TENANT WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF SUMMARY PROCEEDINGS TO ENFORCE THE REMEDIES SET FORTH IN THIS ARTICLE 12, AND THE BENEFIT OF ANY LAWS NOW OR HEREAFTER IN FORCE EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT.

12.4        Application of Funds.  Any payments received by Landlord under any of the provisions of this Agreement during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any Event of Default) shall be applied to Tenant’s current and past due obligations under this Agreement in such order as Landlord may determine or as may be prescribed by the laws of the State.  Any balance shall be paid to Tenant.

12.5        Landlord’s Right to Cure Tenant’s Default.  If an Event of Default shall have occurred and be continuing, Landlord, after Notice to Tenant (which Notice shall not be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon the Real Property, or any portion thereof, for such purpose and take all such action thereon as, in Landlord’s sole and absolute discretion, may be necessary or appropriate therefor.  No such entry shall be deemed an eviction of Tenant.  All reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

39

ARTICLE 13

HOLDING OVER

Any holding over by Tenant after the expiration or sooner termination of this Agreement shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Minimum Rent and other charges herein provided (prorated on a daily basis).  Tenant shall also pay to Landlord all damages (direct or indirect) sustained by reason of any such holding over.  Otherwise, such holding over shall be on the terms and conditions set forth in this Agreement, to the extent applicable.  Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Agreement.

ARTICLE 14

LANDLORD DEFAULT

If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Agreement or any obligation of Landlord, if any, under any agreement affecting the Leased Property, the performance of which is not Tenant’s obligation pursuant to this Agreement, and any such default shall continue for a period of thirty (30) days after Notice thereof from Tenant to Landlord and any applicable Property Mortgagee, or such additional period as may be reasonably required to correct the same, Tenant may declare the occurrence of a “Landlord Default” by a second Notice to Landlord and to such Property Mortgagee.  Thereafter, Tenant may forthwith cure the same and, subject to the provisions of the following paragraph, invoice Landlord for costs and expenses (including reasonable attorneys’ fees and court costs) incurred by Tenant in curing the same, together with interest thereon (to the extent permitted by law) from the date Landlord receives Tenant’s invoice until paid, at the Overdue Rate.  Tenant shall have no right to terminate this Agreement for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder.

If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof.  If Tenant and Landlord shall fail, in good faith, to resolve any such dispute within ten (10) days after Landlord’s Notice of dispute, either may submit the matter for resolution in accordance with Article 22.

ARTICLE 15

PURCHASE OF TENANT’S PERSONAL PROPERTY

Landlord shall have the option to purchase Tenant’s Personal Property and any other property of any of Tenant’s subtenants which are Affiliated Persons of Tenant and which is used in connection with the operation of any Travel Center, at the expiration or sooner termination of this Agreement, for an amount equal to the then fair market value thereof (current replacement

40

cost as determined by agreement of the parties or, in the absence of such agreement, appraisal), subject to, and with appropriate price adjustments for, all liabilities assumed such as equipment leases, conditional sale contracts and other encumbrances securing such liabilities to which such Personal Property or property of such subtenant is subject.  In addition, upon the expiration or sooner termination of this Agreement, Landlord shall have the right (i) to require Tenant or any Affiliated Person of Tenant to grant a perpetual license to Landlord or its nominee all software programs and similar intellectual property owned or licensed by Tenant or any such Affiliated Person used at the Travel Centers for an amount equal to the then fair market value thereof (current replacement cost as determined by agreement of the parties or, in the absence of such agreement, appraisal), subject to, and with appropriate price adjustments for, all liabilities assumed, and (ii) to offer employment to any and all employees of Tenant and any Affiliated Person of Tenant employed at the Travel Centers.  Tenant shall cause each Affiliated Person of Tenant to enter into any license and sub-license necessary to effectuate the foregoing and shall not interfere with, and shall cause each such Affiliated Person to cooperate with Landlord and its nominees, and not to interfere with, the exercise of such right.

ARTICLE 16

SUBLETTING AND ASSIGNMENT

16.1        Subletting and Assignment.  Except as provided in Section 16.3, Tenant shall not, without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole and absolute discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or sublease or permit the sublease (which term shall be deemed to include the granting of concessions, licenses, sublicenses and the like), of the Leased Property, or any portion thereof, or suffer or permit this Agreement or the leasehold estate created hereby or any other rights arising under this Agreement to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or operation of the Leased Property, or any portion thereof, by anyone other than Tenant or any Manager approved by Landlord pursuant to the applicable provisions of this Agreement, or the Leased Property, or any portion thereof, to be offered or advertised for assignment or subletting.

For purposes of this Section 16.1, an assignment of this Agreement shall be deemed to include, without limitation, any direct or indirect Change in Control of Tenant.

If this Agreement is assigned or if the Leased Property, or any portion thereof is sublet (or occupied by anybody other than Tenant or any Manager and their respective employees), after termination of this Agreement, Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 16.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Agreement.

Any assignment or transfer of Tenant’s interest under this Agreement shall be subject to such assignee’s or transferee’s delivery to Landlord of a Guaranty, which Guaranty shall be in

41

form and substance satisfactory to Landlord in its sole discretion and which Guaranty shall constitute a Guaranty hereunder.

No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder (unless Landlord and Tenant expressly otherwise agree that Tenant shall be released from all obligations hereunder), and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Section 16.1.  No assignment, subletting or occupancy shall affect any Permitted Use.  Any subletting, assignment or other transfer of Tenant’s interest under this Agreement in contravention of this Section 16.1 shall be voidable at Landlord’s option.

16.2        Required Sublease Provisions.  Except for subleases which are terminable at will by Tenant on not more than sixty (60) days’ prior notice, any sublease of all or any portion of the Leased Property entered into on or after the Commencement Date shall provide (a) that the subtenant shall, at Landlord’s or Tenant’s request pursuant to Tenant’s obligations or Landlord’s rights under Section 5.3 or Article 15, transfer as so requested any of its Operating Rights and/or other property relating to such Leased Property (and shall be deemed to have granted Landlord the power of attorney with respect to its Operating Rights and other property as Tenant has granted pursuant to the second sentence of the second paragraph of Section 5.3); (b) that it is subject and subordinate to this Agreement and to the matters to which this Agreement is or shall be subject or subordinate; (c) that in the event of termination of this Agreement or reentry or dispossession of Tenant by Landlord under this Agreement, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any Property Mortgagee, as holder of a mortgage or as Landlord under this Agreement, if such mortgagee succeeds to that position, shall (i) be liable for any act or omission of Tenant under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease not consented to in writing by Landlord or by any previous prepayment of more than one (1) month’s rent, (iv) be bound by any covenant of Tenant to undertake or complete any construction of the applicable Property, or any portion thereof, (v) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are performed after the date of such attornment, (vii) be responsible for any monies owing by Tenant to the credit of such subtenant unless actually delivered to Landlord by Tenant, or (viii) be required to remove any Person occupying any portion of the Leased Property; and (d) in the event that such subtenant receives a written Notice from Landlord or any Property Mortgagee stating that this Agreement has terminated, such subtenant shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice or as such party may direct.  Such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn.  An original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such subtenant or assignee, as the case may be, in form and substance reasonably satisfactory to Landlord, shall be delivered promptly to Landlord and (a) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this

42

Agreement on the part of Tenant to be kept and performed and shall be, and become, jointly and severally liable with Tenant for the performance thereof and (b) in case of either an assignment or subletting, Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder.

The provisions of this Section 16.2 shall not be deemed a waiver of the provisions set forth in the first paragraph of Section 16.1.

16.3        Permitted Sublease.  Subject to the provisions of Section 16.2 and Section 16.4 and any other express conditions or limitations set forth herein, Tenant may, in each instance without consent, (a) enter into third party agreements or sublease space at any Property for fuel station, restaurant/food service or mechanical repair purposes or other concessions in furtherance of the Permitted Use, so long as such subleases will not violate or affect any Legal Requirement or Insurance Requirement, and Tenant shall provide such additional insurance coverage applicable to the activities to be conducted in such subleased space as Landlord and any Property Mortgagee may reasonably require, and (b) enter into one or more subleases or licenses with Affiliated Persons of Tenant with respect to the Leased Property, or any portion thereof (including but without limitation with respect to any trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, constituting part of the Transferred Trademarks), provided such subleases or licenses or sublicenses do not grant any rights beyond the Term.  Landlord and Tenant acknowledge and agree that if Tenant enters into one (1) or more subleases, licenses or sublicenses with Affiliated Persons of Tenant with respect to any Property, or any portion thereof, in accordance with the preceding clause (b), Tenant may allocate the rent and other charges with respect to the affected Property in any reasonable manner; provided, however, that such allocation shall not affect Tenant’s (nor any Guarantor’s) liability for the Rent and other obligations of Tenant under this Agreement; and, provided, further, that Tenant shall give Landlord prompt written notice of any allocation or reallocation of the rent and other charges with respect to the affected Property and, in any event, Tenant shall give Landlord written notice of the amount of such allocations at least ten (10) Business Days prior to the date that Landlord or Hospitality Properties Trust is required to file any tax returns in any State where such affected Leased Property is located.

16.4        Sublease Limitation.  Anything contained in this Agreement to the contrary notwithstanding, Tenant shall not sublet or sublicense the Leased Property, or any portion thereof, on any basis such that the rental to be paid by any sublessee or sublicensee thereunder would be based, in whole or in part, on the net income or profits derived by the business activities of such sublessee or sublicensee, any other formula such that any portion of such sublease rental or sublicense would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or would otherwise disqualify Landlord or any Affiliated Person for treatment as a “real estate investment trust” under the Code.

43

ARTICLE 17

ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

17.1                        Estoppel Certificates.  At any time and from time to time, but not more than a reasonable number of times per year, upon not less than ten (10) Business Days prior Notice by either party, the party receiving such Notice shall furnish to the other an Officer’s Certificate certifying that this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, that no Default or an Event of Default has occurred and is continuing or, if a Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof, and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request.  Any such certificate furnished pursuant to this Section 17.1 may be relied upon by the requesting party, its lenders and any prospective purchaser or mortgagee of the Leased Property, or any portion thereof, or the leasehold estate created hereby.

17.2                        Financial Statements.  Tenant shall furnish or cause TCA to furnish, as applicable, the following statements to Landlord:

(a)                                 within forty-five (45) days after each of the first three fiscal quarters of any Fiscal Year, the most recent Consolidated Financials, accompanied by the Financial Officer’s Certificate;

(b)                                 within ninety (90) days after the end of each Fiscal Year, the most recent Consolidated Financials and financials of Tenant for such year, certified by an independent certified public accountant reasonably satisfactory to Landlord and accompanied by a Financial Officer’s Certificate;

(c)                                  within forty-five (45) days after the end of each month, an unaudited operating statement and statement of Capital Expenditures prepared on a Property by Property basis and a combined basis, accompanied by a Financial Officer’s Certificate;

(d)                                 at any time and from time to time upon not less than twenty (20) days Notice from Landlord or such additional period as may be reasonable under the circumstances, any Consolidated Financials, Tenant financials or any other audited or unaudited financial reporting information required to be filed by Landlord with any securities and exchange commission, the SEC or any successor agency, or any other governmental authority, or required pursuant to any order issued by any court, governmental authority or arbitrator in any litigation to which Landlord is a party, for purposes of compliance therewith;

(e)                                  promptly after receipt or sending thereof, copies of all notices alleging a material default given or received by Tenant under any Management Agreement or TA Franchise Agreement; and

(f)                                   promptly upon Notice from Landlord, such other information concerning the business, financial condition and affairs of Tenant, any Guarantor, and/or any Affiliated Person of Tenant as Landlord reasonably may request from time to time.

44

Landlord may at any time, and from time to time, provide any Property Mortgagee with copies of any of the foregoing statements, subject to Landlord obtaining the agreement of such Property Mortgagee to maintain such statements and the information therein as confidential.

ARTICLE 18

LANDLORD’S RIGHT TO INSPECT, QUALITY CONTROL, USE OF TRANSFERRED TRADEMARKS AND ENFORCEMENT

18.1                        Inspection.  Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property, or any portion thereof, during usual business hours upon not less than forty-eight (48) hours’ notice and to make such repairs as Landlord is permitted or required to make pursuant to the terms of this Agreement, provided that any inspection or repair by Landlord or its representatives will not unreasonably interfere with Tenant’s use and operation of the Leased Property and further provided that in the event of an emergency, as determined by Landlord in its reasonable discretion, prior Notice shall not be necessary.

18.2                        Quality Control.  Landlord shall have the right to exercise quality control over the use made by Tenant (and any and all Affiliated Persons and permitted sublicensees) of the Transferred Trademarks to a degree reasonably necessary to maintain the validity and enforceability of the Transferred Trademarks and to protect the goodwill associated therewith.  Tenant (and any and all Affiliated Persons and permitted sublicensees) shall not combine the Transferred Trademarks with any other trademarks, service marks, trade names, logos, domain names or other brand-source indicia unless it obtains Landlord’s prior written consent.

18.3                        Transferred Trademarks, Registration and Maintenance.  Tenant shall be responsible for trademark registration and maintenance on behalf of Landlord.

18.4                        Enforcement.  In the event that Tenant (or any Affiliated Person or sublicensee) learns of any infringement or unauthorized use of any of the Transferred Trademarks, it shall promptly notify Landlord.  If requested to do so, Tenant (and any and all Affiliated Persons and sublicensees) shall cooperate with and assist Landlord in any action that Landlord may commence to protect its right, title and interest in the Transferred Trademarks, including joining the action as a party if necessary.

ARTICLE 19

EASEMENTS

19.1                        Grant of Easements.  Provided no Event of Default has occurred and is continuing, Landlord will join in granting and, if necessary, modifying or abandoning such rights-of-way, easements and other interests as may be reasonably requested by Tenant for ingress and egress, and electric, telephone, gas, water, sewer and other utilities so long as:

(a)                                 the instrument creating, modifying or abandoning any such easement, right-of-way or other interest is satisfactory to and approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned);

45

(b)                                 Landlord receives an Officer’s Certificate from Tenant stating (i) that such grant, modification or abandonment is not detrimental to the proper conduct of business on such Property, (ii) the consideration, if any, being paid for such grant, modification or abandonment (which consideration shall be paid by Tenant), (iii) that such grant, modification or abandonment does not impair the use or value of such Property for the Permitted Use, and (iv) that, for as long as this Agreement shall be in effect, Tenant will perform all obligations, if any, of Landlord under any such instrument; and

(c)                                  Landlord receives evidence satisfactory to Landlord that the Manager has granted its consent to such grant, modification or abandonment in accordance with the requirements of such Manager’s Management Agreement or that such consent is not required.

19.2                        Exercise of Rights by Tenant.  So long as no Event of Default has occurred and is continuing, Tenant shall have the right to exercise all rights of Landlord under the Easement Agreements and, in connection therewith, Landlord shall execute and promptly return to Tenant such documents as Tenant shall reasonably request.  Tenant shall perform all obligations of Landlord under the Easement Agreements.

19.3                        Permitted Encumbrances.  Any agreements entered into in accordance with this Article 19 shall be deemed a Permitted Encumbrance.

ARTICLE 20

PROPERTY MORTGAGES

20.1                        Landlord May Grant Liens.  Without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement (“Encumbrance”) upon the Leased Property, or any portion thereof, or interest therein, whether to secure any borrowing or other means of financing or refinancing.

20.2                        Subordination of Lease.  This Agreement and any and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages and deeds of trust, which may now or hereafter affect the Leased Property, or any portion thereof, or any improvements thereon and/or any of such leases, whether or not such mortgages or deeds of trust shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages and deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and deeds of trust and all consolidations of such mortgages and deeds of trust.  This section shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or the trustee or beneficiary of any deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination.  Any lease to which this Agreement is, at the time referred to, subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest at the time referred to is herein called “Superior Landlord” and any mortgage or deed of trust to which this Agreement is, at the time referred to, subject and subordinate is herein called “Superior Mortgage” and the holder, trustee or beneficiary of a Superior Mortgage is

46

herein called “Superior Mortgagee”.  Tenant shall have no obligations under any Superior Lease or Superior Mortgage other than those expressly set forth in this Section 20.2.

If any Superior Landlord or Superior Mortgagee or the nominee or designee of any Superior Landlord or Superior Mortgagee shall succeed to the rights of Landlord under this Agreement (any such person, “Successor Landlord”), whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, at such Successor Landlord’s request, Tenant shall attorn to and recognize the Successor Landlord as Tenant’s landlord under this Agreement and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment (provided that such instrument does not alter the terms of this Agreement), whereupon, this Agreement shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Agreement, except that the Successor Landlord (unless formerly the landlord under this Agreement or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of any prior Landlord under this Agreement, (b) responsible for any monies owing by or on deposit with any prior Landlord to the credit of Tenant (except to the extent actually paid or delivered to the Successor Landlord), (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against any prior Landlord, (d) bound by any modification of this Agreement subsequent to such Superior Lease or Mortgage, or by any previous prepayment of Rent for more than one (1) month in advance of the date due hereunder, which was not approved in writing by the Superior Landlord or the Superior Mortgagee thereto, (e) liable to Tenant beyond the Successor Landlord’s interest in the Leased Property and the rents, income, receipts, revenues, issues and profits issuing from the Leased Property, (f) responsible for the performance of any work to be done by the Landlord under this Agreement to render the Leased Property ready for occupancy by Tenant (subject to Landlord’s obligations under Section 5.1.2(b) or with respect to any insurance or Condemnation proceeds), or (g) required to remove any Person occupying the Leased Property or any part thereof, except if such Person claims by, through or under the Successor Landlord.  Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid, and Landlord agrees to provide Tenant with an instrument of nondisturbance and attornment from each such Superior Mortgagee and Superior Landlord (other than the lessors under any ground leases with respect to the Leased Property, or any portion thereof) in form and substance reasonably satisfactory to Tenant.  Notwithstanding the foregoing, any Successor Landlord shall be liable (a) to pay to Tenant any amounts owed under Section 5.1.2(b), and (b) to pay to Tenant any portions of insurance proceeds or Awards received by Landlord or the Successor Landlord required to be paid to Tenant pursuant to the terms of this Agreement, and, as a condition to any mortgage, lien or lease in respect of the Leased Property, or any portion thereof, and the subordination of this Agreement thereto, the mortgagee, lienholder or lessor, as applicable, shall expressly agree, for the benefit of Tenant, to make such payments, which agreement shall be embodied in an instrument in form reasonably satisfactory to Tenant.

20.3                        Notice to Mortgagee and Superior Landlord.  Subsequent to the receipt by Tenant of Notice from Landlord as to the identity of any Property Mortgagee or Superior Landlord under a lease with Landlord, as ground lessee, which includes the Leased Property, or any portion thereof, as part of the demised premises and which complies with Section 20.1 (which Notice shall be accompanied by a copy of the applicable mortgage or lease), no Notice

47

from Tenant to Landlord as to a default by Landlord under this Agreement shall be effective with respect to a Property Mortgagee or Superior Landlord unless and until a copy of the same is given to such Property Mortgagee or Superior Landlord at the address set forth in the above described Notice, and the curing of any of Landlord’s defaults within the applicable notice and cure periods set forth in Article 14 by such Property Mortgagee or Superior Landlord shall be treated as performance by Landlord.

ARTICLE 21

ADDITIONAL COVENANTS OF LANDLORD AND TENANT

21.1                        Prompt Payment of Indebtedness.  Tenant shall (a) pay or cause to be paid when due all payments of principal of and premium and interest on Tenant’s Indebtedness for money borrowed and shall not permit or suffer any such Indebtedness to become or remain in default beyond any applicable grace or cure period, (b) pay or cause to be paid when due all lawful claims for labor and rents with respect to the Leased Property, (c) pay or cause to be paid when due all trade payables and (d) pay or cause to be paid when due all other of Tenant’s Indebtedness upon which it is or becomes obligated, except, in each case, other than that referred to in clause (a), to the extent payment is being contested in good faith by appropriate proceedings in accordance with Article 8 and if Tenant shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, if appropriate, or unless and until foreclosure, distraint sale or other similar proceedings shall have been commenced.

21.2                        Conduct of Business.  Tenant shall not engage in any business other than the leasing and operation of the Leased Property (including any incidental or ancillary business relating thereto) and shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and its rights and licenses necessary to conduct such business.

21.3                        Maintenance of Accounts and Records.  Tenant shall keep true records and books of account of Tenant in which full, true and correct entries will be made of dealings and transactions in relation to the business and affairs of Tenant in accordance with GAAP.  Tenant shall apply accounting principles in the preparation of the financial statements of Tenant which, in the judgment of and the opinion of its independent public accountants, are in accordance with GAAP, where applicable, except for changes approved by such independent public accountants.  Tenant shall provide to Landlord either in a footnote to the financial statements delivered under Section 17.2 which relate to the period in which such change occurs, or in separate schedules to such financial statements, information sufficient to show the effect of any such changes on such financial statements.

21.4                        Notice of Litigation, Etc.  Tenant shall give prompt Notice to Landlord of any litigation or any administrative proceeding to which it may hereafter become a party of which Tenant has notice or actual knowledge which involves a potential liability equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000) or which may otherwise result in any material adverse change in the business, operations, property, prospects, results of operation or condition, financial or other, of Tenant.  Forthwith upon Tenant obtaining knowledge of any Default, Event of Default or any default or event of default under any agreement relating to Indebtedness for money borrowed in an aggregate amount exceeding, at any one time, Two

48

Hundred Fifty Thousand Dollars ($250,000), or any event or condition that would be required to be disclosed in a current report filed by Tenant on Form 8-K or in Part II of a quarterly report on Form 10-Q if Tenant were required to file such reports under the Securities Exchange Act of 1934, as amended, Tenant shall furnish Notice thereof to Landlord specifying the nature and period of existence thereof and what action Tenant has taken or is taking or proposes to take with respect thereto.

21.5                        Indebtedness of Tenant.  Tenant shall not create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any Indebtedness except the following:

(a)                                 Indebtedness of Tenant to Landlord;

(b)                                 Indebtedness of Tenant for Impositions, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Article 8;

(c)                                  Indebtedness of Tenant in respect of judgments or awards (i) which have been in force for less than the applicable appeal period and in respect of which execution thereof shall have been stayed pending such appeal or review, or (ii) which are fully covered by insurance payable to Tenant, or (iii) which are for an amount not in excess of $250,000 in the aggregate at any one time outstanding and (x) which have been in force for not longer than the applicable appeal period, so long as execution is not levied thereunder or (y) in respect of which an appeal or proceedings for review shall at the time be prosecuted in good faith in accordance with the provisions of Article 8, and in respect of which execution thereof shall have been stayed pending such appeal or review;

(d)                                 unsecured borrowings of Tenant from its Affiliated Persons which are by their terms expressly subordinate pursuant to a Subordination Agreement to the payment and performance of Tenant’s obligations under this Agreement; or

(e)                                  Indebtedness for purchase money financing in accordance with Section 21.8(a) and other operating liabilities incurred in the ordinary course of Tenant’s business;

(f)                                   Indebtedness of Tenant as guarantor or borrower secured by Liens permitted under Section 21.8(c); or

(g)                                  A guaranty of TCA’s obligations under its revolving line of credit and for any privately placed or publicly issued debt.

21.6                        Distributions, Payments to Affiliated Persons, Etc.  Tenant shall not declare, order, pay or make, directly or indirectly, any Distributions or any payment to any Affiliated Person of Tenant (including payments in the ordinary course of business) or set apart any sum or property therefor, or agree to do so, if, at the time of such proposed action, or immediately after giving effect thereto, any Event of Default shall have occurred and be continuing.  Otherwise, as long as no Event of Default shall have occurred and be continuing, Tenant may make Distributions and payments to Affiliated Persons; provided, however, that any such payments shall at all times be subordinate to Tenant’s obligations under this Agreement.

49

21.7                        Prohibited Transactions.  Tenant shall not permit to exist or enter into any agreement or arrangement whereby it engages in a transaction of any kind with any Affiliated Person as to Tenant or any Guarantor, except on terms and conditions which are commercially reasonable.

21.8                        Liens and Encumbrances.  Except as permitted by Article 7 and Section 21.5, Tenant shall not create or incur or suffer to be created or incurred or to exist any Lien on this Agreement or any of Tenant’s assets, properties, rights or income, or any of its interest therein, now or at any time hereafter owned, other than:

(a)                                 Security interests securing the purchase price of equipment or personal property whether acquired before or after the Commencement Date; provided, however, that (i) such Lien shall at all times be confined solely to the asset in question and (ii) the aggregate principal amount of Indebtedness secured by any such Lien shall not exceed the cost of acquisition or construction of the property subject thereto;

(b)                                 Permitted Encumbrances;

(c)                                  Security interests in Accounts or Chattel Paper, in Support Obligations, General Intangibles or Deposit Accounts relating to such Accounts or Chattel Paper, in any Instruments or Investment Property evidencing or arising from such Accounts or Chattel Paper, in any documents, books, records or other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to any property described in this Section 21.8(c) or in any Proceeds of any of the foregoing (capitalized terms used in this Section 21.8(c) without definition being used as defined in or for purposes of Article 9 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts); or

(d)                                 As permitted pursuant to Section 21.5.

21.9                        Merger; Sale of Assets; Etc.  Without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion), Tenant shall not (i) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, all or any material portion of its assets (including capital stock or other equity interests) or business to any Person, (ii) merge into or with or consolidate with any other Entity, or (iii) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, any personal property or fixtures or any real property; provided, however, that, notwithstanding the provisions of clause (iii) preceding, Tenant may dispose of equipment or fixtures which have become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, provided substitute equipment or fixtures having equal or greater value and utility (but not necessarily having the same function) have been provided.

21.10                 Bankruptcy Remote Entities.  At Landlord’s request, Tenant shall make such amendments, modifications or other changes to its charter documents and governing bodies (including, without limitation, Tenant’s board of directors), and take such other actions, as may from time to time be necessary to qualify Tenant as a “bankruptcy remote entity”, provided that Landlord shall reimburse Tenant for all costs and expenses reasonably incurred by Tenant in connection with the making of such amendments or modifications.

50

21.11                 Trade Area Restriction.  Notwithstanding anything to the contrary in this Agreement, except for Travel Centers owned by Landlord or any Affiliated Person of Landlord, neither Tenant nor any Affiliated Person of Tenant shall acquire, own, franchise, finance, lease, manage, operate or open any Travel Center or similar business (it being agreed by Landlord and Tenant that convenience stores which provide services primarily to non-professional drivers shall not be a “similar business”) within seventy-five (75) miles in either direction along the primary interstate on which any Property is located without Landlord’s consent, which consent may be given or withheld in Landlord’s sole discretion.  Notwithstanding the foregoing, Landlord confirms that, subject to the other terms and conditions of this Agreement, Tenant or any Affiliated Person of Tenant may acquire, own, franchise, finance, lease, manage, operate or open the Travel Centers identified on Exhibit D attached hereto.

ARTICLE 22

ARBITRATION

Any disputes, claims or controversies arising out of or relating to this Agreement, (i) between the parties or (ii) brought by or on behalf of any shareholder of any party or a direct or indirect parent of a party (which, for purposes of this Article 22, shall mean any shareholder of record or any beneficial owner of shares of any party, or any former shareholder of record or beneficial owner of shares of any party), either on his, her or its own behalf, on behalf of any party or on behalf of any series or class of shares of any party or shareholders of any party against any party or any member, trustee, officer, manager (including Reit Management & Research LLC (“RMR”) or its successor), agent or employee of any party, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration provision, or the declarations of trust, limited liability company agreements or bylaws of any party hereto (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Article 22.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of any party and class actions by a shareholder against those individuals or entities and any party.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. For purposes of this Article 22, the term “party” shall include any direct or indirect parent of a party.

There shall be three arbitrators.  If there are only two parties to the Dispute, each party shall select one arbitrator within fifteen days after receipt by respondent of a copy of the demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If either party fails to timely select an arbitrator, the other party to the Dispute shall select the second arbitrator who shall be neutral and impartial and shall not be affiliated with or an interested person of either party.  If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator.  Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either all claimants or all respondents fail to timely select an arbitrator then such arbitrator (who shall

51

be neutral, impartial and unaffiliated with any party) shall be appointed by the AAA.  The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen days of the appointment of the second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

The place of arbitration shall be at the office of the AAA in Boston, Massachusetts unless otherwise agreed by the parties and all parties waive all questions of personal jurisdiction and venue for the purpose of carrying out this paragraph.

There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

In rendering an award or decision (the “Arbitration Award”), the arbitrators shall be required to follow the laws of the State of Maryland.  Any arbitration proceedings or Arbitration Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Arbitration Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

Except to the extent as otherwise agreed by the parties after the date of this Agreement, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

An Arbitration Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Arbitration Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Each party against which the Arbitration Award assesses a monetary obligation shall pay that obligation on or before the thirtieth day following the date of the Arbitration Award or such other date as the Arbitration Award may provide.

52

This Article 22 is intended to benefit and be enforceable by the shareholders, members, direct and indirect parents, trustees, directors, officers, managers (including RMR or its successor), agents or employees of any party and the parties and shall be binding on the shareholders of any party and the parties, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

ARTICLE 23

MISCELLANEOUS

23.1                        Limitation on Payment of Rent.  All agreements between Landlord and Tenant herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of Rent, or otherwise, shall the Rent or any other amounts payable to Landlord under this Agreement exceed the maximum permissible under applicable law, the benefit of which may be asserted by Tenant as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Landlord should ever receive as fulfillment of such provision such an excessive amount, then, ipso facto, the amount which would be excessive shall be applied to the reduction of the installment(s) of Minimum Rent next due and not to the payment of such excessive amount.  This provision shall control every other provision of this Agreement and any other agreements between Landlord and Tenant.

23.2                        No Waiver.  No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term.  To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

23.3                        Remedies Cumulative.  To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant (as applicable) of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

23.4                        Severability.  Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

53

23.5                        Acceptance of Surrender.  No surrender to Landlord of this Agreement or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

23.6                        No Merger of Title.  It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Agreement or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, this Agreement or the leasehold estate created hereby and the fee estate or ground landlord’s interest in the Leased Property.

23.7                        Conveyance by Landlord.  If Landlord or any successor owner of all or any portion of the Leased Property shall convey all or any portion of the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of such of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Agreement with respect to such of the Leased Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

23.8                        Quiet Enjoyment.  Tenant shall peaceably and quietly have, hold and enjoy the Real Property for the Term, free of hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, but subject to (a) any Encumbrance permitted under Article 20 or otherwise permitted to be created by Landlord hereunder, (b) all Permitted Encumbrances, (c) liens as to obligations of Landlord that are either not yet due or which are being contested in good faith and by proper proceedings, provided the same do not materially interfere with Tenant’s ability to operate any Travel Center and (d) liens that have been consented to in writing by Tenant.  Except as otherwise provided in this Agreement, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Agreement or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Agreement, or to fail to perform any other obligation of Tenant hereunder.

23.9                        No Recordation.  Neither Landlord nor Tenant shall record this Agreement.

23.10                 Notices.

(a)                                 Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)                                 All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the

54

case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c)                                  All such notices shall be addressed,

if to Landlord:

c/o Hospitality Properties Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts  02458

Attn:  Mr. John G. Murray

[Telecopier No. (617) 969-5730]

if to Tenant:

c/o TravelCenters of America LLC

24601 Center Ridge Road

Westlake, Ohio  44145

Attn:  Mr. Thomas M. O’Brien

Telecopier No. (440) 808-3301

(d)                                 By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

23.11                 Construction.  Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Agreement with respect to the Leased Property shall survive such termination or expiration.  In no event shall Landlord be liable for any consequential damages suffered by Tenant as the result of a breach of this Agreement by Landlord.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party to be charged.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each term or provision of this Agreement to be performed by Tenant shall be construed as an independent covenant and condition.  Time is of the essence with respect to the provisions of this Agreement.  Except as otherwise set forth in this Agreement, any obligations of Tenant (including without limitation, any monetary, repair and indemnification obligations) and Landlord shall survive the expiration or sooner termination of this Agreement.  Tenant hereby acknowledges that the agreement between Landlord and Tenant to treat this Agreement as a single lease in all respects was and is of primary importance, and a material inducement, to Landlord to enter into this Agreement.  Without limiting the generality of the foregoing, the parties hereto acknowledge that this Agreement constitutes a single lease of the Leased Property and is not divisible notwithstanding any references herein to

55

any individual Property and notwithstanding the possibility that certain individual Properties may be deleted herefrom pursuant to the express provisions of this Agreement.

23.12                 Counterparts; Headings.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed.  Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

23.13                 Applicable Law, Etc.  Except as to matters regarding the internal affairs of Landlord and issues of or limitations on any personal liability of the shareholders and trustees or directors of Landlord for obligations of Landlord, as to which the laws of the State of Maryland shall govern, this Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than Massachusetts; or (vii) any combination of the foregoing.  Notwithstanding the foregoing, the laws of the State shall apply to the perfection and priority of liens upon and the disposition of any Property.

23.14                 Right to Make Agreement.  Each party warrants, with respect to itself, that neither the execution of this Agreement, nor the consummation of any transaction contemplated hereby, shall violate any provision of any law, or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; nor result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; nor require any consent, vote or approval which has not been given or taken, or at the time of the transaction involved shall not have been given or taken.  Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

23.15                 Attorneys’ Fees.  If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

23.16                 Nonliability of Trustees.  THE DECLARATION OF TRUST ESTABLISHING HPT TA PROPERTIES TRUST, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE “DECLARATION”), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME OF SUCH ENTITY REFERS TO THE TRUSTEES UNDER

56

SUCH DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SUCH ENTITY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH ENTITY.  ALL PERSONS DEALING WITH SUCH ENTITY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH ENTITY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

23.17                 Original Lease.  The Original Lease shall continue to govern the rights and obligations of the parties with respect to periods prior to the Commencement Date.

[Remainder of Page Left Blank Intentionally]

57

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.

LANDLORD:

HPT TA PROPERTIES TRUST

By:
John G. Murray
President

HPT TA PROPERTIES LLC

By:
John G. Murray
President

TENANT:

TA OPERATING LLC

By:

58

EXHIBITS A-1 through A-38

Land

Exhibit	TA Site No.	Property Address
A-1	16	3501 Buttermilk Road, Cottondale (Tuscaloosa), AL 35453.
A-2	225	1010 North 339th Avenue, Tonopah, AZ 85354.
A-3	40	3524 S. Highway 99 W., Corning, CA 96021.
A-4	26	4265 East Guasti Road, Ontario, CA 91761.
A-5	228	2200 Ninth Street, Limon, CO 80828.
A-6	154	1875 Meriden-Waterbury Turnpike, Milldale, CT 06467.
A-7	247	P.O. Box 638, Baldwin, FL 32234.
A-8	258	2995 US Highway 17 South, Brunswick, GA 31525.
A-9	146	981 Cassville-White Road, Cartersville, GA 30121.
A-10	92	505 Truckers Lane R.R. #7, Bloomington, IL 61701.
A-11	35	1702 West Evergreen, Effingham, IL 62401.
A-12	10	2510 Burr Street, Gary, IN 46406.
A-13	173	5930 E. State Road 334, Whitestown, IN 46075.
A-14	93	7777 Burlington Pike, Florence, KY 41042.
A-15	161	1701 N. University Avenue, Lafayette, LA 70507.
A-16	216	5501 O’Donnell St. Cutoff, Baltimore, MD 21224.
A-17	198	6364 Dixie Highway, Saginaw, MI 48722.
A-18	116	6100 Sawyer Road, Sawyer, MI 49125.
A-19	51	854 State Highway 80, Matthews, MO 63867.
A-20	181	6000 E. Frontage Road, Mill City, NV 89418.
A-21	218	I-295 Exit 18 Berkley Rd., Paulsboro, NJ 08066.
A-22	229	1700 U.S. Route 66 West, Moriarty, NM 87035.
A-23	210	125 Neelytown Road, Montgomery (Maybrook), NY 12549.
A-24	11	6762 St. Rt. 127, Eaton (Dayton), OH 45320.
A-25	87	3483 Libbey Road, Perrysburg (Toledo), OH 43551.
A-26	36	801 South Council Road, Oklahoma City (East), OK 73128.
A-27	183	790 NW Frontage Road, Troutdale, OR 97060.
A-28	213	10835 John Wayne Drive, Greencastle, PA 17225.
A-29	214	875 N. Eagle Valley Rd., Milesburg, PA 16853.
A-30	25	1402 E. Main Street, Duncan (Spartanburg), SC 29334.
A-31	157	4400 Peytonville Road, Franklin, TN 37064.
A-32	55	7000 I-40 East Whitaker Road, Amarillo, TX 79118.
A-33	235	8301 N. Expressway 281, Edinburg, TX 78541.
A-34	233	1700 Wilson Road, Terrell, TX 75161.
A-35	186	1100 North 130 West, Parowan, UT 84761.
A-36	142	10134 Lewison Rd., Ashland, VA 23005.
A-37	50	5901 Highway 51, DeForest (Madison), WI 53532.
A-38	234	1400 Higley Blvd., Rawlins, WY 82301.

[See attached copies.]

EXHIBIT B

New Properties1

1 Note to Draft:  Be sure that Effingham, IL and Porter South, IN are not on this list and are simply added to the existing Leased Premises as was done with Brunswick, Binghamton, Seymar and Atlanta.

EXHIBIT C

Petro Properties

EXHIBIT D

Trade Area Restriction Waivers

Exhibit C-4

Amended and Restated TA Lease No. 4

(see attached)

Ex C-4

AMENDED AND RESTATED LEASE AGREEMENT NO. 4,

dated as of [•], 2015,

by and between

HPT TA PROPERTIES TRUST and HPT TA PROPERTIES LLC,

AS LANDLORD,

AND

TA OPERATING LLC,

AS TENANT

ARTICLE 1 DEFINITIONS	1
1.1 “AAA”	1
1.2 “Additional Charges”	1
1.3 “Additional Rent”	1
1.4 “Affiliated Person”	1
1.5 “Agreement”	2
1.6 “Applicable Laws”	2
1.7 “Arbitration Award”	2
1.8 “Award”	2
1.9 “Base Gross Revenues”	2
1.10 “Base Year”	2
1.11 “Business Day”	2
1.12 “Capital Addition”	2
1.13 “Capital Expenditure”	2
1.14 “Capital Replacements Budget”	3
1.15 “Change in Control”	3
1.16 “Claim”	3
1.17 “Code”	3
1.18 “Commencement Date”	3
1.19 “Condemnation”	3
1.20 “Condemnor”	3
1.21 “Consolidated Financials”	3
1.22 “Default”	4
1.23 “Disbursement Rate”	4
1.24 “Disputes”	4
1.25 “Distribution”	4
1.26 “Easement Agreement”	4
1.27 “Encumbrance”	4
1.28 “Entity”	4
1.29 “Environment”	4
1.30 “Environmental Obligation”	4
1.31 “Environmental Notice”	4
1.32 “Environmental Report”	4
1.33 “Event of Default”	4
1.34 “Excess Gross Revenues”	4
1.35 “Existing Third Party Trade Names and Service Mark Rights”	5
1.36 “Extended Term”	5
1.37 “Fair Market Value Rent”	5
1.38 “Financial Officer’s Certificate”	5
1.39 “Fiscal Year”	5
1.40 “Fixed Component”	5
1.41 “Fixed Term”	5
1.42 “Fixtures”	5
1.43 “GAAP”	5
1.44 “Government Agencies”	5
1.45 “Gross Revenues”	6
1.46 “Ground Leases”	6

1.47 “Guarantor”	6
1.48 “Guaranty”	6
1.49 “Hazardous Substances”	6
1.50 “Immediate Family”	7
1.51 “Impositions”	7
1.52 “Indebtedness”	8
1.53 “Index”	8
1.54 “Insurance Requirements”	8
1.55 “Interest Rate”	8
1.56 “Land”	8
1.57 “Landlord”	8
1.58 “Landlord Default”	8
1.59 “Landlord Liens”	9
1.60 “Lease Year”	9
1.61 “Leased Improvements”	9
1.62 “Leased Intangible Property”	9
1.63 “Leased Property”	9
1.64 “Legal Requirements”	9
1.65 “Lien”	9
1.66 “Management Agreement”	10
1.67 “Manager”	10
1.68 “Minimum Rent”	10
1.69 “New Property”	10
1.70 “Notice”	10
1.71 “Offer”	10
1.72 “Officer’s Certificate”	10
1.73 “Operating Rights”	10
1.74 “Original Lease”	10
1.75 “Other Leases”	10
1.76 “Overdue Rate”	10
1.77 “Parent”	10
1.78 “Percentage Reduction”	11
1.79 “Permitted Encumbrances”	11
1.80 “Permitted Use”	11
1.81 “Person”	11
1.82 “Prior Rent”	11
1.83 “Property”	11
1.84 “Property Mortgage”	11
1.85 “Property Mortgagee”	11
1.86 “Real Property”	11
1.87 “Rent”	11
1.88 “RMR”	11
1.89 “Rules”	11
1.90 “SARA”	11
1.91 “SEC”	11
1.92 “Shell”	11
1.93 “Shell Agreement”	11

1.94 “Shell SNDA”	12
1.95 “State”	12
1.96 “Subordinated Creditor”	12
1.97 “Subordination Agreement”	12
1.98 “Subsidiary”	12
1.99 “Successor Landlord”	12
1.100 “Superior Landlord”	12
1.101 “Superior Lease”	12
1.102 “Superior Mortgage”	12
1.103 “Superior Mortgagee”	12
1.104 “TA Franchise Agreement”	12
1.105 “TCA”	12
1.106 “Tenant”	12
1.107 “Tenant’s Personal Property”	12
1.108 “Term”	13
1.109 “Transferred Trademarks”	13
1.110 “Travel Center”	13
1.111 “UCC”	13
1.112 “Unsuitable for Its Permitted Use”	13
1.113 “Willington Rent”	13
1.114 “Work”	13
ARTICLE 2 LEASED PROPERTY AND TERM	13
2.1 Leased Property	13
2.2 Condition of Leased Property	14
2.3 Term	15
2.4 Extended Terms	15
ARTICLE 3 RENT	16
3.1 Rent	16
3.1.1 Minimum Rent	16
3.1.2 Additional Rent	16
3.1.3 Additional Charges	18
3.2 Late Payment of Rent, Etc.	20
3.3 Net Lease, Etc.	21
3.4 No Termination, Abatement, Etc.	21
ARTICLE 4 USE OF THE LEASED PROPERTY	21
4.1 Permitted Use	21
4.1.1 Permitted Use	21
4.1.2 Necessary Approvals	23
4.1.3 Lawful Use, Etc.	23
4.2 Compliance with Legal/Insurance Requirements, Etc.	23
4.3 Environmental Matters	23
4.3.1 Restriction on Use, Etc.	23
4.3.2 Environmental Report	24
4.3.3 Underground Storage Tanks	24
4.3.4 Survival	25
4.4 Ground Leases	25
4.5 Shell Agreement	25

ARTICLE 5 MAINTENANCE AND REPAIRS	26
5.1 Maintenance and Repair	26
5.1.1 Tenant’s General Obligations	26
5.1.2 Landlord’s Obligations	26
5.1.3 Nonresponsibility of Landlord, Etc.	27
5.2 Tenant’s Personal Property	27
5.3 Yield Up	28
5.4 Management and Franchise Agreements	28
ARTICLE 6 IMPROVEMENTS, ETC.	29
6.1 Improvements to the Leased Property	29
6.2 Salvage	29
ARTICLE 7 LIENS	30
ARTICLE 8 PERMITTED CONTESTS	30
ARTICLE 9 INSURANCE AND INDEMNIFICATION	31
9.1 General Insurance Requirements	31
9.2 Waiver of Subrogation	31
9.3 Form Satisfactory, Etc.	31
9.4 No Separate Insurance; Self-Insurance	32
9.5 Indemnification of Landlord	32
ARTICLE 10 CASUALTY	33
10.1 Insurance Proceeds	33
10.2 Damage or Destruction	33
10.2.1 Damage or Destruction of Leased Property	33
10.2.2 Partial Damage or Destruction	33
10.2.3 Insufficient Insurance Proceeds	33
10.2.4 Disbursement of Proceeds	34
10.3 Damage Near End of Term	35
10.4 Tenant’s Personal Property	35
10.5 Restoration of Tenant’s Personal Property	35
10.6 No Abatement of Rent	35
10.7 Waiver	35
ARTICLE 11 CONDEMNATION	35
11.1 Total Condemnation, Etc.	35
11.2 Partial Condemnation	36
11.3 Abatement of Rent	36
11.4 Temporary Condemnation	37
11.5 Allocation of Award	37
ARTICLE 12 DEFAULTS AND REMEDIES	37
12.1 Events of Default	37
12.2 Remedies	39
12.3 Tenant’s Waiver	40
12.4 Application of Funds	40
12.5 Landlord’s Right to Cure Tenant’s Default	41
ARTICLE 13 HOLDING OVER	41
ARTICLE 14 LANDLORD DEFAULT	41
ARTICLE 15 PURCHASE OF TENANT’S PERSONAL PROPERTY	42
ARTICLE 16 SUBLETTING AND ASSIGNMENT	42

16.1 Subletting and Assignment	42
16.2 Required Sublease Provisions	43
16.3 Permitted Sublease	44
16.4 Sublease Limitation	45
ARTICLE 17 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS	45
17.1 Estoppel Certificates	45
17.2 Financial Statements	45
ARTICLE 18 LANDLORD’S RIGHT TO INSPECT, QUALITY CONTROL, USE OF TRANSFERRED TRADEMARKS AND ENFORCEMENT	46
18.1 Inspection	46
18.2 Quality Control	46
18.3 Transferred Trademarks, Registration and Maintenance	46
18.4 Enforcement	46
ARTICLE 19 EASEMENTS	47
19.1 Grant of Easements	47
19.2 Exercise of Rights by Tenant	47
19.3 Permitted Encumbrances	47
ARTICLE 20 PROPERTY MORTGAGES	47
20.1 Landlord May Grant Liens	47
20.2 Subordination of Lease	48
20.3 Notice to Mortgagee and Superior Landlord	49
ARTICLE 21 ADDITIONAL COVENANTS OF LANDLORD AND TENANT	49
21.1 Prompt Payment of Indebtedness	49
21.2 Conduct of Business	49
21.3 Maintenance of Accounts and Records	50
21.4 Notice of Litigation, Etc.	50
21.5 Indebtedness of Tenant	50
21.6 Distributions, Payments to Affiliated Persons, Etc.	51
21.7 Prohibited Transactions	51
21.8 Liens and Encumbrances	51
21.9 Merger; Sale of Assets; Etc.	52
21.10 Bankruptcy Remote Entities	52
21.11 Trade Area Restriction	52
ARTICLE 22 ARBITRATION	52
ARTICLE 23 MISCELLANEOUS	54
23.1 Limitation on Payment of Rent	54
23.2 No Waiver	55
23.3 Remedies Cumulative	55
23.4 Severability	55
23.5 Acceptance of Surrender	55
23.6 No Merger of Title	55
23.7 Conveyance by Landlord	55
23.8 Quiet Enjoyment	56
23.9 No Recordation	56
23.10 Notices	56
23.11 Construction	57
23.12 Counterparts; Headings	57

v

23.13 Applicable Law, Etc.	57
23.14 Right to Make Agreement	58
23.15 Attorneys’ Fees	58
23.16 Nonliability of Trustees	58
23.17 Original Lease	58

AMENDED AND RESTATED LEASE AGREEMENT NO. 4

THIS AMENDED AND RESTATED LEASE AGREEMENT NO. 4 is entered into as of [•], 2015, by and between HPT TA PROPERTIES TRUST, a Maryland real estate investment trust, and HPT TA PROPERTIES LLC, a Maryland limited liability company (collectively, “Landlord”), and TA OPERATING LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant (as successor by merger with TA Leasing LLC) are parties to that certain Lease Agreement, dated as of January 31, 2007, as amended (as so amended, the “Original Lease”); and

WHEREAS, Landlord and Tenant wish to amend and restate the Original Lease into four (4) separate leases, add certain new properties to such four (4) separate leases and make certain other modifications thereto as herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree, effective as of the date hereof, as follows:

ARTICLE 1

DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (c) all references in this Agreement to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, and (d) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

1.1          “AAA”  shall have the meaning given such term in Article 22.

1.2          “Additional Charges”  shall have the meaning given such term in Section 3.1.3.

1.3          “Additional Rent”  shall have the meaning given such term in Section 3.1.2(a).

1.4          “Affiliated Person”  shall mean, with respect to any Person, (a)  in the case of any such Person which is a partnership, any partner in such partnership, (b) in the case of any such Person which is a limited liability company, any member of such company, (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (a) and (b), (d) any other Person who is an officer, director, trustee or employee of, or partner in or member of, such Person or any Person referred to in the preceding clauses (a), (b) and (c), and (e) any other

Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (a) through (d).

1.5          “Agreement”  shall mean this Amended and Restated Lease Agreement No. 4, including all exhibits attached hereto, as it and they may be amended from time to time as herein provided.

1.6          “Applicable Laws”  shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits, notices and orders, from time to time in existence, of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, conservation of, or the protection of, real or personal property, Transferred Trademarks or human health or the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, natural gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

1.7          “Arbitration Award”  shall have the meaning given such term in Article 22.

1.8          “Award”  shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of any Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord, in connection with obtaining any such award).

1.9          “Base Gross Revenues”  shall mean, with respect to any Property, the amount of Gross Revenues for such Property for the Base Year.

1.10        “Base Year”  shall mean the 2015 calendar year.

1.11        “Business Day”  shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.

1.12        “Capital Addition”  shall mean, with respect to any Property, any renovation, repair or improvement to such Property, the cost of which constitutes a Capital Expenditure.

1.13        “Capital Expenditure”  shall mean any expenditure treated as capital in nature in accordance with GAAP.

2

1.14        “Capital Replacements Budget”  shall have the meaning given such term in Section 5.1.1(b).

1.15        “Change in Control”  shall mean (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 9.8% or more, or rights, options or warrants to acquire 9.8% or more, of the outstanding shares of voting stock or other voting interests of Tenant or any Guarantor, as the case may be, or the power to direct the management and policies of Tenant or any Guarantor, directly or indirectly, (b) the merger or consolidation of Tenant or any Guarantor with or into any other Person (other than the merger or consolidation of any Person into Tenant or any Guarantor that does not result in a Change in Control of Tenant or such Guarantor under clauses (a), (c) or (d) of this definition), (c) any one or more sales or conveyances to any Person of all or any material portion of its assets (including capital stock or other equity interests) or business of Tenant or any Guarantor, as the case may be, or (d) the cessation, for any reason, of the individuals who at the beginning of any twenty-four (24) consecutive month period (commencing on January 31, 2007) constituted the board of directors of Tenant or any Guarantor (together with any new directors whose election by such board or whose nomination for election by the shareholders of Tenant or such Guarantor, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of any such period or whose election or nomination for election was previously so approved) to constitute a majority of the board of directors of Tenant or any Guarantor then in office.

1.16        “Claim”  shall have the meaning given such term in Article 8.

1.17        “Code”  shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

1.18        “Commencement Date”  shall mean the date hereof.

1.19        “Condemnation”  shall mean, with respect to any Property, or any portion thereof, (a) the exercise of any governmental power with respect to such Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of such Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of such Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting such Property, whether or not the same shall have actually been commenced.

1.20        “Condemnor”  shall mean any public or quasi-public Person, having the power of Condemnation.

1.21        “Consolidated Financials”  shall mean, for any Fiscal Year or other accounting period of TCA, annual audited and quarterly unaudited financial statements of TCA prepared on a consolidated basis, including TCA’s consolidated balance sheet and the related statements of income and cash flows, all in reasonable detail, and setting forth in comparative form the

3

corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with GAAP throughout the periods reflected.

1.22        “Default”  shall mean any event or condition which with the giving of notice and/or lapse of time would be an Event of Default.

1.23        “Disbursement Rate”  shall mean an annual rate of interest, as of the date of determination, equal to the greater of (i) the Interest Rate and (ii) the per annum rate for ten (10) year U.S. Treasury Obligations as published in The Wall Street Journal plus three hundred fifty (350) basis points.

1.24        “Disputes”  shall have the meaning given such term in Article 22.

1.25        “Distribution”  shall mean (a) any declaration or payment of any dividend (except ordinary cash dividends payable in common stock or other equity interests of Tenant) on or in respect of any shares of any class of capital stock or other equity interests of Tenant, (b) any purchase, redemption, retirement or other acquisition of any shares of any class of capital stock of a corporation, (c) any other distribution on or in respect of any shares of any class of capital stock of Tenant or (d) any return of capital to shareholders.

1.26        “Easement Agreement”  shall mean any conditions, covenants and restrictions, easements, declarations, licenses and other agreements which are Permitted Encumbrances and such other agreements as may be granted in accordance with Section 19.1.

1.27        “Encumbrance”  shall have the meaning given such term in Section 20.1.

1.28        “Entity”  shall mean any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, real estate investment trust, cooperative, any government or agency, authority or political subdivision thereof or any other entity.

1.29        “Environment”  shall mean soil, surface waters, ground waters, land, biota, sediments, surface or subsurface strata and ambient air.

1.30        “Environmental Obligation”  shall have the meaning given such term in Section 4.3.1.

1.31        “Environmental Notice”  shall have the meaning given such term in Section 4.3.1.

1.32        “Environmental Report”  shall have the meaning given such term in Section 4.3.2.

1.33        “Event of Default”  shall have the meaning given such term in Section 12.1.

1.34        “Excess Gross Revenues”  shall mean, with respect to any Property, with respect to any Lease Year, or portion thereof, the amount of Gross Revenues for such Property for such

4

Lease Year, or portion thereof, in excess of Base Gross Revenues for such Property for the equivalent period during the Base Year.

1.35        “Existing Third Party Trade Names and Service Mark Rights”  shall mean the rights as set forth in any TA Franchise Agreement in effect as of January 31, 2007 licensed to third parties in the trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto which constitute a part of the Transferred Trademarks.

1.36        “Extended Term”  shall have the meaning given such term in Section 2.4.

1.37        “Fair Market Value Rent”  shall mean the per annum minimum rent which would be payable monthly in advance for the applicable Property or the Leased Property (as the case may be) in its then current condition and for its then current use, on the terms and conditions of this Agreement (including, without limitation, the obligation to pay Additional Rent).

1.38        “Financial Officer’s Certificate”  shall mean, as to any Person, a certificate of the chief executive officer, chief financial officer or chief accounting officer (or such officers’ authorized designee) of such Person, duly authorized, accompanying the financial statements required to be delivered by such Person pursuant to Section 17.2, in which such officer shall certify (a) that such statements have been properly prepared in accordance with GAAP and are true, correct and complete in all material respects and fairly present the consolidated financial condition of such Person at and as of the dates thereof and the results of its operations for the periods covered thereby, and (b) in the event that the certifying party is an officer of Tenant and the certificate is being given in such capacity, that no Event of Default has occurred and is continuing hereunder.

1.39        “Fiscal Year”  shall mean the calendar year or such other annual period designated by Tenant and approved by Landlord.

1.40        “Fixed Component”  shall have the meaning given such term in Section 4.4.

1.41        “Fixed Term”  shall have the meaning given such term in Section 2.3.

1.42        “Fixtures”  shall have the meaning given such term in Section 2.1(d).

1.43        “GAAP”  shall mean generally accepted accounting principles consistently applied.

1.44        “Government Agencies”  shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or any State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or any Property, or any portion thereof, or any Travel Center operated thereon.

5

1.45        “Gross Revenues”  shall mean, with respect to any Property, for each Fiscal Year during the Term, all revenues and receipts (determined on an accrual basis and in all material respects in accordance with GAAP) of every kind derived from renting, using and/or operating such Property and parts thereof, including, but not limited to:  all rents and revenues received or receivable for the use of or otherwise by reason of all goods sold, services performed, space or facilities subleased on such Property, or any portion thereof, including, without limitation, any other arrangements with third parties relating to the possession or use of any portion of such Property; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following:  allowances according to GAAP for uncollectible accounts, including credit card accounts and other administrative discounts; federal, state or municipal excise, sales, use, occupancy or similar taxes included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); Award proceeds (other than for a temporary Condemnation); any proceeds from any sale of such Property or from the refinancing of any debt encumbering such Property; proceeds from the disposition of furnishings, fixture and equipment no longer necessary for the operation of the Travel Center located thereon; any security deposits and other advance deposits, until and unless the same are forfeited to Tenant or applied for the purpose for which they were collected; interest income from any bank account or investment of Tenant; any revenues or receipts of every kind derived from the provision, sale or trade of motor fuel and gasoline at such Property (including, without limitation, any amounts that arise out of the Shell Agreement); any revenues or receipts derived from gaming operations (but Gross Revenues shall include any revenue or receipts derived from sales of lottery tickets without adjustment for payouts); or any amount based on the income or profits of any Person if as a consequence thereof the Rent or other amounts payable by Tenant hereunder would fail to qualify, in whole or in part, as “rents from real property” within the meaning of Section 856(d) of the Code.

1.46        “Ground Leases”  shall mean, collectively, any and all ground leases in effect with respect to any portion of the Real Property.

1.47        “Guarantor”  shall mean, collectively, TCA, TravelCenters of America Holding Company LLC, and each and every other guarantor of Tenant’s obligations under this Agreement, and each such guarantor’s successors and assigns, jointly and severally.

1.48        “Guaranty”  shall mean any guaranty agreement executed by a Guarantor in favor of Landlord pursuant to which the payment or performance of Tenant’s obligations under this Agreement are guaranteed, together with all modifications, amendments and supplements thereto.

1.49        “Hazardous Substances”  shall mean any substance:

(a)           the presence of which requires or may hereafter require notification, investigation or remediation under any Applicable Law; or

(b)           which is or becomes defined as a “hazardous waste”, “hazardous material” or “hazardous substance” or “pollutant” or “contaminant” under any Applicable Law including, without limitation, the Comprehensive Environmental Response, Compensation and Liability

6

Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and the regulations promulgated thereunder; or

(c)           which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Agencies; or

(d)           the presence of which on any Property, or any portion thereof, causes or materially threatens to cause an unlawful nuisance upon such Property, or any portion thereof, or to adjacent properties or poses or materially threatens to pose a hazard to such Property, or any portion thereof, or to the health or safety of persons; or

(e)           without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

(f)            without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

(g)           without limitation, which contains or emits radioactive particles, waves or material.

1.50        “Immediate Family”  shall mean, with respect to any individual, such individual’s spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

1.51        “Impositions”  shall mean, collectively, all taxes (including, without limitation, all taxes imposed under the laws of any State, as such laws may be amended from time to time, and all ad valorem, sales and use, occupancy, or similar taxes as the same relate to or are imposed upon Landlord, Tenant or the business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted upon the Leased Property by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord’s interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Tenant; provided, however, that nothing contained herein shall be construed to require Tenant to pay and the term “Impositions” shall not include (i) any tax based on net income imposed on Landlord, (ii) any net revenue tax of Landlord, (iii) any transfer fee (but excluding any mortgage or similar tax payable in connection with a Property Mortgage) or other tax imposed with respect to the sale, exchange or other disposition by Landlord of the Leased Property or the proceeds thereof, (iv) any single business, gross receipts tax, transaction privilege, rent or similar taxes as the same

7

relate to or are imposed upon Landlord, (v) any interest or penalties imposed on Landlord as a result of the failure of Landlord to file any return or report timely and in the form prescribed by law or to pay any tax or imposition, except to the extent such failure is a result of a breach by Tenant of its obligations pursuant to Section 3.1.3, (vi) any impositions imposed on Landlord that are a result of Landlord not being considered a “United States person” as defined in Section 7701(a)(30) of the Code, (vii) any impositions that are enacted or adopted by their express terms as a substitute for any tax that would not have been payable by Tenant pursuant to the terms of this Agreement or (viii) any impositions imposed as a result of a breach of covenant or representation by Landlord in any agreement governing Landlord’s conduct or operation or as a result of the negligence or willful misconduct of Landlord.

1.52        “Indebtedness”  shall mean (without duplication), (i) all obligations for borrowed money, (ii) the maximum amount available to be drawn under all surety bonds, letters of credit and bankers’ acceptances issued or created for the account of Tenant and, without duplication, all unreimbursed drafts drawn thereunder, (iii) all obligations to pay the deferred purchase price of property or services, excluding trade payables incurred in the ordinary course of business, but including all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by Tenant, (iv) all leases required, in accordance with GAAP, to be recorded as capital leases on Tenant’s balance sheet, (v) the principal balance outstanding and owing by Tenant under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product, and (vi) all guaranties of or other liabilities with respect to the debt of another Person.

1.53        “Index”  shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S., All Items, 1982-1984=100.  The Index is presently published by the Bureau of Labor Statistics of the United States Department of Labor.  If publication of the Index ceases, computations with respect to which the Index is to be applied shall be computed on the basis of whatever index published by the United States Department of Labor at that time is most nearly comparable.  If the Index ceases to use 1982-84=100 as the basis of calculation, then the Index shall be converted to the amount(s) that would have resulted had the manner of calculating the Index in effect at the Commencement Date.

1.54        “Insurance Requirements”  shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Landlord, Tenant, any Manager or the Leased Property.

1.55        “Interest Rate”  shall mean eight and one half percent (8.5%) per annum.

1.56        “Land”  shall have the meaning given such term in Section 2.1(a).

1.57        “Landlord”  shall have the meaning given such term in the preambles to this Agreement and shall also include their respective permitted successors and assigns.

1.58        “Landlord Default”  shall have the meaning given such term in Article 14.

8

1.59        “Landlord Liens”  shall mean liens on or against the Leased Property or any payment of Rent (a) which result from any act of, or any claim against, Landlord or any owner of a direct or indirect interest in the Leased Property (other than the lessor under any ground lease affecting any portion of the Leased Property), or which result from any violation by Landlord of any terms of this Agreement, or (b) which result from liens in favor of any taxing authority by reason of any tax owed by Landlord or any fee owner of a direct or indirect interest in the Leased Property (other than the lessor under any ground lease affecting any portion of the Leased Property); provided, however, that “Landlord Lien” shall not include any lien resulting from any tax for which Tenant is obligated to pay or indemnify Landlord against until such time as Tenant shall have already paid to or on behalf of Landlord the tax or the required indemnity with respect to the same.

1.60        “Lease Year”  shall mean any Fiscal Year or portion thereof during the Term.

1.61        “Leased Improvements”  shall have the meaning given such term in Section 2.1(b).

1.62        “Leased Intangible Property”  shall mean all agreements, service contracts, equipment leases and other arrangements or agreements affecting the ownership, repair, maintenance, management, leasing or operation of the Leased Property, or any portion thereof, to which Landlord is a party; all books, records and files relating to the leasing, maintenance, management or operation of the Leased Property, or any portion thereof, belonging to Landlord; all transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, rights to deposits and telephone exchange numbers identified with the Leased Property; and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character belonging to Landlord with respect to the Leased Property.

1.63        “Leased Property”  shall have the meaning given such term in Section 2.1.

1.64        “Legal Requirements”  shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations and regulations necessary to operate any Property for its Permitted Use, and (b) all covenants, agreements, restrictions and encumbrances contained in any instruments at any time in force affecting any Property, including those which may (i) require material repairs, modifications or alterations in or to any Property or (ii) in any way materially and adversely affect the use and enjoyment thereof, but excluding any requirements arising as a result of Landlord’s status as a real estate investment trust.

1.65        “Lien”  shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of property or assets for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of general creditors.

9

1.66        “Management Agreement”  shall mean, with respect to any Property, any operating, management, franchise or branding agreement from time to time entered into by Tenant with respect to such Property in accordance with the applicable provisions of this Agreement, together with all amendments, modifications and supplements thereto, excluding, however, any TA Franchise Agreement.

1.67        “Manager”  shall mean, with respect to any Property, the operator or manager under any Management Agreement from time to time in effect with respect to such Property, and its permitted successors and assigns.

1.68        “Minimum Rent”  shall mean Forty Million Three Hundred Thirty-Six Thousand Four Hundred Fifty-Eight Dollars ($40,336,458) per annum, subject to adjustment as provided in Section 3.1.1(b).

1.69        “New Property”  shall mean each Property identified on Exhibit B attached hereto.

1.70        “Notice”  shall mean a notice given in accordance with Section 23.10.

1.71        “Offer”  shall have the meaning given such term in Section 4.1.1(b).

1.72        “Officer’s Certificate”  shall mean a certificate signed by an officer or other duly authorized individual of the certifying Entity duly authorized by the board of directors or other governing body of the certifying Entity.

1.73        “Operating Rights”  shall have the meaning given such term in Section 5.3.

1.74        “Original Lease”  shall have the meaning given such term in the recitals to this Agreement.

1.75        “Other Leases”  shall mean, collectively, (a) that certain Amended and Restated Lease Agreement No. 1, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto and (b) that certain Amended and Restated Lease Agreement No. 2, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto and (c) that certain Amended and Restated Lease Agreement No. 3, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto.

1.76        “Overdue Rate”  shall mean, on any date, a per annum rate of interest equal to the lesser of the Disbursement Rate plus four percent (4%) and the maximum rate then permitted under applicable law.

1.77        “Parent”  shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Subsidiaries or Affiliated Persons, twenty percent (20%) or more of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

10

1.78        “Percentage Reduction”  shall be eight and one-half percent (8.5%) other than for any New Property, as to which the Percentage Reduction shall be eight and six tenths percent (8.6%).

1.79        “Permitted Encumbrances”  shall mean, with respect to any Property, all rights, restrictions, and easements of record set forth on Schedule B to the applicable owner’s or leasehold title insurance policy issued to Landlord with respect to such Property, plus any other encumbrances as may have been granted or caused by Landlord or otherwise consented to in writing by Landlord from time to time.

1.80        “Permitted Use”  shall mean, with respect to any Property, any use of such Property permitted pursuant to Section 4.1.1.

1.81        “Person”  shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

1.82        “Prior Rent”  shall have the meaning given such term in Section 2.4.

1.83        “Property”  shall have the meaning given such term in Section 2.1.

1.84        “Property Mortgage”  shall mean any Encumbrance placed upon the Leased Property, or any portion thereof, in accordance with Article 20.

1.85        “Property Mortgagee”  shall mean the holder of any Property Mortgage.

1.86        “Real Property”  shall have the meaning given such term in Section 2.1.

1.87        “Rent”  shall mean, collectively, the Minimum Rent, Additional Rent and Additional Charges.

1.88        “RMR”  shall have the meaning given such term in Article 22.

1.89        “Rules”  shall have the meaning given such term in Article 22.

1.90        “SARA”  shall mean the Superfund Amendments and Reauthorization Act of 1986, as the same has been and may be amended, restated, modified or supplemented from time to time.

1.91        “SEC”  shall mean the Securities and Exchange Commission.

1.92        “Shell”  shall mean Equilon Enterprises LLC (doing business as Shell Oil Products US), a Delaware limited liability company.

1.93        “Shell Agreement”  shall mean that certain Liquefied Natural Gas Dispensing Site License and Sales Agreement, dated as of April 15, 2013, between Tenant and Shell, together with all modifications, amendments and supplements thereto.

11

1.94        “Shell SNDA”  shall have the meaning given such term in Section 4.5.

1.95        “State”  shall mean, with respect to any Property, the state, commonwealth or district in which such Property is located.

1.96        “Subordinated Creditor”  shall mean any creditor of Tenant which is a party to a Subordination Agreement in favor of Landlord.

1.97        “Subordination Agreement”  shall mean any agreement (and any amendments thereto) executed by a Subordinated Creditor pursuant to which the payment and performance of Tenant’s obligations to such Subordinated Creditor are subordinated to the payment and performance of Tenant’s obligations to Landlord under this Agreement.

1.98        “Subsidiary”  shall mean, with respect to any Person, any Entity (a) in which such Person owns directly, or indirectly through one or more Subsidiaries, twenty percent (20%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

1.99        “Successor Landlord”  shall have the meaning given such term in Section 20.2.

1.100      “Superior Landlord”  shall have the meaning given such term in Section 20.2.

1.101      “Superior Lease”  shall have the meaning given such term in Section 20.2.

1.102      “Superior Mortgage”  shall have the meaning given such term in Section 20.2.

1.103      “Superior Mortgagee”  shall have the meaning given such term in Section 20.2.

1.104      “TA Franchise Agreement”  shall mean a franchise agreement and, if applicable, any network lease agreement associated with such franchise agreement, between TCA, or one of its Affiliated Persons, as franchisor, and a Person who is not an Affiliated Person of TCA, as franchisee, for the operation of a Travel Center or other hospitality, fuel and/or service facility by such Person.

1.105      “TCA”  shall mean TravelCenters of America LLC, a Delaware limited liability company, and its permitted successors and assigns.

1.106      “Tenant”  shall have the meaning given such term in the preambles to this Agreement and shall also include its permitted successors and assigns.

1.107      “Tenant’s Personal Property”  shall mean all motor vehicles and consumable inventory and supplies, furniture, furnishings, equipment, movable walls and partitions, equipment and machinery and all other tangible personal property of Tenant acquired by Tenant before, on or after the Commencement Date and located at the Leased Property or used in Tenant’s business at the Leased Property and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant, other than any items included within the definition of Fixtures.

12

1.108      “Term”  shall mean, collectively, the Fixed Term and each Extended Term, to the extent properly exercised pursuant to the provisions of Section 2.4, unless sooner terminated pursuant to the provisions of this Agreement.

1.109      “Transferred Trademarks”  shall mean all trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, owned by or licensed to Landlord and used in connection with any Travel Center or any other hospitality, fuel and service facility including without limitation trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, such as “TravelCenters of America”, “TA”, “Goasis”, “Country Pride”, “Fork in the Road” and “Buckhorn Family Restaurants” whether or not used at or on the Real Property; and all other licensable intellectual property of any kind or character belonging to Landlord with respect to the Leased Property.

1.110      “Travel Center”  shall mean, with respect to any Property, collectively, the hospitality, fuel and service facilities located at such Property, including, hotel, food and beverage services facilities, fuel pumps, facilities for the storage and distribution of petroleum products, retail shops and other facilities and services being operated or proposed to be operated on such Property.

1.111      “UCC”  shall mean the Uniform Commercial Code as in effect in the State of Ohio.

1.112      “Unsuitable for Its Permitted Use”  shall mean, with respect to any Travel Center, a state or condition such that following any damage, destruction or Condemnation, such Travel Center cannot be operated on a commercially practicable basis for its Permitted Use and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage, destruction or Condemnation, and as otherwise required by this Agreement, within twenty-four (24) months following such damage, destruction or Condemnation or such longer period of time as to which business interruption insurance or Award proceeds is available to cover Rent and other costs related to the applicable Property following such damage, destruction or Condemnation.

1.113      “Willington Rent”  shall have the meaning given such term in Section 4.4.

1.114      “Work”  shall have the meaning given such term in Section 10.2.4.

ARTICLE 2

LEASED PROPERTY AND TERM

2.1          Leased Property.  Upon and subject to the terms and conditions hereinafter set forth, Landlord leases and licenses to Tenant and Tenant leases and licenses from Landlord all of Landlord’s right, title and interest in and to all of the following (each of items (a) through (f) below which, as of the Commencement Date, relates to any single Travel Center, a “Property” and together with item (g) below, collectively, the “Leased Property”, and those portions of the Leased Property described in items (a) through (d) below being the “Real Property”):

13

(a)           those certain tracts, pieces and parcels of land, as more particularly described in Exhibits A-1 through A-36, attached hereto and made a part hereof (the “Land”);

(b)           all buildings, structures and other improvements of every kind including, but not limited to, underground storage tanks, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the “Leased Improvements”);

(c)           all easements, rights and appurtenances relating to the Land and the Leased Improvements;

(d)           all equipment, machinery and fixtures integral to the operation of the Leased Improvements, and other items of property now or hereafter permanently affixed or integral to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant’s Personal Property (collectively, the “Fixtures”);

(e)           all of the Leased Intangible Property;

(f)            any and all leases of space in the Leased Improvements; and

(g)           all of the Transferred Trademarks whether or not used at or on any Property (such rights of Tenant in the Transferred Trademarks being nonexclusive, worldwide, non-assignable but sublicensable to the extent expressly set forth in this Agreement).

2.2          Condition of Leased Property.  Tenant acknowledges receipt and delivery of possession of the Leased Property and Tenant accepts the Leased Property in its “as is” condition, subject to the rights of parties in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Leased  Property, all applicable Legal Requirements, the lien of any financing instruments, mortgages and deeds of trust existing prior to the Commencement Date or permitted by the terms of this Agreement, and such other matters which would be disclosed by an inspection of the Leased Property and the record title thereto or by an accurate survey thereof.  TENANT REPRESENTS THAT IT HAS INSPECTED THE LEASED PROPERTY AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD’S AGENTS OR EMPLOYEES WITH RESPECT THERETO AND TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT OF THE CONDITION OF THE LEASED PROPERTY.  LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO

14

ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.  To the maximum extent permitted by law, however, Landlord hereby assigns to Tenant all of Landlord’s rights to proceed against any predecessor in interest or insurer for breaches of warranties or representations or for latent defects in the Leased Property.  Landlord shall fully cooperate with Tenant in the prosecution of any such claims, in Landlord’s or Tenant’s name, all at Tenant’s sole cost and expense.  Tenant shall indemnify, defend, and hold harmless Landlord from and against any loss, cost, damage or liability (including reasonable attorneys’ fees) incurred by Landlord in connection with such cooperation.

2.3          Term.  The initial term of this Agreement (the “Fixed Term”) shall commence on the Commencement Date and shall expire on December 31, 2030.

The term hereof with respect to the Existing Third Party Trade Names and Service Mark Rights shall be co-terminous with the duration of the third party rights thereto as of January 31, 2007 and may extend beyond the Term, as the same may be extended pursuant to Paragraph 2.4 hereof, or any earlier termination of the Term hereof (but not later than December 31, 2027), and Tenant’s obligations hereunder to Landlord with respect to any such Existing Third Party Trade Names and Service Mark Rights shall apply throughout such additional period as if it were part of the Term; Tenant hereby representing that such extension for the period beyond what would have been the Term had it expired by passage of time does not apply to more than five (5) Travel Centers or other hospitality, fuel and service facilities in the aggregate.

2.4          Extended Terms.  Tenant shall have the right to extend the Term for two (2) renewal terms of fifteen (15) years each (each, an “Extended Term”), provided that no Event of Default shall have occurred and be continuing at the time Tenant exercises a right to extend the Term.

If and to the extent Tenant shall exercise the foregoing options to extend the Term, the first Extended Term shall commence on January 1, 2031 and expire on December 31, 2045 and the second Extended Term shall commence on January 1, 2046 and expire on December 31, 2060.  All of the terms, covenants and provisions of this Agreement shall apply to each Extended Term, except that (x) the Minimum Rent payable during such Extended Term shall be the greater of the Prior Rent and the Fair Market Value Rent for the Leased Property (such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord) (taking into account that the Base Year shall remain unchanged) and (y) Tenant shall have no right to extend the Term beyond December 31, 2060.  For purposes of this Section 2.4, “Prior Rent” shall mean an amount equal to the per annum Minimum Rent in effect on the last day of the Fixed Term or Extended Term immediately preceding such Extended Term.  If Tenant shall elect to exercise the option to extend the Term for the first Extended Term, it shall do so by giving Landlord Notice thereof not later than December 31, 2029, and if Tenant shall elect to exercise its option to extend the Term for the second Extended Term after having elected to extend the Term for the first Extended Term, it shall do so by giving Landlord Notice not later than December 31, 2044, it being understood and agreed that time shall be of the essence with respect to the giving of any such Notice.  If Tenant shall fail to give any such

15

Notice, this Agreement shall automatically terminate at the end of the Fixed Term or the first Extended Term as applicable and Tenant shall have no further option to extend the Term of this Agreement.  If Tenant shall give such Notice, the extension of this Agreement shall be automatically effected without the execution of any additional documents; it being understood and agreed, however, that Tenant and Landlord shall execute such documents and agreements as either party shall reasonably require to evidence the same.  Notwithstanding the provisions of the foregoing sentence, if, subsequent to the giving of such Notice, an Event of Default shall occur, at Landlord’s option, the extension of this Agreement shall cease to take effect and this Agreement shall automatically terminate at the end of the Fixed Term or the first Extended Term, as applicable, and Tenant shall have no further option to extend the Term of this Agreement.

ARTICLE 3

RENT

3.1          Rent.  Tenant shall pay, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction (unless otherwise expressly provided in this Agreement), Minimum Rent and Additional Rent to Landlord and Additional Charges to the party to whom such Additional Charges are payable, during the Term.  All payments to Landlord shall be made by wire transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion.  Rent for any partial calendar month shall be prorated on a per diem basis.

3.1.1       Minimum Rent

(a)           Payments.  Minimum Rent shall be paid in equal monthly installments in arrears on the first Business Day of each calendar month during the Term.

(b)           Adjustments of Minimum Rent Following Disbursements Under Sections 5.1.2(b), 10.2.3 and 11.2.  Effective on the date of each disbursement to pay for the cost of any repairs, maintenance, renovations or replacements pursuant to Sections 5.1.2(b), 10.2.3 or 11.2, the annual Minimum Rent shall be increased by a per annum amount equal to the Disbursement Rate times the amount so disbursed.

3.1.2       Additional Rent

(a)           Amount.  Tenant shall pay additional rent (“Additional Rent”) with respect to each Lease Year during the Term subsequent to the Base Year, with respect to each Property, in an amount equal to three percent (3%) of Excess Gross Revenues at such Property.

(b)           Quarterly Installments.  Installments of Additional Rent for each Lease Year during the Term, or portion thereof, shall be calculated and paid quarterly in arrears, on the first Business Day of the subsequent quarter, together

16

with an Officer’s Certificate setting forth the calculation of Additional Rent due and payable for such quarter.

(c)           Reconciliation of Additional Rent.  In addition, within seventy-five (75) days after the end of the Base Year and each Lease Year thereafter (or any portion thereof occurring during the Term), Tenant shall deliver, or cause to be delivered, to Landlord (i) a financial report setting forth the Gross Revenues for each Property for such preceding Lease Year, or portion thereof, together with an Officer’s Certificate, signed by an officer of Tenant, certifying that, to the best of Tenant’s knowledge, such report is true, correct and complete, and (ii) a statement showing Tenant’s calculation of Additional Rent due for such preceding Lease Year based on the Gross Revenues set forth in such financial report, together with an Officer’s Certificate, signed by an officer of Tenant, certifying that, to the best of Tenant’s knowledge, such statement is true, correct and complete.

If the annual Additional Rent for such preceding Lease Year as set forth in Tenant’s statement thereof exceeds the amount previously paid with respect thereto by Tenant, Tenant shall pay such excess to Landlord at such time as the statement is delivered, together with interest at the Interest Rate, which interest shall accrue from the close of such preceding Lease Year until the date that such statement is required to be delivered and, thereafter, such interest shall accrue at the Overdue Rate, until the amount of such difference shall be paid or otherwise discharged.  If the annual Additional Rent for such preceding Lease Year as shown in such statement is less than the amount previously paid with respect thereto by Tenant, Landlord shall grant Tenant a credit against the Additional Rent next coming due in the amount of such difference, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date such credit is applied or paid, as the case may be.  If such credit cannot be made because the Term has expired prior to application in full thereof, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment by Landlord.

(d)           Confirmation of Additional Rent.  Tenant shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices and in all material respects in accordance with GAAP, which will accurately record all Gross Revenues and Tenant shall retain, for at least three (3) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all Gross Revenues for such Lease Year.  Landlord, at its own expense, shall have the right, exercisable by Notice to Tenant, to review Tenant’s books and records and/or to retain an independent public accounting firm of Landlord’s choice to audit the information set forth in the Officer’s Certificate referred to in subparagraph (c) above and, in connection with any such audit, to examine Tenant’s books and records with respect thereto (including supporting data and sales and excise tax

17

returns).  Landlord shall begin any such review or audit as soon as reasonably possible following its receipt of the applicable Officer’s Certificate (or in the case of an audit after a review, promptly following completion of the review) and shall complete such review or audit as soon as reasonably possible thereafter.  Any such review or audit shall be performed at the location where such books and records are customarily kept and in such a manner so as to minimize any interference with Tenant’s business operations.  If any such review of Tenant’s books and records by Landlord discloses a deficiency in the payment of Additional Rent and Tenant agrees, or the decision of any arbitration shall have been that there shall have been a deficiency in payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of such deficiency together with interest at the Interest Rate from the date such payment should have been made to the date of payment thereof.  If any such audit discloses a deficiency in the payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of the deficiency, as determined by such audit, together with interest at the Interest Rate, from the date such payment should have been made to the date of payment thereof.  If any such audit discloses a deficiency in the payment of Additional Rent of more than five percent (5%), Tenant shall forthwith pay to Landlord an amount equal to one hundred twenty-five percent (125%) of any third party costs incurred by Landlord in connection with such audit.  If any such audit discloses that Tenant paid more Additional Rent for any Lease Year than was due hereunder, and Landlord agrees with the result of such audit or such overpayment shall have been determined by arbitration if Landlord does not agree with such audit, Landlord shall, at Landlord’s option, either grant Tenant a credit or pay to Tenant an amount equal to the amount of such overpayment against Additional Rent next coming due in the amount of such difference, as finally agreed or determined, together with interest at the Interest Rate, which interest shall accrue from the time of payment by Tenant until the date such credit is applied or paid, as the case may be; provided, however, that, upon the expiration or sooner termination of the Term, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment from Landlord.  Any dispute concerning the correctness of an audit or a Landlord review shall be settled by arbitration pursuant to the provisions of Article 22.

Any proprietary information obtained by Landlord with respect to Tenant pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be disclosed or used, subject to appropriate confidentiality safeguards, pursuant to court order or in any litigation between the parties and except further that Landlord may disclose such information to its prospective lenders, provided that Landlord shall direct such lenders to maintain such information as confidential.  The obligations of Tenant and Landlord contained in this Section 3.1.2 shall survive the expiration or earlier termination of this Agreement.

3.1.3       Additional Charges.  In addition to the Minimum Rent and Additional Rent payable hereunder, Tenant shall pay (or cause to be paid) to the appropriate parties and

18

discharge (or cause to be discharged) as and when due and payable the following (collectively, “Additional Charges”):

(a)           Impositions.  Subject to Article 8 relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord copies of official receipts or other reasonably satisfactory proof evidencing such payments.  If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay, or cause to pay, such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto.  Landlord, at its expense, shall, to the extent required or permitted by Applicable Law, prepare and file, or cause to be prepared and filed, all tax returns and pay all taxes due in respect of Landlord’s net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes and taxes on its capital stock or other equity interests, and Tenant, at its expense, shall, to the extent required or permitted by Applicable Laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Government Agencies.  If any refund shall be due from any taxing authority in respect of any Imposition paid by or on behalf of Tenant, the same shall be paid over to or retained by Tenant.  Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports.  In the event Government Agencies classify any property covered by this Agreement as personal property, Tenant shall file, or cause to be filed, all personal property tax returns in such jurisdictions where it may legally so file.  Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.  Where Landlord is legally required to file personal property tax returns for property covered by this Agreement, Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to file a protest.  All Impositions assessed against such personal property shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by Tenant not later than the last date on which the same may be made without interest or penalty, subject to the provisions of Article 8.

Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; provided, however, that Landlord’s failure to give any such notice shall in no way diminish Tenant’s obligation hereunder to pay such Impositions.

19

(b)           Utility Charges.  Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property.

(c)           Insurance Premiums.  Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article 9.

(d)           Other Charges.  Tenant shall pay or cause to be paid all other amounts, liabilities and obligations, including, without limitation, all amounts payable under any equipment leases and all agreements to indemnify Landlord under Section 9.5.

(e)           Reimbursement for Additional Charges.  If Tenant pays or causes to be paid property taxes or similar or other Additional Charges attributable to periods after the end of the Term, whether upon expiration or sooner termination of this Agreement, Tenant may, within a reasonable time after the end of the Term, provide Notice to Landlord of its estimate of such amounts.  Landlord shall promptly reimburse Tenant for all payments of such taxes and other similar Additional Charges that are attributable to any period after the Term of this Agreement.

(f)            Deferral Rent.  Tenant shall pay to Landlord, contemporaneously with the last installment of Minimum Rent attributable to the Fixed Term (or if earlier, on or before the termination of this Agreement), the amount of Twenty-One Million Two Hundred Thirty-Two Thousand Nine Hundred Eleven Dollars ($21,232,911).

3.2          Late Payment of Rent, Etc.  If any installment of Minimum Rent or Additional Rent or any Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid on its due date, Tenant shall pay Landlord, on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment or amount to the date of payment thereof.  To the extent that Tenant pays any Additional Charges directly to Landlord or any Property Mortgagee pursuant to any requirement of this Agreement, Tenant shall be relieved of its obligation to pay such Additional Charges to the Entity to which they would otherwise be due.  If any payments due from Landlord to Tenant shall not be paid within ten (10) days after its due date, Landlord shall pay to Tenant, on demand, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment from the due date of such installment to the date of payment thereof.

In the event of any failure by Tenant to pay any Additional Charges when due, Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost which is added for non-payment or late payment of such items.  Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent and Additional Rent.

20

3.3          Net Lease, Etc.  The Rent shall be absolutely net to Landlord so that this Agreement shall yield to Landlord the full amount of the installments or amounts of the Rent throughout the Term, subject to any other provisions of this Agreement which expressly provide otherwise, including those provisions for adjustment or abatement of such Rent.  Landlord and Tenant acknowledge and agree that none of the Rent provided for under this Agreement is allocable to any personal property included in the Leased Property.

3.4          No Termination, Abatement, Etc.  Except as otherwise specifically provided in this Agreement, each of Landlord and Tenant, to the maximum extent permitted by law, shall remain bound by this Agreement in accordance with its terms and shall not take any action without the consent of the other to modify, surrender or terminate this Agreement.  In addition, except as otherwise expressly provided in this Agreement, Tenant shall not seek, or be entitled to, any abatement, deduction, deferment or reduction of the Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to or destruction of the Leased Property, or any portion thereof, from whatever cause or any Condemnation; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, or any portion thereof, or the interference with such use by any Person or by reason of eviction by paramount title; (c) any claim which Tenant may have against Landlord by reason of any default (other than a monetary default) or breach of any warranty by Landlord under this Agreement or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (e) for any other cause whether similar or dissimilar to any of the foregoing (other than a monetary default by Landlord).  Except as otherwise specifically provided in this Agreement, Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Agreement or quit or surrender the Leased Property, or any portion thereof, or (b) which would entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable or other obligations to be performed by Tenant hereunder.  The obligations of Tenant hereunder shall be separate and independent covenants and agreements, and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Agreement.

ARTICLE 4

USE OF THE LEASED PROPERTY

4.1          Permitted Use

4.1.1       Permitted Use

(a)           Tenant shall, at all times during the Term, and at any other time that Tenant shall be in possession of any Property, continuously use and operate, or cause to be used and operated, such Property as a Travel Center, as currently operated, and any uses incidental thereto.  Tenant shall operate the Travel Centers under the name “TA”, “Travel Centers of America” or “Goasis”, or such other name as TCA shall use for all or

21

substantially all of the travel center locations operated by it and its Affiliated Persons as of January 31, 2007, except that Tenant may operate the Travel Centers at the Properties identified on Exhibit C attached hereto under the name “Petro” or “Petro Stopping Centers”.  Tenant shall not use (and shall not permit any Person to use) any Property, or any portion thereof, for any other use without the prior written consent of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.  No use shall be made or permitted to be made of any Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering such Property or any part thereof (unless another adequate policy is available) or which would constitute a default under any ground lease affecting such Property, nor shall Tenant sell or otherwise provide, or permit to be kept, used or sold in or about any Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter’s regulations.  Tenant shall, at its sole cost (except as expressly provided in Section 5.1.2(b)), comply or cause to be complied with all Insurance Requirements.  Tenant shall not take or omit to take, or permit to be taken or omitted to be taken, any action, the taking or omission of which materially impairs the value or the usefulness of any Property or any part thereof for its Permitted Use.

(b)           In the event that, in the reasonable determination of Tenant, it shall no longer be economically practical to operate any Property as currently operated, Tenant shall give Landlord Notice thereof, which Notice shall set forth in reasonable detail the reasons therefor.  Thereafter, Landlord and Tenant shall negotiate in good faith to agree on an alternative use for such Property, appropriate adjustments to the Additional Rent and other related matters; provided, however, in no event shall the Minimum Rent be reduced or abated as a result thereof.  If Landlord and Tenant fail to agree on an alternative use for such Property within sixty (60) days after commencing negotiations as aforesaid, Tenant may market such Property for sale to a third party.  If Tenant receives a bona fide offer (an “Offer”) to purchase such Property from a Person having the financial capacity to implement the terms of such Offer, Tenant shall give Landlord Notice thereof, which Notice shall include a copy of the Offer executed by such third party.  In the event that Landlord shall fail to accept or reject such Offer within thirty (30) days after receipt of such Notice, such Offer shall be deemed to be rejected by Landlord.  If Landlord shall sell the Property pursuant to such Offer, then, effective as of the date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal to, at Landlord’s option, (x) eight and one half percent (8.5%) of the net proceeds of sale received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord.  If Landlord shall reject (or be deemed to have rejected) such Offer, then, effective as of the proposed date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal to, at Landlord’s option (x) the applicable Percentage Reduction of the projected net proceeds determined by reference to such Offer or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated

22

by Landlord.  Notwithstanding the foregoing, Tenant shall not have the right to invoke the provisions of this Section 4.1.1(b) with respect to more than 15 Properties in the aggregate under this Agreement and the Other Leases during the Term.  For purposes of the preceding sentence, “Properties” shall include any Property under this Lease and any “Property” (as defined therein) under any Other Lease.

4.1.2       Necessary Approvals.  Tenant shall proceed with all due diligence and exercise reasonable efforts to obtain and maintain, or cause to be obtained and maintained, all approvals necessary to use and operate, for its Permitted Use, each Property and the Travel Center located thereon under applicable law.

4.1.3       Lawful Use, Etc.  Tenant shall not, and shall not permit any Person to, use or suffer or permit the use of any Property or Tenant’s Personal Property, if any, for any unlawful purpose.  Tenant shall not, and shall not permit any Person to, commit or suffer to be committed any waste on any Property, or in any Travel Center, nor shall Tenant cause or permit any unlawful nuisance thereon or therein.  Tenant shall not, and shall not permit any Person to, suffer nor permit any Property, or any portion thereof, to be used in such a manner as (i) may materially and adversely impair Landlord’s or Tenant’s title thereto or to any portion thereof, or (ii) may reasonably allow a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of such Property, or any portion thereof.

4.2          Compliance with Legal/Insurance Requirements, Etc.  Subject to the provisions of Section 5.1.2(b) and Article 8, Tenant, at its sole expense, shall (i) comply with (or cause to be complied with) all material Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of any Property and with the terms and conditions of any ground lease affecting any Property, (ii) perform (or cause to be performed) in a timely fashion all of Landlord’s obligations under any ground lease affecting any Property except as provided in Section 4.4 and (iii) procure, maintain and comply with (or cause to be procured, maintained and complied with) all material licenses, permits and other authorizations and agreements required for any use of any Property and Tenant’s Personal Property, if any, then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

4.3          Environmental Matters.

4.3.1       Restriction on Use, Etc.  During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall not, and shall not permit any Person to, store on, release or spill upon, dispose of or transfer to or from such Property any Hazardous Substance, except in compliance with all Applicable Laws.  During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall maintain (or shall cause to be maintained) such Property at all times free of any Hazardous Substance (except in compliance with all Applicable Laws).  Tenant shall promptly (and shall direct any Manager to promptly):  (a) upon receipt of notice or knowledge, notify Landlord in writing of any material change in the nature or extent of Hazardous Substances at any Property, (b) transmit to Landlord a copy of any report which is required to be filed by Tenant or any Manager with respect to any Property pursuant to SARA Title III or any other Applicable Law, (c) transmit to Landlord copies of any citations, orders, notices or other governmental communications received by Tenant or any

23

Manager or their respective agents or representatives with respect to Hazardous Substances or violations or alleged violations of Applicable Law (each an “Environmental Notice”), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Applicable Law and/or presents a material risk of any material cost, expense, loss or damage (an “Environmental Obligation”), (d) observe and comply with (or cause to be observed and complied with) all Applicable Laws relating to the use, storage, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use, storage or maintenance, or requiring the removal, treatment, containment or other disposition of Hazardous Substances, and (e) pay or otherwise dispose (or cause to be paid or otherwise disposed) of any fine, charge or Imposition related to Hazardous Substances or violations of Applicable Law for which Tenant or any Person claiming by, through or under Tenant and/or Landlord are legally liable, unless Tenant or any Manager shall contest the same in good faith and by appropriate proceedings and the right to use and the value of any of the Leased Property is not materially and adversely affected thereby.

If, at any time prior to the termination of this Agreement, Hazardous Substances (other than those maintained in accordance with Applicable Laws) are discovered on any Property, subject to Tenant’s right to contest the same in accordance with Article 8, Tenant shall take (and shall cause to be taken) all actions and incur any and all expenses, as are required by any Government Agency and by Applicable Law, (i) to clean up and remove from and about such Property all Hazardous Substances thereon, (ii) to contain and prevent any further discharge, release or threat of discharge or release of Hazardous Substances on or about such Property and (iii) to use good faith efforts to eliminate any further discharge, release or threat of discharge or release of Hazardous Substances on or about such Property.

4.3.2       Environmental Report.  Tenant shall, at its sole cost and expense, provide Landlord with an Environmental Report (as hereinafter defined), prepared by an environmental consultant reasonably acceptable to Landlord and dated within sixty (60) days of the expiration or sooner termination of this Agreement concluding, subject to customary limitations and standards, that Tenant shall have complied with all of its obligations under Section 4.3 of this Agreement to date and that the Leased Property does not contain any Hazardous Substances, other than in compliance with Applicable Laws, and which, at Landlord’s request, Tenant shall remove from the Leased Property on or before the expiration or sooner termination hereof.  An “Environmental Report” shall be a so-called “Phase I” report or such other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with any additional investigation and report which would be needed to make the conclusions required above or which would customarily follow any discovery contained in any initial report(s), and for which the investigation and testing on which the conclusions shall have been based shall have been performed not earlier than thirty (30) days prior to the date of such report.

4.3.3       Underground Storage Tanks.  It is expressly understood and agreed that Tenant’s obligations under this Agreement shall include the maintenance and, if necessary, replacement of underground storage tanks at the Leased Property.  Upon the expiration or sooner termination of this Agreement, Tenant shall pay to Landlord the amount of any asset retirement

24

obligation reserve for underground storage tanks located at the Leased Property that Tenant would be required to recognize on its books and records pursuant to GAAP if Tenant owned those underground storage tanks.  Upon such payment, Tenant’s obligations under this Agreement with respect to the maintenance and replacement of underground storage tanks shall terminate.

4.3.4       Survival.  The provisions of this Section 4.3 shall survive the expiration or sooner termination of this Agreement.

4.4          Ground Leases.  Tenant shall pay and perform all of Landlord’s obligations as tenant under the Ground Leases, except that (a) Landlord shall pay the basic and minimum rent and percentage rent due under the Ground Lease for the Willington Travel Center (and Tenant shall reasonably cooperate with Landlord in providing timely information and computations for purposes of computing such rent under such Ground Lease) and (b) Tenant shall, during the term of such Ground Lease, pay to Landlord, monthly in advance, the Willington Rent.  The “Willington Rent” shall be the sum of (i) all the payments required under Section 5(a) of such Ground Lease on account of debt service, including without limitation, amounts described in Section 5(a)(iii) thereof (it being understood that if such debt service or any component thereof is ever determined on the basis of a formula not compliant with Section 856(d)(2) of the Code, then the parties shall renegotiate a compliant substitute for the amounts described under this clause (i)), plus (ii) the “Fixed Component” which initially shall be Ninety-Eight Thousand Eight Hundred Ninety-Four and Twenty-One Hundredths Dollars ($98,894.21) per month as of the Commencement Date and which shall increase annually on each October 1 to be the product of the Fixed Component for the month prior to the increase multiplied by the sum of 1 plus the percentage increase (if any) in the Index (expressed as a decimal) during the year preceding the increase.  To the extent the Index shall decrease during any such prior year, the Fixed Component shall remain unchanged.]  If Landlord has the right, under the provisions of any of the Ground Leases, to elect to renew or extend the term of such Ground Leases or to purchase the ground leased property, Tenant shall so notify Landlord at least one hundred eighty (180) days (but no more than one (1) year) prior to the expiration of the period within which Landlord is obligated to notify the landlord under such Ground Leases of its election to renew, extend or purchase, as the case may be.  Such notice from Tenant shall contain all of the relevant facts about the impending election to renew, extend or purchase, including, as applicable, the length of the period of renewal, the rental rate and/or the purchase price.  In the event of the expiration or termination of any Ground Lease, this Agreement shall terminate with respect to such Property as of the date of such expiration or termination; provided, however, in such event, there shall be no reduction in the Minimum Rent.  Landlord shall provide Tenant copies of notices received by Landlord from the lessor under any Ground Lease.

4.5          Shell Agreement.  Tenant shall comply with its obligations under the Shell Agreement and Landlord and Tenant agree that this Agreement and the Other Leases shall, for purposes of Section 2 of the Subordination, Non-Disturbance and Attornment Agreement among Landlord, HPT PSC Properties Trust, HPT PSC Properties LLC, Tenant and Shell entered into as of April 15, 2013 (“Shell SNDA”)in connection with the Shell Agreement, constitute a replacement “Lease”, as defined in the SNDA, for the Original Lease.

25

ARTICLE 5

MAINTENANCE AND REPAIRS

5.1          Maintenance and Repair

5.1.1       Tenant’s General Obligations

(a)          Tenant shall keep (or cause to be kept), at Tenant’s sole cost and expense, the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto (and Tenant’s Personal Property) in good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant’s or any Manager’s use, any prior use, the elements or the age of the Leased Property or Tenant’s Personal Property or any portion thereof), and shall promptly make or cause to be made all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise).  All repairs shall be made in a good, workmanlike manner, consistent with industry standards for comparable Travel Centers in like locales, in accordance with all applicable federal, state and local statutes, ordinances, codes, rules and regulations relating to any such work.  Tenant shall not take or omit to take (or permit any Person to take or omit to take) any action, the taking or omission of which would materially and adversely impair the value or the usefulness of the Leased Property or any material part thereof for its Permitted Use.  Tenant’s use, occupancy and maintenance of the Leased Property shall comply with all published requirements imposed from time to time on a system-wide basis for TCA Travel Centers.  Tenant’s obligations under this Section 5.1.1 shall be limited in the event of any casualty or Condemnation as set forth in Article 10 and Article 11 and Tenant’s obligations with respect to Hazardous Substances are as set forth in Section 4.3.

(b)          Tenant shall prepare and submit to Landlord for Landlord’s approval, on or before December 1 of each Lease Year during the Term hereof and for the next following Lease Year, a detailed budget (the “Capital Replacements Budget”) for each Property, projecting all costs, expenses and expenditures expected to be incurred at such Property during the following Lease Year for Capital Additions.  Each Capital Replacements Budget shall be supplemented by such information as Landlord shall reasonably request from time to time.

5.1.2       Landlord’s Obligations

(a)           Except as otherwise expressly provided in this Agreement, Landlord shall not, under any circumstances, be required to build or rebuild any improvement on the Real Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain the Leased Property in any way.  Except as otherwise expressly provided in this Agreement, Tenant hereby waives, to the

26

maximum extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect on the Commencement Date or thereafter enacted.  Landlord shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic’s lien laws now or hereafter existing.

(b)           If, pursuant to the terms of this Agreement, Tenant is required to make any Capital Expenditures, including, without limitation, the Capital Expenditures identified in any Capital Replacements Budget, Tenant may, at its election, advance such funds or give Landlord Notice thereof, which Notice shall set forth, in reasonable detail, the nature of the required Capital Expenditure, the estimated cost thereof and such other information with respect thereto as Landlord may reasonably require.  Provided that no Event of Default shall have occurred and be continuing and Tenant shall otherwise comply with the applicable provisions of Article 6, Landlord shall, within ten (10) Business Days after such Notice, subject to and in accordance with the applicable provisions of Article 6, disburse such required funds to Tenant (or, if Tenant shall so elect, directly to the Manager or any other Person performing the required work) and, upon such disbursement, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  Notwithstanding the foregoing, Landlord may elect not to disburse such required funds to Tenant; provided, however, that if Landlord shall elect not to disburse such required funds as aforesaid, Tenant’s obligation to make such required Capital Expenditure shall be deemed waived by Landlord, and, notwithstanding anything contained in this Agreement to the contrary, Tenant shall have no obligation to make such Capital Expenditure.

5.1.3       Nonresponsibility of Landlord, Etc.  All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Leased Property, or any part thereof, are hereby charged with notice that liens on the Leased Property or on Landlord’s interest therein are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished to Tenant or any Manager or for any other purpose during the term of this Agreement.

Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Leased Property or any part thereof or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leased Property or any part thereof nor to subject Landlord’s estate in the Leased Property or any part thereof to liability under any mechanic’s lien law of any State in any way, it being expressly understood Landlord’s estate shall not be subject to any such liability.

5.2          Tenant’s Personal Property.  Tenant shall provide and maintain (or cause to be provided and maintained) throughout the Term all such Tenant’s Personal Property as shall be necessary in order to operate in compliance with applicable material Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Permitted Use.  If, from and after January 31, 2007, Tenant acquires an interest in any item of

27

tangible personal property (other than motor vehicles) on, or in connection with, the Leased Property, or any portion thereof, which belongs to anyone other than Tenant, Tenant shall require the agreements permitting such use to provide that Landlord or its designee may assume Tenant’s rights and obligations under such agreement upon Landlord’s purchase of the same in accordance with the provisions of Article 15 and the assumption of management or operation of the Travel Center by Landlord or its designee.

5.3          Yield Up.  Upon the expiration or sooner termination of this Agreement, Tenant shall remove all of Tenant’s Personal Property (other than that purchased by Landlord pursuant to Article 15) and vacate and surrender the Leased Property to Landlord (except that Tenant shall not surrender its rights to use the trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, to the extent necessary for it to comply with its obligations with respect to the Existing Third Party Trade Names and Service Mark Rights until the various dates on which the rights thereto of such third parties expire, to the extent and as more particularly described in Section 2.3) in substantially the same condition in which the Leased Property was in on the Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement, reasonable wear and tear excepted (and casualty damage and Condemnation, in the event that this Agreement is terminated following a casualty or Condemnation in accordance with Article 10 or Article 11, excepted).

In addition, upon the expiration or earlier termination of this Agreement, Tenant shall, at Landlord’s sole cost and expense, use its good faith efforts to transfer (or cause to be transferred) to Landlord or its nominee, and cooperate with Landlord or Landlord’s nominee in connection with the processing of all applications for, licenses, operating permits and other governmental authorizations and all contracts, including contracts with Government Agencies and rights with third party franchisors which may be necessary for the use and operation of the Travel Centers as then operated (all such licenses, permits, authorizations and contracts being “Operating Rights”).  Tenant hereby appoints Landlord as its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this paragraph and taking any action, including, without limitation, executing, delivering and filing applications, certificates, instruments and other documents and papers with Government Agencies, and executing any instruments, assignments, conveyances, and other transfers which are required to be taken or executed by Tenant, on its behalf and in its name, which appointment is coupled with an interest, is irrevocable and durable and shall survive the subsequent dissolution of Tenant.

If requested by Landlord, Tenant shall continue to manage one or more of the Travel Centers after the expiration of the Term for up to one hundred eighty (180) days, on such reasonable terms (including receipt by Tenant of a market management fee), as Landlord shall reasonably request.

5.4          Management and Franchise Agreements.  Tenant shall not, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned with respect to Tenant’s Affiliated Persons), enter into, amend or modify the provisions of, or extend or renew (or allow to be entered into, amended, modified, extended or renewed) any Management Agreement or TA Franchise Agreement.  Any agreements entered into pursuant to the provisions of this Section 5.4 shall be subordinate to this Agreement and shall provide, inter

28

alia, that all amounts due from Tenant thereunder shall be subordinate to all amounts due from Tenant to Landlord (provided that, as long as no Event of Default has occurred and is continuing, Tenant may pay all amounts due from it thereunder) and for termination thereof, at Landlord’s option, upon the termination of this Agreement.  Tenant shall not take any action, grant any consent or permit any action or consent under, any Management Agreement or TA Franchise Agreement which might have a material adverse effect on Landlord, without the prior written consent of Landlord.  Tenant shall enforce, or cause to be enforced, all rights of the franchisor under the TA Franchise Agreements.

ARTICLE 6

IMPROVEMENTS, ETC.

6.1          Improvements to the Leased Property.  Tenant shall not make, construct or install (or permit to be made, constructed or installed) any Capital Additions without, in each instance, obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned provided that (a) construction or installation of the same would not adversely affect or violate any material Legal Requirement or Insurance Requirement applicable to any Property and (b) Landlord shall have received an Officer’s Certificate certifying as to the satisfaction of the conditions set out in clause (a) above; provided, however, that no such consent shall be required in the event immediate action is required to prevent imminent harm to person or property or with respect to any Capital Addition approved in the applicable Capital Replacements Budget and having an aggregate cost not to exceed $250,000.  Prior to commencing construction of any Capital Addition, Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any such proposed improvement and shall provide to Landlord such plans and specifications, and such permits, licenses, contracts and such other information concerning the same as Landlord may reasonably request.  Landlord shall have thirty (30) days to review all materials submitted to Landlord in connection with any such proposal.  Failure of Landlord to respond to Tenant’s proposal within thirty (30) days after receipt of all information and materials requested by Landlord in connection with the proposed improvement shall be deemed to constitute approval of the same.  Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such proposed improvement and the use or uses to which it will be put.  No Capital Addition shall be made which would tie in or connect any Leased Improvements with any other improvements on property adjacent to any Property (and not part of the Land) including, without limitation, tie-ins of buildings or other structures or utilities.  Except as permitted herein, Tenant shall not finance the cost of any construction of such improvement by the granting of a lien on or security interest in the Leased Property or such improvement, or Tenant’s interest therein, without the prior written consent of Landlord, which consent may be withheld by Landlord in Landlord’s sole discretion.  Any such improvements shall, upon the expiration or sooner termination of this Agreement, remain or pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted Encumbrances.

6.2          Salvage.  All materials which are scrapped or removed in connection with the making of either Capital Additions or non-Capital Additions or repairs required by Article 5 shall be or become the property of the party that paid for such work.

29

ARTICLE 7

LIENS

Subject to Article 8, Tenant shall use its best efforts not, directly or indirectly, to create or allow to remain and shall promptly discharge (or cause to be discharged), at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property, or any portion thereof, or Tenant’s leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Permitted Encumbrances, (b) restrictions, liens and other encumbrances which are consented to in writing by Landlord, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (d) subleases permitted by Article 16, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet due and payable, or (ii) are being contested in accordance with Article 8, (f) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable or are for sums that are being contested in accordance with Article 8, (g) any Property Mortgages or other liens which are the responsibility of Landlord pursuant to the provisions of Article 20 and (h) Landlord Liens and any other voluntary liens created by Landlord.

ARTICLE 8

PERMITTED CONTESTS

Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, Environmental Obligation, lien, attachment, levy, encumbrance, charge or claim (collectively, “Claims”) as to the Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Tenant’s obligation to pay (or cause to be paid) any Claims as finally determined, (b) such contest shall not cause Landlord or Tenant to be in default under any ground lease, mortgage or deed of trust encumbering the Leased Property, or any portion thereof (Landlord agreeing that any such ground lease, mortgage or deed of trust shall permit Tenant to exercise the rights granted pursuant to this Article 8) or any interest therein or result in or reasonably be expected to result in a lien attaching to the Leased Property, or any portion thereof, (c) no part of the Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (d) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys’ fees, incurred by Landlord in connection therewith or as a result thereof.  Landlord agrees to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith) unless Tenant agrees by agreement in form and substance reasonably satisfactory to Landlord, to assume and indemnify Landlord with respect to the same.  Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord to the extent that Landlord has been fully reimbursed by Tenant.  If Tenant shall fail (x) to pay or cause to be paid any Claims when finally determined, (y) to provide reasonable security therefor or (z) to prosecute or

30

cause to be prosecuted any such contest diligently and in good faith, Landlord may, upon reasonable notice to Tenant (which notice shall not be required if Landlord shall reasonably determine that the same is not practicable), pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges.

ARTICLE 9

INSURANCE AND INDEMNIFICATION

9.1          General Insurance Requirements.  Tenant shall, at all times during the Term and at any other time Tenant shall be in possession of any Property, or any portion thereof, keep (or cause to be kept) such Property and all property located therein or thereon, insured against the risks and in such amounts as Landlord shall reasonably require and may be commercially reasonable.  Tenant shall prepare a proposal setting forth the insurance Tenant proposes to be maintained with respect to each Property during the ensuing Lease Year, and shall submit such proposal to Landlord on or before December 1st of the preceding Lease Year, for Landlord’s review and approval, which approval shall not be unreasonably withheld, delayed or conditioned.  In the event that Landlord shall fail to respond within thirty (30) days after receipt of such proposal, such proposal shall be deemed approved.

9.2          Waiver of Subrogation.  Landlord and Tenant agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in any State) with respect to any property loss which is covered by insurance then being carried by Landlord or Tenant, the party carrying such insurance and suffering said loss releases the others of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies (and, if Landlord or Tenant shall self insure in accordance with the terms hereof, Landlord or Tenant, as the case may be) shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom.  In the event that any extra premium is payable by Tenant as a result of this provision, Landlord shall not be liable for reimbursement to Tenant for such extra premium.

9.3          Form Satisfactory, Etc.  All insurance policies and endorsements required pursuant to this Article 9 shall be fully paid for, nonassessable, and issued by reputable insurance companies authorized to do business in the State and having a general policy holder’s rating of no less than A in Best’s latest rating guide.  All property, business interruption, liability and flood insurance policies with respect to each Property shall include no deductible in excess of Five Hundred Thousand Dollars ($500,000).  At all times, all property, business interruption, liability and flood insurance policies, with the exception of worker’s compensation insurance coverage, shall name Landlord and any Property Mortgagee as additional insureds, as their interests may appear.  All loss adjustments shall be payable as provided in Article 10, except that losses under liability and worker’s compensation insurance policies shall be payable directly to the party entitled thereto.  Tenant shall cause all insurance premiums to be paid and shall deliver (or cause to be delivered) policies or certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, prior to the expiration of the existing policy).  All such policies shall provide Landlord (and any Property Mortgagee if required by the same) thirty (30)

31

days prior written notice of any material change or cancellation of such policy.  In the event Tenant shall fail to effect (or cause to be effected) such insurance as herein required, to pay (or cause to be paid) the premiums therefor or to deliver (or cause to be delivered) such policies or certificates to Landlord or any Property Mortgagee at the times required, Landlord shall have the right, upon Notice to Tenant, but not the obligation, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Landlord, upon demand, as Additional Charges, together with interest accrued thereon at the Overdue Rate from the date such payment is made until (but excluding) the date repaid.

9.4          No Separate Insurance; Self-Insurance.  Tenant shall not take (or permit any Person to take) out separate insurance, concurrent in form or contributing in the event of loss with that required by this Article 9, or increase the amount of any existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of such insurance, including Landlord and all Property Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under this Agreement.  In the event Tenant shall take out any such separate insurance or increase any of the amounts of the then existing insurance, Tenant shall give Landlord prompt Notice thereof.  Tenant shall not self-insure (or permit any Person to self-insure).

9.5          Indemnification of Landlord.  Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys’ fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of the following, except to the extent caused by Landlord’s gross negligence or willful misconduct:  (a) any accident or injury to, or death of, persons or loss of or damage to property occurring on or about any Property or portion thereof or adjoining sidewalks or rights of way during the Term, (b) any past, present or future condition or use, misuse, non-use, management, maintenance or repair by Tenant, any Manager or anyone claiming under any of them of any Property, Tenant’s Personal Property or Transferred Trademarks, or any litigation, proceeding or claim by governmental entities (other than Condemnation proceedings) or other third parties relating to any Property or portion thereof or Tenant’s Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof, including failure to perform obligations under this Agreement, to which Landlord is made a party during the Term (limited, in the case of Environmental Obligations, to those provided in Section 4.3.1), (c) any Impositions that are the obligations of Tenant to pay pursuant to the applicable provisions of this Agreement, and (d) any failure on the part of Tenant or anyone claiming under Tenant to perform or comply with any of the terms of this Agreement.  Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord (and shall not be responsible for any duplicative attorneys’ fees incurred by Landlord) or may compromise or otherwise dispose of the same, with Landlord’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned).  The obligations of Tenant under this Section 9.5 shall survive the termination of this Agreement.

32

ARTICLE 10

CASUALTY

10.1        Insurance Proceeds.  Except as provided in the last clause of this sentence, all proceeds payable by reason of any loss or damage to any Property, or any portion thereof, and insured under any policy of insurance required by Article 9 (other than the proceeds of any business interruption insurance or insurance proceeds for Tenant’s Personal Property) shall be paid directly to Landlord (subject to the provisions of Section 10.2) and all loss adjustments with respect to losses payable to Landlord shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that, so long as no Event of Default shall have occurred and be continuing, all such proceeds less than or equal to Two Hundred Fifty Thousand Dollars ($250,000) shall be paid directly to Tenant and such losses may be adjusted without Landlord’s consent.  If Tenant is required to reconstruct or repair any Property as provided herein, such proceeds shall be paid out by Landlord from time to time for the reasonable costs of reconstruction or repair of such Property necessitated by such damage or destruction, subject to and in accordance with the provisions of Section 10.2.4.  Any excess proceeds of insurance remaining after the completion of the restoration shall be paid to Tenant.  In the event that the provisions of Section 10.2.1 are applicable, the insurance proceeds shall be retained by the party entitled thereto pursuant to Section 10.2.1.

10.2        Damage or Destruction

10.2.1     Damage or Destruction of Leased Property.  If, during the Term, any Property shall be totally or partially destroyed and the Travel Center located thereon is thereby rendered Unsuitable for Its Permitted Use, either Landlord or Tenant may, by the giving of Notice thereof to the other, terminate this Agreement with respect to such affected Property, whereupon, this Agreement shall terminate with respect to such affected Property, Landlord shall be entitled to retain the insurance proceeds payable on account of such damage, Tenant shall pay to Landlord the amount of any deductible under the insurance policies covering such Travel Center, the amount of any uninsured loss and any difference between the replacement cost of the affected Property and the casualty insurance proceeds therefor, and the Minimum Rent shall be reduced by, at Landlord’s option, (x) the applicable Percentage Reduction of the total amount received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, an appraiser designated by Landlord.

10.2.2     Partial Damage or Destruction.  If, during the Term, any Property shall be totally or partially destroyed but the Travel Center located thereon is not rendered Unsuitable for Its Permitted Use, Tenant shall, subject to Section 10.2.3, promptly restore such Travel Center as provided in Section 10.2.4.

10.2.3     Insufficient Insurance Proceeds.  If the cost of the repair or restoration of the applicable Travel Center exceeds the amount of insurance proceeds received by Landlord and Tenant pursuant to Section 9.1, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that, if

33

Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement).  In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable in Landlord’s sole discretion by Notice to Tenant, given within sixty (60) days after Tenant’s notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement with respect to the affected Property by Notice to the other, whereupon, this Agreement shall so terminate and insurance proceeds shall be distributed as provided in Section 10.2.1.  It is expressly understood and agreed, however, that, notwithstanding anything in this Agreement to the contrary, Tenant shall be strictly liable and solely responsible for the amount of any deductible and shall, upon any insurable loss, pay over the amount of such deductible to Landlord at the time and in the manner herein provided for payment of the applicable proceeds to Landlord.

10.2.4     Disbursement of Proceeds.  In the event Tenant is required to restore any Property pursuant to Section 10.2 and this Agreement is not terminated as to such Property pursuant to this Article 10, Tenant shall commence (or cause to be commenced) promptly and continue diligently to perform (or cause to be performed) the repair and restoration of such Property (hereinafter called the “Work”), so as to restore (or cause to be restored) the applicable Property in material compliance with all Legal Requirements and so that such Property shall be, to the extent practicable, substantially equivalent in value and general utility to its general utility and value immediately prior to such damage or destruction.  Subject to the terms hereof, Landlord shall advance the insurance proceeds and any additional amounts payable by Landlord pursuant to Section 10.2.3 or otherwise deposited with Landlord to Tenant regularly during the repair and restoration period so as to permit payment for the cost of any such restoration and repair.  Any such advances shall be made not more often than monthly within ten (10) Business Days after Tenant submits to Landlord a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Landlord).  Landlord may, at its option, condition advancement of such insurance proceeds and other amounts on (i) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (ii) general contractors’ estimates, (iii) architect’s certificates, (iv) conditional lien waivers of general contractors, if available, (v) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (vi) if Tenant has elected to advance deficiency funds pursuant to Section 10.2.3, Tenant depositing the amount thereof with Landlord and (vii) such other certificates as Landlord may, from time to time, reasonably require.

Landlord’s obligation to disburse insurance proceeds under this Article 10 shall be subject to the release of such proceeds by any Property Mortgagee to Landlord.

Tenant’s obligation to restore the applicable Property pursuant to this Article 10 shall be subject to the release of available insurance proceeds by the applicable Property Mortgagee to Landlord or directly to Tenant and, in the event such proceeds are insufficient, Landlord electing to make such deficiency available therefor (and disbursement of such deficiency).

34

10.3        Damage Near End of Term.  Notwithstanding any provisions of Section 10.1 or 10.2 to the contrary, if damage to or destruction of any Property occurs during the last twelve (12) months of the Term and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is six (6) months prior to the end of the Term, the provisions of Section 10.2.1 shall apply as if such Property had been totally or partially destroyed and the Travel Center thereon rendered Unsuitable for Its Permitted Use.

10.4        Tenant’s Personal Property.  All insurance proceeds payable by reason of any loss of or damage to any of Tenant’s Personal Property shall be paid to Tenant and, to the extent necessary to repair or replace Tenant’s Personal Property in accordance with Section 10.5, Tenant shall hold such proceeds in trust to pay the cost of repairing or replacing damaged Tenant’s Personal Property.

10.5        Restoration of Tenant’s Personal Property.  If Tenant is required to restore any Property as hereinabove provided, Tenant shall either (a) restore all alterations and improvements made by Tenant and Tenant’s Personal Property, or (b) replace such alterations and improvements and Tenant’s Personal Property with improvements or items of the same or better quality and utility in the operation of such Property.

10.6        No Abatement of Rent.  This Agreement shall remain in full force and effect and Tenant’s obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any damage involving the Leased Property, or any portion thereof (provided that Landlord shall credit against such payments any amounts paid to Landlord as a consequence of such damage under any business interruption insurance obtained by Tenant hereunder).  The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction to the Leased Property, or any portion thereof, and, to the maximum extent permitted by law, no local or State statute, laws, rules, regulation or ordinance in effect during the Term which provide for such a contingency shall have any application in such case.

10.7        Waiver.  Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property, or any portion thereof.

ARTICLE 11

CONDEMNATION

11.1        Total Condemnation, Etc.  If either (i) the whole of any Property shall be taken by Condemnation or (ii) a Condemnation of less than the whole of any Property renders any Property Unsuitable for Its Permitted Use, this Agreement shall terminate with respect to such Property, and Tenant and Landlord shall seek the Award for their interests in the applicable Property as provided in Section 11.5.  Upon payment to Landlord of any such Award, the Minimum Rent shall be reduced by, at Landlord’s option, (x) the applicable Percentage Reduction of the amount of such Award received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, an appraiser designated by Landlord.

35

11.2        Partial Condemnation.  In the event of a Condemnation of less than the whole of any Property such that such Property is still suitable for its Permitted Use, Tenant shall, to the extent of the Award and any additional amounts disbursed by Landlord as hereinafter provided, commence (or cause to be commenced) promptly and continue diligently to restore (or cause to be restored) the untaken portion of the applicable Leased Improvements so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as such Leased Improvements existing immediately prior to such Condemnation, in material compliance with all Legal Requirements, subject to the provisions of this Section 11.2.  If the cost of the repair or restoration of the affected Property exceeds the amount of the Award, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement).  In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable at Landlord’s sole election by Notice to Tenant given within sixty (60) days after Tenant’s Notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement with respect to the affected Property and the entire Award shall be allocated as set forth in Section 11.5.

Subject to the terms hereof, Landlord shall contribute to the cost of restoration that part of the Award received by Landlord and necessary to complete such repair or restoration, together with severance and other damages awarded to Landlord for the taken Leased Improvements and any deficiency Landlord has agreed to disburse, to Tenant regularly during the restoration period so as to permit payment for the cost of such repair or restoration.  Landlord may, at its option, condition advancement of such portion of the Award and other amounts on (a) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (b) general contractors’ estimates, (c) architect’s certificates, (d) conditional lien waivers of general contractors, if available, (e) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (f) if Tenant has elected to advance deficiency funds pursuant to the preceding paragraph, Tenant depositing the amount thereof with Landlord and (g) such other certificates as Landlord may, from time to time, reasonably require.  Landlord’s obligation under this Section 11.2 to disburse the Award and such other amounts shall be subject to (x) the collection thereof by Landlord and (y) the satisfaction of any applicable requirements of any Property Mortgage, and the release of such Award by the applicable Property Mortgagee.  Tenant’s obligation to restore the Leased Property shall be subject to the release of any portion of the Award by the applicable Property Mortgagee to Landlord.

11.3        Abatement of Rent.  Other than as specifically provided in this Agreement, this Agreement shall remain in full force and effect and Tenant’s obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain

36

unabated during the Term notwithstanding any Condemnation involving the Leased Property, or any portion thereof.  The provisions of this Article 11 shall be considered an express agreement governing any Condemnation involving the Leased Property and, to the maximum extent permitted by law, no local or State statute, law, rule, regulation or ordinance in effect during the Term which provides for such a contingency shall have any application in such case.

11.4        Temporary Condemnation.  In the event of any temporary Condemnation of any Property or Tenant’s interest therein, this Agreement shall continue in full force and effect and Tenant shall continue to pay (or cause to be paid), in the manner and on the terms herein specified, the full amount of the Rent.  Tenant shall continue to perform and observe (or cause to be performed and observed) all of the other terms and conditions of this Agreement on the part of the Tenant to be performed and observed.  The entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant.  Tenant shall, promptly upon the termination of any such period of temporary Condemnation, at its sole cost and expense, restore the affected Property to the condition that existed immediately prior to such Condemnation, in material compliance with all applicable Legal Requirements, unless such period of temporary Condemnation shall extend beyond the expiration of the Term, in which event Tenant shall not be required to make such restoration.

11.5        Allocation of Award.  Except as provided in Section 11.4 and the second sentence of this Section 11.5, the total Award shall be solely the property of and payable to Landlord.  Any portion of the Award made for the taking of Tenant’s leasehold interest in the Leased Property, loss of business during the remainder of the Term, the taking of Tenant’s Personal Property, the taking of Capital Additions paid for by Tenant and Tenant’s removal and relocation expenses shall be the sole property of and payable to Tenant.  In any Condemnation proceedings, Landlord and Tenant shall each seek its own Award in conformity herewith, at its own expense.

ARTICLE 12

DEFAULTS AND REMEDIES

12.1        Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)           should Tenant fail to make any payment of the Rent or any other sum payable hereunder when due and should such failure continue for a period of five (5) Business Days after Notice thereof from Landlord to Tenant; or

(b)           should Tenant default in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clause (a) above) and should such default continue for a period of thirty (30) days after Notice thereof from Landlord to Tenant; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within thirty (30) days after Notice thereof from Landlord and thereafter prosecutes the curing of such

37

default with all due diligence, such period of time shall be extended to such period of time (not to exceed an additional ninety (90) days in the aggregate) as may be necessary to cure such default with all due diligence; or

(c)           should any obligation of Tenant or any Guarantor in respect of any Indebtedness of Ten Million Dollars ($10,000,000) or more for money borrowed or for any material property or services, or any guaranty relating thereto, be declared to be or become due and payable prior to the stated maturity thereof, or should there occur and be continuing with respect to any such Indebtedness any event of default under any instrument or agreement evidencing or securing the same, the effect of which is to permit the holder or holders of such instrument or agreement or a trustee, agent or other representative on behalf of such holder or holders, to cause any such obligations to become due prior to its stated maturity; or

(d)           should an event of default occur and be continuing beyond the expiration of any applicable cure period under any Guaranty; or

(e)           should Tenant or any Guarantor generally not be paying its debts as they become due or should Tenant or any Guarantor make a general assignment for the benefit of creditors; or

(f)            should any petition be filed by or against Tenant or any Guarantor under the Federal bankruptcy laws, or should any other proceeding be instituted by or against Tenant or any Guarantor seeking to adjudicate Tenant or any Guarantor a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of Tenant’s or any Guarantor’s debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or any Guarantor or for any substantial part of the property of Tenant or any Guarantor and such proceeding is not dismissed within one hundred eighty (180) days after institution thereof; or

(g)           should Tenant or any Guarantor cause or institute any proceeding for its dissolution or termination; or

(h)           should the estate or interest of Tenant in the Leased Property or any part thereof be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of (x) ninety (90) days after commencement thereof, unless the amount in dispute is less than $250,000, in which case Tenant shall give Notice to Landlord of the dispute but Tenant may defend in any suitable way, and (y) two hundred seventy (270) days after receipt by Tenant of Notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article 8); or

(i)            should there occur any direct or indirect Change in Control of Tenant or any Guarantor, except as otherwise permitted by Article 16; or

(j)            should there occur any “Event of Default” (as defined therein) under any Other Lease.

38

then, and in any such event, Landlord, in addition to all other remedies available to it, may terminate this Agreement with respect to any or all of the Leased Property (except with respect to any Existing Third Party Trade Names and Service Mark Rights to the extent and as more particularly described in Section 2.3) by giving Notice thereof to Tenant and upon the expiration of the time, if any, fixed in such Notice, this Agreement shall terminate with respect to all or the designated portion of the Leased Property and all rights of Tenant under this Agreement with respect thereto shall cease.  Landlord shall have and may exercise all rights and remedies available at law and in equity to Landlord as a result of Tenant’s breach of this Agreement.

Upon the termination of this Agreement in connection with any Event of Default, Landlord may, in addition to any other remedies provided herein (including the rights set forth in Section 5.3), enter upon the Real Property, or any portion thereof and take possession thereof, without liability for trespass or conversion (Tenant hereby waiving any right to notice or hearing prior to such taking of possession by Landlord).

12.2        Remedies.  None of (a) the termination of this Agreement pursuant to Section 12.1, (b) the repossession of the Leased Property, or any portion thereof, (c) the failure of Landlord to relet the Leased Property, or any portion thereof, nor (d) the reletting of all or any of portion of the Leased Property, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting.  In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Property, or terminated portion thereof, through and including the date of such termination.  Thereafter, Tenant, until the end of what would have been the Term of this Agreement in the absence of such termination, and whether or not the Leased Property, or any portion thereof, shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent (Additional Rent and Additional Charges to be reasonably calculated by Landlord) which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any reletting of the Leased Property, or any portion thereof, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting.  Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Agreement had not been so terminated with respect to such of the Leased Property.

At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages beyond the date of such termination, at Landlord’s election, Tenant shall pay to Landlord an amount equal to the present value (as reasonably determined by Landlord using a discount rate equal to five percent (5%) per annum) of the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such termination (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Additional Rent and Additional Charges would be the same as payments required for the immediately preceding twelve calendar months, or if less than twelve calendar months have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired term of this Agreement if

39

the same remained in effect, over the fair market rental for the same period.  Nothing contained in this Agreement shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may, (a) relet the Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) may make such reasonable alterations, repairs and decorations in the Leased Property, or any portion thereof, as Landlord, in its sole and absolute discretion, considers advisable and necessary for the purpose of reletting the Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Landlord shall in no event be liable in any way whatsoever for any failure to relet all or any portion of the Leased Property, or, in the event that the Leased Property is relet, for failure to collect the rent under such reletting.  To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Leased Property, by reason of the occurrence and continuation of an Event of Default hereunder.

Notwithstanding anything to the contrary set forth in this Agreement, if an Event of Default shall be triggered solely with respect to any of Sections 3.1.2(c), 3.1.2(d), 5.4, 9.5(d), 12.1(c), 12.1(d), 12.1(i), 17.2(a), 17.2(b), 21.1, 21.3, 21.4 or 21.9 (and not with respect to any other Section of this Agreement), in no event shall the damages recovered by Landlord pursuant to this Agreement exceed an amount equal to the sum of (i) the present value (as reasonably determined by Landlord using a discount rate equal to eleven and two tenths percent (11.2%) per annum) of the Minimum Rent which would be payable hereunder from the date of such termination for what would be the then unexpired Term of this Agreement if the same remained in effect; and (ii) all amounts due and unpaid under this Agreement as of the date of the occurrence of the Event of Default.

12.3        Tenant’s Waiver.  IF THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 12.1 OR 12.2, TENANT WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF SUMMARY PROCEEDINGS TO ENFORCE THE REMEDIES SET FORTH IN THIS ARTICLE 12, AND THE BENEFIT OF ANY LAWS NOW OR HEREAFTER IN FORCE EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT.

12.4        Application of Funds.  Any payments received by Landlord under any of the provisions of this Agreement during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any Event of Default) shall be applied to Tenant’s current and past due obligations under this Agreement in such order

40

as Landlord may determine or as may be prescribed by the laws of the State.  Any balance shall be paid to Tenant.

12.5        Landlord’s Right to Cure Tenant’s Default.  If an Event of Default shall have occurred and be continuing, Landlord, after Notice to Tenant (which Notice shall not be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon the Real Property, or any portion thereof, for such purpose and take all such action thereon as, in Landlord’s sole and absolute discretion, may be necessary or appropriate therefor.  No such entry shall be deemed an eviction of Tenant.  All reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

ARTICLE 13

HOLDING OVER

Any holding over by Tenant after the expiration or sooner termination of this Agreement shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Minimum Rent and other charges herein provided (prorated on a daily basis).  Tenant shall also pay to Landlord all damages (direct or indirect) sustained by reason of any such holding over.  Otherwise, such holding over shall be on the terms and conditions set forth in this Agreement, to the extent applicable.  Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Agreement.

ARTICLE 14

LANDLORD DEFAULT

If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Agreement or any obligation of Landlord, if any, under any agreement affecting the Leased Property, the performance of which is not Tenant’s obligation pursuant to this Agreement, and any such default shall continue for a period of thirty (30) days after Notice thereof from Tenant to Landlord and any applicable Property Mortgagee, or such additional period as may be reasonably required to correct the same, Tenant may declare the occurrence of a “Landlord Default” by a second Notice to Landlord and to such Property Mortgagee.  Thereafter, Tenant may forthwith cure the same and, subject to the provisions of the following paragraph, invoice Landlord for costs and expenses (including reasonable attorneys’ fees and court costs) incurred by Tenant in curing the same, together with interest thereon (to the extent permitted by law) from the date Landlord receives Tenant’s invoice until paid, at the Overdue Rate.  Tenant shall have no right to terminate this Agreement for any default by

41

Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder.

If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof.  If Tenant and Landlord shall fail, in good faith, to resolve any such dispute within ten (10) days after Landlord’s Notice of dispute, either may submit the matter for resolution in accordance with Article 22.

ARTICLE 15

PURCHASE OF TENANT’S PERSONAL PROPERTY

Landlord shall have the option to purchase Tenant’s Personal Property and any other property of any of Tenant’s subtenants which are Affiliated Persons of Tenant and which is used in connection with the operation of any Travel Center, at the expiration or sooner termination of this Agreement, for an amount equal to the then fair market value thereof (current replacement cost as determined by agreement of the parties or, in the absence of such agreement, appraisal), subject to, and with appropriate price adjustments for, all liabilities assumed such as equipment leases, conditional sale contracts and other encumbrances securing such liabilities to which such Personal Property or property of such subtenant is subject.  In addition, upon the expiration or sooner termination of this Agreement, Landlord shall have the right (i) to require Tenant or any Affiliated Person of Tenant to grant a perpetual license to Landlord or its nominee all software programs and similar intellectual property owned or licensed by Tenant or any such Affiliated Person used at the Travel Centers for an amount equal to the then fair market value thereof (current replacement cost as determined by agreement of the parties or, in the absence of such agreement, appraisal), subject to, and with appropriate price adjustments for, all liabilities assumed, and (ii) to offer employment to any and all employees of Tenant and any Affiliated Person of Tenant employed at the Travel Centers.  Tenant shall cause each Affiliated Person of Tenant to enter into any license and sub-license necessary to effectuate the foregoing and shall not interfere with, and shall cause each such Affiliated Person to cooperate with Landlord and its nominees, and not to interfere with, the exercise of such right.

ARTICLE 16

SUBLETTING AND ASSIGNMENT

16.1        Subletting and Assignment.  Except as provided in Section 16.3, Tenant shall not, without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole and absolute discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or sublease or permit the sublease (which term shall be deemed to include the granting of concessions, licenses, sublicenses and the like), of the Leased Property, or any portion thereof, or suffer or permit this Agreement or the leasehold estate created hereby or any other rights arising under this Agreement to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily,

42

involuntarily or by operation of law, or permit the use or operation of the Leased Property, or any portion thereof, by anyone other than Tenant or any Manager approved by Landlord pursuant to the applicable provisions of this Agreement, or the Leased Property, or any portion thereof, to be offered or advertised for assignment or subletting.

For purposes of this Section 16.1, an assignment of this Agreement shall be deemed to include, without limitation, any direct or indirect Change in Control of Tenant.

If this Agreement is assigned or if the Leased Property, or any portion thereof is sublet (or occupied by anybody other than Tenant or any Manager and their respective employees), after termination of this Agreement, Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 16.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Agreement.

Any assignment or transfer of Tenant’s interest under this Agreement shall be subject to such assignee’s or transferee’s delivery to Landlord of a Guaranty, which Guaranty shall be in form and substance satisfactory to Landlord in its sole discretion and which Guaranty shall constitute a Guaranty hereunder.

No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder (unless Landlord and Tenant expressly otherwise agree that Tenant shall be released from all obligations hereunder), and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Section 16.1.  No assignment, subletting or occupancy shall affect any Permitted Use.  Any subletting, assignment or other transfer of Tenant’s interest under this Agreement in contravention of this Section 16.1 shall be voidable at Landlord’s option.

16.2        Required Sublease Provisions.  Except for subleases which are terminable at will by Tenant on not more than sixty (60) days’ prior notice, any sublease of all or any portion of the Leased Property entered into on or after the Commencement Date shall provide (a) that the subtenant shall, at Landlord’s or Tenant’s request pursuant to Tenant’s obligations or Landlord’s rights under Section 5.3 or Article 15, transfer as so requested any of its Operating Rights and/or other property relating to such Leased Property (and shall be deemed to have granted Landlord the power of attorney with respect to its Operating Rights and other property as Tenant has granted pursuant to the second sentence of the second paragraph of Section 5.3); (b) that it is subject and subordinate to this Agreement and to the matters to which this Agreement is or shall be subject or subordinate; (c) that in the event of termination of this Agreement or reentry or dispossession of Tenant by Landlord under this Agreement, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any Property Mortgagee, as holder of a mortgage or as Landlord under this Agreement, if such mortgagee succeeds to that position, shall (i) be liable for any act or omission of Tenant under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued

43

to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease not consented to in writing by Landlord or by any previous prepayment of more than one (1) month’s rent, (iv) be bound by any covenant of Tenant to undertake or complete any construction of the applicable Property, or any portion thereof, (v) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are performed after the date of such attornment, (vii) be responsible for any monies owing by Tenant to the credit of such subtenant unless actually delivered to Landlord by Tenant, or (viii) be required to remove any Person occupying any portion of the Leased Property; and (d) in the event that such subtenant receives a written Notice from Landlord or any Property Mortgagee stating that this Agreement has terminated, such subtenant shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice or as such party may direct.  Such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn.  An original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such subtenant or assignee, as the case may be, in form and substance reasonably satisfactory to Landlord, shall be delivered promptly to Landlord and (a) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Agreement on the part of Tenant to be kept and performed and shall be, and become, jointly and severally liable with Tenant for the performance thereof and (b) in case of either an assignment or subletting, Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder.

The provisions of this Section 16.2 shall not be deemed a waiver of the provisions set forth in the first paragraph of Section 16.1.

16.3        Permitted Sublease.  Subject to the provisions of Section 16.2 and Section 16.4 and any other express conditions or limitations set forth herein, Tenant may, in each instance without consent, (a) enter into third party agreements or sublease space at any Property for fuel station, restaurant/food service or mechanical repair purposes or other concessions in furtherance of the Permitted Use, so long as such subleases will not violate or affect any Legal Requirement or Insurance Requirement, and Tenant shall provide such additional insurance coverage applicable to the activities to be conducted in such subleased space as Landlord and any Property Mortgagee may reasonably require, and (b) enter into one or more subleases or licenses with Affiliated Persons of Tenant with respect to the Leased Property, or any portion thereof (including but without limitation with respect to any trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, constituting part of the Transferred Trademarks), provided such subleases or licenses or sublicenses do not grant any rights beyond the Term.  Landlord and Tenant acknowledge and agree that if Tenant enters into one (1) or more subleases, licenses or sublicenses with Affiliated Persons of Tenant with respect to any Property, or any portion thereof, in accordance with the preceding clause (b), Tenant may allocate the rent and other charges with respect to the affected Property in any reasonable manner; provided, however, that such allocation shall not affect Tenant’s (nor any Guarantor’s) liability for the Rent and other obligations of Tenant under this

44

Agreement; and, provided, further, that Tenant shall give Landlord prompt written notice of any allocation or reallocation of the rent and other charges with respect to the affected Property and, in any event, Tenant shall give Landlord written notice of the amount of such allocations at least ten (10) Business Days prior to the date that Landlord or Hospitality Properties Trust is required to file any tax returns in any State where such affected Leased Property is located.

16.4        Sublease Limitation.  Anything contained in this Agreement to the contrary notwithstanding, Tenant shall not sublet or sublicense the Leased Property, or any portion thereof, on any basis such that the rental to be paid by any sublessee or sublicensee thereunder would be based, in whole or in part, on the net income or profits derived by the business activities of such sublessee or sublicensee, any other formula such that any portion of such sublease rental or sublicense would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or would otherwise disqualify Landlord or any Affiliated Person for treatment as a “real estate investment trust” under the Code.

ARTICLE 17

ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

17.1        Estoppel Certificates.  At any time and from time to time, but not more than a reasonable number of times per year, upon not less than ten (10) Business Days prior Notice by either party, the party receiving such Notice shall furnish to the other an Officer’s Certificate certifying that this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, that no Default or an Event of Default has occurred and is continuing or, if a Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof, and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request.  Any such certificate furnished pursuant to this Section 17.1 may be relied upon by the requesting party, its lenders and any prospective purchaser or mortgagee of the Leased Property, or any portion thereof, or the leasehold estate created hereby.

17.2        Financial Statements.  Tenant shall furnish or cause TCA to furnish, as applicable, the following statements to Landlord:

(a)           within forty-five (45) days after each of the first three fiscal quarters of any Fiscal Year, the most recent Consolidated Financials, accompanied by the Financial Officer’s Certificate;

(b)           within ninety (90) days after the end of each Fiscal Year, the most recent Consolidated Financials and financials of Tenant for such year, certified by an independent certified public accountant reasonably satisfactory to Landlord and accompanied by a Financial Officer’s Certificate;

(c)           within forty-five (45) days after the end of each month, an unaudited operating statement and statement of Capital Expenditures prepared on a Property by Property basis and a combined basis, accompanied by a Financial Officer’s Certificate;

45

(d)           at any time and from time to time upon not less than twenty (20) days Notice from Landlord or such additional period as may be reasonable under the circumstances, any Consolidated Financials, Tenant financials or any other audited or unaudited financial reporting information required to be filed by Landlord with any securities and exchange commission, the SEC or any successor agency, or any other governmental authority, or required pursuant to any order issued by any court, governmental authority or arbitrator in any litigation to which Landlord is a party, for purposes of compliance therewith;

(e)           promptly after receipt or sending thereof, copies of all notices alleging a material default given or received by Tenant under any Management Agreement or TA Franchise Agreement; and

(f)            promptly upon Notice from Landlord, such other information concerning the business, financial condition and affairs of Tenant, any Guarantor, and/or any Affiliated Person of Tenant as Landlord reasonably may request from time to time.

Landlord may at any time, and from time to time, provide any Property Mortgagee with copies of any of the foregoing statements, subject to Landlord obtaining the agreement of such Property Mortgagee to maintain such statements and the information therein as confidential.

ARTICLE 18

LANDLORD’S RIGHT TO INSPECT, QUALITY CONTROL, USE OF TRANSFERRED TRADEMARKS AND ENFORCEMENT

18.1        Inspection.  Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property, or any portion thereof, during usual business hours upon not less than forty-eight (48) hours’ notice and to make such repairs as Landlord is permitted or required to make pursuant to the terms of this Agreement, provided that any inspection or repair by Landlord or its representatives will not unreasonably interfere with Tenant’s use and operation of the Leased Property and further provided that in the event of an emergency, as determined by Landlord in its reasonable discretion, prior Notice shall not be necessary.

18.2        Quality Control.  Landlord shall have the right to exercise quality control over the use made by Tenant (and any and all Affiliated Persons and permitted sublicensees) of the Transferred Trademarks to a degree reasonably necessary to maintain the validity and enforceability of the Transferred Trademarks and to protect the goodwill associated therewith.  Tenant (and any and all Affiliated Persons and permitted sublicensees) shall not combine the Transferred Trademarks with any other trademarks, service marks, trade names, logos, domain names or other brand-source indicia unless it obtains Landlord’s prior written consent.

18.3        Transferred Trademarks, Registration and Maintenance.  Tenant shall be responsible for trademark registration and maintenance on behalf of Landlord.

18.4        Enforcement.  In the event that Tenant (or any Affiliated Person or sublicensee) learns of any infringement or unauthorized use of any of the Transferred Trademarks, it shall promptly notify Landlord.  If requested to do so, Tenant (and any and all Affiliated Persons and

46

sublicensees) shall cooperate with and assist Landlord in any action that Landlord may commence to protect its right, title and interest in the Transferred Trademarks, including joining the action as a party if necessary.

ARTICLE 19

EASEMENTS

19.1        Grant of Easements.  Provided no Event of Default has occurred and is continuing, Landlord will join in granting and, if necessary, modifying or abandoning such rights-of-way, easements and other interests as may be reasonably requested by Tenant for ingress and egress, and electric, telephone, gas, water, sewer and other utilities so long as:

(a)           the instrument creating, modifying or abandoning any such easement, right-of-way or other interest is satisfactory to and approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned);

(b)           Landlord receives an Officer’s Certificate from Tenant stating (i) that such grant, modification or abandonment is not detrimental to the proper conduct of business on such Property, (ii) the consideration, if any, being paid for such grant, modification or abandonment (which consideration shall be paid by Tenant), (iii) that such grant, modification or abandonment does not impair the use or value of such Property for the Permitted Use, and (iv) that, for as long as this Agreement shall be in effect, Tenant will perform all obligations, if any, of Landlord under any such instrument; and

(c)           Landlord receives evidence satisfactory to Landlord that the Manager has granted its consent to such grant, modification or abandonment in accordance with the requirements of such Manager’s Management Agreement or that such consent is not required.

19.2        Exercise of Rights by Tenant.  So long as no Event of Default has occurred and is continuing, Tenant shall have the right to exercise all rights of Landlord under the Easement Agreements and, in connection therewith, Landlord shall execute and promptly return to Tenant such documents as Tenant shall reasonably request.  Tenant shall perform all obligations of Landlord under the Easement Agreements.

19.3        Permitted Encumbrances.  Any agreements entered into in accordance with this Article 19 shall be deemed a Permitted Encumbrance.

ARTICLE 20

PROPERTY MORTGAGES

20.1        Landlord May Grant Liens.  Without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement (“Encumbrance”) upon the Leased Property, or any portion thereof, or interest therein, whether to secure any borrowing or other means of financing or refinancing.

47

20.2        Subordination of Lease.  This Agreement and any and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages and deeds of trust, which may now or hereafter affect the Leased Property, or any portion thereof, or any improvements thereon and/or any of such leases, whether or not such mortgages or deeds of trust shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages and deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and deeds of trust and all consolidations of such mortgages and deeds of trust.  This section shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or the trustee or beneficiary of any deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination.  Any lease to which this Agreement is, at the time referred to, subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest at the time referred to is herein called “Superior Landlord” and any mortgage or deed of trust to which this Agreement is, at the time referred to, subject and subordinate is herein called “Superior Mortgage” and the holder, trustee or beneficiary of a Superior Mortgage is herein called “Superior Mortgagee”.  Tenant shall have no obligations under any Superior Lease or Superior Mortgage other than those expressly set forth in this Section 20.2.

If any Superior Landlord or Superior Mortgagee or the nominee or designee of any Superior Landlord or Superior Mortgagee shall succeed to the rights of Landlord under this Agreement (any such person, “Successor Landlord”), whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, at such Successor Landlord’s request, Tenant shall attorn to and recognize the Successor Landlord as Tenant’s landlord under this Agreement and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment (provided that such instrument does not alter the terms of this Agreement), whereupon, this Agreement shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Agreement, except that the Successor Landlord (unless formerly the landlord under this Agreement or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of any prior Landlord under this Agreement, (b) responsible for any monies owing by or on deposit with any prior Landlord to the credit of Tenant (except to the extent actually paid or delivered to the Successor Landlord), (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against any prior Landlord, (d) bound by any modification of this Agreement subsequent to such Superior Lease or Mortgage, or by any previous prepayment of Rent for more than one (1) month in advance of the date due hereunder, which was not approved in writing by the Superior Landlord or the Superior Mortgagee thereto, (e) liable to Tenant beyond the Successor Landlord’s interest in the Leased Property and the rents, income, receipts, revenues, issues and profits issuing from the Leased Property, (f) responsible for the performance of any work to be done by the Landlord under this Agreement to render the Leased Property ready for occupancy by Tenant (subject to Landlord’s obligations under Section 5.1.2(b) or with respect to any insurance or Condemnation proceeds), or (g) required to remove any Person occupying the Leased Property or any part thereof, except if such Person claims by, through or under the

48

Successor Landlord.  Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid, and Landlord agrees to provide Tenant with an instrument of nondisturbance and attornment from each such Superior Mortgagee and Superior Landlord (other than the lessors under any ground leases with respect to the Leased Property, or any portion thereof) in form and substance reasonably satisfactory to Tenant.  Notwithstanding the foregoing, any Successor Landlord shall be liable (a) to pay to Tenant any amounts owed under Section 5.1.2(b), and (b) to pay to Tenant any portions of insurance proceeds or Awards received by Landlord or the Successor Landlord required to be paid to Tenant pursuant to the terms of this Agreement, and, as a condition to any mortgage, lien or lease in respect of the Leased Property, or any portion thereof, and the subordination of this Agreement thereto, the mortgagee, lienholder or lessor, as applicable, shall expressly agree, for the benefit of Tenant, to make such payments, which agreement shall be embodied in an instrument in form reasonably satisfactory to Tenant.

20.3        Notice to Mortgagee and Superior Landlord.  Subsequent to the receipt by Tenant of Notice from Landlord as to the identity of any Property Mortgagee or Superior Landlord under a lease with Landlord, as ground lessee, which includes the Leased Property, or any portion thereof, as part of the demised premises and which complies with Section 20.1 (which Notice shall be accompanied by a copy of the applicable mortgage or lease), no Notice from Tenant to Landlord as to a default by Landlord under this Agreement shall be effective with respect to a Property Mortgagee or Superior Landlord unless and until a copy of the same is given to such Property Mortgagee or Superior Landlord at the address set forth in the above described Notice, and the curing of any of Landlord’s defaults within the applicable notice and cure periods set forth in Article 14 by such Property Mortgagee or Superior Landlord shall be treated as performance by Landlord.

ARTICLE 21

ADDITIONAL COVENANTS OF LANDLORD AND TENANT

21.1        Prompt Payment of Indebtedness.  Tenant shall (a) pay or cause to be paid when due all payments of principal of and premium and interest on Tenant’s Indebtedness for money borrowed and shall not permit or suffer any such Indebtedness to become or remain in default beyond any applicable grace or cure period, (b) pay or cause to be paid when due all lawful claims for labor and rents with respect to the Leased Property, (c) pay or cause to be paid when due all trade payables and (d) pay or cause to be paid when due all other of Tenant’s Indebtedness upon which it is or becomes obligated, except, in each case, other than that referred to in clause (a), to the extent payment is being contested in good faith by appropriate proceedings in accordance with Article 8 and if Tenant shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, if appropriate, or unless and until foreclosure, distraint sale or other similar proceedings shall have been commenced.

21.2        Conduct of Business.  Tenant shall not engage in any business other than the leasing and operation of the Leased Property (including any incidental or ancillary business relating thereto) and shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and its rights and licenses necessary to conduct such business.

49

21.3        Maintenance of Accounts and Records.  Tenant shall keep true records and books of account of Tenant in which full, true and correct entries will be made of dealings and transactions in relation to the business and affairs of Tenant in accordance with GAAP.  Tenant shall apply accounting principles in the preparation of the financial statements of Tenant which, in the judgment of and the opinion of its independent public accountants, are in accordance with GAAP, where applicable, except for changes approved by such independent public accountants.  Tenant shall provide to Landlord either in a footnote to the financial statements delivered under Section 17.2 which relate to the period in which such change occurs, or in separate schedules to such financial statements, information sufficient to show the effect of any such changes on such financial statements.

21.4        Notice of Litigation, Etc.  Tenant shall give prompt Notice to Landlord of any litigation or any administrative proceeding to which it may hereafter become a party of which Tenant has notice or actual knowledge which involves a potential liability equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000) or which may otherwise result in any material adverse change in the business, operations, property, prospects, results of operation or condition, financial or other, of Tenant.  Forthwith upon Tenant obtaining knowledge of any Default, Event of Default or any default or event of default under any agreement relating to Indebtedness for money borrowed in an aggregate amount exceeding, at any one time, Two Hundred Fifty Thousand Dollars ($250,000), or any event or condition that would be required to be disclosed in a current report filed by Tenant on Form 8-K or in Part II of a quarterly report on Form 10-Q if Tenant were required to file such reports under the Securities Exchange Act of 1934, as amended, Tenant shall furnish Notice thereof to Landlord specifying the nature and period of existence thereof and what action Tenant has taken or is taking or proposes to take with respect thereto.

21.5        Indebtedness of Tenant.  Tenant shall not create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any Indebtedness except the following:

(a)           Indebtedness of Tenant to Landlord;

(b)           Indebtedness of Tenant for Impositions, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Article 8;

(c)           Indebtedness of Tenant in respect of judgments or awards (i) which have been in force for less than the applicable appeal period and in respect of which execution thereof shall have been stayed pending such appeal or review, or (ii) which are fully covered by insurance payable to Tenant, or (iii) which are for an amount not in excess of $250,000 in the aggregate at any one time outstanding and (x) which have been in force for not longer than the applicable appeal period, so long as execution is not levied thereunder or (y) in respect of which an appeal or proceedings for review shall at the time be prosecuted in good faith in accordance with the provisions of Article 8, and in respect of which execution thereof shall have been stayed pending such appeal or review;

50

(d)           unsecured borrowings of Tenant from its Affiliated Persons which are by their terms expressly subordinate pursuant to a Subordination Agreement to the payment and performance of Tenant’s obligations under this Agreement; or

(e)           Indebtedness for purchase money financing in accordance with Section 21.8(a) and other operating liabilities incurred in the ordinary course of Tenant’s business;

(f)            Indebtedness of Tenant as guarantor or borrower secured by Liens permitted under Section 21.8(c); or

(g)           A guaranty of TCA’s obligations under its revolving line of credit and for any privately placed or publicly issued debt.

21.6        Distributions, Payments to Affiliated Persons, Etc.  Tenant shall not declare, order, pay or make, directly or indirectly, any Distributions or any payment to any Affiliated Person of Tenant (including payments in the ordinary course of business) or set apart any sum or property therefor, or agree to do so, if, at the time of such proposed action, or immediately after giving effect thereto, any Event of Default shall have occurred and be continuing.  Otherwise, as long as no Event of Default shall have occurred and be continuing, Tenant may make Distributions and payments to Affiliated Persons; provided, however, that any such payments shall at all times be subordinate to Tenant’s obligations under this Agreement.

21.7        Prohibited Transactions.  Tenant shall not permit to exist or enter into any agreement or arrangement whereby it engages in a transaction of any kind with any Affiliated Person as to Tenant or any Guarantor, except on terms and conditions which are commercially reasonable.

21.8        Liens and Encumbrances.  Except as permitted by Article 7 and Section 21.5, Tenant shall not create or incur or suffer to be created or incurred or to exist any Lien on this Agreement or any of Tenant’s assets, properties, rights or income, or any of its interest therein, now or at any time hereafter owned, other than:

(a)           Security interests securing the purchase price of equipment or personal property whether acquired before or after the Commencement Date; provided, however, that (i) such Lien shall at all times be confined solely to the asset in question and (ii) the aggregate principal amount of Indebtedness secured by any such Lien shall not exceed the cost of acquisition or construction of the property subject thereto;

(b)           Permitted Encumbrances;

(c)           Security interests in Accounts or Chattel Paper, in Support Obligations, General Intangibles or Deposit Accounts relating to such Accounts or Chattel Paper, in any Instruments or Investment Property evidencing or arising from such Accounts or Chattel Paper, in any documents, books, records or other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to any property described in this Section 21.8(c) or in any Proceeds of any of the foregoing (capitalized terms used in this Section 21.8(c) without definition being used

51

as defined in or for purposes of Article 9 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts); or

(d)           As permitted pursuant to Section 21.5.

21.9        Merger; Sale of Assets; Etc.  Without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion), Tenant shall not (i) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, all or any material portion of its assets (including capital stock or other equity interests) or business to any Person, (ii) merge into or with or consolidate with any other Entity, or (iii) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, any personal property or fixtures or any real property; provided, however, that, notwithstanding the provisions of clause (iii) preceding, Tenant may dispose of equipment or fixtures which have become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, provided substitute equipment or fixtures having equal or greater value and utility (but not necessarily having the same function) have been provided.

21.10      Bankruptcy Remote Entities.  At Landlord’s request, Tenant shall make such amendments, modifications or other changes to its charter documents and governing bodies (including, without limitation, Tenant’s board of directors), and take such other actions, as may from time to time be necessary to qualify Tenant as a “bankruptcy remote entity”, provided that Landlord shall reimburse Tenant for all costs and expenses reasonably incurred by Tenant in connection with the making of such amendments or modifications.

21.11      Trade Area Restriction.  Notwithstanding anything to the contrary in this Agreement, except for Travel Centers owned by Landlord or any Affiliated Person of Landlord, neither Tenant nor any Affiliated Person of Tenant shall acquire, own, franchise, finance, lease, manage, operate or open any Travel Center or similar business (it being agreed by Landlord and Tenant that convenience stores which provide services primarily to non-professional drivers shall not be a “similar business”) within seventy-five (75) miles in either direction along the primary interstate on which any Property is located without Landlord’s consent, which consent may be given or withheld in Landlord’s sole discretion.  Notwithstanding the foregoing, Landlord confirms that, subject to the other terms and conditions of this Agreement, Tenant or any Affiliated Person of Tenant may acquire, own, franchise, finance, lease, manage, operate or open the Travel Centers identified on Exhibit D attached hereto.

ARTICLE 22

ARBITRATION

Any disputes, claims or controversies arising out of or relating to this Agreement, (i) between the parties or (ii) brought by or on behalf of any shareholder of any party or a direct or indirect parent of a party (which, for purposes of this Article 22, shall mean any shareholder of record or any beneficial owner of shares of any party, or any former shareholder of record or beneficial owner of shares of any party), either on his, her or its own behalf, on behalf of any party or on behalf of any series or class of shares of any party or shareholders of any party against any party or any member, trustee, officer, manager (including Reit Management & Research LLC (“RMR”) or its successor), agent or employee of any party, including disputes,

52

claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration provision, or the declarations of trust, limited liability company agreements or bylaws of any party hereto (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Article 22.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of any party and class actions by a shareholder against those individuals or entities and any party.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. For purposes of this Article 22, the term “party” shall include any direct or indirect parent of a party.

There shall be three arbitrators.  If there are only two parties to the Dispute, each party shall select one arbitrator within fifteen days after receipt by respondent of a copy of the demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If either party fails to timely select an arbitrator, the other party to the Dispute shall select the second arbitrator who shall be neutral and impartial and shall not be affiliated with or an interested person of either party.  If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator.  Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either all claimants or all respondents fail to timely select an arbitrator then such arbitrator (who shall be neutral, impartial and unaffiliated with any party) shall be appointed by the AAA.  The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen days of the appointment of the second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

The place of arbitration shall be at the office of the AAA in Boston, Massachusetts unless otherwise agreed by the parties and all parties waive all questions of personal jurisdiction and venue for the purpose of carrying out this paragraph.

There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

In rendering an award or decision (the “Arbitration Award”), the arbitrators shall be required to follow the laws of the State of Maryland.  Any arbitration proceedings or Arbitration Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Arbitration Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

53

Except to the extent as otherwise agreed by the parties after the date of this Agreement, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

An Arbitration Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Arbitration Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Each party against which the Arbitration Award assesses a monetary obligation shall pay that obligation on or before the thirtieth day following the date of the Arbitration Award or such other date as the Arbitration Award may provide.

This Article 22 is intended to benefit and be enforceable by the shareholders, members, direct and indirect parents, trustees, directors, officers, managers (including RMR or its successor), agents or employees of any party and the parties and shall be binding on the shareholders of any party and the parties, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

ARTICLE 23

MISCELLANEOUS

23.1        Limitation on Payment of Rent.  All agreements between Landlord and Tenant herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of Rent, or otherwise, shall the Rent or any other amounts payable to Landlord under this Agreement exceed the maximum permissible under applicable law, the benefit of which may be asserted by Tenant as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Landlord should ever receive as fulfillment of such provision such an excessive amount, then, ipso facto, the amount which would be excessive shall be applied to the reduction of the installment(s) of Minimum Rent next due and not to the payment of such

54

excessive amount.  This provision shall control every other provision of this Agreement and any other agreements between Landlord and Tenant.

23.2        No Waiver.  No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term.  To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

23.3        Remedies Cumulative.  To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant (as applicable) of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

23.4        Severability.  Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

23.5        Acceptance of Surrender.  No surrender to Landlord of this Agreement or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

23.6        No Merger of Title.  It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Agreement or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, this Agreement or the leasehold estate created hereby and the fee estate or ground landlord’s interest in the Leased Property.

23.7        Conveyance by Landlord.  If Landlord or any successor owner of all or any portion of the Leased Property shall convey all or any portion of the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of such of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Agreement with respect to such of the Leased Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

55

23.8        Quiet Enjoyment.  Tenant shall peaceably and quietly have, hold and enjoy the Real Property for the Term, free of hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, but subject to (a) any Encumbrance permitted under Article 20 or otherwise permitted to be created by Landlord hereunder, (b) all Permitted Encumbrances, (c) liens as to obligations of Landlord that are either not yet due or which are being contested in good faith and by proper proceedings, provided the same do not materially interfere with Tenant’s ability to operate any Travel Center and (d) liens that have been consented to in writing by Tenant.  Except as otherwise provided in this Agreement, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Agreement or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Agreement, or to fail to perform any other obligation of Tenant hereunder.

23.9        No Recordation.  Neither Landlord nor Tenant shall record this Agreement.

23.10      Notices.

(a)           Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)           All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c)           All such notices shall be addressed,

if to Landlord:

c/o Hospitality Properties Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts  02458

Attn:  Mr. John G. Murray

[Telecopier No. (617) 969-5730]

if to Tenant:

c/o TravelCenters of America LLC

24601 Center Ridge Road

Westlake, Ohio  44145

56

Attn:  Mr. Thomas M. O’Brien

Telecopier No. (440) 808-3301

(d)           By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

23.11      Construction.  Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Agreement with respect to the Leased Property shall survive such termination or expiration.  In no event shall Landlord be liable for any consequential damages suffered by Tenant as the result of a breach of this Agreement by Landlord.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party to be charged.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each term or provision of this Agreement to be performed by Tenant shall be construed as an independent covenant and condition.  Time is of the essence with respect to the provisions of this Agreement.  Except as otherwise set forth in this Agreement, any obligations of Tenant (including without limitation, any monetary, repair and indemnification obligations) and Landlord shall survive the expiration or sooner termination of this Agreement.  Tenant hereby acknowledges that the agreement between Landlord and Tenant to treat this Agreement as a single lease in all respects was and is of primary importance, and a material inducement, to Landlord to enter into this Agreement.  Without limiting the generality of the foregoing, the parties hereto acknowledge that this Agreement constitutes a single lease of the Leased Property and is not divisible notwithstanding any references herein to any individual Property and notwithstanding the possibility that certain individual Properties may be deleted herefrom pursuant to the express provisions of this Agreement.

23.12      Counterparts; Headings.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed.  Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

23.13      Applicable Law, Etc.  Except as to matters regarding the internal affairs of Landlord and issues of or limitations on any personal liability of the shareholders and trustees or directors of Landlord for obligations of Landlord, as to which the laws of the State of Maryland shall govern, this Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile,

57

principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than Massachusetts; or (vii) any combination of the foregoing.  Notwithstanding the foregoing, the laws of the State shall apply to the perfection and priority of liens upon and the disposition of any Property.

23.14      Right to Make Agreement.  Each party warrants, with respect to itself, that neither the execution of this Agreement, nor the consummation of any transaction contemplated hereby, shall violate any provision of any law, or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; nor result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; nor require any consent, vote or approval which has not been given or taken, or at the time of the transaction involved shall not have been given or taken.  Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

23.15      Attorneys’ Fees.  If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

23.16      Nonliability of Trustees.  THE DECLARATION OF TRUST ESTABLISHING HPT TA PROPERTIES TRUST, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE “DECLARATION”), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME OF SUCH ENTITY REFERS TO THE TRUSTEES UNDER SUCH DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SUCH ENTITY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH ENTITY.  ALL PERSONS DEALING WITH SUCH ENTITY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH ENTITY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

23.17      Original Lease.  The Original Lease shall continue to govern the rights and obligations of the parties with respect to periods prior to the Commencement Date.

[Remainder of Page Left Blank Intentionally]

58

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.

LANDLORD:

HPT TA PROPERTIES TRUST

By:
John G. Murray
President

HPT TA PROPERTIES LLC

By:
John G. Murray
President

TENANT:

TA OPERATING LLC

By:

59

EXHIBITS A-1 through A-36

Land

Exhibit	TA Site No.	Property Address
A-1	224	1806 Highway 371 W, Prescott, AR 71857.
A-2	41	46155 Dillon Road, Coachella, CA 92236.
A-3	346	28991 West Gonzaga Rd., Santa Nella, CA 95322.
A-4	148	5101 Quebec Street, Commerce City (Denver East), CO 80022.
A-5	22	327 Ruby Road, Willington, CT 06279.
A-6	53	556 St. Rt. 44, Wildwood, FL 34785.
A-7	45	P.O. Box 592, Madison, GA 30650.
A-8	367	5915 Monee Rd., Monee, IL 60449.
A-9	43	4510 Broadway, Mt. Vernon, IL 62864.
A-10	257	10346 S. State Rd. 39, Clayton, IN 46118.
A-11	220	1600 West US Hwy 20, Porter, IN 46304.
A-12	252	2775 US Hwy 75, Lebo (Beto Junction), KS 66856.
A-13	28	145 Richwood Road, Walton, KY 41094.
A-14	180	1682 Gause Blvd., Slidell, LA 70458.
A-15	19	1400 Elkton Road, Elkton, MD 21921.
A-16	175	3265 N. Service Road East, Foristell, MO 63348.
A-17	193	8033 W. Holling Rd., Alda (Grand Island), NE 68810.
A-18	6	2 Simpson Road, Columbia, NJ 07832.
A-19	81	2501 University Blvd. NE, Albuquerque, NM 87107.
A-20	207	753 Upper Court St., Binghamton, NY 13904.
A-21	194	8420 Alleghany Rd., Corfu (Pembroke), NY 14036.
A-22	221	153 Wiggins Road, Candler, NC 28715.
A-23	701	715 US 250 East, Ashland, OH 44805.
A-24	139	12403 US Rt. 35 NW, Jeffersonville, OH 43128.
A-25	95	4450 Portage St. NW, North Canton, OH 44720.
A-26	152	P.O. Box 171, Sayre, OK 73662.
A-27	67	5644 SR 8, Harrisville (Barkeyville), PA 16038.
A-28	68	5600 Nittany Valley Drive, Lamar, PA 16848.
A-29	179	3014 Paxville Highway, Manning, SC 29102.
A-30	245	155 Hwy. 138, Denmark (Jackson), TN 38391.
A-31	34	111 N. First Street, Nashville, TN 37213.
A-32	150	7751 Bonnie View Road, Dallas (South), TX 75241.
A-33	153	1010 Beltway Parkway, Laredo, TX 78045.
A-34	232	4817 I-35 North, New Braunfels, TX 78130.
A-35	32	RR1, Valley Grove, WV 26060.
A-36	188	P.O. Box 400, Ft. Bridger, WY 82933.

[See attached copies.]

EXHIBIT B

New Properties1

1 Note to Draft:  Be sure that Effingham, IL and Porter South, IN are not on this list and are simply added to the existing Leased Premises as was done with Brunswick, Binghamton, Seymar and Atlanta.

EXHIBIT C

Petro Properties

EXHIBIT D

Trade Area Restriction Waivers

Exhibit D

Amendment to Petro Lease

(see attached)

Ex D

AMENDMENT TO LEASE AGREEMENT

THIS AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of [•], 2015, by and among HPT PSC PROPERTIES TRUST, a Maryland real estate investment trust, and HPT PSC PROPERTIES LLC, a Maryland limited liability company (collectively, “Landlord”), and TA OPERATING LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant (as successor by merger with Petro Stopping Centers, L.P.) are parties to that certain Lease Agreement, dated as of May 30, 2007, as amended (as so amended, the “Lease”); and

WHEREAS, Landlord and Tenant wish to make certain amendments and modifications to the Lease;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                      Capitalized Terms.  Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given such terms in the Lease.

2.                                      Definitions Generally.  The Lease is hereby amended as follows: the defined term “Base Fuel Gross Revenues” (and all references to that term in the Lease) shall be replaced with “Base Gross Revenues,” the defined term “Excess Non-Fuel Gross Revenues” (and all references to that term in the Lease) shall be replaced with “Excess Gross Revenues,” and the defined terms “Base Non-Fuel Gross Revenues,” “Excess Fuel Gross Revenues,” “Fuel Sales Cap” and “Gross Fuel Revenues” shall all be deleted.  As used herein and in the Lease: the term “Base Gross Revenues” shall mean, with respect to any Property, the amount of Gross Revenues for such Property for the Base Year; and the term “Excess Gross Revenues” shall mean, with respect to any Property, with respect to any Lease Year, or portion thereof, the amount of Gross Revenues for such Property for such Lease Year, or portion thereof, in excess of Base Gross Revenues for such Property for the equivalent period during the Base Year.

3.                                      Gross Revenues.  The definition of “Gross Non-Fuel Revenues” shall be replaced with “Gross Revenues” and its definition shall be as follows:

with respect to any Property, for each Fiscal Year during the Term, all revenues and receipts (determined on an accrual basis and in all material respects in accordance with GAAP) of every kind derived from renting, using and/or operating such Property and parts thereof, including, but not limited to:  all rents and revenues received or receivable for the use of or otherwise by reason of all goods sold, services performed, space or facilities subleased on such Property, or any portion thereof, including, without limitation, any other arrangements with third parties relating to the possession or use of any portion of such Property; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following:  allowances according to GAAP for uncollectible accounts, including credit card accounts and other administrative discounts; federal, state or municipal excise, sales, use, occupancy or similar taxes included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); Award proceeds (other than for a temporary Condemnation); any proceeds from any sale of such Property or from the refinancing of any debt encumbering such Property; proceeds from the disposition of furnishings, fixture and equipment no longer necessary for the operation of the Travel Center located thereon; any security deposits and other advance deposits, until and unless the same are forfeited to Tenant or applied for the purpose for which they were collected; interest income from any bank account or investment of Tenant; any revenues or receipts of every kind derived from the provision, sale or trade of motor fuel and gasoline at such Property (including, without limitation, any amounts that arise out of the Shell Agreement); any revenues or receipts derived from gaming operations (but Gross Revenues shall include any revenue or receipts derived from sales of lottery tickets without adjustment for payouts); or any amount based on the income or profits of any Person if as a consequence thereof the Rent or other amounts payable by Tenant hereunder would fail to qualify, in whole or in part, as “rents from real property” within the meaning of Section 856(d) of the Code.

4.                                      Additional Rent.  Section 3.1.2 of the Lease shall be deleted and the following shall be inserted in its place:

3

(a)                                 Amount.  Tenant shall pay additional rent (“Additional Rent”) with respect to each Lease Year during the Term subsequent to the Base Year, with respect to each Property, in an amount equal to three percent (3%) of Excess Gross Revenues at such Property.

(b)                                 Quarterly Installments.  Installments of Additional Rent for each Lease Year during the Term, or portion thereof, shall be calculated and paid quarterly in arrears, on the first Business Day of the subsequent quarter, together with an Officer’s Certificate setting forth the calculation of Additional Rent due and payable for such quarter.

(c)                                  Reconciliation of Additional Rent.  In addition, within seventy-five (75) days after the end of the Base Year and each Lease Year thereafter (or any portion thereof occurring during the Term), Tenant shall deliver, or cause to be delivered, to Landlord (i) a financial report setting forth the Gross Revenues for each Property for such preceding Lease Year, or portion thereof, together with an Officer’s Certificate, signed by an officer of Tenant, certifying that, to the best of Tenant’s knowledge, such report is true, correct and complete, and (ii) a statement showing Tenant’s calculation of Additional Rent due for such preceding Lease Year based on the Gross Revenues set forth in such financial report, together with an Officer’s Certificate, signed by an officer of Tenant, certifying that, to the best of Tenant’s knowledge, such statement is true, correct and complete.

If the annual Additional Rent for such preceding Lease Year as set forth in Tenant’s statement thereof exceeds the amount previously paid with respect thereto by Tenant, Tenant shall pay such excess to Landlord at such time as the statement is delivered, together with interest at the Interest Rate, which interest shall accrue from the close of such preceding Lease Year until the date that such statement is required to be delivered and, thereafter, such interest shall accrue at the Overdue Rate, until the amount of such difference shall be paid or otherwise discharged.  If the annual Additional Rent for such preceding Lease Year as shown in such statement is less than the amount previously paid with respect thereto by Tenant, Landlord shall grant Tenant a credit against the Additional Rent next coming due in the amount of such difference, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date such credit is applied or paid, as the case may be.  If such credit cannot be made because the Term has expired prior to application in full thereof, Landlord shall pay the unapplied balance of such credit

4

to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment by Landlord.

(d)                                 Confirmation of Additional Rent.  Tenant shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices and in all material respects in accordance with GAAP, which will accurately record all Gross Revenues and Tenant shall retain, for at least three (3) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all Gross Revenues for such Lease Year.  Landlord, at its own expense, shall have the right, exercisable by Notice to Tenant, to review Tenant’s books and records and/or to retain an independent public accounting firm of Landlord’s choice to audit the information set forth in the Officer’s Certificate referred to in subparagraph (c) above and, in connection with any such audit, to examine Tenant’s books and records with respect thereto (including supporting data and sales and excise tax returns).  Landlord shall begin any such review or audit as soon as reasonably possible following its receipt of the applicable Officer’s Certificate (or in the case of an audit after a review, promptly following completion of the review) and shall complete such review or audit as soon as reasonably possible thereafter.  Any such review or audit shall be performed at the location where such books and records are customarily kept and in such a manner so as to minimize any interference with Tenant’s business operations.  If any such review of Tenant’s books and records by Landlord discloses a deficiency in the payment of Additional Rent and Tenant agrees, or the decision of any arbitration shall have been that there shall have been a deficiency in payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of such deficiency together with interest at the Interest Rate from the date such payment should have been made to the date of payment thereof.  If any such audit discloses a deficiency in the payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of the deficiency, as determined by such audit, together with interest at the Interest Rate, from the date such payment should have been made to the date of payment thereof.  If any such audit discloses a deficiency in the payment of Additional Rent of more than five percent (5%), Tenant shall forthwith pay to Landlord an amount equal to one hundred twenty-five percent (125%) of any third party costs incurred by Landlord in connection with such audit.  If any such audit discloses that Tenant paid more Additional Rent for any Lease Year than was due hereunder, and Landlord agrees with the

5

result of such audit or such overpayment shall have been determined by arbitration if Landlord does not agree with such audit, Landlord shall, at Landlord’s option, either grant Tenant a credit or pay to Tenant an amount equal to the amount of such overpayment against Additional Rent next coming due in the amount of such difference, as finally agreed or determined, together with interest at the Interest Rate, which interest shall accrue from the time of payment by Tenant until the date such credit is applied or paid, as the case may be; provided, however, that, upon the expiration or sooner termination of the Term, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment from Landlord.  Any dispute concerning the correctness of an audit or a Landlord review shall be settled by arbitration pursuant to the provisions of Article 22.

Any proprietary information obtained by Landlord with respect to Tenant pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be disclosed or used, subject to appropriate confidentiality safeguards, pursuant to court order or in any litigation between the parties and except further that Landlord may disclose such information to its prospective lenders, provided that Landlord shall direct such lenders to maintain such information as confidential.  The obligations of Tenant and Landlord contained in this Section 3.1.2 shall survive the expiration or earlier termination of this Agreement.

5.                                      Underground Storage Tanks.  Section 4.3.3 of the Lease is hereby amended to delete the second sentence thereof in its entirety and replace it with the following sentence:  “Upon the expiration or sooner termination of this Agreement, Tenant shall pay to Landlord the amount of any asset retirement obligation reserve for underground storage tanks located at the Leased Property that Tenant would be required to recognize on its books and records pursuant to GAAP if Tenant owned those underground storage tanks.”

6.                                      Shell Agreement. Tenant shall comply with its obligations under that certain Liquefied Natural Gas Dispensing Site License and Sales Agreement, dated as of April 15, 2013, between Tenant and Equilon Enterprises LLC (doing business as Shell Oil Products US), together with all modifications, amendments and supplements thereto.

7.                                      Required Sublease Provisions.  Section 16.2 of the Lease is hereby amended to delete the word “Any” which is the

6

first word of such paragraph and replace it with the following phrase:  “Except for subleases which are terminable at will by Tenant on not more than sixty (60) days’ prior notice, any”.

8.                                      Trade Area Restriction.  The Lease is hereby amended by deleting Section 21.11 thereof in its entirety and replacing it with the following: “Notwithstanding anything to the contrary in this Agreement, except for Travel Centers owned by Landlord or any Affiliated Person of Landlord, neither Tenant nor any Affiliated Person of Tenant shall acquire, own, franchise, finance, lease, manage, operate or open any Travel Center or similar business (it being agreed by Landlord and Tenant that convenience stores which provide services primarily to non-professional drivers shall not be a “similar business”) within seventy-five (75) miles in either direction along the primary interstate on which any Property is located without Landlord’s consent, which consent may be given or withheld in Landlord’s sole discretion.  Notwithstanding the foregoing, Landlord confirms that, subject to the other terms and conditions of this Agreement, Tenant or any Affiliated Person of Tenant may acquire, own, franchise, finance, lease, manage, operate or open the Travel Centers identified on Exhibit D attached hereto.”  The Lease is further amended by adding Exhibit D attached hereto as Exhibit D to the Lease.

9.                                      Remedies.  For clarification, (i) in the parenthetical phrase in the first paragraph of Section 12.2 of the Lease, the words “and Additional Charges” shall be added after reference to “Additional Rent”; (ii) immediately following such parenthetical phrase, the words “and other charges” shall be deleted; and (iii) in the second paragraph of Section 12.2 of the Lease, the phrase “Impositions and Additional Rent” shall be replaced with “Additional Rent and Additional Charges”.

10.                               Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

11.                               Ratification.  As amended hereby, the Lease is hereby ratified and confirmed.

[Remainder of Page Left Blank Intentionally]

7

IN WITNESS WHEREOF, the parties have executed this Amendment as a sealed instrument as of the date above first written.

LANDLORD:

HPT PSC PROPERTIES TRUST

By:
John G. Murray
President

HPT PSC PROPERTIES LLC

By:
John G. Murray
President

TENANT:

TA OPERATING LLC

By:
Thomas M. O’Brien
President

Reference is made to the Guaranty of Tenant’s obligations under the Lease dated May 30, 2007 given by TRAVELCENTERS OF AMERICA LLC, a Delaware limited liability company (the “Guarantor”) to Landlord.  Guarantor hereby confirms that all references in such Guaranty to the word “Lease” shall mean the Lease, as defined therein, as amended by the foregoing Amendment to Lease, and said Guarantor hereby reaffirms the Guaranty.

TRAVELCENTERS OF AMERICA LLC

By:
Thomas M. O’Brien
President

EXHIBIT D

Exhibit E

Guaranty of Amended and Restated TA Leases

(see attached)

Ex E

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Agreement”) is made and given as of                        , 2015 by TravelCenters of America LLC and TravelCenters of America Holding Company LLC, each a Delaware limited liability company (each a “Guarantor” and collectively, the “Guarantors”), for the benefit of HPT TA Properties Trust, a Maryland real estate investment trust, and HPT TA Properties LLC, a Maryland limited liability company (together with each of their successors and assigns, collectively, the “Landlord”).

WITNESSETH:

WHEREAS, pursuant to that certain Amended and Restated Lease Agreement No. [1] [2], [3], [4] dated as of the date hereof (the “Lease”), the Landlord has agreed to lease to TA Operating LLC, an affiliate of the Guarantors (the “Tenant”), and the Tenant has agreed to lease from the Landlord, certain real property, together with certain related improvements and other property, as more particularly described in the Lease; and

WHEREAS, it is a condition precedent to the Landlord’s entering into the Lease that the Guarantors guarantee all of the payment and performance obligations of the Tenant with respect to the Lease; and

WHEREAS, the transactions contemplated by the Lease are of direct material benefit to the Guarantors;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Guarantors hereby agree as follows:

1.             CERTAIN TERMS.  Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Lease.

2.             GUARANTEED OBLIGATIONS.  For purposes of this Agreement, the term “Guaranteed Obligations” shall mean the payment and performance of each and every obligation of the Tenant to the Landlord under the Lease or relating thereto, whether now existing or hereafter arising, and including, without limitation, the payment of the full amount of the Rent payable under the Lease.

3.             REPRESENTATIONS AND COVENANTS.  Each Guarantor, jointly and severally, represents, warrants, covenants, and agrees that:

3.1          INCORPORATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Tenant and its Affiliated Persons set forth in the Lease are true and correct on and as of the date hereof in all material respects.

3.2          PERFORMANCE OF COVENANTS AND AGREEMENTS. Each Guarantor hereby agrees to take all lawful action in its power to cause the Tenant duly and punctually to perform all of the covenants and agreements set forth in the Lease.

3.3          VALIDITY OF AGREEMENT. Each Guarantor has duly and validly executed and delivered this Agreement; this Agreement constitutes the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be subject to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and subject to general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity; and the execution, delivery and performance of this Agreement have been duly authorized by all requisite action of such Guarantor and such execution, delivery and performance by such Guarantor will not result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of such Guarantor pursuant to the terms of, any indenture, mortgage, deed of trust, note, other evidence of indebtedness, agreement or other instrument to which it may be a party or by which it or any of its property or assets may be bound, or violate any provision of law, or any applicable order, writ, injunction, judgment or decree of any court or any order or other public regulation of any governmental commission, bureau or administrative agency.

3.4          PAYMENT OF EXPENSES. Each Guarantor agrees, as principal obligor and not as guarantor only, to pay to the Landlord forthwith, upon demand, in immediately available federal funds, all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred or expended by the Landlord in connection with the enforcement of this Agreement, together with interest on amounts recoverable under this Agreement from the time such amounts become due until payment at the Overdue Rate. The Guarantors’ covenants and agreements set forth in this SECTION 3.4 shall survive the termination of this Agreement.

3.5          NOTICES.  Each Guarantor shall promptly give notice to the Landlord of any event known to it which might reasonably result in a material adverse change in its financial condition.

3.6          REPORTS.  Each Guarantor shall promptly provide to the Landlord each of the financial reports, certificates and other documents required of it under the Lease.

3.7          BOOKS AND RECORDS.  Each Guarantor shall at all times keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles and shall set aside on its books from its earnings for each fiscal year all such proper reserves, including reserves for depreciation, depletion, obsolescence and amortization of its properties during such fiscal year, as shall be required in accordance with generally accepted accounting principles, consistently applied, in connection with its business. Each Guarantor shall permit access by the Landlord and its agents to the books and records maintained by such Guarantor during normal business hours and upon reasonable notice.

3.8          TAXES, ETC.  Each Guarantor shall pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon such Guarantor or the income of such Guarantor or upon any of the property, real, personal or mixed, of such Guarantor, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien

2

or charge upon any property and result in a material adverse change in the financial condition of such Guarantor; PROVIDED, HOWEVER, that such Guarantor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted and if such Guarantor shall have set aside on its books such reserves of such Guarantor, if any, with respect thereto as are required by generally accepted accounting principles.

3.9          LEGAL EXISTENCE OF GUARANTORS.  Each Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

3.10        COMPLIANCE.  Each Guarantor shall use reasonable business efforts to comply in all material respects with all applicable statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to environmental, safety and other similar standards or controls).

3.11        INSURANCE. Each Guarantor shall maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by owners of established reputation engaged in the same or similar businesses and similarly situated, in such amounts and by such methods as shall be customary for such owners and deemed adequate by such Guarantor.

3.12        FINANCIAL STATEMENTS, ETC.  The financial statements previously delivered to the Landlord by each Guarantor, if any, fairly present the financial condition of such Guarantor in accordance with generally accepted accounting principles consistently applied and there has been no material adverse change from the date thereof through the date hereof.

3.13        NO CHANGE IN CONTROL.  No Guarantor shall permit the occurrence of any direct or indirect Change in Control of the Tenant or of such Guarantor.

4.             GUARANTEE. Each Guarantor jointly and severally hereby unconditionally guarantees that the Guaranteed Obligations which are monetary obligations shall be paid in full when due and payable, whether upon demand, at the stated or accelerated maturity thereof pursuant to the Lease, or otherwise, and that the Guaranteed Obligations which are performance obligations shall be fully performed at the times and in the manner such performance is required by the Lease. With respect to the Guaranteed Obligations which are monetary obligations, this guarantee is a guarantee of payment and not of collectability and is absolute and in no way conditional or contingent. In case any part of the Guaranteed Obligations shall not have been paid when due and payable or performed at the time performance is required, the Guarantors shall, within five (5) Business Days after receipt of notice from the Landlord, pay or cause to be paid to the Landlord the amount thereof as is then due and payable and unpaid (including interest and other charges, if any, due thereon through the date of payment in accordance with the applicable provisions of the Lease) or perform or cause to be performed such obligations in accordance with the Lease.

3

5.             UNENFORCEABILITY OF GUARANTEED OBLIGATIONS, ETC. If the Tenant is for any reason under no legal obligation to discharge any of the Guaranteed Obligations (other than because the same have been previously discharged in accordance with the terms of the Lease), or if any other moneys included in the Guaranteed Obligations have become unrecoverable from the Tenant by operation of law or for any other reason, including, without limitation, the invalidity or irregularity in whole or in part of any Guaranteed Obligation or of the Lease or any limitation on the liability of the Tenant thereunder not contemplated by the Lease or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, the guarantees contained in this Agreement shall nevertheless remain in full force and effect and shall be binding upon each Guarantor to the same extent as if each such Guarantor at all times had been the principal debtor on all such Guaranteed Obligations.

6.             ADDITIONAL GUARANTEES.  This Agreement shall be in addition to any other guarantee or other security for the Guaranteed Obligations and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guarantee or security or by any waiver, amendment, release or modification thereof.

7.             CONSENTS AND WAIVERS, ETC.  Each Guarantor hereby acknowledges receipt of a correct and complete copy of the Lease, and consents to all of the terms and provisions thereof, as the same may be from time to time hereafter amended or changed in accordance with the terms and conditions thereof, and, except as otherwise provided herein, to the maximum extent permitted by applicable law, waives (a) presentment, demand for payment, and protest of nonpayment, of any of the Guaranteed Obligations, (b) notice of acceptance of this Agreement and of diligence, presentment, demand and protest, (c) notice of any default hereunder and any default, breach or nonperformance or Event of Default under any of the Guaranteed Obligations or the Lease, (d) notice of the terms, time and place of any private or public sale of collateral (if any) held as security for the Guaranteed Obligations, (e) demand for performance or observance of, and any enforcement of any provision of, or any pursuit or exhaustion of rights or remedies against the Tenant or any other guarantor of the Guaranteed Obligations, under or pursuant to the Lease, or any agreement directly or indirectly relating thereto and any requirements of diligence or promptness on the part of the holders of the Guaranteed Obligations in connection therewith, and (f) any and all demands and notices of every kind and description with respect to the foregoing or which may be required to be given by any statute or rule of law and any defense of any kind which it may now or hereafter have with respect to this Agreement, or the Lease or the Guaranteed Obligations (other than that the same have been discharged in accordance with the Lease).

8.             NO IMPAIRMENT, ETC.  The obligations, covenants, agreements and duties of each Guarantor under this Agreement shall not be affected or impaired by any assignment or transfer in whole or in part of any of the Guaranteed Obligations without notice to such Guarantor, or any waiver by the Landlord or any holder of any of the Guaranteed Obligations or by the holders of all of the Guaranteed Obligations of the performance or observance by the Tenant or any other guarantor of any of the agreements, covenants, terms or conditions contained in the Guaranteed Obligations or the Lease or any indulgence in or the extension of the time for payment by the Tenant or any other guarantor of any amounts payable under or in connection with the Guaranteed Obligations or the Lease or any other instrument or agreement relating to

4

the Guaranteed Obligations or of the time for performance by the Tenant or any other guarantor of any other obligations under or arising out of any of the foregoing or the extension or renewal thereof (except that with respect to any extension of time for payment or performance of any of the Guaranteed Obligations granted by the Landlord or any other holder of such Guaranteed Obligations to the Tenant, such Guarantor’s obligations to pay or perform such Guaranteed Obligation shall be subject to the same extension of time for performance), or the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Tenant or any other guarantor set forth in any of the foregoing, or the voluntary or involuntary sale or other disposition of all or substantially all the assets of the Tenant or any other guarantor or insolvency, bankruptcy, or other similar proceedings affecting the Tenant or any other guarantor or any assets of the Tenant or any such other guarantor, or the release or discharge of the Tenant or any such other guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of the foregoing without the consent of the holders of the Guaranteed Obligations by operation of law, or any other cause, whether similar or dissimilar to the foregoing.

9.             REIMBURSEMENT, SUBROGATION, ETC.  Each Guarantor hereby covenants and agrees that it will not enforce or otherwise exercise any rights of reimbursement, subrogation, contribution or other similar rights against the Tenant (or any other person against whom the Landlord may proceed) with respect to the Guaranteed Obligations prior to the payment in full of all amounts owing with respect to the Lease, and until all indebtedness of the Tenant to the Landlord shall have been paid in full, no Guarantor shall have any right of subrogation, and each Guarantor waives any defense it may have based upon any election of remedies by the Landlord which destroys its subrogation rights or its rights to proceed against the Tenant for reimbursement, including, without limitation, any loss of rights such Guarantor may suffer by reason of any rights, powers or remedies of the Tenant in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the indebtedness to the Landlord. Until all obligations of the Tenant pursuant to the Lease shall have been paid and satisfied in full, each Guarantor further waives any right to enforce any remedy which the Landlord now has or may in the future have against the Tenant, any other guarantor or any other person and any benefit of, or any right to participate in, any security whatsoever now or in the future held by the Landlord.

10.          DEFEASANCE.  This Agreement shall terminate at such time as the Guaranteed Obligations have been paid and performed in full and all other obligations of the Guarantors to the Landlord under this Agreement have been satisfied in full; PROVIDED, HOWEVER, if at any time, all or any part of any payment applied on account of the Guaranteed Obligations is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Tenant), this Agreement, to the extent such payment is or must be rescinded or returned, shall be deemed to have continued in existence notwithstanding any such termination.

11.          NOTICES.

(a)           Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written

5

acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)           All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c)           All such notices shall be addressed,

if to the Landlord to the Landlord:

c/o Hospitality Properties Trust

255 Washington Street

Newton, Massachusetts 02458

Attn:  President

Telecopier No. (617) 969-5730

if to any Guarantor to such Guarantor:

c/o TravelCenters of America LLC

24601 Center Ridge Road

Westlake, Ohio 44145

Attn:  President

Telecopier No. (440) 808-3301

(d)           By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

12.          SUCCESSORS AND ASSIGNS.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, including, without limitation, the holders, from time to time, of the Guaranteed Obligations; and all representations, warranties, covenants and agreements by or on behalf of the Guarantors which are contained in this Agreement shall inure to the benefit of the Landlord’s successors and assigns, including, without limitation, said holders, whether so expressed or not.

13.          APPLICABLE LAW.  Except as to matters regarding the internal affairs of the Landlord and issues of or limitations on any personal liability of the shareholders and trustees or directors of the Landlord for obligations of the Landlord, as to which the laws of the State of

6

Maryland shall govern, this Agreement, the Lease and any other instruments executed and delivered to evidence, complete or perfect the transactions contemplated hereby and thereby shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where any such instrument is executed or delivered; or (ii) where any payment or other performance required by any such instrument is made or required to be made; or (iii) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts; or (vii) any combination of the foregoing. Notwithstanding the foregoing, the laws of the State shall apply to the perfection and priority of liens upon and the disposition of any Property.

14.          ARBITRATION.  The Landlord, on the one hand, or the Guarantors, on the other hand, may elect to submit to arbitration any dispute hereunder that has an amount in controversy in excess of $250,000. Any such dispute shall be conducted in Boston, Massachusetts and be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining and the decision of the arbitrators with respect to such dispute shall be binding, final and conclusive on all of the parties.

In the event that any such dispute is submitted to arbitration hereunder, the Landlord, on the one hand, and the Guarantors, on the other hand, shall each appoint and pay all fees of a fit and impartial person as arbitrator with at least ten (10) years’ recent professional experience in the general subject matter of the dispute. Notice of such appointment shall be sent in writing by each party to the other, and the arbitrators so appointed, in the event of their failure to agree within thirty (30) days after the appointment of the second arbitrator upon the matter so submitted, shall appoint a third arbitrator. If either the Landlord or the Guarantors shall fail to appoint an arbitrator as aforesaid for a period of twenty (20) days after written notice from the other party to make such appointment, then the arbitrator appointed by the party having made such appointment shall appoint a second arbitrator and the two (2) so appointed shall, in the event of their failure to agree upon any decision within thirty (30) days thereafter, appoint a third arbitrator. If such arbitrators fail to agree upon a third arbitrator within forty five (45) days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the American Arbitration Association from its qualified panel of arbitrators, and shall be a person having at least ten (10) years’ recent professional experience as to the subject matter in question. The fees of the third arbitrator and the expenses incident to the proceedings shall be borne equally between the Landlord and the Guarantors, unless the arbitrators decide otherwise. The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for the parties, shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.

The decision of the arbitrators shall be rendered within thirty (30) days after appointment of the third arbitrator. Such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to Landlord and one to the Guarantors. A judgment of a court of competent

7

jurisdiction may be entered upon the award of the arbitrators in accordance with the rules and statutes applicable thereto then obtaining.

The Landlord and the Tenant acknowledge and agree that, to the extent any such dispute shall involve any Manager and be subject to arbitration pursuant to such Manager’s Management Agreement, Landlord and Tenant shall cooperate to consolidate any such arbitration hereunder and under such Management Agreement into a single proceeding.

15.          MODIFICATION OF AGREEMENT.  No modification or waiver of any provision of this Agreement, nor any consent to any departure by any of the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Landlord, and such modification, waiver or consent shall be effective only in the specific instances and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances. This Agreement may not be amended except by an instrument in writing executed by or on behalf of the party against whom enforcement of such amendment is sought.

16.          WAIVER OF RIGHTS BY THE LANDLORD.  Neither any failure nor any delay on the Landlord’s part in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

17.          SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, but this Agreement shall be reformed and construed and enforced to the maximum extent permitted by applicable law.

18.          ENTIRE CONTRACT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

19.          HEADINGS; COUNTERPARTS. Headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

20.          REMEDIES CUMULATIVE. No remedy herein conferred upon the Landlord is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

21.          NON-LIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING HPT TA PROPERTIES TRUST, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE “DECLARATION”), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT, AND EACH GUARANTOR AGREES THAT, THE NAME “HPT TA PROPERTIES TRUST” REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND

8

THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HPT TA PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF OR CLAIM AGAINST, HPT TA PROPERTIES TRUST. ALL PERSONS DEALING WITH HPT TA PROPERTIES TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HPT TA PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

[Remainder of page intentionally left blank.]

9

WITNESS the execution hereof under seal as of the date above first written.

TRAVELCENTERS OF AMERICA LLC

By:
Name:
Title:

TRAVELCENTERS OF AMERICA HOLDING COMPANY LLC

By:
Name:
Title:

10

Schedule 1

COFO Properties

TA Montgomery

980 West South Blvd.

Montgomery, Alabama 36105
(Land only)

TA Jackson

PO Box 967

Jackson, Georgia 30529

TA Knoxville

615 Watt Road

Knoxville, Tennessee 37922

TA Denton

6420 N I-35

Denton, Texas 76207

TA Sweetwater

PO Box 1578

Sweetwater, Texas 79566

Schedule 1

Schedule 1-A

Improvements on Land under Lease
(Between TA Leasing and TA Operating) Being Terminated

TA Commerce City

5101 Quebec St.

Commerce City, Colorado 80022

TA Vero Beach

8909 20th Street

Vero Beach, Florida 32966

TA Clayton

10346 S. State Rte 39

Clayton, Indiana 46118

TA Barkeyville

5644 SR8 - P.O. Box 333B

Harrisburg, Pennsylvania

TA Milesburg

875 N. Eagle Valley Rd. PO Box 656

Milesburg, Pennsylvania

TA Denmark

155 Hwy 138

Denmark, Tennessee

TA Ashland

100 N. Carter Rd. - P.O. Box 712

Ashland, Virginia

TA Wheeling

RR 1 - P.O. Box 1521

Valley Grove, West Virginia

Schedule 1-A

Schedule 2

Development Properties

Petro Quartzsite

Quartzsite Avenue

Quartzsite, Arizona 85346

Maximum Purchase Price:  $23,000,000

Petro Wilmington

Lorenzo Road

Wilmington, Illinois 60481

Maximum Purchase Price:  $26,000,000

TA Columbia

Bluff Road

Columbia, South Carolina 29201

Maximum Purchase Price:  $29,000,000

TA Pioneer

289 Howard Baker Highway

Pioneer, Tennessee 37847

Maximum Purchase Price:  $17,000,000

TA Hillsboro

US 77

Hillsboro, Texas 76645

Maximum Purchase Price:  $23,000,000

Schedule 2

Schedule 3

Legacy TA Properties on HPT Land

TA Commerce City

5101 Quebec St.

Commerce City, Colorado 80022

TA Vero Beach

8909 20th Street

Vero Beach, Florida 32966

TA Clayton

10346 S. State Rte 39

Clayton, Indiana 46118

TA Barkeyville

5644 SR8 - P.O. Box 333B

Harrisburg, Pennsylvania

TA Milesburg

875 N. Eagle Valley Rd. PO Box 656

Milesburg, Pennsylvania

TA Denmark

155 Hwy 138

Denmark, Tennessee

TA Ashland

100 N. Carter Rd. - P.O. Box 712

Ashland, Virginia

TA Wheeling

RR 1 - P.O. Box 1521

Valley Grove, West Virginia

Schedule 3

Schedule 4-A, 4-B and 4-C

Legacy TA Properties

Schedule 4-A

TA Commerce City

5101 Quebec St.

Commerce City, Colorado 80022

TA Vero Beach

8909 20th Street

Vero Beach, Florida 32966

TA Clayton

10346 S. State Rte 39

Clayton, Indiana 46118

TA Barkeyville

5644 SR8 - P.O. Box 333B

Harrisburg, Pennsylvania

TA Milesburg

875 N. Eagle Valley Rd. PO Box 656

Milesburg, Pennsylvania

TA Denmark

155 Hwy 138

Denmark, Tennessee

TA Ashland

100 N. Carter Rd. - P.O. Box 712

Ashland, Virginia

TA Wheeling

RR 1 - P.O. Box 1521

Valley Grove, West Virginia

Schedule 4-A

Schedule 4-B

TA Effingham

1702 W. Evergreen

Effingham, Illinois

TA Porter South

1441 W. US Hgwy 20

Porter, Indiana 46304

Schedule 4-B

Schedule 4-C

TA Baltimore South

5501 O’Donnell St. Cutoff

Baltimore, Maryland 21224

Schedule 4-C

Schedule 5

New Properties

Petro Gadsden

1724 West Grand Ave.

Gadsden, Alabama  35904

I-59, Exit 181

TA Holbrook

3747 Express Dr.

Holbrook, Arizona  86025

I-40, Exit 283

TA Livingston

435 Winton Pkwy.

Livingston, California  95334

SR 99, Exit 203

Petro Santa Nella

28991 West Gonzaga Road

Santa Nella, California  95322

State Hwy 152 & State Hwy 33

Petro Monee

5915 Monee Rd.

Monee, Illinois  60449

Interstate 57-Exit 335

TA Morris

21 Romines Drive

Morris, Illinois  60450

I-80 & State Rte. 47 (Exit 112)

Petro Gary

3001 Grant St.

Gary, Indiana  46408

I-80/I-94, Exit 9

Petro Greensburg

1409 S. Country Road #850 East

Greensburg, Indiana  4720

Interstate 74 — Exit 143

Schedule 5

TA Beto Junction

2775 U.S. Hwy 75

Lebo, Kansas  66856

I-35, Exit 155

TA Greenwood

8560 Greenwood Rd.

Greenwood, Louisiana  71033

Interstate 20 (Exit 5)

TA Battle Creek

15874 Eleven Mile Rd.

Battle Creek, Michigan  49014

I-94, Exit 104

Petro Florence

3001 TV Road

Florence, South Carolina  29501

I-95 — Exit 169

TA Edinburg

8301 N Expressway 281

Edinburg, Texas 78541-7060

US 281 North, Exit FM-2812

TA Laredo

1010 Beltway Parkway

Laredo, Texas  78045

I-35, Exit #13

Schedule 5

Schedule 6

Surveys

Real Property	Survey

Gadsden, AL 1724 West Grand Ave. Gadsden, AL 35904 I-59, Exit 181	ALTA/ACSM Land Title Survey, dated November 12, 2013, coordinated by Commercial Due Diligence Services (“CDDS”).

Montgomery, AL Land only 980 W South Blvd Montgomery, AL	ALTA/ACSM Land Title Survey dated March 25, 1993, prepared by International Land Surveying (“ILC”).

TA Holbrook 3747 Express Drive, I-40, Exit 283 Holbrook, AZ 86025	ALTA/ACSM Land Title Survey, dated May 13, 2015, prepared by J.V. Surveying, L.L.C. and coordinated by Smith-Roberts National Corporation (“Smith-Roberts”).

Quartzsite, AZ Quartzsite Avenue Quartzsite, AZ 85346	ALTA/ACSM Land Title Survey, dated January 15, 2008, prepared by River Land Surveying LLC.

Petro Santa Nella 28991 West Gonzaga Road State Hwy 152, Exit State Hwy 33 (San Luis Dr.) Santa Nella, CA 95322	ALTA/ACSM Land Title Survey, dated May 20, 2015, prepared by Slooten Consulting, Inc. and coordinated by Smith-Roberts.

TA Livingston 435 Winton Pkwy SR99, Exit 203 Livingston, CA 95334	ALTA/ACSM Land Title Survey, dated May 19, 2015, prepared by Slooten Consulting, Inc. and coordinated by Smith-Roberts.

Commerce City (Denver East), CO 5101 Quebec St. Commerce City, CO	ALTA/ACSM Land Title Survey, dated May 19, 2015, last revised May 26, 2015, prepared by Inter-Mountain Engineering and coordinated by Smith-Roberts.

Vero Beach, FL 8909 20th Street Vero Beach, FL	ALTA/ACSM Land Title Survey, dated May 1, 2015, prepared by Altamax Surveying and coordinated by Smith-Roberts.

Schedule 6

Real Property	Survey

Atlanta South, GA Box 967 Jackson, GA	ALTA/ACSM Land Title Survey dated January 22, 1993, last revised March 26, 1997, prepared by ILC.

Effingham, IL 1702 W. Evergreen I-57/I-70 SR 32 & 33 Exit 160 Effingham, IL	ALTA/ACSM Land Title Survey, dated May 22, 2015, prepared by Sherrill Associates, Inc. and coordinated by Smith-Roberts.

Monee, IL 5915 Monee Rd. Interstate 57-Exit 335 Monee, IL 60449	ALTA/ACSM Land Title Survey, dated April 28, 2011, prepared by Dale A. Gray.

TA Morris 21 Romines Drive I-80, Exit 112 (Rt. 47) Morris, IL 60450	ALTA/ACSM Land Title Survey, dated May 18, 2015, prepared by Sarko Engineering, Inc. and coordinated by Smith-Roberts.

Wilmington, IL Lorenzo Road Wilmington, IL 60481	ALTA/ACSM Land Title Survey, dated January 15, 2015, prepared by Manhard Consulting, LTD.

Clayton, IN 10346 S. State Rte 39 Clayton, IN	ALTA/ACSM Land Title Survey, dated May 27, 2015, prepared by Bledsoe, Riggert Guerrettaz and coordinated by Smith-Roberts.

Petro Gary 3001 Grant St., I-80/I-94, Exit 9 Gary, IN 46408	ALTA/ACSM Land Title Survey, dated May 29, 2015, prepared by Bledsoe, Riggert Guerrettaz and coordinated by Smith-Roberts.

Greensburg, IN 1409 S. Country Road #850 East Interstate 74 — Exit 143 Greensburg, IN 4720	ALTA Survey, dated February 29, 2012, prepared by Mackie Consultants, LLC, coordinated by CDDS.

Porter South 1441 West US 20/I-94, Exit 22B Porter, IN 46304	ALTA/ACSM Land Title Survey, dated May 5, 2011, prepared by Williams & Works, coordinated by CDDS.

Beto Junction, KS 2775 U.S. Hwy 75 I-35, Exit 155 Lebo, KS 66856	ALTA/ACSM Land Title Survey, dated February 13, 2013, coordinated by CDDS.

Schedule 6

Real Property	Survey

TA Greenwood 8560 Greenwood Rd., I-20, Exit 5 Greenwood, LA 71033	ALTA/ACSM Land Title Survey, dated May 18, 2015, prepared by Dading, Marques & Associates, LLC and coordinated by Smith-Roberts.

Battle Creek, MI 15874 Eleven Mile Rd. I-94, Exit 104 Battle Creek, MI 49014	ALTA/ACSM Land Title Survey, dated June 21, 2012, coordinated by CDDS.

Barkeyville, PA 5644 SR8 P.O. Box 333B Harrisburg, PA	ALTA/ACSM Land Title Survey, dated May 30, 2015, prepared by Shaheed A. Smith Geospatial, LLC and coordinated by Smith-Roberts.

Milesburg, PA 875 N. Eagle Valley Rd P.O. Box 656 Milesburg, PA	ALTA/ACSM Land Title Survey, dated May 31, 2015, prepared by Shaheed A. Smith Geospatial, LLC and coordinated by Smith-Roberts.

Columbia, SC Bluff Road Columbia, SC 29201	ALTA/ACSM Land Title Survey, dated January 9, 2007, prepared by Cox and Dinkins.

Florence, SC 3001 TV Road I-95 — Exit 169 Florence, SC 29501	ALTA/ACSM Land Title Survey, dated December 27, 2012, prepared by Johnny Nobles & Associates.

Denmark, TN 155 Hwy 138 Denmark (Jackson), TN	ALTA/ACSM Land Title Survey, dated May 15, 2015, prepared by Freeland-Clinkscales & Associates, Inc. of NC and coordinated by Smith-Roberts.

Knoxville West, TN 615 Watt Rd. Knoxville, TN	ALTA/ACSM Land Title Survey dated March 11, 1997, prepared by ILC.

Pioneer, TN 289 Howard Baker Highway Pioneer, TN 37847	ALTA/ACSM Land Title Survey, dated June 26, 2013, coordinated by CDDS.

Denton, TX 6420 N I-35 Denton, TX	ALTA/ACSM Land Title Survey dated March 16, 1993, prepared by ILC.

Schedule 6

Real Property	Survey

TA Edinburg 8301 N Expressway 281 HWY 281, Exit FM 2812 Edinburg, TX 78541-7060	ALTA/ACSM Land Title Survey, dated (or to be dated) on or about June 1, 2015, prepared by Melden & Hunt, Inc. and coordinated by Smith-Roberts.

Hillsboro, TX US 77 Hillsboro, TX 76645	Final Plat, dated August 3, 2007, prepared by The Wallace Group, Inc.

TA Laredo I-35, Exit 13, 1010 Beltway Parkway Laredo, TX 78045	ALTA/ACSM Land Title Survey, dated May 22, 2015, prepared by Blue Top Land Surveying and coordinated by Smith-Roberts.

Sweetwater, TX Box 1578 Sweetwater, TX	ALTA/ACSM Land Title Survey dated March 31, 1997, prepared by ILC.

Ashland, VA 100 N. Carter Rd. P.O. Box 712 Ashland, VA 23005	ALTA/ACSM Land Title Survey, dated June 1, 2015, prepared by Landmark-Fleet Surveyors, P.C. and coordinated by Smith-Roberts.

Wheeling, WV RR 1 P.O. Box 1521 Valley Grove, WV 26060	ALTA/ACSM Land Title Survey, dated May 12, 2015, prepared by Freeland-Clinkscales & Associates, Inc. of NC and coordinated by Smith-Roberts.

Schedule 6

Schedule 7

Title Commitments

Real Property	Title

Gadsden, AL 1724 West Grand Ave. Gadsden, AL 35904 I-59, Exit 181	Title Commitment File No. NCS-727478-01-BOS1, having an effective date of April 17, 2015 at 8:00 a.m., issued by First American Title Insurance Company (“First American”).

Montgomery, AL Land only 980 W South Blvd Montgomery, AL	Title Commitment File No. NCS-727502-04-BOS1, having an effective date of April 23, 2015 at 8:00 a.m., issued by First American

TA Holbrook 3747 Express Drive, I-40, Exit 283 Holbrook, AZ 86025	Title Commitment No. NCS-727478-02-BOS1, having an effective date of April 17, 2015 at 7:30 a.m., issued by First American

Quartzsite, AZ Quartzsite Avenue Quartzsite, AZ 85346	Lawyers Title Insurance Corporation Policy, having an effective date of January 29, 2008 in the amount of $2,690,000

Petro Santa Nella 28991 West Gonzaga Road State Hwy 152, Exit State Hwy 33 (San Luis Dr.) Santa Nella, CA 95322	Title Commitment No. NCS-727478-04-BOS1, having an effective date of April 03, 2015 at 7:30 a.m., issued by First American

TA Livingston 435 Winton Pkwy SR99, Exit 203 Livingston, CA 95334	Title Commitment No. NCS-727478-03-BOS1, having an effective date of April 03, 2015 at 7:30 a.m., issued by First American.

Commerce City (Denver East), CO 5101 Quebec St. Commerce City, CO	Date Down Endorsement having an effective date of April 28, 2015 issued by Stewart Title Guaranty Company (“Stewart Title”) to Stewart Title Policy No. 0-9701-1734180.

Vero Beach, FL 8909 20th Street Vero Beach, FL	Title Commitment NTS No. 15000140276, having an effective date of May 1, 2015 at 8:00 a.m., issued by Stewart Title.

Schedule 7

Real Property	Title

Atlanta South, GA Box 967 Jackson, GA	Title Commitment No. NCS-727502-01-BOS, having an effective date of April 16, 2015 at 8:00 a.m., issued by First American.

Effingham, IL 1702 W. Evergreen I-57/I-70 SR 32 & 33 Exit 160 Effingham, IL	Title Commitment No. NCS-727478-07-BOS1, having an effective date of April 20, 2015, issued by First American.

Monee, IL 5915 Monee Rd. Interstate 57-Exit 335 Monee, IL 60449	Title Commitment No. NCS-727478-05-BOS1, having an effective date of April 27, 2015, issued by First American.

TA Morris 21 Romines Drive I-80, Exit 112 (Rt. 47) Morris, IL 60450	Title Commitment No. NCS-727478-06-BOS1, having an effective date of April 23, 2015, issued by First American.

Wilmington, IL Lorenzo Road Wilmington, IL 60481	Chicago Title Insurance Company Policy dated February 20, 2015 in the amount of $22,300,00

Clayton, IN 10346 S. State Rte 39 Clayton, IN	Date Down Endorsement having an effective date of April 21, 2015 at 8:00 a.m., issued by Stewart Title to Stewart Title Policy No. 0-9701-1561592.

Petro Gary 3001 Grant St., I-80/I-94, Exit 9 Gary, IN 46408	Title Commitment No. NCS-727478-09-BOS1, having an effective date of March 18, 2015, issued by First American.

Greensburg, IN 1409 S. Country Road #850 East Interstate 74 — Exit 143 Greensburg, IN 4720	Title Commitment No. NCS-727478-10-BOS1, having an effective date of April 24, 2015, issued by First American.

Porter South 1441 West US 20/I-94, Exit 22B Porter, IN 46304	Title Commitment No. NCS-727478-08-BOS1, having an effective date of April 2, 2015, issued by First American.

Schedule 7

Real Property	Title

Beto Junction, KS 2775 U.S. Hwy 75 I-35, Exit 155 Lebo, KS 66856	Title Commitment No. NCS-727478-11-BOS1, having an effective date of April 28, 2015 at 8:00 a.m., issued by First American.

TA Greenwood 8560 Greenwood Rd., I-20, Exit 5 Greenwood, LA 71033	Title Commitment No. NCS-727478-12-BOS1, having an effective date of April 25, 2015, issued by First American.

Battle Creek, MI 15874 Eleven Mile Rd. I-94, Exit 104 Battle Creek, MI 49014	Title Commitment No. NCS-727478-13-BOS1, having an effective date of March 31, 2015 at 8:00 a.m., issued by First American.

Barkeyville, PA 5644 SR8 P.O. Box 333B Harrisburg, PA	Title Commitment NTS No. 15000140265, having an effective date of April 29, 2015 at 8:00 a.m., issued by Stewart Title.

Milesburg, PA 875 N. Eagle Valley Rd P.O. Box 656 Milesburg, PA	Title Commitment NTS No. 15000140264, having an effective date of April 23, 2015, issued by Stewart Title.

Columbia, SC Bluff Road Columbia, SC 29201	First American Title Policy dated August 3, 2007 in the amount of $4,800,000.

Florence, SC 3001 TV Road I-95 — Exit 169 Florence, SC 29501	Title Commitment No. NCS-727478-14-BOS1, having an effective date of April 21, 2015 at 8:00 a.m., issued by First American.

Denmark, TN 155 Hwy 138 Denmark (Jackson), TN	Title Commitment NTS No. 15000140266, having an effective date of April 20, 2015 at 8:00 a.m., revised May 21, 2015, issued by Stewart Title.

Knoxville West, TN 615 Watt Rd. Knoxville, TN	Title Commitment No. NCS-727502-03-BOS1, having an effective date of April 24, 2015 at 8:00 a.m., issued by First American.

Schedule 7

Real Property	Title

Pioneer, TN 289 Howard Baker Highway Pioneer, TN 37847	First American Title Policy dated July 5, 2015 in the amount of $5,075,000.

Denton, TX 6420 N I-35 Denton, TX	Title Commitment No. NCS-727502-02-BOS1, having an effective date of May 1, 2015 at 8:00 a.m., issued by First American.

TA Edinburg 8301 N Expressway 281 HWY 281, Exit FM 2812 Edinburg, TX 78541-7060	Title Commitment No. NCS-727478-15-BOS1, having an effective date of May 6, 2015 at 8:00 a.m., issued by First American.

Hillsboro, TX US 77 Hillsboro, TX 76645	First American Title Commitment dated August 7, 2007 in the amount of $1,600,000.

TA Laredo I-35, Exit 13, 1010 Beltway Parkway Laredo, TX 78045	Title Commitment No. NCS-727478-16-BOS1, having an effective date of May 11, 2015 at 8:00 a.m., issued by First American.

Sweetwater, TX Box 1578 Sweetwater, TX	Title Commitment No. NCS-727502-05-BOS1, having an effective date of May 12, 2015 at 8:00 a.m., issued by First American.

Ashland, VA 100 N. Carter Rd. P.O. Box 712 Ashland, VA 23005	Date Down Endorsement having an effective date of April 25, 2015 at 8:00 a.m., issued by Stewart Title to Stewart Title Policy No. 0-9701-203582.

Wheeling, WV RR 1 P.O. Box 1521 Valley Grove, WV 26060	Date Down Endorsement having an effective date of May 5, 2015 at 8:00 a.m., issued by Stewart Title to Stewart Title Policy No. 0-9993-3376154.

Schedule 7

Schedule 8

Release of Hazardous Substances

None.

Schedule 8

Schedule 9

Operations

None.

Schedule 9

Schedule 10

Listing on National Properties List or CERCLA

None.

Schedule 10

Schedule 11

Tanks

(see attached)

Schedule 11

Site Address State TankNumber Tank Type Active/ Abandoned Abandonment Date Substance Volume Stored Gadsden Petro 1724 West Grand Ave. Gadsden, A AL 1 UST Active NA 20000 Regular U.L. Gadsden Petro 1724 West Grand Ave. Gadsden, A AL 2 UST Active NA 12000 Premium U.L. Gadsden Petro 1724 West Grand Ave, Gadsden, A AL 3 UST Closed in Place 10/29/2014 12000 Premium Diesel Gadsden Petro 1724 West Grand Ave. Gadsden, A AL 5 UST Active NA 20000 Diesel Gadsden Petro 1724 West Grand Ave. Gadsden, A AL 6 UST Active NA 20000 Diesel Gadsden Petro 1724 West Grand Ave. Gadsden, A AL 7 UST Active NA 20000 Diesel Gadsden Petro 1724 West Grand Ave. Gadsden, A AL 8 UST Active NA 20000 Diesel Gadsden Petro 1724 West Grand Ave. Gadsden, A AL 9 UST Active NA 20000 Diesel Gadsden Petro 4417 Transport St., Gadsden, AL 3’ AL 10 UST Active NA 8000 Lube Oil Gadsden Petro 4417 Transport St., Gadsden, AL 1 AL 11 UST Active NA 8000 Lube Oil Gadsden Petro 4417 Transport St., Gadsden, AL 3’ AL 12 UST Active NA 10000 Waste Oil Gadsden Petro 4417 Transport St., Gadsden, AL 3’ AL 4 UST Closed in Place 10/29/2014 12000 DEF (converted from former diesel) Gadsden Petro 4418 Transport St., Gadsden, AL 3’ AL 5 UST Active NA 10000 DEF Holbrook 3747 Express Drive, Holbrook, AZ f AZ 1A(split) UST Active 12000 Regular U.L. Holbrook 3747 Express Drive, Holbrook, AZ f AZ 1B(split) UST Active 8000 Premium U.L. Holbrook 3747 Express Drive, Holbrook, AZ f AZ 1C(split) UST Active 8000 Diesel Holbrook 3747 Express Drive, Holbrook, AZ IAZ 4A AST Active 30000 Diesel Holbrook 3747 Express Drive, Holbrook, AZ t AZ 5A AST Active 30000 Diesel Holbrook 3747 Express Drive, Holbrook, AZ I AZ 6A AST Active 30000 Diesel Holbrook 3747 Express Drive, Holbrook, AZ I AZ 2 UST Active 12000 DEF Holbrook 3747 Express Drive, Holbrook, AZ I AZ 3 UST Active 4000 Waste Oil Holbrook 3747 Express Drive, Holbrook, AZ t AZ 4 UST Active 8000 Bulk Oil Holbrook 3747 Express Drive, Holbrook, AZ I AZ 5 UST Active 2500 Waste Water Livingston 435 Winton Parkway CA 1 UST Active 30000 Diesel Livingston 435 Winton Parkway CA 2 UST Active 30000 Diesel Livingston 435 Winton Parkway CA 3 UST Active 30000 Diesel Livingston 435 Winton Parkway CA 4 UST Active 30000 Regular U.L. Livingston 435 Winton Parkway CA 6 UST Active 4000 Used Oil Livingston 435 Winton Parkway CA 7 UST Active 1000 Waste Water Livingston 435 Winton Parkway CA 5A (split) UST Active 8000 Premium U.L. Livingston 435 Winton Parkway CA 5B (split) UST Active 7000 Auto Diesel Livingston 435 Winton Parkway CA 8 UST Active 12000 DEF Santa Nella Petro 28991 West Gonzaga, State Hwy 1 CA 1 UST Active NA 20000 Diesel Santa Nella Petro 28991 West Gonzaga, State Hwy 1 CA 2 UST Active NA 20000 Diesel Santa Nella Petro 28991 West Gonzaga, State Hwy 1 CA 3 UST Active NA 6000 Premium U.L. Santa Nella Petro 28991 West Gonzaga, State Hwy 1 CA 4 UST Active NA 10000 Regular U.L. Santa Nella Petro 28991 West Gonzaga, State Hwy 1 CA 6 UST Active NA 6000 Waste Oil Santa Nella Petro 28991 West Gonzaga, State Hwy 1 CA 7 UST Active NA 12000 DEF Santa Nella Petro 28991 West Gonzaga, State Hwy 1 CA UST Active NA 5500 Diesel Commerce City 5101 Quebec Street, 1-70/1-270 Exi CO 1 UST Active 15000 Regular U.L. Commerce City 5101 Quebec Street, 1-70/1-270 Exi CO 2 UST Active 8000 Premium U.L. Commerce City 5101 Quebec Street, 1-70/1-270 Exi CO 3 UST Active 30000 Diesel Commerce City 5101 Quebec Street, 1-70/1-270 Exi CO 4 UST Active 30000 Diesel Commerce City 5101 Quebec Street, 1-70/1-270 Exi CO 5 UST Active 8000 Lube Oil Commerce City 5101 Quebec Street, 1-70/1-270 Exi CO 6 UST Active 4000 Waste Oil Commerce City 5101 Quebec Street, 1-70/1-270 Exi CO 7 UST Active 12000 DEF Vero Beach 8909 20th St., 1-95, Exit 68 FL 1 UST Removed 5/5/2009 20000 Diesel Vero Beach 8909 20th St., 1-95, Exit 68 FL 2 UST Removed 5/5/2009 20000 Diesel Vero Beach 8909 20th St., 1-95, Exit 68 FL 3 UST Removed 5/5/2009 12000 Diesel Vero Beach 8909 20th St., 1-95, Exit 68 FL 4 UST Removed 5/5/2009 12000 Premium U.L. Vero Beach 8909 20th St., 1-95, Exit 68 FL 5 UST Removed 5/5/2009 12000 Regular U.L. Vero Beach 8909 20th St., 1-95, Exit 68 FL 6 UST Removed 12/6/2007 1000 Waste Oil Vero Beach 8909 20th St., 1-95, Exit 68 FL 8 UST Active 30000 Diesel Vero Beach 8909 20th St., 1-95, Exit 68 FL 9 UST Active 30000 Diesel Vero Beach 8909 20th St., 1-95, Exit 68 FL 10 UST Active 30000 Diesel Vero Beach 8909 20th St., 1-95, Exit 68 FL 11 UST Active 30000 Regular U.L. Vero Beach 8909 20th St., 1-95, Exit 68 FL 12A (split) UST Active 8000 Regular U.L. Vero Beach 8909 20th St., 1-95, Exit 68 FL 12B (split) UST Active 7000 Premium U.L. Vero Beach 8909 20th St., 1-95, Exit 68 FL 13A (split) UST Active 8000 Lube Oil Vero Beach 8909 20th St., 1-95, Exit 68 FL 13B (split) UST Active 4000 Waste Oil Vero Beach 8909 20th St., 1-95, Exit 68 FL 14 UST Active 10000 DEF Effingham PO Box 1388,1-57/1-70 SR 32 & 33 IL 1 UST Active 20000 Diesel Effingham PO Box 1388,1-57/1-70 SR 32 & 33 IL 2 UST Active 20000 Diesel Effingham PO Box 1388,1-57/1-70 SR 32 & 33 IL 3 UST Active 20000 Diesel Effingham PO Box 1388,1-57/1-70 SR 32 & 33 IL 4 UST Active 20000 Diesel Effingham PO Box 1388,1-57/1-70 SR 32 & 33 IL 5 UST Active 12000 Regular U.L. Effingham PO Box 1388,1-57/1-70 SR 32 & 33 IL 6 UST Active 12000 Premium U.L. Effingham PO Box 1388,1-57/1-70 SR 32 & 33 IL 7 UST Active 8000 Lube Oil Effingham PO Box 1388,1-57/1-70 SR 32 & 33 IL 8 UST Active 4000 Waste Oil Effingham PO Box 1388,1-57/1-70 SR 32 & 33 IL 9 UST Active 10000 DEF Monis 21 Romines drive Morris, IL 60450 IL 1 UST Active 12000 Diesel Monis 21 Romines drive Morris, IL 60450 IL 2 UST Active 12000 Diesel Monis 21 Romines drive Morris, IL 60450 IL 3 UST Active 12000 Diesel Monis 21 Romines drive Morris, IL 60450 IL 4 UST Active 12000 Regular U.L. Morris 21 Romines drive Morris, IL 60450 IL 5 UST Active 12000 Regular U.L. Morris 21 Romines drive Morris, IL 60450 IL 6 UST Active 12000 Premium U.L. Morris 21 Romines drive Morris, IL 60450 IL 7 UST Active 8000 Bulk Oil Morris 21 Romines drive Morris, IL 60450 IL 8 UST Active 4000 Waste Oil Morris 21 Romines drive Morris, IL 60450 IL 9 UST Active 10000 DEF Monee 5915 Monee Rd IL 1 UST Active NA 20000 Diesel Monee 5915 Monee Rd IL 3 UST Active NA 20000 Diesel Monee 5915 Monee Rd IL 4 UST Active NA 20000 Diesel Monee 5915 Monee Rd IL 6 UST Removed 1/1/1995 10000 Heating oil Monee 5915 Monee Rd IL 7 UST Active NA 10000 Diesel (formerly Gas) Monee 5915 Monee Rd IL 8 UST Active NA 10000 Diesel (formerly Gas) Monee 5915 Monee Rd IL 10 UST Active NA 4000 Lube Oil Monee 5915 Monee Rd IL 11 UST Active NA 6000 Lube Oil Monee 5915 Monee Rd IL 12 UST Active NA 6000 Waste Oil Monee 5915 Monee Rd IL 13 UST Active NA 6000 Auto diesel (formerly E-85) Monee 5915 Monee Rd IL 14 UST Active NA 12000 Regular U.L. Monee 5915 Monee Rd IL 15 UST Active NA 12000 Premium U.L. Monee 5915 Monee Rd IL 16 UST Removed 10/18/2011 2000 Kerosene Monee 5915 Monee Rd IL 17 UST Active NA 8000 DEF Monee 5915 Monee Rd IL AST 1 AST Active NA 500 Diesel Monee 5915 Monee Rd IL AST 2 AST Active NA 250 Kerosene Monee 5915 Monee Rd IL AST 3 AST Active NA 250 Used Oil

Monee 5915 Monee Rd IL AST 4 AST Active NA 30 Diesel Porter South 1441 W. US 20 IN 1 UST Active 20000 Diesel Porter South 1441 W. US 20 IN 2 UST Active 12000 Diesel Porter South 1441 W. US 20 IN 3 UST Active 12000 Diesel Porter South 1441 W. US 20 IN 4 UST Active 12000 Regular U.L. Porter South 1441 W. US 20 IN 5 UST Active 12000 Regular U.L. Porter South 1441 W. US 20 IN 6 UST Active 8000 Auto Diesel Porter South 1441 W. US 20 IN 7 UST Active 12000 Premium Gasoline Porter South 1441 W. US 20 IN AST AST Active 250 Diesel additive Porter South 1441 W. US 20 IN AST AST Active 250 Diesel additive Porter South 1441 W. US 20 IN 8 UST Active 10000 DEF Clayton 10346 S. State Road 39,1-70 & SR IN 6 UST Active 1000 Waste Oil Clayton 10346 S. State Road 39,1-70 & SR IN 7 UST Active 20000 Diesel Clayton 10346 S. State Road 39,1-70 & SR IN 8 UST Active 20000 Diesel Clayton 10346 S. State Road 39,1-70 & SR IN 9 UST Active 20000 Diesel Clayton 10346 S. State Road 39,1-70 & SR IN 10 UST Active 12000 Premium U.L. Clayton 10346 S. State Road 39,1-70 & SR IN 11 UST Active 12000 Regular U.L. Clayton 10346 S. State Road 39,1-70 & SR IN 12 UST Active 10000 DEF Gary- Grant St 3001 Grant Street IN 1 UST Active NA 30000 Diesel Gary- Grant St 3001 Grant Street IN 2 UST Active NA 30000 Diesel Gary- Grant St 3001 Grant Street IN 3 UST Active NA 30000 Diesel Gary- Grant St 3001 Grant Street IN 4 UST Active NA 30000 Diesel Gary- Grant St 3001 Grant Street IN 5 UST Active NA 12000 Diesel Gary- Grant St 3001 Grant Street IN 6 UST Removed 7/23/2012 4000 Kerosene Gary- Grant St 3001 Grant Street IN 7 UST Removed 7/23/2012 12000 Diesel Gary- Grant St 3001 Grant Street IN 8 UST Removed 7/23/2012 12000 Diesel Gary- Grant St 3001 Grant Street IN 9 UST Removed 7/23/2012 12000 Diesel Gary- Grant St 3001 Grant Street IN 10 UST Removed 7/23/2012 10000 Diesel Gary- Grant St 3001 Grant Street IN 11 UST Removed 7/23/2012 10000 Gasoline Gary- Grant St 3001 Grant Street IN 12 UST Removed 7/23/2012 10000 Gasoline Gary- Grant St 3001 Grant Street IN 13 UST Active NA 30000 Regular U.L. Gary- Grant St 3001 Grant Street IN 14 UST Active NA 8000 Premium U.L. Gary- Grant St 3001 Grant Street IN 15 UST Active NA 7000 Diesel Gary- Grant St 3001 Grant Street IN 16 UST Active NA 8000 Lube Oil Gary- Grant St 3001 Grant Street IN 17 UST Active NA 4000 Waste Oil Gary- Grant St 3001 Grant Street IN 18 UST Active NA 2500 Water Gary- Grant St 3001 Grant Street IN 19 UST Active NA 10000 DEF Gary- Grant St 3001 Grant Street IN AST 1 AST Active NA 250 Diesel additive Greensburg 1409 S CR 850 E, Greensburg, IN IN 1 UST Active NA 10000 Diesel Greensburg 1409 S CR 850 E, Greensburg, IN IN 2 UST Active NA 10000 Diesel Greensburg 1409 S CR 850 E, Greensburg, IN IN 3 UST Active NA 10000 Diesel Greensburg 1409 S CR 850 E, Greensburg, IN IN 4 UST Active NA 10000 Diesel Greensburg 1409 S CR 850 E, Greensburg, IN . IN 5 UST Active NA 10000 Unleaded Gasoline Greensburg 1409 S CR 850 E, Greensburg, IN IN 6 UST Active NA 10000 Unleaded Gasoline Greensburg 1409 S CR 850 E, Greensburg, IN . IN 7 UST Active NA 10000 Premiun Gasoline Greensburg 1409 S CR 850 E, Greensburg, IN . IN 8 UST Active NA 4000 Waste Oil Greensburg 1409 S CR 850 E, Greensburg, IN . IN 9 UST Active NA 4000 Lube Oil Greensburg 1409 S CR 850 E, Greensburg, IN IN 10 UST Active NA 10000 DEF Belo Junction 2775 Highway 75 Lebo, KS 66856 KS 1 UST Active 10000 Diesel Beto Junction 2775 Highway 75 Lebo, KS 66856 KS 2 UST Active 10000 Diesel Beto Junction 2775 Highway 75 Lebo, KS 66856 KS 3 UST Active 10000 Diesel Beto Junction 2775 Highway 75 Lebo, KS 66856 KS 4 UST Active 10000 Premium U.L. Beto Junction 2775 Highway 75 Lebo, KS 66856 KS 5 UST Active 10000 Regular U. L. Beto Junction 2775 Highway 75 Lebo, KS 66856 KS 6 UST Active 1000 Waste Oil Beto Junction 2775 Highway 75 Lebo, KS 66856 KS 7 UST Active 20000 Diesel Beto Junction 2775 Highway 75 Lebo, KS 66856 KS AST AST Active 4000 Lube Oil Beto Junction 2775 Highway 75 Lebo, KS 66856 KS AST AST Active 4000 Lube Oil Beto Junction 2775 Highway 75 Lebo, KS 66856 KS 8 UST Active 12000 DEF Greenwood 8560 Greenwood Rd Greenwood, L LA 1 UST Active 20000 Diesel Greenwood 8560 Greenwood Rd Greenwood, L LA 2 UST Active 20000 Diesel Greenwood 8560 Greenwood Rd Greenwood, L LA 3 UST Active 20000 Diesel Greenwood 8560 Greenwood Rd Greenwood, L LA 4 UST Active 12000 Regular U.L. Greenwood 8560 Greenwood Rd Greenwood, L LA 5 UST Active 12000 Premium U.L. Greenwood 8560 Greenwood Rd Greenwood, L LA 6 UST Active 12000 DEF Baltimore South 7401 Assateague Drive, P.O.Box 2’ MD 1 UST Removed 12/20/2008 12000 Diesel Baltimore South 7879 Pocomoke Ave, Jessup MD MD 1 UST Active 10000 Regular U.L. Baltimore South 7401 Assateague Drive, P.O.Box 2’ MD 2 UST Removed 12/20/2008 12000 Diesel Baltimore South 7879 Pocomoke Ave, Jessup MD MD 2 UST Active 10000 Premium U.L. Baltimore South 7401 Assateague Drive, P.O.Box 2’ MD 3 UST Removed 12/20/2008 12000 Diesel Baltimore South 7879 Pocomoke Ave, Jessup MD MD 3 UST Active 10000 Auto Diesel Baltimore South 7401 Assateague Drive, P.O.Box 2’ MD 4 UST Closed In Place 12/20/2008 12000 Diesel Baltimore South 7401 Assateague Drive, P.O.Box 2’ MD 5 UST Removed 12/20/2008 12000 Diesel Baltimore South 7401 Assateague Drive, P.O.Box 2’ MD 6 UST Active 20000 Diesel Baltimore South 7401 Assateague Drive, P.O.Box 2’ MD 7 UST Active 20000 Diesel Baltimore South 7401 Assateague Drive, P.O.Box 2’ MD 8 UST Active 20000 Diesel Baltimore South 7401 Assateague Drive, P.O.Box 2’ MD 9 UST Active 8000 Lube Oil Baltimore South 7401 Assateague Drive, P.O.Box 2’ MD 11 UST Removed 8/15/2012 10000 Heating Oil Baltimore South 7401 Assateague Drive, P.O.Box 2’ MD 10A AST Active 1000 Heating Oil Baltimore South 7401 Assateague Drive, P.O.Box 2’ MD 12A AST Active 2000 Waste Oil Baltimore South 7401 Assateague Drive, P.O.Box 2’ MD 13 UST Active 10000 DEF Battle Creek 15874 Eleven Mile Rd, Battle Creel, MI 1 UST Active 20000 Diesel Battle Creek 15874 Eleven Mile Rd, Battle Creel. MI 2 UST Active 20000 Diesel Battle Creek 15874 Eleven Mile Rd, Battle Creel. MI 3 UST Active 20000 Diesel Battle Creek 15874 Eleven Mile Rd, Battle Creel, MI 4 UST Removed 20000 diesel Battle Creek 15874 Eleven Mile Rd, Battle Creel, MI 5 UST Active 10000 Regular U,L. Battle Creek 15874 Eleven Mile Rd, Battle Creel. MI 6 UST Active 10000 Regular U.L. Battle Creek 15874 Eleven Mile Rd, Battle Creel. MI 7 UST Active 8000 Premium U.L. Battle Creek 15874 Eleven Mile Rd, Battle Creel. MI 8 UST Active 8000 Auto Diesel Battle Creek 15874 Eleven Mile Rd, Battle Creel. MI 9 UST Removed 15000 Regular U.L. Battle Creek 15874 Eleven Mile Rd, Battle Creel, MI 10 UST Removed 5000 Premium U.L. Battle Creek 15874 Eleven Mile Rd, Battle Creel, MI 11 UST Active 10000 DEF Battle Creek 15874 Eleven Mile Rd, Battle Creel. MI 12A AST Active 2200 Waste Oil Battle Creek 15874 Eleven Mile Rd, Battle Creel, MI 13A AST Active 1500 New Oil Battle Creek 15874 Eleven Mile Rd, Battle Creel. MI 14A AST Active 1500 New Oil Battle Creek 15874 Eleven Mile Rd, Battle Creel. MI 15A-1 AST Active 500 New Oil Battle Creek 15874 Eleven Mile Rd, Battle Creel. MI 15A-2 AST Active 150 New Oil Battle Creek 15874 Eleven Mile Rd, Battle Creel. MI AST Active 1100 Waste Oil Battle Creek 15874 Eleven Mile Rd, Battle Creel. MI AST Active 700 Waste Oil

Battle Creek 15874 Eleven Mile Rd, Battle Creel, MI AST Active 700 Waste Oil Battle Creek 15874 Eleven Mile Rd, Battle Creel. MI AST Active 400 Waste Oil Barkeyville 5644 St. Rt. 8,1-80 & SR 8, Exit (3) PA 1 UST Active 10000 Regular U.L. Barkeyville 5644 St. Rt. 8,1-80 & SR 8, Exit (3) PA 2 UST Active 10000 Auto Diesel Barkeyville 5644 St. Rt. 8,1-80 & SR 8, Exit (3) PA 3 UST Active 10000 Premium U.L. Barkeyville 5644 St. Rt. 8,1-80 & SR 8, Exit (3) PA 4 UST Active 10000 Diesel Barkeyville 5644 St. Rt. 8,1-80 & SR 8, Exit (3) PA 5 UST Active 10000 Diesel Barkeyville 5644 St. Rt. 8,1-80 & SR 8, Exit (3) PA 6 UST Active 10000 Diesel Barkeyville 5644 St. Rt. 8,1-80 & SR 8, Exit (3) PA 7 UST Active 10000 Diesel Barkeyville 5644 St. Rt. 8,1-80 & SR 8, Exit (3) PA 8 UST Active 10000 Diesel Barkeyville 5644 St. Rt, 8,1-80 & SR 8, Exit (3) PA 9 UST Active 10000 Diesel Barkeyville 5644 St. Rt. 8,1-80 & SR 8, Exit (3) PA 10 UST Active 10000 Diesel Barkeyville 5644 St. Rt. 8,1-80 & SR 8, Exit (3) PA 11 UST Active 6000 Heating Oil Barkeyville 5644 St. Rt. 8,1-80 & SR 8, Exit (3) PA 12 UST Removed 4/1/2014 1000 Waste Oil Barkeyville 5644 St. Rt. 8,1-80 & SR 8, Exit (3) PA 13 UST Active 520 Waste Oil Barkeyville 5644 St. Rt. 8,1-80 & SR 8, Exit (3) PA 14 UST Active 10000 DEF Milesburg 875 N Eagle Valley Rd., 1-80 Exit (2 PA 11 UST Active 20000 Diesel Milesburg 875 N Eagle Valley Rd., 1-80 Exit (2 PA 12 UST Active 20000 Diesel Milesburg 875 N Eagle Valley Rd., 1-80 Exit (2 PA 13 UST Active 20000 Diesel Milesburg 875 N Eagle Valley Rd., 1-80 Exit (2 PA 15 UST Active 10000 Premium U.L. Milesburg 875 N Eagle Valley Rd., 1-80 Exit (2 PA 16 UST Active 10000 Regular U.L. Milesburg 875 N Eagle Valley Rd., 1-80 Exit (2 PA 17 UST Active 10000 Regular U.L. Milesburg 875 N Eagle Valley Rd., 1-80 Exit (2 PA 18 UST Active 4000 Waste Oil (used for heating) Milesburg 875 N Eagle Valley Rd., 1-80 Exit (2 PA 19 UST Active 10000 DEF Columbia North 7400 Wilson Blvd., Columbia, SC SC 1 UST Active NA 10000 Premium U.L. Columbia North 7400 Wilson Blvd., Columbia, SC SC 2 UST Active NA 20000 Regular U.L. Columbia North 7400 Wilson Blvd., Columbia, SC SC 3 UST Active NA 20000 Regular U.L. Columbia North 7400 Wilson Blvd., Columbia, SC SC 4 UST Active NA 20000 Diesel Columbia North 7400 Wilson Blvd., Columbia, SC SC 5 UST Active NA 10000 Diesel Columbia North 7400 Wilson Blvd., Columbia, SC SC 6 UST Active NA 1000 Waste Oil Florence Petro 3001 TV Road, Florence, SC 2940; SC 1 UST Active NA 20000 Diesel Florence Petro 3001 TV Road, Florence, SC 2940; SC 2 UST Active NA 20000 Diesel Florence Petro 3001 TV Road, Florence, SC 2940; SC 3 UST Active NA 20000 Diesel Florence Petro 3001 TV Road, Florence, SC 2940; SC 4 UST Active NA 20000 Diesel Florence Petro 3001 TV Road, Florence, SC 2940; SC 5 UST Active NA 8000 Diesel Florence Petro 3001 TV Road, Florence, SC 2940; SC 6 UST Active NA 8000 Lube Oil Florence Petro 3001 TV Road, Florence, SC 2940; SC 7 UST Active NA 12000 Regular U.L. Florence Petro 3001 TV Road, Florence, SC 2940; SC 8 UST Active NA 10000 Lube Oil Florence Petro 3001 TV Road, Florence, SC 2940; SC 9 UST Active NA 12000 Regular U.L. Florence Petro 3001 TV Road, Florence, SC 2940; SC 10 UST Active NA 8000 Waste Oil Florence Petro 3001 TV Road, Florence, SC 2940; SC 11 UST Active NA 12000 Premium U.L. Florence Petro 3001 TV Road, Florence, SC 2940; SC 12 UST Active NA 10000 DEF Denmark 155 Hwy 138,1-40 & 138 Providenc TN 9 UST Active 1000 Waste Oil Denmark 155 Hwy 138,1-40 & 138 Providenc TN 10 UST Active 12000 Regular U.L. Denmark 155 Hwy 138,1-40 & 138 Providenc TN 11 UST Active 12000 Premium U.L. Denmark 155 Hwy 138,1-40 & 138 Providenc TN 12 UST Active 20000 Diesel Denmark 155 Hwy 138,1-40 & 138 Providenc TN 13 UST Active 20000 Diesel Denmark 155 Hwy 138,1-40 & 138 Providenc TN 14 UST Active 20000 Diesel Denmark 155 Hwy 138,1-40 & 138 Providenc TN 15 UST Active 10000 DEF Pioneer 289 Howard Baker Hwy, Pioneer, T TN 1A UST Active 12000 Regular U.L. Pioneer 289 Howard Baker Hwy, Pioneer, T TN 2A UST Active 12000 Premium U.L. Pioneer 289 Howard Baker Hwy, Pioneer, T TN 3A UST Active 12000 Auto Diesel Laredo 1010 Beltway Parkway, 1-35 & BeIN TX 1 UST Active 30000 Diesel Laredo 1010 Beltway Parkway, 1-35 & Belly TX 2 UST Active 30000 Diesel Laredo 1010 Beltway Parkway, 1-35 & Belly TX 3 UST Active 30000 Diesel Laredo 1010 Beltway Parkway, 1-35 & Belly TX 4 UST Active 30000 Regular U.L. Laredo 1010 Beltway Parkway, 1-35 & Bell, TX 7 UST Active 8000 Lube Oil Laredo 1010 Beltway Parkway, 1-35 & Belly TX 8 UST Active 4000 Used Oil Laredo 1010 Beltway Parkway, 1-35 & Belly TX 5 (split) UST Active 7000 Premium U.L. Laredo 1010 Beltway Parkway, 1-35 & Belk,. TX 6 (split) UST Active 8000 Auto Diesel Laredo 1010 Beltway Parkway, 1-35 & Belk’, TX 9 UST Active 8000 DEF Laredo TX Active 1000 Waste Water Edinburg 8301 North Highway 281 TX 1 UST Active 20000 Diesel Edinburg 8301 North Highway 281 TX 2 UST Active 20000 Diesel Edinburg 8301 North Highway 281 TX 3 UST Active 10000 Regular U.L. Edinburg 8301 North Highway 281 TX 4 UST Active 8000 Premium U.L. Edinburg 8301 North Highway 281 TX 5 UST Active 12000 DEF Ashland PO Box 712,1-95 & Rt. 54,Exit 92 VA 1 UST Active 20000 Diesel Ashland PO Box 712,1-95 & Rt. 54,Exit 92 VA 2 UST Active 20000 Diesel Ashland PO Box 712,1-95 & Rt. 54,Exit 92 VA 3 UST Active 20000 Diesel Ashland PO Box 712,1-95 & Rt. 54,Exit 92 VA 4 UST Active 20000 Diesel Ashland PO Box 712,1-95 & Rt. 54,Exit 92 VA 5 UST Active 10000 Regular U.L. Ashland PO Box 712,1-95 & Rt. 54,Exit 92 VA 6 UST Active 10000 Regular U.L. Ashland PO Box 712,1-95 & Rt. 54,Exit 92 VA 7 UST Active 10000 Premium U.L. Ashland PO Box 712,1-95 & Rt. 54,Exit 92 VA 8 UST Active 8000 Lube Oil Ashland PO Box 712,1-95 & Rt. 54,Exit 92 VA 9A AST Active 500 Waste Oil Ashland PO Box 712,1-95 & Rt. 54,Exit 92 VA 10 UST Active 10000 DEF Wheeling PO Box 8,1-70 at Dallas Pk, Exit 11 WV 1 UST Active 20000 Diesel Wheeling PO Box 8,1-70 at Dallas Pk, Exit 11 \NV 2 UST Active 20000 Diesel Wheeling PO Box 8, 1-70 at Dallas Pk, Exit 11 \NV 3 UST Active 20000 Diesel Wheeling PO Box 8, 1-70 at Dallas Pk, Exit 11 \NV 4 UST Active 20000 Diesel Wheeling PO Box 8, 1-70 at Dallas Pk, Exit 11 WV 5 UST Active 8000 Lube Oil Wheeling PO Box 8,1-70 at Dallas Pk, Exit 11 WV 6 UST Active 8000 Waste Oil Wheeling PO Box 8,1-70 at Dallas Pk, Exit 11 WV 7 UST Active 10000 DEF Morris 21 Romines drive Morris, IL 60450 UST Active 1000 Waste Water

Schedule 12

Leases with HPT GL Properties LLC

408 Highway 149

West Memphis, AR 72301

Lease Agreement, dated as of July 11, 1988, between HPT GL Properties LLC, as successor to N.S. Sechrest and Carolyn B. Sechrest, and Nelson B. Ladd, Jr. and Lola May Ladd, as landlord, and HPT TA Properties Trust, as successor to Truckstops Corporation of America, as tenant, as amended and assigned to date.

1201 Ripley Street

Lake Station, IN

Lease, dated as of December 1, 1998, between HPT GL Properties LLC, as successor to Christ T. Panos A/K/A Christ T. Panagiotopoulos, as landlord, and HPT TA Properties LLC, as successor to Roadway Motor Plazas, Inc., as tenant, as amended and assigned to date.

7401 Assateague Drive

Jessup, MD 20794

Lease, dated as of March 6, 2000, between HPT GL Properties LLC, as successor to DLD Associates Ltd., as landlord, and HPT TA Properties Trust, as successor to TA Operating Corporation, as tenant, as amended and assigned to date.

108 Ocean Drive

Greenland, NH 03801

Indenture of Lease, dated as of November 2, 1987, between HPT GL Properties LLC, as successor to Siegel Limited Partnership, as landlord, and HPT TA Properties LLC, as successor to Exit 3 Truck Services, Inc., as tenant, as amended and assigned to date.

HC 69-P.O. Box 120

Santa Rosa, NM 88435

Lease, Option and First Refusal Agreement, dated as of May 9, 1988, between HPT GL Properties LLC, as successor to L. Elaine White, J. Patrick White, Sally Steele, as landlord, and HPT TA Properties Trust, as successor to Truckstops Corporation of America, as tenant, as amended and assigned to date.

Lease Agreement, dated as of April 9, 1999, between HPT GL Properties LLC, as successor to J. Patrick White and Nancy White, as landlord, and HPT TA Properties Trust, as successor to Travel Centers of America, as tenant, as amended and assigned to date.

West Knoxville, Tennessee

Schedule 12

615 Watt Road

West Knoxville, Tennessee

Lease Agreement, dated as of March 14, 2008, between HPT GL Properties LLC and HPT TA Properties Trust.

Schedule 12